Exhibit T3E1

NOTICE OF MEETING

AND

MEETING INFORMATION STATEMENT

relating to a proposed

PLAN OF COMPROMISE AND REORGANIZATION

under the

COMPANIES’ CREDITORS ARRANGEMENT ACT (CANADA)

and the

CANADA BUSINESS CORPORATIONS ACT

concerning, affecting and involving

SINO-FOREST CORPORATION

October 20, 2012

This meeting information statement is being distributed to creditors of Sino-Forest Corporation in connection with the meeting called to consider the plan of compromise and reorganization proposed by Sino-Forest Corporation which is scheduled to be held at 10:00 a.m. (Toronto time) on November 29, 2012 at the offices of Bennett Jones LLP, 3400 One First Canadian Place, Toronto, Ontario.

These materials require your immediate attention. You should consult your legal, financial, tax or other professional advisors in connection with the contents of these documents.

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TABLE OF CONTENTS

(continued)

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NOTICE TO AFFECTED CREDITORS OF SINO-FOREST CORPORATION

NOTICE IS HEREBY GIVEN that a plan of compromise and reorganization (as amended from time to time, the “Plan”) has been filed with the Ontario Superior Court of Justice (Commercial List) (the “Court”) in respect of Sino-Forest Corporation (the “Applicant”) pursuant to the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended (the “CCAA”).

A copy of the Plan is set out as a schedule to the meeting information statement dated October 20, 2012 (the “Information Statement”) for the Meeting (as defined below).

NOTICE IS ALSO HEREBY GIVEN that a meeting of Affected Creditors (the “Meeting”) will be held at 10:00 a.m. on November 29, 2012 (or such other date as may be set and announced in accordance with the Meeting Order) at the offices of Bennett Jones LLP, 3400 One First Canadian Place, Toronto, Ontario, for the purpose of considering and, if thought advisable, passing, with or without variation, a resolution to approve the Plan (the full text of which resolution is set out as a schedule to the Information Statement) and to transact such other business as may properly come before the Meeting (or any adjournment thereof). The Meeting is being held pursuant to the Order of the Court made on August 31, 2012 (the “Meeting Order”). A copy of the Meeting Order is set out as a schedule to the Information Statement. Capitalized terms used but not otherwise defined in this notice have the meaning ascribed to them in the Meeting Order.

The Plan must receive an affirmative vote of the Required Majority in order to be approved by the Affected Creditors. The Required Majority is a majority in number of Affected Creditors with Voting Claims, and two-thirds in value of the Voting Claims held by such Affected Creditors, in each case who vote (in person or by proxy) on the Plan at the Meeting. The Plan must also be sanctioned by a final order of the Court (the “Sanction Order”) pursuant to the CCAA. Notice is also hereby given that, if the Plan is approved by the Required Majority at the Meeting, the Sanction Order will be sought in an application before the Court at 10:00 a.m. on December 7, 2012 and December 10, 2012 (or such other date after the Meeting as may be set by the Court), to seek approval of the Plan. If the Plan is approved by the Required Majority and sanctioned by the Court, then, subject to the satisfaction or waiver of the conditions to implementation of the Plan, all Persons referred to in the Plan (including the Affected Creditors) will receive the treatment set out in the Plan.

AMENDMENTS TO THE PLAN

The Applicant may, at any time and from time to time prior to or at the Meeting, amend, restate, modify and/or supplement the Plan, subject to the terms of the Plan, provided that: (i) the Monitor, the Applicant or the Chair shall communicate the details of any such amendment, restatement and/or supplement to all Affected Creditors present at the Meeting prior to any vote being taken at the Meeting; (ii) the Applicant shall provide notice to the service list of any such amendment, restatement and/or supplement and shall file a copy thereof with this Court forthwith and in any event prior to the Sanction Hearing; and (iii) the Monitor shall post an electronic copy of any such amendment, restatement and/or supplement on its website forthwith and in any event prior to the hearing for the Sanction Order.

COMPLETION OF PROXIES

Any Affected Creditor who is entitled to vote at the Meeting and that wishes to vote at the Meeting must complete, sign and return the applicable form of proxy enclosed with the Information Statement in the return envelope provided or by fax at the fax number below or by email in PDF format at the email address below. In order to be effective, a proxy must be deposited with the Monitor, at the address, fax or email below, at any time prior to 5:00 p.m. on the third Business Day before the Meeting (or any adjournment thereof).

The Monitor’s contact information for the purpose of filing forms of proxy and for obtaining any additional information or materials related to the Meeting is:

FTI Consulting Canada Inc.

TD Waterhouse Tower

79 Wellington Street West, Suite 2010

P.O. Box 104

Toronto, Ontario M5K 1G8

Attention: Jodi Porepa

Email: sfc@fticonsulting.com

Tel: (416) 649-8094

This notice is given by the Monitor pursuant to the Meeting Order.

You can also view copies of documents relating to this process on the following website http://cfcanada.fticonsulting.com/sfc/.

Dated at Toronto, Ontario this 20th day of October, 2012.

2

MEETING INFORMATION STATEMENT

relating to a proposed

PLAN OF COMPROMISE AND REORGANIZATION

under the

COMPANIES’ CREDITORS ARRANGEMENT ACT (CANADA)

and the

CANADA BUSINESS CORPORATIONS ACT

concerning, affecting and involving

SINO-FOREST CORPORATION

OCTOBER 20, 2012

IMPORTANT DISCLAIMERS

READERS ARE CAUTIONED THAT INFORMATION CONTAINED IN THIS INFORMATION STATEMENT MAY NOT BE RELIABLE. ON NOVEMBER 15, 2011, THE COMPANY ANNOUNCED THAT IT WAS DEFERRING THE RELEASE OF ITS INTERIM FINANCIAL STATEMENTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011, BECAUSE CERTAIN ISSUES IDENTIFIED DURING THE REVIEW OF ITS INDEPENDENT COMMITTEE (AS DESCRIBED IN THE REPORTS OF THE INDEPENDENT COMMITTEE), WHICH WAS FORMED TO EXAMINE THE ALLEGATIONS CONTAINED IN THE MW REPORT, COULD NOT BE RESOLVED. ON JANUARY 10, 2012, THE COMPANY ISSUED A PRESS RELEASE CAUTIONING THAT ITS HISTORICAL FINANCIAL STATEMENTS AND RELATED AUDIT REPORTS COULD NOT BE RELIED UPON. ON APRIL 4, 2012, THE COMPANY'S AUDITOR RESIGNED AND A SUCCESSOR AUDITOR HAS NOT BEEN APPOINTED. ON MAY 22, 2012, STAFF OF THE OSC COMMENCED PROCEEDINGS BEFORE THE OSC AGAINST THE COMPANY AND SIX OF ITS FORMER OFFICERS. OSC STAFF ALLEGE THAT THE COMPANY BREACHED ONTARIO SECURITIES LAWS AND ACTED IN A MANNER THAT IS CONTRARY TO THE PUBLIC INTEREST BY PROVIDING INFORMATION TO THE PUBLIC IN DOCUMENTS REQUIRED TO BE FILED OR FURNISHED UNDER ONTARIO SECURITIES LAWS WHICH WAS FALSE OR MISLEADING IN A MATERIAL RESPECT CONTRARY TO SECTION 122 OF THE SECURITIES ACT AND BY ENGAGING OR PARTICIPATING IN ACTS, PRACTICES OR A COURSE OF CONDUCT RELATED TO ITS SECURITIES WHICH IT KNOWS OR REASONABLY OUGHT TO KNOW PERPETUATE A FRAUD ON ANY PERSON OR COMPANY CONTRARY TO SECTION 126.1 OF THE SECURITIES ACT. ON SEPTEMBER 26, 2012, SINO-FOREST ANNOUNCED THAT THE COMPANY HAD RECEIVED A SECOND ENFORCEMENT NOTICE FROM STAFF OF THE OSC, WHICH ADDED A FURTHER ALLEGATION SIMILAR IN NATURE TO THE ALLEGATIONS IN THE STATEMENT OF ALLEGATIONS IN RELATION TO THE COMPANY AND OTHERS POSTED ON THE OSC'S WEBSITE ON MAY 22, 2012. BASED ON THE CONTENTS OF OSC STAFF'S ENFORCEMENT NOTICES AND STATEMENT OF ALLEGATIONS, THE EVIDENCE DISCLOSED BY OSC STAFF, AND ALL OF THE EVIDENCE NOW KNOWN TO THE COMPANY, THERE MAY BE MERIT TO SOME OF THE ALLEGATIONS MADE AGAINST THE SIX FORMER OFFICERS OF THE COMPANY. THAT, IN TURN, COULD IMPACT THE INTEGRITY OF THE COMPANY'S HISTORICAL FINANCIAL AND OTHER DISCLOSURES.

THIS INFORMATION STATEMENT HAS BEEN PREPARED BASED ON THE INFORMATION AVAILABLE TO THE COMPANY AS AT THE DATE HEREOF. GIVEN THE ISSUES IDENTIFIED BY THE INDEPENDENT COMMITTEE WHICH HAVE NOT BEEN RESOLVED AND GIVEN THE SERIOUS NATURE OF THE ALLEGATIONS MADE BY OSC STAFF AND ALL OF THE EVIDENCE NOW KNOWN TO THE COMPANY, NO ASSURANCE CAN BE GIVEN THAT THIS INFORMATION STATEMENT DOES NOT CONTAIN A MISREPRESENTATION OR THAT IT CONTAINS FULL, TRUE AND PLAIN DISCLOSURE OF ALL MATERIAL FACTS RELATING TO THE COMPANY AND ITS SUBSIDIARIES.

THE INFORMATION CONCERNING NEWCO CONTAINED HEREIN IS BASED UPON INFORMATION PROVIDED BY THE NOTEHOLDER ADVISORS. ALTHOUGH THE COMPANY HAS NO KNOWLEDGE THAT WOULD INDICATE THAT ANY STATEMENTS CONTAINED HEREIN RELATING TO NEWCO ARE UNTRUE OR INCOMPLETE, THE COMPANY AND ITS DIRECTORS OR OFFICERS DISCLAIM ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, OR FOR ANY FAILURE BY THE COMPANY TO DISCLOSE EVENTS OR FACTS THAT MAY HAVE OCCURRED OR WHICH MAY AFFECT THE SIGNIFICANCE OR ACCURACY OF ANY SUCH INFORMATION, BUT WHICH ARE UNKNOWN TO THE COMPANY.

IMPORTANT INFORMATION

SUBJECT TO THE FOREGOING, THIS INFORMATION STATEMENT CONTAINS IMPORTANT INFORMATION THAT SHOULD BE READ BY AFFECTED CREDITORS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE MATTERS REFERRED TO HEREIN.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE MATTERS TO BE CONSIDERED AT THE MEETING OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT AND IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION SHOULD BE CONSIDERED AS NOT HAVING BEEN AUTHORIZED AND MUST NOT BE RELIED UPON. THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES DESCRIBED IN THIS INFORMATION STATEMENT, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION, TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS INFORMATION STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES PURSUANT TO THE PLAN REFERRED TO IN THIS INFORMATION STATEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS INFORMATION STATEMENT.

Affected Creditors should not construe the contents of this Information Statement as investment, legal or tax advice. An Affected Creditor should consult its own legal, financial, tax or other professional advisors with respect to the legal, tax, business, financial and related consequences of the Plan for such Affected Creditor. In making a decision regarding the Plan, Affected Creditors must rely on their own examination of the SFC Companies and the advice of their own advisors. Affected Creditors should seek advice from their own advisors concerning the income tax consequences of the Plan.

The solicitation presented in this Information Statement does not extend to Affected Creditors residing in jurisdictions where solicitations for proxies under this Information Statement are unlawful, or to Affected Creditors to whom it is unlawful to direct these types of activities. The solicitation for proxies for the implementation of the Plan is being made on the basis of this Information Statement and is subject to the terms and conditions described herein.

Each Affected Creditor must comply with all applicable laws and regulations in force in any jurisdiction in which it participates in the solicitation for proxies for the Resolution approving the Plan, or in which it possesses or distributes this Information Statement, and must obtain any consent, approval or permission required by it for participation in the solicitation for proxies for the Resolution approving the Plan under the laws and regulations in force in any jurisdiction to which it is subject, and none of the SFC Companies or the Monitor nor any of their respective representatives shall have any responsibility therefor.

The information contained in this Information Statement is given as of October 20, 2012, unless otherwise specifically stated, and is subject to change or amendment without notice. Any statement contained in this Information Statement, a document incorporated by reference or referred to in this Information Statement, or any amendment hereof or supplement hereto, is to be considered modified or replaced to the extent that a statement contained herein or in any amendment or supplement or any subsequently filed document modifies or replaces such statement. Any statement so modified or replaced is not to be considered, except as so modified or replaced, to be a part of this Information Statement.

All summaries of and references to certain documents in this Information Statement, including the summary of the Plan in this Information Statement, are qualified in their entirety by reference to the complete text of each of those documents. Copies of documents referred to herein are either attached as Schedules hereto or will be made available to Affected Creditors upon request to the Monitor. Affected Creditors are urged to carefully read the full text of the Plan attached hereto as Schedule C. Copies of all Court documents are posted on the Website.

Affected Creditors are urged to carefully read the “Risk Factors” section of this Information Statement before making any decision regarding the Plan.

THE ISSUANCE OF THE PLAN SECURITIES PURSUANT TO THE PLAN WILL BE EXEMPT FROM THE PROSPECTUS REQUIREMENTS UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION. AS A CONSEQUENCE OF THESE EXEMPTIONS, CERTAIN PROTECTIONS, RIGHTS AND REMEDIES PROVIDED BY CANADIAN SECURITIES LEGISLATION, INCLUDING STATUTORY RIGHTS OF RESCISSION OR DAMAGES, WILL NOT BE AVAILABLE IN RESPECT OF THE NEW SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN. THE NEW SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN WILL BE SUBJECT TO RESTRICTIONS ON TRANSFER. SEE “CERTAIN REGULATORY MATTERS RELATING TO THE RESTRUCTURING.”

All references to this Information Statement shall be deemed to include the Schedules attached hereto.

INFORMATION FOR UNITED STATES CREDITORS

Sino-Forest is a corporation governed by the laws of Canada. The proxy solicitation rules under the United States 1934 Act are not applicable to Sino-Forest or this solicitation, and, accordingly, this solicitation is not being effected in accordance with such rules. Affected Creditors in the United States should be aware that disclosure requirements in proxy statements under Canadian securities laws are different from requirements under United States federal securities laws.

NEITHER THE PLAN NOR THE NEW SECURITIES ISSUABLE IN CONNECTION WITH THE PLAN HAVE BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY U.S. STATE SECURITIES REGULATORY AUTHORITY OR ANY U.S. BANKRUPTCY COURT, NOR HAS THE SEC, ANY U.S. SECURITIES REGULATORY AUTHORITY OR ANY U.S. BANKRUPTCY COURT PASSED UPON THE FAIRNESS OR MERITS OF THE PLAN OR UPON THE ADEQUACY, COMPLETENESS OR ACCURACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

This Information Statement does not discuss any United States federal or state tax consequences of the Restructuring. Certain information concerning Canadian federal income tax consequences of the Restructuring for Securityholders who are not resident in Canada is set forth under the heading “Certain Canadian Federal Income Tax Considerations”. Securityholders resident in the United States should be aware that the transactions contemplated herein may have tax consequences both in Canada and the United States. Such consequences are not described herein. Securityholders should consult with their own tax advisors with respect to their particular circumstances and the tax considerations applicable to them.

The Plan Securities to be delivered pursuant to the Plan have not been registered under the United States 1933 Act or the securities laws of any state of the United States and are being delivered in reliance on the exemption from registration set forth in Section 3(a)(10) of the United States 1933 Act on the basis of the approval of the Court, which will consider, among other things, the fairness of the Plan to the persons affected. See “Certain Regulatory Matters relating to the Restructuring”.

The enforcement by Affected Creditors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that all of the SFC Companies are incorporated or organized outside the United States, that none of their officers or directors are residents of the United States, that all or a substantial portion of the assets of the SFC Companies and of their officers and directors are located outside the United States and that the experts named in this Information Statement are not residents of the United States. Affected Creditors may not be able to sue a corporation governed by the laws of Canada in a Canadian court for violations of the United States federal securities laws and it may be difficult to compel the foregoing persons to subject themselves to a judgment by a United States court.

CAUTIONARY NOTICE REGARDING FORWARD LOOKING INFORMATION

This Information Statement contains forward-looking information within the meaning of applicable Canadian provincial securities laws (“forward-looking statements”), including forward-looking statements relating to: the Company's belief that the successful transition of assets from a BVI model to a WFOE model has many merits; the Company's expectations with respect to the costs in connection with any “on-shoring” process undertaken by Sino-Forest; the Company's expectations regarding the proposed Plan involving the Company and the expected terms of, treatment of claims under and consideration payable pursuant to such Plan; the Company's expectations with respect to timing of the meeting of Affected Creditors to consider the Plan; and Sino-Forest's intentions with respect to the timing of completion of the Plan. The forward looking statements expressed or implied by this Information Statement are subject to important risks and uncertainties. When used in this Information Statement, the words

“expect”, “anticipate”, “may”, “will”, “should”, “intend”, “believe”, “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Forward-looking statements are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors that the Company believes are appropriate in the circumstances. The results or events predicted in these statements may differ materially from actual results or events and are not guarantees of future performance of Sino-Forest. Factors which could cause results or events to differ from current expectations include, among other things: the Company's ability to complete the Plan in the time period contemplated, if at all, which is dependent on its ability to comply with the closing conditions to the Plan, many of which are significant and beyond the control of Sino-Forest, including the approval of the Court, the Company's creditors and securities and other regulatory authorities; orders of the Court in the CCAA Proceedings; actions taken against the Company by governmental agencies and securities and other regulators; actions taken by the Company's Noteholders, lenders, creditors, shareholders, and other stakeholders to enforce their rights; the outcome of examinations and proceedings currently underway by law enforcement and securities regulatory authorities; the outcome of class action or other proceedings which have been or may in future be initiated against the Company; the accuracy and outcome of the results of tree asset verification testing undertaken by the Company; the Company's reliance on key employees; the Company's ability to acquire rights to additional standing timber; the cyclical nature of the forest products industry and price fluctuation in and the demand and supply of logs; the Company's reliance on the relationship with local plantation land owners and/or plantation land use rights holders, authorized intermediaries, key customers, suppliers and third party service providers; the Company's ability to operate its production facilities on a profitable basis; changes in currency exchange rates and interest rates; the evaluation of the Company's provision for income and related taxes; economic, political and social conditions and government policy in the PRC, the Republic of Suriname and New Zealand; the risks identified in the “Risk Factors” section of this Information Statement; and other factors not currently viewed as material that could cause actual results to differ materially from those described in the forwarding-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

EXCHANGE RATES

In this Information Statement, unless otherwise specified, all references to “dollars” or “$” are to Canadian dollars and all references to “U.S. dollars” or to “U.S.$” are to United States dollars. Unless specifically provided for in the Plan or the Sanction Order, all payments and distributions to be made in cash shall be made in Canadian dollars.

Any Claims or other amounts denominated in a foreign currency shall be converted to Canadian dollars at the Reuters closing rate on the Filing Date, being March 30, 2012. On March 30, 2012, Reuters closing rate in Canadian dollars was $0.9978 for each U.S.$1.00.

GLOSSARY OF TERMS

Unless the context otherwise requires, when used in this Information Statement the following terms shall have the meanings set forth below. Words importing the singular shall include the plural and vice versa, and words importing any gender shall include all genders.

“2011 Results” has the meaning given in this Information Statement under the heading “CCAA Proceedings and Other Proceedings – Events Leading to the Commencement of CCAA Proceedings – Restructuring Support Agreements with Noteholders”.

“2013 Note Indenture” means the indenture dated as of July 23, 2008, by and between SFC, the entities listed as subsidiary guarantors therein, and The Bank of New York Mellon, as trustee, as amended, modified or supplemented.

“2014 Note Indenture” means the indenture dated as of July 27, 2009, by and between SFC, the entities listed as subsidiary guarantors therein, and Law Debenture Trust Company of New York, as trustee, as amended, modified or supplemented.

“2016 Note Indenture” means the indenture dated as of December 17, 2009, by and between SFC, the entities listed as subsidiary guarantors therein, and The Bank of New York Mellon, as trustee, as amended, modified or supplemented.

“2017 Note Indenture” means the indenture dated as of October 21, 2010, by and between SFC, the entities listed as subsidiary guarantors therein, and Law Debenture Trust Company of New York, as trustee, as amended, modified or supplemented.

“2013 Notes” means the aggregate principal amount of U.S.$345,000,000 of 5.00% Convertible Senior Notes Due 2013 issued pursuant to the 2013 Note Indenture.

“2014 Notes” means the aggregate principal amount of U.S.$399,517,000 of 10.25% Guaranteed Senior Notes Due 2014 issued pursuant to the 2014 Note Indenture.

“2016 Notes” means the aggregate principal amount of U.S.$460,000,000 of 4.25% Convertible Senior Notes Due 2016 issued pursuant to the 2016 Note Indenture.

“2017 Notes” means the aggregate principal amount of U.S.$600,000,000 of 6.25% Guaranteed Senior Notes Due 2017 issued pursuant to the 2017 Note Indenture.

“Accrued Interest” means, in respect of any series of Notes, all accrued and unpaid interest on such Notes, at the regular rates provided in the applicable Note Indentures, up to and including the Filing Date.

“Administration Charge” means the administration charge granted pursuant to the Initial Order pursuant to which the Monitor, counsel to the Monitor, counsel to SFC, counsel to the directors of SFC, Houlihan, FTI HK, and the Noteholder Advisors were granted a charge not exceeding an aggregate amount of $15,000,000 on the property of SFC (other than certain excluded property), as security for their professional fees and disbursements incurred at their respective standard rates and charges in respect of such services, both before and after the making of the Interim Order.

“Administration Charge Reserve” means the cash reserve to be established by SFC on the Plan Implementation Date in an amount acceptable to the Persons secured by the Administration Charge (having regard to, among other things, any retainers held by Persons secured by the Administration Charge), which cash reserve: (i) shall be maintained and administered by the Monitor, in trust, for the purpose of paying any amounts secured by the Administration Charge; and (ii) upon the termination of the Administration Charge pursuant to the Plan, shall stand in place of the Administration Charge as security for the payment of any amounts secured by the Administration Charge.

“Affected Claim” means any Claim, D&O Claim or D&O Indemnity Claim that is not: an Unaffected Claim; a Section 5.1(2) D&O Claim; a Conspiracy Claim; a Continuing Other D&O Claim; a Non-Released D&O Claim; or a Subsidiary Intercompany Claim, and “Affected Claim” includes any Class Action Indemnity Claim. For greater certainty, all of the following are Affected Claims: Affected Creditor Claims; Equity Claims; Noteholder Class Action Claims (other than the Continuing Noteholder Class Action Claims); and Class Action Indemnity Claims.

“Affected Creditor” means a Person with an Affected Creditor Claim, but only with respect to and to the extent of such Affected Creditor Claim.

“Affected Creditor Claim” means any Ordinary Affected Creditor Claim or Noteholder Claim.

“Affected Creditors Class” has the meaning given in this Information Statement under the heading “Description of the Plan – Classification of Creditors”.

“Affected Creditors Equity Sub-Pool” means an amount of Newco Shares representing 92.5% of the Newco Equity Pool.

“AIs” has the meaning given in this Information Statement under the heading “Information Regarding Sino Forest—Business Model – The BVI Model”.

“AI Agreements” has the meaning given in this Information Statement under the heading “Risk Factors – Risks Related to Our Business”.

“Alternative Sale Transaction” has the meaning given in this Information Statement under the heading “Description of the Plan – Alternative Sale Transaction”.

“Alternative Sale Transaction Consideration” has the meaning given in this Information Statement under the heading “Description of the Plan – Alternative Sale Transaction”.

“AML” has the meaning given in this Information Statement under the heading “Required Approvals Under the CCAA and Other Conditions to Implementation – Regulatory Approvals – PRC Antimonopoly Law Approval”.

“Applicable Law” means any applicable law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in Canada, the United States, Hong Kong, the PRC or any other country, or any domestic or foreign state, county, province, city or other political subdivision or of any Governmental Entity.

“Auditors” means the former auditors of SFC that are named as defendants to the Class Actions Claims, including for greater certainty Ernst & Young LLP and BDO Limited.

“Authorized Sales Activities” has the meaning given in this Information Statement under the heading “Risk Factors – Risks Related to Our Business”.

“Barbados Loans” means the aggregate amount outstanding at the date hereof pursuant to three loans made by SFC Barbados to SFC in the amounts of U.S.$65,997,468.10 on February 1, 2011, U.S.$59,000,000 on June 7, 2011 and U.S.$176,000,000 on June 7, 2011.

“Barbados Property” has the meaning given in this Information Statement under the heading “Implementation of the Plan – Implementation Steps”.

“Beneficial Noteholder” means a beneficial owner of any Notes as at the Voting Record Date (or, if applicable, an investment advisor, manager or representative with voting discretion over the Notes owned by such beneficial owners), regardless of whether such beneficial owner is a Registered Noteholder or an Unregistered Noteholder.

“BIA” means the Bankruptcy and Insolvency Act, R.S.C. 1985, c. B-3, as amended.

“Board” or “Board of Directors” means the board of directors of SFC.

“Business Day” means a day, other than Saturday, Sunday or a statutory holiday, on which banks are generally open for business in Toronto, Ontario.

“BVI” means the British Virgin Islands.

“BVI Entities” has the meaning given in this Information Statement under the heading “Information Regarding Sino Forest—Business Model—Plantation / Timber Rights in the PRC”.

“Canadian Holders” has the meaning given in this Information Statement under the heading “Certain Canadian Federal Income Tax Considerations – Residents of Canada”.

“Canadian Tax Act” means the Income Tax Act (Canada) and the Income Tax Regulations, in each case as amended from time to time.

“CBCA” means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended.

“CCAA” means the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended.

“CCAA Proceedings” means the proceedings commenced by SFC under the CCAA on the Filing Date in the Ontario Superior Court of Justice (Commercial List) under court file number CV-12-9667-00CL.

“Chair” has the meaning given in this Information Statement under the heading “Meeting and Voting – Procedure for the Meeting”.

“Charges” means the Administration Charge and the Directors’ Charge.

“CJV” means a Sino-foreign cooperative joint venture enterprise with limited liability established in the PRC under the relevant PRC laws and regulations which provides, among other things, that the distribution of profit or loss and the control of the joint venture company is entirely based on the joint venture contract and not on the joint venture parties' contributions to the registered capital of the joint venture.

“Claim” means any right or claim of any Person that may be asserted or made against SFC, in whole or in part, whether or not asserted or made, in connection with any indebtedness, liability or obligation of any kind whatsoever, and any interest accrued thereon or costs payable in respect thereof, including by reason of the commission of a tort (intentional or unintentional), by reason of any breach of contract or other agreement (oral or written), by reason of any breach of duty (including any legal, statutory, equitable or fiduciary duty) or by reason of any right of ownership of or title to property or assets or right to a trust or deemed trust (statutory, express, implied, resulting, constructive or otherwise), and whether or not any indebtedness, liability or obligation is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, present or future, known or unknown, by guarantee, surety or otherwise, and whether or not any right or claim is executory or anticipatory in nature, including any right or ability of any Person (including any Directors or Officers of SFC or any of the Subsidiaries) to advance a claim for contribution or indemnity or otherwise with respect to any matter, action, cause or chose in action, whether existing at present or commenced in the future, which indebtedness, liability or obligation, and any interest accrued thereon or costs payable in respect thereof (A) is based in whole or in part on facts prior to the Filing Date, (B) relates to a time period prior to the Filing Date, or (C) is a right or claim of any kind that would be a claim provable against SFC in bankruptcy within the meaning of the BIA had SFC become bankrupt on the Filing Date, or is an Equity Claim, a Noteholder Class Action Claim against SFC, a Class Action Indemnity Claim against SFC, a Restructuring Claim or a Lien Claim, provided, however, that “Claim” shall not include a D&O Claim or a D&O Indemnity Claim.

“Claims Bar Date” has the meaning ascribed thereto in the Claims Procedure Order.

“Claims Procedure” means the procedure established for determining the amount and status of Claims, D&O Claims and D&O Indemnity Claims, including in each case any such claims that are Unresolved Claims, pursuant to the Claims Procedure Order.

“Claims Procedure Order” means the Order under the CCAA of the Honourable Justice Morawetz dated May 14, 2012, establishing, among other things, a claims procedure in respect of SFC and calling for claims in respect of the Subsidiaries, as such Order may be amended, restated or varied from time to time.

“Class Action Claims” means, collectively, any rights or claims of any kind advanced or which may subsequently be advanced in the Class Actions or in any other similar proceeding, whether a class action proceeding or otherwise and, for greater certainty includes any Noteholder Class Action Claims.

“Class Actions” means, collectively, the following proceedings: (i) Trustees of the Labourers’ Pension Fund of Central and Eastern Canada et al v. Sino-Forest Corporation et al. (Ontario Superior Court of Justice, Court File No. CV-11-431153-00CP); (ii) Guining Liu v. Sino-Forest Corporation et al. (Quebec Superior Court, Court File No. 200-06-000132-111); (iii) Allan Haigh v. Sino-Forest Corporation et al. (Saskatchewan Court of Queen’s Bench, Court File No. 2288 of 2011); and (iv) David Leapard et al. v. Allen T.Y. Chan et al. (District Court of the Southern District of New York, Court File No. 650258/2012).

“Class Action Court” means, with respect to the Class Action Claims, the court of competent jurisdiction that is responsible for administering the applicable Class Action Claim.

“Class Action Indemnity Claim” means any right or claim of any Person that may be asserted or made in whole or in part against SFC and/or any Subsidiary for indemnity, contribution, reimbursement or otherwise from or in connection with any Class Action Claim asserted against such Person. For greater certainty, Class Action Indemnity Claims are distinct from and do not include Class Action Claims.

“Common Shares” means common shares in the capital of SFC.

“Consent Date” means May 15, 2012.

“Conspiracy Claim” means any D&O Claim alleging that the applicable Director or Officer committed the tort of civil conspiracy, as defined under Canadian common law.

“Consultants” has the meaning given in this Information Statement under the heading “CCAA Proceedings and Other Proceedings – Asset Verification Process”.

“Continuing Noteholder Class Action Claim” means any Noteholder Class Action Claim that is: (i) a Section 5.1(2) D&O Claim; (ii) a Conspiracy Claim; (iii) a Non-Released D&O Claim; (iv) a Continuing Other D&O Claim; (v) a Noteholder Class Action Claim against one or more Third Party Defendants that is not an Indemnified Noteholder Class Action Claim; (vi) the portion of an Indemnified Noteholder Class Action Claim that is permitted to continue against the Third Party Defendants, subject to the Indemnified Noteholder Class Action Limit, pursuant to section 4.4(b)(i) of the Plan.

“Continuing Other D&O Claim” has the meaning given in this Information Statement under the heading “Description of the Plan – Treatment of Affected Parties Pursuant to the Plan – D&O Claims”.

“Court” means the Ontario Superior Court of Justice (Commercial List).

“CRA” means the Canada Revenue Agency, and any successor agency thereto.

“D&O Claim” means (i) any right or claim of any Person that may be asserted or made in whole or in part against one or more Directors or Officers of SFC that relates to a Claim for which such Directors or Officers are by law liable to pay in their capacity as Directors or Officers of SFC, or (ii) any right or claim of any Person that may be asserted or made in whole or in part against one or more Directors or Officers of SFC, in that capacity, whether or not asserted or made, in connection with any indebtedness, liability or obligation of any kind whatsoever, and any interest accrued thereon or costs payable in respect thereof, including by reason of the commission of a tort (intentional or unintentional), by reason of any breach of contract or other agreement (oral or written), by reason of any breach of duty (including any legal, statutory, equitable or fiduciary duty and including, for greater certainty, any monetary administrative or other monetary penalty or claim for costs asserted against any Officer or Director of SFC by any Government Entity) or by reason of any right of ownership of or title to property or assets or right to a trust or deemed trust (statutory, express, implied, resulting, constructive or otherwise), and whether or not any indebtedness, liability or obligation, and any interest accrued thereon or costs payable in respect thereof, is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, present or future, known or unknown, by guarantee, surety or otherwise, and whether or not any right or claim is executory or anticipatory in nature, including any right or ability of any Person to advance a claim for contribution or indemnity from any such Directors or Officers of SFC or otherwise with respect to any matter, action, cause or chose in action, whether existing at present or commenced in the future, which indebtedness, liability or obligation, and any interest accrued thereon or costs payable in respect thereof (A) is based in whole or in part on facts prior to the Filing Date, or (B) relates to a time period prior to the Filing Date.

“D&O Indemnity Claim” means any existing or future right of any Director or Officer of SFC against SFC that arose or arises as a result of any Person filing a D&O Proof of Claim (as defined in the Claims Procedure Order) in respect of such Director or Officer of SFC for which such Director or Officer of SFC is entitled to be indemnified by SFC.

“Defence Costs” has the meaning given in this Information Statement under the heading “Description of the Plan – Treatment of Affected Parties Pursuant to the Plan – Defence Costs”.

“Direct Subsidiaries” means, collectively, Sino-Panel Holdings Limited, Sino-Global Holdings Inc., Sino-Panel Corporation, Sino-Capital Global Inc., SFC Barbados, Sino-Forest Resources Inc. Sino-Wood Partners, Limited.

“Direct Subsidiary Shares” has the meaning given in this Information Statement under the heading “Implementation of the Plan – Implementation Steps”.

“Director” means, with respect to SFC or any Subsidiary, anyone who is or was, or may be deemed to be or have been, whether by statute, operation of law or otherwise, a director or de facto director of such SFC Company.

“Directors’ Charge” means the directors' charge granted pursuant to the Initial Order, pursuant to which the directors and officers of SFC were granted a charge not exceeding an aggregate amount of $3,200,000 on the property of SFC (other than certain excluded property), as security for the indemnity provided for in the Initial Order.

“Directors’ Charge Reserve” means the cash reserve to be established by SFC on the Plan Implementation Date in an amount acceptable to SFC, the Monitor, Osler Hoskin & Harcourt LLP and the Initial Consenting Noteholders, which cash reserve: (i) shall be maintained by the Monitor, in trust, for the purpose of paying any amounts secured by the Directors' Charge; and (ii) upon the termination of the Directors' Charge pursuant to the Plan, shall stand in place of the Directors' Charge as security for the payment of any amounts secured by the Directors' Charge.

“Distribution Date” means the date or dates from time to time set in accordance with the provisions of the Plan to effect distributions in respect of the Proven Claims, excluding the Initial Distribution Date.

“Distribution Escrow Position” has the meaning given in this Circular under the heading “Implementation of the Plan – Distributions Under the Plan – Distribution Mechanics with respect to Newco Shares and Newco Notes”.

“Distribution Record Date” means the Plan Implementation Date, or such other date as SFC, the Monitor and the Initial Consenting Noteholders may agree.

“Direct Registration Account” means, if applicable, a direct registration account administered by the Transfer Agent in which those Persons entitled to receive Newco Shares and/or Newco Notes pursuant to the Plan will hold such Newco Shares and/or Newco Notes in registered form.

“Direct Registration Transaction Advice” means, if applicable, a statement delivered by the Monitor, the Trustees, the Transfer Agent or any such Person's agent to any Person entitled to receive Newco Shares or Newco Notes pursuant to the Plan on the Initial Distribution Date and each subsequent Distribution Date, as applicable, indicating the number of Newco Shares and/or Newco Notes registered in the name of or as directed by the applicable Person in a Direct Registration Account.

“DTC” means The Depository Trust Company, or any successor thereof.

“E&Y” has the meaning given in this Information Statement under the heading “CCAA Proceedings and Other Proceedings – Events Leading to the Commencement of CCAA Proceedings – Gating Issues to an Audit”.

“Early Consent Equity Sub-Pool” means an amount of Newco Shares representing 7.5% of the Newco Equity Pool.

“Early Consent Noteholder” means any Noteholder that: (a) (i) as confirmed by the Monitor on June 12, 2012, executed the (A) Support Agreement, (B) a support agreement with SFC and the Direct Subsidiaries in the form of the Support Agreement or (C) a joinder agreement in the form attached as Schedule C to the Support Agreement; (ii) provided evidence satisfactory to the Monitor in accordance with section 2(a) of the Support Agreement of the Notes held by such Noteholder as at the Consent Date (the “Early Consent Notes”), as such list of Noteholders and Notes held has been verified and is maintained by the Monitor on a confidential basis; and (iii) continues to hold such Early Consent Notes as at the Distribution Record Date; or (b) (i) has acquired Early Consent Notes; (ii) has signed the necessary transfer and joinder documentation as required by the Support Agreement and has otherwise acquired such Early Consent Notes in compliance with the Support Agreement; and (iii) continues to hold such Early Consent Notes as at the Distribution Record Date.

“Effective Time” means 8:00 a.m. (Toronto time) on the Plan Implementation Date or such other time on such date as SFC, the Monitor and the Initial Consenting Noteholders may agree.

“Employee Priority Claims” means the following Claims of employees and former employees of SFC: (a) Claims equal to the amounts that such employees and former employees would have been qualified to receive under paragraph 136(1)(d) of the BIA if SFC had become bankrupt on the Filing Date; and (b) Claims for wages, salaries, commissions or compensation for services rendered by them after the Filing Date and on or before the Plan Implementation Date.

“Encumbrance” means any security interest (whether contractual, statutory, or otherwise), hypothec, mortgage, trust or deemed trust (whether contractual, statutory, or otherwise), lien, execution, levy, charge, demand, action, liability or other claim, action, demand or liability of any kind whatsoever, whether proprietary, financial or monetary, and whether or not it has attached or been perfected, registered or filed and whether secured, unsecured or otherwise, including: (i) any of the Charges; and (ii) any charge, security interest or claim evidenced by registrations pursuant to the Personal Property Security Act (Ontario) or any other personal property registry system.

“Enforcement Notices” means the enforcement notices delivered by OSC staff to SFC and the Individual Respondents.

“Equity Cancellation Date” means the date that is the first Business Day at least 31 days after the Plan Implementation Date, or such other date as may be agreed to by SFC, the Monitor and the Initial Consenting Noteholders.

“Equity Claim” means a Claim that meets the definition of “equity claim” in section 2(1) of the CCAA and, for greater certainty, includes any of the following: (a) any claim against SFC resulting from the ownership, purchase or sale of an equity interest in SFC, including the claims by or on behalf of current or former shareholders asserted in the Class Actions; (b) any indemnification claim against SFC related to or arising from the claims described in sub-paragraph (a), including any such indemnification claims against SFC by or on behalf of any and all of the Third Party Defendants (other than for Defence Costs, unless any such claims for Defence Costs have been determined to be Equity Claims subsequent to the date of the Equity Claims Order); and (c) any other claim that has been determined to be an Equity Claim pursuant to an Order of the Court.

“Equity Claimant” means any Person having an Equity Claim, but only with respect to and to the extent of such Equity Claim.

“Equity Claims Order” means the Order under the CCAA of the Honourable Justice Morawetz dated July 27, 2012, in respect of Shareholder Claims and Related Indemnity Claims against SFC, as such terms are defined therein.

“Equity Interest” has the meaning set forth in section 2(1) of the CCAA.

“Excluded SFC Assets” means (i) the rights of SFC to be transferred to the Litigation Trust in accordance with the Plan; (ii) any entitlement to insurance proceeds in respect of insured Claims, Section 5.1(2) D&O Claims and/or Conspiracy Claims; (iii) any secured property of SFC that is to be returned in satisfaction of a Lien Claim pursuant to the Plan; (iv) any input tax credits or other refunds received by SFC after the Effective Time; and (v) cash in the aggregate amount of (and for the purpose of): (A) the Litigation Funding Amount; (B) the Unaffected Claims Reserve; (C) the Administration Charge Reserve; (D) the Directors' Charge Reserve; (E) the Expense Reimbursement; (F) any amounts in respect of Lien Claims to be paid in accordance with the Plan; (G) the Monitor's Post-Implementation Reserve; (vi) any office space, office furniture or other office equipment owned or leased by SFC in Canada; (vii) the SFC Escrow Co. Share; (viii) Newco Promissory Note 1; and (ix) Newco Promissory Note 2.

“Existing Shares” means all existing shares in the equity of SFC issued and outstanding immediately prior to the Effective Time and all warrants, options or other rights to acquire such shares, whether or not exercised as at the Effective Time.

“Expense Reimbursement” means the aggregate amount of (i) the reasonable and documented fees and expenses of the Noteholder Advisors, pursuant to their respective engagement letters with SFC, and other advisors as may be agreed to by SFC and the Initial Consenting Noteholders and (ii) the reasonable fees and expenses of the Initial Consenting Noteholders incurred in connection with the negotiation and development of the Support Agreement and the Plan, including in each case an estimated amount for any such fees and expenses expected to be incurred in connection with the implementation of the Plan, and in the case of (ii) above, including an aggregate work fee of up to $5 million (which work fee may, at the request of the Monitor, be paid by any of the Subsidiaries instead of SFC).

“Filing Date” means March 30, 2012.

“Final Report” has the meaning given in this Information Statement under the heading “Documents Incorporated by Reference”.

“First Interim Report” has the meaning given in this Information Statement under the heading “Documents Incorporated by Reference”.

“FTI HK” means FTI Consulting (Hong Kong) Limited.

“Government Priority Claims” means all Claims of Governmental Entities in respect of amounts that were outstanding as of the Plan Implementation Date and that are of a kind that could be subject to a demand under: (a) subsections 224(1.2) of the Canadian Tax Act; (b) any provision of the Canada Pension Plan or the Employment Insurance Act (Canada) that refers to subsection 224(1.2) of the Canadian Tax Act and provides for the collection of a contribution, as defined in the Canada Pension Plan, or employee's premium or employer's premium as defined in the Employment Insurance Act (Canada), or a premium under Part VII.1 of that Act, and of any related interest, penalties or other amounts; or (c) any provision of provincial legislation that has a similar purpose to subsection 224(1.2) of the Canadian Tax Act, or that refers to that subsection, to the extent that it provides for the collection of a sum, and of any related interest, penalties or other amounts, where the sum: (i) has been withheld or deducted by a person from a payment to another person and is in respect of a tax similar in nature to the income tax imposed on individuals under the Canadian Tax Act; or (ii) is of the same nature as a contribution under the Canada Pension Plan if the province is a “province providing a comprehensive pension plan” as defined in subsection 3(1) of the Canada Pension Plan and the provincial legislation establishes a “provincial pension plan” as defined in that subsection.

“Governmental Entity” means any government, regulatory authority, governmental department, agency, commission, bureau, official, minister, Crown corporation, court, board, tribunal or dispute settlement panel or other law, rule or regulation-making organization or entity: (a) having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or (b) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power.

“Greenheart” means Greenheart Group Limited, a company established under the laws of Bermuda.

“Greenheart Group” means Greenheart and its subsidiaries.

“HKSFC” means the Hong Kong Securities and Futures Commission.

“Houlihan” has the meaning given in this Information Statement under the heading “CCAA Proceedings and Other Proceedings – Commencement of CCAA Proceedings”.

“Indemnified Noteholder Class Action Claims” has the meaning given in this Information Statement under the heading “Description of the Plan – Treatment of Affected Parties Pursuant to the Plan – Noteholder Class Action Claimants”.

“Indemnified Noteholder Class Action Limit” an amount agreed to by SFC, the Monitor, the Initial Consenting Noteholders and counsel to the Ontario Class Action Plaintiffs, or such other amount as is determined by the Court.

“Independent Committee” means the committee formed by the Board to examine the allegations contained in the MW Report, consisting entirely of directors independent from management of Sino-Forest.

“Independent Committee Reports” means the First Interim Report, the Second Interim Report and the Final Report.

“Individual Respondents” has the meaning given in this Information Statement under the heading “CCAA Proceedings and Other Proceedings – OSC Proceedings”.

“Indufor” has the meaning given in this Information Statement under the heading “CCAA Proceedings and Other Proceedings – Asset Verification Process”.

“Information Statement” means this meeting information statement of SFC, including the notice of meeting and all schedules hereto.

“Initial Consenting Noteholders” means the Noteholders that executed the Support Agreement on March 30, 2012.

“Initial Distribution Date” means a date no more than ten Business Days after the Plan Implementation Date or such other date as SFC, the Monitor and the Initial Consenting Noteholders may agree.

“Initial Newco Shareholder” means a Person to be determined by the Initial Consenting Noteholders prior to the Effective Time, with the consent of SFC and the Monitor, to serve as the initial sole shareholder of Newco pursuant to the Plan.

“Initial Order” means the initial Order granted on the Filing Date by the Honourable Justice Morawetz of the Court in respect of SFC pursuant to the CCAA, as amended, restated or varied from time to time.

“Insurance Policies” means, collectively, the following insurance policies, as well as any other insurance policy pursuant to which SFC or any Director or Officer is insured: ACE INA Insurance Policy Number DO024464; Chubb Insurance Company of Canada Policy Number 8209-4449; Lloyds of London, England Policy Number XTFF0420; Lloyds of London, England Policy Number XTFF0373; and Travelers Guarantee Company of Canada Policy Number 10181108, and “Insurance Policy” means any one of the Insurance Policies.

“Insured Claim” means all or that portion of any Claim for which SFC is insured and all or that portion of any D&O Claim for which the applicable Director or Officer is insured, in each case pursuant to any of the Insurance Policies.

“Intellectual Property” means: (i) patents, and applications for patents, including divisional and continuation patents; (ii) registered and unregistered trade-marks, logos and other indicia of origin, pending trade-mark registration applications, and proposed use application or similar reservations of marks, and all goodwill associated therewith; (iii) registered and unregistered copyrights, including all copyright in and to computer software programs, and applications for and registration of such copyright (including all copyright in and to the SFC Companies' websites); (iv) world wide web addresses and internet domain names, applications and reservations for world wide web addresses and internet domain names, uniform resource locators and the corresponding internet sites; (v) industrial designs; and (vi) trade secrets and proprietary information not otherwise listed in (i) through (v) above, including all inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), confidential information, technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, formulae, methods (whether or not patentable), designs, processes, procedures, technology, business methods, source codes, object codes, computer software programs (in either source code or object code form), databases, data collections and other proprietary information or material of any type, and all derivatives, improvements and refinements thereof, howsoever recorded, or unrecorded.

“Letter of Instruction” means a form, to be completed by each Ordinary Affected Creditor and each Early Consent Noteholder, and that is to be delivered to the Monitor in accordance with the Plan, which form shall set out: (a) the registration details for the Newco Shares and, if applicable, Newco Notes to be distributed to such Ordinary Affected Creditor or Early Consent Noteholder in accordance with the Plan; and (b) the address to which such Affected Creditor's or Early Consent Noteholder's Direct Registration Transaction Advice or its Newco Share Certificates and Newco Note Certificates, as applicable, are to be delivered.

“Lien Claim” means any Proven Claim of a Person indicated as a secured creditor in Schedule “B” to the Initial Order (other than the Trustees) that is secured by a lien or encumbrance on any property of SFC, which lien is valid, perfected and enforceable pursuant to Applicable Law, provided that the Charges and any Claims in respect of Notes shall not constitute “Lien Claims”.

“Lien Claimant” means a Person having a Lien Claim, other than any Noteholder or Trustee in respect of any Noteholder Claim.

“LOIs” has the meaning given in this Information Statement under the heading “CCAA Proceedings and Other Proceedings – Sale Solicitation Process”.

“Litigation Funding Amount” means a cash amount to be contributed by SFC to the Litigation Trustee for purposes of funding the Litigation Trust on the Plan Implementation Date in accordance with the Plan.

“Litigation Trust” means the trust to be established on the Plan Implementation Date at the time specified in the Plan in accordance with the Litigation Trust Agreement pursuant to the laws of a jurisdiction that is acceptable to SFC and the Initial Consenting Noteholders, which trust will acquire the Litigation Trust Claims and the Litigation Funding Amount in accordance with the Plan.

“Litigation Trust Agreement” means the trust agreement dated as of the Plan Implementation Date, between SFC and the Litigation Trustee, establishing the Litigation Trust.

“Litigation Trust Claims” means any and all claims, actions, causes of action, demands, suits, rights, entitlements, litigation, arbitration, proceeding, hearing or complaint, whether known or unknown, reduced to judgment or not reduced to judgment, liquidated or unliquidated, contingent or non-contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring before or after the Filing Date that have been or may be asserted by or on behalf of: (i) SFC against any and all third parties; or (ii) the Trustees, the Noteholders or any representative of the Noteholders against any and all Persons in connection with the Notes issued by SFC; provided, however, that the Litigation Trust Claims do not include any claim, right or cause of action against any Person that is released pursuant to Article 7 of the Plan. The claims being advanced or that are subsequently advanced in the Class Actions are not being transferred to the Litigation Trust and the claims transferred to the Litigation Trust will not be advanced in the Class Actions.

“Litigation Trust Interests” means the beneficial interests in the Litigation Trust to be created on the Plan Implementation Date.

“Litigation Trustee” means a Person to be determined by SFC and the Initial Consenting Noteholders prior to the Effective Time, with the consent of the Monitor, to serve as trustee of the Litigation Trust pursuant to and in accordance with the terms thereof.

“Material” means a fact, circumstance, change, effect, matter, action, condition, event, occurrence or development that, individually or in the aggregate, is, or would reasonably be expected to be, material to the business, affairs, results of operations or financial condition of the SFC Companies (taken as a whole).

“Material Adverse Effect” means a fact, event, change, occurrence, circumstance or condition that, individually or together with any other event, change or occurrence, has or would reasonably be expected to have a material adverse impact on the assets, condition (financial or otherwise), business, liabilities, obligations (whether absolute, accrued, conditional or otherwise) or operations of the SFC Companies (taken as a whole); provided, however, that a Material Adverse Effect shall not include and shall be deemed to exclude the impact of any fact, event, change, occurrence, circumstance or condition resulting from or relating to: (A) changes in Applicable Laws of general applicability or interpretations thereof by courts or Governmental Entities or regulatory authorities, which changes do not have a Material disproportionate effect on the SFC Companies (taken as a whole), (B) any change in the forestry industry generally, which does not have a Material disproportionate effect on the SFC Companies (taken as a whole) (relative to other industry participants operating primarily in the PRC), (C) actions and omissions of any of the SFC Companies required pursuant to the Support Agreement or the Plan or taken with the prior written consent of the Initial Consenting Noteholders, (D) the effects of compliance with the Support Agreement or the Plan, including on the operating performance of the SFC Companies, (E) the negotiation, execution, delivery, performance, consummation, potential consummation or public announcement of the Support Agreement or the Plan or the transactions contemplated thereby or hereby, (F) any change in U.S. or Canadian interest rates or currency exchange rates unless such change has a Material disproportionate effect on the SFC Companies (taken as a whole), and (G) general political, economic or financial conditions in Canada, the United States, Hong Kong or the PRC, which changes do not have a Material disproportionate effect on the SFC Companies (taken as a whole).

“Meeting” means the meeting of Affected Creditors, and any adjournment or extension thereof, that is called and conducted in accordance with the Meeting Order for the purpose of considering and voting on the Plan.

“Meeting Order” means the Order of the Court dated August 31, 2012 that, among other things, provides for the calling and holding of the Meeting and establishes the procedures for voting on the Plan, as such Order may be amended, restated or varied from time to time.

“Monitor” means FTI Consulting Canada Inc., in its capacity as Court-appointed Monitor of SFC in the CCAA Proceedings.

“Monitor’s Post-Implementation Reserve” means the cash reserve to be established by SFC on the Plan Implementation Date in an amount acceptable to SFC, the Monitor, and the Initial Consenting Noteholders, which cash reserve shall be maintained and administered by the Monitor for the purpose of administering SFC and the Claims Procedure, as necessary, from and after the Plan Implementation Date.

“Muddy Waters” means Muddy Waters, LLC.

“MW Report” has the meaning given in this Information Statement under the heading “CCAA Proceedings and Other Proceedings – Events Leading to the Commencement of CCAA Proceedings – Muddy Waters Report”.

“Named Directors and Officers” means Andrew Agnew, William E. Ardell, James Bowland, Leslie Chan, Michael Cheng, Lawrence Hon, James M.E. Hyde, Richard M. Kimel, R. John (Jack) Lawrence, Jay A. Lefton, Edmund Mak, Tom Maradin, Judson Martin, Simon Murray, James F. O'Donnell, William P. Rosenfeld, Peter Donghong Wang, Garry West and Kee Y. Wong, in their respective capacities as Directors or Officers, and “Named Director or Officer” means any one of them.

“Newco” means the new corporation to be incorporated pursuant to the Plan under the laws of the Cayman Islands or such other jurisdiction as agreed to by SFC, the Monitor and the Initial Consenting Noteholders.

“Newco Equity Pool” means all of the Newco Shares to be issued by Newco on the Plan Implementation Date pursuant to the Plan. The number of Newco Shares to be issued on the Plan Implementation Date shall be agreed by SFC, the Monitor and the Initial Consenting Noteholders prior to the Plan Implementation Date.

“Newco Note Certificate” means a certificate evidencing Newco Notes.

“Newco Notes” means the new notes to be issued by Newco on the Plan Implementation Date pursuant to the Plan in the aggregate principal amount of $300 million, on such terms and conditions as are satisfactory to the Initial Consenting Noteholders and SFC, acting reasonably.

“Newco Promissory Note 1”, “Newco Promissory Note 2”, “Newco Promissory Note 3” and “Newco Promissory Notes” have the meanings given in this Information Statement under the heading “Implementation of the Plan –Implementation Steps”.

“Newco Share Certificate” means a certificate evidencing Newco Shares.

“Newco Shares” means the shares in the capital of Newco.

“Non-Released D&O Claims” has the meaning given in this Information Statement under the heading “Description of the Plan – Treatment of Affected Parties Pursuant to the Plan – D&O Claims”.

“Non-Resident Holder” has the meaning given in this Information Statement under the heading “Certain Canadian Federal Income Tax Considerations – Non-Residents of Canada”.

“Noteholder Advisors” means Goodmans LLP, Hogan Lovells US LLP and Conyers, Dill & Pearman LLP in their capacity as legal advisors to the Initial Consenting Noteholders, and Moelis & Company LLC and Moelis and Company Asia Limited, in their capacity as the financial advisors to the Initial Consenting Noteholders.

“Noteholder Claim” means any Claim by a Noteholder (or a Trustee or other representative on the Noteholder's behalf) in respect of or in relation to the Notes owned or held by such Noteholder, including all principal and Accrued Interest payable to such Noteholder pursuant to such Notes or the Note Indentures, but for greater certainty does not include any Noteholder Class Action Claim.

“Noteholder Class Action Claim” means any Class Action Claim, or any part thereof, against SFC, any of the Subsidiaries, any of the Directors and Officers of SFC or the Subsidiaries, any of the Auditors, any of the Underwriters and/or any other defendant to the Class Action Claims that relates to the purchase, sale or ownership of Notes, but for greater certainty does not include a Noteholder Claim.

“Noteholder Class Action Claimant” means any Person having or asserting a Noteholder Class Action Claim.

“Noteholder Class Action Representative” means an individual to be appointed by counsel to the Ontario Class Action Plaintiffs.

“Noteholders” means, collectively, the beneficial owners of Notes as of the Distribution Record Date and, as the context requires, the registered holders of Notes as of the Distribution Record Date, and “Noteholder” means any one of the Noteholders.

“Noteholders’ Proxy” means a proxy substantially in the form of Schedule “F” to the Meeting Order, to be submitted to the Monitor by any Beneficial Noteholder that wishes to vote by proxy at the Meeting.

“Note Indentures” means, collectively, the 2013 Note Indenture, the 2014 Note Indenture, the 2016 Note Indenture and the 2017 Note Indenture.

“Notes” means, collectively, the 2013 Notes, the 2014 Notes, the 2016 Notes, and the 2017 Notes.

“Officer” means, with respect to SFC or any Subsidiary, anyone who is or was, or may be deemed to be or have been, whether by statute, operation of law or otherwise, an officer or de facto officer of such SFC Company.

“Ontario Class Action Plaintiffs” means the plaintiffs in the Ontario class action case styled as Trustees of the Labourers’ Pension Fund of Central and Eastern Canada et al v. Sino-Forest Corporation et al. (Ontario Superior Court of Justice, Court File No. CV-11-431153-00CP).

“Order” means any order of the Court made in connection with the CCAA Proceedings or the Plan.

“Ordinary Affected Creditor” means a Person with an Ordinary Affected Creditor Claim.

“Ordinary Affected Creditor Claim” means a Claim that is not an Unaffected Claim, a Noteholder Claim, an Equity Claim, a Subsidiary Intercompany Claim, a Noteholder Class Action Claim, or a Class Action Indemnity Claim (other than a Class Action Indemnity Claim by any of the Third Party Defendants in respect of the Indemnified Noteholder Class Action Claims).

“Ordinary Affected Creditors' Proxy” means a proxy substantially in the form attached the Meeting Order, to be submitted to the Monitor by any Ordinary Affected Creditor who wishes to vote by proxy at the Meeting.

“Other Directors and/or Officers” means any Directors and/or Officers other than the Named Directors and Officers.

“OSC” means the Ontario Securities Commission.

“Outside Date” means January 15, 2013.

“Participant Holder” means a Person whose name appears on any of the Participant Holders Lists as at the Voting Record Date but who is not a Beneficial Noteholder.

“Participant Holders Lists” means the lists of DTC participant holders of Notes as at the Voting Record Date to be provided to the Monitor by DTC or any similar depository or trust company with respect to each series of Notes in accordance with the Meeting Order.

“Person” means any individual, sole proprietorship, limited or unlimited liability corporation, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, body corporate, joint venture, trust, pension fund, union, Governmental Entity, and a natural person including in such person's capacity as trustee, heir, beneficiary, executor, administrator or other legal representative.

“Phase I Bid Deadline” has the meaning given in this Information Statement under the heading “CCAA Proceedings and Other Proceedings – Sale Solicitation Process”.

“Plan” means the Plan of Compromise and Reorganization filed by SFC pursuant to the CCAA and the CBCA, as such Plan may be amended, supplemented or restated from time to time in accordance with the terms of the Plan or an Order.

“Plan Implementation Date” means the Business Day on which the Plan becomes effective, which shall be the Business Day on which the Monitor has filed with the Court the certificate contemplated in the Plan, or such other date as SFC, the Monitor and the Initial Consenting Noteholders may agree.

“Plan Securities” means Newco Shares, Newco Notes, and to the extent they are deemed to be securities, the Litigation Trust Interests.

“Plan Supplement” means the supplement(s) to the Plan, which shall contain draft copies of the Litigation Trust Agreement, relevant documents concerning Newco (including the terms of the Newco Shares and the Newco Notes) and such other documents as the Applicant and the Monitor may consider appropriate or necessary for purposes of the Meeting and voting on the Plan.

“Plantation Rights Certificates” has the meaning given in this Information Statement under the heading “Risk Factors – Risks Related to the PRC”.

“Pöyry” means Pöyry Forest Industries Pre. Ltd

“Pöyry Reports” has the meaning given in this Information Statement under the heading “Risk Factors – Risks Related to Our Business”.

“PRC” means the People's Republic of China.

“Proof of Claim” means the “Proof of Claim” referred to in the Claims Procedure Order, substantially in the form attached to the Claims Procedure Order.

“Pro-Rata” means: (a) with respect to any Noteholder in relation to all Noteholders, the proportion of (i) the principal amount of Notes beneficially owned by such Noteholder as of the Distribution Record Date plus the Accrued Interest owing on such Notes as of the Filing Date, in relation to (ii) the aggregate principal amount of all Notes outstanding as of the Distribution Record Date plus the aggregate of all Accrued Interest owing on all Notes as of the Filing Date; (b) with respect to any Early Consent Noteholder in relation to all Early Consent Noteholders, the proportion of the principal amount of Early Consent Notes beneficially owned by such Early Consent Noteholder as of the Distribution Record Date in relation to the aggregate principal amount of Early Consent Notes held by all Early Consent Noteholders as of the Distribution Record Date; and (c) with respect to any Affected Creditor in relation to all Affected Creditors, the proportion of such Affected Creditor's Affected Creditor Claim as at any relevant time in relation to the aggregate of all Proven Claims and Unresolved Claims of Affected Creditors as at that time.

“Proven Claim” means an Affected Creditor Claim to the extent that such Affected Creditor Claim is finally determined and valued in accordance with the provisions of the Claims Procedure Order, the Meeting Order or any other Order, as applicable.

“Q2 Results” has the meaning given in this Information Statement under the heading “CCAA Proceedings and Other Proceedings – Events Leading to the Commencement of CCAA Proceedings – Second Quarter 2011 Financial Results”.

“Q3 Results” has the meaning given in this Information Statement under the heading “CCAA Proceedings and Other Proceedings – Events Leading to the Commencement of CCAA Proceedings – Failure to Release Q3 and Default Under the Notes”.

“RCMP” means the Royal Canadian Mounted Police.

“Registered Noteholder” means a Noteholder who is the legal owner or holder of one or more Notes and whose name appears on any Registered Noteholder List.

“Registered Noteholder List” means each list of Registered Noteholders as at the Voting Record Date provided by the Trustees to the Monitor in accordance with the Meeting Order.

“Released Claims” means all of the rights, claims and liabilities of any kind released pursuant to Article 7 of the Plan.

“Released Parties” means, collectively, those Persons released pursuant to Article 7 of the Plan, but only to the extent so released, and each such Person is referred to individually as a “Released Party”.

“Remaining Post-Implementation Reserve Amount” has the meaning given in this Circular under the heading “Implementation of the Plan – Distributions under the Plan – Final Distributions from the Reserves”.

“Required Majority” means a majority in number of Affected Creditors with Proven Claims, and two-thirds in value of the Proven Claims held by such Affected Creditors, in each case who vote (in person or by proxy) on the Plan at the Meeting.

“Resolution” means the resolution substantially in the form attached as Schedule A to this Information Statement providing for the approval of the Plan by Affected Creditors.

“Restructuring Claim” means any right or claim of any Person that may be asserted or made in whole or in part against SFC, whether or not asserted or made, in connection with any indebtedness, liability or obligation of any kind arising out of the restructuring, termination, repudiation or disclaimer of any lease, contract, or other agreement or obligation on or after the Filing Date and whether such restructuring, termination, repudiation or disclaimer took place or takes place before or after the date of the Claims Procedure Order.

“Restructuring Committee” has the meaning given in this Information Statement under the heading “CCAA Proceedings and Other Proceedings – Events Leading to the Commencement of CCAA Proceedings – Failure to Release Q3 and Default Under the Notes”.

“Restructuring Transaction” or “Restructuring” means the transactions contemplated by the Plan (including any Alternative Sale Transaction that may occur pursuant to the Plan).

“RMB” means the Renminbi, the lawful currency of the PRC.

“SAFE” has the meaning given in this Information Statement under the heading “Risk Factors – Risks Relating to our Business”.

“Sale Solicitation Process” has the meaning given in this Information Statement under the heading “CCAA Proceedings and Other Proceedings – Commencement of CCAA Proceedings”.

“Sanction Hearing” means the hearing on the Sanction Hearing Date (or such other date as may be set by the Court) for the Sanction Order.

“Sanction Hearing Date” means the date to be selected by the Monitor for the Sanction Hearing (in consultation with SFC and counsel to the Initial Consenting Noteholders), which date shall be within three Business Days of the Meeting Date (or such other date on or after the Meeting Date as may be set by the Monitor or the Court).

“Sanction Order” means the Order of the Court sanctioning and approving the Plan.

“SCG” means Sino-Capital Global Inc.

“SEC” means the United States Securities and Exchange Commission.

“Second Interim Report” has the meaning given in this Information Statement under the heading “Documents Incorporated by Reference”.

“Section 5.1(2) D&O Claim” means any D&O Claim that is not permitted to be compromised pursuant to section 5.1(2) of the CCAA, but only to the extent not so permitted, provided that any D&O Claim that qualifies as a Non-Released D&O Claim or a Continuing Other D&O Claim shall not constitute a Section 5.1(2) D&O Claim.

“Securities Act” means the Securities Act (Ontario).

“Securityholder” has the meaning given in this Information Statement under the heading “Certain Canadian Federal Income Tax Considerations”.

“SFC” or the “Company” means Sino-Forest Corporation.

“SFC Advisors” means Bennett Jones LLP, Appleby Global Group, King & Wood Mallesons and Linklaters LLP, in their respective capacities as legal advisors to SFC, and Houlihan Lokey Howard & Zukin Capital, Inc., in its capacity as financial advisor to SFC.

“SFC Assets” means all of SFC's right, title and interest in and to all of SFC's properties, assets and rights of every kind and description (including all restricted and unrestricted cash, contracts, real property, receivables or other debts owed to SFC, Intellectual Property, SFC's corporate name and all related marks, all of SFC's ownership interests in the Subsidiaries (including all of the shares of the Direct Subsidiaries and any other Subsidiaries that are directly owned by SFC immediately prior to the Effective Time), all of SFC's ownership interest in Greenheart and its subsidiaries, all SFC Intercompany Claims and a right to the Remaining Post-Implementation Reserve Amount), other than the Excluded SFC Assets.

“SFC Barbados” means Sino-Forest International (Barbados) Corporation, a wholly-owned subsidiary of SFC established under the laws of Barbados.

“SFC Business” means the business operated by the SFC Companies.

“SFC Continuing Shareholder” means the Litigation Trustee or such other Person as may be agreed to by the Monitor and the Initial Consenting Noteholders.

“SFC Companies” or “Sino-Forest” means, collectively, SFC and all of the Subsidiaries.

“SFC Escrow Co.” means the company to be incorporated as a wholly-owned subsidiary of SFC pursuant to the Plan under the laws of the Cayman Islands or such other jurisdiction as agreed to by SFC, the Monitor and the Initial Consenting Noteholders.

“SFC Escrow Co. Share” means the one share to be issued by SFC Escrow Co. at the time that SFC Escrow Co. is incorporated to SFC, as the sole shareholder of SFC Escrow Co., in accordance with the Plan.

“SFC Intercompany Claim” means any amount owing to SFC by any Subsidiary or Greenheart and any claim by SFC against any Subsidiary or Greenheart.

“SPP” has the meaning given in this Information Statement under the heading “CCAA Proceedings and Other Proceedings – Sale Solicitation Process”.

“Statement of Allegations” means the statement of allegations of staff of the OSC dated May 22, 2012, concerning SFC and the Individual Respondents.

“Stewart Murray” has the meaning given in this Information Statement under the heading “CCAA Proceedings and Other Proceedings – Asset Verification Process”.

“Subsidiaries” means all direct and indirect subsidiaries of SFC, other than (i) Greenheart and its direct and indirect subsidiaries and (ii) SFC Escrow Co., and “Subsidiary” means any one of the Subsidiaries.

“Subsidiary Intercompany Claim” means any Claim by any Subsidiary or Greenheart against SFC.

“Support Agreement” means the Restructuring Support Agreement executed as of March 30, 2012 by SFC, the Direct Subsidiaries and the Initial Consenting Noteholders, and subsequently executed or otherwise agreed to by the Early Consent Noteholders, as such Restructuring Support Agreement may be amended, restated and varied from time to time in accordance with its terms.

“Tax” or “Taxes” means any and all federal, provincial, municipal, local and foreign taxes, assessments, reassessments and other governmental charges, duties, impositions and liabilities including for greater certainty taxes based upon or measured by reference to income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all licence, franchise and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions, together with all interest, penalties, fines and additions with respect to such amounts.

“Tax Shield” has the meaning given in this Information Statement under the heading “Certain Canadian Federal Income Tax Considerations – Consequences to the Company”.

“taxable capital gain” has the meaning given in this Information Statement under the heading “Certain Canadian Federal Income Tax Considerations – Shareholders – Taxation of Capital Gains and Capital Losses”.

“Taxing Authorities” means any one of Her Majesty the Queen, Her Majesty the Queen in right of Canada, Her Majesty the Queen in right of any province or territory of Canada, the Canada Revenue Agency, any similar revenue or taxing authority of Canada and each and every province or territory of Canada and any political subdivision thereof, any similar revenue or taxing authority of the United States, the PRC, Hong Kong or other foreign state and any political subdivision thereof, and any Canadian, United States, Hong Kong, PRC or other government, regulatory authority, government department, agency, commission, bureau, minister, court, tribunal or body or regulation-making entity exercising taxing authority or power, and “Taxing Authority” means any one of the Taxing Authorities.

“Third Party Defendants” means any defendants to the Class Action Claims (present or future) other than SFC, the Subsidiaries, the Named Directors and Officers or the Trustees.

“Transfer Agent” means Computershare Investor Services (or a subsidiary or affiliate thereof) or such other transfer agent as Newco may appoint, with the prior written consent of the Monitor and the Initial Consenting Noteholders.

“Trustee Claims” means any rights or claims of the Trustees against SFC under the Note Indentures for compensation, fees, expenses, disbursements or advances, including reasonable legal fees and expenses, incurred or made by or on behalf of the Trustees before or after the Plan Implementation Date in connection with the performance of their respective duties under the Note Indentures or the Plan.

“Trustees” means, collectively, The Bank of New York Mellon in its capacity as trustee for the 2013 Notes and the 2016 Notes, and Law Debenture Trust Company of New York in its capacity as trustee for the 2014 Notes and the 2017 Notes, and “Trustee” means either one of them.

“U.S.” means the United States of America.

“Unaffected Claim” means any: (a) Claim secured by any of the Charges (provided that, following the discharge of the Charges on the Plan Implementation Date, such Claims shall be paid from and limited to recovery as against the Administration Charge Reserve or the Directors’ Charge Reserve, as applicable, in accordance with the Plan); (b) Government Priority Claim; (c) Employee Priority Claim; (d) Lien Claim; (e) other Claim of any employee, former employee, Director or Officer of SFC in respect of wages, vacation pay, bonuses, termination pay, severance pay or other remuneration payable to such Person by SFC; (f) Trustee Claims; and (g) any trade payables that were incurred by SFC (i) after the Filing Date but before the Plan Implementation Date; and (ii) in compliance with the Initial Order or other Order issued in the CCAA Proceeding.

“Unaffected Claims Reserve” means the cash reserve to be established by SFC on the Plan Implementation Date and maintained by the Monitor, in escrow, for the purpose of paying certain Unaffected Claims in accordance with the Plan.

“Unaffected Creditor” means a Person who has an Unaffected Claim, but only in respect of and to the extent of such Unaffected Claim.

“Underwriters” means any underwriters of SFC that are named as defendants in the Class Action Claims, including for greater certainty Credit Suisse Securities (Canada), Inc., TD Securities Inc., Dundee Securities Corporation, RBC Dominion Securities Inc., Scotia Capital Inc., CIBC World Markets Inc., Merrill Lynch Canada Inc., Canaccord Financial Ltd., Maison Placements Canada Inc., Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (successor by merger to Banc of America Securities LLC).

“United States 1933 Act” means the United States Securities Act of 1933, as amended.

“United States 1934 Act” means the United States Securities Exchange Act of 1934, as amended.

“Unregistered Noteholder” means a Noteholder whose name does not appear on any Registered Noteholder List.

“Unresolved Claim” means an Affected Creditor Claim in respect of which a Proof of Claim has been filed in a proper and timely manner in accordance with the Claims Procedure Order but that, as at any applicable time, has not been finally (i) determined to be a Proven Claim or (ii) disallowed in accordance with the Claims Procedure Order, the Meeting Order or any other Order.

“Unresolved Claims Escrow Agent” means SFC Escrow Co. or such other Person as may be agreed by SFC, the Monitor and the Initial Consenting Noteholders.

“Unresolved Claims Reserve” means the reserve of Newco Shares, Newco Notes and Litigation Trust Interests, if any, to be established pursuant to the Plan in respect of Unresolved Claims as at the Plan Implementation Date, which reserve shall be held and maintained by the Unresolved Claims Escrow Agent, in escrow, for distribution in accordance with the Plan.

“Voting Claim” means an Affected Creditor Claim to the extent that such Affected Creditor Claim has been accepted by the Monitor solely for purpose of voting on the Plan (which acceptance for the purpose of voting shall have no effect on whether such Claim is a Proven Claim for purposes of the Plan), in each case in accordance with the provisions of the Claims Procedure Order, the Meeting Order or any other Order, as applicable.

“Voting Record Date” means August 31, 2012.

“Website” means the website maintained by the Monitor in respect of the CCAA Proceedings pursuant to the Initial Order at the following web address: http://cfcanada.fticonsulting.com/sfc.

“WFOEs” has the meaning given in this Information Statement under the heading “Information Regarding Sino Forest—Business Model-Plantation / Timber Rights in the PRC”.

“WTO” means World Trade Organization.

SUMMARY INFORMATION

The following is a summary of certain information contained elsewhere in this Information Statement, including the Schedules hereto and is qualified in its entirety by reference to the more detailed disclaimers and information contained or referred to elsewhere in this Information Statement or the Schedules hereto. Terms with initial capital letters used in this summary are defined in the “Glossary of Terms”.

Important Disclaimers	The information contained in this Information Statement may not be reliable. See “Important Disclaimers”.

Meeting

Pursuant to the Meeting Order, the Meeting has been called for the purpose of having Affected Creditors with Voting Claims consider and, if deemed advisable, adopt, with or without variation, the Resolution to approve the Plan. The Meeting is scheduled to be held at 10:00 a.m.(Toronto time) on November 29, 2012 at the offices of Bennett Jones LLP, 3400 One First Canadian Place, Toronto, Ontario.

The Meeting shall be held in accordance with the Plan, the Meeting Order and any further Order of the Court. The only Persons entitled to attend and vote on the Plan at the Meeting are those specified in the Meeting Order.

The quorum required at the Meeting has been set by the Meeting Order as one Affected Creditor with a Voting Claim present at the Meeting (in person or by proxy).

See “Meeting and Voting – Procedure for the Meeting”.

Entitlement to Vote

The only Persons entitled to vote at the Meeting (whether in person or by proxy) are: (i) Beneficial Noteholders with Voting Claims that have beneficial ownership of one or more Notes as at the Voting Record Date (or any such Beneficial Noteholder’s validly appointed holder of its Noteholders’ Proxy); and (ii) Ordinary Affected Creditors with Voting Claims as at the Voting Record Date (which, for greater certainty, includes any transferee of an Ordinary Affected Creditor Claim that is a Voting Claim, provided that such transferee has been recognized as an Ordinary Affected Creditor in respect of such transferred Ordinary Affected Creditor Claim) (or any such Ordinary Affected Creditor’s validly appointed holder of its Ordinary Affected Creditors’ Proxy).

Each Beneficial Noteholder with a Voting Claim shall be entitled to one vote as a member of the Affected Creditors’ Class, which vote shall have a value equal to the principal and Accrued Interest owing under the Notes owned by such Beneficial Noteholder as at the Voting Record Date.

Each Ordinary Affected Creditor with a Voting Claim shall be entitled to one vote as a member of the Affected Creditors Class, which vote shall have a value equal to the dollar value of such Ordinary Affected Creditor’s Voting Claim.

Each Affected Creditor with an Unresolved Claim as at the Voting Record Date shall be entitled to attend the Meeting and shall be entitled to one vote at the Meeting in respect of such Unresolved Claim. Any vote cast in respect of an Unresolved Claim shall be dealt with as described in the Meeting Order unless and until (and then only to the extent that) such Unresolved Claim is ultimately determined to be (i) a Voting Claim, in which case such vote shall have the dollar value attributable to such Voting Claim or (ii) disallowed, in which case such vote shall not be counted for any purpose.

Each of the Third Party Defendants will be entitled to one vote as a member of the Affected Creditors Class in respect of any Class Action Indemnity Claim that it has properly filed in respect of the Indemnified Noteholder Class Action Claims, provided that the aggregate value of all such Class Action Indemnity Claims shall, for voting purposes, be deemed to be equal to the amount of the Indemnified Noteholder Class Action Limit.

See “Meeting and Voting – Entitlement to Vote”.

Appointment of Proxyholders and Voting

In Person. Any Ordinary Affected Creditor or Beneficial Noteholder that is entitled to vote at the Meeting and that wishes to vote at the Meeting in person must: (i) duly complete and sign an Ordinary Creditors’ Proxy or a Noteholders’ Proxy, as applicable; (ii) identify itself in the Ordinary Creditors’ Proxy or a Noteholders’ Proxy, as applicable, as the Person with the power to attend and vote at the Meeting on behalf of such Ordinary Affected Creditor or Beneficial Noteholder, as the case may be; and (iii) deliver such Ordinary Affected Creditors’ Proxy or Noteholders’ Proxy, as the case may be, to the Monitor so that it is received on or before 5:00 p.m. on the third Business Day before the Meeting (or any adjournment thereof), and such delivery must be made in accordance with the instructions accompanying such Ordinary Affected Creditors’ Proxy or Noteholders’ Proxy.

By Proxy. Any Ordinary Affected Creditor or Beneficial Noteholder that is entitled to vote at the Meeting and that wishes to appoint a nominee to vote on its behalf at the Meeting must: (i) duly complete and sign an Ordinary Creditors’ Proxy or a Noteholders’ Proxy, as applicable; (ii) identify its desired nominee in the Ordinary Creditors’ Proxy or a Noteholders’ Proxy, as applicable, as the Person with the power to attend and vote at the Meeting on behalf of such Ordinary Affected Creditor or Beneficial Noteholder, as the case may be; and (iii) deliver such Ordinary Affected Creditors’ Proxy or Noteholders’ Proxy, as the case may be, to the Monitor so that it is received on or before 5:00 p.m. on the third Business Day before the Meeting (or any adjournment thereof), and such delivery must be made in accordance with the instructions accompanying such Ordinary Affected Creditors’ Proxy or Noteholders’ Proxy.

See “Meeting and Voting – Appointment of Proxyholders and Voting”.

Purpose of the Plan

The purpose of the Plan is to: (i) effect a full, final and irrevocable compromise, release, discharge, cancellation and bar of all Affected Claims; (ii) effect the distribution of the consideration provided for herein in respect of Proven Claims; (iii) transfer ownership of the SFC Business to Newco, free and clear of all claims against SFC and certain related claims against the Subsidiaries, so as to enable the SFC Business to continue on a viable, going concern basis; and (iv) allow Affected Creditors and Noteholder Class Action Claimants to benefit from contingent value that may be derived from litigation claims to be advanced by the Litigation Trustee.

The Plan is put forward in the expectation that the Persons with an economic interest in SFC, when considered as a whole, will derive a greater benefit from the implementation of the Plan and the continuation of the SFC Business as a going concern than would result from a bankruptcy or liquidation of SFC.

Classification and Voting	The Plan provides for one class of Affected Creditors for the purpose of considering and voting on the Plan.

Treatment of Affected Parties

Generally, the Plan provides for treatment of claims as follows:

Claims of Current Noteholders and Other Affected Creditors. Noteholders and other Affected Creditors with Proven Claims will receive their pro rata share of 92.5% of the outstanding Newco Shares, 100% of $300 million principal amount of Newco Notes (the general terms of which are described herein and the specific terms of which will be described in a Plan Supplement to be issued in advance of the Meeting in accordance with the terms of the Meeting Order) and a 75% interest in the Litigation Trust (described below). Noteholders that became parties to the Support Agreement on or before the Consent Date of May 15, 2012 (or their assignees) will receive the remaining 7.5% of the outstanding Newco Shares (including the Unresolved Claims Reserve).

Shareholder and Shareholder Class Action Claims. The Plan does not provide for any recovery for current shareholders of SFC in their capacity as such. However, to the extent that current shareholders of SFC are within the class of claimants in the shareholder Class Actions involving the Company, the Plan preserves their ability to continue their claims against Third Party Defendants. Sino-Forest’s Existing Shares will be cancelled as part of the Plan for no consideration.

Indemnity Claims against Sino-Forest in respect of Shareholder Class Action Claims. All Class Action Indemnity Claims in respect of shareholder Class Action Claims (including indemnity claims against the Company by auditors, underwriters and directors and officers) will be released and will receive no recovery.

Claims of Former Noteholders. Class Action Claims of former noteholders of Sino-Forest against Sino-Forest and certain directors and officers will be released. Claims of former noteholders against certain third parties will be allowed to proceed subject to a limited claim amount that can be asserted in respect of any such claims that are validly indemnified by Sino-Forest, which amount shall be acceptable to the Company, the Initial Consenting Noteholders, the Monitor and counsel to the Class Action plaintiffs. The Noteholder Class Action Claimants will be collectively entitled to receive 25% of the Litigation Trust Interests, subject to certain conditions.

Indemnity Claims against Sino-Forest in respect of Class Action Claims by Former Noteholders. Class Action Indemnity Claims in respect of Indemnified Noteholder Class Action Claims will be allowed on a contingent basis, subject to the same limit as the claims of former Noteholders. However, nothing in the Plan impairs the ability of the Company, the Monitor and the Initial Consenting Noteholders from seeking a Court order that would cause such indemnity claims to be released without recovery in the same manner as indemnity claims in respect of shareholder Class Action Claims or otherwise.

Unaffected Claims. Certain other claims are “unaffected claims”, and holders of those unaffected claims will not be entitled to vote on the Plan. Holders of unaffected claims will be paid in full. Unaffected claims include: certain government priority claims relating to taxes, if any; certain employee priority and other employee claims, if any; and trade payables incurred by Sino-Forest after March 30, 2012.

Unresolved Claims. Distributions of Newco Notes, Newco Shares and Litigation Trust Interests in respect of Unresolved Claims will be maintained in the Unresolved Claims Reserve until such claims become Proven Claims or are disallowed or subordinated. All Claims against SFC for indemnification in respect of Indemnified Noteholder Class Action Claims or Defence Costs will be treated as Unresolved Claims for purposes of the Plan unless and until determined to be a Proven Claim or disallowed. To the extent that any distributions are made after the Plan Implementation Date in respect of any Unresolved Claims that have become Proven Claims, these distributions will have the effect of diluting the distributions (or recoveries) received by the Affected Creditors with Proven Claims as at the Plan Implementation Date.

Directors and Officers. The Plan provides for releases in favour of the Named Directors, being the current directors and officers of SFC as well as certain former directors or officers. However, certain types of claims will not be released pursuant to the Plan, including: (a) claims not permitted to be released by section 5.1(2) of the CCAA (b) claims for the tort of conspiracy; and (c) claims for fraud or criminal conduct. As noted above, the Third Party Defendants to the Class Action Claims that are proceeding would not be released under the Plan, other than the Named Directors to the extent noted above.

See “Description of the Plan – Treatment of Affected Parties Pursuant to the Plan”.

Creditor Approval of Plan

In order for the Plan to be approved pursuant to the CCAA, the Plan must be approved by a majority in number of Affected Creditors with Proven Claims, and two-thirds in value of the Proven Claims held by Affected Creditors, in each case who vote (in person or by proxy) on the Plan at the Meeting. If such approvals are obtained, in order to make the Plan effective, the Sanction Order must be obtained.

See “Required Approvals Under the CCAA and Other Conditions to Implementation – Creditor Approval”.

Court Approval under the CCAA

If the Plan is approved by the Required Majority, SFC shall apply for the Sanction Order. The hearing in respect of the Sanction Order is scheduled to take place on or about December 7, 2012 and December 10, 2012 at 10:00 a.m. (Toronto time) at the Court at 330 University Avenue, Toronto, Ontario, Canada.

See “Required Approvals Under the CCAA and Other Conditions to Implementation – Court Approval of the Plan Under the CCAA”.

Conditions to Implementation of the Plan

The implementation of the Plan is conditional upon satisfaction of, among others, the following conditions prior to or at the Effective Time:

(i)     the Plan shall have been approved by the Required Majority and the Court, and in each case the Plan shall have been approved in a form consistent with the Support Agreement or otherwise acceptable to SFC and the Initial Consenting Noteholders, each acting reasonably;

(ii)    the Sanction Order shall have been made and shall be in full force and effect prior to December 17, 2012, and the Plan Implementation Date shall have occurred no later than January 15, 2013;

(iii)  certain elements of the Restructuring Transaction and the Plan and matters relating to Newco shall be acceptable to the Initial Consenting Noteholders (as provided in greater detail in the Plan);

(iv)   the aggregate amounts of each of the: Indemnified Noteholder Class Action Limit, Proven Claims held by Ordinary Affected Creditors, Unaffected Claims Reserve, Administration Charge Reserve, Directors’ Charge Reserve, Monitor’s Post-Implementation Reserve, Litigation Funding Amount, Lien Claims to be satisfied by the return to the applicable Lien Claimants of the applicable secured property, Lien Claims to be repaid in cash, Unaffected Claims and each category of Unaffected Claims, Unresolved Claims and the Unresolved Claims Reserve, shall be acceptable to SFC, the Monitor and Initial Consenting Noteholders;

(v)    the Initial Consenting Noteholders shall have completed due diligence in respect of SFC and the Subsidiaries and the results of such due diligence shall be acceptable to the Initial Consenting Noteholders prior to the date of the hearing of the Sanction Order; and

(vi)   Certain regulatory approvals in the PRC and Canada.

(The foregoing is a brief summary of certain of the conditions precedent to the implementation of the Plan. A comprehensive list of conditions precedent is provided in Section 9.1 of the Plan. See “Required Approvals Under the CCAA and Other Conditions to Implementation – Conditions to Implementation of the Plan”.)

Timing of Plan Implementation

It is anticipated that the Plan will be implemented in accordance with the following timetable:

No later than November 29, 2012 -         Meeting

No later than December 17, 2012 -          Sanction Order

No later than January 15, 2013 -              Implementation of the Plan

Monitor	The Monitor and its counsel have been involved throughout the course of negotiations regarding the Plan and the Monitor supports the Company’s request to convene the meeting to consider the Plan.

Recommendations of the Board of Directors	For the reasons set out in “Recommendation of the Board of Directors”, the Board of Directors recommends that Affected Creditors vote for the Resolution to approve the Plan.

Support of Noteholders	Noteholders representing an aggregate of over 72% of the outstanding principal amount of the Notes as at the Consent Date as at the date hereof, have agreed to vote in favour of and to support the Restructuring and the Plan, in accordance with the terms and conditions of the Support Agreement. See “Support of the Noteholders”.

Certain Canadian Federal Income Tax Considerations

Certain tax considerations relating to the Plan are described in “Certain Canadian Federal Income Tax Considerations”. Affected Creditors should consult their own tax advisors with respect to their individual circumstances.

See “Certain Canadian Federal Income Tax Considerations”.

Risk Factors

Affected Creditors should carefully consider certain risk factors relating, among other things, to the non-implementation of the Plan, the Plan and its implementation, the securities of Newco, the Muddy Waters and OSC allegations, the SFC Business, and the PRC.

See “Risk Factors”.

Newco

Newco is expected to be incorporated as an exempt company under the laws of the Cayman Islands (or such other jurisdiction as is acceptable to SFC and the Initial Consenting Noteholders) pursuant to the Plan with share capital consisting of a single class of voting shares, being the Newco Shares. Holders of Newco Shares will be entitled to certain voting, information, pre-emptive and approval rights as provided in Newco's articles of association. See “Information Regarding Newco – Newco Shares”.

Newco will also issue U.S.$300 million principal amount of Newco Notes pursuant to the Plan. The Newco Notes will be senior debt obligations of Newco and will be secured, subject to permitted liens, on a first-priority basis with share pledges from certain Subsidiaries in a manner substantially similar to the pledges currently in place for the 2014 Notes and 2017 Notes and will have guarantees from certain Subsidiaries in a manner substantially similar to the guarantees currently in place for the 2013 Notes and 2016 Notes. Interest on the Newco Notes will be payable in cash or in kind, at Newco’s option, at a rate of 6% per annum if paid in cash, or 8% if paid in kind. Other terms of the Newco Notes are expected to be substantially similar to the 2014 Notes and 2017 Notes, with appropriate adjustments to reflect to size and structure of the business operated by Newco following the Plan Implementation Date See “Information Regarding Newco – Newco Notes”.

Additional information regarding Newco, including information relating to Newco’s governance and management and information relating to the Newco Shares and Newco Notes, will be provided in the Plan Supplement to be issued in accordance with the terms of the Meeting Order.

Litigation Trust	A description of the Litigation Trust, including the Litigation Funding Amount, will be provided in the Plan Supplement to be issued in advance of the Meeting in accordance with the terms of the Meeting Order.

Alternative Sale Transaction

The Plan provides that, at any time prior to the implementation of the Plan, SFC may, with the consent of the Initial Consenting Noteholders, complete a sale of all or substantially all of the SFC Assets on terms that are acceptable to the Initial Consenting Noteholders (an “Alternative Sale Transaction”), provided that any such Alternative Sale Transaction has been approved by the Court pursuant to section 36 of the CCAA on notice to the service list. In the event that an Alternative Sale Transaction is completed, the terms and conditions of the Plan would continue to apply, subject to the following:

(a)    The Newco Shares and Newco Notes would not be distributed under the Plan (given that Newco would not need to be formed in the context of any such asset sale). Instead, the consideration paid or payable to SFC pursuant to the Alternative Sale Transaction (the “Alternative Sale Transaction Consideration”) would be distributed to the Persons entitled to receive Newco Shares under the Plan in the same proportions (and subject to the same terms and conditions) as are applicable to the distribution of Newco Shares under the Plan.

(b)    All provisions in the Plan that address Newco would be deemed ineffective given that Newco would not need to be formed in connection with an Alternative Sale Transaction.

(c)    All provisions in the Plan that address the creation and issuance of the Newco Shares and Newco Notes would be deemed ineffective given that the Newco Shares and the Newco Notes would not be issued in connection with an Alternative Sale Transaction.

(d)    All provisions relating to the entitlement of Affected Creditors to receive Newco Shares, and the amount of Newco Shares any given Affected Creditor is entitled to receive under the Plan, would continue to apply so as to govern the distribution of the Alternative Sale Transaction Consideration in place of the Newco Shares, and in the same proportions among the Affected Creditors.

(e)    SFC, with the written consent of the Monitor and the Initial Consenting Noteholders, shall be permitted to make any such other amendments, modifications and supplements to the terms and conditions of the Plan as may be necessary to: (i) facilitate the Alternative Sale Transaction; (ii) cause the Alternative Sale Transaction Consideration to be distributed in the same proportions and subject to the same terms and conditions as are subject to the distribution of Newco Shares under the Plan; and (iii) complete the Alternative Sale Transaction and distribute the Alternative Sale Transaction Proceeds in a manner that is tax efficient for SFC and the Affected Creditors with Proven Claims, provided in each case that (A) a copy of such amendments, modifications or supplements is filed with the Court and served upon the service list; and (B) the Monitor is satisfied that such amendments, modifications or supplements do not materially alter the proportionate entitlements of the Affected Creditors, as among themselves, to the consideration distributed pursuant to the Plan.

Except for the requirements to obtain (i) the prior written consent of the Initial Consenting Noteholders for an Alternative Sale Transaction and (ii) the approval of the Alternative Sale Transaction by the Court pursuant to section 36 of the CCAA (on notice to the service list), once the Plan has been approved by the Required Majority of Affected Creditors, no further meeting, vote or approval of the Affected Creditors would be required to enable SFC to complete an Alternative Sale Transaction.

INFORMATION REGARDING SINO-FOREST

Business of Sino-Forest

SFC is a corporation continued under the CBCA. It is an integrated forest plantation operator and forest products company, with assets predominantly located in the PRC. Its principal businesses include the ownership and management of forest plantation trees, the sale of standing timber, wood logs and wood products, and the complementary manufacturing of downstream engineered-wood products.

In addition, SFC holds an indirect majority interest in Greenheart, a Hong Kong listed investment holding company, which, together with the Greenheart Group, owns certain rights and manages hardwood forest concessions in the Republic of Suriname and a radiata pine plantation on freehold land in New Zealand. While Greenheart is an indirect Subsidiary of SFC, it has its own distinct operations and financing arrangements and is not party to or a guarantor of the Notes, which are described below. Greenheart Group and SFC operate out of separate office buildings in Hong Kong. Greenheart Group was not implicated in the allegations made against Sino-Forest by Muddy Waters on June 2, 2011, which are described further below.

Corporate Structure

SFC is a holding company. Its principal assets are the shares it holds in the Direct Subsidiaries, some cash and the SFC Intercompany Claims. It operates its business through 136 Subsidiaries, six of which are directly wholly-owned by it being Sino-Panel Holdings Limited (incorporated in the BVI), Sino-Global Holdings Inc. (incorporated in the BVI), Sino-Panel Corporation (incorporated in Canada), Sino-Wood Partners, Limited (incorporated in Hong Kong), Sino-Capital Global Inc. (incorporated in the BVI), and SFC Barbados. SFC also holds all of the preference shares of Sino-Forest Resources Inc. (incorporated in the BVI). The 136 Subsidiaries are comprised of 67 PRC incorporated corporations (with 11 branch companies), 58 BVI incorporated corporations, seven Hong Kong incorporated corporations, one Canadian corporation and three corporations incorporated in other jurisdictions. The Greenheart Group is not included in the foregoing.

Capital Structure

Equity

As at the date of this Information Statement, approximately 246 million Common Shares are issued and outstanding. No other classes of shares of SFC are outstanding.

Debt

SFC has issued four series of Notes which remain outstanding. In addition to the four series of Notes issued by SFC, many of the Subsidiaries (and the Greenheart Group) have their own banking facilities aggregating approximately $43.2 million in principal amount as at September 29, 2012, including lending facilities, which are not intended to be affected by the Plan.

2017 Senior Notes

On October 21, 2010, SFC issued the 2017 Notes in the principal amount of U.S. $600 million. The 2017 Notes mature on October 21, 2017, and interest is payable semi-annually, on April 21 and October 21, at a rate of 6.25% per annum. The 2017 Notes are listed but do not trade on the Singapore Stock Exchange and are supported by guarantees from 60 Subsidiaries and share pledges from 10 of those same Subsidiaries.

2016 Convertible Notes

On December 17, 2009, SFC issued the 2016 Notes in the principal amount of U.S. $460 million. The 2016 Notes mature on December 15, 2016, and interest is payable semi-annually, on June 15 and December 15, at a rate of 4.25% per annum. The 2016 Notes are supported by guarantees from 64 Subsidiaries.

2014 Senior Notes

On July 27, 2009, SFC issued by way of exchange offer the 2014 Notes in the principal amount of U.S. $399,517,000. The 2014 Notes mature on July 28, 2014, and interest is payable semi-annually, on January 26 and July 26, at a rate of 10.25% per annum. The 2014 Notes are listed but do not trade on the Singapore Stock Exchange and are supported by guarantees from 60 Subsidiaries and share pledges from 10 of those same Subsidiaries.

2013 Convertible Notes

On July 17, 2008 and August 6, 2008, SFC issued the 2013 Notes in the aggregate principal amount of U.S. $345 million. The 2013 Notes mature on August 1, 2013, and interest is payable semi-annually, on February 1 and August 1, at a rate of 5% per annum. The 2013 Notes are supported by guarantees from 64 Subsidiaries.

Business Model

Plantation / Timber Rights in the PRC

There are four types of rights associated with timber plantations in the PRC: (i) plantation land ownership; (ii) plantation land use rights; (iii) timber ownership; and (iv) timber use rights. All of these are separate rights and can be separately owned by different parties.

Private enterprises cannot own plantation land in the PRC but may hold plantation land use rights for a specified duration (up to 70 years but typically 30 to 50 years), timber ownership and timber use rights. Foreign enterprises are not prohibited by law from acquiring timber ownership or timber use rights.

The various rights associated with timber plantations in the PRC and the limitations on which entities can hold such rights were one of management's stated reasons for Sino-Forest’s complex business models described below.

For its timber business in the PRC, Sino-Forest utilizes two models, one involving BVI entities (“BVI Entities”), and the other involving Subsidiaries incorporated in the PRC as wholly foreign owned enterprises (“WFOEs”).

The BVI Model

Due to restrictions on wholly foreign-owned enterprises from engaging in the commodity distribution industry in the PRC until 2004, Sino-Forest uses BVI Entities to carry on its forestry business in the PRC.

Under the BVI model, the Sino-Forest BVI Entities involved in the standing timber business acquire standing timber from suppliers. The suppliers are usually aggregators who acquire the standing timber and, typically, plantation land use rights from other suppliers or from original timber owners, such as villagers or collectives, or from smaller aggregators. As non-PRC companies, the BVI Entities could not and did not acquire plantation land use rights in the PRC, and instead only acquired the rights to timber in the PRC pursuant to the relevant standing timber purchase contracts.

The BVI model does not involve the Sino-Forest BVI Entities concurrently acquiring the plantation land use rights or leases of the underlying plantation land with the purchase of standing timber, as the BVI Entities cannot legally acquire plantation land use rights. However, the BVI Entities' supply contracts typically contain a right of first refusal for the BVI Entities to acquire, or nominate an affiliate to acquire, the plantation land use rights after the timber has been harvested. Despite such common contractual provisions, such right has rarely, if ever, been exercised by the Sino-Forest BVI Entities.

Due to restrictions under PRC laws, the Sino-Forest BVI Entities do not sell standing timber directly to customers. Instead, they conduct the sale of standing timber through “authorized intermediaries” (“AIs”, which are also called “entrusted sales agents” in the BVI model) pursuant to “entrusted sales agreements”. Under the BVI model, the AIs serve as Sino-Forest’s customers of its standing timber business.

Pursuant to the entrusted sales agreements entered into with the AIs, the AIs are obliged to deduct and remit on behalf of Sino-Forest all of the applicable taxes payable to the PRC government in connection with the ultimate sale of the timber by the AIs. Sino-Forest is not, however, in a position to know whether or not the AIs have in fact remitted applicable taxes on behalf of Sino-Forest.

Under PRC law, BVI Entities are not allowed to have bank accounts in the PRC and money flowing in and out of the PRC is strictly controlled through foreign exchange controls. As a result, the Sino-Forest BVI Entities do not directly pay the suppliers or receive payments from the AIs. Instead, the AIs are instructed by Sino-Forest to make set-off payments. Pursuant to the instructions of Sino-Forest, AIs make payments directly or indirectly to Sino-Forest’s suppliers for amounts owed by Sino-Forest BVI Entities to those suppliers. As a result, no cash actually flows directly through the BVI Entities. SFC then receives confirmations from the AIs and suppliers that payments have been made and received, respectively.

The nature of the BVI model means that Sino-Forest cannot obtain cash from its BVI model operations or monetize its BVI model assets without engaging in the complicated “on-shoring” process which is discussed further below or by using other more costly methods than the “on-shoring” process. Furthermore, the set-off payment system necessitated by the BVI model impaired the Independent Committee’s ability to verify the flow of funds during its investigation. The Independent Committee was also unable to confirm whether a number of suppliers and AIs were unrelated to Sino-Forest.

Sino-Forest has established 58 BVI Entities, 55 of which are guarantors of at least certain of the Notes. Not all of these BVI Entities are involved in the BVI model or standing timber business. Of the 58, there are 20 involved in the BVI standing timber business while the remaining BVI Entities are either holding companies or used in Sino-Forest’s log trading business.

Sino-Forest has historically reported that its revenues and profits were primarily generated from the BVI model.

The WFOE Model

Commencing in 2004, the PRC’s Ministry of Commerce permitted foreign investors to invest in PRC-incorporated trading companies and to participate in most areas of the commodity distribution industry, including the purchase and sale of standing timber throughout the PRC. Prior to this time, WFOEs were prohibited from engaging in the commodity distribution industry.

Management of the Company has informed the Board that since 2006 almost all of Sino-Forest’s new cash capital invested in timber assets has been employed through the WFOE model (as opposed to the BVI model).

Unlike BVI Entities, WFOEs can acquire land use rights or land leases as well as standing timber rights, and can have bank accounts in the PRC. Because of the WFOEs’ direct presence in the PRC, they are also eligible to obtain financing from PRC banks to finance their operations. WFOEs can log the timber and sell both logs and standing timber to end customers, which means they do not need (and do not use) AIs. The WFOEs generally pay the suppliers directly for the standing timber and generally directly receive payment from end customers instead of utilizing the set-off arrangement used by Sino-Forest’s BVI Entities in the BVI model.

None of Sino-Forest’s WFOEs are guarantors of the Notes, nor have their shares been pledged by their BVI parents.

On-shoring

Given the inherent problems with the BVI model and the relative advantages of the WFOE model, Sino-Forest has explored various methods of migrating or “on-shoring” its BVI model timber assets into the WFOE model. SFC believes that the successful transition of assets from a BVI model to a WFOE model has many merits, including providing the foreign parent an ability to have direct access to the cash generated from the sale of timber assets to customers.

SFC has been investigating alternative on-shoring structures. The Board understands that there are a number of alternatives available; however, any alternative that is ultimately chosen is expected to be a multi-year process due to (i) the volume of assets that need to be moved into the WFOE model, (ii) the large number of different locations in which Sino-Forest has BVI model timber assets in the PRC, (iii) the likely multiple rounds of negotiations required with the various stakeholders in each location, and (iv) SFC’s currently limited resources. Sino-Forest expects to incur substantial costs in connection with any “on-shoring” process it undertakes. There can be no assurance that any on-shoring process will be successful, or if successful, the costs or timing thereof.

Operations

Sino-Forest’s operations are comprised of three core business segments. Wood fibre operations and log trading have historically been the primary revenue contributors, while manufacturing and other operations enhance the value of the fibre operations by producing downstream products.

Wood Fibre Operations

Sino-Forest’s wood fibre operations consist of acquiring, cultivating and selling standing timber or logs from purchased and planted plantations in nine provinces across the PRC.

Sino-Forest generates the majority of its revenue from the sale of standing timber and logs. Most of the standing timber and logs sold by Sino-Forest come from Sino-Forest’s tree plantations, located primarily in the southern and eastern regions of the PRC.

Sino-Forest operates plantations for the wood fibre operations using two principal plantation models: purchased and planted, each of which is explained in greater detail below. The purchased plantation model operates through two legal structures: the BVI model and, to a lesser extent, the WFOE model. The planted plantation model is operated exclusively through the WFOE model, although the WFOEs themselves are typically held indirectly through a BVI Entity.

A. Purchased Plantation Model

The purchased plantation model under the BVI model only involves the purchase and sale of standing timber.

WFOEs are also engaged in the purchase and sale of standing timber. When conducted through a WFOE, purchases of standing timber are sometimes accompanied by concurrently obtaining plantation land use rights or leases.

In both the BVI and WFOE models, the purchase price of the trees takes into account a variety of factors such as the trees’ species, age, size, quality and location. Other considerations include soil and weather conditions for replanting, log prices, and regional market location and demand. Sino-Forest does not typically need to conduct extensive plantation management work with respect to the trees growing on the purchased plantations, but does take measures to ensure that the trees are protected from pests, disease and theft.

Sino-Forest’s approach is to purchase plantations in remote parts of the PRC that the PRC government has identified in its five year plans as being areas for future development. As a result, physical access to the plantations is often very challenging.

The purchased plantations under Sino-Forest management in the PRC consist of a diverse mix of tree species, predominantly Chinese fir and pine. Purchasing trees allows Sino-Forest to quickly expand its plantation portfolio geographically, as well as its inventory of harvestable fibre and leasable land.

B. Planted Plantation Model

The planted plantation model is conducted by WFOEs, and involves obtaining plantation land use rights, sometimes with standing timber and sometimes as bare land suitable for planting. Sales from these planted plantations do not utilize AIs but rather generally involve direct fund transfers to and from the WFOEs’ suppliers and customers.

Sino-Forest leases suitable land on a long-term basis, typically 30 to 50 years, and applies scientifically advanced seedling technology and silviculture techniques that management believes improves tree growth. The mature trees are sold as standing timber or as harvested logs, and then Sino-Forest replants the land with seedlings.

Sino-Forest’s operating model allows for the sale of fibre either as standing timber or harvested logs, depending on its customers’ preferences and market demand.

Sino-Forest’s planted plantations consist primarily of eucalyptus trees, a fast-growing high yielding species.

The goal of Sino-Forest’s R&D efforts has been to improve tree plantation yields and the quality of the trees grown on Sino-Forest’s plantations.

Log Trading Operations

Sino-Forest’s operations in the trading of wood logs included the sourcing of wood logs and wood-based products mainly globally, and selling them in the domestic PRC market.

These wood-based products consist primarily of large diameter logs, sawn timber, veneers and other wood-based products sourced from Thailand, Suriname, Papua New Guinea, Brazil, Vietnam, Russia and New Zealand. In these transactions, Sino-Forest purchases wood-based products that correspond to the requirements of wood dealers, and sells directly to these dealers. Sino-Forest’s customers in these transactions are primarily wood dealers in the PRC. Given its current financial challenges, Sino-Forest has substantially ceased any new log trading initiatives.

Manufacturing and Other Operations

Sino-Forest currently has manufacturing operations in six provinces in the PRC that produce various wood-based products. In addition, Sino-Forest has greenery and nursery operations based in Jiangsu Province, which were established to source, supply and manage landscaping products for property developers and other organizations.

Location of Sales

Substantially all of Sino-Forest’s sales (including the sales of Greenheart Group) are generated in the PRC.

Suppliers

Standing timber is sourced primarily from local suppliers in the PRC. As described above, the PRC-based suppliers are usually aggregators who acquire standing timber and/or land use rights from other suppliers or from original timber owners such as villagers or collectives.

Logs and wood-based products supplied through Sino-Forest’s trading activities are sourced primarily from suppliers outside the PRC, primarily from Thailand, Suriname, Papua New Guinea, Brazil, Vietnam, Russia and New Zealand.

Customers

As described above, the AIs serve as Sino-Forest’s customers under the BVI model of its standing timber business. WFOEs, on the other hand, can log the timber and sell both logs and standing timber to end customers, which means they do not need (and do not use) AIs.

Employees

SFC currently has two employees, one of which is based in Canada. As at September 30, 2012, collectively, the SFC Companies employ a total of approximately 3,203 employees, with approximately 3,129 located in the PRC and approximately 72 located in Hong Kong. In addition, the Greenheart Group employs approximately 436 employees as at August 31, 2012.

Reporting Issuer Status & Stock Exchange Listings

SFC is a reporting issuer under Canadian securities laws and its Common Shares previously traded on the Toronto Stock Exchange. Currently, SFC is in default of its reporting obligations under Canadian securities laws, its securities are subject to a cease trade order issued by the OSC and its Common Shares were delisted from the Toronto Stock Exchange in May, 2012. The 2017 Notes and the 2014 Notes are listed but do not trade on the Singapore Stock Exchange.

CCAA PROCEEDINGS AND OTHER MATTERS

Events Leading to the Commencement of CCAA Proceedings

Muddy Waters Report

On June 2, 2011, Muddy Waters, which held a short position on SFC’s shares, published a report (the “MW Report”) alleging that Sino-Forest, among other things, was a “near total fraud” and a “Ponzi scheme.” Among other things, the MW Report alleged that Sino-Forest does not hold the full amount of timber assets that it reports, that the timber assets actually held by Sino-Forest have been overstated, and that Sino-Forest overstated its revenue. In addition, the MW Report alleged that Sino-Forest has engaged in unreported related-party transactions.

The Independent Committee, Ontario Securities Commission, Royal Canadian Mounted Police and Hong Kong Securities and Futures Commission Investigations

On June 2, 2011, the same day that the MW Report was released, the Board appointed the Independent Committee, a Board committee consisting exclusively of directors independent of management of the Company, which in turn retained independent legal and financial advisors in Canada, Hong Kong and the PRC, to investigate the allegations set out in the MW Report.

On June 8, 2011, the OSC publicly announced that it was investigating matters related to SFC.

Later in June 2011, the HKSFC commenced an investigation into Greenheart Group. As a company listed on the Hong Kong Stock Exchange and headquartered in Hong Kong, the HKSFC is Greenheart’s primary securities regulator. In addition to its investigation of Greenheart Group, the HKSFC has been assisting the OSC with its investigation pursuant to standing reciprocal agreements between the HKSFC and OSC.

In late August 2011, counsel for the Independent Committee received an inquiry from the RCMP requesting cooperation from the Independent Committee in connection with an investigation into the allegations in the MW Report. Representatives of the Independent Committee met with and provided information to the RCMP from time to time. The RCMP also has made information requests of the Independent Committee from time to time.

In connection with the OSC, HKSFC and RCMP investigations, Sino-Forest made extensive production of documents, in particular to the OSC, including documents sourced from jurisdictions outside of the OSC’s power to compel production. Sino-Forest also has facilitated interviews by the OSC with Sino-Forest personnel. In addition, Sino-Forest has responded to extensive inquiries, the most far-reaching coming from the OSC, and has provided periodic oral briefings to OSC staff. The Independent Committee Reports were provided to OSC staff on an unredacted basis, as described below.

First Interim Report

On August 10, 2011, the Independent Committee delivered the First Interim Report. SFC has publicly disclosed on SEDAR and on its website redacted versions of the First Interim Report and the two subsequent reports of the Independent Committee. The three reports have been redacted to protect information that the Board believes is commercially sensitive, the disclosure of which could be harmful to Sino-Forest's business and operations, especially in the PRC. Each of the three reports has been produced without redactions to OSC staff pursuant to a compelled process designed to allow OSC staff to receive information relevant to its investigation, while at the same time protecting SFC’s sensitive information.

The First Interim Report was the result of the Independent Committee and its advisors assembling and organizing significant data from Sino-Forest’s records, and reviewing Sino-Forest’s cash holdings, revenue and relationships. In the First Interim Report, while the Independent Committee did not determine that there was any validity to the allegations in the MW Report, its findings were limited as the investigation was still ongoing.

Also in its First Interim Report, the Independent Committee’s accounting advisors confirmed Sino-Forest’s cash balances in specific accounts as at June 13, 2011, for accounts located inside and outside of the PRC. A total of 293 accounts controlled by Sino-Forest in Hong Kong were confirmed, representing 100% of the expected cash position in Hong Kong. However, Sino-Forest had 267 accounts in the PRC with respect to which the logistics and requirements of in-person/in-branch verification in the PRC led the Independent Committee advisors to confirm 28 accounts, representing approximately 81% of the expected cash position in the PRC. The Independent Committee was satisfied based on this verification that Sino-Forest’s expected cash position in the PRC existed as at the date of confirmation.

Second Quarter 2011 Financial Results

The First Interim Report was delivered to the Board shortly before the Board was asked to authorize the release of SFC’s 2011 interim financial statements for the second quarter ended June 30, 2011 (the “Q2 Results”). The Q2 Results were released on August 15, 2011.

Almost immediately after the Q2 Results were released, the Independent Committee’s advisors identified and brought to the attention of the Independent Committee approximately 60 documents, some of which raised potential conduct issues and others of which raised questions as to whether Sino-Forest’s relationships with some of its AIs and suppliers were conducted at arm’s length.

On August 26, 2011, Allen Chan resigned as Chairman, Chief Executive Officer and as a director of SFC pending the completion of the review by the Independent Committee of the allegations in the MW Report. He was appointed Founding Chairman Emeritus and Mr. Judson Martin was appointed as Chief Executive Officer. Sino-Forest also placed three employees on administrative leave, and a fourth senior employee was requested to act solely on the instructions of Mr. Martin.

Also on August 26, 2011, the OSC issued a cease trade order with respect to the securities of SFC and with respect to certain senior management personnel. The cease trade order continues in force to date.

Second Interim Report

On November 13, 2011, the Independent Committee delivered its Second Interim Report to the Board. Subject to the limitations described therein, the Second Interim Report confirmed registered title or contractual or other rights to Sino-Forest’s stated timber assets, reconciled the book value of the BVI timber assets and Sino-Forest WFOE standing timber assets as set out in SFC’s 2010 annual financial statements to the purchase prices for such assets as set out in the BVI and WFOE standing timber purchase contracts reviewed by the Independent Committee advisors and reconciled reported total revenue to sales contracts. Subject to the scope limitations described in the Second Interim Report, the Independent Committee confirmed to its satisfaction that the Company has registered title to approximately 151,000 hectares of plantations, being 17.9% of its disclosed timber holdings by area as at December 31, 2010, and additional contractual rights to approximately 683,000 hectares of plantations, being 81.3% of its disclosed timber holdings by area as at December 31, 2010. The Independent Committee reported that it or its advisors had reviewed originals or copies of purchase contracts for the acquisition by Sino-Forest of virtually all of its disclosed timber holdings as at December 31, 2010.

The Independent Committee noted a number of challenges that it had encountered in conducting its investigation including the following:

(a)	The PRC legal regime for forestry did not permit title to standing timber, when not held in conjunction with a land use right, to be definitively proven by reference to a government maintained register.

(b)	Obtaining information from third parties outside the control of the Independent Committee was very difficult.

(c)	Sino-Forest had a small management team which was stretched by the demands of the Independent Committee investigation, the OSC investigation and the auditors’ review, as well as the management changes described above, among other reasons.

(d)	Cultural, language and geographic issues including that most of the Company’s documents are in Chinese and most of its Asia-based management’s first language is Chinese; the importance of personal relationships in the PRC; business practices with respect to documentation of contractual arrangements is not as comprehensive as would be typical in Western jurisdictions; and the wide geographic scope of the Company’s operations within China.

(e)	Corporate governance and operational weaknesses arising from the fact that a small group of management are integral to maintaining relationships and negotiating contracts; operational and administrative systems are not sophisticated having regard to the size and complexity of the Company’s business; no internal audit function; and use of personal email for Company business.

(f)	Complexity, lack of visibility and limitations of BVI model.

(g)	Lack of full cooperation/openness in the Independent Committee’s examination from certain members of management.

(h)	Lack of independence of the Independent Committee process due to reliance on management.

For the full list of challenges and a more extensive description of them, refer to the Second Interim Report.

Failure to Release Third Quarter 2011 Financial Results and Default Under the Notes

Subsequent to August 26, 2011, the Independent Committee’s advisors identified additional documents that raised issues meriting comment and explanation from SFC’s management. SFC’s external counsel, in responding to requests from the OSC, also identified documents of a similar nature. Further documents meriting comment and explanation were identified by SFC’s external auditors and in interviews conducted by OSC staff.

As SFC reached the November 15, 2011 deadline to release its 2011 third quarter financial statements for the period ended September 30, 2011 (the “Q3 Results”), the Audit Committee recommended and the Board agreed that SFC should defer the release of the Q3 Results until certain issues could be resolved to the satisfaction of the Board and SFC’s then external auditor. The issues included (i) determining the nature and scope of the relationships between Sino-Forest and certain of its AIs and suppliers, as discussed in the Second Interim Report, and (ii) the satisfactory explanation and resolution of issues raised by certain documents identified by the Independent Committee’s advisors, SFC’s counsel, SFC’s external auditors, and/or by OSC staff.

On November 15, 2011, the date upon which SFC’s Q3 Results were due, SFC issued a press release announcing that the Independent Committee had delivered its Second Interim Report to the Board. The November 15, 2011 press release also stated that the Board had concluded that, as a result of ongoing work arising from the allegations raised in the MW Report, it was not in a position to authorize the release of the Q3 Results at that time. The release stated that SFC would try to release the Q3 Results within 30 days.

SFC’s failure to file the Q3 Results and provide a copy of the Q3 Results to the Trustees and to its Noteholders under the Note Indentures on or before November 15, 2011 constituted a default under those Note Indentures. Pursuant to the Note Indentures, an event of default would have occurred if SFC failed to cure that default within 30 days in the case of the senior Notes, and 60 days in the case of the convertible Notes, after having received written notice of such default from the relevant Trustee or the holders of 25% or more in aggregate principal amount of a given series of Notes.

While SFC worked diligently to try to resolve the outstanding issues, it became clear that SFC was not going to be able to release the Q3 Results within that time frame. On December 12, 2011, SFC issued a press release announcing that it would not be able to release the Q3 Results within the 30-day period originally indicated in the November 15, 2011 press release.

Moreover, in the press release, SFC announced that, in the circumstances, there was no assurance that it would be able to release the Q3 Results, or, if able, as to when such release would occur. In the December 12, 2011 press release, SFC also announced that the Board had determined not to make the $9.775 million interest payment on the 2016 Notes that was due on December 15, 2011.

As disclosed in the December 12, 2011 press release, the circumstances that caused SFC to be unable to release the Q3 Results also could impact the reliability of SFC’s historical financial statements and related audit reports.

SFC’s failure to make the $9.775 million interest payment on the 2016 Notes when due on December 15, 2011 constituted a default under the 2016 Note Indenture. Under the terms of that Note Indenture, SFC had 30 days to cure its default and make the required interest payment in order to prevent an event of default from occurring, which could have resulted in the acceleration and enforcement of the approximately $1.8 billion in Notes which have been issued by SFC and guaranteed by many of its Subsidiaries outside of the PRC.

On December 18, 2011, SFC announced that it had received written notices of default dated December 16, 2011, in respect of its 2014 Notes and its 2017 Notes. The notices, which were sent by the Trustees under the relevant Note Indentures, referenced SFC’s previously-disclosed failure to release the Q3 Results on a timely basis. SFC reiterated in the December 18, 2011 press release that it did not expect to be able to file the Q3 Results and cure the default within the 30-day cure period.

In response to the receipt of the notices of default, among other considerations, on December 16, 2011, the Board established a Special Restructuring Committee of the Board (the “Restructuring Committee”) comprised exclusively of directors independent of management of SFC, for the purpose of supervising, analyzing and managing strategic options available to SFC. The members of the Restructuring Committee are William Ardell, Chair of the Board, who is also Chair of the Restructuring Committee, and Garry West. James Hyde, Chair of the Audit Committee and an independent director, while not a member of the Restructuring Committee, has attended meetings of the Restructuring Committee and participated fully in its deliberations.

Following discussions with its external auditors, on January 10, 2012, SFC issued a press release cautioning that its historical financial statements and related audit reports should not be relied upon.

The Waiver Agreements

On January 12, 2012, SFC announced that following extensive discussions with an ad hoc committee of Noteholders, holders of a majority in principal amount of SFC’s 2014 Notes and its 2017 Notes had agreed to waive the default arising from SFC’s failure to release the Q3 Results on a timely basis.

Pursuant to the waiver agreements, SFC agreed, among other things, to make the $9.775 million interest payment on its 2016 Notes that was due on December 15, 2011, curing the default under the 2016 Note Indenture. That payment was made in accordance with the waiver agreements.

The Independent Committee’s Final Report

On January 31, 2012, SFC publicly released a redacted version of the Final Report of the Independent Committee. The Final Report set out the activities undertaken by the Independent Committee since mid-November 2011, the findings from such activities and the Independent Committee’s conclusions regarding its examination and review.

The Independent Committee concluded that notwithstanding that there remained issues which had not been fully answered, the work of the Independent Committee was at the point of diminishing returns because much of the information which it was seeking lay with non-compellable third parties, might not exist or was apparently not retrievable from the records of the Company.

In its January 31, 2012 press release announcing the release of the Final Report, SFC also disclosed the results of a “proof of concept” tree asset verification process undertaken to determine if the standing timber referenced in particular purchase contracts could be located and quantified by an independent forestry expert engaged to undertake the exercise. The exercise was undertaken to address the issue raised in the Second Interim Report regarding the absence of maps in the possession of SFC’s BVI Subsidiaries to show the precise location of the timber subject to plantation purchase contracts.

Subsequent to January 31, 2012, Sino-Forest has taken steps to apply the tree asset verification process over a statistically relevant sampling of Sino-Forest’s forest assets. The results of the proof of concept exercise and the process undertaken since the release of the Final Report are described below in “CCAA Proceedings and Other Matters – Asset Verification Process”.

Following the delivery of the Final Report, and in accordance with the waiver agreements, the Board adopted a resolution instructing the Independent Committee to cease its investigative, review and oversight activities. Any issues within the authority of the Independent Committee that remained outstanding were referred to SFC’s Audit Committee or Restructuring Committee.

Gating Issues to an Audit

SFC worked diligently to address issues identified by SFC’s Audit Committee, the Independent Committee and by its then external auditor, Ernst & Young LLP (“E&Y”), as requiring resolution in order for SFC to be in a position to obtain an audit opinion in relation to the 2011 Results. Many of the same issues also impact SFC’s ability to release the Q3 Results.

As SFC has publicly disclosed in its press releases, the gating issues to the release of the Q3 Results and to obtaining an audit of the 2011 Results include (i) determining the nature and scope of the relationships between Sino-Forest and certain of its AIs and suppliers, and (ii) the satisfactory explanation and resolution of issues raised by certain documents identified by the Independent Committee’s advisors, SFC’s counsel, SFC’s auditors, and/or by OSC staff.

The “relationship issues” described above are discussed extensively in the Second Interim Report and in the Final Report of the Independent Committee. Relationship issues were prominent in the approximately 60 documents provided to OSC staff, and SFC remains unable to resolve them.

Restructuring Support Agreement with Noteholders

While the waiver agreements prevented the Trustees under the relevant Note Indentures from accelerating and enforcing the Note indebtedness as a result of SFC’s failure to file its Q3 Results, those waiver agreements would have expired on the earlier of April 30, 2012 and any earlier termination of the waiver agreements in accordance with their terms. In addition, SFC’s pending failure to file its audited financial statements for its fiscal year ended December 31, 2011 (the “2011 Results”) by March 30, 2012, would have again put the Trustees in a position to accelerate and enforce the Note indebtedness, creating additional uncertainty around the SFC Business.

Following extensive arm’s length negotiations between SFC and an ad hoc committee of Noteholders, the parties agreed on the framework for a consensual resolution of SFC’s defaults and the restructuring of its business, and entered into the Support Agreement on March 30, 2012, which was initially executed by holders of SFC’s Notes holding approximately 40% of the aggregate principal amount of the Notes. As at the Consent Date, holders of over 72% of the aggregate principal amount of the Notes have agreed to be parties to the Support Agreement.

From a commercial perspective, the restructuring contemplated by the Support Agreement was intended to accomplish the following objectives:

(a)	the separation of Sino-Forest’s business operations from the problems facing SFC outside of the PRC by transferring the intermediate holding companies which own the SFC Business and SFC's intercompany claims against its Subsidiaries (which include the entire substantive operations of the SFC Companies) to the Noteholders and Other Affected Creditors (as defined in the Support Agreement) in compromise of their claims against SFC (if the Sale Solicitation Process did not generate a superior transaction, as described below);

(b)	the Sale Solicitation Process being undertaken to determine if any person or group of persons would purchase Sino-Forest's business operations pursuant to a CCAA plan for an amount in excess of a threshold amount of consideration, with the potential for excess above such threshold amount being directed to shareholders and other stakeholders subordinate to the Noteholders. The Sale Solicitation Process was intended to ensure that SFC pursued all avenues available to it to maximize value for its stakeholders;

(c)	a structure (including funding) that would enable litigation claims to be pursued for the benefit of SFC's stakeholders in accordance with the Support Agreement against a number of potential defendants; and

(d)	if the Sale Solicitation Process did not result in a sale, constituents subordinate to the Noteholders recovering some “upside” in the form of a profit participation if Sino-Forest’s business operations acquired by the Noteholders were monetized within seven years from the date of the implementation of the Plan at a profit, as further described in the Support Agreement.

The decision to enter into the Support Agreement was given careful consideration by the Board. But for the negotiation and execution of the Support Agreement, SFC would have been unable to prevent the acceleration and enforcement of the rights of the Noteholders as soon as April 30, 2012, in which case SFC would have been unable to continue as a going concern.

The Support Agreement provided that SFC would make an application under the CCAA, and if necessary under the CBCA, in order to implement the Plan. The Plan as described in this Information Statement contains certain terms that differ materially from the terms of the Support Agreement as entered into on March 31, 2012.

The Support Agreement was amended effective as of August 14, 2012 and October 19, 2012, to extend certain dates and conform the Support Agreement to the terms ultimately agreed to in the Plan.

Commencement of CCAA Proceedings

On March 30, 2012, SFC announced that it had entered into the Support Agreement and that it had obtained the Initial Order from the Court for creditor protection pursuant to the provisions of the CCAA. Under the terms of the Initial Order, FTI Consulting Canada Inc. was appointed as Monitor.

On March 30, 2012, SFC also obtained an order from the Court approving a sale solicitation process (the “Sale Solicitation Process”) pursuant to which SFC’s financial advisor, Houlihan Lokey (“Houlihan”) would solicit from prospective strategic or financial parties offers to purchase substantially all of SFC’s assets (other than certain excluded assets).

Resignation of External Auditor

On April 5, 2012, SFC announced that E&Y had notified SFC that it has resigned as SFC’s auditor effective April 4, 2012. In its resignation letter to the Company, E&Y noted that SFC had not prepared December 31, 2011 consolidated financial statements for audit and that, in SFC’s March 30, 2012 filing under the CCAA, SFC said that it remained unable to satisfactorily address outstanding issues in relation to its 2011 Results.

OSC Proceedings

On April 5, 2012, the Company announced that it had received an “Enforcement Notice” from staff of the OSC. The Company also learned that Enforcement Notices were received that day by six of its former officers, Allen Chan, Albert Ip, Alfred Hung, George Ho, Simon Yeung and David Horsley.

Following review of the Enforcement Notice directed at the Company, further discussions with staff of the OSC, together with examination of issues identified in the Enforcement Notice received by the Company, on April 17, 2012, SFC announced that it had terminated the employment of Messrs. Hung, Ho and Yeung, each of whom had previously been placed on administrative leave from the Company, and that Mr. Ip, who had previously resigned as an officer of the Company, would no longer serve as a consultant to the Company. The Company also announced that Mr. Chan, who had previously resigned as Chairman, Chief Executive Officer and Director but continued with the Company as Founding Chairman Emeritus, had resigned from the Company and that Mr. Horsley had resigned as the Company's Chief Financial Officer but would continue as an officer and employee of the Company, to assist with the Company's restructuring efforts. Following discussions with the Monitor, the Company obtained an Order of the Court to enhance the powers of the Monitor in order to, among other things, facilitate the Monitor providing additional assistance and oversight to the Company in light of the personnel changes identified above.

On May 22, 2012, the OSC commenced proceedings before the OSC against the Company and Messrs. Chan, Ip, Hung, Ho, Yeung and Horsley (collectively, the “Individual Respondents”). In the notice of hearing and statement of allegations, OSC staff allege that the Company breached Ontario securities laws and acted in a manner that is contrary to the public interest by (i) providing information to the public in documents required to be filed or furnished under Ontario securities laws which was false or misleading in a material respect contrary to section 122 of the Securities Act and (ii) engaging or participating in acts, practices or a course of conduct related to its securities which it knows or reasonably ought to know perpetuate a fraud on any person or company contrary to section 126.1 of the Act. The alleged breaches of Ontario securities laws relate, among other things, to the following allegations:

(a)	the Company had undisclosed control over suppliers, AIs and other nominee companies within the BVI model employed by the Company to buy and sell standing timber in the PRC through its BVI Subsidiaries;

(b)	the Company had an undisclosed dishonest process of creating deceitful purchase contracts and sales contracts and their key attachments to buy and sell standing timber to inflate assets and revenue; and

(c)	the Company had undisclosed internal control weaknesses/deficiencies that facilitated and concealed the fraudulent conduct of its BVI Subsidiaries, suppliers, AIs and other companies who bought and sold assets in the BVI model, and the dishonest creation of purchase contracts and sales contracts, including their key attachments.

OSC staff has made allegations against the Individual Respondents, other than Mr. Horsley, consistent with those noted above. In addition, OSC staff has made certain additional allegations against each of the Individual Respondents, including Mr. Horsley.

On September 26, 2012, SFC announced that the Company had received a second enforcement notice from staff of the OSC. The second enforcement notice added a further allegation similar in nature to the allegations in the statement of allegations issued on May 22, 2012.

On September 27, 2012, SFC announced that Mr. Horsley had ceased to be employed by Sino-Forest.

In its notice of hearing dated May 22, 2012, OSC staff asked the OSC to consider whether it would be in the public interest to impose various monetary and non-monetary sanctions against the Company and against the Individual Respondents.

OSC staff has reserved the right to claim up to $100 million as against the Directors and Officers of SFC.

As part of the OSC proceeding, OSC staff is required to make disclosure to SFC and to the Individual Respondents of evidence collected by OSC staff, including evidence on which OSC staff will attempt to prove the allegations in the Statement of Allegations. This includes evidence not previously known to SFC. Based on the contents of the Enforcement Notices, the Statement of Allegations, the evidence disclosed by OSC Staff, and all of the evidence now known to SFC, there may be merit to some of the allegations made against the Individual Respondents. That, in turn, could impact the integrity of SFC’s historical financial and other disclosures, and could impact some of the operational issues being experienced by SFC.

Sale Solicitation Process

In connection with the commencement of the CCAA Proceedings, and as contemplated by the Support Agreement, the Company obtained the Sale Process Order which provided for the implementation of the Sale Solicitation Process in accordance with Court-approved Sale Process Procedures (the “SPP”).

The purpose of the Sale Solicitation Process was to determine whether any parties were willing to purchase substantially all of Sino-Forest's business operations for an amount equal to at least 85% of the amount owing under the Notes. Under the terms of the Sale Process Order, the Company’s financial advisor, Houlihan, conducted the Sale Solicitation Process in consultation with the Company and the Monitor.

Houlihan, in consultation with the Monitor and the Company, selected a group of eighty-five strategic and financial buyers (comprised of buyers who had either contacted Houlihan or the Company or were otherwise chosen to be in the group) and provided those potentially interested parties with copies of a “teaser” letter containing a brief description of the business of Sino-Forest.

The Company negotiated fourteen confidentiality agreements with those parties who indicated an interest in the Sino-Forest business and provided such parties with access to a data room containing certain limited corporate and other information regarding Sino-Forest. Certain of these bidders were ultimately deemed to be “Phase I Qualified Bidders” in accordance with the SPP requirements.

On or about June 28, 2012 (the “Phase I Bid Deadline”), a number of non-binding letters of intent (the “LOIs”) were received by the Company.

Pursuant to the SPP, upon receipt of the LOIs the Company, in consultation with Houlihan and the Monitor, was required to determine whether any such LOIs constituted “Qualified Letters of Intent” and to notify parties as to whether their LOI constituted a Qualified Letter of Intent within seven business days of the Phase 1 Bid Deadline.

The Company, in consultation with the Monitor and Houlihan, determined that none of the LOIs constituted a Qualified Letter of Intent as provided for under the SPP, and on July 10, 2012, the Company issued a press release announcing the termination of the Sale Solicitation Process. The Company also announced that it intended to proceed with the Restructuring Transaction as contemplated by the Support Agreement.

Effects of MW Report, OSC Allegations and Related Events

The uncertainty concerning Sino-Forest’s business practices, created by the allegations set forth in the MW Report, the allegations set out in the OSC’s Statement of Allegations and other events discussed below among other things, continue to have significant negative effects on the reputation and business of Sino-Forest, as described below.

Effects on Operations (including Accounts Receivable)

Sino-Forest’s timber and trading businesses have effectively frozen and ground to a halt. Since January 2012, in order to conserve cash, Sino-Forest has only completed cash purchases which were previously committed to and has not made any new commitments in the WFOE model. Sino-Forest has therefore not grown its asset base since the release of the MW Report.

Also, the SFC Companies have had an extremely difficult time collecting outstanding receivables as a result of, among other things, the perceived uncertainty surrounding the SFC Companies in the PRC. On March 30, 2012, the date SFC obtained the Initial Order, Sino-Forest’s counsel in the PRC had sent legal demand letters to 12 BVI trading companies for accounts receivable totaling approximately U.S.$126 million and five WFOE companies totaling approximately RMB 224.5 million. Additional legal demand letters for smaller accounts were also in process, and other accounts receivable were being negotiated. The Company has also sent a legal demand letter to a supplier of logs who has failed to deliver on time in connection with a U.S.$47 million purchase which the Company paid in advance.

Subsequent to March 30, 2012, SFC has continued efforts through its PRC counsel and otherwise to collect receivables owing to its WFOE Subsidiaries and to preserve receivables owing to SFC’s BVI Subsidiaries held by AIs and other PRC and BVI domiciled corporate customers. In taking these steps, SFC has learned that certain of the entities with receivables owing to the Subsidiaries have recently deregistered under PRC law. Deregistration has the effect of terminating the existence of the entity. Of the U.S.$887.4 million SFC's records show as owed to BVI Subsidiaries from AIs, approximately U.S.$504.8 million is owed by three AIs that SFC has learned have been deregistered. Of the U.S.$126.2 million the Company’s records show as owed to other BVI Subsidiaries from certain PRC and BVI domiciled corporate customers, approximately U.S.$63.8 million is owed by six PRC corporate customers that SFC has learned have been deregistered. One of these six companies also is one of the three AIs that deregistered. SFC believes, based on advice from its PRC counsel, that the deregistrations were improper under PRC law, and that remedies are available to it as a result of the actions taken.

At the same time that the SFC Companies are having a difficult time collecting outstanding receivables, they are receiving increased demands on their payables. Certain of Sino-Forest’s creditors in the PRC have taken aggressive collection tactics in the PRC, including filing court claims in an effort to be paid amounts owed to them by Sino-Forest. If the uncertainty related to Sino-Forest’s business operations continues, SFC expects increasing legal actions from other creditors in respect of the Subsidiaries.

Sino-Forest has not been able to secure or renew certain existing onshore banking facilities and has been unable to obtain offshore letters of credit to facilitate Sino-Forest’s trading business. All offshore banking facilities have been repaid and frozen, or cancelled. Since June 2, 2011, all Hong Kong banks have asked for voluntary repayment of outstanding loans. Banking facilities with a total credit amount of U.S.$67.9 million were terminated by four banks between June 10, 2011 and August 29, 2011. Facilities of U.S.$152.3 million were frozen upon full repayment. In the PRC, facilities totaling RMB 159.6 million were asking for voluntary repayments. For the PRC banks providing facilities, Sino-Forest was requested to increase its cash deposits so as to demonstrate financial strength. This has led to substantial damage in Sino-Forest’s operations, and affects Sino-Forest’s ability to complete obligations under existing contracts, resulting in losses potentially in excess of U.S.$100 million.

Certain PRC governmental agencies and authorities are expressing increased concern over SFC and are becoming less inclined to be supportive of Sino-Forest, making the ability to obtain legal documents more difficult. For example, a certain PRC governmental authority has withheld cutting licenses resulting in lower harvesting volumes. Relationships with certain local government and local plantation suppliers have also become strained, resulting in many difficulties and obstacles in Sino-Forest’s operations including an inability to complete certain acquisitions of plantations. For example, in the Anqing, Anhui area in the PRC, the local government no longer showed support to Sino-Forest and the plantation land owner refused to honour the plantation purchase contracts.

Fees and Expenses

SFC has and will continue to incur a substantial amount of fees and expenses in connection with the CCAA Proceedings, the prosecution by the OSC, and the Class Actions. Further, pursuant to indemnification agreements between SFC and its directors and certain officers as well as with auditors, underwriters and other parties, SFC may be obligated to indemnify such individuals and firms for additional legal and other expenses pursuant to such proceedings. The aggregate of SFC’s fees and expenses to date is substantial and has had an adverse effect on Sino-Forest’s operating results.

Asset Verification Process

Subsequent to the release of the Second Interim Report, the Independent Committee requested that an independent forestry expert undertake a proof of concept exercise to determine if two compartments in particular purchase contracts could be located and quantified by such forestry expert. A “compartment” is a forestry term used to indicate an area of trees, usually contiguous. The Company retained Stewart Murray (Singapore) Pte. Ltd. (“Stewart Murray”) and Indufor Asia Pacific Limited (“Indufor”) as third-party consultants (collectively, the “Consultants”). The proof of concept exercise was confined to two compartments. The selection criteria limited the sample to purchased timber assets located in Yunnan province. The candidate assets were acquired prior to the allegations in the MW Report. They were listed as being held by BVI Entities and not by WFOE entities. At the Independent Committee’s request, the Consultants selected a shortlist of 10 possible compartments meeting the criteria above, avoiding any prospect that the sampling involved personnel from the Company. Multiple county forestry bureaus were represented in the shortlist, and the Independent Committee made the final selection of compartments to ensure more than one county forestry bureau was represented.

Within the proof of concept exercise, the maps of the two compartments were provided by the Company to Indufor. Such maps were borrowed by the contracted survey company from forestry bureaus. These showed the extent of each compartment’s boundary that corresponded to those in surveys related to the purchase contracts. The Consultants then geo-referenced and digitized these boundaries, and entered them into a Geographic Information System. The Consultants located and physically inspected the two forest compartments. The inspection procedure included documenting certain qualitative characteristics of each compartment. The Consultants confirmed that the compartments were forested, but did not undertake an assessment of standing timber volume. The geo-referenced compartment boundaries were superimposed on recent high resolution satellite imagery and this allowed measurement of each compartment’s forest cover. This process allowed the removal of areas lacking forest cover from the assessment of compartment net stocked area. The Consultants compared the net stocked area of forest cover that they assessed for each compartment with that stated in the Sino-Forest purchase contracts and forest survey reports. The Consultants found that the net stocked area of forest cover in each compartment was within six percent of that stated in the relevant purchase contracts and forest survey reports. The analysis and findings from the area verification test were limited solely to the two compartments that were the subject of the proof of concept exercise. These findings were publicly announced in a news release issued by the Company January 31, 2012.

As the proof of concept exercise was successful, the area verification test process was implemented on a broader scale. As of October 15, 2012, Indufor reported that it had obtained access to the compartment maps for BVI purchase contracts and WFOE plantation rights certificates that cover 158,735 hectares representing close to 20% of the 806,685 hectares of Sino-Forest’s reported estate as at December 31, 2011. Indufor has subsequently confirmed the compartment locations of 88,885 hectares of these purchase contracts and plantation rights certificates representing close to 11% of the reported Sino-Forest estate as at December 31, 2011.

The total area of the compartments assessed by Indufor using the satellite based verification process is comprised of 83,139 hectares of WFOE plantations and 5,746 hectares of BVI plantations. This represents a difference of 944 hectares (+1.1%) when compared to the equivalent measurement of area as detailed in the Company’s BVI purchase contracts and WFOE plantation rights certificates for these same compartments. Indufor has assessed the productive area of these compartments as being 86,332 hectares and this has been determined by removing areas that cannot contain forest cover. The Company understands this to be standard industry practice and represents the removal of non-productive areas such as swamps, rivers and permanent roads from the total area of each compartment. Indufor has assessed the area of stocked forest cover within these compartments to be 76,276 hectares.

The 10,057 hectare difference between the productive area and the area of stocked forest cover is accounted for by operational roads and landings used for forest management (3,139 hectares) and unstocked areas (6,918 hectares) where harvesting has recently occurred or where the status of the forest cover cannot be determined using the satellite images.

As previously disclosed, including in the reports of the Independent Committee and the affidavit for the Initial Order, asset verification to any degree of certainty may be difficult in this situation given many factors including, the nature of the assets, geographical impediments, political impediments and financial resources available. Analysis and findings of the Indufor reports are limited solely to the area that has been verified. No extrapolations of findings to the wider Sino-Forest estate are possible or implied, and conclusions as to forest yield cannot be made based on the results of the stocked forest cover assessment. Forest inspection visits are required to confirm the quality and yield of the area assessed as stocked forest cover. To date inspection of the forest cover has not been conducted and the interpretation of stocked forest area may therefore be subject to change as a result of any future forest inspections.

The asset verification testing does not establish title to or value of the assets.

The area verification exercise undertaken by Indufor is a lengthy and expensive process that requires the dedication of long-term resources. In October, 2012, at the request of the Initial Consenting Noteholders, Sino-Forest has agreed to wind down the existing asset verification process in order to conserve resources and focus on implementation of the Restructuring.

Equity Claims Motion

On June 26, 2012, the Company brought a motion for a direction from the Court that certain claims against the Company that result from the ownership, purchase or sale of an equity interest in the Company and resulting indemnity claims are “equity claims” as defined in the section 2 of the CCAA. On July 27, 2012, the Court issued its decision. The Court found, among other things, that certain shareholder claims and related indemnity claims are “equity claims” as defined in section 2 of the CCAA, which would be subordinated to any impaired debt claims in a CCAA proceeding. With respect to the claims of SFC’s former auditors, E&Y, BDO Limited, and SFC’s former underwriters for indemnification in respect of the shareholder claims that have been made against them as defendants in the Class Actions, the Court concluded that the most significant aspect of those claims constitute subordinated “equity claims”. However, the Court did not make a determination as to whether defence costs incurred in defending the Class Action Claims were “equity claims”. The Court’s decision was without prejudice to the Company’s right to apply for a similar order with respect to (i) any claims made in the Class Actions or otherwise that are in respect of securities other than shares (such as notes) and (ii) any indemnification claims against the Company related thereto. The foregoing description is qualified in its entirety by the full text of the Court’s decision, a copy of which is available on the Website.

On October 10, 2012, the Ontario Court of Appeal granted leave to E&Y, BDO Limited and the underwriters involved in the CCAA Proceedings to appeal the Court’s decision. The appeal is scheduled to be heard on November 13, 2012.

DESCRIPTION OF THE PLAN

The following is a summary only of certain material terms of the Plan. Creditors are urged to read the Plan in its entirety. A copy of the Plan is attached as Schedule C to this Information Statement.

Purpose of the Plan

The purpose of the Plan is: (a) to effect a full, final and irrevocable compromise, release, discharge, cancellation and bar of all Affected Claims; (b) to effect the distribution of the consideration provided for in the Plan in respect of Proven Claims; (c) to transfer ownership of the SFC Business to Newco, free and clear of all claims against SFC and certain related claims against the Subsidiaries, so as to enable the SFC Business to continue on a viable, going concern basis; and (d) to allow Affected Creditors and Noteholder Class Action Claimants to benefit from contingent value that may be derived from litigation claims to be advanced by the Litigation Trustee.

The Plan is put forward in the expectation that the Persons with an economic interest in SFC, when considered as a whole, will derive a greater benefit from the implementation of the Plan and the continuation of the SFC Business as a going concern than would result from a bankruptcy or liquidation of SFC. The Plan was negotiated with counsel to the Initial Consenting Noteholders. As at the Consent Date under the Support Agreement, Noteholders holding over 72% of the aggregate principal amount of the Notes have become parties to the Support Agreement, pursuant to which they have agreed to vote in favour of the Plan in accordance with the terms of the Support Agreement.

Impact of the Plan

The Plan provides for, among other things, the final and irrevocable settlement, compromise, discharge and release of Affected Claims and effectuates the restructuring of SFC.

Classification of Creditors

For the purposes of considering and voting on the Plan, the Affected Creditors will constitute a single class (the “Affected Creditors Class”). The Equity Claimants will constitute a single class separate from the Affected Creditors Class, but will have no right to attend the Meeting or vote on the Plan in such capacity.

Treatment of Affected Parties Pursuant to the Plan

Affected Creditors

All Affected Creditor Claims will be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred on the Plan Implementation Date. Each Affected Creditor that has a Proven Claim will be entitled to receive the following in accordance with the Plan:

(a)	such Affected Creditor’s Pro-Rata number of the Newco Shares to be issued by Newco from the Affected Creditors Equity Sub-Pool in accordance with the Plan;

(b)	such Affected Creditor’s Pro-Rata amount of the Newco Notes to be issued by Newco in accordance with the Plan; and

(c)	such Affected Creditor’s Pro-Rata share of the Litigation Trust Interests to be allocated to the Affected Creditors in accordance the Plan and the terms of the Litigation Trust.

From and after the Plan Implementation Date, each Affected Creditor, in such capacity, will have no rights as against SFC in respect of its Affected Creditor Claim.

Early Consent Noteholders

As additional consideration for the compromise, release, discharge, cancellation and bar of the Affected Creditor Claims in respect of its Notes, each Early Consent Noteholder will receive its Pro-Rata number of the Newco Shares to be issued by Newco from the Early Consent Equity Sub-Pool in accordance with the Plan.

Unaffected Claims

Any amounts properly owing by SFC in respect of Unaffected Claims will be satisfied in accordance with the Plan. Nothing in the Plan will affect SFC's rights and defences, both legal and equitable, with respect to any Unaffected Claims, including all rights with respect to legal and equitable defences or entitlements to set-offs or recoupments against such Unaffected Claims.

In accordance with the Plan, each Unaffected Claim that is finally determined as such, as to status and amount, and that is finally determined to be valid and enforceable against SFC, in each case in accordance with the Claims Procedure Order or other Order (i) except for Claims secured by the Administration Charge or the Directors' Charge and Lien Claims as described in subparagraphs (ii) and (iii) below, will be paid in full from the Unaffected Claims Reserve and limited to recovery against the Unaffected Claims Reserve, and Persons with Unaffected Claims will have no right to make any claim or seek any recoveries from any Person in respect of Unaffected Claims, other than enforcing such Person’s right against SFC to be paid from the Unaffected Claims Reserve; (ii) in the case of Claims secured by the Administration Charge or the Directors' Charge, will, if billed or invoiced sufficiently prior to the Plan Implementation Date, be paid prior to the Effective Time and, if billed or invoiced to SFC after the Plan Implementation Date, be paid in the ordinary course from the Administration Charge Reserve (in the case of claims secured by the Administration Charge) or the Directors' Charge Reserve (in the case of claims secured by the

Directors’ Charge), and all Claims secured by the Administration Charge will be limited to recovery against the Administration Charge Reserve and all Claims secured by the Directors’ Charge will be limited to recovery against the Directors' Charge Reserve, and Persons with Claims secured by the Administration Charge or the Directors’ Charge will have no right to make any claim or seek any recoveries from any Person in respect of such Claims, other than enforcing such Person’s right against the Administration Charge Reserve or the Directors’ Charge Reserve, respectively; and (iii) in the case of Lien Claims: (a) at the election of the Initial Consenting Noteholders, and with the consent of the Monitor, SFC will satisfy such Lien Claim by the return of the applicable property of SFC that is secured as collateral for such Lien Claim, and the applicable Lien Claimant will be limited to its recovery against such secured property in respect of such Lien Claim, (b) if the Initial Consenting Noteholders do not elect to satisfy such Lien Claim by the return of the applicable secured property: (A) SFC shall repay the Lien Claim in full in cash on the Plan Implementation Date; and (B) the security held by the applicable Lien Claimant over the property of SFC shall be fully, finally, irrevocably and forever released, discharged, cancelled and barred, and (c) upon the satisfaction of a Lien Claim in accordance with the foregoing, such Lien Claims shall be fully, finally, irrevocably and forever released, discharged, cancelled and barred.

Noteholder Class Action Claimants

Pursuant to the Plan, all Noteholder Class Action Claims against SFC, the Subsidiaries or the Named Directors or Officers (other than any Noteholder Class Action Claims against the Named Directors or Officers that are Section 5.1(2) D&O Claims, Conspiracy Claims or Non-Released D&O Claims) will be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred without consideration as against all said Persons on the Plan Implementation Date. Noteholder Class Action Claimants will not receive any consideration or distributions under the Plan in respect of their Noteholder Class Action Claims, except that each Noteholder Class Action Claimant will be entitled to receive its share of the Litigation Trust Interests to be allocated to Noteholder Class Action Claimants in accordance with the terms of the Litigation Trust and the Plan, as such Noteholder Class Action Claimant’s share is determined by the applicable Class Action Court.

Pursuant to the Plan, Noteholder Class Action Claims as against the Third Party Defendants are not compromised, discharged, released, cancelled or barred, and will be permitted to continue as against the Third Party Defendants and will not be limited or restricted by the Plan in any manner as to quantum or otherwise (including any collection or recovery for such Noteholder Class Action Claims that relates to any liability of the Third Party Defendants for any alleged liability of SFC), provided that:

(a)	in accordance with the releases set forth in Article 7 of the Plan, the collective aggregate amount of all rights and claims asserted or that may be asserted against the Third Party Defendants in respect of any such Noteholder Class Action Claims for which any such Persons in each case have a valid and enforceable Class Action Indemnity Claim against SFC (the “Indemnified Noteholder Class Action Claims”) will not exceed, in the aggregate, the Indemnified Noteholder Class Action Limit, and in accordance with section 7.3 of the Plan, all Persons will be permanently and forever barred, estopped, stayed and enjoined, on and after the Effective Time, from seeking to enforce any liability in respect of the Indemnified Noteholder Class Action Claims that exceeds the Indemnified Noteholder Class Action Limit; and

(b)	any Class Action Indemnity Claims against SFC by the Third Party Defendants in respect of the Indemnified Noteholder Class Action Claims will be treated as Affected Creditor Claims against SFC, but only to the extent that any such Class Action Indemnity Claims are determined to be properly indemnified by SFC, enforceable against SFC and are not barred, extinguished or subordinated by the Claims Procedure Order or otherwise, and further provided that the aggregate liability of SFC in respect of all such Class Action Indemnity Claims will be limited to the lesser of: (x) the actual aggregate liability of the Third Party Defendants pursuant to any final judgment, settlement or other binding resolution in respect of the Indemnified Noteholder Class Action Claims (inclusive of any defence costs incurred by the Third Party Defendants in their defence of the Indemnified Noteholder Class Action Claims to the extent that SFC owes a valid and enforceable indemnification obligation to any such Persons in respect of such defence costs); and (y) the Indemnified Noteholder Class Action Limit.

Nothing in the Plan impairs, affects or limits in any way the ability of SFC, the Monitor or the Initial Consenting Noteholders to seek or obtain an Order, whether before or after the Plan Implementation Date, directing that Class Action Indemnity Claims in respect of Noteholder Class Action Claims or any other Claims of the Third Party Defendants should receive the same or similar treatment as is afforded to Class Action Indemnity Claims in respect of Equity Claims under the terms of the Plan.

Equity Claimants

Pursuant to the Plan, all Equity Claims will be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred on the Equity Cancellation Date. Equity Claimants will not receive any consideration or distributions under the Plan and will not be entitled to vote on the Plan at the Meeting.

Holders of Existing Shares and Equity Interests will not receive any consideration or distributions under the Plan in respect thereof and will not be entitled to vote on the Plan at the Meeting. Unless otherwise agreed between the Monitor, SFC and the Initial Consenting Noteholders, all Existing Shares and Equity Interests shall be fully, finally and irrevocably cancelled on the Equity Cancellation Date.

Equity Class Action Claims Against the Third Party Defendants

Notwithstanding anything to the contrary in the Plan, any Class Action Claim against the Third Party Defendants that relates to the purchase, sale or ownership of Existing Shares or Equity Interests: (a) is unaffected by the Plan; (b) is not discharged, released, cancelled or barred pursuant to the Plan; (c) will be permitted to continue as against the Third Party Defendants; (d) will not be limited or restricted by the Plan in any manner as to quantum or otherwise (including any collection or recovery for any such Class Action Claim that relates to any liability of the Third Party Defendants for any alleged liability of SFC); and (e) does not constitute an Equity Claim or an Affected Claim under the Plan.

Claims of the Trustees and Noteholders

Pursuant to the Plan, all claims filed by the Trustees in respect of the Noteholder Claims (other than any Trustee Claims) will be treated as Affected Creditor Claims and the Trustees and the Noteholders will have no other entitlements in respect of the guarantees and share pledges that have been provided by the Subsidiaries, or any of them, all of which will be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred on the Plan Implementation Date as against the Subsidiaries pursuant to the Plan.

Claims of the Third Party Defendants

Pursuant to the Plan, all claims filed by the Third Party Defendants against SFC and/or any of its Subsidiaries will be treated as follows:

(a)	all such claims against the Subsidiaries will be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred on the Plan Implementation Date in accordance with the Plan;

(b)	all such claims against SFC that are Class Action Indemnity Claims in respect of Indemnified Noteholder Class Action Claims shall be treated as described in “Description of the Plan – Treatment of Affected Parties Pursuant to the Plan – Noteholder Class Action Claimants”;

(c)	all such claims against SFC for indemnification of Defence Costs will be treated as described in “Description of the Plan – Treatment of Affected Parties Pursuant to the Plan – Defence Costs”; and

(d)	all other claims will be treated as Equity Claims.

Defence Costs

Pursuant to the Plan, all Claims against SFC for indemnification of defence costs incurred by any Person in connection with defending against Shareholder Claims (as defined in the Equity Claims Order), Noteholder Class Action Claims or any other claims of any kind relating to SFC or the Subsidiaries (“Defence Costs”) will be treated as follows:

(a)	as Equity Claims to the extent they are determined to be Equity Claims under any Order; and

(b)	as Affected Creditor Claims to the extent that they are not determined to be Equity Claims under any Order, provided that:

(i)	if such Defence Costs were incurred in respect of a claim against the applicable Person that has been successfully defended and the Claim for such Defence Costs is otherwise valid and enforceable against SFC, the Claim for such Defence Costs will be treated as a Proven Claim; provided that if such Claim for Defence Costs is a Class Action Indemnity Claim of a Third Party Defendant against SFC in respect of any Indemnified Noteholder Class Action Claim, such Claim for Defence Costs shall be treated in the manner described in “Description of the Plan – Treatment of Affected Parties Pursuant to the Plan – Noteholder Class Action Claimants”;

(ii)	if such Defence Costs were incurred in respect of a claim against the applicable Person that has not been successfully defended or such Defence Costs are determined not to be valid and enforceable against SFC, the Claim for such Defence Costs will be disallowed and no consideration will be payable in respect thereof under the Plan; and

(iii)	until any such Claim for Defence Costs is determined to be a Claim within section subparagraphs (i) or (ii) above, such Claim shall be treated as an Unresolved Claim.

Nothing in the Plan impairs, affects or limits in any way the ability of SFC, the Monitor or the Initial Consenting Noteholders to seek an Order that Claims against SFC for indemnification of any Defence Costs should receive the same or similar treatment as is afforded to Equity Claims under the terms of the Plan.

D&O Claims & D&O Indemnity Claims

Pursuant to the Plan, all D&O Claims against the Named Directors and Officers (other than Section 5.1(2) D&O Claims, Conspiracy Claims and Non-Released D&O Claims) will be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred without consideration on the Plan Implementation Date. All D&O Indemnity Claims and any other rights or claims for indemnification held by the Named Directors and Officers will be deemed to have no value and will be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred without consideration on the Plan Implementation Date except that any such D&O Indemnity Claims for Defence Costs shall be treated as described in “Description of the Plan – Treatment of Affected Parties Pursuant to the Plan – Defence Costs” and any claims for indemnification held by the Named Directors and Officers properly the subject of the Directors' Charge, if any, shall be limited to the Directors' Charge Reserve.

Pursuant to the Plan, all D&O Claims against the Other Directors and/or Officers will not be compromised, released, discharged, cancelled or barred by the Plan and will be permitted to continue as against the applicable Other Directors and/or Officers (the “Continuing Other D&O Claims”), provided that any Indemnified Noteholder Class Action Claims against the Other Directors and/or Officers will be limited as described in “Description of the Plan – Treatment of Affected Parties Pursuant to the Plan – Noteholder Class Action Claimants”. All D&O Indemnity Claims and any other rights or claims for indemnification held by the Other Directors and/or Officers will be deemed to have no value and will be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred without consideration on the Plan Implementation Date, except that (i) any such D&O Indemnity Claims for Defence Costs shall be treated as described in “Description of the Plan – Treatment of

Affected Parties Pursuant to the Plan – Defence Costs”; and (ii) any Class Action Indemnity Claim of an Other Director and/or Officer against SFC in respect of the Indemnified Noteholder Class Action Claims will be treated as described in “Description of the Plan – Treatment of Affected Parties Pursuant to the Plan – Noteholder Class Action Claimants”.

The Plan provides that all Section 5.1(2) D&O Claims and all Conspiracy Claims will not be compromised, released, discharged, cancelled or barred by the Plan, provided that any Section 5.1(2) D&O Claims against Named Directors and Officers and any Conspiracy Claims against Named Directors and Officers shall be limited to recovery from any insurance proceeds payable in respect of such Section 5.1(2) D&O Claims or Conspiracy Claims, as applicable, pursuant to the Insurance Policies, and Persons with any such Section 5.1(2) D&O Claims against Named Directors and Officers or Conspiracy Claims against Named Directors and Officers will have no right to, and will not, make any claim or seek any recoveries from any Person (including SFC, any of the Subsidiaries or Newco), other than enforcing such Persons' rights to be paid from the proceeds of an Insurance Policy by the applicable insurer(s). The Plan also provides that all D&O Claims against the Directors and Officers of SFC or the Subsidiaries for fraud or criminal conduct will not be compromised, discharged, released, cancelled or barred by the Plan and will be permitted to continue as against all applicable Directors and Officers (“Non-Released D&O Claims”).

The Plan provides that, from and after the Plan Implementation Date, a Person may only commence an action for a Non-Released D&O Claim against a Named Director or Officer if such Person has first obtained (i) the consent of the Monitor or (ii) leave of the Court on notice to the applicable Directors and Officers, SFC, the Monitor, the Initial Consenting Noteholders and any applicable insurers. The foregoing requirement for the consent of the Monitor or leave of the Court does not apply to any Non-Released D&O Claim that is asserted against an Other Director and/or Officer.

Intercompany Claims

Pursuant to the Plan, unless set off or transferred under the Plan, all SFC Intercompany Claims will be assigned by SFC to Newco on the Plan Implementation Date. Newco will assume the obligations of SFC to the applicable Subsidiaries and Greenheart in respect of all Subsidiary Intercompany Claims (other than those set off pursuant to the Plan) assigned to it on the Plan Implementation Date pursuant to the Plan. Newco will be liable to the applicable Subsidiaries and Greenheart for such Subsidiary Intercompany Claims and SFC shall be released from such Subsidiary Intercompany Claims from and after the Plan Implementation Date, and the applicable Subsidiaries and Greenheart will be liable to Newco for such SFC Intercompany Claims from and after the Plan Implementation Date. Nothing in the Plan affects any rights or claims as between any of the Subsidiaries, Greenheart and Greenheart's direct and indirect subsidiaries.

Entitlement to Litigation Trust Interests

The Litigation Trust Interests to be created in accordance with the Plan and the Litigation Trust will be allocated as follows:

(a)	the Affected Creditors will be collectively entitled to 75% of such Litigation Trust Interests; and

(b)	the Noteholder Class Action Claimants will be collectively entitled to 25% of such Litigation Trust Interests.

Notwithstanding the foregoing, if any of the Noteholder Class Action Claims against any of the Third Party Defendants are finally resolved (whether by final judgment, settlement or any other binding means of resolution) within two years of the Plan Implementation Date, then the Litigation Trust Interests to which the applicable Noteholder Class Action Claimants would otherwise have been entitled in respect of such Noteholder Class Action Claims (based on the amount of such resolved Noteholder Class Action Claims in proportion to all Noteholder Class Action Claims in existence as of the Claims Bar Date) will instead be fully, finally, irrevocably and forever cancelled.

Multiple Affected Claims

On the Plan Implementation Date, any and all liabilities for and guarantees and indemnities of the payment or performance of any Affected Claim, Unaffected Claim, Section 5.1(2) D&O Claim, Conspiracy Claim, Continuing Other D&O Claim or Non-Released D&O Claim by any of the Subsidiaries, and any purported liability for the payment or performance of such Affected Claim, Unaffected Claim, Section 5.1(2) D&O Claim, Conspiracy Claim, Continuing Other D&O Claim or Non-Released D&O Claim by Newco, will be deemed eliminated and cancelled, and no Person will have any rights whatsoever to pursue or enforce any such liabilities for or guarantees or indemnities of the payment or performance of any such Affected Claim, Unaffected Claim, Section 5.1(2) D&O Claim, Conspiracy Claim, Continuing Other D&O Claim or Non-Released D&O Claim against any Subsidiary or Newco.

Unresolved Claims

An Affected Creditor that has asserted an Unresolved Claim will not be entitled to receive a distribution under the Plan in respect of such Unresolved Claim or any portion thereof unless and until such Unresolved Claim becomes a Proven Claim. Distributions in respect of any Unresolved Claim in existence at the Plan Implementation Date will be held in escrow by the Unresolved Claims Escrow Agent in the Unresolved Claims Reserve until settlement or final determination of the Unresolved Claim in accordance with the Claims Procedure Order, the Meeting Order, the Plan or otherwise, as applicable. All Claims against SFC for indemnification in respect of the Indemnified Noteholder Class Action Claims or Defence Costs shall be treated as Unresolved Claims for purposes of the Plan. To the extent that any distributions are made after the Plan Implementation Date in respect of any Unresolved Claims that have become Proven Claims, these distributions will have the effect of diluting the distributions (or recoveries) received by the Affected Creditors with Proven Claims as at the Plan Implementation Date.

SFC Escrow Co. will not exercise any voting rights (including any right to vote at a meeting of shareholders or creditors held or in any written resolution) in respect of Newco Shares or Newco Notes held in the Unresolved Claims Reserve.

Canadian Tax Exempt Plans

If an Affected Creditor is a trust governed by a plan which is exempt from tax under Part I of the Canadian Tax Act (including, for example, a registered retirement savings plan), such Affected Creditor may make arrangements with Newco (if Newco so agrees) and the Litigation Trustee (if the Litigation Trustee so agrees) to have the Newco Shares, Newco Notes and Litigation Trust Interests to which it is entitled under the Plan directed to (or in the case of Litigation Trust Interests, registered in the name of ) an affiliate of such Affected Creditor or the annuitant or controlling person of the governing tax-deferred plan.

Insurance

Except as described below, nothing in the Plan will prejudice, compromise, release, discharge, cancel, bar or otherwise affect any right, entitlement or claim of any Person against SFC or any Director or Officer, or any insurer, in respect of an Insurance Policy or the proceeds thereof. Nothing in the Plan will prejudice, compromise, release or otherwise affect any right or defence of any such insurer in respect of any such Insurance Policy. Furthermore, nothing in the Plan will prejudice, compromise, release or otherwise affect (i) any right of subrogation any such insurer may have against any Person, including against any Director or Officer in the event of a determination of fraud against SFC or any Director or Officer in respect of whom such a determination is specifically made, and /or (ii) the ability of such insurer to claim repayment of Defense Costs (as defined in any such policy) from SFC and/or any Director or Officer in the event that the party from whom repayment is sought is not entitled to coverage under the terms and conditions of any such Insurance Policy. Notwithstanding anything in the Plan (including section 2.4(b) of the Plan and the releases and injunctions set forth in Article 7 of the Plan), but subject to section 2.4(d) of the Plan, all Insured Claims will be deemed to remain outstanding and are not released following the Plan Implementation Date, but recovery as against SFC and the Named Directors and Officers is limited only to proceeds of Insurance Policies that are available to pay such Insured Claims, either by way of judgment or settlement. Pursuant to the Plan, SFC and the Directors or Officers are required to make all reasonable efforts to meet all obligations under the Insurance Policies. The Plan provides that the insurers agree and acknowledge that they will be obliged to pay any Loss payable pursuant to the terms and conditions of their respective Insurance Policies notwithstanding the releases granted to SFC and the Named Directors and Officers under the Plan, and that they will not rely on any provisions of the Insurance Policies to argue, or otherwise assert, that such releases excuse them from, or relieve them of, the obligation to pay Loss that otherwise would be payable under the terms of the Insurance Policies. For greater certainty, the Plan provides that the insurers agree and consent to a direct right of action against the insurers, or any of them, in favour of any plaintiff who or which has (a) negotiated a settlement of any Claim covered under any of the Insurance Policies, which settlement has been consented to in writing by the insurers or such of them as may be required or (b) obtained a final judgment against one or more of SFC and/or the Directors or Officers which such plaintiff asserts, in whole or in part, represents Loss covered under the Insurance Policies, notwithstanding that such plaintiff is not a named insured under the Insurance Policies and that neither SFC nor the Directors or Officers are parties to such action.

Notwithstanding the foregoing, from and after the Plan Implementation Date, any Person having an Insured Claim will, as against SFC and the Named Directors and Officers, be irrevocably limited to recovery solely from the proceeds of the Insurance Policies paid or payable on behalf of SFC or its Directors or Officers, and Persons with any Insured Claims will have no right to, and will not, directly or indirectly, make any claim or seek any recoveries from SFC, any of the Named Directors and Officers, any of the Subsidiaries or Newco, other than enforcing such Person's rights to be paid from the proceeds of an Insurance Policy by the applicable insurer(s).

Releases to be Given under the Plan

The Plan provides that, subject to section 7.2 of the Plan (which is described in the following paragraph), all of the following shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred on the Plan Implementation Date:

(a)	all Affected Claims, including all Affected Creditor Claims, Equity Claims, D&O Claims (other than Section 5.1(2) D&O Claims, Conspiracy Claims, Continuing Other D&O Claims and Non-Released D&O Claims), D&O Indemnity Claims (except as set forth in section 7.1(d) of the Plan) and Noteholder Class Action Claims (other than the Continuing Noteholder Class Action Claims);

(b)	all Claims of the OSC or any other Governmental Entity that have or could give rise to a monetary liability, including fines, awards, penalties, costs, claims for reimbursement or other claims having a monetary value;

(c)	all Class Action Claims (including the Noteholder Class Action Claims) against SFC, the Subsidiaries or the Named Directors or Officers of SFC or the Subsidiaries (other than Class Action Claims that are Section 5.1(2) D&O Claims, Conspiracy Claims or Non-Released D&O Claims);

(d)	all Class Action Indemnity Claims (including related D&O Indemnity Claims), other than any Class Action Indemnity Claim by the Third Party Defendants against SFC in respect of the Indemnified Noteholder Class Action Claims (including any D&O Indemnity Claim in that respect), which shall be limited to the Indemnified Noteholder Class Action Limit pursuant to the releases set out in section 7.1(f) of the Plan and the injunctions set out in section 7.3 of the Plan;

(e)	any portion or amount of or liability of the Third Party Defendants for the Indemnified Noteholder Class Action Claims (on a collective, aggregate basis in reference to all Indemnified Noteholder Class Action Claims together) that exceeds the Indemnified Noteholder Class Action Limit;

(f)	any portion or amount of, or liability of SFC for, any Class Action Indemnity Claims by the Third Party Defendants against SFC in respect of the Indemnified Noteholder Class Action Claims to the extent that such Class Action Indemnity Claims exceed the Indemnified Noteholder Class Action Limit;

(g)	any and all demands, claims, actions, causes of action, counterclaims, suits, debts, sums of money, accounts, covenants, damages, judgments, orders, including for injunctive relief or specific performance and compliance orders, expenses, executions, Encumbrances and other recoveries on account of any liability, obligation, demand or cause of action of whatever nature which any Person may be entitled to assert, whether known or unknown, matured or unmatured, direct, indirect or derivative, foreseen or unforeseen, existing or hereafter arising, against Newco, the directors and officers of Newco, the Noteholders, members of the ad hoc committee of Noteholders, the Trustees, the Transfer Agent, the Monitor, FTI Consulting Canada Inc., FTI HK, counsel for the current Directors of SFC, counsel for the Monitor, counsel for the Trustees, the SFC Advisors, the Noteholder Advisors, and each and every member (including members of any committee or governance council), partner or employee of any of the foregoing, for or in connection with or in any way relating to: any Claims (including, notwithstanding anything to the contrary herein, any Unaffected Claims); Affected Claims; Section 5.1(2) D&O Claims; Conspiracy Claims; Continuing Other D&O Claims; Non-Released D&O Claims; Class Action Claims; Class Action Indemnity Claims; any right or claim in connection with or liability for the Notes or the Note Indentures; any guarantees, indemnities, claims for contribution, share pledges or Encumbrances related to the Notes or the Note Indentures; any right or claim in connection with or liability for the Existing Shares, Equity Interests or any other securities of SFC; any rights or claims of the Third Party Defendants relating to SFC or the Subsidiaries;

(h)	any and all demands, claims, actions, causes of action, counterclaims, suits, debts, sums of money, accounts, covenants, damages, judgments, orders, including for injunctive relief or specific performance and compliance orders, expenses, executions, Encumbrances and other recoveries on account of any liability, obligation, demand or cause of action of whatever nature which any Person may be entitled to assert, whether known or unknown, matured or unmatured, direct, indirect or derivative, foreseen or unforeseen, existing or hereafter arising, against Newco, the directors and officers of Newco, the Noteholders, members of the ad hoc committee of Noteholders, the Trustees, the Transfer Agent, the Monitor, FTI Consulting Canada Inc., FTI HK, the Named Directors and Officers, counsel for the current Directors of SFC, counsel for the Monitor, counsel for the Trustees, the SFC Advisors, the Noteholder Advisors, and each and every member (including members of any committee or governance council), partner or employee of any of the foregoing, based in whole or in part on any act, omission, transaction, duty, responsibility, indebtedness, liability, obligation, dealing or other occurrence existing or taking place on or prior to the Plan Implementation Date (or, with respect to actions taken pursuant to the Plan after the Plan Implementation Date, the date of such actions) in any way relating to, arising out of, leading up to, for, or in connection with the CCAA Proceeding, Support Agreement, the Restructuring Transaction, the Plan, any proceedings commenced with respect to or in connection with the Plan, or the transactions contemplated by the Support Agreement and the Plan, including the creation of Newco and the creation, issuance or distribution of the Newco Shares, the Newco Notes, the Litigation Trust or the Litigation Trust Interests, provided that nothing in this paragraph will release or discharge any of the Persons listed in this paragraph from or in respect of any obligations any of them may have under or in respect of the Support Agreement, the Plan or under or in respect of any of Newco, the Newco Shares, the Newco Notes, the Litigation Trust or the Litigation Trust Interests, as the case may be;

(i)

any and all demands, claims, actions, causes of action, counterclaims, suits, debts, sums of money, accounts, covenants, damages, judgments, orders, including for injunctive relief or specific performance and compliance orders, expenses, executions, Encumbrances and other recoveries on account of any liability, obligation, demand or cause of action of whatever nature which any Person may be entitled to assert, whether known or unknown, matured or unmatured, direct, indirect or derivative, foreseen or unforeseen, existing or hereafter arising, against the Subsidiaries for or in connection with any Claim (including, notwithstanding anything to the contrary herein, any Unaffected Claim); any Affected Claim (including any Affected Creditor Claim, Equity Claim, D&O Claim, D&O Indemnity Claim and Noteholder Class Action Claim); any Section 5.1(2) D&O Claim; any Conspiracy Claim; any Continuing Other D&O Claim; any Non-Released D&O Claim; any Class Action Claim; any Class Action Indemnity Claim; any right or claim in connection with or liability for the Notes or the Note Indentures; any guarantees, indemnities, share pledges or Encumbrances relating to the Notes or the Note Indentures; any right or claim in connection with or liability for the Existing Shares, Equity Interests or any other securities of SFC; any rights or claims of the Third Party Defendants relating to SFC or the Subsidiaries; any right or claim in connection with or liability for the Support Agreement, the Plan, the CCAA Proceedings, the Restructuring Transaction, the Litigation Trust, the business and affairs of SFC and the Subsidiaries (whenever or however conducted), the administration and/or management of SFC and the Subsidiaries, or any public filings, statements, disclosures or press releases relating to SFC; any right or claim in connection with or liability for any indemnification obligation to Directors or Officers of SFC or the Subsidiaries pertaining to SFC, the Notes, the Note Indentures, the Existing Shares, the Equity Interests, any other securities of SFC or any other right, claim or liability for or in connection with the Support Agreement, the Plan, the CCAA Proceedings, the Restructuring Transaction, the Litigation Trust, the business and affairs of SFC (whenever or however conducted), the administration and/or management of SFC, or any public filings, statements, disclosures or press releases relating to SFC; any right or claim in connection with or liability for any guaranty, indemnity or claim for contribution in respect of any of the foregoing; and any Encumbrance in respect of the foregoing; and

(j)	all Subsidiary Intercompany Claims as against SFC (which are assumed by Newco pursuant to the Plan).

Notwithstanding the foregoing, nothing in the Plan will waive, compromise, release, discharge, cancel or bar any of the following:

(a)	SFC of its obligations under the Plan and the Sanction Order;

(b)	SFC from or in respect of any Unaffected Claims (provided that recourse against SFC in respect of Unaffected Claims will be limited in the manner set out in section 4.2 of the Plan);

(c)	any Directors or Officers of SFC or the Subsidiaries from any Non-Released D&O Claims, Conspiracy Claims or any Section 5.1(2) D&O Claims, provided that recourse against the Named Directors or Officers of SFC in respect of any Section 5.1(2) D&O Claims and any Conspiracy Claims will be limited in the manner set out in section 4.9(e) of the Plan;

(d)	any Other Directors and/or Officers from any Continuing Other D&O Claims, provided that recourse against the Other Directors and/or Officers in respect of the Indemnified Noteholder Class Action Claims will be limited in the manner set out in section 4.4(b)(i) of the Plan;

(e)	the Third Party Defendants from any claim, liability or obligation of whatever nature for or in connection with the Class Action Claims, provided that the maximum aggregate liability of the Third Party Defendants collectively in respect of the Indemnified Noteholder Class Action Claims will be limited to the Indemnified Noteholder Class Action Limit pursuant to section 4.4(b)(i) of the Plan and the releases set out in section 7.1(e) of the Plan and the injunctions set out in section 7.3 of the Plan;

(f)	Newco from any liability to the applicable Subsidiaries in respect of the Subsidiary Intercompany Claims assumed by Newco pursuant to section 6.4(n) of the Plan;

(g)	the Subsidiaries from any liability to Newco in respect of the SFC Intercompany Claims conveyed to Newco pursuant to section 6.4(m) of the Plan;

(h)	SFC of or from any investigations by or non-monetary remedies of the OSC, provided that, for greater certainty, all monetary rights, claims or remedies of the OSC against SFC will be treated as Affected Creditor Claims in the manner described in section 4.1 of the Plan and released pursuant to section 7.1(b) of the Plan;

(i)	the Subsidiaries from their respective indemnification obligations (if any) to Directors or Officers of the Subsidiaries that relate to the ordinary course operations of the Subsidiaries and that have no connection with any of the matters listed in section 7.1(g) of the Plan;

(j)	SFC or the Directors and Officers from any Insured Claims, provided that recovery for Insured Claims will be irrevocably limited to recovery solely from the proceeds of Insurance Policies paid or payable on behalf of SFC or its Directors and Officers in the manner set forth in section 2.4 of the Plan;

(k)	insurers from their obligations under insurance policies; and

(l)	any Released Party for fraud or criminal conduct.

Injunctions

Pursuant to the Plan, all Persons will be permanently and forever barred, estopped, stayed and enjoined, on and after the Effective Time, with respect to any and all Released Claims, from (i) commencing, conducting or continuing in any manner, directly or indirectly, any action, suits, demands or other proceedings of any nature or kind whatsoever (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against the Released Parties; (ii) enforcing, levying, attaching, collecting or otherwise recovering or enforcing by any manner or means, directly or indirectly, any judgment, award, decree or order against the Released Parties or their property; (iii) commencing, conducting or continuing in any manner, directly or indirectly, any action, suits or demands, including without limitation, by way of contribution or indemnity or other relief, in common law, or in equity, breach of trust or breach of fiduciary duty or under the provisions of any statute or regulation, or other proceedings of any nature or kind whatsoever (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against any Person who makes such a claim or might reasonably be expected to make such a claim, in any manner or forum, against one or more of the Released Parties; (iv) creating, perfecting, asserting or otherwise enforcing, directly or indirectly, any lien or encumbrance of any kind against the Released Parties or their property; or (v) taking any actions to interfere with the implementation or consummation of the Plan; provided, however, that the foregoing will not apply to the enforcement of any obligations under the Plan.

Alternative Sale Transaction

The Plan provides that, at any time prior to the implementation of the Plan, SFC may, with the consent of the Initial Consenting Noteholders, complete a sale of all or substantially all of the SFC Assets on terms that are acceptable to the Initial Consenting Noteholders (an “Alternative Sale Transaction”), provided that any such Alternative Sale Transaction has been approved by the Court pursuant to section 36 of the CCAA on notice to the service list. In the event that an Alternative Sale Transaction is completed, the terms and conditions of the Plan would continue to apply, subject to the following:

(a)	The Newco Shares and Newco Notes would not be distributed under the Plan given that Newco would not need to be formed in the context of any such asset sale). Instead, the consideration paid or payable to SFC pursuant to the Alternative Sale Transaction (the “Alternative Sale Transaction Consideration”) would be distributed to the Persons entitled to receive Newco Shares under the Plan in the same proportions (and subject to the same terms and conditions) as are applicable to the distribution of Newco Shares under the Plan.

(b)	All provisions in the Plan that address Newco would be deemed ineffective given that Newco would not need to be formed in connection with an Alternative Sale Transaction.

(c)	All provisions in the Plan that address the creation and issuance of the Newco Shares and Newco Notes would be deemed ineffective given that the Newco Shares and the Newco Notes would not be issued in connection with an Alternative Sale Transaction.

(d)	All provisions relating to the entitlement of Affected Creditors to receive Newco Shares, and the amount of Newco Shares any given Affected Creditors is entitled to receive under the Plan, would continue to apply so as to govern the distribution of the Alternative Sale Transaction Consideration in place of the Newco Shares, and in the same proportions among the Affected Creditors.

(e)	SFC, with the written consent of the Monitor and the Initial Consenting Noteholders, shall be permitted to make any such other amendments, modifications and supplements to the terms and conditions of the Plan as may be necessary to: (i) facilitate the Alternative Sale Transaction; (ii) cause the Alternative Sale Transaction Consideration to be distributed in the same proportions and subject to the same terms and conditions as are subject to the distribution of Newco Shares under the Plan; and (iii) complete the Alternative Sale Transaction and distribute the Alternative Sale Transaction Proceeds in a manner that is tax efficient for SFC and the Affected Creditors with Proven Claims, provided in each case that (y) a copy of such amendments, modifications or supplements is filed with the Court and served upon the service list; and (z) the Monitor is satisfied that such amendments, modifications or supplements do not materially alter the proportionate entitlements of the Affected Creditors, as amongst themselves, to the consideration distributed pursuant to the Plan.

Except for the requirements to obtain (i) the prior written consent of the Initial Consenting Noteholders for an Alternative Sale Transaction and (ii) the approval of the Alternative Sale Transaction by the Court pursuant to section 36 of the CCAA (on notice to the service list), once the Plan has been approved by the Required Majority of Affected Creditors, no further meeting, vote or approval of the Affected Creditors would be required to enable SFC to complete an Alternative Sale Transaction.

Effect of the Plan

If the Plan is approved, on the Plan Implementation Date the Plan will be final and binding in accordance with its terms for all purposes on all Persons named or referred to in, or subject to, the Plan and their respective heirs, executors, administrators and other legal representatives, successors and assigns. In addition, each Person named or referred to in, or subject to, the Plan will be deemed to have consented and agreed to all of the provisions of the Plan, in its entirety and will be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to implement and carry out the Plan in its entirety.

INFORMATION REGARDING NEWCO

The information concerning Newco contained herein is based upon information provided by the Noteholder Advisors. Although the Company has no knowledge that would indicate that any statements contained herein relating to Newco are untrue or incomplete, the Company and its directors or officers disclaim any responsibility for the accuracy or completeness of such information, or for any failure by the Company to disclose events or facts that may have occurred or which may affect the significance or accuracy of any such information, but which are unknown to the Company.

Newco is expected to be incorporated as an exempt company under the laws of the Cayman Islands (or such other jurisdiction as is acceptable to SFC and the Initial Consenting Noteholders) pursuant to the Plan. Newco will be formed and organized in a manner acceptable to the Initial Consenting Noteholders and in form and substance satisfactory to SFC. To date, Newco has not been created.

Newco Shares

Newco will have share capital consisting of a single class of voting shares, being the Newco Shares. Newco is not, and will not be following the Plan Implementation Date, a reporting issuer (or equivalent) in any jurisdiction and the Newco Shares will not be listed on any stock exchange or quotation service on the Plan Implementation Date.

Shareholder Meetings

Newco will hold its first annual general meeting of shareholders not earlier than 12 months following the Plan Implementation Date, with subsequent annual general meetings to be held annually thereafter. At any time after the expiry of the first 12-month period following the Plan Implementation Date, an extraordinary general meeting may be requisitioned by Newco shareholders holding 10% or more of the Newco Shares outstanding.

Board of Directors

The board of directors of Newco is expected to initially consist of up to five directors, who will be satisfactory to the Initial Consenting Noteholders, and may be expanded to include up to ten directors commencing with the first annual general meeting of Newco shareholders following the Plan Implementation Date. Commencing at that first annual general meeting, any beneficial shareholder that (i) was an Initial Consenting Noteholder and (ii) has held 10% or more of the Newco Shares outstanding (excluding any Newco Shares held by the Unresolved Claims Escrow Agent) continuously since the Plan Implementation Date (each a “10%+ Shareholder”) shall be entitled to appoint one director to the board. The remaining directors shall be elected by the Newco shareholders as a group. Unaffiliated beneficial shareholders will not be permitted to aggregate their respective shareholdings for purposes of constituting a 10%+ Shareholder.

A 10%+ Shareholder’s board appointment right shall be transferable only in connection with its sale of 10% or more of the Newco Shares outstanding (excluding any Newco Shares held by SFC Escrow Co.) (a “10%+ Position”) to another person. No person that acquires a 10%+ Position after the Plan Implementation Date, other than in connection with an acquisition of a 10%+ Position from a 10%+ Shareholder, shall be entitled to appoint a director to the Newco board.

Directors (other than any director appointed by a 10%+ Shareholder) will be elected by shareholders on an annual basis at the Newco annual general meeting. Any director appointed by a 10%+ Shareholder may only be removed by that 10%+ Shareholder and a 10%+ Shareholder shall be entitled to appoint another director in his place.

Prior to the first annual general meeting, a director may only be removed by shareholders holding 66-2/3% or more of the Newco Shares present and voting at the meeting. On or following the first annual general meeting, a director (other than a director appointed by a 10%+ Shareholder) may be removed by shareholders holding more than 50% of the Newco Shares present and voting at the meeting.

In the event a 10%+ Shareholder ceases to own a 10%+ Position, the director appointed by it shall resign and such 10%+ Shareholder will lose its right to appoint a director to the Newco board.

Information Rights

Newco will deliver to each shareholder: (a) copies of Newco's annual financial statements within 90 days of each fiscal year end; and (b) copies of Newco's semi-annual financial statements within 60 days of the end of each financial half-year. The board of directors of Newco will have the discretion whether or not to obtain an audit of the annual financial statements. Upon reasonable request, Newco will also deliver to any shareholder, at the cost and expense of such shareholder, such tax-related information, reports and statements relating to Newco and its subsidiaries as are reasonably necessary for the filing of any tax return or the making or implementing of any election related to taxes.

Pre-emptive Rights

If Newco wishes to issue equity securities (or any securities convertible into or exchangeable for equity securities of Newco, including convertible debt) other than (a) pursuant to an initial public offering, or (b) equity incentive awards to directors, officers or employees of Newco, which awards represent in the aggregate less than 10% of the outstanding Newco Shares (or such higher limit as may be approved by shareholders), it shall offer such securities to each shareholder pro rata in proportion to the number of Newco Shares held by such shareholder at the time of the offer prior to selling such securities to non-shareholders.

Redemption

Newco may only redeem Newco Shares on a pro rata basis.

Drag-Along Rights

In the event holders of at least 66-2/3% of the outstanding Newco Shares wish to sell all of their Newco Shares to a third party, they will have the right to force the other shareholders to sell all of their Newco Shares on the same terms, thereby enabling a sale of the entire company.

Shareholder Approval Rights

In addition to certain other matters requiring approval by special resolution under applicable law (including amendment of Newco's memorandum or articles and a winding-up of Newco), Newco may not undertake any of the following fundamental actions without the prior approval of shareholders holding at least 66-2/3% of the Newco Shares present and voting at the meeting:

•	any reorganization, recapitalization, amalgamation, merger or consolidation of or involving Newco;

•	issuance of (i) any equity securities having a preference over the Newco Shares, or (ii) equity incentive awards to directors, officers or employees, which awards represent in the aggregate in excess of 10% of the outstanding Newco Shares;

•	the sale of all or substantially all of Newco's assets (on a consolidated basis);

•	any material change in the nature of Newco's business;

•	affiliated/related party transactions (other than transactions between Newco and its wholly-owned subsidiaries);

•	a voluntary liquidation, dissolution or winding up of Newco or any of its material Subsidiaries (other than in connection with an internal restructuring); and

•	any amendment to the articles or memorandum of association of Newco that would amend any of the provisions outlined in this summary.

Newco Notes

Newco will also issue U.S.$300 million principal amount of Newco Notes pursuant to the Plan.

Security

The Newco Notes will be senior debt obligations of Newco and will be secured, subject to permitted liens, on a first-priority basis with share pledges from SFC’s Subsidiaries in a manner substantially similar to the pledges currently in place for the 2014 Notes and 2017 Notes and will have guarantees from SFC's Subsidiaries in a manner substantially similar to the guarantees currently in place for the 2013 Notes and 2016 Notes.

Interest

Interest on the Newco Notes will be payable in cash or in kind, at Newco's option, at a rate of 6% per annum if paid in cash, or 8% if paid in kind.

Ranking

The Newco Notes will be Newco’s general senior secured obligations and will rank equally in right of payment with all of Newco’s existing and future senior indebtedness and, together with any other secured obligations, will effectively rank senior in right of payment to Newco’s existing and future unsecured obligations; provided that Newco will be permitted to issue up to $200 million principal amount of indebtedness having prior ranking security over the collateral to the security granted for the benefit of the holders of the Newco Notes. In addition, Newco will be permitted to issue up to an additional $100 million of Newco Notes.

Other

Other terms of the Newco Notes are expected to be substantially similar to the 2014 Notes and 2017 Notes, with appropriate adjustments to reflect to size and structure of the business operated by Newco following the Plan Implementation Date.

Additional information regarding Newco, including additional information relating to Newco's governance and management and information relating to the Newco Shares and Newco Notes, will be provided in the Plan Supplement to be issued in accordance with the terms of the Meeting Order.

DESCRIPTION OF LITIGATION TRUST

The Plan provides that the Litigation Trust is to be established on the Plan Implementation Date to which will be contributed the Litigation Funding Amount by SFC for the purpose of funding any claims by the Litigation Trust against third parties. Each Affected Creditor is entitled to receive its pro rata share of 75% of the Litigation Trust Interests and each Noteholder Class Action Claimant is entitled to receive its pro rata share of 25% of the Litigation Trust Interests, subject to certain exceptions provided in the Plan. A description of the Litigation Trust, including the Litigation Funding Amount, will be provided in the Plan Supplement to be issued in accordance with the terms of the Meeting Order.

REQUIRED APPROVALS UNDER THE CCAA

AND OTHER CONDITIONS TO IMPLEMENTATION

Creditor Approval

In order to be approved and binding in accordance with the CCAA, the Resolution must receive the affirmative vote of the Required Majority of the Affected Creditor Class, being a majority in number of Affected Creditors with Proven Claims, and two-thirds in value of the Proven Claims held by such Affected Creditors, in each case who vote (in person or by proxy) on the Plan at the Meeting.

Court Approval of the Plan under the CCAA

Prior to the mailing of this Information Statement, SFC obtained the Meeting Order providing for, among other things, the calling and holding of the Meeting, acceptance of filing the Plan with the Court, mailing of this Information Statement and other related procedural matters.

A copy of the Meeting Order is attached as Schedule B to this Information Statement. Prior to the Plan becoming effective, the CCAA requires that the Plan be approved by the Court if it is approved by Affected Creditors at the Meeting.

Subject to the approval of the Resolution in respect of the Plan by the Affected Creditors, the hearing in respect of the Sanction Order is scheduled to take place on or about December 7, 2012 and December 10, 2012 at 10:00 a.m. (Toronto time) at the Court at 330 University Avenue, Toronto, Ontario, Canada. Any Person who wishes to oppose the Sanction Hearing must serve on SFC, the Monitor and the service list a notice setting out the basis for such opposition and a copy of the materials to be used to oppose the Sanction Hearing at least four days before the date set for the Sanction Hearing.

Interested parties should consult their legal advisors with respect to the legal rights available to them in relation to the Plan and the Sanction Hearing. If the date of the Court hearing is postponed, adjourned or otherwise rescheduled, SFC will provide notice of the new date by issuance of a news release. Persons who wish to receive individual notification of the date of any adjourned, postponed or otherwise rescheduled Court hearing by facsimile or electronic mail should contact the Monitor at FTI Consulting Canada Inc., as Court-appointed Monitor of SFC, at TD Waterhouse Tower, 79 Wellington Street West, Suite 2010, P.O. Box 104, Toronto, Ontario M5K 1G8 (Attention: the Monitor of Sino-Forest Corporation), telephone number: 416-649-8094 or email: sfc@fticonsulting.com, and provide a facsimile number or an e-mail address. The authority and discretion of the

Court is very broad under the CCAA. The Company's legal counsel has advised SFC that the Court will consider, among other things, the fairness and reasonableness of the terms and conditions of the Plan. The Court must issue the Sanction Order before the Plan can be implemented. If the Court grants the Sanction Order, the Plan will become binding on SFC, the Affected Creditors and all Persons named or referred to in, or subject to, the Plan.

The Plan provides that the Sanction Order will be effective at the Effective Time. The Plan states that the Sanction Order will, among other things:

(a)	declare that: (i) the Plan has been approved by the Required Majority in conformity with the CCAA; (ii) the activities of SFC have been in reasonable compliance with the provisions of the CCAA and the Orders of the Court made in this CCAA Proceeding in all respects; (iii) the Court is satisfied that SFC has not done or purported to do anything that is not authorized by the CCAA; and (iv) the Plan and the transactions contemplated thereby are fair and reasonable;

(b)	declare that the Plan and all associated steps, compromises, releases, discharges, cancellations, transactions, arrangements and reorganizations effected thereby are approved, binding and effective as set out in the Plan as of the Plan Implementation Date;

(c)	confirm the amount of each of the Unaffected Claims Reserve, the Administration Charge Reserve, the Directors' Charge Reserve and the Monitor’s Post-Implementation Reserve;

(d)	declare that, on the Plan Implementation Date, all Affected Claims shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred, subject only to the right of the applicable Persons to receive the distributions to which they are entitled pursuant to the Plan;

(e)	declare that, on the Plan Implementation Date, the ability of any Person to proceed against SFC or the Subsidiaries in respect of any Released Claims shall be forever discharged and restrained, and all proceedings with respect to, in connection with or relating to any such matter shall be permanently stayed;

(f)	declare that the steps to be taken, the matters that are deemed to occur and the compromises and releases to be effective on the Plan Implementation Date are deemed to occur and be effected in the sequential order contemplated by the Plan on the Plan Implementation Date, beginning at the Effective Time;

(g)	declare that, as at the Effective Time, the SFC Assets vest absolutely in Newco in accordance with the Plan;

(h)	confirm that the Court was satisfied that: (i) the hearing of the Sanction Order was open to all of the Affected Creditors and all other Persons with an interest in SFC and that such Affected Creditors and other Persons were permitted to be heard at the hearing in respect of the Sanction Order; (ii) prior to the hearing, all of the Affected Creditors and all other Persons on the service list in respect of the CCAA Proceeding were given adequate notice thereof;

(i)	provide that the Court was advised prior to the hearing in respect of the Sanction Order that the Sanction Order will be relied upon by SFC and Newco as an approval of the Plan for the purpose of relying on the exemption from the registration requirements of the United States Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof for the issuance of the Newco Shares, Newco Notes and, to the extent they may be deemed to be securities, the Litigation Trust Interests, and any other securities to be issued pursuant to the Plan;

(j)

declare that all obligations, agreements or leases to which (i) SFC remains a party on the Plan Implementation Date, or (ii) Newco becomes a party as a result of the conveyance of the SFC Assets to Newco on the Plan Implementation Date, shall be and remain in full force and effect, unamended, as at the Plan Implementation Date and no party to any such obligation or agreement shall on or following the Plan Implementation Date, accelerate, terminate, refuse to renew, rescind, refuse to perform or otherwise disclaim or resiliate its obligations thereunder, or enforce or exercise (or purport to enforce or exercise) any right or remedy under or in respect of any such obligation or agreement, by reason:

(i)	of any event which occurred prior to, and not continuing after, the Plan Implementation Date, or which is or continues to be suspended or waived under the Plan, which would have entitled any other party thereto to enforce those rights or remedies;

(ii)	that SFC sought or obtained relief or has taken steps as part of the Plan or under the CCAA;

(iii)	of any default or event of default arising as a result of the financial condition or insolvency of SFC;

(iv)	of the completion of any of the transactions contemplated under the Plan, including the transfer, conveyance and assignment of the SFC Assets to Newco; or

(v)	of any compromises, settlements, restructurings, recapitalizations or reorganizations effected pursuant to the Plan;

(k)	stay the commencing, taking, applying for or issuing or continuing any and all steps or proceedings, including without limitation, administrative hearings and orders, declarations or assessments, commenced, taken or proceeded with or that may be commenced, taken or proceed with to advance any Released Claims;

(l)	declare that in no circumstances will the Monitor have any liability for any of SFC’s tax liability regardless of how or when such liability may have arisen;

(m)	authorize the Monitor to perform its functions and fulfil its obligations under the Plan to facilitate the implementation of the Plan;

(n)	direct and deem the Trustees to release, discharge and cancel any guarantees, indemnities, Encumbrances or other obligations owing by or in respect of any Subsidiary relating to the Notes or the Note Indentures;

(o)	declare that upon completion by the Monitor of its duties in respect of SFC pursuant to the CCAA and the Orders, the Monitor may file with the Court a certificate of Plan Implementation stating that all of its duties in respect of SFC pursuant to the CCAA and the Orders have been completed and thereupon, FTI Consulting Canada Inc. shall be deemed to be discharged from its duties as Monitor and released of all claims relating to its activities as Monitor;

(p)	declare that, on the Plan Implementation Date, each of the Charges shall be discharged, released and cancelled, and that any obligations secured thereby shall satisfied pursuant to the Plan, and that from and after the Plan Implementation Date: (i) the Administration Charge Reserve shall stand in place of the Administration Charge as security for the payment of any amounts secured by the Administration Charge and; (ii) the Directors' Charge Reserve shall stand in place of the Directors' Charge as security for the payment of any amounts secured by the Directors' Charge;

(q)	declare that SFC and the Monitor may apply to the Court for advice and direction in respect of any matters arising from or under the Plan;

(r)

declare that, subject to the due performance of its obligations as set forth in the Plan and subject to its compliance with any written directions or instructions of the Monitor and/or directions of the

Court in the manner set forth in the Plan, SFC Escrow Co. will have no liabilities whatsoever arising from the performance of its obligations under the Plan;

(s)	order that releases and injunctions set forth in the Plan are effective on the Plan Implementation Date at the time or times and in the manner set forth in the Plan; and

(t)	declare that section 95 to 101 of the BIA shall not apply to any of the transactions implemented pursuant to the Plan.

Conditions to Implementation of Plan

The implementation of the Plan is conditional upon satisfaction or waiver of the following conditions prior to or at the Effective Time, each of which is for the benefit of SFC and the Initial Consenting Noteholders and may be waived only by SFC and the Initial Consenting Noteholders collectively; provided, however, that the conditions in sub-paragraphs (g), (h), (y), (ee), (ff), (ll), (kk) and (mm) are only for the benefit of the Initial Consenting Noteholders and, if not satisfied on or prior to the Effective Time, may be waived only by the Initial Consenting Noteholders; and provided further that such conditions will not be enforceable by SFC if any failure to satisfy such conditions results from an action, error, omission by or within the control of SFC and such conditions will not be enforceable by the Initial Consenting Noteholders if any failure to satisfy such conditions results from an action, error, omission by or within the control of the Initial Consenting Noteholders:

(a)	the Plan shall have been approved by the Required Majority and the Court, and in each case the Plan shall have been approved in a form consistent with the Support Agreement or otherwise acceptable to SFC and the Initial Consenting Noteholders, each acting reasonably;

(b)	the Sanction Order shall have been made and shall be in full force and effect prior to December 17, 2012 (or such later date as may be consented to by SFC and the Initial Consenting Noteholders), and all applicable appeal periods in respect thereof shall have expired and any appeals therefrom shall have been disposed of by the applicable appellate court;

(c)	the Sanction Order shall be in a form consistent with the Plan or otherwise acceptable to SFC and the Initial Consenting Noteholders, each acting reasonably;

(d)	all filings under Applicable Laws that are required in connection with the Restructuring Transaction shall have been made and any regulatory consents or approvals that are required in connection with the Restructuring Transaction shall have been obtained and, in the case of waiting or suspensory periods, such waiting or suspensory periods shall have expired or been terminated; without limiting the generality of the foregoing, such filings and regulatory consents or approvals include:

(i)	any required filings, consents and approvals of securities regulatory authorities in Canada;

(ii)	a consultation with the Executive of the HKSFC that is satisfactory to SFC, the Monitor and the Initial Consenting Noteholders confirming that implementation of the Restructuring Transaction will not result in an obligation arising for Newco, its shareholders or any Subsidiary to make a mandatory offer to acquire shares of Greenheart;

(iii)	the submission by SFC and each applicable Subsidiary of a Circular 698 tax filing with all appropriate tax authorities in the PRC within the requisite time prior to the Plan Implementation Date, such filings to be in form and substance satisfactory to the Initial Consenting Noteholders; and

(iv)	if notification is necessary or desirable under the AML and its implementation rules, the submission of all antitrust filings considered necessary or prudent by the Initial Consenting Noteholders and the acceptance and (to the extent required) approval thereof by the competent PRC authority, each such filing to be in form and substance satisfactory to the Initial Consenting Noteholders;

(e)	there shall not be in effect any preliminary or final decision, order or decree by a Governmental Entity, no application shall have been made to any Governmental Entity, and no action or investigation shall have been announced, threatened or commenced by any Governmental Entity, in consequence of or in connection with the Restructuring Transaction that restrains, impedes or prohibits (or if granted could reasonably be expected to restrain, impede or prohibit) the Restructuring Transaction or any material part thereof or requires or purports to require a variation of the Restructuring Transaction, and SFC shall have provided the Initial Consenting Noteholders with a certificate signed by an officer of SFC, without personal liability on the part of such officer, certifying compliance with the foregoing as of the Plan Implementation Date;

(f)	the organization, incorporating documents, articles, by-laws and other constating documents of Newco (including any shareholders agreement, shareholder rights plan and classes of shares (voting and non-voting)) and any affiliated or related entities formed in connection with the Restructuring Transaction or the Plan, and all definitive legal documentation in connection with all of the foregoing, shall be acceptable to the Initial Consenting Noteholders and in form and in substance reasonably satisfactory to SFC;

(g)	the composition of the board of directors of Newco and the senior management and officers of Newco that will assume office, or that will continue in office, as applicable, on the Plan Implementation Date shall be acceptable to the Initial Consenting Noteholders;

(h)	the terms of employment of the senior management and officers of Newco shall be acceptable to the Initial Consenting Noteholders;

(i)	except as expressly set out in the Plan, Newco shall not have: (i) issued or authorized the issuance of any shares, notes, options, warrants or other securities of any kind, (ii) become subject to any Encumbrance with respect to its assets or property; (iii) become liable to pay any indebtedness or liability of any kind other than as expressly set out in the Plan; or (iv) entered into any Material agreement;

(j)	any securities that are formed in connection with the Plan, including the Newco Shares and the Newco Notes, when issued and delivered pursuant to the Plan, shall be duly authorized, validly issued and fully paid and non-assessable and the issuance and distribution thereof shall be exempt from all prospectus and registration requirements of any applicable securities, corporate or other law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance, notice, policy or other pronouncement having the effect of law applicable in the provinces of Canada;

(k)	Newco shall not be a reporting issuer (or equivalent) in any province of Canada or any other jurisdiction;

(l)	all of the steps, terms, transactions and documents relating to the conveyance of the SFC Assets to Newco in accordance with the Plan shall be in form and in substance acceptable to SFC and the Initial Consenting Noteholders;

(m)	all of the following shall be in form and in substance acceptable to the Initial Consenting Noteholders and reasonably satisfactory to SFC: (i) the Newco Shares; (ii) the Newco Notes (including the aggregate principal amount of the Newco Notes); (iii) any trust indenture or other document governing the terms of the Newco Notes; and (iv) the number of Newco Shares and Newco Notes to be issued in accordance with the Plan;

(n)	the Indemnified Noteholder Class Action Limit shall be acceptable to SFC, the Monitor and the Initial Consenting Noteholders;

(o)	the aggregate amount of Proven Claims held by Ordinary Affected Creditors shall be acceptable to SFC, the Monitor and the Initial Consenting Noteholders;

(p)	the amount of each of the Unaffected Claims Reserve, the Administration Charge Reserve, the Directors' Charge Reserve and the Monitor’s Post-Implementation Reserve shall, in each case, be acceptable to SFC, the Monitor and the Initial Consenting Noteholders;

(q)	the Litigation Funding Amount shall be acceptable to SFC, the Monitor and the Initial Consenting Noteholders;

(r)	the amount of each of the following shall be acceptable to SFC, the Monitor and the Initial Consenting Noteholders: (i) the aggregate amount of Lien Claims to be satisfied by the return to the applicable Lien Claimants of the applicable secured property in accordance with the Plan; and (ii) the aggregate amount of Lien Claims to be repaid in cash on the Plan Implementation Date in accordance with the Plan;

(s)	the aggregate amount of Unaffected Claims, and the aggregate amount of the Claims listed in each subparagraph of the definition of “Unaffected Claims” shall, in each case, be acceptable to SFC, the Monitor and the Initial Consenting Noteholders;

(t)	the aggregate amount of Unresolved Claims and the amount of the Unresolved Claims Reserve shall, in each case, be acceptable to the Initial Consenting Noteholders;

(u)	the Litigation Trust and the Litigation Trust Agreement shall be in form and in substance acceptable to SFC and the Initial Consenting Noteholders, each acting reasonably, and the Litigation Trust shall be established in a jurisdiction that is acceptable to the Initial Consenting Noteholders and SFC, each acting reasonably;

(v)	SFC, the Monitor and the Initial Consenting Noteholders, each acting reasonably, shall be satisfied with the proposed use of proceeds and payments relating to all aspects of the Restructuring Transaction and the Plan, including, without limitation, any change of control payments, consent fees, transaction fees, third party fees or termination or severance payments, in the aggregate of $500,000 or more, payable by SFC or any Subsidiary to any Person (other than a Governmental Entity) in respect of or in connection with the Restructuring Transaction or the Plan, including without limitation, pursuant to any employment agreement or incentive plan of SFC or any Subsidiary;

(w)	SFC, the Monitor and the Initial Consenting Noteholders, each acting reasonably, shall be satisfied with the status and composition of all liabilities, indebtedness and obligations of the Subsidiaries and all releases of the Subsidiaries provided for in the Plan and the Sanction Order shall be binding and effective as of the Plan Implementation Date;

(x)	the steps required to complete and implement the Plan shall be in form and in substance satisfactory to SFC and the Initial Consenting Noteholders;

(y)	the Noteholders and the Early Consent Noteholders shall receive, on the Plan Implementation Date, all of the consideration to be distributed to them pursuant to the Plan;

(z)

all of the following shall be in form and in substance satisfactory to SFC and the Initial Consenting Noteholders: (i) all materials filed by SFC with the Court or any court of competent jurisdiction in the United States, Canada, Hong Kong, the PRC or any other jurisdiction that relates to the Restructuring Transaction; (ii) the terms of any court-imposed charges on any of the assets, property or undertaking of any of SFC, including without limitation any of the Charges; (iii) the Initial Order; (iv) the Claims Procedure Order; (v) the Meeting Order; (vi) the Sanction Order; (vii) any other Order granted in connection with the CCAA Proceedings or the Restructuring Transaction by the Court or any other court of competent jurisdiction in Canada, the United States, Hong Kong, the PRC or any other jurisdiction; and (viii) the Plan (as it is approved by the Required Majority and the Sanction Order);

(aa)	any and all court-imposed charges on any assets, property or undertaking of SFC, including the Charges, shall be discharged on the Plan Implementation Date on terms acceptable to the Initial Consenting Noteholders and SFC, each acting reasonably;

(bb)	SFC shall have paid, in full, the Expense Reimbursement and all fees and costs owing to the SFC Advisors on the Plan Implementation Date, and Newco shall have no liability for any fees or expenses due to the SFC Advisors or the Noteholder Advisors either as at or following the Plan Implementation Date;

(cc)	SFC or the Subsidiaries shall have paid, in full all fees owing to each of Chandler Fraser Keating Limited and Spencer Stuart on the Plan Implementation Date, and Newco shall have no liability for any fees or expenses due to either Chandler Fraser Keating Limited and Spencer Stuart as at or following the Plan Implementation Date;

(dd)	SFC shall have paid all Trustee Claims that are outstanding as of the Plan Implementation Date, and the Initial Consenting Noteholders shall be satisfied that SFC has made adequate provision in the Unaffected Claims Reserve for the payment of all Trustee Claims to be incurred by the Trustees after the Plan Implementation Date in connection with the performance of their respective duties under the Note Indentures or the Plan;

(ee)	there shall not exist or have occurred any Material Adverse Effect, and SFC shall have provided the Initial Consenting Noteholders with a certificate signed by an officer of the Company, without personal liability on the part of such officer, certifying compliance with the foregoing as of the Plan Implementation Date;

(ff)	there shall have been no breach of the Noteholder Confidentiality Agreements (as defined in the Support Agreement) by the Company or any of the Sino-Forest Representatives (as defined therein) in respect of the applicable Initial Consenting Noteholder;

(gg)	the Plan Implementation Date shall have occurred no later than January 15, 2013 (or such later date as may be consented to by SFC and the Initial Consenting Noteholders);

(hh)	all conditions set out in sections 6 and 7 of the Support Agreement shall have been satisfied or waived in accordance with the terms of the Support Agreement;

(ii)	the Support Agreement shall not have been terminated;

(jj)	the organization, incorporating documents, articles, by-laws and other constating documents of SFC Escrow Co. and all definitive legal documentation in connection with SFC Escrow Co., shall be acceptable to the Initial Consenting Noteholders and the Monitor and in form and in substance reasonably satisfactory to SFC;

(kk)	except as expressly set out in the Plan, SFC Escrow Co. shall not have: (i) issued or authorized the issuance of any shares, notes, options, warrants or other securities of any kind, (ii) become subject to any Encumbrance with respect to its assets or property; (iii) acquired any assets or become liable to pay any indebtedness or liability of any kind (other than as expressly set out in the Plan); or (iv) entered into any agreement;

(ll)	the Initial Consenting Noteholders shall have completed due diligence in respect of SFC and the Subsidiaries and the results of such due diligence shall be acceptable to the Initial Consenting Noteholders prior to the date of the hearing of the Sanction Order;

(mm)	if so requested by the Initial Consenting Noteholders, the Sanction Order shall have been recognized and confirmed as binding and effective pursuant to an order of a court of competent jurisdiction in Canada, the United States, and any other jurisdiction requested by the Initial Consenting Noteholders, and all applicable appeal periods in respect of any such recognition order shall have expired and any appeals therefrom shall have been disposed of by the applicable appellate court;

(nn)	all press releases, disclosure documents and definitive agreements in respect of the Restructuring Transaction or the Plan shall be in form and substance satisfactory to SFC and the Initial Consenting Noteholders, each acting reasonably; and

(oo)	Newco and SFC shall have entered into arrangements reasonably satisfactory to SFC and the Initial Consenting Noteholders for ongoing preservation and access to the books and records of SFC and the Subsidiaries in existence as at the Plan Implementation Date, as such access may be reasonably requested by SFC or any Director or Officer in the future in connection with any administrative or legal proceeding, in each such case at the expense of the Person making such request.

Regulatory Approvals

The Plan is subject to the condition that any regulatory consents or approvals required in connection with the Restructuring Transaction, including the consents and approvals described below, shall have been obtained and, in the case of waiting or suspensory periods, such waiting or suspensory periods shall have expired or been terminated. See “Required Approvals under the CCAA and Other Conditions to Implementation – Conditional to Implementation of the Plan”.

PRC Antimonopoly Law Approval

The indirect transfer of Sino-Forest’s PRC subsidiaries to Newco may be subject to the merger control review under the Antimonopoly Law of the PRC (the “AML”).

Under the AML, a transaction needs to obtain the merger control review approval before implementation, if it constitutes a “concentration of operators” and the turnover thresholds are triggered. An “operator” under the AML means a legal person, natural person or other organization that engages in the manufacturing or sale of products and/or the provision of services.

Article 20 of the AML provides that a concentration of operators could occur through the following: (i) a merger of the operators; (ii) the acquisition by an operator, whether by purchase of securities or assets, of control of another operator; or (iii) the acquisition, by contact or any other means, of control of another operator or the possibility to exercise decisive influence on another operator.

The turnover thresholds would be triggered, if either of the following conditions is satisfied: (1) the total revenue worldwide of all the “entities involved in the concentration” exceeds RMB 10 billion in the previous financial year, and at least two of the entities involved in the concentration each have a revenue of more than RMB 400 million in the PRC in the previous financial year; or (2) the total revenue in China of all the entities involved in the concentration exceeds RMB 2 billion in the previous financial year, and at least two of the entities involved in the concentration each have a revenue of more than RMB 400 million in the PRC in the previous financial year. “Entities involved in the concentration” refer to the buyer and all its affiliates in a relationship of control, as well as the target and all its affiliates in a relationship of control, but does not include the entities and assets of the seller’s group which are not transferred to Newco (i.e., in this transaction, the revenue of Newco and all its affiliates in a relationship of control including parent companies, and the revenue generated by Sino-Forest’s PRC subsidiaries to be transferred must be taken into account when examining whether the thresholds are met.) The parties are still evaluating whether the turnover thresholds would be triggered and thus the Plan is notifiable under the AML.

The review period provided under the AML is from 30 days to 180 days in length. In practice, it cannot be excluded that the relevant PRC regulatory authority may take an even longer period of time to conduct the review work. Before obtaining the approval granted by the regulatory authority, the Plan cannot be implemented or, if implemented, can be voided post-closing. The implementation of the Plan is subject to the condition that if notification is necessary or desirable under the AML, the acceptance of all antitrust filings considered necessary or prudent by the Initial Consenting Noteholders and (to the extent required) approval thereof by the competent Chinese authority shall have been obtained. See “Required Approvals Under the CCAA and Other Conditions to Implementation – Conditions to Implementation” and “Risk Factors – Risks Relating to the Plan”.

Potential application of chain principle by the Takeovers Executive of the HKSFC

Sino-Forest owns approximately 65% of Greenheart through Sino-Capital Global Inc. (“SCG”). Greenheart is a company which is incorporated in Bermuda and listed on the Main Board of the Hong Kong Stock Exchange. Under the Hong Kong Takeovers Code, if a person or group of persons acting in concert (the “Acquiror”) obtains statutory control of a company (the “First Company”) and thereby acquires or consolidates control (as defined in the Hong Kong Takeovers Code) of another company (the “Second Company”) because the First Company itself holds, either directly or indirectly through intermediate companies, 30% or more of the voting rights of the Second Company or holds voting rights which, when aggregated with those already held by the Acquiror, secure or consolidate control of the Second Company, the chain principle may apply meaning that the Acquiror may be required to make an offer to acquire all the shares in the Second Company not already owned by it and the First Company. The chain principle would only apply with the Takeovers Executive (the part of the HKSFC which administers the Hong Kong Takeovers Code) requiring such an offer in these circumstances where: (A) the holding in Second Company is significant (determined based on a number of factors, including, as appropriate, the assets and profits of the respective companies, with relative values of 60% or more normally being regarded as significant) in relation to the First Company; or (B) one of the main purposes of the Acquiror acquiring control of the First Company was to secure control of the Second Company.

If the Takeovers Executive determines that Greenheart is significant relative to Sino-Forest, the Takeovers Executive could require Newco to make an offer to acquire all of the shares of Greenheart not already owned by SCG. Even if the Takeovers Executive determines that Greenheart is not significant relative to Sino-Forest, the Takeovers Executive could impose a mandatory offer obligation if it determines that one of the main purposes of Newco acquiring SCG is to secure control of Greenheart. Accordingly, Newco intends to consult with the Takeovers Executive as to the application of the Hong Kong Takeovers Code in the present circumstances to consider whether it is necessary to seek a ruling under the Hong Kong Takeovers Code that it is not necessary to make an offer for all of the outstanding shares of Greenheart not already owned by SCG. The implementation of the Plan is subject to the condition that implementation of the Restructuring will not result in an obligation arising for Newco, its shareholders or any Subsidiary to make a mandatory offer to acquire shares of Greenheart. See “Required Approvals Under the CCAA and Other Conditions to Implementation – Conditions to Implementation” and “Risk Factors – Risks Relating to the Plan”.

Exemptive Relief from Canadian Securities Administrators

The Company is at the date hereof in default in its reporting obligations under Canadian securities laws and its securities are subject to a cease trade order issued by the OSC. The Company will require an exemption or variation order in respect of the cease trade order and other exemptive relief from the Canadian Securities Administrators to implement the Plan in its current form.

Application to Cease to be a Reporting Issuer

SFC has applied to cease to be a reporting issuer under the securities laws of each province of Canada in which it is a reporting issuer effective immediately prior to the Effective Time on the Plan Implementation Date.

IMPLEMENTATION OF THE PLAN

Timing of Implementation

In accordance with the Support Agreement, SFC and the Direct Subsidiaries have agreed to effect the following timeline to complete the Restructuring:

No later than November 29, 2012	—	Meeting

No later than December 17, 2012	—	Sanction Order

No later than January 15, 2013	—	Implementation of the Plan

The Plan will become effective at the Effective Time on the Plan Implementation Date, other than such matters occurring on the Equity Cancellation Date (if the Equity Cancellation Date does not occur on the Plan Implementation Date) which will occur and be effective on such date, and the Plan will be binding on and enure to the benefit of SFC, the Subsidiaries, Newco, SFC Escrow Co., any Person having an Affected Claim, the Directors and Officers of SFC and all other Persons named or referred to in, or subject to, the Plan, as and to the extent provided for in the Plan.

Implementation Steps

The following is a summary only of certain material terms of the Plan. Creditors are urged to read the Plan in its entirety. A copy of the Plan is attached as Schedule C to this Information Statement.

In accordance with the Plan, the following steps and compromises and releases to be effected will occur, and be deemed to have occurred in the following manner and order (sequentially, each step occurring five minutes apart, except that within such order steps (a) to (g) will occur simultaneously and steps (u) to (x) will occur simultaneously) without any further act or formality, on the Plan Implementation Date (except that step (y) will occur on the Equity Cancellation Date) beginning at the Effective Time (or in such other manner or order or at such other time or times as SFC, the Monitor and the Initial Consenting Noteholders may agree):

(a)	SFC will pay required funds to the Monitor for the purpose of funding the Unaffected Claims Reserve, and the Monitor will hold and administer such funds in trust for the purpose of paying the Unaffected Claims pursuant to the Plan.

(b)	SFC will pay the required funds to the Monitor for the purpose of funding the Administration Charge Reserve, and the Monitor will hold and administer such funds in trust for the purpose of paying Unaffected Claims secured by Administration Charge.

(c)	SFC will pay the required funds to the Monitor for the purpose of funding the Directors' Charge Reserve, and the Monitor will hold and administer such funds in trust for the purpose of paying the Unaffected Claims secured by the Directors' Charge.

(d)	SFC will pay the required funds to the Monitor for the purpose of funding the Monitor's Post-Implementation Reserve, and the Monitor will hold and administer such funds in trust for the purpose of administering SFC, as necessary, from and after the Plan Implementation Date.

(e)	SFC will pay to the Noteholder Advisors and the Initial Consenting Noteholders, as applicable, each such Person's respective portion of the Expense Reimbursement.

(f)	SFC will pay all fees and expenses owing to each of the SFC Advisors, the advisors to the current Board of Directors of SFC, Chandler Fraser Keating Limited and Spencer Stuart and SFC or any of the Subsidiaries shall pay all fees and expenses owing to each of Indufor Asia Pacific Limited and Stewart Murray (Singapore) Pte. Ltd.

(g)	The Lien Claims will be satisfied in accordance with the Plan.

(h)	All accrued and unpaid interest owing on, or in respect of, or as part of, Affected Creditor Claims (including any Accrued Interest on the Notes and any interest accruing on the Notes or any Ordinary Affected Creditor Claim after the Filing Date) will be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred for no consideration, and from and after the occurrence of this step, no Person will have any entitlement to any such accrued and unpaid interest.

(i)	All of the Affected Creditors shall be deemed to assign, transfer and convey to Newco all of their Affected Creditor Claims, and from and after the occurrence of this step, Newco will be the legal and beneficial owner of all Affected Creditor Claims. In exchange for the assignment, transfer and conveyance of the Affected Creditor Claims to Newco:

(i)	with respect to Affected Creditor Claims that are Proven Claims at the Effective Time:

(A)	Newco will issue to each applicable Affected Creditor the number of Newco Shares that each such Affected Creditor is entitled to receive in accordance with the Plan;

(B)	Newco will issue to each applicable Affected Creditor the amount of Newco Notes that each such Affected Creditor is entitled to receive in accordance with the Plan;

(C)	Newco will issue to each of the Early Consent Noteholders the number of Newco Shares that each such Early Consent Noteholder is entitled to receive pursuant to the Plan;

(D)	such Affected Creditors will be entitled to receive the Litigation Trust Interests to be acquired by Newco in accordance with the Plan, following the establishment of the Litigation Trust;

(E)	such Affected Creditors will be entitled to receive, at the time or times contemplated in the Plan, the Newco Shares, Newco Notes and Litigation Trust Interests that are subsequently distributed to (or in the case of Litigation Trust Interests registered for the benefit of) Affected Creditors with Proven Claims pursuant to the Plan (if any), and all such Newco Shares and Newco Notes shall be distributed in the manner described in the Plan; and

(ii)	with respect to Affected Creditor Claims that are Unresolved Claims as at the Effective Time, Newco will issue in the name of the Unresolved Claims Escrow Agent, for the benefit of the Persons entitled thereto under the Plan, the Newco Shares and the Newco Notes that would have been distributed to the applicable Affected Creditors in respect of such Unresolved Claims if such Unresolved Claims had been Proven Claims at the Effective Time; such Newco Shares, Newco Notes and the Litigation Trust Interests acquired by Newco and assigned to and registered in the name of the Unresolved Claims Escrow Agent in accordance with the Plan will comprise part of the Unresolved Claims Reserve and the Unresolved Claims Escrow Agent will hold all such Newco Shares, Newco Notes and Litigation Trust Interests in escrow for the benefit of those Persons entitled to receive distributions thereof pursuant to the Plan.

(j)	The initial Newco Share in the capital of Newco held by the Initial Newco Shareholder will be redeemed and cancelled for no consideration.

(k)	SFC will be deemed to assign, transfer and convey to SFC Barbados those SFC Intercompany Claims and/or Equity Interests in one or more Direct Subsidiaries as agreed to by SFC and the Initial Consenting Noteholders prior to the Plan Implementation Date (the “Barbados Property”) first in full repayment of the Barbados Loans and second, to the extent the fair market value of the Barbados Property exceeds the amount owing under the Barbados Loans, as a contribution to the capital of SFC Barbados by SFC. Immediately after the time of such assignment, transfer and conveyance, the Barbados Loans will be considered to be fully paid by SFC and no longer outstanding.

(l)	SFC will be deemed to assign, transfer and convey to Newco all shares and other Equity Interests (other than the Barbados Property) in the capital of (i) the Direct Subsidiaries and (ii) any other Subsidiaries that are directly owned by SFC immediately prior to the Effective Time other than SFC Escrow Co. (all such shares and other equity interests being the “Direct Subsidiary Shares”) for a purchase price equal to the fair market value of the Direct Subsidiary Shares and, in consideration therefor, Newco will be deemed to pay to SFC consideration equal to the fair market value of the Direct Subsidiary Shares, which consideration will be comprised of a U.S. dollar denominated demand non-interest-bearing promissory note issued to SFC by Newco in having a principal amount equal to the fair market value of the Direct Subsidiary Shares (the “Newco Promissory Note 1”). At the time of such assignment, transfer and conveyance, all prior rights that Newco had to acquire the Direct Subsidiary Shares, under the Plan or otherwise, will cease to be outstanding. For greater certainty, SFC will not assign, transfer or convey the SFC Escrow Co. Share, and the SFC Escrow Co. Share shall remain the property of SFC. SFC will not assign, transfer or convey the SFC Escrow Co. Share, and the SFC Escrow Co. Share shall remain the property of SFC.

(m)	If the Initial Consenting Noteholders and SFC agree prior to the Plan Implementation Date, there will be a set-off of any SFC Intercompany Claim so agreed against a Subsidiary Intercompany Claim owing between SFC and the same Subsidiary. In such case, the amounts will be set-off in repayment of both claims to the extent of the lesser of the two amounts, and the excess (if any) will continue as an SFC Intercompany Claim or a Subsidiary Intercompany Claim, as applicable.

(n)	SFC will be deemed to assign, transfer and convey to Newco all SFC Intercompany Claims (other than those SFC Intercompany Claims transferred to SFC Barbados or set-off pursuant to the Plan) for a purchase price equal to the fair market value of such SFC Intercompany Claims and, in consideration therefor, Newco will be deemed to pay SFC consideration equal to the fair market value of the SFC Intercompany Claims, which consideration will be comprised of the following: (i) the assumption by Newco of all of SFC's obligations to the Subsidiaries in respect of Subsidiary Intercompany Claims (other than the Subsidiary Intercompany Claims set-off pursuant to the Plan); and (ii) if the fair market value of the transferred SFC Intercompany Claims exceeds the fair market value of the assumed Subsidiary Intercompany Claims, Newco will issue to SFC a U.S. dollar denominated demand non-interest-bearing promissory note in having a principal amount equal to such excess (the “Newco Promissory Note 2”).

(o)	SFC will be deemed to assign, transfer and convey to Newco all other SFC Assets (namely, all SFC Assets other than the Direct Subsidiary Shares and the SFC Intercompany Claims (which shall have already been transferred to Newco in accordance with the Plan), for a purchase price equal to the fair market value of such other SFC Assets and, in consideration therefor, Newco will be deemed to pay to SFC consideration equal to the fair market value of such other SFC Assets, which consideration will be comprised of a U.S. dollar denominated demand non-interest-bearing promissory note issued to SFC by Newco having a principal amount equal to the fair market value of such other SFC Assets (the “Newco Promissory Note 3”).

(p)	SFC will establish the Litigation Trust and will contribute the Litigation Funding Amount to the Litigation Trustee for the benefit of the Litigation Trust. Immediately thereafter, SFC, the Subsidiaries and the Trustees (on behalf of the Noteholders) will be deemed to convey, transfer and assign to the Litigation Trustee all of their respective rights, title and interest in and to the Litigation Trust Claims. The Litigation Funding Amount and Litigation Trust Claims will be managed by the Litigation Trustee in accordance with the terms and conditions of the Litigation Trust Agreement.

(q)	The Litigation Trust will be deemed to be effective from the time that it is established in accordance with the Plan. Initially, all of the Litigation Trust Interests will be held by SFC. Immediately thereafter, SFC will assign, convey and transfer a portion of the Litigation Trust Interests to the Noteholder Class Action Claimants in accordance with the allocation set forth in the Plan.

(r)	SFC will settle and discharge the Affected Creditor Claims by assigning Newco Promissory Note 1, Newco Promissory Note 2 and Newco Promissory Note 3 (collectively, the “Newco Promissory Notes”) and the remaining Litigation Trust Interests held by SFC to Newco. Such assignment will constitute payment, by set-off, of the full principal amount of the Newco Promissory Notes and of a portion of the Affected Creditor Claims equal to the aggregate principal amount of the Newco Promissory Notes and the fair market value of the Litigation Trust Interests so transferred (with such payment being allocated first to the Noteholder Claims and then to the Ordinary Affected Creditor Claims). As a consequence thereof:

(i)	Newco will be deemed to discharge and release SFC of and from all of SFC’s obligations to Newco in respect of the Affected Creditor Claims, and all of Newco’s rights against SFC of any kind in respect of the Affected Creditor Claims will thereupon be fully, finally, irrevocably and forever compromised, released, discharged and cancelled; and

(ii)	SFC will be deemed to discharge and release Newco of and from all of Newco’s obligations to SFC in respect of the Newco Promissory Notes, and the Newco Promissory Notes and all of SFC’s rights against Newco in respect thereof shall thereupon be fully, finally, irrevocably and forever released, discharged and cancelled.

(s)	Newco will cause a portion of the Litigation Trust Interests it acquired in accordance with the Plan to be assigned to and registered in the name of the Affected Creditors with Proven Claims as contemplated in the Plan, and with respect to any Affected Creditor Claims that are Unresolved Claims as at the Effective Time, the remaining Litigation Trust Interests held by Newco that would have been allocated to the applicable Affected Creditors in respect of such Unresolved Claims if such Unresolved Claims had been Proven Claims at the Effective Time will be assigned and registered by the Litigation Trustee to the Unresolved Claims Escrow Agent and in the name of the Unresolved Claims Escrow Agent, in escrow for the benefit of Persons entitled thereto, and such Litigation Trust Interests will comprise part of the Unresolved Claims Reserve. The Litigation Trustee will record entitlements to the Litigation Trust Interests in the manner set forth in the Plan.

(t)	Subject to section 5.9 of the Plan, all debentures, indentures, notes, certificates, agreements, invoices, guarantees, pledges and other instruments evidencing Affected Claims, including the Notes and the Note Indentures, will not entitle any holder thereof to any compensation or participation other than as expressly provided for in the Plan and will be cancelled and will thereupon be null and void. The Trustees will be directed and will be deemed to have released, discharged and cancelled any guarantees, indemnities, Encumbrances or other obligations owing by or in respect of any Subsidiary relating to the Notes or the Note Indentures.

(u)

Newco will be deemed to have no liability or obligation of any kind whatsoever for: any Claim (including, notwithstanding anything to the contrary herein, any Unaffected Claim); any Affected Claim (including any Affected Creditor Claim, Equity Claim, D&O Claim, D&O Indemnity Claim and Noteholder Class Action Claim); any Section 5.1(2) D&O Claim; any Conspiracy Claim; any Continuing Other D&O Claim; any Non-Released D&O Claim; any Class Action Claim; any Class Action Indemnity Claim; any right or claim in connection with or liability for the Notes or the Note Indentures; any guarantees, indemnities, share pledges or Encumbrances relating to the Notes or the Note Indentures; any right or claim in connection with or liability for the Existing

Shares or other Equity Interests or any other securities of SFC; any rights or claims of the Third Party Defendants relating to SFC or the Subsidiaries; any right or claim in connection with or liability for the Support Agreement, the Plan, the CCAA Proceedings, the Restructuring Transaction, the Litigation Trust, the business and affairs of SFC and the Subsidiaries (whenever or however conducted), the administration and/or management of SFC and the Subsidiaries, or any public filings, statements, disclosures or press releases relating to SFC; any right or claim in connection with or liability for any guaranty, indemnity or claim for contribution in respect of any of the foregoing; and any Encumbrance in respect of the foregoing, provided only that Newco will assume SFC's obligations to the applicable Subsidiaries in respect of the Subsidiary Intercompany Claims.

(v)	Each of the Charges will be discharged, released and cancelled.

(w)	The releases and injunctions referred to in Article 7 of the Plan will become effective in accordance with the Plan.

(x)	Any contract defaults arising as a result of the CCAA Proceedings and/or the implementation of the Plan (including, notwithstanding anything to the contrary in the Plan, any such contract defaults in respect of the Unaffected Claims) will be deemed to be cured.

(y)	On the Equity Cancellation Date, all Existing Shares and Equity Interests shall be cancelled in accordance with the steps set out in section 6.5 of the Plan.

Unless otherwise agreed by SFC, the Monitor and the Initial Consenting Noteholders or as otherwise directed by Order of the Court, SFC will maintain its corporate existence at all times from and after the Plan Implementation Date until the later of the date: (i) on which SFC Escrow Co. has completed all of its obligations as Unresolved Claims Escrow Agent under this Plan; (ii) on which SFC Escrow Co. no longer holds any Undeliverable Distributions delivered to it in accordance with the Plan; and (iii) as determined by the Litigation Trustee.

Distributions under the Plan

Letters of Instruction

In order to issue Newco Shares and Newco Notes to Ordinary Affected Creditors and Newco Shares to Early Consent Noteholders, the steps set out below will be taken.

With respect to Ordinary Affected Creditors with Proven Claims or Unresolved Claims, on the next Business Day following the Distribution Record Date, the Monitor will send blank Letters of Instruction by prepaid first class mail, courier, email or facsimile to each such Ordinary Affected Creditor to the address of each such Ordinary Affected Creditor (as specified in the applicable Proof of Claim) as of the Distribution Record Date, or as evidenced by any assignment or transfer in accordance with the Plan. Each such Ordinary Affected Creditor must deliver to the Monitor a duly completed and executed Letter of Instruction that must be received by the Monitor on or before the date that is seven Business Days after the Distribution Record Date or such other date as the Monitor may determine. Any such Ordinary Affected Creditor that does not return a Letter of Instruction to the Monitor in accordance with the Plan will be deemed to have requested that such Ordinary Affected Creditor’s Newco Shares and Newco Notes be registered or distributed, as applicable, in accordance with the information set out in such Ordinary Affected Creditor’s Proof of Claim.

With respect to Early Consent Noteholders, on the next Business Day following the Distribution Record Date the Monitor will send blank Letters of Instruction by prepaid first class mail, courier, email or facsimile to each Early Consent Noteholder to the address of each such Early Consent Noteholder as confirmed by the Monitor on or before the Distribution Record Date. Each Early Consent Noteholder will deliver to the Monitor a duly completed and executed Letter of Instruction that must be received by the Monitor on or before the date that is seven Business Days after the Distribution Record Date or such other date as the Monitor may determine. Any such Early Consent Noteholder that does not return a Letter of Instruction to the Monitor in accordance with the Plan will be deemed to have requested that such Early Consent Noteholder’s Newco Shares be distributed or registered, as applicable, in accordance with information confirmed by the Monitor on or before the Distribution Record Date.

Distribution Mechanics with respect to Newco Shares and Newco Notes

To effect distributions of Newco Shares and Newco Notes, the Monitor will deliver a direction at least two Business Days prior to the Initial Distribution Date to Newco or its agent, as applicable, directing Newco or its agent, as applicable, to issue on such Initial Distribution Date or subsequent Distribution Date:

(a)	in respect of the Ordinary Affected Creditors with Proven Claims:

(i)	the number of Newco Shares that each such Ordinary Affected Creditor is entitled to receive in accordance with the Plan; and

(ii)	the number of Newco Notes that each such Ordinary Affected Creditor is entitled to receive in accordance with the Plan;

all of which Newco Shares and Newco Notes will be issued to such Ordinary Affected Creditors and distributed as described below;

(b)	in respect of the Ordinary Affected Creditors with Unresolved Claims:

(i)	the number of Newco Shares that each such Ordinary Affected Creditor would have been entitled to receive in accordance with the Plan had such Ordinary Affected Creditor's Unresolved Claim been a Proven Claim on the Plan Implementation Date; and

(ii)	the amount of Newco Notes that each such Ordinary Affected Creditor would have been entitled to receive in accordance with the Plan had such Ordinary Affected Creditor's Unresolved Claim been a Proven Claim on the Plan Implementation Date, all of which Newco Shares and Newco Notes will be issued in the name of the Unresolved Claims Escrow Agent for the benefit of the Persons entitled thereto under the Plan, which Newco Shares and Newco Notes will comprise part of the Unresolved Claims Reserve and will be held in escrow by the Unresolved Claims Escrow Agent until released and distributed as described below;

(c)	in respect of the Noteholders:

(i)	the number of Newco Shares that the Trustees are collectively required to receive such that, upon distribution to the Noteholders in accordance with the Plan, each individual Noteholder receives the number of Newco Shares to which it is entitled in accordance with the Plan; and

(ii)	the amount of Newco Notes that the Trustees are collectively required to receive such that, upon distribution to the Noteholders in accordance with the Plan, each individual Noteholder receives the amount of Newco Notes to which it is entitled in accordance with the Plan;

all of which Newco Shares and Newco Notes will be issued to such Noteholders and distributed as described below; and

(d)	in respect of Early Consent Noteholders, the number of Newco Shares that each such Early Consent Noteholder is entitled to receive in accordance with the Plan, all of which Newco Shares will be issued to such Early Consent Noteholders and distributed as described below.

If the registers for the Newco Shares and/or Newco Notes are maintained by the Transfer Agent in a direct registration system (without certificates), the Monitor and/or Newco and/or the Unresolved Claims Escrow Agent as applicable, will, on the Initial Distribution Date or any subsequent Distribution Date, as applicable, (i) instruct the Transfer Agent to record, and the Transfer Agent will record, in the Direct Registration Account of each applicable Ordinary Affected Creditor and each Early Consent Noteholder the number of Newco Shares and, in the case of Ordinary Affected Creditors, the amount of Newco Notes that are to be distributed to each such Person, and the Monitor and/or Newco and/or the Unresolved Claims Escrow Agent, as applicable, will send or cause to be sent to each such Ordinary Affected Creditor and Early Consent Noteholder a Direct Registration Transaction Advice, and (ii) with respect to the distribution of Newco Shares and/or Newco Notes to Noteholders: (A) if the Newco Shares and/or Newco Notes are DTC eligible, the Monitor and/or Newco and/or the Unresolved Claims Escrow Agent, as applicable, will instruct the Transfer Agent to register, and the Transfer Agent will register, the applicable Newco Shares and/or Newco Notes in the name of DTC (or its nominee) for the benefit of the Noteholders, and the Trustees will provide their consent to DTC to the distribution of such Newco Shares and Newco Notes to the applicable Noteholders, in the applicable amounts, through the facilities of DTC in accordance with customary practices and procedures; and (B) if the Newco Shares and/or Newco Notes are not DTC eligible, the Monitor and/or Newco and/or the Unresolved Claims Escrow Agent, as applicable, will instruct the Transfer Agent to register the applicable Newco Shares and/or Newco Notes in the Direct Registration Accounts of the applicable Noteholders pursuant to the registration instructions obtained through DTC and the DTC participants (by way of a letter of transmittal process or such other process as agreed by SFC, the Monitor, the Trustees and the Initial Consenting Noteholders), and the Transfer Agent will (A) register such Newco Shares and/or Newco Notes, in the applicable amounts, in the Direct Registration Accounts of the applicable Noteholders; and (B) send or cause to be sent to each Noteholder a Direct Registration Transaction Advice in accordance with customary practices and procedures; provided that the Transfer Agent will not be permitted to effect the foregoing registrations without the prior written consent of the Trustees.

If the registers for the Newco Shares and/or Newco Notes are not maintained by the Transfer Agent in a direct registration system, Newco will prepare and deliver to the Monitor and/or the Unresolved Claims Escrow Agent, as applicable, and the Monitor and/or the Unresolved Claims Escrow Agent, as applicable, will promptly thereafter, on the Initial Distribution Date or any subsequent Distribution Date, as applicable (i) deliver to each Ordinary Affected Creditor and each Early Consent Noteholder Newco Share Certificates and, in the case of Ordinary Affected Creditors, Newco Note Certificates representing the applicable number of Newco Shares and the applicable amount of Newco Notes that are to be distributed to each such Person; and (ii) with respect to the distribution of Newco Shares and/or Newco Notes to Noteholders: (A) if the Newco Shares and/or Newco Notes are DTC eligible, the Monitor and/or Newco and/or the Unresolved Claims Escrow Agent, as applicable, will distribute to DTC (or its nominee), for the benefit of the Noteholders, Newco Share Certificates and/or Newco Note Certificates representing the aggregate of all Newco Shares and Newco Notes to be distributed to the Noteholders on such Distribution Date, and the Trustees will provide their consent to DTC to the distribution of such Newco Shares and Newco Notes to the applicable Noteholders, in the applicable amounts, through the facilities of DTC in accordance with customary practices and procedures; and (B) if the Newco Shares and/or Newco Notes are not DTC eligible, the Monitor and/or Newco and/or the Unresolved Claims Escrow Agent, as applicable, will distribute to the applicable Trustees, Newco Share Certificates and/or Newco Note Certificates representing the aggregate of all Newco Shares and/or Newco Notes to be distributed to the Noteholders on such Distribution Date, and the Trustees will make delivery of such Newco Share Certificates and Newco Note Certificates, in the applicable amounts, directly to the applicable Noteholders pursuant to the delivery instructions obtained through DTC and the DTC participants (by way of a letter of transmittal process or such other process as agreed by SFC, the Monitor, the Trustees and the Initial Consenting Noteholders), all of which will occur in accordance with customary practices and procedures. Upon receipt of and in accordance with written instructions from the Monitor, the Trustees will instruct DTC to and DTC will: (i) set up an escrow position representing the respective positions of the Noteholders as of the Distribution Record Date for the purpose of making distributions on the Initial Distribution Date and any subsequent Distribution Dates (the “Distribution Escrow Position”); and (ii) block any further trading of the Notes, effective as of the close of business on the day immediately preceding the Plan Implementation Date, all in accordance with DTC's customary practices and procedures.

The Monitor, Newco, the Trustees, SFC, the Named Directors and Officers and the Transfer Agent will have no liability or obligation in respect of deliveries by DTC (or its nominee) to the DTC participants or the Noteholders pursuant to the Plan.

Distribution of Litigation Trust Rights

The Litigation Trustee will administer the Litigation Trust Claims and the Litigation Funding Amount for the benefit of the Persons that are entitled to the Litigation Trust Interests and will maintain a registry of such Persons as follows:

(a)	with respect to Affected Creditors, (i) the Litigation Trustee will maintain a record of the amount of Litigation Trust Interests that each Ordinary Affected Creditor is entitled to receive in accordance with the Plan; (ii) the Litigation Trustee will maintain a record of the aggregate amount of all Litigation Trust Interests to which the Noteholders are collectively entitled in accordance with the Plan, and if cash is distributed from the Litigation Trust to Persons with Litigation Trust Interests, the amount of such cash that is payable to the Noteholders will be distributed through the Distribution Escrow Position (such that each beneficial Noteholder will receive a percentage of such cash distribution that is equal to its entitlement to Litigation Trust Interests (as set forth in the Plan) as a percentage of all Litigation Trust Interests); and (iii) with respect to any Litigation Trust Interests to be allocated in respect of the Unresolved Claims Reserve, the Litigation Trustee will record such Litigation Trust Interests in the name of the Unresolved Claims Escrow Agent, for the benefit of the Persons entitled thereto in accordance with the Plan, which will be held by the Unresolved Claims Escrow Agent in escrow until released and distributed unless and until otherwise directed by the Monitor in accordance with the Plan; and

(b)	with respect to the Noteholder Class Action Claimants, the Litigation Trustee will maintain a record of the aggregate of all Litigation Trust Interests that the Noteholder Class Action Claimants are entitled to receive pursuant to the Plan, provided that such record shall be maintained in the name of the Noteholder Class Action Representative, to be allocated to individual Noteholder Class Action Claimants in any manner ordered by the applicable Class Action Court, and provided further that if any such Litigation Trust Interests are cancelled in accordance with the Plan, the Litigation Trustee shall record such cancellation in its registry of Litigation Trust Interests.

Treatment of Undeliverable Distributions

If any distribution pursuant to the Plan of Newco Shares, Newco Notes and/or Litigation Trust Interests is undeliverable (that is, for greater certainty, that it cannot be properly registered or delivered to the Applicable Affected Creditor because of inadequate or incorrect registration or delivery information or otherwise) (an “Undeliverable Distribution”), it will be delivered to SFC Escrow Co., which will hold such Undeliverable Distribution in escrow and administer it in accordance with the Plan. No further distributions in respect of an Undeliverable Distribution will be made unless and until SFC and the Monitor are notified by the applicable Person of its current address and/or registration information, as applicable, at which time the Monitor will direct SFC Escrow Co. to make all such distributions to such Person, and SFC Escrow Co. will make all such distributions to such Person. All claims for Undeliverable Distributions must be made on or before the date that is six months following the final Distribution Date, after which date the right to receive distributions under the Plan in respect of such Undeliverable Distributions shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred, without any compensation therefore, notwithstanding any federal, state or provincial laws to the contrary, at which time any such Undeliverable Distributions held by SFC Escrow Co. will be deemed to have been gifted by the owner of the Undeliverable Distribution to Newco or the Litigation Trust, as applicable, without consideration, and, in the case of Newco Shares, Newco Notes and Litigation Trust Interests, will be cancelled by Newco and the Litigation Trustee, as applicable. Nothing contained in the Plan will require SFC, the Monitor, SFC Escrow Co. or any other Person to attempt to locate any owner of an Undeliverable Distribution. No interest is payable in respect of an Undeliverable Distribution. Any distribution under the Plan on account of the Notes, other than any distributions in respect of Litigation Trust Interests, will be deemed made when delivered to DTC or the applicable Trustee, as applicable, for subsequent distribution to the applicable Noteholders in accordance with the Plan.

Distribution Mechanics with respect to Unresolved Claims

An Affected Creditor that has asserted an Unresolved Claim will not be entitled to receive a distribution under the Plan in respect of such Unresolved Claim or any portion thereof unless and until such Unresolved Claim becomes a proven claim.

Distributions in respect of any Unresolved Claim in existence at the Plan Implementation Date will be held in escrow by the Unresolved Claims Escrow Agent in the Unresolved Claims Reserve until settlement or final determination of the Unresolved Claim in accordance with the Claims Procedure Order, the Meeting Order or the Plan, as applicable.

To the extent that Unresolved Claims become Proven Claims or are finally disallowed, the Unresolved Claims Escrow Agent shall release from escrow and deliver (or in the case of Litigation Trust Interests, cause to be registered) the following from the Unresolved Claims Reserve (on the next Distribution Date, as determined by the Monitor with the consent of SFC and the Initial Consenting Noteholders):

(a)	in the case of Affected Creditors whose Unresolved Claims are ultimately determined, in whole or in part to be Proven Claims, the Unresolved Claims Escrow Agent will release from escrow and deliver to such Affected Creditor that number of Newco Shares, Newco Notes and Litigation Trust Interests (and any income or proceeds therefrom) that such Affected Creditor is entitled to receive in respect of its Proven Claim pursuant to the Plan;

(b)	in the case of Affected Creditors whose Unresolved Claims are ultimately determined, in whole or in part to be disallowed, the Unresolved Claims Escrow Agent will release from escrow and deliver to all Affected Creditors with Proven Claims the number of Newco Shares, Newco Notes and Litigation Trust Interests (and any income or proceeds therefrom) that had been reserved in the Unresolved Claims Reserve for such Affected Creditor whose Unresolved Claims has been disallowed, such that, following such delivery, all of the Affected Creditors with Proven Claims have received the amount of Newco Shares, Newco Notes and Litigation Trust Interests that they are entitled to receive pursuant to the Plan.

As soon as practicable following the date that all Unresolved Claims have been finally resolved and any required distributions contemplated by the Plan have been made, the Unresolved Claims Escrow Agent will distribute (or in the case of Litigation Trust Interests, cause to be registered) any Litigation Trust Interests, Newco Shares and Newco Notes (and any income or proceeds therefrom), as applicable, remaining in the Unresolved Claims Reserve to the Affected Creditors with Proven Claims such that after giving effect to such distributions each such Affected Creditor has received the amount of Litigation Trust Interests, Newco Shares and Newco Notes that it is entitled to receive pursuant to the Plan.

During the time that Newco Shares, Newco Notes and/or Litigation Trust Interests are held in escrow in the Unresolved Claims Reserve, any income or proceeds received therefrom or accruing thereon shall be added to the Unresolved Claims Reserve by the Unresolved Claims Escrow Agent and no Person will have any right to such income or proceeds until such Newco Shares, Newco Notes or Litigation Trust Interests, as applicable, are distributed (or in the case of Litigation Trust Interests, registered) in accordance with the Plan, at which time the recipient thereof will be entitled to any applicable income or proceeds therefrom.

The Unresolved Claims Escrow Agent will have no beneficial interest or right in the Unresolved Claims Reserve. The Unresolved Claims Escrow Agent shall not take any step or action with respect to the Unresolved Claims Reserve or any other matter without the consent or direction of the Monitor or the direction of the Court. The Unresolved Claims Escrow Agent shall forthwith, upon receipt of an Order of the Court or instruction of the Monitor directing the release of any Newco Shares, Newco Notes and/or Litigation Trust Interests from the Unresolved Claims Reserve, comply with any such Order or instruction.

Nothing in the Plan impairs, affects or limits in any way the ability of SFC, the Monitor or the Initial Consenting Noteholders to seek or obtain an Order, whether before or after the Plan Implementation Date, directing that any Unresolved Claims should be disallowed in whole or in part or that such Unresolved Claims should receive the same or similar treatment as is afforded to Equity Claims under the terms of the Plan.

Final Distributions from Reserves

If there is any cash remaining in: (i) the Unaffected Claims Reserve on the date that all Unaffected Claims have been finally paid or otherwise discharged; (ii) the Administration Charge Reserve on the date that all Claims secured by the Administration Charge have been finally paid or otherwise discharged; and/ or (iii) the Directors’ Charge Reserve on the date that all Claims secured by the Directors’ Charge have been finally paid or otherwise discharged, the Monitor will, in each case, forthwith transfer all such remaining cash to the Monitor’s Post-Implementation Reserve.

The Monitor will not terminate the Monitor’s Post-Implementation Reserve prior to the termination of each of the Unaffected Claims Reserve, the Administration Charge Reserve and the Directors’ Charge Reserve. The Monitor may, at any time, from time to time and at its sole discretion, release amounts from the Monitor’s Post-Implementation Reserve to Newco. Once the Monitor has determined that the cash remaining in the Monitor’s Post-Implementation Reserve is no longer necessary for administering SFC or the Claims Procedure, the Monitor will forthwith transfer any such remaining cash (the “Remaining Post-Implementation Reserve Amount”) to Newco.

Assignment of Claims for Distribution Purposes

Assignment of Claims by Ordinary Affected Creditors

Subject to any restrictions contained in Applicable Laws, an Ordinary Affected Creditor may transfer or assign the whole of its Affected Claim after the Meeting provided that neither SFC nor Newco nor the Monitor nor the Unresolved Claims Escrow Agent will be obliged to make distributions to any such transferee or assignee or otherwise deal with such transferee or assignee as an Ordinary Affected Creditor in respect thereof unless and until actual notice of the transfer or assignment, together with satisfactory evidence of such transfer or assignment and such other documentation as SFC and the Monitor may reasonably require, has been received by SFC and the Monitor on or before the Plan Implementation Date, or such other date as SFC and the Monitor may agree, failing which the original transferor will have all applicable rights as the “Ordinary Affected Creditor” with respect to such Affected Claim as if no transfer of the Affected Claim had occurred. Thereafter, such transferee or assignee will, for all purposes in accordance with the Plan, constitute an Ordinary Affected Creditor and will be bound by any and all notices previously given to the transferor or assignor in respect of such Claim. Partial transfers or assignments of Claims will not be recognized.

Assignment of Notes

Only those Noteholders who have beneficial ownership of one or more Notes as at the Distribution Record Date will be entitled to receive a distribution under the Plan on the Initial Distribution Date or any Distribution Date. Noteholders who have beneficial ownership of Notes will not be restricted from transferring or assigning such Notes prior to or after the Distribution Record Date (unless the Distribution Record Date is the Plan Implementation Date), provided that if such transfer or assignment occurs after the Distribution Record Date, neither SFC nor Newco nor the Monitor nor the Unresolved Claims Escrow Agent will have any obligation to make distributions to any such transferee or assignee of Notes in respect of the Claims associated therewith, or otherwise deal with such transferee or assignee as an Affected Creditor in respect thereof. Noteholders who assign or acquire Notes after the Distribution Record Date will be wholly responsible for ensuring that Plan distributions in respect of the Claims associated with such Notes are in fact delivered to the assignee, and the Trustees will have no liability in connection therewith.

Withholding Rights

SFC, Newco, the Monitor, the Litigation Trustee, the Unresolved Claims Escrow Agent and/or any other Person making a payment contemplated herein will be entitled to deduct and withhold from any consideration payable to any Person such amounts as it is required to deduct and withhold with respect to such payment under the Canadian Tax Act, the United States Internal Revenue Code of 1986 or any provision of federal, provincial, territorial, state, local or foreign Tax laws, in each case, as amended. To the extent that amounts are so withheld or deducted, such withheld or deducted amounts will be treated for all purposes hereof as having been paid to the Person in respect of which such withholding was made, provided that such amounts are actually remitted to the appropriate Taxing Authority. To the extent that the amounts so required or permitted to be deducted or withheld from any payment to a Person exceed the cash portion of the consideration otherwise payable to that Person: (i) the payor is authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to enable it to comply with such deduction or withholding requirement or entitlement, and the payor will notify the applicable Person thereof and remit to such Person any unapplied balance of the net proceeds of such sale; or (ii) if such sale is not reasonably possible, the payor will not be required to make such excess payment until the Person has directly satisfied any such withholding obligation and provides evidence thereof to the payor.

Fractional Interests

No fractional interests of Newco Shares or Newco Notes (“Fractional Interests”) will be issued under the Plan. For purposes of calculating the number of Newco Shares and Newco Notes to be issued by Newco pursuant to the Plan, recipients of Newco Shares or Newco Notes will have their entitlements adjusted downwards to the nearest whole number of Newco Shares or Newco Notes, as applicable, to eliminate any such Fractional Interests and no compensation will be given for the Fractional Interests.

LIQUIDATION ASSESSMENT

At the date hereof, the Company believes that a liquidation of the Company's assets appears to be the likely result in the event the Plan is not implemented. Based on the results of the Sale Solicitation Process, the Company believes that a liquidation of SFC would not provide equivalent value to Affected Creditors compared to the consideration to be received by Affected Creditors pursuant to the Plan.

STATUS OF CLAIMS PROCESS

On May 14, 2012, the Court granted the Claims Procedure Order establishing a process for the identification and determination of claims against the Company and its current and former directors and officers. Under the Claims Procedure Order, the Claims Bar Date was June 20, 2012. The Company and the Monitor are continuing with the process of reviewing, reconciling and determining the quantum and the nature of all claims against SFC. The Monitor provided a summary regarding this issue in the Sixth Report of the Monitor which is available on the Website.

MONITOR

The Monitor and its counsel have been involved throughout the course of negotiations regarding the Plan and the Monitor supports the Company's request to convene meetings to consider the Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors appointed the Restructuring Committee, comprised exclusively of directors independent of management of the Company, for the purpose of reviewing and analyzing all strategic options available to the Company, including, without limitation, the recapitalization or restructuring of the Company or the sale of some or all of its business, or any similar transaction, or any alternatives to the aforementioned transactions and to do any other such things as the Restructuring Committee deemed necessary or advisable and in the best interests of the Company in connection with the foregoing.

The Restructuring Committee and the Board's advisors, together with the Company's advisors and the Monitor, met frequently to consider the alternatives available to Company, including the terms of the Restructuring, to consider and approve the terms of the Support Agreement with Initial Consenting Noteholders, and to consider and approve the Plan for filing with the Court.

The following is a summary of certain factors, among others, which the Board of Directors and the Restructuring Committee reviewed and considered in relation to the approval of the Plan:

•	the continued overall challenges facing Sino-Forest arising out of the allegations contained in the MW Report, the OSC proceedings, investigations by the RCMP and HKSFC and related events;

•	the Sale Solicitation Process conducted by the Company to provide a “market test” by which third parties could propose to acquire Sino-Forest's business operations through a CCAA plan (in a manner that would under certain scenarios potentially allow shareholders and other stakeholders subordinate to the Noteholders to share in the proceeds of a sale even though the Noteholders may not be paid in full) as an alternative to the Restructuring;

•	the risk factors described in this Information Statement, including issues associated with liquidation in the PRC and risks relating to SAFE and potential tax liabilities;

•	the challenges faced by Sino-Forest to meet its expected cash requirements, including to service and repay its existing debt;

•	the impact on the SFC Companies and their stakeholders including employees, creditors, shareholders and suppliers of possible alternatives to the Restructuring, including the sale of assets or liquidation of the Company, and the risks associated with such alternatives, including the timing and uncertainties associated with successfully completing such alternatives;

•	the impact of the Restructuring on the SFC Companies and their stakeholders including employees, creditors, shareholders and suppliers;

•	the findings, conclusions and observations of the Independent Committee as reported in the reports of the Independent Committee;

•	the uncertainties and costs also associated with “on-shoring” of the assets of the BVI Entities involved in the BVI model;

•	the fact that Noteholders representing an aggregate of over 72% of the outstanding principal amount of the Notes as at the date hereof, have agreed to vote in favour of and to support the Restructuring and the Plan, in accordance with the terms of the Support Agreement;

•	the fact that Monitor and its counsel were involved throughout the course of negotiations regarding the Plan and that the Monitor supports the Company's request to convene meetings to consider the Plan;

•	the fact that if the Restructuring is not completed, there would be no assurance that SFC would be able to complete a restructuring of its businesses or that any such restructuring will be on terms that provide equivalent value to Affected Creditors compared to the consideration to be received by Affected Creditors pursuant to the Restructuring and the Plan;

•	the fact that (i) the Company believes that a liquidation of the Company's assets appears to be the likely result in the event the Plan is not implemented, and (ii) based on the results of the Sale Solicitation Process, the Company believes that a liquidation of SFC would not provide equivalent value to Affected Creditors compared to the consideration to be received by Affected Creditors pursuant to the Plan; and

•	the required approvals of the Restructuring by the Affected Creditors, the Court and regulatory authorities.

The foregoing discussion of the information and factors considered by the Board of Directors and the Restructuring Committee is not intended to be exhaustive, but includes the material factors considered by the Board of Directors and the Restructuring Committee. In view of the variety of factors considered in connection with its evaluation of the Recapitalization Transaction, the Board of Directors and the Restructuring Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their recommendations. In addition, individual members of the Board of Directors and the Restructuring Committee may have given differing weights to the different factors. After careful consideration of all relevant factors relating to the Restructuring and the Plan, and after receiving the advice of its advisors, the Company's management and advisors and having regard to the views of the Monitor, the Board of Directors has determined, in its business judgment, that the transactions contemplated by the Restructuring are in the best interests of the Company and recommends that Affected Creditors approve the Restructuring.

SUPPORT OF THE NOTEHOLDERS

Noteholders representing an aggregate of over 72% of the outstanding principal amount of the Notes as at the date hereof, have agreed to vote in favour of and to support the Restructuring and the Plan, in accordance with the terms of the Support Agreement. The Noteholders' agreement to vote in favour of and to support the Restructuring of the Plan under the terms of the Support Agreement is subject to certain terms, conditions and conditions precedent, as set forth in the Support Agreement, a copy of which is attached as Schedule E to this Information Statement. See also “Required Approvals under the CCAA and Other Conditions to Implementation – Conditions to Implementation of the Plan.”

MEETING AND VOTING

Meeting Order

The endorsement for the Meeting Order provides that the Meeting Order was made on the basis that there has been no determination of (a) the test for approval of the Plan, including (i) the jurisdiction to approve the Plan in its current form; (ii) whether the Plan complies with the CCAA; and (iii) whether any aspect or term of the Plan is fair and reasonable, (b) the validity or quantum of any claims, and (c) the classification of creditors for voting purposes.

Procedure for the Meeting

Pursuant to the Meeting Order, the Meeting has been called for the purpose of having Affected Creditors with Voting Claims consider and, if deemed advisable, adopt, with or without variation, the Resolution to approve the Plan. The Meeting is scheduled to be held at 10:00 a.m. (Toronto time) on November 29, 2012 at the offices of Bennett Jones LLP, 3400 One First Canadian Place, Toronto, Ontario.

A representative of the Monitor, designated by the Monitor, shall preside as the chair of the Meeting (the “Chair”) and, subject to this Meeting Order or any further Order of the Court, shall decide all matters relating to the conduct of the Meeting.

The quorum required at the Meeting has been set by the Meeting Order as one Affected Creditor with a Voting Claim present at the Meeting (in person or by proxy). The only Persons entitled to attend and speak at the Meeting are: (i) the Affected Creditors entitled to vote at the Meeting (or, if applicable, any Person holding a valid Ordinary Creditors' Proxy or Noteholders' Proxy on behalf of one or more such Affected Creditors) and any such Affected Creditor's or valid proxyholder's legal counsel and financial advisors; (ii) the Chair, the Scrutineers and the Secretary; (iii) one or more representatives of the Monitor and the Monitor's legal counsel; (iv) one or more representatives of the current board of directors and/or senior management of SFC, as selected by SFC, SFC's legal counsel and financial advisors; (v) counsel to the directors and officers of SFC; (vi) one or more representatives of the Initial Consenting Noteholders and the Initial Consenting Noteholders' legal counsel and financial advisors; and (vii) the Trustees and their respective legal counsel. Any other person may be admitted to the Meeting on invitation of the Chair.

In order for the Resolution to be approved, the Resolution must receive the affirmative vote of the Required Majority of the Affected Creditors Class, being a majority in number of Affected Creditors with Voting Claims, and two-thirds in value of the Voting Claims held by such Affected Creditors, in each case who vote (in person or by proxy) on the Plan at the Meeting.

For the purpose of calculating the two-thirds majority in value of Voting Claims, the aggregate amount of Voting Claims held by all Affected Creditors that vote in favour of the Plan (in person or by proxy) shall be divided by the aggregate amount of all Voting Claims held by all Affected Creditors that vote on the Plan (in person or by proxy). For the purpose of calculating a majority in number of Affected Creditors voting on the Plan, (i) each Ordinary Affected Creditor that votes on the Plan (in person or by proxy) shall only be counted once, without duplication; and (ii) each individual Beneficial Noteholder that votes on the Plan (in person or by proxy) shall only be counted once, without duplication, even if that Beneficial Noteholder holds Notes through more than one Registered Noteholder or Participant Holder.

Classification of Creditors

For the purposes of considering and voting on the Resolution, the Affected Creditors shall constitute a single class, who are referred to as the ’Affected Creditors Class’.

Entitlement to Vote

The only Persons entitled to vote at the Meeting (whether in person or by proxy) are: (i) Beneficial Noteholders with Voting Claims that have beneficial ownership of one or more Notes as at the Voting Record Date (or any such Beneficial Noteholder’s validly appointed holder of its Noteholders’ Proxy); and (ii) Ordinary Affected Creditors with Voting Claims as at the Voting Record Date (which, for greater certainty, includes any transferee of an Ordinary Affected Creditor Claim that is a Voting Claim, provided that such transferee has been recognized as an Ordinary Affected Creditor in respect of such transferred Ordinary Affected Creditor Claim) (or any such Ordinary Affected Creditor’s validly appointed holder of its Ordinary Affected Creditors’ Proxy).

Beneficial Noteholders

Each Beneficial Noteholder with a Voting Claim shall be entitled to one vote as a member of the Affected Creditors’ Class, which vote shall have a value equal to the principal and Accrued Interest owing under the Notes owned by such Beneficial Noteholder as at the Voting Record Date. For greater certainty, with respect to voting by Beneficial Noteholders, only the Beneficial Noteholders, and not Registered Noteholders or Participant Holders (unless any such Registered Noteholder or Participant Noteholder is itself a Beneficial Noteholder), shall be entitled to vote on the Plan as provided for in this Meeting Order.

Ordinary Affected Creditors

Each Ordinary Affected Creditor with a Voting Claim shall be entitled to one vote as a member of the Affected Creditors Class, which vote shall have a value equal to the dollar value of such Ordinary Affected Creditor’s Voting Claim.

Subject to any restrictions contained in Applicable Laws, an Ordinary Affected Creditor may transfer or assign the whole of its Ordinary Affected Creditor Claim prior to the Meeting (or any adjournment thereof), provided that neither SFC nor the Monitor shall be obliged to deal with any transferee or assignee thereof as an Ordinary Affected Creditor in respect of such Ordinary Affected Creditor Claim, including allowing such transferee or assignee to attend or vote at the Meeting, unless and until actual notice of the transfer or assignment, together with satisfactory evidence of such transfer or assignment, has been received and acknowledged by SFC and the Monitor, which receipt and acknowledgment must have occurred on or before 5:00 p.m. (Toronto time) on the date that is seven days prior to the date of the Meeting (or any adjournment thereof), failing which the original transferor shall have all applicable rights as the ’Ordinary Affected Creditor’ with respect to such Ordinary Affected Creditor Claim as if no transfer of the Ordinary Affected Creditor Claim had occurred.

If such receipt and acknowledgment by the Applicant and the Monitor have occurred on or before 5:00 p.m. (Toronto time) on the date that is seven days prior to the date of the Meeting (or any adjournment thereof): (i) the transferor of the applicable Ordinary Affected Creditor Claim shall no longer constitute an Ordinary Affected Creditor in respect of such Ordinary Affected Creditor Claim; and (ii) the transferee or assignee of the applicable Ordinary Affected Creditor Claim shall, for all purposes in accordance with this Meeting Order, constitute an Ordinary Affected Creditor in respect of such Ordinary Affected Creditor Claim and shall be bound by any and all notices previously given to the transferor or assignor in respect thereof and shall be bound by any Ordinary Creditors’ Proxy duly submitted to the Monitor in accordance with this Meeting Order. For greater certainty, the Applicant and the Monitor shall not recognize partial transfers or assignments of Ordinary Affected Creditor Claims.

Affected Creditors with Unresolved Claims

Each Affected Creditor with an Unresolved Claim as at the Voting Record Date shall be entitled to attend the Meeting and shall be entitled to one vote at the Meeting in respect of such Unresolved Claim. Any vote cast in respect of an Unresolved Claim shall be dealt with as provided in the following sentence unless and until (and then only to the extent that) such Unresolved Claim is ultimately determined to be (i) a Voting Claim, in which case such vote shall have the dollar value attributable to such Voting Claim or (ii) disallowed, in which case such vote shall not be counted for any purpose. The Monitor shall keep a separate record of votes cast by Affected Creditors with Unresolved Claims and shall report to the Court with respect thereto at the Sanction Hearing. If approval or non-approval of the Plan by Affected Creditors would be altered by the votes cast in respect of Unresolved Claims: (i) such result shall be reported to the Court as soon as reasonably practicable after the Meeting; (ii) if a deferral of the Sanction Hearing is deemed to be necessary or advisable by the Monitor (in consultation with SFC and counsel to the Initial Consenting Noteholders), the Monitor shall request an appropriate deferral of the Sanction Hearing; and (iii) the Monitor may make a request to the Court for directions.

Third Party Defendants

Each of the Third Party Defendants will be entitled to one vote as a member of the Affected Creditors Class in respect of any Class Action Indemnity Claim that it has properly filed in respect of the Indemnified Noteholder Class Action Claims, provided that the aggregate value of all such Class Action Indemnity Claims shall, for voting purposes, be deemed to be equal to the amount of the Indemnified Noteholder Class Action Limit. The Monitor will keep a separate record of votes cast by the Third Party Defendants in respect of such Class Action Indemnity Claims, and the Monitor will report to the Court with respect thereto at the Sanction Hearing, including as to whether or not a vote in favour of the Plan or against the Plan in the amount of the Indemnified Noteholder Class Action Limit would have had any effect on the approval of the Plan by the Required Majority.

Solicitation of Proxies

Solicitation of proxies will be primarily by mail and the costs of such solicitation will be borne by SFC as a cost of the CCAA Proceedings.

Appointment of Proxyholders and Voting

In Person

Any Ordinary Affected Creditor or Beneficial Noteholder that is entitled to vote at the Meeting and that wishes to vote at the Meeting in person must: (i) duly complete and sign an Ordinary Creditors’ Proxy or a Noteholders’ Proxy, as applicable; (ii) identify itself in the Ordinary Creditors’ Proxy or a Noteholders’ Proxy, as applicable, as the Person with the power to attend and vote at the Meeting on behalf of such Ordinary Affected Creditor or Beneficial Noteholder, as the case may be; and (iii) deliver such Ordinary Affected Creditors’ Proxy or Noteholders’ Proxy, as the case may be, to the Monitor so that it is received on or before 5:00 p.m. on the third Business Day before the Meeting (or any adjournment thereof), and such delivery must be made in accordance with the instructions accompanying such Ordinary Affected Creditors' Proxy or Noteholders’ Proxy.

By Proxy

Any Ordinary Affected Creditor or Beneficial Noteholder that is entitled to vote at the Meeting and that wishes to appoint a nominee to vote on its behalf at the Meeting must: (i) duly complete and sign an Ordinary Creditors' Proxy or a Noteholders' Proxy, as applicable; (ii) identify its desired nominee in the Ordinary Creditors' Proxy or a Noteholders' Proxy, as applicable, as the Person with the power to attend and vote at the Meeting on behalf of such Ordinary Affected Creditor or Beneficial Noteholder, as the case may be; and (iii) deliver such Ordinary Affected Creditors' Proxy or Noteholders' Proxy, as the case may be, to the Monitor so that it is received on or before 5:00 p.m. on the third Business Day before the Meeting (or any adjournment thereof), and such delivery must be made in accordance with the instructions accompanying such Ordinary Affected Creditors' Proxy or Noteholders' Proxy.

In order to be effective, any Noteholders' Proxy must clearly state the name and contain the signature of the applicable Participant Holder, the applicable account number or numbers of the account or accounts maintained by the applicable Beneficial Noteholder with such Participant Holder, and the principal amount of Notes (excluding any pre-or post-filing interest) that such Beneficial Noteholder holds in each such account or accounts. Where a Beneficial Noteholder holds Notes through more than one Participant Holder, its Noteholders' Proxy is required to be executed by only one of those Participant Holders, provided that the Beneficial Noteholder shall provide the information required in its Noteholders' Proxy with respect to its Notes held with all Participant Holders to allow the Monitor to verify the aggregate amount of Notes held by such Beneficial Noteholder for the purposes of voting on the Plan.

Notwithstanding any minor error or omission in any Ordinary Affected Creditors' Proxy or Noteholders' Proxy that is submitted to the Monitor, the Chair shall have the discretion to accept for voting purposes any Ordinary Affected Creditors' Proxy or Noteholders' Proxy submitted to the Monitor in accordance with the Meeting Order.

Revocation of Proxies

In addition to any other manner permitted by law, an Affected Creditor may revoke a proxy by depositing a valid proxy bearing or deemed to bear a later date.

Advice to Beneficial Holders

The information set forth in this section is of significant importance to Beneficial Noteholders. The Notes are registered under the name of DTC, which acts as nominee for many U.S. brokerage firms. As such, Beneficial Noteholders do not hold Notes registered in their own name, but rather, hold Notes that are held in the name of a Participant Holder, such as an investment dealer, broker, bank, trust company, trustee, custodian or other nominee, or a clearing agency in which the Participant Holder participates.

The Meeting Order requires each Participant Holder, within five days of such Participant Holder's receipt of the Noteholder meeting materials from the Monitor pursuant, to: (i) complete and sign the applicable section of the Noteholders' Proxy relating to Participant Holders for each Unregistered Noteholder that has an account (directly or through an agent or custodian) with such Participant Holder; and (ii) deliver by courier or personal delivery to each such Unregistered Noteholder the Noteholders' Proxy as so completed and signed together with one copy of the Noteholder meeting materials. Each Participant Holder shall take any other action reasonably required to enable any Unregistered Noteholder that has an account (directly or through an agent or custodian) with such Participant Holder to provide a Noteholders' Proxy to the Monitor with respect to the Notes owned by or held for the benefit of such Unregistered Noteholder.

However, the Meeting Order provides that where: (i) a Participant Holder or its agent has a standard practice for distribution of meeting materials to Unregistered Noteholders and for the gathering of information and proxies or voting instructions from Unregistered Noteholders; (ii) the Participant Holder has discussed such standard practice in advance with SFC, the Monitor and counsel to the Initial Consenting Noteholders; and (iii) such standard practice is acceptable to SFC, the Monitor and counsel to the Initial Consenting Noteholders, such Participant Holder or its agent may, in lieu of following the procedure set out above, follow such standard practice provided that all applicable proxies or voting instructions are received by the Monitor no later than 5:00 P.M. on the third Business Day before the Meeting.

Each Beneficial Noteholder should contact his, her, or its broker or other nominee and carefully follow the voting instructions provided by such broker or nominee.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder of Common Shares or Notes. Consequently, Securityholders are urged to consult their own tax advisors for advice as to the tax considerations in respect of the Restructuring having regard to their particular circumstances. This Information Statement does not discuss any United States federal or state tax consequences of the Restructuring or the tax consequences of the Restructuring under the laws of any other jurisdiction. Securityholders resident in a jurisdiction other than Canada should be aware that the Restructuring may have tax consequences both in Canada and in such jurisdiction. Such consequences are not described herein. Securityholders should consult with their own tax advisors with respect to their particular circumstances and the tax considerations applicable to them.

The following is a summary of the principal Canadian federal income tax consequences, pursuant to the Canadian Tax Act, of the Restructuring to holders of Common Shares and to holders of Notes (each a “Securityholder”) who deal at arm's length with and are not affiliated with the Company or Newco, who hold their Notes and Common Shares, as the case may be, as capital property, and who dispose, or are deemed to have disposed, of their Common Shares or Notes, as applicable, pursuant to the Restructuring. The Notes and Common Shares, as the case may be, will generally be considered to be capital property for this purpose to a holder of Notes or Common Shares, as the case may be, unless such Securityholder holds such securities in the course of carrying on a business, or the Securityholder acquired such securities in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Securityholder: (i) that is a “financial institution” (as defined in the Canadian Tax Act) for purposes of the mark-to-market rules, (ii) that is a “specified financial institution” (as defined in the Canadian Tax Act), (iii) a Securityholder who makes or has made a “functional currency” reporting election under the Canadian Tax Act, (iv) that is exempt from tax under Part I of the Canadian Tax Act (which includes a trust governed by a registered retirement savings plan (“RRSP”), registered retirement income fund (“RRIF”), tax-free savings account (“TFSA”) registered education savings plan, deferred profit sharing plan or registered disability savings plan (collectively, “Deferred Plans”)), or (v) an interest in which is a “tax shelter investment” (as defined in the Canadian Tax Act). This summary does not address the Canadian federal income tax consequences to any other person, including any Noteholder Class Action Claimant. Such Securityholders should consult with their own tax advisors to determine the particular Canadian federal income tax consequences to them of the Restructuring. The Restructuring may have adverse Canadian federal income tax consequences to a Securityholder that is a Deferred Plan and, in particular that is an RRSP, RRIF, or TFSA and such holders, if any, are strongly encouraged to consult their own tax advisors.

This summary is based upon the current provisions of the Canadian Tax Act, the current regulations thereto and the current published administrative practices and policies of the CRA. This summary assumes that all specific proposals to amend the Canadian Tax Act which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this document will be enacted as proposed, although there can be no assurance that any tax proposals will be implemented in their current form or at all. This summary does not otherwise take into account or anticipate any changes in law, whether by way of legislative, judicial or administrative action or interpretation, nor does it address any provincial, territorial or foreign tax considerations.

This summary is intended for general information purposes only, and does not purport to address all of the Canadian federal income tax considerations that may be relevant to the particular circumstances of a Securityholder. This summary is not intended to be, nor should it be construed to be legal or tax advice to any particular holder or Notes or Common Shares. Holders of Notes or Common Shares are urged to consult their own tax advisors concerning the tax consequences to them of the Restructuring.

All amounts, including the cost of, interest or dividends, received and accrued on, and proceeds of disposition from, the Notes and Common Shares must be determined in Canadian dollars at applicable exchange rates for the purposes of the Canadian Tax Act. Any amount denominated in U.S. dollars must be converted into Canadian dollars, generally at the exchange rate quoted by the Bank of Canada as its noon rate on the date the amount first arose. The amount of interest and any capital gain or capital loss of a holder of Notes or Common Shares may be affected by fluctuations in Canadian dollar exchange rates.

The Canadian federal income tax consequences of any Alternative Transaction are not discussed herein.

Residents of Canada

The following discussion applies to Securityholders who, for the purposes of the Canadian Tax Act and any applicable income tax treaty or convention, and at all relevant times, are residents of Canada (“Canadian Holders”). Certain Canadian Holders whose Notes or Common Shares, as the case may be, might not otherwise qualify as capital property may, in certain circumstances, treat such Notes or Common Shares as capital property by making an irrevocable election pursuant to subsection 39(4) of the Canadian Tax Act.

Noteholders

Transfer of Noteholder Claims

A Canadian Holder will be considered to have disposed of Notes upon the transfer of such Canadian Noteholder Claims to Newco. A Canadian Holder that is a corporation, partnership, unit trust or any trust of which a corporation or partnership is a beneficiary will generally be required to include in income the amount of interest accrued or deemed to accrue on the Notes up to the Effective Date or that became receivable or was received on or before the Effective Date, to the extent that such amounts have not otherwise been included in the Canadian Holder's income for the year or a preceding taxation year. Any other Canadian Holder, including an individual, will be required to include in income for a taxation year any interest on the Notes received or receivable by such Canadian Holder in the year (depending upon the method regularly followed by the Canadian Holder in computing income) except to the extent that such amount was otherwise included in its income for the year or a preceding taxation year. Where a Canadian Holder is required to include an amount in income on account of interest on the Notes that accrues in respect of the period between the date of the last interest payment and the Effective Date, the Canadian Holder should be entitled to a deduction of an equivalent amount in computing income.

In general, a Canadian Holder will realize a capital gain (or capital loss) on the transfer of the Noteholder Claims equal to the amount by which the proceeds of disposition exceed (or are exceeded by) the adjusted cost base to the Canadian Holder of the Notes, plus any reasonable costs of disposition. The tax treatment of any such capital gain (or capital loss) is the same as described below under “Certain Canadian Federal Income Tax Considerations – Taxation of Capital Gains and Capital Losses”. A Canadian Holder's proceeds of disposition of the Notes upon the transfer of the Noteholder Claims to Newco will be an amount equal to the fair market value (at the time of the exchange) of the Newco Shares, Newco Notes and Litigation Trust Interests received in exchange therefor. Canadian Holders should consult their own advisors.

Holding and Disposition of Newco Shares, Newco Notes and Litigation Trust Interests

Canadian Holders of Notes should consult their own advisors concerning the consequences to them of acquiring, holding and/or disposing of Newco Shares, Newco Notes and Litigation Trust Interests, including the receipt of dividends, interest or distributions thereon.

Additional Refundable Tax

A Canadian Holder of Notes that is a “Canadian-controlled private corporation” (as defined in the Canadian Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on certain investment income including amounts in respect of interest and taxable capital gains.

Shareholders

Cancellation of Shares

A Canadian Holder will realize a capital loss on the cancellation of the Common Shares pursuant to the Restructuring for nil consideration equal to the adjusted cost base to the Canadian Holder of such Common Shares, plus any reasonable costs of disposition. The tax treatment of any such capital loss is the same as described below in respect of capital losses under “Income Tax Taxation of Capital Gains and Capital Losses”.

A deemed dividend will not arise on the cancellation of the Common Shares.

Taxation of Capital Gains and Capital Losses

In general, one-half of any capital gain (a “taxable capital gain”) realized by a Canadian Holder of Common Shares in a taxation year will be included in the Canadian Holder's income in the year and one-half of the amount of any capital loss realized by a Canadian Holder in a taxation year may be deducted from net taxable capital gains realized by the Canadian Holder in the year and any of the three preceding taxation years or in any subsequent year, to the extent and under the circumstances described in the Canadian Tax Act. The amount of any capital loss realized by a holder that is a corporation on the disposition of a share may be reduced by the amount of dividends received or deemed to be received by it on such share (or on a share for which the share has been substituted) to the extent and under the circumstances prescribed by the Canadian Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns shares, directly or indirectly through a partnership or a trust.

Non-Residents of Canada

The following discussion applies to a Securityholder who, for the purposes of the Canadian Tax Act and any applicable income tax treaty or convention, and at all relevant times, is not resident in, and is not deemed to be resident in, Canada and does not use or hold the Notes or the Common Shares, as the case may be, in carrying on a business in Canada (a “Non-Resident Holder”). In addition, this discussion does not apply to an insurer who carries on an insurance business in Canada and elsewhere or an authorized foreign bank that carries on a Canadian banking business. The following discussion assumes that the Notes do not constitute “taxable Canadian property” (within the meaning of the Canadian Tax Act) to any particular Non-Resident Holder.

Noteholders

Transfer Noteholder Claims

No taxes will be payable under the Canadian Tax Act by a Non-Resident Holder upon the transfer of Noteholder Claims to Newco.

Holding and Disposition of Newco Shares, Newco Notes and Litigation Trust Interests

Non-Resident Holders should consult their own advisors concerning the consequences to them of acquiring, holding and/or disposing of Newco Shares, Newco Notes and Litigation Trust Interests, including the receipt of dividends, interest or distributions thereon.

Shareholders

Cancellation of Shares

A Non-Resident Holder of Common Shares will not be subject to Canadian federal income tax in respect of the cancellation of such Common Shares for nil consideration pursuant to the Restructuring.

Consequences to the Company

The Restructuring will result in the settlement or extinguishment of the Notes. The “forgiven amount”, as defined in the Canadian Tax Act, arising from the Restructuring will reduce, in prescribed order, certain tax attributes of the Company, including non-capital losses, net capital losses, undepreciated capital cost of depreciable property, cumulative eligible capital, and the adjusted cost base of certain capital property (the “Tax Shield”). Generally, one half of the amount by which the forgiven amount exceeds the Tax Shield will be required to be included in the Company's income for the taxation year in which the Plan Implementation Date takes place, subject to a potential off-setting deduction for insolvent corporations.

CERTAIN REGULATORY MATTERS RELATING TO THE PLAN

Canada

The issuance of Plan Securities pursuant to the Plan will be exempt from the prospectus and registration requirements under applicable Canadian securities legislation. As a consequence of these exemptions, certain protections, rights and remedies provided by Canadian securities legislation, including statutory rights of rescission or damages, will not be available in respect of such new securities to be issued in connection with the Plan.

The Newco Shares and Newco Notes will be subject to restrictions on transfer in Canada. Newco is not, and will not be following the Plan Implementation Date, a reporting issuer (or equivalent) in any province or territory of Canada and Newco's securities will not be listed on any stock exchange in Canada and have not been and will not be qualified for sale to the public under any applicable Canadian securities laws. Any resale of the Newco Shares or Newco Notes in Canada must be made in accordance with applicable securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority.

United States

The Plan Securities to be received by eligible Affected Creditors in the United States pursuant to the Plan are not required to be, and will not be, registered under the United States 1933 Act or the securities law of any state of the United States. Such Plan Securities will be issued in reliance upon the exemption provided by Section 3(a)(10) of the United States 1933 Act. Section 3(a)(10) exempts from the registration requirements of the United States 1933 Act securities issued in exchange for one or more bona fide outstanding securities, claims or property interests, or partly in such exchange and partly for cash, where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear, by a court or by a governmental authority expressly authorized by law to grant such approval. In accordance with the requirements of the SEC. SFC will advise the Court prior to the hearing in respect of the Order that the Plan Securities will not be registered under the United States 1933 Act in reliance upon the Section 3(a)(10) exemption and that such reliance will be based on the Court's approval of the Plan. The Court will conduct a hearing to determine the fairness of the terms and conditions of the Plan, including the proposed issuance of the Plan Securities. Accordingly, SFC believes that the Order will, if granted, constitute a basis for the exemption from the registration requirements of the United States 1933 Act with respect to Plan Securities issued in connection with the Plan.

Pursuant to the rules of the SEC in effect on the date hereof, all Plan Securities received by eligible Affected Creditors pursuant to the Plan will be freely transferrable, except by persons who are deemed to be “affiliates” of Newco, as that term is defined in Rule 144 under the United States 1933 Act, or have been “affiliates” of Newco within 90 days of the Plan Implementation Date, who will be subject to transfer restrictions under the United States 1933 Act.

This document does not constitute a registration statement covering resales of Plan Securities by persons who are restricted from selling their Plan Securities pursuant to any rule under the United States 1933 Act.

The foregoing discussion is only a general overview of the requirements of the U.S. securities laws that may be applicable to the resale of Plan Securities received pursuant to the Plan. Recipients of Plan Securities are urged to obtain legal advice to ensure that the resale of such securities complies with applicable U.S. securities laws.

RISK FACTORS

In evaluating the Plan and determining whether to vote for the Resolution, Affected Creditors should read and consider carefully the risk factors set forth below. These risk factors should not, however, be regarded as the only risks associated with the SFC Companies, Newco and the Plan. Additional risks and uncertainties not currently known to the SFC Companies or that the SFC Companies do not view as material may impair the SFC Companies' business operations. As well, SFC has no knowledge of the manner in which Newco intends to operate the SFC Business following the Plan Implementation Date and therefore has no knowledge of any additional risks that may arise therefrom. If any of the following risks actually occur, the SFC Companies' business, results of operations and financial condition of Newco or the SFC Companies could be harmed. You should carefully consider information about these risks and uncertainties, together with all of the other information contained within this document.

Risks Relating to Non-Implementation of the Plan

Failure to Implement the Plan

If the Plan is not implemented before the Outside Date or an Alternative Sale Transaction is not completed and another plan is not proposed that meets the approval requirements of the Court, SFC may remain under CCAA protection for an indefinite period of time and its businesses could continue to substantially erode, or an insolvency proceeding involving the liquidation of the assets of SFC could result.

If the Restructuring is not completed, there is no assurance that SFC will be able to complete a restructuring of its businesses or that any such restructuring will be on terms that provide equivalent value to Affected Creditors compared to the consideration to be received by Affected Creditors pursuant to the Restructuring and the Plan.

Pursuant to the terms of the Support Agreement, if the Restructuring is not implemented on or before the Outside Date, the Support Agreement may be terminated by Initial Consenting Noteholders holding at least two-thirds of the principal amount of Relevant Notes (as defined in the Support Agreement).

If the Support Agreement is terminated and the Plan is not consummated, the SFC Companies will have an immediate need to pursue other alternatives to manage their liquidity needs, including potentially filing under the insolvency laws of various jurisdictions. There can be no assurance as to the value, if any, that would be available to Affected Creditors, including holders of the Notes, in the case of any such insolvency filing.

Risks Relating to the Plan and its Implementation

Consummation of the CCAA Plan is subject to Affected Creditors' acceptance and Court approval

Before the Plan can be consummated, it must have been approved by the Required Majority and sanctioned, after notice and a hearing on any objection, by the Court. There can be no assurance that the Plan will be approved by the Required Majority, and that even if approved, the Court will sanction the Plan. The failure of any of these conditions will delay or prevent the consummation of the Plan. The Third Party Defendants have raised numerous objections in the CCAA proceedings to the Plan, claiming that the Plan does not adequately address their claims against SFC. Copies of materials filed by the Third Party Defendants in the CCAA Proceedings are available on the Website.

There is no assurance that the parties will receive merger control approval under the AML in the time period contemplated or at all

As noted above, the implementation of the Plan is subject to the condition that if notification is necessary or desirable under the AML, the acceptance of all antitrust filings considered necessary or prudent by the Initial Consenting Noteholders and (to the extent required) approval thereof by the competent PRC authority shall have been obtained. The review period provided under the legislation is 30 to 180 days and at the date hereof, no application has been made. There can be no assurance that the merger control approval under the AML will be obtained on terms acceptable to Newco, or at all, or that any such approval will be obtained prior to the Outside Date, the date by which the Restructuring must be completed in accordance with the terms of the Support Agreement, unless such date is extended in accordance with the terms of the Support Agreement.

There is no assurance that Newco will obtain an exemption from the Takeovers Executive under the Hong Kong Takeovers Code

As noted above, Newco intends to consult with the Takeovers Executive regarding the application of the Hong Kong Takeovers Code in the present circumstances and, if necessary, apply to the Takeovers Executive for an exemption from the obligation under the Hong Kong Takeovers Code to make an offer for all of the outstanding shares of Greenheart not already owned by SCG. The implementation of the Plan is subject to the condition that implementation of the Restructuring will not result in an obligation arising for Newco, its shareholders or any Subsidiary to make a mandatory offer to acquire shares of Greenheart. There can be no assurance that the Takeovers Executive will grant such exemption on terms acceptable to Newco or at all or that such exemption will be granted prior to the Outside Date, the date by which the Restructuring must be completed in accordance with the terms of the Support Agreement, unless such date is extended in accordance with the terms of the Support Agreement.

The Implementation of the Plan is subject to a number of other significant conditions

Implementation of the Plan is subject to numerous other conditions, which must be satisfied (or waived, if applicable) prior to implementation and effectiveness of the Plan. As of the date hereof, there can be no assurance that any or all of the conditions in the Plan or in the Support Agreement, will be satisfied (or waived, if applicable). Accordingly, there can be no assurance that the Plan will be consummated even if approved by the Affected Creditors and sanctioned by the Court. See “Required Approvals under the CCAA and Other Conditions to Implementation”.

If any of the conditions to consummation are not satisfied or an alternative plan is not approved, SFC may be forced to liquidate

If any of the conditions precedent as described in the Plan, including Court sanction and the satisfaction of the implementation conditions, are not satisfied (or waived, if applicable) and the Plan is not consummated or an Alternative Sale Transaction is not completed, or an alternative plan is not approved, there can be no assurance that the CCAA Proceedings will continue, or that an alternative plan of compromise and reorganization, if any, would be on comparable terms for the Affected Creditors. The most likely alternative to a continuation of the CCAA Proceedings, which itself could be protracted, is liquidation. For more information on the potential risks involved in a protracted reorganization, see “Undue delay in confirmation may significantly disrupt the operations of the SFC Companies” below. Based on the results of the Sale Solicitation Process, the Company believes that a liquidation would not provide equivalent value to Affected Creditors compared to the consideration to be received by Affected Creditors pursuant to the Plan.

The actual amount of Proven Claims may differ from the estimated Affected Claims and adversely affect the percentage recovery of each individual Affected Creditor

Affected Creditors that have Unresolved Claims will not be entitled to receive a distribution under the Plan in respect of such Unresolved Claim or any portion thereof unless and until such Unresolved Claim becomes a Proven Claim. Distributions in respect of any Unresolved Claims in existence at the Plan Implementation Date will be held in escrow by the Unresolved Claims Escrow Agent in the Unresolved Claims Reserve until settlement or final determination of the Unresolved Claim. To the extent that Unresolved Claims become Proven Claims or are finally disallowed, such Unresolved Claims that become Proven Claims may materially adversely affect the percentage recovery of each individual Affected Creditor.

Unresolved Claims that could cause dilution of Affected Creditors' recoveries following the Plan Implementation Date (to the extent that any such Unresolved Claims become Proven Claims) could potentially include, but are not limited to, claims for indemnification by Third Party Defendants (i) up to the Indemnified Noteholder Class Action Limit, (ii) in respect of OSC claims or penalties against Third Party Defendants (e.g. the OSC has reserved the right to claim up to $100 million as against the Directors and Officers of SFC), and (iii) Defence Costs. As discussed, all rights and defences to any such indemnification claims have been reserved.

Certain claims against the Subsidiaries of SFC will not be affected by the Plan

Any claims against the Subsidiaries of SFC that are not released or compromised under the Plan will continue following the Plan Implementation Date and such claims may be material to the SFC Business.

Undue delay in implementation of the Restructuring may continue to significantly disrupt the operations of the SFC Companies

SFC has incurred significant costs and expenses to date in connection with its ongoing restructuring efforts. Even if the Restructuring is completed, it may not be completed on the schedule described in this Information Statement or on or prior to the Outside Date. Accordingly, Affected Creditors participating in the Restructuring may have to wait longer than expected to receive consideration, if any, for their Affected Claims. In addition, if the Restructuring is not completed on the schedule described in this Information Statement, SFC may incur additional expenses.

Although the Plan is designed to minimize the length of the CCAA Proceedings, it is not possible to predict the amount of time the Company may spend in the CCAA Proceedings or to provide any assurance as to whether or not the Plan will be confirmed or sanctioned. The continuation of the CCAA Proceedings, particularly if the Plan is not approved or confirmed in the time frame currently contemplated, could materially and adversely affect the SFC Companies' operations and relationships with its authorized intermediaries, suppliers, customers, employees, regulators and PRC governmental agencies and authorities. Also, transactions outside the ordinary course of business are subject to the prior approval of the Court, which may limit the Company's ability to respond timely to certain events or take advantage of certain opportunities. Prolonged CCAA Proceedings may also make it more difficult to retain and attract management and other key personnel, and would require senior management to continue to spend a significant amount of time and effort dealing with the Company's restructuring instead of focusing on the operation of the SFC Business.

The tax authorities of the PRC may levy a 10% withholding tax on a capital gain realized or deemed to be realized for PRC tax purposes on the indirect disposition of PRC entities

The tax authorities of the PRC may levy a 10% withholding tax on a capital gain realized or deemed to be realized for PRC tax purposes on the indirect disposition of PRC entities. The transfer of the SFC Assets by SFC to Newco pursuant to the Plan may be deemed to constitute an indirect disposition of Sino-Forest's subsidiaries in the PRC. For PRC tax purposes, as a general principle, a capital gain is calculated as equity transfer proceeds minus original investment cost. Nevertheless, there are no explicit guidance rules as to the mechanism according to which the PRC tax authorities may calculate the capital gain in the indirect disposition of a group of PRC entities, and it is subject to the assessment and confirmation of the competent tax authorities on a case by case basis, consequently, the exposure for such PRC withholding tax is not known.

Canada Revenue Agency may treat a portion of Noteholders' consideration as income for Canadian tax purposes

The Canadian federal income tax considerations described above under “Certain Canadian Federal Income Tax Considerations” are applicable on the basis that all of the Newco Shares, Newco Notes and Litigation Trust Interests received by Noteholders constitute consideration for the disposition of the Notes by Noteholders to Newco. No assurances can be given that CRA will concur with such position. If the CRA does not concur, the Canadian federal income tax considerations relevant to Noteholders may be different than set out under the heading “Certain Canadian Federal Income Tax Considerations” and a portion of the value of the Newco Shares, Newco Notes, and/or Litigation Trust Interests received by Noteholders, may be treated as income for Canadian tax purposes. In particular, a portion of the value of the Newco Shares received by an Early Consent Noteholder that is a Canadian Holder may be included in the income of such Canadian Holder. Noteholders are advised to consult their own tax advisors regarding the potential consequences.

Risks Related to Securities of Newco

If SFC completes the Restructuring, the Newco Shares and Newco Notes may be concentrated in a few holders

Under the Plan, the Affected Creditors will receive their pro rata share of 92.5% of the Newco Shares and 100% of the Newco Notes (and Early Consent Noteholders will also receive their pro rata share of 7.5% of the Newco Shares) to be issued and outstanding on the Plan Implementation Date. The Company believes that a substantial majority of the Affected Claims are held by a few Affected Creditors. Consequently, these Affected Creditors individually will hold high concentrations of the Newco Shares and Newco Notes immediately after the consummation of the Plan which may make some transactions more difficult or impossible to complete without the support of these securityholders.

Certain fundamental changes relating to Newco will require supermajority approval by Newco shareholders

Certain fundamental changes relating to Newco, including a merger, a sale of all or substantially all of Newco’s assets, a material change in Newco’s business and a voluntary liquidation of Newco, will require the approval of shareholders holding at least 66-2/3% of the Newco Shares present and voting at the meeting. See “Information Regarding Newco – Shareholder Approval Rights”. Accordingly, shareholders holding more than one-third of the Newco Shares present at a meeting will be able to veto any of these fundamental changes, even if such changes are otherwise supported by a substantial majority of Newco shareholders. In addition, Newco shareholders may be forced to sell their Newco Shares in the event holders of at least 66-2/3% of the outstanding Newco Shares wish to sell all of their Newco Shares to a third party. See “Information Regarding Newco – Drag-Along Rights”.

The Newco Shares will be junior to all of Newco’s other securities, including the Newco Notes and any existing and future indebtedness

The Newco Shares will be the most junior of all of Newco’s securities. As a result, Newco's existing and future indebtedness and other non-equity claims, as well as any preferred stock Newco may issue, will rank senior to the Newco Shares as to rights upon any foreclosure, dissolution, winding-up, liquidation or reorganization, or other bankruptcy proceeding relating to Newco. In the event of any distribution or payment of Newco’s assets in any foreclosure, dissolution, winding-up, liquidation or reorganization, or other bankruptcy proceeding, Newco’s creditors will have a superior claim and interest, as applicable, to the interests of holders of Newco Shares. If any of the foregoing events occur, there may not be sufficient assets for distribution in respect of the Newco Shares.

Newco will be incorporated under the laws of a jurisdiction other than Canada and the rights and remedies of holders of Newco Shares may be different from the rights and remedies of holders of shares of a Canadian corporation

Newco will be incorporated under the laws of a jurisdiction other than Canada. The rights and remedies of holders of securities of a non-Canadian company may differ from the rights and remedies of holders of securities of a Canadian corporation and those differences may be material. Newco will have no assets, operations or management in Canada.

There is currently no public market for Newco Shares or Newco Notes and no public market is expected to develop

There is currently no public market for the Newco Shares or Newco Notes, and no public market for the Newco Shares or Newco Notes is expected to develop after such securities are issued. Accordingly, the liquidity of the Newco Shares and Newco Notes may be limited and the value of the Newco Shares and Newco Notes may be significantly negatively affected.

The capital available to Newco and the SFC Companies upon completion of the Restructuring may be insufficient to fund their continuing operations and service the Newco Notes and they may need to raise additional capital to fund the businesses of the SFC Companies

As described above under “There is uncertainty regarding the financial condition of SFC Business”, the SFC Companies’ financial condition and ability to conduct their operations in the normal course of business has been materially affected. The capital available to Newco and the Subsidiaries upon completion of the Restructuring may be insufficient to fund their continuing operations, including interest payable on the Newco Notes and principal payments upon maturity of the Newco Notes. If the on-shoring process is undertaken, Newco and the Subsidiaries will face increased demands for additional capital in respect of such process. The SFC Companies have been unable to access capital markets since the MW Report was released and there can be no assurance that Newco and the SFC Companies will be able to access capital markets if the Restructuring is complete. Accordingly, Newco may be required to raise additional capital from its existing investors or otherwise through the issuance of equity or debt in order to continue to operate the businesses of the SFC Companies. There is no assurance such capital will be available on acceptable terms or at all.

Risk Factors Related To Muddy Waters’ and OSC Allegations

The allegations set forth in the MW Report and the allegations made by the OSC may be wholly or substantially true

The allegations set forth in the MW Report and the allegations made by the OSC may be wholly or substantially true. If those allegations are wholly or substantially true, the value of Sino-Forest’s assets could be materially less than the value recorded in the financial statements of SFC. In addition, the ability to operate the SFC Business in such circumstances through Newco, and even under new management, could be materially and adversely impaired.

The allegations set forth in the MW Report and the OSC’s Statement of Allegations have had significant negative effects on the reputation and business of Sino-Forest

The allegations set forth in the MW Report and the OSC’s Statement of Allegations have had significant negative effects on the reputation and business of Sino-Forest. These effects are continuing. As a result, Sino-Forest’s ability to conduct its operations in the normal course of business has been materially affected. For example: creditors are increasing legal demands with respect to accounts payable; at the same time, collections of accounts receivables is increasingly difficult; sales in the WFOE model have also slowed substantially in response to views on accounts receivable payments; cash flow issues have resulted in a cessation of any expansion or modernization; the inability to fund purchases of raw materials has caused a slowdown in production or, in many cases, a shutdown; certain timber assets have been frozen as Sino-Forest has been unable to keep current with payments; certain deposits put down on standing timber purchases by WFOEs may be unrealizable due to an inability to generate cash to pay off outstanding payables under those contracts; offshore banking facilities have been repaid and frozen or cancelled, leading to substantial damage in Sino-Forest’s trading business; relationships with local governments and plantation land owners have become strained; Sino-Forest is unable to complete various projects, contracts and acquisitions; and certain PRC governmental agencies and authorities are expressing increased concern over SFC and are becoming less inclined to be supportive of Sino-Forest, making the ability to obtain legal documents for Sino-Forest's operations increasingly difficult.

Following the implementation of the Plan, there can be no assurance that negative publicity will not adversely affect Sino-Forest’s results from operations or have a long-term negative effect on the SFC Business. Such uncertainty may adversely affect the SFC Companies relationships with their authorized intermediaries, suppliers and customers. Following the implementation of the Plan, authorized intermediaries, suppliers and customers may continue to be concerned about the financial condition of the SFC Business and, as a result, they may demand faster payment terms or not extend normal trade credit, both of which could adversely affect the SFC Companies. The SFC Companies may not be successful in obtaining alternative authorized intermediaries, suppliers and customers if the need arises and this would adversely affect the SFC Companies’ results from operations and their ability to conduct the SFC Business.

The investigations conducted by the OSC and the RCMP and the Class Action Claims against the Company have and may continue to require significant resources to be expended by the directors, officers and employees of the Company and SFC has and may continue to incur a substantial amount of fees and expenses in connection with these investigations and lawsuits

The investigations conducted by the OSC and the RCMP and the class action lawsuits against the Company have and may continue to require significant resources to be expended by the directors, officers and employees of Sino-Forest. As a result, the diversion of such resources has had an adverse effect on the ability of Sino-Forest to conduct its operations in the normal course of business. Management expects that, if the Plan is implemented, certain of these matters will be resolved by the consummation of the Restructuring.

In addition, SFC has and may continue to incur a substantial amount of fees and expenses in connection with the investigations by the OSC and the RCMP and the Class Action Claims. Further, pursuant to indemnification agreements between SFC and its directors and certain officers as well as with auditors, underwriters and other parties, SFC may be obligated to indemnify such individuals for additional legal and other expenses pursuant to such proceedings. The aggregate of SFC's fees and expenses to date is substantial and has had a negative effect on Sino-Forest's operating results.

The Company may be unable to obtain additional financing on acceptable terms or at all

The Company is at the date hereof in default in its reporting obligations under Canadian securities laws, its securities are subject to a cease trade order issued by the OSC and its Common Shares were delisted from the Toronto Stock Exchange in May, 2012. If the Plan is not implemented, in the future the Company may require additional financing to operate its business. The Company may be unable to obtain such additional financing on acceptable terms or at all, particularly if the cease trade order remains in place.

Risks Related To Our Business

Certain of the following risks relate to the SFC Business as it was historically operated by SFC. While these risks are material to the SFC Business as at the date hereof, the SFC Business will be conducted by Newco under a new governance structure and with new management, and, as a result, some of these risk factors may not be material to the SFC Business following the Plan Implementation Date. SFC has no knowledge of the manner in which Newco intends to operate the SFC Business following the Plan Implementation Date and therefore has no knowledge of any additional risks that may arise therefrom. If any of the following risks actually occur, the business, results of operations and financial condition of Newco or the Subsidiaries could be harmed. You should carefully consider information about these risks and uncertainties, together with all of the other information contained within this document.

The Company's historical financial statements may not be reliable

On November 15, 2011, the Company announced that it was deferring the release of its interim financial statements for the three and nine months ended September 30, 2011, because certain issues identified during the review of its Independent Committee (as described in the Reports of the Independent Committee), which was formed to examine the allegations contained in the MW Report, could not be resolved to the satisfaction of its Board of Directors. On January 10, 2012, the Company issued a press release cautioning that its historical financial statements and related audit reports could not be relied upon. On April 4, 2012, the Company's auditor resigned and a successor auditor has not been appointed. On May 22, 2012, Staff of the OSC commenced proceedings before the OSC against the Company and six of its former officers. OSC staff allege that the Company breached Ontario securities laws and acted in a manner that is contrary to the public interest by providing information to the public in documents required to be filed or furnished under Ontario securities laws which was false or misleading in a material respect contrary to Section 122 of the Securities Act and by engaging or participating in acts, practices or a course of conduct related to its securities which it knows or reasonably ought to know perpetuate a fraud on any person or Company contrary to Section 126.1 of the Securities Act. Given the issues identified by the Independent Committee which have not been resolved to the satisfaction of the Board of Directors and given the serious allegations made by the OSC, no assurance can be given that the Company's historical financial statement do not contain a misrepresentation or that any other financial information concerning the Company is accurate. See also “CCAA Proceedings and Other Matters—Effects of MW Report, OSC Allegations and Related Events—Effects on Operations (including Accounts Receivable)” for a discussion relating to issues surrounding the Company's accounts receivables.

Sino-Forest may be liable for income and other taxes on its business and operations, particularly its BVI Subsidiaries, in amounts materially greater than the amounts that it has estimated and for which it has provisioned

Sino-Forest has operations in various countries (mainly in the PRC, Canada and Hong Kong) that have different tax laws and rates and that are subject to audit by all relevant tax authorities. The effective tax rate may change from year to year based on the mix of income among the different tax jurisdictions, changes in tax laws and administrative practice in these jurisdictions, and changes in tax treaties between various tax jurisdictions in which Sino-Forest operates. It is possible that profits already taxed by one tax jurisdiction could be taxed by another tax jurisdiction or multiple jurisdictions.

In particular, Sino-Forest's principal operating subsidiaries incorporated in the BVI are engaged in the sale of standing timber and logs and in earning income (“Authorized Sales Activities”) in the PRC through AIs that are domestic enterprises of the PRC. In accordance with the current PRC laws and regulations relating to PRC enterprise income tax, foreign companies such as the BVI Subsidiaries, deriving income from sources in the PRC, are more-likely-than-not subject to enterprise income tax on a deemed profit basis based on a deemed profit rate and are more-likely-than-not expected to be taxed on this basis for the current year end plus three prior years instead of current year plus five prior years.

Under the terms of our long-term master agreements, relevant sales and purchase contracts and commission agreements (“AI Agreements”) made with the AIs, the AIs are responsible for withholding and remitting relevant PRC taxes that arise from the Authorized Sales Activities for the BVI Subsidiaries. Sino-Forest is not, however, in a position to know whether or not the AIs have in fact remitted applicable taxes on behalf of Sino-Forest. It is a question of fact whether the PRC tax authorities may be successful in establishing that the BVI Subsidiaries are directly subject to enterprise income tax because of the Authorized Sales Activities. Should the PRC tax authorities recover income tax, business tax and value-added tax directly from the BVI Subsidiaries, they might do so together with related tax surcharges and tax penalties on applicable income or profits of the Authorized Sales Activities for up to a period from four to six years in practice (including the current year). Under prevailing PRC tax rules, the tax surcharge is calculated at 0.05% per day on the tax amount overdue while the tax penalties can range from 50% to 500% of taxes underpaid. Under the Hong Kong tax regulations, assessments are open for up to six years in practice and tax penalties can be up to triple the amount of the tax underpaid.

The PRC tax authorities issued Information Statement 19 in February 2010 stating that the deemed profit percentage for certain activities should be a minimum of 15%. The activities subject to this minimum percentage appear to include sales of plantation fibre.

Management is unable to determine with any certainty the appropriate amount of tax related liabilities, and contingencies for such liabilities, to be recognized and disclosed in the Company's financial statements. Sino-Forest may be liable for taxes and penalties in amounts materially greater than SFC had estimated and for which it had provisioned in SFC's annual financial statements for the year ended December 31, 2010.

Sino-Forest has lost many of its key personnel, which has and may continue to adversely affect its business, financial condition and operations

Sino-Forest was heavily dependent upon its senior management and their expertise in the forestry industry, R&D, forest plantation management practices and wood-based products manufacturing production processes, and their relationships cultivated with various PRC governmental agencies and authorities and Sino-Forest's major customers, suppliers and other business partners and stakeholders. As described above, each of the Individual Respondents, each of whom was a member of senior management of Sino-Forest, is no longer employed by the Company. In some cases, their responsibilities have been assumed by other Sino-Forest personnel but in other cases their responsibilities have not been assumed and are not currently being performed by any Sino-Forest personnel. The departure of these key members of senior management has adversely affected Sino-Forest's business, financial condition and operations and may continue to do so in the future.

Failure to continue with certain initiatives could harm relations within the PRC and could have significant adverse affects on Sino-Forest

While the Company has historically generated most of its revenue and profits from the sale of standing timber and logs, the Company has invested throughout the PRC in manufacturing plants and offices that create jobs within the PRC. It has also conducted research and development (“R&D”) intended to improve yields of planted plantations and help the PRC address its wood fibre deficit issues. The manufacturing plants, offices and R&D initiatives are not currently profitable but the Company believes they are important in establishing and maintaining good relations with local governments and communities in the PRC in which the Company conducts business. Failure to maintain good relations with all levels of the PRC government and local PRC communities could have significant adverse affects on the Company's ability to do business in the PRC, including its ability to acquire plantations and obtain plantation rights certificates as well as permits to harvest and transport logs.

The cyclical nature of the forest products industry and price fluctuations could adversely affect our results of operations

Sino-Forest's results of operations are, and will continue to be, affected by the cyclical nature of the forest products industry. Market prices and demand for standing timber, wood logs and wood products have been, and in the future are expected to be, subject to cyclical fluctuations, which have a significant effect on the SFC Business, results of operations and financial condition. PRC product pricing in forestry markets is affected by the prices of the ultimate wood products produced from logs, including furniture, construction materials, interior decoration materials and pulp and paper products. The prices of wood products are also affected by the availability of wood substitutes. The markets for wood products are sensitive to changes in industry capacity and output levels, general timber industry conditions and cyclical changes in the world and PRC economies, any of which can have a significant impact on market prices of wood products. The demand for wood products is also substantially affected by the level of new construction activity, which is subject to fluctuations that may or may not correspond to overall economic trends. Decreases in the level of construction activity generally reduce demand for wood products. The demand for wood products is also affected by the level of interior decoration activity. These activities are, in turn, subject to fluctuations due to, among other factors:

•	changes in domestic and international economic conditions;

•	changes in market prices of commodities;

•	government regulations and policies;

•	interest rates;

•	population growth and mobility and changing demographics; and

•	seasonal weather cycles (such as dry or hot summers, wet or cold winters, flooding and other factors affecting tree growth).

Cyclical changes in the forest products industry, including changes in demand and pricing for our products and the other factors described above, could have a material adverse effect on our business, financial condition and results of operations.

Expanding Sino-Forest's tree plantations and manufacturing operations requires substantial future capital expenditures and Sino-Forest may be unable to obtain adequate financing to fund capital and other requirements

Expanding Sino-Forest's tree plantations and manufacturing operations requires intensive capital investment. In recent years, Sino-Forest has expanded manufacturing operations through investments in an engineered-wood flooring plant in Jiangsu, a block board facility in Hunan, a wood and composite flooring facility in Guangxi, plywood facilities in Guangxi, engineered veneer facilities in Jiangsu and Guangdong, block board and finger-joint board facilities in Hunan and sawn timber facilities in Yunnan. We have financed our expansion of tree plantations and manufacturing operations primarily from internal cash flows and debt and equity financing. If Sino-Forest requires additional debt or equity financing for future capital expenditures, Sino-Forest has no assurance that such financing will be available in the future on attractive terms or at all. If Sino-Forest is not able to obtain financing for expanding its tree plantations and/or manufacturing operations and/or other capital requirements, Sino-Forest's business, financial condition and results of operations may be materially and adversely affected.

Sino-Forest's decisions and ability to develop and operate future tree plantations are subject to various factors and uncertainties, and there is no assurance that Sino-Forest will continuously develop and operate the amount of tree plantations where it has certain contractual rights

Sino-Forest's ability to further expand and develop its tree plantations and successfully implement its tree plantation models depends on, among other things, its ability to purchase trees with respect to which it has certain contractual rights and to lease the underlying plantation land on which it owns trees or to find other suitable plantation land. Under the purchase agreements for most of Sino-Forest's purchased plantations, it has a pre-emptive right to lease the underlying plantation land for a maximum period of up to 30 to 50 years, subject to negotiation of the definitive land use right transfer agreement, obtaining the requisite governmental approval and completing the requisite registration procedures. Sino-Forest's decision and ability to purchase the trees and exercise its contractual rights with respect to its tree plantations will depend on, among other factors, its business strategy and the availability of future financing, its ability to negotiate a suitable final price, whether the area is desirable for tree plantations, and the availability of tree plantations for expansion.

Should Sino-Forest be unable to purchase the trees, exercise its right to acquire the underlying plantation land use rights or obtain the requisite governmental approval and registration procedures, or should Sino-Forest be unable to locate available and suitable plantation land for expansion, Sino-Forest's business, financial condition and results of operations could be materially and adversely affected.

Sino-Forest may be unable to continue acquiring standing timber under the long term acquisition agreements

Sino-Forest may be unable to continue acquiring standing timber under long-term acquisition agreements due to factors such as: (i) risks of disagreement with counterparties and/or original plantation rights holders regarding entering into specific agreements for the implementation of our plantation acquisition plan, (ii) the failure of any such counterparty to obtain any requisite consents from the original plantation rights holders, (iii) risks of the counterparties failing to coordinate with Sino-Forest to obtain the requisite governmental approvals and complete the related registration procedures, and (iv) lack of available capital.

Sino-Forest's expansion into new regions may pose certain implementation risks

Sino-Forest is exposed to certain risks related to its ability to successfully expand its plantation operations into new regions such as Suriname and New Zealand and new provinces such as Anhui and Guizhou Provinces, primarily because Sino-Forest has no operating history in such regions or provinces, and also because Sino-Forest does not have extensive experience interacting with local governments, business counterparties and original plantation rights holders in these regions or provinces. With respect to Greenheart Group's operations in Suriname, forest concessions in Suriname do not convey exclusive rights to the land and it is therefore possible to have geographically overlapping rights to different resources with a resulting potential for future land use conflict. In addition, Greenheart Group's concession rights may be adversely affected by changes in policies of the Suriname government.

Sino-Forest's plantations are susceptible to weather conditions, changes in climate, timber growth cycles and natural disasters outside of our control

Sino-Forest's business, financial condition and results of operations depend to a significant extent on its ability to harvest trees or engage in trading activities at adequate levels. The following factors, which are outside of our control, may affect the prices of logs and wood-based products, and our ability to harvest the trees on our tree plantations or engage in our trading activities:

•	unfavourable local and global weather conditions, such as prolonged drought, flooding, hailstorms, windstorms, typhoons, frost and winter freezing; and

•	the occurrence of natural disasters, such as damage by fire, insect infestation, crop pests, and earthquakes.

In recent years, certain areas of the PRC have been adversely affected by severe earthquakes, flooding, droughts and landslides. For example, the heavy rainfall in the second quarter of 2010 caused severe flooding in many provinces across China, which affected the ability of certain of Sino-Forest's customers to harvest plantation trees that Sino-Forest sold to them. In addition, the southern coastal areas of the PRC suffer a number of typhoons each season, which occasionally results in significant damage. Further, there have been several incidences of forest fires in Guangdong Province. Similar conditions may recur in the future.

Sino-Forest also holds a majority interest in Greenheart Group, which owns certain rights and manages hardwood forest concessions in Suriname. Suriname is located south of the hurricane belt which affects the southern part of the United States and the Caribbean. While the risks of major catastrophic damage are therefore lower than in some other tropical areas, losses due to storms may still occur. In addition, although the risk of damage caused by fire exists, it is somewhat mitigated by the high levels of rainfall in Suriname. Our operations are also subject to long term periodic climate events, such as weather patterns affected by the El Niño and La Niña weather pattern, and could be adversely affected by other climate changes. The occurrence of these or other natural disasters may disrupt or reduce the supply of trees available for harvesting in the areas of the PRC, Suriname or New Zealand where our tree plantations or certain rights of hardwood forest concessions are located, or otherwise disrupt our trading activities, which may adversely affect our business, financial condition and results of operations.

Sino-Forest may not be able to meet its expectations for the yields of our tree plantations

The success of Sino-Forest's business depends on the productivity of its tree plantations and its ability to realize yields at attractive levels. Tree plantation yields depend on a number of factors, many of which may be beyond Sino-Forest's control. These include climate and soil conditions, as well as damage due to disease, pests and other natural problems and threats. Sino-Forest's ability to maintain its yields will depend on these factors, and environmental conditions at additional tree plantations that Sino-Forest may acquire or manage in the future.

Sino-Forest's ability to improve or maintain its yields depends on the factors described above as well as its ability to develop genetic improvements in planting materials, to grow improved species of eucalyptus trees, and to implement improved silvicultural practices. As a result, Sino-Forest cannot provide any assurance that it will be able to realize the historical or future yields we expect. If Sino-Forest cannot achieve yields at expected levels, its business, financial condition and results of operations would be materially and adversely affected.

Sino-Forest may not be able to effectively manage its tree plantations if we do not hire additional employees and improve our management systems and internal controls

As of the date of this Information Statement, Sino-Forest had approximately 3,203 permanent employees and an additional approximately 436 employees from the Greenheart Group based primarily in Hong Kong, PRC and Suriname to manage its operations. Sino-Forest also engages third parties to perform the day-to-day operations of its tree plantations. If Sino-Forest expands its portfolio of our tree plantations, it will have to hire additional staff and management employees, strengthen its management processes, and develop a plantation resources information system in order to effectively manage its tree plantations. There is no assurance that Sino-Forest will be able to do this in a timely manner, or at all. Sino-Forest also believes that it is necessary to improve its internal controls and corporate governance. Should Sino-Forest fail to take these measures, it may not be able to implement its strategy, and its business, financial condition and results of operations could be materially and adversely affected.

The forest products industry is highly competitive

Sino-Forest's industry is highly competitive in terms of raw material sourcing and product pricing and quality. Wood products are subject to increasing competition from a variety of substitute products, including non-wood and engineered-wood products. Lumber and log suppliers in the PRC experience competition from worldwide suppliers. With respect to Sino-Forest's tree plantations and standing timber and wood-based products trading activities, Sino-Forest is subject to increasing competition from other large domestic and foreign owned tree plantation operators in the PRC, as well as from wood dealers and local forestry companies that sell logs and wood-based products in the PRC. Sino-Forest also competes indirectly with many foreign forestry companies which import logs and wood-based products into the PRC.

Sino-Forest's manufacturing plants face competition from other large domestic and foreign owned wood panel manufacturers in the PRC, as well as from manufacturers in other countries importing into the PRC. In this regard, other manufacturers of wood panels are currently constructing new mills in the PRC that will substantially increase the production capacity of wood panels. Sino-Forest may not be able to compete effectively against these and other potential competitors. If Sino-Forest is not able to compete effectively in its various business lines, or if competition significantly increases, Sino-Forest's business, results of operations and financial results could be materially and adversely affected.

Sino-Forest relies on its relationships with local plantation landowners and/or plantation land use rights holders

Sino-Forest's transition from using the CJV legal structure for its planted plantations to the WFOE legal structure was completed in the fourth quarter of 2007 and after the conversion, one of the converted WFOEs merged with another WFOE and was deregistered. Negotiations with local farmers, collective organizations or other land use rights holders for entering into new plantation land use agreements are in progress for the remaining WFOEs. There can be no assurance that through the WFOEs Sino-Forest will be able to secure all the plantation land use rights that it would expect to secure, or secure such rights on satisfactory terms, from the farmers, collective organizations or other land use rights holders, or that it will be able to enter into any plantation land use agreements with relevant farmers, collective organizations or other land use rights holders to maintain the use of the tree plantations originally operated by its former CJVs or to obtain additional tree plantations.

In addition, Sino-Forest relies on our relationships with local plantation landowners and/or plantation land use rights holders to enter into any plantation land use agreements on commercially acceptable terms for our purchased plantations. Sino-Forest cannot give any assurance that we will be able to enter into any such agreements on commercially acceptable terms.

Sino-Forest's deteriorating relationships with its suppliers, as further described below, further impedes the Company's ability to communicate and have a relationship with land owners.

Certain of Sino-Forest's major customers have been deregistered under PRC laws and the loss of business from these customers or any additional major customers could materially adversely reduce Sino-Forest's sales and harm its business and prospects

A few large customers account for a significant percentage of Sino-Forest's total revenue. These major customers are all wood dealers and AIs, who sell logs and wood-based products to end-user customers of these products. Dependence on a limited number of customers exposes Sino-Forest to the risk that a reduction of business volume from any one customer could have a material adverse effect on our business, financial condition and results of operations. As described above, SFC has learned that certain of these entities with receivables owing to the SFC's Subsidiaries have recently deregistered under PRC law. The Company has been advised that deregistration has the effect of terminating the existence of the entity. The accounts receivable owing by these deregistered entities is significant. If Sino-Forest is unable to collect these accounts receivable the SFC Business will be materially affected. The loss of these customers on a going forward basis could materially adversely reduce Sino-Forest's sales and harm its business and prospects.

Disruptions in Sino-Forest's supply of raw timber could adversely affect the its business

A few large suppliers account for a significant percentage of Sino-Forest's timber supply. These major suppliers are all plantation suppliers or agents. Dependence on a limited number of suppliers exposes us to the risk that any significant interruption in the supply of raw timber could have a material adverse effect on our business, financial condition and results of operations.

Sino-Forest depends on services provided by third party service providers

Sino-Forest relies to a significant extent on third party service providers for day-to-day operation of its tree plantations. The operations performed by third party service providers include: site preparation, planting, plantation management, fertilization and harvesting. Sino-Forest occasionally experiences seasonal labour shortages in May and September as farmers become fully engaged in the planting and harvesting of food crops. If Sino-Forest is unable to obtain services from these and other third party service providers, at economical rates or at all, or if any of the services they provide are inadequately performed, its business, financial condition and results of operations would be materially adversely affected.

Many of our manufacturing plants are in an early stage of development and have a short operating history; some plants may not be profitable or successful

Sino-Forest's manufacturing plants are subject to the risks inherent in establishing a new business, including competitive pressures. Sino-Forest's ability to operate and expand its manufacturing plants successfully depends upon our ability to, among other things:

•	produce and develop high-quality, wood-based products that are needed by customers;

•	recruit and retain technical and management personnel with requisite expertise and experience in the wood-based products manufacturing industry; and

•	raise working capital and fund capital expenditures for the expansion of the manufacturing plants.

Sino-Forest can give no assurance that these facilities will operate at their planned operating capacity.

Sino-Forest's ability to invest in and operate state-owned plantation entities in the PRC is subject to various factors and uncertainties, and no assurance can be given that Sino-Forest will actually do so at all or successfully or without significant delays

In June 2010, the State Forestry Administration announced plan to reform state-owned forest farms, as part of China's 12th Five Year Plan, by sponsoring studies and identifying five provinces for pilot reform. The objectives of the state-owned plantation farms (“SOP”) reform were to develop the economic value of these farms by introducing modern plantation management know-how and practices while improving the country's ecosystems.

Sino-Forest has been exploring opportunities to expand its forestry operations in the PRC. Sino-Forest hopes to form Co-op entities with SOPs, however, as the pilot reform has been extended with no concrete timetable, at this current time, no agreements nor structure in respect to the Co-op entities have been put in place. Sino-Forest's ability to successfully develop and operate these forestry investments in cooperation with SOPs depends on various factors and uncertainties, including the time required for the PRC government to formalize a forestry commercialization policy, Sino-Forest's limited operating history with SOPs, implementing a capital and ownership structure for the investments with the SOPs that permits Sino-Forest to exercise the requisite level of control and oversight, availability of additional debt or equity funding as necessary on acceptable terms to make these investments, and receipt of requisite government approvals. Sino-Forest has not previously entered into such arrangements with SOPs, and there can be no assurance that it will actually develop and operate such entities successfully or at all or without significant delays. In addition, the reputational and other damage arising following the public announcement of the allegations contained in the MW Report could adversely affect Sino-Forest's ability to participate in forestry investments with SOPs.

Sino-Forest's insurance coverage may be in insufficient to cover unexpected losses

Consistent with PRC forestry industry practice, Sino-Forest has a policy of obtaining external insurance coverage for key insurable risks relating to our tree plantations and the operation of our manufacturing facilities. As a general matter, most of Sino-Forest's insurance policies include a coverage limit that applies either per claim, or, per claim and per year, in particular for the purchased plantations.

Sino-Forest insures its planted and purchased plantations in many locations in the PRC against certain accident and disaster related losses such as fires, lightning, explosion, flooding and windstorm. Sino-Forest does not, however, insure its plantations against losses from all natural and other disasters, such as tsunami and disease, and does not carry business interruption insurance. As a result, Sino-Forest's insurance coverage may be insufficient to cover losses that we may incur at our tree plantations. If Sino-Forest were to suffer an uninsured loss or a loss in excess of its insurance coverage to the tree plantations, its business, financial condition and results of operations could be materially and adversely affected. Sino-Forest also maintains property all risk and public liability insurance policies for its manufacturing facilities. Sino-Forest maintains a level of fire insurance in amounts that it considers to be appropriate for such risks. Such insurance is subject to deductibles that Sino-Forest considers reasonable and not excessive given the current insurance market environment. The occurrence of a loss at Sino-Forest's manufacturing facilities that Sino-Forest is not fully insured or indemnified against, or the failure of a party to meet its indemnification obligations, could materially and adversely affect Sino-Forest's business, financial condition and results of operations.

Sino-Forest's manufacturing plants are subject to operational risks for which it may not be adequately insured

The operation of manufacturing plants involves many risks and hazards, including the breakdown, failure or substandard performance of equipment, the improper installation or operation of equipment, labour disturbances, natural disasters, environmental hazards, and industrial accidents. In addition, the costs of repairing or replacing its production equipment and the associated downtime of the affected production line may not be totally reimbursed, or the level of insurance may not be adequate. The occurrence of material operational problems could have a material adverse effect on its business, financial condition and results of operations.

Increases in the export tax on logs in Russia may have an impact on Sino-Forest's business of importing logs

The Russian government significantly increased its export tariffs on logs from 6.5% to 25% (or a minimum of €15 per cubic metre for softwood logs) in April 2008. Originally, Russia intended to increase log export tariffs to 80% (or a minimum of €50 per cubic metre). In December 2011, Russia was accepted into the World Trade Organisation (“WTO”) and one of the requirements for the entry into the organization was that the country would have to reduce its export tariffs on forest products for certain log species from 25% to 15%. However, a formal proposal for the amendment for the Russian log export tariff system has not been announced and there is no assurance that Russia will lower the log export tariff.

Sino-Forest's tree plantations and wood-based products trading activities are subject to numerous laws and regulations in the PRC and other jurisdictions in which we operate

Sino-Forest's operations are subject to a variety of PRC national and local laws and regulations, including, among others, the PRC Forestry Law and its Implementation Regulations, the Forest Tree and Forestry Land Ownership and Use Rights Registration Administrative Measures, the Environmental Protection Law of the PRC and various rules and regulations enforced by local governmental authorities. Sino-Forest is also subject to such other laws and regulations as may be applicable to it in other jurisdictions in which it operates, including Suriname and New Zealand. Violations of any of these laws and regulations, including environmental policies and programs that apply to Sino-Forest's tree plantations, could result in civil and criminal penalties, including the revocation of licenses required for its business. We engage in the following activities that are subject to regulation:

•	tree plantation activities, including planting, plantation use and maintenance, logging and transportation of logs;

•	map usage and forest inventory surveying;

•	marketing, sales and trading of standing timber, logs and wood-based products; and

•	timber processing and manufacturing and sale of wood panels.

For further details on these regulations and risks relating to them with respect to the PRC specifically, see “Risks Related to the PRC.”

The Pöyry Reports for Sino-Forest are subject to significant assumptions and limitations and actual values realized by us may differ materially

We engaged Pöyry Forest Industry Pte. Ltd. (“Pöyry”) to prepare reports that regarding the value of our plantation forest crop assets as at December 31, 2006, 2007, 2008, 2009 and 2010 (the “Pöyry Reports”). The Pöyry Reports contain a discussion of the principal assumptions, limitations and other considerations utilized in their preparation, which prospective investors should review carefully, including, without limitation that:

•	Pöyry assumes that the forests visited by them in field inspection represent the full range of conditions that exist for the species seen,

•	for species not assessed as part of the valuation, Pöyry has applied yield estimates that it has previously derived and,

•	Pöyry made assumptions with respect to future costs and market prices.

As a result of the foregoing and other limitations to the Pöyry Reports, actual conditions of our forestry plantations may be substantially different than those set forth in the Pöyry Reports, and, as a result, investors should not place undue reliance on the reports. Accordingly, the valuations set forth in the Pöyry Reports are not necessarily indicative of the actual values that can be realized by Sino-Forest. If actual values realized by us are less favourable than those shown in the Pöyry Reports, or the assumptions used in deriving the valuation included in the Pöyry Reports prove to be incorrect, our business, financial condition or results of operation could be adversely affected.

Based on an internal risk assessment conducted through Pöyry's management consulting business group in 2010, Pöyry has changed its disclosure policy such that clients, including Sino-Forest, are no longer allowed to make its detailed valuation reports publicly available.

SFC's subsidiaries are subject to restrictions on the payment of dividends and the repayment of intercompany loans or advances to SFC and its subsidiaries

As a holding company, SFC currently depends upon the repayment of intercompany loans and interest or advances from its subsidiaries and affiliates to satisfy its obligations. The ability of SFC's direct and indirect subsidiaries to pay dividends and repay intercompany loans or advances to their shareholders (including SFC) is subject to, among other things, distributable earnings, cash flow conditions, restrictions contained in the articles of association of SFC subsidiaries, applicable laws, foreign exchange restrictions and restrictions contained in debt instruments of such subsidiaries. Covenants in the debt instruments of certain of SFC's direct and indirect subsidiaries limit their ability to pay dividends. In addition, if any of SFC subsidiaries raises capital by issuing equity securities to third parties, dividends declared and paid with respect to such shares would not be available to SFC to make payments on the debt obligations. These restrictions could reduce the amounts that SFC receives from its subsidiaries, which could restrict its ability to meet our payment under the debt obligations. SFC's ability to utilize cash resources from its subsidiaries to finance the needs of other subsidiaries, to a significant extent, is subject to the same restrictions. These same restrictions may also affect Newco following the Plan Implementation Date.

According to relevant PRC laws and regulations, including the tax and foreign exchange regulations, the BVI subsidiaries´ ability to remit foreign currency outside the PRC is limited. As a result, in order to provide accessible cash to cover any of Sino-Forest's holding companies´ obligations, including debt obligations, Sino-Forest currently does not rely upon the repatriation of earnings of the BVI subsidiaries. Sino-Forest has expanded its investments in the PRC through WFOEs. As the plantations held by Sino-Forest WFOEs are sold, income generated and associated cash flow is expected to be available for repatriation from the PRC, subject to relevant procedures for approval from State Administration of Foreign Exchange (“SAFE”) and other relevant requirements being satisfied.

In addition, for Sino-Forest's PRC subsidiaries, PRC regulations permit payment of dividends only out of accumulated profits as determined in accordance with PRC accounting standards and regulations including tax and foreign exchange regulations. Sino-Forest's WFOEs are also required to set aside a portion of their after-tax profits according to PRC accounting standards and regulations to fund certain reserve funds that are not distributable as cash dividends. Furthermore, under prevailing PRC income tax laws, there is a 10% withholding tax imposed on dividend payments made by our WFOEs to a foreign-invested holding company. If the foreign investor is a Hong Kong resident who holds more than 25% equity interest in the PRC subsidiaries and is the beneficial owner of the dividend, such withholding tax rate, after obtaining approval from the competent tax authorities, may be lowered to 5% pursuant to the tax arrangement between Hong Kong and the PRC.

Under their articles of association adopted by each WFOE in accordance with PRC regulations, WFOEs are only allowed to declare dividends once a year at the end of each financial year although such dividends may be distributed multiple times each year. As a result of such limitations, there could be timing limitations on payments from Sino-Forest's WFOEs to meet its payment obligations under the debt obligations and there could be restrictions on payments required to pay off the debt obligations at maturity or upon conversion or for repurchase or redemption.

Furthermore, in practice, the market interest rate that Sino-Forest's WFOEs can pay with respect to offshore loans generally may not exceed comparable interest rates in the international finance markets. Sino-Forest's WFOEs are also required to pay a 10% (which may be lowered to 7% after obtaining approval from the competent tax authorities, if the interest is paid to a Hong Kong resident and if it is the beneficial owner of the interest) withholding tax as well as a 5% business tax on Sino-Forest's behalf on the interest paid under any shareholders' loans. Prior to payment of interest and principal on such shareholder loan, the WFOEs must present evidence of payment of the required withholding tax on the interest payable under any such shareholder loan and evidence of registration with SAFE, as well as any other documents that SAFE or its local branch may require.

As a result of the foregoing, there can be no assurance that Sino-Forest will have sufficient cash flow from dividends or payments on intercompany loans or advances from our WFOEs to satisfy its debt obligations.

Sino-Forest is subject to risks associated with fluctuations in foreign currency exchange rates.

Since 1994, the conversion of Renminbi into U.S. dollars has been based on rates set by the People's Bank of China (“PBOC”), which are set daily based on the previous day's PRC interbank foreign exchange market rate and current exchange rates on the world's financial markets. The relative value and rate of exchange of the Renminbi against the U.S. dollar is affected by, among other things, changes in the PRC's political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed range against a basket of certain foreign currencies. On May 18, 2007, the PBOC enlarged the floating range for the trading prices in the inter-bank foreign exchange market of the Renminbi against the U.S. dollar from 0.3% to 0.5% above or below the central parity rate, effective on May 21, 2007. This allows the Renminbi to fluctuate against the U.S. dollar by up to 0.5% above or below the central parity rate published by the PBOC. On June 19, 2010, the PBOC announced its intention to proceed with the reform of the Renminbi exchange rate regime and increase the Chinese currency's exchange rate flexibility, which has resulted in an appreciation of the Renminbi against the U.S. dollar. The PRC government may decide to further liberalize its currency policy in the future, which could result in a further and more significant appreciation or depreciation of the Renminbi against the U.S. dollar. Any significant fluctuation in the exchange rates between the Renminbi and other currencies, such as the U.S. dollar, Canadian dollar, New Zealand dollar, Euro and H.K. dollar, or in the U.S. dollar against the Renminbi, Canadian dollar, New Zealand dollar, Euro or H.K. dollar, may have an adverse impact on Sino-Forest's results of operations and its ability to satisfy any debt obligations denominated in a currency other than Renminbi.

Risks Related to the PRC

PRC economic, political and social conditions as well as government policies could adversely affect Sino-Forest’s business

Sino-Forest’s tree plantations are primarily located in the PRC. The PRC economy differs from the economies of most developed countries in many respects, including structure, government involvement, level of development, economic growth rate, government control of foreign exchange, allocation of resources and balance of payment position.

The PRC economy has been transitioning from a planned economy to a more market oriented economy. For the past two decades the PRC government has implemented economic reform measures emphasizing utilization of market forces in the development of the PRC economy. Some of these measures will benefit the overall PRC economy, but may have a negative effect on us.

Sino-Forest’s business, financial condition and results of operations may be adversely affected by:

•	changes in PRC political, economic and social conditions;

•	changes in policies of the PRC government, including changes in policies affecting the forestry industry and downstream industries;

•	changes in laws and regulations or the interpretation of laws and regulations;

•	measures which may be introduced to control inflation or deflation;

•	changes in the rate or method of taxation;

•	changes in interpretation of tax laws and regulations by provincial or regional tax authorities in the PRC;

•	imposition of additional restrictions on currency conversion and remittances abroad; and

•	reduction in tariff protection and other import restrictions.

In addition, the level of demand in the PRC for forestry products depends heavily on economic growth. Growth in the PRC has been uneven both geographically and among various sectors of the economy. From time to time, the central government of the PRC has taken corrective measures and actions to stabilize the country’s economy and any possible social unrest, and has implemented various measures in strengthening and improving macroeconomic regulation. However, there is no assurance that it will do so in the future.

Sino-Forest’s operations are subject to the uncertainty of the PRC legal system

The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, the PRC government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, as these laws and regulations are relatively new, interpretation of many laws, regulations and rules has not always been uniform, and enforcement of these laws and regulations involve significant uncertainties, which may limit or otherwise adversely affect legal protections available to Sino-Forest. Moreover, the PRC legal system is based partly on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, Sino-Forest may not be aware of any violation of these policies or rules until sometime after such violation. In addition, litigation in the PRC may be protracted and may result in substantial costs and diversion of resources and management attention. Sino-Forest cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws.

Furthermore, the administration of PRC laws and regulations may be subject to a certain degree of discretion by the executive authorities. This may result in the outcome of dispute resolutions not being as consistent or predictable as compared with more developed jurisdictions. In addition, it may be difficult to obtain a swift and equitable enforcement of laws in the PRC, or the enforcement of judgments by a court of another jurisdiction.

At present, the legal framework for the tree plantation industry in the PRC is at an early stage of development. For example, the laws and regulations relating to the ownership, licensing and rights over forestry areas are not well developed. As these laws and regulations may not be comprehensive, and due to the limited volume of published cases and judicial interpretations and the non-binding nature of prior court decisions, the interpretation and enforcement of these laws, regulations and legal requirements involve a certain extent of uncertainty. Such uncertainty may make it difficult for us to enforce our plantation land use rights and other rights. As the PRC legal system develops together with the PRC forestry industry, we cannot be certain that changes in such laws and regulations, or in their interpretation or enforcement, will not have a material adverse effect on our business, financial condition and results of operations.

In recent years, the reform of the collectively owned plantation rights system has been ongoing in the PRC in order to enhance the rural land contract relationship and ensure that farmers have proper legal plantation rights. Farmers and rural collective organizations are currently permitted to transfer their plantation rights to third parties pursuant to existing PRC laws and regulations by means of bidding, public auction or competitive negotiation, as recognized by certain local practices. We cannot assure that the PRC government may or may not promulgate new rules and regulations that may be more detailed and complex than existing ones for regulating the transfer of plantation rights. Such rules may restrict or delay the acquisition of any new plantation rights from original plantation rights holders. Moreover, Sino-Forest cannot assure that the enforcement of such rules and regulations will not have a material adverse effect on our business, financial condition and results of operations. The RMB has a fixed conversion rate into United States dollars.

Restrictions on foreign currency exchange may limit our ability to obtain foreign currency or to utilize our revenue effectively

Sino-Forest receives most of its revenues in RMB. As a result, any restrictions on currency exchange may limit its ability to use revenue generated in RMB to:

•	purchase timber imported from other countries;

•	fund other business activities outside the PRC, such as the purchase of equipment for our manufacturing plants;

•	service and repay its indebtedness; and

•	pay out dividends to its shareholders.

Sino-Forest's WFOEs in the PRC do not require prior approval from SAFE before undertaking current account foreign exchange transactions. Current account transactions refer to those international revenue and expenditure dealings that occur on a current basis, including revenues and expenditures in trade and labour services, and the declaration of and payment of dividends out of after tax retained earnings. Foreign exchange for current account transactions may be obtained by producing commercial documents evidencing such transactions, provided that the transactions must be processed through banks in the PRC licensed to engage in foreign exchange.

Foreign exchange transactions under the capital account, however, will be subject to the registration requirements and approval of SAFE. Capital account transactions refer to international revenues and expenditures, that, being inflows and outflows of capital, produce increases or reductions in debt and equity, including direct investment, various types of borrowings and investment in securities. In addition, for either current or capital account transactions, Sino-Forest's WFOEs must purchase foreign currency from one of the PRC banks licensed to conduct foreign exchange.

Sino-Forest cannot assure that sufficient amounts of foreign currency will always be available to enable Sino-Forest to meet its foreign currency obligations, whether to service or repay indebtedness not denominated in Renminbi, or to remit profits out of the PRC. In addition, Sino-Forest's subsidiaries incorporated in the PRC may not be able to obtain sufficient foreign currency to pay dividends, repay intercompany loans or to satisfy their other foreign currency requirements. Sino-Forest's capital is subject to PRC foreign currency exchange controls which may limit the ability to repatriate funds. Since foreign exchange transactions under the capital account are still subject to limitations and require approval from SAFE, this could affect Sino-Forest's subsidiaries' ability to obtain foreign currency through debt or equity financing, including by means of loans or capital contributions from us. Sino-Forest also cannot provide assurance that the PRC government will not impose further restrictions on the convertibility of the Renminbi.

Sino-Forest's BVI Subsidiaries' retained earnings and equity are subject to PRC foreign currency exchange controls, which may limit their ability to repatriate funds. Should Sino-Forest decide to repatriate earnings of the BVI Subsidiaries out of the PRC, there may be a significant amount of cash tax payable. Since foreign exchange transactions are subject to limitations and require approval from SAFE, this affects the BVI Subsidiaries´ ability to obtain foreign exchange from PRC operations which could be used to satisfy Sino-Forest's obligations. In addition, there is no assurance that the PRC government will not impose further restrictions on the convertibility of the Renminbi.

Certain PRC regulations governing PRC companies are less developed than those applicable to companies incorporated in more developed countries

Sino-Forest's WFOEs are subject to PRC laws and regulations applicable to foreign investment companies, and other applicable laws and regulations in the PRC. These laws and regulations may not afford investors the same legal protections available to them in the United States, Canada or elsewhere, and may be less developed than those applicable to companies incorporated in the United States, Canada and other developed countries or regions.

Implementation and Issuance of New Form of Plantation Rights Certificates

Since 2000, the PRC has been improving its system of registering plantation land ownership, plantation land use rights and plantation ownership and use rights and of issuing certificates to the persons having such plantation rights (the “Plantation Rights Certificates”). In April 2000, the PRC State Forestry Administration issued a notice, which provided that a new form of Plantation Rights Certificate was to be used from the date of the notice. The PRC government is in the process of gradually implementing the issuance of the new form of certificates on a nationwide scale. However, the registration and issuance of the new form plantation rights certificates by the PRC State Forestry Administration have not been fully implemented in a timely manner in certain parts of the PRC. Sino-Forest has obtained the plantation rights certificates or requisite approvals for acquiring the relevant plantation rights for most of the purchased plantations and planted plantations currently under its management, and it is in the process of applying for the plantation rights certificates for those plantations for which we have not obtained such certificates.

Sino-Forest can give no assurance when the official Plantation Rights Certificates will be issued by the relevant local PRC governments to all the purchased plantations and planted plantations acquired and under Sino-Forest's management and cultivation. Until official new form Plantation Rights Certificates are issued, there can be no assurance that Sino-Forest's rights to its tree plantations will not be subject to dispute or challenge. If such certificates are not issued, or are not issued in a timely manner, or if Sino-Forest's rights to any of our tree plantation lands are subject to dispute or challenge, Sino-Forest's business, financial condition and results of operations could be materially adversely affected.

Operational Licenses and Permits

Currently, PRC laws and regulations require tree plantation companies to obtain licenses and permits to operate tree plantations, harvest logs on the tree plantations and transport the logs out of the forest areas. The tree plantation companies must apply to the relevant Administration for Industry and Commerce of the PRC for the business license, and must apply to the local forestry bureaus for the logging permits and transportation permits for plantations that are to be harvested. Sino-Forest currently has the relevant business licenses for its subsidiaries in the PRC to engage in forestry activities and has received the requisite logging permits and transportation permits for its completed logging and transportation activities. In this regard, the PRC State Council reviews and approves the annual logging quota every five years. This annual logging quota is allocated by the local forestry bureaus within their administrative regions. For foreign invested plantations, the logging quota is allocated separately by the provincial forestry department within the annual logging quota approved by the PRC State Council. There is no assurance that Sino-Forest will continue to maintain the business licenses and obtain the relevant permits for its future logging and transportation activities, or that the PRC government will not enact laws and regulations that would add requirements for tree plantation companies to conduct these activities in the PRC.

Further, PRC laws and regulations require manufacturers to obtain licenses and permits to operate timber manufacturing plants. The timber manufacturing companies must apply to the relevant Administration for Industry and Commerce of the PRC for a business license, and those established in the forestry areas must apply for the Timber Operation (Processing) Permit required by the relevant forestry regulatory authorities in the PRC. Sino-Forest currently has the requisite business licenses and the Timber Operation (Processing) Permits for our subsidiary companies in the PRC to engage in timber manufacturing activities. However, there is no assurance that Sino-Forest will continue to maintain the business licenses or the Timber Operation (Processing) Permits for its manufacturing plants, or that the PRC government will not pass laws and regulations that would place additional requirements on companies conducting these activities in the PRC.

Environmental Regulations

Laws and regulations protecting the environment have generally become stricter in the PRC in recent years and could become more stringent in the future. On December 26, 1989, the Standing Committee of the National People's Congress of the PRC adopted the Environmental Protection Law of the PRC. This law contains, and future legislation with respect to protection of the environment, whether relating to forests, protected animal species, or water conservation, could contain, restrictions on tree planting, timber harvesting, and other forest practices. Sino-Forest's tree plantations and manufacturing plants will also be subject to environmental laws and regulations, particularly with respect to air emissions and discharges of wastewater and other pollutants into land, water and air, and the use, disposal and remediation of hazardous substances and contaminants. Sino-Forest may be required to incur significant expenditures to comply with applicable environmental laws and regulations. Moreover, some or all of the environmental laws and regulations to which Sino-Forest is subject in its tree plantations and manufacturing plants could become more stringent in the future, which could affect its production costs and results of operations. For example, international standards in wood-based products manufacturing currently require that wood panels satisfy specified maximum levels of formaldehyde emissions, as well as providing for other environmental protection measures. Any failure by us to comply with applicable environmental laws and regulations could result in civil or criminal fines or penalties or enforcement actions, including a requirement to install pollution control equipment or other mandated actions. As a result, environmental laws and regulations may adversely affect Sino-Forest's business, financial condition and results of operations.

Agricultural Taxes and Other Related Forestry Fees

Prior to February 2006, agricultural taxes on forestry companies were levied by the PRC government and generally amounted to approximately 8% of the selling prices or government standardized prices, depending upon the entity and the province in which it operates. The agricultural taxes and other forestry related fees are levied at the time trees are harvested or sold. In certain provinces where Sino-Forest's tree plantations are located, the agricultural taxes have been exempted or reduced. On February 17, 2006, the agricultural taxes were abolished by the PRC State Council. The forestry related fees include the reforestation fund and maintenance fees, which are generally charged at 10% to 20% of sales and, under a new rule effective from July 1, 2009, the reforestation fund shall be charged at no more than 10% of sales, but the fees actually charged vary from place to place. There is also a forest protection fee of RMB 5 per cubic metre of wood harvested, which has been cancelled by a notice issued by the Ministry of Finance, the National Development and Reform Commission and the PRC State Forestry Administration on August 4, 2003. However, the cancellation of the forestry protection fee has not yet been fully implemented in the provinces where Sino-Forest's tree plantations are located. No assurance can be given that other forestry related taxes will not be levied and such forestry related fees will not be increased in the future.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents, which have been filed with securities commissions or other similar authorities in Canada, are specifically incorporated by reference into and form an integral part of this Information Statement:

(a)	The Redacted First Interim Report of the Independent Committee of the Board of Directors of Sino-Forest Corporation dated August 10, 2011 (the “First Interim Report”);

(b)	The Redacted Second Interim Report of the Independent Committee of the Board of Directors of Sino-Forest Corporation dated November 13, 2011 (the “Second Interim Report”); and

(c)	The Redacted Final Report of the Independent Committee of the Board of Directors of Sino-Forest Corporation dated January 31, 2012 (the “Final Report”).

Any material change reports (excluding confidential material change reports) and any news release issued by the Company that specifically states that it is intended to be incorporated by reference in this Information Statement and subsequently filed by the Company with a securities commission or similar authority in any province or territory of Canada subsequent to the date of this Information Statement shall be deemed to be incorporated by reference into this Information Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

SCHEDULE ‘A’

FORM OF RESOLUTION

BE IT RESOLVED THAT:

1.	The plan of compromise and reorganization (the “CCAA Plan”) under the Companies' Creditors Arrangement Act (Canada) and the Canada Business Corporations Act concerning, affecting and involving Sino-Forest Corporation (“SFC”), substantially in the form attached as Schedule C to the notice of meeting and meeting information statement of SFC dated October 20, 2012 (the “Information Statement”) (as such CCAA Plan may be amended, varied or supplemented by SFC from time to time in accordance with its terms) and the transactions contemplated therein be and it is hereby accepted, approved, agreed to and authorized;

2.	Notwithstanding the passing of this resolution by each Affected Creditor Class (as defined in the Information Statement) or the passing of similar resolutions or approval of the Ontario Superior Court of Justice (the “Court”), the board of directors of SFC, without further notice to, or approval of, the Affected Creditors (as defined in the Information Statement), subject to the terms of the CCAA Plan, may decide not to proceed with the CCAA Plan or may revoke this resolution at any time prior to the CCAA Plan becoming effective, provided that any such decision after the issuance of a sanction order shall require the approval of the Monitor and the Court; and

3.	Any director or officer of SFC be and is hereby authorized, for and on behalf of SFC, to execute and deliver, or cause to be executed and delivered, any and all documents and instruments and to take or cause to be taken such other actions as he or she may deem necessary or desirable to implement this resolution and the matters authorized hereby, including the transactions required by the CCAA Plan, such determination to be conclusively evidenced by the execution and delivery of such documents or other instruments or taking of any such actions.

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SCHEDULE ‘B’

MEETING ORDER AND ENDORSEMENT

1

Court File No. CV-12-9667-00CL

ONTARIO SUPERIOR COURT OF JUSTICE COMMERCIAL LIST

THE HONOURABLE MR.	)	FRIDAY, THE 31st DAY
)
JUSTICE MORAWETZ	)	OF AUGUST, 2012

IN THE MATTER OF THE COMPANIES’ CREDITORS

ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED

AND IN THE MATTER OF A PLAN OF COMPROMISE OR

ARRANGEMENT OF SING-FOREST CORPORATION

PLAN FILING AND MEETING ORDER

THIS MOTION, made by Sino-Forest Corporation (the “Applicant” or “SFC”) for an order, inter alia, (a) accepting the filing of the Plan, (b) authorizing the classification of creditors for purposes of voting on the Plan, (c) authorizing and directing the Applicant to call, hold and conduct a meeting of Affected Creditors to consider and vote on a resolution to approve the Plan, (d) authorizing and directing the mailing and distribution of the Meeting Materials, (e) approving the procedures to be followed with respect to the meeting of Affected Creditors, (f) setting a date for the hearing of the Applicant’s motion for Court approval of the Plan and (g) amending the Claims Procedure Order to call for monetary Claims of the Ontario Securities Commission, was heard this day at 330 University Avenue, Toronto, Ontario.

ON READING the Applicant’s Notice of Motion, the affidavit of W. Judson Martin sworn on August 14, 2012, the affidavit of Audra Hawkins sworn on August 15, 2012, the affidavit of Elizabeth Fimio sworn on August 27, 2012 and the Seventh Report of FTI Consulting Canada Inc. (tile “Monitor”) dated August 17, 2012 (the “Monitor’s Seventh Report”), and on hearing the submissions of counsel for the Monitor, no one appearing for the other parties served with the Applicant’s Motion Record, although duly served as appears from the affidavit of service, filed;

AND FURTHER TO the endorsement of this Honourable Court made August 31, 2012 (the “Endorsement”):

SERVICE

1. THIS COURT ORDERS that the time for service of the Notice of Motion, the Applicant’s Motion Record and the Monitor’s Seventh Report is hereby abridged and validated such that this Motion is properly returnable today and service upon any interested party other than those parties served is hereby dispensed with.

MONITOR’S ROLE

2. THIS COURT ORDERS that the Monitor, in addition to its prescribed rights and obligations under (i) the CCAA, (ii) the Initial Order, (iii) the Order of this Court dated April 20, 2012 expanding the powers of the Monitor and (iv) the Claims Procedure Order, is hereby directed and empowered to take such other actions and fulfill such other roles as are authorized by this Meeting Order.

3. THIS COURT ORDERS that: (i) in carrying out the terms of this Meeting Order, the Monitor shall have all the protections given to it by the CCAA, the Initial Order, the Order of this Court dated April 20, 2012 expanding the powers of the Monitor, or as an officer of the Court, including the stay of proceedings in its favour; (ii) the Monitor shall incur no liability or obligation as a result of carrying out the provisions of this Meeting Order, save and except for any gross negligence or wilful misconduct on its part; (iii) the Monitor shall be entitled to rely on the books and records of the Applicant and any information provided by the Applicant without independent investigation; and (iv) the Monitor shall not be liable for any claims or damages resulting from any errors or omissions in such books, records or information.

4. THIS COURT ORDERS that the Monitor and the Applicant, with the consent of the Monitor, are hereby authorized to retain such agents as they deem to be advisable to assist them in connection with calling and conducting the Meeting, including with respect to the distribution of Meeting Materials, the identification of the applicable Ordinary Affected Creditors and Noteholders, and the solicitation of proxies from Persons entitled to vote at the Meeting.

DEFINITIONS

5. THIS COURT ORDERS that any capitalized terms used herein but not otherwise defined herein have the meanings ascribed thereto in the Plan.

6. THIS COURT ORDERS that for the purposes of this Meeting Order, in addition to the terms defined elsewhere in this Meeting Order or in the Plan, the following terms shall have the following meanings:

(a)	“Affected Creditor” means a Person with an Affected Creditor Claim, but only with respect to and to the extent of such Affected Creditor Claim;

(b)	“Affected Creditor Claim” means any Ordinary Affected Creditor Claim or Noteholder Claim;

(c)	“Beneficial Noteholder” means a beneficial owner of any Notes as at the Voting Record Date (or, if applicable, an investment advisor, manager or representative with voting discretion over the Notes owned by such beneficial owners), regardless of whether such beneficial owner is a Registered Noteholder or an Unregistered Noteholder;

(d)	“DTC” means The Depository Trust Company, or any successor thereof;

(e)	“Equity Claim” means a Claim that meets the definition of “equity claim” in section 2(1) of the CCAA and, for greater certainty, includes any claim that has been determined to be an Equity Claim by the Court in these proceedings;

(f)	“Equity Claimant” means any Person having an Equity Claim, but only with respect to and to the extent of such Equity Claim;

(g)	“Equity Claims Order” means the Order of this Court dated July 27, 2012, in respect of Shareholder Claims and Related Indemnity Claims against SFC, as such terms are defined therein;

(h)	“Information Circular” means the information circular in respect of the Plan and the Meeting substantially in the form filed by the Applicant prior to the date hereof, as the same may be amended, supplemented or restated from time to time;

(i)	“Instructions to Ordinary Affected Creditors” means the instructions substantially in the form attached as Schedule “C” hereto;

(j)	“Instructions to Participant Holders” means the instructions substantially in the form attached as Schedule “B” hereto;

(k)	“Instructions to Registered Noteholders” means the instructions substantially in the form attached as Schedule “D” hereto;

(l)	“Instructions to Unregistered Noteholders” means the instructions substantially in the form attached as Schedule “E” hereto;

(m)	“Mailing Date” means the dale to be selected by the Monitor (in consultation with the Applicant and counsel to the Initial Consenting Noteholders) on which the Monitor shall make the mailings contemplated by paragraphs 18 and 20 of this Meeting Order, which date shall be within twenty (20) days of the date of this Meeting Order (unless extended with the consent of the Applicant and counsel to the Initial Consenting Noteholders);

(n)	“Meeting” means the meeting of Affected Creditors, and any extension or adjournment thereof, that is called and conducted in accordance with this Meeting Order for the purpose of considering and voting on the Plan;

(o)	“Meeting Date” means the date and time for the Meeting to be selected by the Monitor (in consultation with the Applicant and counsel to the Initial Consenting Noteholders), which date shall he within thirty (30) days of the Mailing Date (unless extended with the consent of the Applicant and counsel to the Initial Consenting Noteholders);

(p)	“Meeting Materials” means the Noteholder Meeting Materials and the Ordinary Affected Creditor Meeting Materials;

(q)	“Meeting Order” means this Order, as it may be amended by any further Order of the Court;

(r)	“Noteholder Claim” means any Claim by a Beneficial Noteholder (or a Trustee or other representative on such Beneficial Noteholder’s behalf) in respect of or in relation to Notes, including all principal, Accrued Interest and any amounts payable pursuant to the Notes or the Note Indentures;

(s)	“Noteholder” means, as at the Voting Record Date, any Registered Noteholder, Unregistered Noteholder, Participant Holder or Beneficial Noteholder, as the context requires, in such capacity;

(t)	“Noteholder Meeting Materials” means copies of:

(i)	the Notice to Affected Creditors;

(ii)	the Plan;

(iii)	the Information Circular;

(iv)	the Meeting Order and Endorsement;

(v)	a blank form of the Noteholders’ Proxy;

(vi)	the Instructions to Registered Noteholders; and

(vii)	the Instructions to Unregistered Noteholders;

(u)	“Noteholders’ Proxy” means a proxy substantially in the form of Schedule “F”, to be submitted to the Monitor by any Beneficial Noteholder that wishes to vote by proxy at the Meeting;

(v)	“Notes” means, collectively, the 2013 Notes, the 2014 Notes, the 2016 Notes and the 2017 Notes;

(w)	“Notice to Affected Creditors” means the notice to Affected Creditors substantially in the form attached as Schedule “A” hereto;

(x)	“Ordinary Affected Creditor” means a Person with an Ordinary Affected Creditor Claim;

(y)	“Ordinary Affected Creditor Claim” means a Claim that is not: an Unaffected Claim; a Noteholder Claim; an Equity Claim; a Subsidiary Intercompany Claim; a Noteholder Class Action Claim; or a Class Action Indemnity Claim (other than a Class Action Indemnity Claim by any of the Third Party Defendants in respect of the Indemnified Noteholder Class Action Claims);

(z)	“Ordinary Affected Creditor Meeting Materials” means copies of:

(i)	the Notice to Affected Creditors;

(ii)	the Plan;

(iii)	the Information Circular;

(iv)	the Meeting Order and Endorsement;

(v)	a blank form of the Ordinary Affected Creditors’ Proxy; and

(vi)	the Instructions to Ordinary Affected Creditors;

(aa)	“Ordinary Affected Creditors’ Proxy” means a proxy substantially in the form attached as Schedule “G” hereto, to be submitted to the Monitor by any Ordinary Affected Creditor who wishes to vote by proxy at the Meeting;

(bb)	“Participant Holder” means a Person whose name appears on any of the Participant Holders Lists as at the Voting Record Date but who is not a Beneficial Noteholder;

(cc)	“Participant Holders Lists” means the lists of DTC participant holders of Notes as at the Voting Record Date to be provided to the Monitor by DTC or any similar depository or trust company with respect to each series of Notes in accordance with paragraph 23 of this Meeting Order;

(dd)	“Plan” means the plan of compromise and reorganization proposed by the Applicant as described in the Martin Affidavit and attached as Exhibit “B” to the affidavit of Elizabeth Fimio, as such plan of compromise and reorganization may be amended from time to time in accordance with its terms;

(ee)	“Plan Supplement” means the supplement(s) to the Plan, which shall contain draft copies of the Litigation Trust Agreement, relevant documents concerning Newco (including the terms of the Newco Shares and the Newco Notes) and such other documents as the Applicant and the Monitor may consider appropriate or necessary for purposes of the Meeting and voting on the Plan;

(ff)	“Proof of Claim” means the “Proof of Claim” referred to in the Claims Procedure Order, substantially in the form attached to the Claims Procedure Order;

(gg)	“Registered Noteholder” means a Noteholder who is the legal owner or holder of one or more Notes and whose name appears on any Registered Noteholder List;

(hh)	“Registered Noteholder List” means each list of Registered Noteholders as at the Voting Record Date provided by the Trustees to the Monitor in accordance with paragraph 21 of this Meeting Order;

(ii)	“Required Majority” means a majority in number of Affected Creditors with Voting Claims, and two-thirds in value of the Voting Claims held by such Affected Creditors, in each case who vote (in person or by proxy) on the Plan at the Meeting;

(jj)	“Sanction Hearing Date” means the date to be selected by the Monitor for the Sanction Hearing (in consultation with the Applicant and counsel to the Initial Consenting Noteholders), which date shall be within seven (7) days of the Meeting Date (or such other date on or after the Meeting Date as may be set by the Monitor or the Court);

(kk)	“Shareholder Claims” has the meaning ascribed thereto in the endorsement of this Court dated July 27, 2012 in these proceedings;

(ll)	“Unregistered Noteholder” means a Noteholder whose name does not appear on any Registered Noteholder List;

(mm)	“Unresolved Claim” means an Affected Creditor Claim in respect of which a Proof of Claim has been filed in a proper and timely manner in accordance with the Claims Procedure Order but that. as at any applicable time, has not been (i) determined to be a Voting Claim or (ii) finally disallowed;

(nn)	“Voting Claim” means an Affected Creditor Claim to the extent that such Affected Creditor Claim has been accepted by the Monitor solely for purpose of voting on the Plan (which acceptance for the purpose of voting shall have no effect on whether such Claim is a Proven Claim for purposes of the Plan). in each case in accordance with the provisions of the Claims Procedure Order or any other Order, as applicable;

(oo)	“Voting Record Date” means the date of this Meeting Order; and

(pp)	“Website” means the website maintained by the Monitor in respect of the CCAA proceedings pursuant to the Initial Order at the following web address: http://cfcanada.fticonsulting.com/sfc/.

7. THIS COURT ORDERS that all references to time herein shall mean local time in Toronto, Ontario, Canada, and any reference to an event occurring on a Business Day shall mean prior to 5:00 P.M. on such Business Day unless otherwise indicated herein.

8. THIS COURT ORDERS that all references to the word “including” shall mean “including without limitation”.

9. THIS COURT ORDERS that, unless the context otherwise requires, words importing (he singular shall include the plural and vice versa, and words importing any gender shall include all genders.

THE PLAN

10. THIS COURT ORDERS that the Plan is hereby accepted for filing, and the Applicant is hereby authorized and directed to call and hold a meeting of Affected Creditors to vote on the Plan in the manner set forth herein.

11. THIS COURT ORDERS that the Applicant may, at any time and from time to time prior to or at the Meeting, amend, restate, modify and/or supplement the Plan, subject to the terms of the Plan, provided that: (i) the Monitor, the Applicant or the Chair shall communicate the details of any such amendments, restatements, modifications and/or supplements to Affected Creditors present at the Meeting prior to any vote being taken at the Meeting; (ii) the Applicant shall forthwith provide notice to the service list of any such amendments, restatements, modifications and/or supplements and shall file a copy thereof with this Court forthwith and in any event prior to the Sanction Hearing; and (iii) the Monitor shall post an electronic copy of any such amendments, restatements, modifications and/or supplements on the Website forthwith and in any event prior to the Sanction Hearing.

12. THIS COURT ORDERS that the Applicant shall serve and file the Plan Supplement, and the Monitor shall post the Plan Supplement on the Website, no later than seven (7) days prior to the Meeting. Thereafter, the Applicant may, at any time and from time to time prior to or at the Meeting, amend, restate, modify and/or supplement the Plan Supplement, subject to the terms of the Plan, provided that: (i) the Monitor, the Applicant or the Chair shall communicate the details of any such amendments, restatements, modifications and/or supplements to Affected Creditors present at the Meeting prior to any vote being taken at the Meeting; (ii) the Applicant shall forthwith provide notice to the service list of any such amendments, restatements, modifications and/or supplements and shall file a copy thereof with this Court forthwith and in any event prior to the Sanction Hearing; and (iii) the Monitor shall post an electronic copy of any such amendments, restatements, modifications and/or supplements on the Website forthwith and in any event prior to the Sanction Hearing.

FORMS OF DOCUMENTS

13. THIS COURT ORDERS that the forms of Information Circular, Notice to Affected Creditors, Ordinary Affected Creditors’ Proxy, Noteholders’ Proxy, Instructions to Ordinary Affected Creditors, Instructions to Registered Noteholders, Instructions to Unregistered Noteholders and Instructions to Participant Holders are hereby approved. The Applicant, with the consent of the Monitor, may (x) make any changes to such materials as are necessary or desirable to conform the content thereof to the terms of the Plan or this Meeting Order, and (y) at any time and from time to time prior to or at the Meeting, amend, restate, modify and/or supplement any of such materials, subject to the terms of the Plan, provided that: (i) the Monitor, the Applicant or the Chair shall communicate the details of any such amendments, restatements, modifications and/or supplements to Affected Creditors present at the Meeting prior to any vote being taken at the Meeting; (ii) the Applicant shall forthwith provide notice to the service list of any such amendments, restatements, modifications and/or supplements and shall file a copy thereof with this Court forthwith and in any event prior to the Sanction Hearing; and (iii) the Monitor shall post an electronic copy of any such amendments, restatements, modifications ancUor supplements on the Website forthwith and in any event prior to the Sanction Hearing.

VOTING BY CREDITORS

14. THIS COURT ORDERS that, the Affected Creditors shall constitute a single class, the “Affected Creditors Class”, for the purposes of considering and voting on the Plan.

15. [Intentionally deleted]

16. [Intentionally deleted]

NOTICE TO ORDINARY AFFECTED CREDITORS

17. THIS COURT ORDERS that the Monitor shall, no later than three (3) Business Days following the date of this Meeting Order, post an electronic copy of the Notice to Affected Creditors, the Plan and the Information Circular (in the form provided by the Applicant as at the date of this Meeting Order) on the Website.

18. THIS COURT ORDERS (hat the Monitor shall, on the Mailing Date, deliver the Ordinary Affected Creditor Meeting Materials by courier, personal delivery or email to each Ordinary Affected Creditor with a Voting Claim and/or an Unresolved Claim at the address set out in such Ordinary Affected Creditor’s Proof of Claim (or in any other written notice that has been received by the Monitor in advance of such date regarding a change of address for an Ordinary Affected Creditor).

NOTICE TO NOTEHOLDERS

19. THIS COURT ORDERS that, no later than three (3) Business Days following the date of this Meeting Order, the Monitor shall post an electronic copy of the Notice to Affected Creditors, the Plan and the Information Circular (in the form provided by the Applicant as at the date of this Meeting Order) on the Website.

20. THIS COURT ORDERS that the Monitor shall, on the Mailing Date, deliver the Noteholder Meeting Materials by courier, personal delivery or email to the Trustees and DTC.

21. THIS COURT ORDERS that, no later than four (4) Business Days following the date of this Meeting Order, each of the Trustees shall provide to the Applicant and the Monitor a Registered Noteholder List for each series of Notes in respect of which such Trustee acts as trustee, each of which Registered Noteholder Lists shall list the Registered Noteholders of the applicable series of Notes as at the Voting Record Date and their respective addresses, telephone numbers, fax numbers and email addresses, to the extent available.

22. THIS COURT ORDERS that, on the later of (i) the Mailing Date and (ii) the date upon which the Monitor receives a Registered Noteholder List from any Trustee as provided for in paragraph 21, the Monitor shall send the Noteholder Meeting Materials to each Person listed on the Registered Noteholder List.

23. THIS COURT ORDERS that: (i) no later than four (4) Business Days following the date of this Meeting Order, DTC shall provide to the Applicant and the Monitor a Participant Holders List in respect of the Notes; and (ii) as soon as practicable following the date of this Meeting Order and in any event within four (4) Business Days of receiving notice from the Monitor of this Meeting Order, any other Registered Noteholder (if any) who holds Notes on behalf of one or more Participant Holders shall provide to the Applicant and the Monitor a Participant Holders List in respect of the Notes. In each case the Participant Holder List so provided shall list the Participant Holders as at the Voting Record Date and their respective addresses and telephone numbers, fax numbers and email addresses, to the extent available.

24. THIS COURT ORDERS that, upon receipt by the Monitor of the Participant Holders Lists, the Monitor shall contact each Participant Holder listed thereon to determine the number of copies of the Noteholder Meeting Materials such Participant Holder requires in order to provide one copy of the Noteholder Meeting Materials to each of its customers or principals who are Unregistered Noteholders as at the Voting Record Date, and each Participant Holder shall provide the Monitor with a response as to the number of copies of the Noteholder Meeting Materials required within two (2) Business Days of being so contacted by the Monitor.

25. THIS COURT ORDERS that on the later of (i) the Mailing Dale, and (ii) the date upon which the Monitor receives the information referred to in paragraph 24, the Monitor shall deliver by courier, persona) delivery or email to such Participant Holder a copy of the Instructions to Participant Holders together with that number of copies of the Noteholder Meeting Materials required by such Participant Holder for distribution to the Unregistered Noteholders that are its customers or principals.

26. THIS COURT ORDERS that, within five (5) Business Days of any Participant Holder’s receipt of the Noteholder Meeting Materials from the Monitor pursuant to paragraph 25, such Participant Holder shall: (i) complete and sign the applicable section of the Noteholders’ Proxy relating to Participant Holders for each Unregistered Noteholder that has an account (directly or through an agent or custodian) with such Participant Holder; and (ii) deliver by courier or personal delivery to each such Unregistered Noteholder the Noteholders’ Proxy as so completed and signed together with one copy of the Noteholder Meeting Materials. Each Participant Holder shall take any other action reasonably required to enable any Unregistered Noteholder that has an account (directly or through an agent or custodian) with such Participant Holder to provide a Noteholders’ Proxy to the Monitor with respect to the Notes owned by or held for the benefit of such Unregistered Noteholder.

27. THIS COURT ORDERS that where: (i) a Participant Holder or its agent has a standard practice for distribution of meeting materials to Unregistered Noteholders and for the gathering of information and proxies or voting instructions from Unregistered Noteholders; (ii) the Participant Holder has discussed such standard practice in advance with the Applicant, the Monitor and counsel to the Initial Consenting Noteholders; and (iii) such standard practice is acceptable to the Applicant, the Monitor and counsel to the Initial Consenting Noteholders, such Participant Holder or its agent may, in lieu of following the procedure set out in paragraph 26 above, follow such standard practice provided that all applicable proxies or voting instructions are received by the Monitor no later than 5:00 P.M. on the third Business Day before the Meeting.

NOTICE, SERVICE AND DELIVERY

28. THIS COURT ORDERS that the Monitor’s fulfillment of the notice, delivery and Website posting requirements set out in this Meeting Order shall constitute good and sufficient notice, service and delivery thereof on all Persons who may be entitled to receive notice, service or delivery thereof or who may wish to be present or vote (in person or by proxy) at the Meeting, and that no other form of notice, service or delivery need be given or made on such Persons and no other document or material need be served on such Persons.

CONDUCT OF MEETING AND DELIVERY OF PROXIES

29. THIS COURT ORDERS that the Applicant is hereby authorized and directed to call the Meeting and to hold and conduct the Meeting on the Meeting Date at the offices of Bennett Jones LLP, 3400 One First Canadian Place, Toronto, Ontario, for the purpose of seeking approval of the Plan by the Affected Creditors with Voting Claims at the Meeting in the manner set forth herein. In the event that the Meeting Date is extended after the Mailing Date, the Monitor shall post notice of the extension of the Meeting Date on the Website and provide notice of extension of the Meeting Date to the service list.

30. THIS COURT ORDERS that Greg Watson or another representative of the Monitor, designated by the Monitor, shall preside as the chair of the Meeting (the “Chair”) and, subject to this Meeting Order or any further Order of the Court, shall decide all matters relating to the conduct of the Meeting.

31. THIS COURT ORDERS that the Monitor may appoint scrutineers for the supervision and tabulation of the attendance at, quorum at and votes cast at the Meeting (the “Scrutineers”). A person designated by the Monitor shall act as secretary of the Meeting (the “Secretary”).

32. THIS COURT ORDERS that the quorum required at the Meeting shall be one Affected Creditor with a Voting Claim present at the Meeting (in person or by proxy).

33. THIS COURT ORDERS that if the requisite quorum is not present at the Meeting, or if the Meeting is postponed by the vote of a majority in value of Voting Claims of the Affected Creditors present at the Meeting (in person or by proxy), then the Meeting shall be adjourned by the Chair to a later date, time and place as designated by the Chair. The Chair shall be entitled to adjourn and further adjourn the Meeting at the Meeting or at any adjourned Meeting. Any adjournment or adjournments described in this paragraph 33 shall be for a period of not more than thirty (30) days in total unless otherwise agreed to by the Applicant, the Monitor and counsel to the Initial Consenting Noteholders. In the event of any adjournment described in this paragraph 33, no Person shall be required to deliver any notice of the adjournment of the Meeting or adjourned Meeting, provided that the Monitor shall: (i) announce the adjournment at the Meeting or adjourned Meeting, as applicable; (ii) post notice of the adjournment at the originally designated time and location of the Meeting or adjourned Meeting, as applicable; (iii) forthwith post notice of the adjournment on the Website; and (iv) provide notice of the adjournment to the service list forthwith. Any Ordinary Affected Creditor Proxies and Noteholder Proxies validly delivered in connection with the Meeting shall be accepted as proxies in respect of any adjourned Meeting.

34. THIS COURT ORDERS that the only Persons entitled to attend and speak at the Meeting are: (i) the Affected Creditors entitled to vote at the Meeting (or, if applicable, any Person holding a valid Ordinary Creditors’ Proxy or Noteholders’ Proxy on behalf of one or more such Affected Creditors) and any such Affected Creditor’s or valid proxyholder’s legal counsel and financial advisors; (ii) the Chair, the Scrutineers and the Secretary; (iii) one or more representatives of the Monitor and the Monitor’s legal counsel; (iv) one or more representatives of the current board of directors and/or senior management of Applicant, as selected by the Applicant, and the Applicant’s legal counsel and financial advisors; (v) counsel to the Directors and Officers; (vi) one or more representatives of the Initial Consenting Noteholders and the Initial Consenting Noteholders’ legal counsel and financial advisors; and (vii) the Trustees and their respective legal counsel. Any other person may be admitted to the Meeting on invitation of the Chair.

35. THIS COURT ORDERS that the Monitor may, with the consent of the Applicant, waive in writing the time limits imposed on Affected Creditors as set out in this Meeting Order (including the schedules hereto), generally or in individual circumstances, if the Monitor deems it advisable to do so.

ASSIGNMENT OF AFFECTED CLAIMS PRIOR TO THE MEETING

36. THIS COURT ORDERS that, subject to any restrictions contained in Applicable Laws, an Ordinary Affected Creditor may transfer or assign the whole of its Ordinary Affected Creditor Claim prior to the Meeting (or any adjournment thereof), provided that neither the Applicant nor the Monitor shall be obliged to deal with any transferee or assignee thereof as an Ordinary Affected Creditor in respect of such Ordinary Affected Creditor Claim, including allowing such transferee or assignee to attend or vote at the Meeting, unless and until actual notice of the transfer or assignment, together with satisfactory evidence of such transfer or assignment, has been received and acknowledged by the Applicant and the Monitor, which receipt and acknowledgment must have occurred on or before 5 p.m. (Toronto time) on the date that is seven (7) days prior to the date of the Meeting (or any adjournment thereof), failing which the original transferor shall have all applicable rights as the “Ordinary Affected Creditor” with respect to such Ordinary Affected Creditor Claim as if no transfer of the Ordinary Affected Creditor Claim had occurred. If such receipt and acknowledgment by the Applicant and the Monitor have occurred on or before 5 p.m. (Toronto time) on the date that is seven (7) days prior to the date of the Meeting (or any adjournment thereof): (i) the transferor of the applicable Ordinary Affected Creditor Claim shall no longer constitute an Ordinary Affected Creditor in respect of such Ordinary Affected Creditor Claim; and (ii) the transferee or assignee of the applicable Ordinary Affected Creditor Claim shall, for all purposes in accordance with this Meeting Order, constitute an Ordinary Affected Creditor in respect of such Ordinary Affected Creditor Claim and shall be bound by any and all notices previously given to the transferor or assignor in respect thereof and shall be bound by any Ordinary Creditors’ Proxy duly submitted to the Monitor in accordance with this Meeting Order. For greater certainty, the Applicant and the Monitor shall not recognize partial transfers or assignments of Ordinary Affected Creditor Claims.

37. THIS COURT ORDERS that only those Beneficial Noteholders that have beneficial ownership of one or more Notes as at the Voting Record Date shall be entitled to vote at the Meeting (whether in person or by proxy). Nothing in this Meeting Order restricts the Beneficial Noteholders from transferring or assigning such Notes prior to or after the Voting Record Date, provided that if such transfer or assignment occurs after the Voting Record Date, only the original Beneficial Noteholder of such Notes as at the Voting Record Date (and not any transferee) shall be treated as a Beneficial Noteholder for purposes of this Meeting Order and the Meeting.

VOTING PROCEDURE

38. THIS COURT ORDERS that at the Meeting, the Chair shall direct a vote, by written ballot, on a resolution to approve the Plan and any amendments thereto.

39. THIS COURT ORDERS that, subject to paragraph 49, the only Persons entitled to vote at the Meeting (whether in person or by proxy) are: (i) Beneficial Noteholders with Voting Claims that have beneficial ownership of one or more Notes as at the Voting Record Date (or any such Beneficial Noteholder’s validly appointed holder of its Noteholders’ Proxy); and (ii) Ordinary Affected Creditors with Voting Claims as at the Voting Record Date (which, for greater certainty, includes any transferee of an Ordinary Affected Creditor Claim that is a Voting Claim, provided that such transferee has been recognized as an Ordinary Affected Creditor in respect of such transferred Ordinary Affected Creditor Claim in accordance with paragraph 36) (or any such Ordinary Affected Creditor’s validly appointed holder of its Ordinary Affected Creditors’ Proxy).

40. THIS COURT ORDERS that each Ordinary Affected Creditor with a Voting Claim shall be entitled to one vote as a member of the Affected Creditors Class, which vote shall have a value equal to the dollar value of such Ordinary Affected Creditor’s Voting Claim.

41. THIS COURT ORDERS that each Beneficial Noteholder with a Voting Claim shall be entitled to one vote as a member of the Affected Creditors’ Class, which vote shall have a value equal to the principal and Accrued Interest owing under the Notes owned by such Beneficial Noteholder as at the Voting Record Date. For greater certainty, with respect to voting by Beneficial Noteholders, only the Beneficial Noteholders, and not Registered Noteholders or Participant Holders (unless any such Registered Noteholder or Participant Noteholder is itself a Beneficial Noteholder), shall be entitled to vote on the Plan as provided for in this Meeting Order.

42. THIS COURT ORDERS that for the purpose of calculating the two-thirds majority in value of Voting Claims, the aggregate amount of Voting Claims held by all Affected Creditors that vote in favour of the Plan (in person or by proxy) shall be divided by the aggregate amount of all Voting Claims held by all Affected Creditors that vote on the Plan (in person or by proxy). For the purpose of calculating a majority in number of Affected Creditors voting on the Plan, (i) each Ordinary Affected Creditor that votes on the Plan (in person or by proxy) shall only be counted once, without duplication; and (ii) each individual Beneficial Noteholder that votes on the Plan (in person or by proxy) shall only be counted once, without duplication, even if that Beneficial Noteholder holds Notes through more than one Registered Noteholder or Participant Holder.

43. THIS COURT ORDERS that, for purposes of tabulating the votes cast on any matter that may come before the Meeting, the Chair shall be entitled to rely on any vote cast by a holder of an Ordinary Affected Creditors’ Proxy and/or a Noteholders’ Proxy that has been duly submitted to the Monitor in the manner set forth in this Meeting Order.

44. THIS COURT ORDERS that any Ordinary Affected Creditor or Beneficial Noteholder that is entitled to vote at the Meeting and that wishes to vote at the Meeting in person must: (i) duly complete and sign an Ordinary Creditors’ Proxy or a Noteholders’ Proxy, as applicable; (ii) identify itself in the Ordinary Creditors’ Proxy or a Noteholders’ Proxy, as applicable, as the

Person with the power to attend and vote at the Meeting on behalf of such Ordinary Affected Creditor or Beneficial Noteholder, as the case may be; and (iii) deliver such Ordinary Affected Creditors’ Proxy or Noteholders’ Proxy, as the case may be, to the Monitor so that it is received on or before 5:00 p.m. on the third Business Day before the Meeting (or any adjournment thereof), and such delivery must be made in accordance with the instructions accompanying such Ordinary Affected Creditors’ Proxy or Noteholders’ Proxy.

45. THIS COURT ORDERS that any Ordinary Affected Creditor or Beneficial Noteholder that is entitled to vote at the Meeting and that wishes to appoint a nominee to vote on its behalf at the Meeting must: (i) duly complete and sign an Ordinary Creditors’ Proxy or a Noteholders’ Proxy, as applicable; (ii) identify its desired nominee in the Ordinary Creditors’ Proxy or a Noteholders’ Proxy, as applicable, as the Person with the power to attend and vote at the Meeting on behalf of such Ordinary Affected Creditor or Beneficial Noteholder, as the case may be and (iii) deliver such Ordinary Affected Creditors’ Proxy or Noteholders’ Proxy, as the case may be, to the Monitor so that it is received on or before 5:00 p.m. on the third Business Day before the Meeting (or any adjournment thereof), and such delivery must be made in accordance with the instructions accompanying such Ordinary Affected Creditors’ Proxy or Noteholders’ Proxy.

46. THIS COURT ORDERS that, in order to be effective, any Noteholders’ Proxy must clearly state the name and contain the signature of the applicable Participant Holder, the applicable account number or numbers of the account or accounts maintained by the applicable Beneficial Noteholder with such Participant Holder, and the principal amount of Notes (excluding any pre-or post-filing interest) that such Beneficial Noteholder holds in each such account or accounts. Where a Beneficial Noteholder holds Notes through more than one Participant Holder, its Noteholders’ Proxy is required to be executed by only one of those Participant Holders, provided that the Beneficial Noteholder shall provide the information required in its Noteholders’ Proxy with respect to its Notes held with all Participant Holders to allow the Monitor to verify the aggregate amount of Notes held by such Beneficial Noteholder for the purposes of voting on the Plan.

47. THIS COURT ORDERS that notwithstanding anything in paragraphs 44, 45 or 46 or any minor error or omission in any Ordinary Affected Creditors’ Proxy or Noteholders’ Proxy that is submitted to the Monitor, the Chair shall have the discretion to accept for voting purposes any Ordinary Affected Creditors’ Proxy or Noteholders’ Proxy submitted to the Monitor in accordance with the Meeting Order.

48. THIS COURT ORDERS that if there is any dispute as to the principal amount or number of Notes held by any Beneficial Noteholder, the Monitor will request the Participant Holder, if any, who maintains book entry records or other records evidencing such Beneficial Noteholder’s ownership of Notes, to confirm with the Monitor the information provided by such Beneficial Noteholder, If any such dispute is not resolved by such Beneficial Noteholder and the Monitor by the date of the Meeting (or any adjournment thereof), the Monitor shall tabulate the vote for or against the Plan in respect of the disputed principal amount of such Beneficial Noteholder’s Notes separately. If : (i) any such dispute remains unresolved as of the date of the Sanction Hearing; and (ii) the approval or non-approval of the Plan would be affected by the votes cast in respect of such disputed principal amount of Notes, then such result shall be reported to the Court at the Sanction Hearing and, if necessary, the Monitor may make a request to the Court for directions.

VOTING OF UNRESOLVED CLAIMS

49. THIS COURT ORDERS that notwithstanding anything to the contrary herein or in the Plan, each Affected Creditor with an Unresolved Claim as at the Voting Record Date shall be entitled to attend the Meeting and shall be entitled to one vote at the Meeting in respect of such Unresolved Claim. Any vote cast in respect of an Unresolved Claim shall be dealt with in accordance with paragraph 50, unless and until (and then only to the extent that) such Unresolved Claim is ultimately determined to be: (i) a Voting Claim, in which case such vote shall have the dollar value attributable to such Voting Claim; or (ii) disallowed, in which case such vote shall not be counted for any purpose.

50. THIS COURT ORDERS that the Monitor shall keep a separate record of votes cast by Affected Creditors with Unresolved Claims and shall report to the Court with respect thereto at the Sanction Hearing. If approval or non-approval of the Plan by Affected Creditors would be altered by the votes cast in respect of Unresolved Claims: (i) such result shall be reported to the Court as soon as reasonably practicable after the Meeting; (ii) if a deferral of the Sanction

Hearing is deemed to be necessary or advisable by the Monitor (in consultation with the Applicant and counsel to the Initial Consenting Noteholders), the Monitor shall request an appropriate deferral of the Sanction Hearing; and (iii) the Monitor may make a request to the Court for directions.

51. THIS COURT ORDERS that each of the Third Party Defendants shall be entitled to one vote as a member of the Affected Creditors Class in respect of any Class Action Indemnity Claim that it has properly filed in respect of the Indemnified Noteholder Class Action Claims, provided that the aggregate value of all such Class Action Indemnity Claims shall, for voting purposes, be deemed to be limited to the amount of the Indemnified Noteholder Class Action Limit in the event that such Indemnified Noteholder Class Action Limit is in place at the time of voting. The Monitor shall keep a separate record of votes cast by the Third Party Defendants in respect of such Class Action indemnity Claims, and the Monitor shall report to the Court with respect thereto at the Sanction Hearing, including as to whether or not a vote in favour of the Plan or against the Plan by the Third Party Defendants would have had any effect on the approval of the Plan by the Required Majority.

52. THIS COURT ORDERS that the Applicant and the Monitor shall have the right to seek the assistance of the Court at any time in valuing any Unresolved Claim if required to ascertain the result of any vote on the Plan.

53. THIS COURT ORDERS that, pursuant to the Order of this Court dated July 27, 2012 in these proceedings, any Claims that have been properly filed by any of the Third Party Defendants against the Applicant in respect of defence costs incurred or to be incurred by the Third Party Defendants in connection with defending themselves against the Shareholder Claims (“Defence Costs Claims”) shall be treated as Unresolved Claims for purposes of this Meeting Order and voting at the Meeting.

PERSONS NOT ENTITLED TO VOTE

54. THIS COURT ORDERS that, for greater certainty, the following Persons, in such capacity, shall have no right to, and shall not, vote at the Meeting: Unaffected Creditors; Noteholder Class Action Claimants; Equity Claimants; any Person with a D&O Claim; any

Person with a D&O Indemnity Claim (other than a D&O Indemnity Claim in respect of Defence Costs Claims or in respect of the Indemnified Noteholder Class Action Claims); any Person with a Subsidiary Intercompany Claim; and any other Person asserting Claims against the Applicant whose Claims do not constitute Affected Creditor Claims on the Voting Record Date.

CLAIMS OF THE ONTARIO SECURITIES COMMISSION

55. THIS COURT ORDERS that the Ontario Securities Commission (the “OSC”) shall (i) advise the Applicant and the Monitor as to whether it will pursue any rights or claims against the Applicant or the Directors or Officers that have or could give rise to a monetary administrative or other monetary penalty or claim (“OSC Monetary Claims”) on or prior to September 13, 2012, which date shall serve in effect as a claims bar date for purposes of any OSC Monetary Claims that may be asserted by the OSC as against the Applicant or any Director or Officer, and (ii) with respect to any OSC Monetary Claims that the OSC may so assert, shall in each case specify the quantum of each such OSC Monetary Claim.

56. THIS COURT ORDERS that, in the event that the Applicant and the Monitor are advised of any OSC Monetary Claims pursuant to and in accordance with paragraph S5, the Monitor shall within three (3) Business Days of being so advised, deliver the Ordinary Affected Creditor Meeting Materials by courier, personal delivery or email to the OSC (or to counsel for the OSC as appears on the service list).

RESTRUCTURING CLAIMS

57. THIS COURT ORDERS that the Monitor shall, no later than three (3) Business Days following the receipt of a Proof of Claim from any Person asserting a Restructuring Claim, deliver the Ordinary Affected Creditor Meeting Materials by courier, personal delivery or email to such Person at the address set out in any such Proof of Claim.

APPROVAL OF THE PLAN

58.THIS COURT ORDERS that the Plan must receive an affirmative vote of the Required Majority in order to be approved by the Affected Creditors.

59. THIS COURT ORDERS that the result of any vote at the Meeting shall be binding on all Affected Creditors, regardless of whether such Affected Creditor was present at or voted at the Meeting.

PLAN SANCTION

60. THIS COURT ORDERS that the Monitor shall report to the Court the results of any votes taken at the Meeting as soon as reasonably practicable after the Meeting (or any adjournment thereof). If the Plan is approved by the Required Majority, the Applicant may apply to the Court at 10:00 A.M. on the Sanction Hearing Date for the Sanction Order (the “Sanction Hearing”).

61. THIS COURT ORDERS that service of this Meeting Order by the Monitor or the Applicant to the parties on the service list shall constitute good and sufficient service of notice of the Sanction Hearing on all Persons entitled to receive such service and no other form of notice or service need be made and no other materials need be served in respect of the Sanction Hearing, except that any party shall also serve the service list with any additional materials that it intends to use in support of the Sanction Hearing,

62. THIS COURT ORDERS that any Person who wishes to oppose the Sanction Hearing shall serve on the Applicant, the Monitor and the service list a notice setting out the basis for such opposition and a copy of the materials to be used to oppose the Sanction Hearing at least four (4) days before the date set for the Sanction Hearing.

MISCELLANEOUS

63. THIS COURT ORDERS that nothing in this Meeting Order (including the acceptance or determination of any Claim, or any part thereof, as a Voting Claim in accordance with this Meeting Order) has the effect or determining Proven Claims for purposes of the Plan.

64. THIS COURT ORDERS that, for the purposes of this Meeting Order (including the calculation of the Required Majority), all Affected Creditor Claims shall be deemed to be denominated in Canadian dollars and any Affected Creditor Claims denominated in a foreign currency shall be deemed to be converted to Canadian dollars using the Reuters closing rate on the Filing Date (as found at http://www.reuters.com/finance/currencies), without prejudice to a different exchange rate being proposed in the Plan.

65. THIS COURT ORDERS that the Applicant or the Monitor may from time to time apply to this Court for advice and directions in the discharge of their powers and duties hereunder.

SCHEDULE “A”

NOTICE TO AFFECTED CREDITORS OF STNO-FOREST CORPORATION

NOTICE IS HEREBY GIVEN that a plan of compromise and reorganization (as amended from time to time, the “Plan”) has been filed with the Ontario Superior Court of Justice (Commercial List) (the “Court”) in respect of Sino-Forest Corporation (the “Applicant”) pursuant to the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended (the “CCAA”).

A copy of the Plan is set out as a schedule to the information circular dated • (the “Circular”) for the Meeting (as defined below).

NOTICE IS ALSO HEREBY GIVEN that a meeting of Affected Creditors (the “Meeting”) will be held at 10:00 a.m. on —, 2012 (or such other date as may be set and announced in accordance with the Meeting Order) at the offices of Bennett Jones LLP, 3400 One First Canadian Place, Toronto, Ontario, for the purpose of considering and, if thought advisable, passing, with or without variation, a resolution to approve the Plan (the full text of which resolution is set out as a schedule to the Circular) and to transact such other business as may properly come before the Meeting (or any adjournment thereof). The Meeting is being held pursuant to the Order of the Court made on — (the “Meeting Order”) and the endorsement of the Court made on August 31, 2012 (the “Endorsement”). Copies of the Meeting Order and the Endorsement are set out as schedules to the Circular. Capitalized terms used but not otherwise defined in this notice have the meaning ascribed to them in the Meeting Order.

The Plan must receive an affirmative vote of the Required Majority in order to be approved by the Affected Creditors. The Required Majority is a majority in number of Affected Creditors with Voting Claims, and two-thirds in value of the Voting Claims held by such Affected Creditors, in each case who vote (in person or by proxy) on the Plan at the Meeting. The Plan must also be sanctioned by a final order of the Court (the “Sanction Order”) pursuant to the CCAA. Notice is also hereby given that, if the Plan is approved by the Required Majority at the Meeting, the Sanction Order will be sought in an application before the Court at 10:00 a.m. on —, 2012 (or such other date after the Meeting as may be set by the Court), to seek approval of the Plan. If the Plan is approved by the Requisite Majority and sanctioned by the Court, then, subject to the satisfaction or waiver of the conditions to implementation of the Plan, all Persons referred to in the Plan (including the Affected Creditors) will receive the treatment set out in the Plan.

AMENDMENTS TO THE PLAN

The Applicant may, at any time and from time to time prior to or at the Meeting, amend, restate, modify and/or supplement the Plan, subject to the terms of the Plan, provided that: (i) the Monitor, the Applicant or the Chair shall communicate the details of any such amendment, restatement and/or supplement to all Affected Creditors present at the Meeting prior to any vote being taken at the Meeting; (ii) the Applicant shall provide notice to the service list of any such amendment, restatement and/or supplement and shall file a copy thereof with this Court forthwith and in any event prior to the Sanction Hearing; and (iii) the Monitor shall post an electronic copy of any such amendment, restatement and/or supplement on the Website forthwith and in any event prior to the Sanction Hearing.

COMPLETION OF PROXIES

Any Affected Creditor who is entitled to vote at the Meeting and that wishes to vote at the Meeting must complete, sign and return the applicable form of proxy enclosed in the Circular in the return envelope provided or by fax at the fax number below or by email in PDF format at the email address below, In order to be effective, a proxy must be deposited with the Monitor, at the address, fax or email below, at any time prior to 5:00 p.m. on the third Business Day before the Meeting (or any adjournment thereof),

The Monitor’s contact information for the purpose of filing forms of proxy and for obtaining any additional information or materials related to the Meeting is:

FTI Consulting Canada Inc.

TD Waterhouse Tower

79 Wellington Street West, Suite 2010

P.O. Box 104

Toronto, Ontario M5K 1G8

Attention: Jodi Porepa

Email: sfc@fticonsulting.com

Fax: (416)649-8101

This notice is given by the Monitor pursuant to the Meeting Order.

You can also view copies of documents relating to this process on the following website http://cfcanada.fticonsulting.com/sfc/.

Dated at Toronto, Ontario this — day of —, 2012.

SCHEDULE “B”

INSTRUCTIONS TO PARTICIPANT HOLDERS

URGENT — IMMEDIATE ACTION REQUIRED

—, 2012

TO:	PARTICIPANT HOLDERS OF SINO-FOREST CORPORATION’S:

(i)	US$345,000,000 5.00% CONVERTIBLE SENIOR NOTES DUE 2013 (Rule 144A CUSIP No. 82934HAB7/Regulation S CUSIP No. C83912AB8);

(ii)	US$399,517,000 10.25% GUARANTEED SENIOR NOTES DUE 2014 (Rule 144A CUSIP No. 82934HAC5/Regulation S CUSIP No. C83912AC6);

(iii)	US$460,000,000 4.25% CONVERTIBLE SENIOR NOTES DUE 2016 (Rule 144A CUSIP No. 82934HAD3/Regulation S CUSIP No. C83912AD4); and

(iv)	US$600,000,000 6.25% GUARANTEED SENIOR NOTES DUE 2017 Rule I44A CUSIP No. 82934HAF8/Regulation S CUSIP No C83912AF9),

(collectively, the “Notes”)

Re:	Meeting of Affected Creditors of Sino-Forest Corporation to vote on the Plan of Compromise and Reorganization pursuant to the Companies’ Creditors Arrangement Act (the “Plan”)

According to the records of The Depository Trust Company (“DTC”) or the applicable note indenture trustee, you are the holder or custodian (the “Participant Holder”) on behalf of an unregistered holder of one or more of the Notes (an “Unregistered Notcholder”). You (or your agent) are required by paragraph 26 of the enclosed Court Order (the “Meeting Order”) to complete and sign the applicable part of an enclosed Noteholders’ Proxy (the box on page 2) for each Unregistered Noteholder for whom you act as Participant Holder and to mail it directly to each such applicable Unregistered Notcholder within five (5) Business Days.

We enclose Noteholder Meeting Materials to be forwarded by you or your agent (together with an appropriately completed and signed Noteholders’ Proxy) to each of the Unregistered Noteholders recorded in your account records or book entry records. We enclose one additional copy of these materials for your use. THE MATERIALS ARE TIME SENSITIVE AND MUST BE FORWARDED TO EACH OF THE UNREGISTERED NOTEHOLDERS TOGETHER WITH THE NOTEHOLDERS’ PROXY COMPLETED BY YOU FOR THAT UNREGISTERED NOTEHOLDER WITHOUT DELAY.

THE TOTAL AMOUNT OF ALL NOTEHOLDER CLAIMS HAS BEEN FILED BY THE NOTE INDENTURE TRUSTEES. THEREFORE YOU DO NOT HAVE TO PROVIDE A PROOF OF CLAIM.

The Noteholders’ Proxy is to be completed and signed by you or your agent and by the Unregistered Noteholder and is to be provided by the Unregistered Noteholder directly to Sino-Forest’s Monitory FTI Consulting Canada Inc., in the enclosed envelope or by facsimile transmission or email.

PLEASE INSTRUCT UNREGISTERED NOTEHOLDERS TO DELIVER THEIR PROXIES DIRECTLY TO FTI CONSULTING CANADA INC. IN ACCORDANCE WITH THE INSTRUCTIONS TO UNREGISTERED NOTEHOLDERS. PROXIES MUST BE RECEIVED BY FTI CONSULTING CANADA INC. PRIOR TO THE DEADLINE OF 5:00 P.M. ON THE THIRD BUSINESS DAY BEFORE THE MEETING (OR ANY ADJOURNMENT THEREOF).

Before sending the Noteholders’ Proxy and the other materials to an Unregistered Noteholder, please:

1.	insert in the Noteholders’ Proxy in the appropriate spaces (in the box on page 2) the name of the applicable Unregistered Noteholder, your organization’s name as Participant Holder, the applicable account number and the principal amount of the Notes held in such account; and

2.	sign the Noteholders’ Proxy as Participant Holder where indicated.

We request that you provide any assistance that an Unregistered Noteholder may require in completing its Noteholders’ Proxy. You are required by the Meeting Order to complete and forward such Noteholders’ Proxies and the other materials to the applicable Unregistered Noteholders as specified in these instructions.

If you have a standard practice for distribution of meeting materials to Unregistered Noteholders and for the gathering of information and proxies or voting instructions from Unregistered Noteholders that differs from the process described above, please contact the Monitor immediately to determine whether you are able to use such standard practice as an alternative to the process described above.

If you have any questions regarding your obligations or the process, or require additional copies of any materials, please contact the Monitor at the following address.

FTI Consulting Canada Inc., the Court-appointed

Monitor of Sino-Forest Corporation

TD Waterhouse Tower

79 Wellington Street West, Suite 2010

P.O. Box 104

Toronto, Ontario MSK 1G8

Attention: Jodi Porepa

Email: sfc@fticonsulting.com

Fax: (416) 649-8101

You can also view copies of documents relating to this process on the following website http://cfcanada.fticonsulting.com/sfc/.

SCHEDULE “C”

INSTRUCTIONS TO ORDINARY AFFECTED CREDITORS

URGENT — IMMEDIATE ACTION REQUIRED

—, 2012

TO:	ORDINARY AFFECTED CREDITORS OF STNO-FOREST CORPORATION

Re:	Meeting of Affected Creditors of Sino-Forest Corporation to vote on the Plan of Compromise and Reorganization pursuant to the Companies’ Creditors Arrangement Act (the “Plan”)

We enclose in this package the following documents for your review and consideration:

1.	Notice to Affected Creditors;

2.	the Plan proposed in respect of Sino-Forest Corporation;

3.	an Information Circular in respect of Sino-Forest Corporation and the Plan;

4,	copy of the Meeting Order of the Ontario Superior Court of Justice dated — (the “Meeting Order”);

5.	copy of the endorsement of the Ontario Superior Court of Justice made on August 31, 2012 (the “Endorsement”); and

6.	blank form of Ordinary Affected Creditors’ Proxy, completion instructions and a return envelope.

The purpose of these materials is to enable you to consider the Plan and vote to accept or reject the resolution to approve the Plan at the Meeting of Affected Creditors of Sino-Forest Corporation to be held at 10:00 a,m. on —, 2012 (or such other date as may be set and announced in accordance with the Meeting Order) at the offices of Bennett Jones LLP, 3400 One First Canadian Place, Toronto, Ontario (the “Meeting”),

PROXIES

Ordinary Affected Creditors who wish to vote at the Meeting must complete the enclosed Ordinary Affected Creditors’ Proxy and provide it to the Monitor, using the enclosed envelope, or by sending it to the Monitor by facsimile transmission at the fax number noted below or by email (in PDF format) at the email address below, so that it is received by the Monitor no later than 5:00 p.m. (Toronto time) on the third Business Day before the Meeting (or any adjournment thereof). Any Ordinary Affected Creditor must provide the Ordinary Affected Creditors’ Proxy to the Monitor by this deadline to vote at the Meeting of Affected Creditors.

FURTHER INFORMATION

If you have any questions regarding the process or any of the enclosed forms, please contact FTI Consulting Canada Inc. at the following address:

FTI Consulting Canada Inc., the Court-appointed

Monitor of Sino-Forest Corporation

TD Waterhouse Tower

79 Wellington Street West, Suite 2010

P.O. Box 104

Toronto, Ontario M5K 108

Attention: Jodi Porepa

Email: sfc@fticonsulting.com

Fax: (416) 649-8i 0 I

You can also view copies of documents relating to this process on the following website http://cfcanacia,fticonsulting.com/sfc/.

SCHEDULE “D”

INSTRUCTIONS TO REGISTERED NOTEHOLDERS

URGENT — IMMEDIATE ACTION REQUIRED

—, 2012

TO:	REGISTERED HOLDERS OF SINO-FOREST CORPORATION’S:

(i)	US$345,000,000 5.00% CONVERTIBLE SENIOR NOTES DUE 2013 (Rule 144A CUSIP No. 82934HAB7/Regulation S CUSIP No. C83912AB8);

(ii)	US$399,517,000 10.25% GUARANTEED SENIOR NOTES DUE 2014 (Rule 144A CUSIP No. 82934H AC5i/Regulation S CUSIP No. C83912AC6);

(iii)	US$460,000,000 4.25% CONVERTIBLE SENIOR NOTES DUE 2016 (Rule 144A CUSIP No. 82934HAD3/Regulation S CUSIP No. C83912AD4); and

(iv)	US$600,000,000 6.25% GUARANTEED SENIOR NOTES DUE 2017 Rule I44A CUSIP No. 82934HAF8/Regulation S CUSIP No. C83912AF9),

(collectively, the “Notes”)

Re:	Meeting of Affected Creditors of Sino-Forest Corporation to vote on the Plan of Compromise and Reorganization pursuant to the Companies’ Creditors Arrangement Act (the “Plan”)

We enclose in this package the following documents for your review and consideration:

1.	Notice to Affected Creditors;

2.	the Plan proposed in respect of Sino-Forest Corporation;

3.	an Information Circular with respect to Sino-Forest Corporation and the Plan;

4.	copy of the Meeting Order of the Ontario Superior Court of Justice dated • (the “Meeting Order”);

5.	copy of the endorsement of the Ontario Superior Court of Justice made on August 31, 2012 (the “Endorsement”); and

6.	blank form of Noteholders’ Proxy, completion instructions and return envelope.

The purpose of these materials is to provide you with the documents required for dissemination to Beneficial Noteholders to enable Beneficial Noteholders to consider the Plan and to cast their vote to accept or reject the resolution to approve the Plan at the meeting of the Affected Creditors to be held at 10:00 a.m. on —, 2012 (or such other date as may be set and announced in accordance with the Meeting Order) at the offices of Bennett Jones LLP, 3400 One First Canadian Place, Toronto, Ontario (the “Meeting”).

IF YOU HOLD NOTES FOR ANOTHER PERSON PROXIES ARE TO BE FILED ONLY BY BENEFICIAL NOTEHOLDERS. IF YOU ARE A TRUST COMPANY, DEPOSITORY, A BROKER, A BOOK ENTRY SYSTEM, AN AGENT, A CUSTODIAN OR ANY OTHER ENTITY WHICH HOLDS NOTES FOR ANOTHER PERSON, PLEASE IMMEDIATELY CONTACT FTI CONSULTING CANADA INC. (THE “MONITOR”) AT THE ADDRESS BELOW TO SO ADVISE IT. THE MONITOR WILL THEN SEND YOU THE MATERIALS SET OUT IN SCHEDULE “B” OF THE MEETING ORDER WHICH HAVE BEEN PREPARED TO ADDRESS YOUR SITUATION.

CLAIM

THE TOTAL AMOUNT OF ALL NOTEHOLDER CLAIMS HAS BEEN FILED BY THE NOTE INDENTURE TRUSTEES. THEREFORE YOU DO NOT HAVE TO PROVIDE A PROOF OF CLAIM.

IF YOU ARE A BENEFICIAL NOTEHOLDER

If you are a Beneficial Noteholder (i.e., you own Notes beneficially yourself and do not hold such Notes for the benefit of another person) and you wish to vote at the Meeting, you must complete the enclosed Noteholders’ Proxy and provide it to the Monitor using the enclosed envelope, or by sending it to the Monitor by facsimile transmission at the fax number noted below or by email (in PDF format) at the email address below, so that it is received by the Monitor no later than 5:00 p.m. (Toronto time) on the third Business Day before the Meeting or any adjournment thereof. Beneficial Noteholder must provide the Noteholders’ Proxy to the Monitor by this deadline in order to vote at the Meeting of Affected Creditors.

FURTHER INFORMATION

If you have any questions regarding the process or any of the enclosed forms, please contact FTI Consulting Canada Inc. at the following address:

FTI Consulting Canada Inc., the Court-appointed

Monitor of Sino-Forest Corporation

TD Waterhouse Tower

79 Wellington Street West, Suite 2010

P.O. Box 104

Toronto, Ontario M5K 108

Attention: Jodi Porepa

Email: sfc@fticonsulting.com

Fax: (416) 649 8101

You can also view copies of documents relating to this process on the following website littp://cfcanada.fticonsulting.com/sfc/.

SCHEDULE “E”

INSTRUCTIONS TO UNREGISTERED NOTEHOLDERS

URGENT — IMMEDIATE ACTION REQUIRED

—, 2012

TO:	UNREGISTERED HOLDERS OF SINO-FOREST CORPORATION’S:

(i)	US$345,000,000 5.00% CONVERTIBLE SENIOR NOTES DUE 2013 (Rule 144A CUSIP No. 82934HAB7/Regulation S CUSIP No. C83912AB8);

(ii)	US$399,517,000 10.25% GUARANTEED SENIOR NOTES DUE 2014 (Rule 144A CUSIP No. 82934HAC5/Regulation S CUSIP No. C83912AC6);

(iii)	US$460,000,000 4.25% CONVERTIBLE SENIOR NOTES DUE 2016 (Rule 144A CUSIP No. 82934HAD3/Regulation S CUSIP No. C83912AD4); and

(iv)	US$600,000,000 6.25% GUARANTEED SENIOR NOTES DUE 2017 Rule 144A CUSIP No. 82934HAF8/Regulation S CUSIP No. C83912AF9),

(collectively, the “Notes”)

Re:	Meeting of Affected Creditors of Sino-Forest Corporation to vote on the Plan of Compromise and Reorganization pursuant to the Companies’ Creditors Arrangement Act (the “Plan”)

You are considered an Unregistered Noteholder if your Notes are shown by the books and records of the applicable indenture trustee to be held by your broker, DTC or another similar holder (a “Participant Holder”) on your behalf. If your Notes are held by a Participant Holder, these instructions apply to you.

We enclose in this package the following documents for your review and consideration:

1.	Notice to Affected Creditors;

2.	the Plan proposed in respect of Sino-Forest Corporation;

3.	an Information Circular with respect to Sino-Forest and the Plan;

4.	copy of the Meeting Order of the Ontario Superior Court of Justice dated — (the “Meeting Order”), 2012;

5.	copy of the endorsement of the Ontario Superior Court of Justice made on August 31, 2012 (the “Endorsement”); and

6.	bank form of Noteholders’ Proxy, completion instructions and return envelope.

The purpose of these materials is to provide you with the documents required to enable you to consider the Plan and to cast your vote to accept or reject the resolution to approve the Plan at the meeting of the Affected Creditors to be held at 10:00 a.m. on —, 2012 (or such other date as may be set and announced in accordance with the Meeting Order) at the offices of Bennett Jones LLP, 3400 One First Canadian Place, Toronto, Ontario (the “Meeting’).

CLAIM

THE TOTAL AMOUNT OF ALL THE NOTEHOLDER CLAIMS HAS BEEN FILED BY THE NOTE INDENTURE TRUSTEES. THEREFORE YOU DO NOT HAVE TO PROVIDE A PROOF OF CLAIM. HOWEVER IF YOU WISH TO VOTE ON THE PLAN, YOU MUST COMPLETE THE ENCLOSED NOTEHOLDERS’ PROXY IN ACCORDANCE WITH THE INSTRUCTIONS SET OUT THEREIN AND RETURN IT TO THE MONITOR PRIOR TO 5:00 P.M. (TORONTO TIME) ON THE THIRD BUSINESS DAY BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PROXY

The box on page 2 of your proxy should have been completed and signed by your Participant Holder to indicate the principal amount of Notes held by the Participant Holder on your behalf as at the Voting Record Date of —. If it has not been completed and signed. please contact your Participant Holder immediately to arrange for it to be completed and signed. You must complete your portion of the enclosed Noteholders’ Proxy (including paragraph 1 of the proxy) and provide it to FTI Consulting Canada Inc. (the “Monitor”), using the enclosed envelope, or by sending to the Monitor by facsimile transmission at the fax number noted below or by email (in PDF format) at the email address below, so that it is received by the Monitor no later than 5:00 p.m. (Toronto time) on the third Business Day before the Meeting or any adjournment thereof. You must provide the completed proxy to the Monitor by this deadline if you wish to cast your vote at the Meeting of Affected Creditors.

YOU SHOULD NOT SEND THE PROXY TO YOUR PARTICIPANT HOLDER. YOUR PROXY SHOULD BE SENT DIRECTLY TO FTI CONSULTING CANADA INC. IN THE ENVELOPE PROVIDED OR BY FACSIMILE OR EMAIL.

If you have any questions regarding your obligations or the process, or require additional copies of any materials please contact the Monitor at the following address:

The Monitor

FTI Consulting Canada Inc., the Court-appointed

Monitor of Sino-Forest Corporation

TD Waterhouse Tower

79 Wellington Street West, Suite 2010

P.O. Box 104

Toronto, Ontario M5K 1G8

Attention: Jodi Porepa

Email: sfc@fticonsulting.com

Fax: (416) 649-8101

You can also view copies of documents relating to this process on the following website http://cfcanada.fticonsulting.com/sfc/.

SCHEDULE “F”

NOTEHOLDERS’ PROXY

For Use by Beneficial Owners of Sino-Forest Corporation’s Notes

MEETING OF AFFECTED CREDITORS OF SINO-FOREST CORPORATION

to be held pursuant to an Order of the Ontario Superior Court of Justice (the “Meeting Order”)

in connection with the Plan of Compromise and Reorganization (the “plan”)

under the Companies’ Creditors Arrangement Act (Canada) in respect of

Sino-Forest Corporation (“Sino-Forest”)

on — , 2012 at 10:00 a.m.

(or such other date as may be set and announced in accordance with the Meeting Order)

at:

Bennett Jones LLP, 3400 One First Canadian Place

Toronto, Ontario

and at any adjournment thereof.

Before completing this Proxy, please read carefully the instructions accompanying this Proxy for information respecting the proper completion and return of this Proxy.

THIS PROXY MUST BE COMPLETED AND SIGNED BY THE PARTICIPANT HOLDER AND THE UNREGISTERED NOTEHOLDER AND MUST BE PROVIDED TO THE MONITOR, FTI CONSULTING CANADA INC, PRIOR TO 5:00 P.M. TORONTO TIME ON THE THIRD BUSINESS DAY BEFORE THE MEETING (OR ANY ADJOURNMENT THEREOF).

TO BE COMPLETED AND SIGNED BY THE PARTICIPANT HOLDER PRIOR TO SENDING THIS PROXY TO THE BENEFICIAL OWNER OF NOTES

Name of Unregistered Noteholder
(Client or Principal for whom Notes are held):

Name of Participant Holder for this Unregistered
Noteholder’s Notes:

Account Number:

Principal Amount of Notes
Held for this Unregistered Noteholder by series:

Participant Holder Signature:
(Print Name of Contact at Participant Holder)

Phone Number of Participant Holder:	By:
(Signature of authorized signing officer of
Participant Holder)
Email Address of Participant Holder:

REMAINDER OF PROXY TO BE COMPLETED BY BENEFICIAL OWNER

THE UNDERSIGNED UNREGISTERED NOTEHOLDER hereby revokes all proxies previously given and nominates, constitutes and appoints                     or, if no person is named, Robert J. Chadwick of Goodmans LLP (or his designee), as nominee of the Unregistered Noteholder, with power of substitution, to attend on behalf of and act for the Unregistered Noteholder at the Meeting of Affected Creditors of Sino-Forest Corporation to be held in connection with the Plan and at any and all adjournments thereof, and to vote the Unregistered Noteholder’s claims in respect of the Notes beneficially owned by it as follows:

A.	(mark one only)

☐ VOTE FOR approval of the Plan; or

☐ VOTE AGAINST approval of the Plan;

- and -

B.	vote at the nominee’s discretion and otherwise act for and on behalf of the undersigned Unregistered Noteholder with respect to any amendments or variations to the Plan and to any other matters that may come before the Meeting of the Affected Creditors of Sino-Forest Corporation or any adjournment thereof.

If you do not indicate your vote in part “A” above and Robert J. Chadwick of Goodmans LLP (or his designee) is your nominee, he will vote this proxy FOR approval of the Plan.

Please provide below: (i) the Name of each Participant Holder through which the Unregistered Noteholder holds Notes; (ii) the Unregistered Noteholder’s account number with each such Participant Noteholder; and (iii) the principal amount of all Notes held on behalf of the Unregistered Noteholder by each Participant Holder.

NAME AND PHONE # OF PARTICIPANT HOLDER	ACCOUNT NUMBER	PRINCIPAL AMOUNT OF NOTES AND SERIES

(Please list all Participants Holders through which you hold Notes)		(Please identify the series of Notes)

(If additional space is required, please attach a separate page)

The Unregistered Noteholder hereby authorizes FTI Consulting Canada Inc. to contact any Participant Holder named above to confirm that the information set out above conforms to the information contained in the records of the Participant Holder.

DATED this             day of            , 2012.

(Print Name of Unregistered Noteholder)

(Signature of Unregistered Noteholder or, if the Unregistered Noteholder is a corporation, signature of an authorized signing officer of the corporation and such officer’s title)

Phone Number of Unregistered Noteholder

INSTRUCTIONS FOR COMPLETION OF PROXY

1.	Each Unregistered Noteholder has the right to appoint a person (who need not be a Noteholder) to attend, act and vote for and on the Unregistered Noteholder’s behalf and such right may be exercised by inserting in the space in paragraph 1 the name of the person to be appointed. An individual Unregistered Noteholder wishing to attend and vote in person at the Meeting of Affected Creditors of Sino- Forest Corporation should insert the Unregistered Noteholder’s own name in the space provided. If no name has been inserted in the space provided, the Unregistered Noteholder will be deemed to have appointed Robert J. Chadwick of Goodmans LLP (or his designee) as the Unregistered Noteholder’s proxyholder.

2.	If Robert J. Chadwick of Goodmans LLP (or his designee) is appointed or deemed to be appointed as proxyholder and the Unregistered Noteholder fails to indicate on this Proxy a vote for or against the approval of the Plan, this Proxy will be voted FOR approval of the Plan.

3.	The Unregistered Noteholder should insert the principal amount of each series of Notes owned by the Unregistered Noteholder, specifying in each case the applicable Participant Holder and the series of Notes, in the space provided on page 4.

4.	If this Proxy is not dated in the space provided, it will be deemed to bear the date on which it is received by the Monitor.

5.	This Proxy must be signed by the Beneficial Owner of the applicable Notes or by his or her attorney duly authorized in writing or, if the Unregistered Noteholder is a corporation, by a duly authorized officer or attorney of the corporation specifying the title of such officer or attorney.

6.	The Participant Holder must complete and sign the applicable portion of the Proxy (in the box on page 2) PRIOR to sending the Proxy to the Beneficial Owner.

7	Valid proxies bearing or deemed to bear a later date will revoke this Proxy. If more than one valid proxy for the same Unregistered Noteholder and bearing or deemed to bear the same date are received with conflicting instructions, such proxies will be treated as disputed proxies and will not be counted.

8.	This Proxy must be received by the Monitor by no later than 5:00 p.m. (Toronto time) on the third Business Day before the Meeting or any adjournment thereof, at the address set out below:

FTI Consulting Canada Inc., the Court-appointed Monitor of Sino-Forest Corporation

TD Waterhouse Tower

79 Wellington Street West, Suite 2010

P.O. Box 104

Toronto, Ontario M5K 1G8

Attention: Jodi Porepa

Email: sfc@fticonsulting.com

Fax: (416) 649-8101

SCHEDULE “G”

ORDINARY AFFECTED CREDITORS’ PROXY

For Use by Ordinary Affected Creditors of Sino-Forest Corporation

MEETING OF AFFECTED CREDITORS OF SINO-FOREST CORPORATION

to be held pursuant to an Order of the Ontario Superior Court of Justice (the “Meeting Order”)

in connection with the Plan of Compromise and Reorganization (the “Plan”)

under the Companies’ Creditors Arrangement Act (Canada) in respect of

Sino-Forest Corporation (“Sino-Forest”)

on —, 2012 at 10:00 a.m.

(or such other date as may be set and announced in accordance with the Meeting Order)

at:

Bennett Jones LLP, 3400 One First Canadian Place

Toronto, Ontario

and at any adjournment thereof.

Before completing this Proxy, please read carefully the instructions accompanying ibis Proxy for information respecting the proper completion and return of this Proxy.

IN ORDER TO VOTE ON THE PLAN, THIS PROXY MUST BE COMPLETED AND SIGNED BY THE ORDINARY AFFECTED CREDITOR AND PROVIDED TO THE MONITOR, FTI CONSULTING CANADA INC., PRIOR TO 5:00 P.M. TORONTO TIME ON THE THIRD BUSINESS DAY BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THE UNDERSIGNED ORDINARY AFFECTED CREDITOR hereby revokes all proxies previously given and nominates, constitutes and appoints                or, if no person is named, [insert representative of the Monitor] (or his/her designee), as nominee of the Ordinary Affected Creditor, with power of substitution, to attend on behalf of and act for the Ordinary Affected Creditor at the Meeting of Affected Creditors of Sino-Forest Corporation to be held in connection with the Plan and at any and all adjournments thereof, and to vote the Ordinary Affected Creditor’s Claim as follows:

A.	(mark one only)

☐	VOTE FOR approval of the Plan; or

☐	VOTE AGAINST approval of the Plan;

- and -

B.	vote at the nominee’s discretion and otherwise act for and on behalf of the undersigned Ordinary Affected Creditor with respect to any amendments or variations to the Plan and to any other matters that may come before the Meeting of the Affected Creditors of Sino-Forest Corporation or any adjournment thereof.

If you do not indicate your vote in part “A” above and [insert representative of the Monitor] or his/her designee is your nominee, and he/she will vote this proxy FOR approval of the Plan.

Dated this             day of             , 2012.

(Print Name of Ordinary Affected Creditor)

(Signature of Ordinary Affected Creditor or, if the Voting Affected Creditor is a corporation, signature of an authorized signing officer of the corporation and such officer’s name and title)

Phone Number of Ordinary Affected Creditor

INSTRUCTIONS FOR COMPLETION OF PROXY

1.	Each Ordinary Affected Creditor has the right to appoint a person (who need not be a Ordinary Affected Creditor) to attend, act and vote for and on the Ordinary Affected Creditor’s behalf and such right may be exercised by inserting in the space provided the name of the person to be appointed. An individual Ordinary Affected Creditor wishing to attend and vote in person at the Meeting of Affected Creditors of Sino-Forest Corporation should insert the Ordinary Affected Creditor’s own name in the space provided. If no name has been inserted in the space provided, the Ordinary Affected Creditor will be deemed to have appointed [insert representative of Monitor] (or his/her designee) as the Ordinary Affected Creditor’s proxyholder.

2.	If [insert representative of Monitor] (or his/her designee) is appointed or deemed to be appointed as proxyholder and the Ordinary Affected Creditor fails to indicate on this Proxy a vote for or against the approval of the Plan, this Proxy will be voted FOR approval of the Plan.

3.	If this Proxy is not dated in the space provided, it will be deemed to bear the date on which it is received by the Monitor.

4,	This Proxy must be signed by the Ordinary Affected Creditor or by the Ordinary Affected Creditor’s attorney duly authorized in writing or, if the Ordinary Affected Creditor is a corporation, by a duly authorized officer or attorney of the corporation specifying the title of such officer or attorney.

5.	Valid proxies bearing or deemed to bear a later date will revoke this Proxy. If more than one valid proxy for the same Ordinary Affected Creditor and bearing or deemed to bear the same date are received with conflicting instructions, such proxies will be treated as disputed proxies and will not be counted.

6.	This Proxy must be received by the Monitor by no later than 5:00 p.m. (Toronto time) on the third Business Day before the Meeting or any adjournment thereof, at the address set out below:

FTI Consulting Canada lnc., the Court-appointed Monitor of Sino-Forest Corporation

TD Waterhouse Tower

79 Wellington Street West, Suite 2010

P.O. Box 104

Toronto, Ontario M5K 1G8

Attention: Jodi Porepa

Email: sfc@fticonsulting.com

Fax: (416) 649-8101

TOR_LAW\ 7988452\3

Court File No.: CV-12-9667-00CL

IN THE MATTER OF THE COMPANIES’ CREDITORS ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED AND IN THE MATTER OF A PLAN OF COMPROMISE OR ARRANGEMENT OF SINO-FOREST CORPORATION

ONTARIO SUPERIOR COURT OF JUSTICE (Commercial List) (PROCEEDING COMMENCED IN TORONTO)
PLAN FILING AND MEETING ORDER

BENNETT JONES LLP

Barristers and Solicitors

One First Canadian Place

Suite 3400, P.O. Box 150

Toronto ON

MSX 1A4

Robert W. Staley (LSUC #27115J)

Kevin Zych (LSUC #33129T)

DerekJ. Bell (LSUC #43420J)

Raj Sahni (LSUC#42942U)

Jonathan Bell (LSUC #55457P)

Tel: 416-863-1200

Fax: 416-863-1716

Lawyers for the Applicant

CITATION: Sino-Forest Corporation (Re), 2012 ONSC 5011

COURT FILE NO.: CV-12-9667-00CL

DATE: 20120831

SUPERIOR COURT OF JUSTICE — ONTARIO

(COMMERCIAL LIST)

RE:	IN THE MATTER OF THE COMPANIES’ CREDITORS ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED

AND IN THE MATTER OF A PLAN OF COMPROMISE OR ARRANGEMENT OF SINO-FOREST CORPORATION, Applicant

BEFORE:	MORAWETZ J.

COUNSEL:	Jennifer Stam, for the Monitor

HEARD:	AUGUST 31, 2012

ENDORSEMENT

[1] The parties have reached agreement that the requested relief should focus on the issues relating to Plan Filing and a Meeting Order. This will result in a modified order from that originally contemplated.

[2] The Meeting Order is being made on the basis that there has been no determination of (a) the test for approval of the Plan, including (i) the jurisdiction to approve the Plan in its current form; (ii) whether the Plan complies with the CCAA; and (iii) whether any aspect or term of the Plan is fair and reasonable, (b) the validity or quantum of any claims; and (c) the classification of creditors for voting purposes.

[3] Further, nothing in the Order should be interpreted as preventing or restricting or otherwise limiting the ability of any party to oppose a motion for sanction of the Plan.

[4] Monitor’s counsel to attend on Tuesday, September 4, 2012 with a form of Order for my review.

MORAWETZ J.

Date: August 31, 2012

SCHEDULE ‘C’

PLAN OF COMPROMISE AND REORGANIZATION

1

Court File No. CV-12-9667-00CL

ONTARIO

SUPERIOR COURT OF JUSTICE

COMMERCIAL LIST

IN THE MATTER OF THE COMPANIES’ CREDITORS

ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED

AND IN THE MATTER OF A PLAN OF COMPROMISE AND

ARRANGEMENT OF SINO-FOREST

CORPORATION

APPLICANT

PLAN OF COMPROMISE AND REORGANIZATION

pursuant to the Companies’ Creditors Arrangement Act

and the Canada Business Corporations Act

concerning, affecting and involving

SINO-FOREST CORPORATION

October 19, 2012

ARTICLE 1 INTERPRETATION	3
1.1 Definitions	3
1.2 Certain Rules of Interpretation	21
1.3 Currency	22
1.4 Successors and Assigns	22
1.5 Governing Law	22

ARTICLE 2 PURPOSE AND EFFECT OF THE PLAN	22
2.1 Purpose	22
2.2 Claims Affected	23
2.3 Unaffected Claims against SFC Not Affected	23
2.4 Insurance	23
2.5 Claims Procedure Order	24

ARTICLE 3 CLASSIFICATION, VOTING AND RELATED MATTERS	25
3.1 Claims Procedure	25
3.2 Classification	25
3.3 Unaffected Creditors	25
3.4 Creditors’ Meeting	25
3.5 Approval by Creditors	25

ARTICLE 4 DISTRIBUTIONS, PAYMENTS AND TREATMENT OF CLAIMS	26
4.1 Affected Creditors	26
4.2 Unaffected Creditors	26
4.3 Early Consent Noteholders	27
4.4 Noteholder Class Action Claimants	27
4.5 Equity Claimants	29
4.6 Claims of the Trustees and Noteholders	29
4.7 Claims of the Third Party Defendants	29
4.8 Defence Costs	29
4.9 D&O Claims	30
4.10 Intercompany Claims	31
4.11 Entitlement to Litigation Trust Interests	32
4.12 Multiple Affected Claims	32
4.13 Interest	32
4.14 Existing Shares	33
4.15 Canadian Exempt Plans	33

ARTICLE 5 DISTRIBUTION MECHANICS	33
5.1 Letters of Instruction	33
5.2 Distribution Mechanics with respect to Newco Shares and Newco Notes	34
5.3 Allocation of Litigation Trust Interests	38
5.4 Treatment of Undeliverable Distributions	39
5.5 Procedure for Distributions Regarding Unresolved Claims	39
5.6 Tax Refunds	41
5.7 Final Distributions from Reserves	41

5.8 Other Payments and Distributions	42
5.9 Note Indentures to Remain in Effect Solely for Purpose of Distributions	42
5.10 Assignment of Claims for Distribution Purposes	42
5.11 Withholding Rights	43
5.12 Fractional Interests	44

ARTICLE 6 RESTRUCTURING TRANSACTION	44
6.1 Corporate Actions	44
6.2 Incorporation of Newco	44
6.3 Incorporation of SFC Escrow Co.	45
6.4 Plan Implementation Date Transactions	45
6.5 Cancellation of Existing Shares and Notes	51
6.6 Transfers and Vesting Free and Clear	52

ARTICLE 7 RELEASES	53
7.1 Plan Releases	53
7.2 Claims Not Released	56
7.3 Injunctions	57
7.4 Timing of Releases and Injunctions	57
7.5 Equity Class Action Claims Against the Third Party Defendants	57

ARTICLE 8 COURT SANCTION 58
8.1 Application for Sanction Order	58
8.2 Sanction Order	58

ARTICLE 9 CONDITIONS PRECEDENT AND IMPLEMENTATION	61
9.1 Conditions Precedent to Implementation of the Plan	61
9.2 Monitor’s Certificate	66

ARTICLE 10 ALTERNATIVE SALE TRANSACTION	67
10.1 Alternative Sale Transaction	67

ARTICLE 11 GENERAL	68
11.1 Binding Effect	68
11.2 Waiver of Defaults	68
11.3 Deeming Provisions	69
11.4 Non-Consummation	69
11.5 Modification of the Plan	69
11.6 Actions and Approvals of SFC after Plan Implementation	70
11.7 Consent of the Initial Consenting Noteholders	71
11.8 Claims Not Subject to Compromise	71
11.9 Paramountcy	71
11.10 Severability of Plan Provisions	72
11.11 Responsibilities of the Monitor	72
11.12 Different Capacities	72
11.13 Notices	72
11.14 Further Assurances	74

PLAN OF COMPROMISE AND REORGANIZATION

WHEREAS Sino-Forest Corporation (“SFC”) is insolvent;

AND WHEREAS, on March 30, 2012 (the “Filing Date”), the Honourable Justice Morawetz of the Ontario Superior Court of Justice (Commercial List) (the “Court”) granted an initial Order in respect of SFC (as such Order may be amended, restated or varied from time to time, the “Initial Order”) pursuant to the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended (the “CCAA”) and the Canada Business Corporation Act, R.S.C. 1985, c. C-44, as amended (the “CBCA”);

AND WHEREAS, on August 31, 2012, the Court granted a Plan Filing and Meeting Order (as such Order may be amended, restated or varied from time to time, the “Meeting Order”) pursuant to which, among other things, SFC was authorized to file this plan of compromise and reorganization and to convene a meeting of affected creditors to consider and vote on this plan of compromise and reorganization.

NOW THEREFORE, SFC hereby proposes this plan of compromise and reorganization pursuant to the CCAA and CBCA.

ARTICLE 1

INTERPRETATION

1.1 Definitions

In the Plan, unless otherwise stated or unless the subject matter or context otherwise requires:

“2013 Note Indenture” means the indenture dated as of July 23, 2008, by and between SFC, the entities listed as subsidiary guarantors therein, and The Bank of New York Mellon, as trustee, as amended, modified or supplemented.

“2014 Note Indenture” means the indenture dated as of July 27, 2009, by and between SFC, the entities listed as subsidiary guarantors therein, and Law Debenture Trust Company of New York, as trustee, as amended, modified or supplemented.

“2016 Note Indenture” means the indenture dated as of December 17, 2009, by and between SFC, the entities listed as subsidiary guarantors therein, and The Bank of New York Mellon, as trustee, as amended, modified or supplemented.

“2017 Note Indenture” means the indenture dated as of October 21, 2010, by and between SFC, the entities listed as subsidiary guarantors therein, and Law Debenture Trust Company of New York, as trustee, as amended, modified or supplemented.

“2013 Notes” means the aggregate principal amount of US$345,000,000 of 5.00% Convertible Senior Notes Due 2013 issued pursuant to the 2013 Note Indenture.

“2014 Notes” means the aggregate principal amount of US$399,517,000 of 10.25% Guaranteed Senior Notes Due 2014 issued pursuant to the 2014 Note Indenture.

“2016 Notes” means the aggregate principal amount of US$460,000,000 of 4.25% Convertible Senior Notes Due 2016 issued pursuant to the 2016 Note Indenture.

“2017 Notes” means the aggregate principal amount of US$600,000,000 of 6.25% Guaranteed Senior Notes Due 2017 issued pursuant to the 2017 Note Indenture.

“Accrued Interest” means, in respect of any series of Notes, all accrued and unpaid interest on such Notes, at the regular rates provided in the applicable Note Indentures, up to and including the Filing Date.

“Administration Charge” has the meaning ascribed thereto in the Initial Order.

“Administration Charge Reserve” means the cash reserve to be established by SFC on the Plan Implementation Date in an amount acceptable to the Persons secured by the Administration Charge (having regard to, among other things, any retainers held by Persons secured by the Administration Charge), which cash reserve: (i) shall be maintained and administered by the Monitor, in trust, for the purpose of paying any amounts secured by the Administration Charge; and (ii) upon the termination of the Administration Charge pursuant to the Plan, shall stand in place of the Administration Charge as security for the payment of any amounts secured by the Administration Charge.

“Affected Claim” means any Claim, D&O Claim or D&O Indemnity Claim that is not: an Unaffected Claim; a Section 5.1(2) D&O Claim; a Conspiracy Claim; a Continuing Other D&O Claim; a Non-Released D&O Claim; or a Subsidiary Intercompany Claim, and “Affected Claim” includes any Class Action Indemnity Claim. For greater certainty, all of the following are Affected Claims: Affected Creditor Claims; Equity Claims; Noteholder Class Action Claims (other than the Continuing Noteholder Class Action Claims); and Class Action Indemnity Claims.

“Affected Creditor” means a Person with an Affected Creditor Claim, but only with respect to and to the extent of such Affected Creditor Claim.

“Affected Creditor Claim” means any Ordinary Affected Creditor Claim or Noteholder Claim.

“Affected Creditors Class” has the meaning ascribed thereto in section 3.2(a) hereof.

“Affected Creditors Equity Sub-Pool” means an amount of Newco Shares representing 92.5% of the Newco Equity Pool.

“Alternative Sale Transaction” has the meaning ascribed thereto in section 10.1 hereof.

“Alternative Sale Transaction Consideration” has the meaning ascribed thereto in section 10.1 hereof.

“Applicable Law” means any applicable law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in Canada, the United States, Hong Kong, the PRC or any other country, or any domestic or foreign state, county, province, city or other political subdivision or of any Governmental Entity.

“Auditors” means the former auditors of SFC that are named as defendants to the Class Actions Claims, including for greater certainty Ernst & Young LLP and BDO Limited.

“Barbados Loans” means the aggregate amount outstanding at the date hereof pursuant to three loans made by SFC Barbados to SFC in the amounts of US$65,997,468.10 on February 1, 2011, US$59,000,000 on June 7, 2011 and US$176,000,000 on June 7, 2011.

“Barbados Property” has the meaning ascribed thereto in section 6.4(k) hereof.

“BIA” means the Bankruptcy and Insolvency Act, R. S. C. 1985, c. B-3.

“Business Day” means a day, other than Saturday, Sunday or a statutory holiday, on which banks are generally open for business in Toronto, Ontario.

“Canadian Tax Act” means the Income Tax Act (Canada) and the Income Tax Regulations, in each case as amended from time to time.

“CBCA” has the meaning ascribed thereto in the recitals.

“CCAA” has the meaning ascribed thereto in the recitals.

“CCAA Proceeding” means the proceeding commenced by SFC under the CCAA on the Filing Date in the Ontario Superior Court of Justice (Commercial List) under court file number CV-12-9667-00CL.

“Charges” means the Administration Charge and the Directors’ Charge.

“Claim” means any right or claim of any Person that may be asserted or made against SFC, in whole or in part, whether or not asserted or made, in connection with any indebtedness, liability or obligation of any kind whatsoever, and any interest accrued thereon or costs payable in respect thereof, including by reason of the commission of a tort (intentional or unintentional), by reason of any breach of contract or other agreement (oral or written), by reason of any breach of duty (including any legal, statutory, equitable or fiduciary duty) or by reason of any right of ownership of or title to property or assets or right to a trust or deemed trust (statutory, express, implied, resulting, constructive or otherwise), and whether or not any indebtedness, liability or obligation is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, present or future, known or unknown, by guarantee, surety or otherwise, and whether or not any right or claim is executory or anticipatory in nature, including any right or ability of any Person (including any Directors or Officers of SFC or any of the Subsidiaries) to advance a claim for contribution or indemnity or otherwise with respect to any matter, action, cause or chose in action, whether existing at present or commenced in the future, which indebtedness, liability or obligation, and any interest accrued thereon or costs payable in respect thereof (A) is based in whole or in part on facts prior to the Filing Date, (B) relates to a time period prior to the Filing Date, or (C) is a right or claim of any kind that would be a claim provable against SFC in bankruptcy within the meaning of the BIA had SFC become bankrupt on the Filing Date, or is an Equity Claim, a Noteholder Class Action Claim against SFC, a Class Action Indemnity Claim against SFC, a Restructuring Claim or a Lien Claim, provided, however, that “Claim” shall not include a D&O Claim or a D&O Indemnity Claim.

“Claims Bar Date” has the meaning ascribed thereto in the Claims Procedure Order.

“Claims Procedure” means the procedure established for determining the amount and status of Claims, D&O Claims and D&O Indemnity Claims, including in each case any such claims that are Unresolved Claims, pursuant to the Claims Procedure Order.

“Claims Procedure Order” means the Order under the CCAA of the Honourable Justice Morawetz dated May 14, 2012, establishing, among other things, a claims procedure in respect of SFC and calling for claims in respect of the Subsidiaries, as such Order may be amended, restated or varied from time to time.

“Class Action Claims” means, collectively, any rights or claims of any kind advanced or which may subsequently be advanced in the Class Actions or in any other similar proceeding, whether a class action proceeding or otherwise, and for greater certainty includes any Noteholder Class Action Claims.

“Class Actions” means, collectively, the following proceedings: (i) Trustees of the Labourers’ Pension Fund of Central and Eastern Canada et al v. Sino-Forest Corporation et al. (Ontario Superior Court of Justice, Court File No. CV-11-431153-00CP); (ii) Guining Liu v. Sino-Forest Corporation et al. (Quebec Superior Court, Court File No. 200-06-000132-111); (iii) Allan Haigh v. Sino-Forest Corporation et al. (Saskatchewan Court of Queen’s Bench, Court File No. 2288 of 2011); and (iv) David Leapard et al. v. Allen T.Y. Chan et al. (District Court of the Southern District of New York, Court File No. 650258/2012).

“Class Action Court” means, with respect to the Class Action Claims, the court of competent jurisdiction that is responsible for administering the applicable Class Action Claim.

“Class Action Indemnity Claim” means any right or claim of any Person that may be asserted or made in whole or in part against SFC and/or any Subsidiary for indemnity, contribution, reimbursement or otherwise from or in connection with any Class Action Claim asserted against such Person. For greater certainty, Class Action Indemnity Claims are distinct from and do not include Class Action Claims.

“Consent Date” means May 15, 2012.

“Conspiracy Claim” means any D&O Claim alleging that the applicable Director or Officer committed the tort of civil conspiracy, as defined under Canadian common law.

“Continuing Noteholder Class Action Claim” means any Noteholder Class Action Claim that is: (i) a Section 5.1(2) D&O Claim; (ii) a Conspiracy Claim; (iii) a Non-Released D&O Claim; (iv) a Continuing Other D&O Claim; (v) a Noteholder Class Action Claim against one or more

Third Party Defendants that is not an Indemnified Noteholder Class Action Claim; (vi) the portion of an Indemnified Noteholder Class Action Claim that is permitted to continue against the Third Party Defendants, subject to the Indemnified Noteholder Class Action Limit, pursuant to section 4.4(b)(i) hereof.

“Continuing Other D&O Claims” has the meaning ascribed thereto in section 4.9(b) hereof.

“Court” has the meaning ascribed thereto in the recitals.

“D&O Claim” means (i) any right or claim of any Person that may be asserted or made in whole or in part against one or more Directors or Officers of SFC that relates to a Claim for which such Directors or Officers are by law liable to pay in their capacity as Directors or Officers of SFC, or (ii) any right or claim of any Person that may be asserted or made in whole or in part against one or more Directors or Officers of SFC, in that capacity, whether or not asserted or made, in connection with any indebtedness, liability or obligation of any kind whatsoever, and any interest accrued thereon or costs payable in respect thereof, including by reason of the commission of a tort (intentional or unintentional), by reason of any breach of contract or other agreement (oral or written), by reason of any breach of duty (including any legal, statutory, equitable or fiduciary duty and including, for greater certainty, any monetary administrative or other monetary penalty or claim for costs asserted against any Officer or Director of SFC by any Government Entity) or by reason of any right of ownership of or title to property or assets or right to a trust or deemed trust (statutory, express, implied, resulting, constructive or otherwise), and whether or not any indebtedness, liability or obligation, and any interest accrued thereon or costs payable in respect thereof, is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, present or future, known or unknown, by guarantee, surety or otherwise, and whether or not any right or claim is executory or anticipatory in nature, including any right or ability of any Person to advance a claim for contribution or indemnity from any such Directors or Officers of SFC or otherwise with respect to any matter, action, cause or chose in action, whether existing at present or commenced in the future, which indebtedness, liability or obligation, and any interest accrued thereon or costs payable in respect thereof (A) is based in whole or in part on facts prior to the Filing Date, or (B) relates to a time period prior to the Filing Date.

“D&O Indemnity Claim” means any existing or future right of any Director or Officer of SFC against SFC that arose or arises as a result of any Person filing a D&O Proof of Claim (as defined in the Claims Procedure Order) in respect of such Director or Officer of SFC for which such Director or Officer of SFC is entitled to be indemnified by SFC.

“Defence Costs” has the meaning ascribed thereto in section 4.8 hereof.

“Director” means, with respect to SFC or any Subsidiary, anyone who is or was, or may be deemed to be or have been, whether by statute, operation of law or otherwise, a director or de facto director of such SFC Company.

“Directors’ Charge” has the meaning ascribed thereto in the Initial Order.

“Directors’ Charge Reserve” means the cash reserve to be established by SFC on the Plan Implementation Date in an amount acceptable to SFC, the Monitor, Osler Hoskin & Harcourt LLP and the Initial Consenting Noteholders, which cash reserve: (i) shall be maintained by the Monitor, in trust, for the purpose of paying any amounts secured by the Directors’ Charge; and (ii) upon the termination of the Directors’ Charge pursuant to the Plan, shall stand in place of the Directors’ Charge as security for the payment of any amounts secured by the Directors’ Charge.

“Direct Registration Account” means, if applicable, a direct registration account administered by the Transfer Agent in which those Persons entitled to receive Newco Shares and/or Newco Notes pursuant to the Plan will hold such Newco Shares and/or Newco Notes in registered form.

“Direct Registration Transaction Advice” means, if applicable, a statement delivered by the Monitor, the Trustees, the Transfer Agent or any such Person’s agent to any Person entitled to receive Newco Shares or Newco Notes pursuant to the Plan on the Initial Distribution Date and each subsequent Distribution Date, as applicable, indicating the number of Newco Shares and/or Newco Notes registered in the name of or as directed by the applicable Person in a Direct Registration Account.

“Direct Subsidiaries” means, collectively, Sino-Panel Holdings Limited, Sino-Global Holdings Inc., Sino-Panel Corporation, Sino-Capital Global Inc., SFC Barbados, Sino-Forest Resources Inc. Sino-Wood Partners, Limited.

“Distribution Date” means the date or dates from time to time set in accordance with the provisions of the Plan to effect distributions in respect of the Proven Claims, excluding the Initial Distribution Date.

“Distribution Escrow Position” has the meaning ascribed thereto in section 5.2(d) hereof.

“Distribution Record Date” means the Plan Implementation Date, or such other date as SFC, the Monitor and the Initial Consenting Noteholders may agree.

“DTC” means The Depository Trust Company, or any successor thereof.

“Early Consent Equity Sub-Pool” means an amount of Newco Shares representing 7.5% of the Newco Equity Pool.

“Early Consent Noteholder” means any Noteholder that:

(a)	(i) as confirmed by the Monitor on June 12, 2012, executed the (A) RSA, (B) a support agreement with SFC and the Direct Subsidiaries in the form of the RSA or (C) a joinder agreement in the form attached as Schedule C to the RSA; (ii) provided evidence satisfactory to the Monitor in accordance with section 2(a) of the RSA of the Notes held by such Noteholder as at the Consent Date (the “Early Consent Notes”), as such list of Noteholders and Notes held has been verified and is maintained by the Monitor on a confidential basis; and (iii) continues to hold such Early Consent Notes as at the Distribution Record Date; or

(b)	(i) has acquired Early Consent Notes; (ii) has signed the necessary transfer and joinder documentation as required by the RSA and has otherwise acquired such Early Consent Notes in compliance with the RSA; and (iii) continues to hold such Early Consent Notes as at the Distribution Record Date.

“Effective Time” means 8:00 a.m. (Toronto time) on the Plan Implementation Date or such other time on such date as SFC, the Monitor and the Initial Consenting Noteholders may agree.

“Employee Priority Claims” means the following Claims of employees and former employees of SFC:

(a)	Claims equal to the amounts that such employees and former employees would have been qualified to receive under paragraph 136(1)(d) of the BIA if SFC had become bankrupt on the Filing Date; and

(b)	Claims for wages, salaries, commissions or compensation for services rendered by them after the Filing Date and on or before the Plan Implementation Date.

“Encumbrance” means any security interest (whether contractual, statutory, or otherwise), hypothec, mortgage, trust or deemed trust (whether contractual, statutory, or otherwise), lien, execution, levy, charge, demand, action, liability or other claim, action, demand or liability of any kind whatsoever, whether proprietary, financial or monetary, and whether or not it has attached or been perfected, registered or filed and whether secured, unsecured or otherwise, including: (i) any of the Charges; and (ii) any charge, security interest or claim evidenced by registrations pursuant to the Personal Property Security Act (Ontario) or any other personal property registry system.

“Equity Cancellation Date” means the date that is the first Business Day at least 31 days after the Plan Implementation Date, or such other date as may be agreed to by SFC, the Monitor and the Initial Consenting Noteholders.

“Equity Claim” means a Claim that meets the definition of “equity claim” in section 2(1) of the CCAA and, for greater certainty, includes any of the following:

(a)	any claim against SFC resulting from the ownership, purchase or sale of an equity interest in SFC, including the claims by or on behalf of current or former shareholders asserted in the Class Actions;

(b)	any indemnification claim against SFC related to or arising from the claims described in sub-paragraph (a), including any such indemnification claims against SFC by or on behalf of any and all of the Third Party Defendants (other than for Defence Costs, unless any such claims for Defence Costs have been determined to be Equity Claims subsequent to the date of the Equity Claims Order); and

(c)	any other claim that has been determined to be an Equity Claim pursuant to an Order of the Court.

“Equity Claimant” means any Person having an Equity Claim, but only with respect to and to the extent of such Equity Claim.

“Equity Claimant Class” has the meaning ascribed thereto in section 3.2(b).

“Equity Claims Order” means the Order under the CCAA of the Honourable Justice Morawetz dated July 27, 2012, in respect of Shareholder Claims and Related Indemnity Claims against SFC, as such terms are defined therein.

“Equity Interest” has the meaning set forth in section 2(1) of the CCAA.

“Excluded SFC Assets” means (i) the rights of SFC to be transferred to the Litigation Trust in accordance with section 6.4(p) hereof; (ii) any entitlement to insurance proceeds in respect of insured Claims, Section 5.1(2) D&O Claims and/or Conspiracy Claims; (iii) any secured property of SFC that is to be returned in satisfaction of a Lien Claim pursuant to section 4.2(c)(i) hereof; (iv) any input tax credits or other refunds received by SFC after the Effective Time; and (v) cash in the aggregate amount of (and for the purpose of): (A) the Litigation Funding Amount; (B) the Unaffected Claims Reserve; (C) the Administration Charge Reserve; (D) the Directors’ Charge Reserve; (E) the Expense Reimbursement; (F) any amounts in respect of Lien Claims to be paid in accordance with section 4.2(c)(ii) hereof; and (G) the Monitor’s Post-Implementation Reserve; (vi) any office space, office furniture or other office equipment owned or leased by SFC in Canada; (vii) the SFC Escrow Co. Share; (viii) Newco Promissory Note 1; and (ix) Newco Promissory Note 2.

“Existing Shares” means all existing shares in the equity of SFC issued and outstanding immediately prior to the Effective Time and all warrants, options or other rights to acquire such shares, whether or not exercised as at the Effective Time.

“Expense Reimbursement” means the aggregate amount of (i) the reasonable and documented fees and expenses of the Noteholder Advisors, pursuant to their respective engagement letters with SFC, and other advisors as may be agreed to by SFC and the Initial Consenting Noteholders and (ii) the reasonable fees and expenses of the Initial Consenting Noteholders incurred in connection with the negotiation and development of the RSA and this Plan, including in each case an estimated amount for any such fees and expenses expected to be incurred in connection with the implementation of the Plan, including in the case of (ii) above, an aggregate work fee of up to $5 million (which work fee may, at the request of the Monitor, be paid by any of the Subsidiaries instead of SFC).

“Filing Date” has the meaning ascribed thereto in the recitals.

“Fractional Interests” has the meaning given in section 5.12 hereof.

“FTI HK” means FTI Consulting (Hong Kong) Limited.

“Governmental Entity” means any government, regulatory authority, governmental department, agency, commission, bureau, official, minister, Crown corporation, court, board, tribunal or dispute settlement panel or other law, rule or regulation-making organization or entity: (a) having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or (b) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power.

“Government Priority Claims” means all Claims of Governmental Entities in respect of amounts that were outstanding as of the Plan Implementation Date and that are of a kind that could be subject to a demand under:

(a)	subsections 224(1.2) of the Canadian Tax Act;

(b)	any provision of the Canada Pension Plan or the Employment Insurance Act (Canada) that refers to subsection 224(1.2) of the Canadian Tax Act and provides for the collection of a contribution, as defined in the Canada Pension Plan, or employee’s premium or employer’s premium as defined in the Employment Insurance Act (Canada), or a premium under Part VII.1 of that Act, and of any related interest, penalties or other amounts; or

(c)	any provision of provincial legislation that has a similar purpose to subsection 224(1.2) of the Canadian Tax Act, or that refers to that subsection, to the extent that it provides for the collection of a sum, and of any related interest, penalties or other amounts, where the sum:

(i)	has been withheld or deducted by a person from a payment to another person and is in respect of a tax similar in nature to the income tax imposed on individuals under the Canadian Tax Act; or

(ii)	is of the same nature as a contribution under the Canada Pension Plan if the province is a “province providing a comprehensive pension plan” as defined in subsection 3(1) of the Canada Pension Plan and the provincial legislation establishes a “provincial pension plan” as defined in that subsection.

“Greenheart” means Greenheart Group Limited, a company established under the laws of Bermuda.

“Indemnified Noteholder Class Action Claims” has the meaning ascribed thereto in section 4.4(b)(i) hereof.

“Indemnified Noteholder Class Action Limit” means an amount agreed to by SFC, the Monitor, the Initial Consenting Noteholders and counsel to the Ontario Class Action Plaintiffs, or such other amount as is determined by the Court.

“Initial Consenting Noteholders” means the Noteholders that executed the RSA on March 30, 2012.

“Initial Distribution Date” means a date no more than ten (10) Business Days after the Plan Implementation Date or such other date as SFC, the Monitor and the Initial Consenting Noteholders may agree.

“Initial Newco Shareholder” means a Person to be determined by the Initial Consenting Noteholders prior to the Effective Time, with the consent of SFC and the Monitor, to serve as the initial sole shareholder of Newco pursuant to section 6.2 hereof.

“Initial Order” has the meaning ascribed thereto in the recitals.

“Insurance Policies” means, collectively, the following insurance policies, as well as any other insurance policy pursuant to which SFC or any Director or Officer is insured: ACE INA Insurance Policy Number DO024464; Chubb Insurance Company of Canada Policy Number 8209-4449; Lloyds of London, England Policy Number XTFF0420; Lloyds of London, England Policy Number XTFF0373; and Travelers Guarantee Company of Canada Policy Number 10181108, and “Insurance Policy” means any one of the Insurance Policies.

“Insured Claim” means all or that portion of any Claim for which SFC is insured and all or that portion of any D&O Claim for which the applicable Director or Officer is insured, in each case pursuant to any of the Insurance Policies.

“Intellectual Property” means: (i) patents, and applications for patents, including divisional and continuation patents; (ii) registered and unregistered trade-marks, logos and other indicia of origin, pending trade-mark registration applications, and proposed use application or similar reservations of marks, and all goodwill associated therewith; (iii) registered and unregistered copyrights, including all copyright in and to computer software programs, and applications for and registration of such copyright (including all copyright in and to the SFC Companies’ websites); (iv) world wide web addresses and internet domain names, applications and reservations for world wide web addresses and internet domain names, uniform resource locators and the corresponding internet sites; (v) industrial designs; and (vi) trade secrets and proprietary information not otherwise listed in (i) through (v) above, including all inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), confidential information, technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, formulae, methods (whether or not patentable), designs, processes, procedures, technology, business methods, source codes, object codes, computer software programs (in either source code or object code form), databases, data collections and other proprietary information or material of any type, and all derivatives, improvements and refinements thereof, howsoever recorded, or unrecorded.

“Letter of Instruction” means a form, to be completed by each Ordinary Affected Creditor and each Early Consent Noteholder, and that is to be delivered to the Monitor in accordance with section 5.1 hereof, which form shall set out:

(a)	the registration details for the Newco Shares and, if applicable, Newco Notes to be distributed to such Ordinary Affected Creditor or Early Consent Noteholder in accordance with the Plan; and

(b)	the address to which such Ordinary Affected Creditor’s or Early Consent Noteholder’s Direct Registration Transaction Advice or its Newco Share Certificates and Newco Note Certificates, as applicable, are to be delivered.

“Lien Claim” means any Proven Claim of a Person indicated as a secured creditor in Schedule “B” to the Initial Order (other than the Trustees) that is secured by a lien or encumbrance on any property of SFC, which lien is valid, perfected and enforceable pursuant to Applicable Law, provided that the Charges and any Claims in respect of Notes shall not constitute “Lien Claims”.

“Lien Claimant” means a Person having a Lien Claim, other than any Noteholder or Trustee in respect of any Noteholder Claim.

“Litigation Funding Amount” means a cash amount to be contributed by SFC to the Litigation Trustee for purposes of funding the Litigation Trust on the Plan Implementation Date in accordance with section 6.4(p) hereof.

“Litigation Trust” means the trust to be established on the Plan Implementation Date at the time specified in section 6.4(q) in accordance with the Litigation Trust Agreement pursuant to the laws of a jurisdiction that is acceptable to SFC and the Initial Consenting Noteholders, which trust will acquire the Litigation Trust Claims and the Litigation Funding Amount in accordance with the Plan.

“Litigation Trust Agreement” means the trust agreement dated as of the Plan Implementation Date, between SFC and the Litigation Trustee, establishing the Litigation Trust.

“Litigation Trust Claims” means any and all claims, actions, causes of action, demands, suits, rights, entitlements, litigation, arbitration, proceeding, hearing or complaint, whether known or unknown, reduced to judgment or not reduced to judgment, liquidated or unliquidated, contingent or non-contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring before or after the Filing Date that have been or may be asserted by or on behalf of: (i) SFC against any and all third parties; or (ii) the Trustees, the Noteholders or any representative of the Noteholders against any and all Persons in connection with the Notes issued by SFC; provided, however, that in no event shall the Litigation Trust Claims include any claim, right or cause of action against any Person that is released pursuant to Article 7 hereof. For greater certainty: (i) the claims being advanced or that are subsequently advanced in the Class Actions are not being transferred to the Litigation Trust; and (ii) the claims transferred to the Litigation Trust shall not be advanced in the Class Actions.

“Litigation Trust Interests” means the beneficial interests in the Litigation Trust to be created on the Plan Implementation Date.

“Litigation Trustee” means a Person to be determined by SFC and the Initial Consenting Noteholders prior to the Effective Time, with the consent of the Monitor, to serve as trustee of the Litigation Trust pursuant to and in accordance with the terms thereof.

“Material” means a fact, circumstance, change, effect, matter, action, condition, event, occurrence or development that, individually or in the aggregate, is, or would reasonably be expected to be, material to the business, affairs, results of operations or financial condition of the SFC Companies (taken as a whole).

“Material Adverse Effect” means a fact, event, change, occurrence, circumstance or condition that, individually or together with any other event, change or occurrence, has or would reasonably be expected to have a material adverse impact on the assets, condition (financial or otherwise), business, liabilities, obligations (whether absolute, accrued, conditional or otherwise) or operations of the SFC Companies (taken as a whole); provided, however, that a Material Adverse Effect shall not include and shall be deemed to exclude the impact of any fact, event, change, occurrence, circumstance or condition resulting from or relating to: (A) changes in Applicable Laws of general applicability or interpretations thereof by courts or Governmental Entities or regulatory authorities, which changes do not have a Material disproportionate effect on the SFC Companies (taken as a whole), (B) any change in the forestry industry generally, which does not have a Material disproportionate effect on the SFC Companies (taken as a whole) (relative to other industry participants operating primarily in the PRC), (C) actions and omissions of any of the SFC Companies required pursuant to the RSA or this Plan or taken with the prior written consent of the Initial Consenting Noteholders, (D) the effects of compliance with the RSA or this Plan, including on the operating performance of the SFC Companies, (E) the negotiation, execution, delivery, performance, consummation, potential consummation or public announcement of the RSA or this Plan or the transactions contemplated thereby or hereby, (F) any change in U.S. or Canadian interest rates or currency exchange rates unless such change has a Material disproportionate effect on the SFC Companies (taken as a whole), and (G) general political, economic or financial conditions in Canada, the United States, Hong Kong or the PRC, which changes do not have a Material disproportionate effect on the SFC Companies (taken as a whole).

“Meeting” means the meeting of Affected Creditors, and any adjournment or extension thereof, that is called and conducted in accordance with the Meeting Order for the purpose of considering and voting on the Plan.

“Meeting Order” has the meaning ascribed thereto in the recitals.

“Monitor” means FTI Consulting Canada Inc., in its capacity as Court-appointed Monitor of SFC in the CCAA Proceeding.

“Monitor’s Post-Implementation Reserve” means the cash reserve to be established by SFC on the Plan Implementation Date in an amount acceptable to SFC, the Monitor, and the Initial Consenting Noteholders, which cash reserve shall be maintained and administered by the Monitor for the purpose of administering SFC and the Claims Procedure, as necessary, from and after the Plan Implementation Date.

“Named Directors and Officers” means Andrew Agnew, William E. Ardell, James Bowland, Leslie Chan, Michael Cheng, Lawrence Hon, James M.E. Hyde, Richard M. Kimel, R. John (Jack) Lawrence, Jay A. Lefton, Edmund Mak, Tom Maradin, Judson Martin, Simon Murray, James F. O’Donnell, William P. Rosenfeld, Peter Donghong Wang, Garry West and Kee Y. Wong, in their respective capacities as Directors or Officers, and “Named Director or Officer” means any one of them.

“Newco” means the new corporation to be incorporated pursuant to section 6.2 hereof under the laws of the Cayman Islands or such other jurisdiction as agreed to by SFC, the Monitor and the Initial Consenting Noteholders.

“Newco Equity Pool” means all of the Newco Shares to be issued by Newco on the Plan Implementation Date. The number of Newco Shares to be issued on the Plan Implementation Date shall be agreed by SFC, the Monitor and the Initial Consenting Noteholders prior to the Plan Implementation Date.

“Newco Note Certificate” means a certificate evidencing Newco Notes.

“Newco Notes” means the new notes to be issued by Newco on the Plan Implementation Date in the aggregate principal amount of $300,000,000, on such terms and conditions as are satisfactory to the Initial Consenting Noteholders and SFC, acting reasonably.

“Newco Promissory Note 1”, “Newco Promissory Note 2”, “Newco Promissory Note 3” and “Newco Promissory Notes” have the meanings ascribed thereto in sections 6.4(l), 6.4(n), 6.4(o) and 6.4(r) hereof, respectively.

“Newco Share Certificate” means a certificate evidencing Newco Shares.

“Newco Shares” means common shares in the capital of Newco.

“Non-Released D&O Claims” has the meaning ascribed thereto in section 4.9(f) hereof.

“Noteholder Advisors” means Goodmans LLP, Hogan Lovells and Conyers, Dill & Pearman LLP in their capacity as legal advisors to the Initial Consenting Noteholders, and Moelis & Company LLC and Moelis and Company Asia Limited, in their capacity as the financial advisors to the Initial Consenting Noteholders.

“Noteholder Claim” means any Claim by a Noteholder (or a Trustee or other representative on the Noteholder’s behalf) in respect of or in relation to the Notes owned or held by such Noteholder, including all principal and Accrued Interest payable to such Noteholder pursuant to such Notes or the Note Indentures, but for greater certainty does not include any Noteholder Class Action Claim.

“Noteholder Class Action Claim” means any Class Action Claim, or any part thereof, against SFC, any of the Subsidiaries, any of the Directors and Officers of SFC or the Subsidiaries, any of the Auditors, any of the Underwriters and/or any other defendant to the Class Action Claims that relates to the purchase, sale or ownership of Notes, but for greater certainty does not include a Noteholder Claim.

“Noteholder Class Action Claimant” means any Person having or asserting a Noteholder Class Action Claim.

“Noteholder Class Action Representative” means an individual to be appointed by counsel to the Ontario Class Action Plaintiffs.

“Noteholders” means, collectively, the beneficial owners of Notes as of the Distribution Record Date and, as the context requires, the registered holders of Notes as of the Distribution Record Date, and “Noteholder” means any one of the Noteholders.

“Note Indentures” means, collectively, the 2013 Note Indenture, the 2014 Note Indenture, the 2016 Note Indenture and the 2017 Note Indenture.

“Notes” means, collectively, the 2013 Notes, the 2014 Notes, the 2016 Notes and the 2017 Notes.

“Officer” means, with respect to SFC or any Subsidiary, anyone who is or was, or may be deemed to be or have been, whether by statute, operation of law or otherwise, an officer or de facto officer of such SFC Company.

“Ontario Class Action Plaintiffs” means the plaintiffs in the Ontario class action case styled as Trustees of the Labourers’ Pension Fund of Central and Eastern Canada et al v. Sino-Forest Corporation et al. (Ontario Superior Court of Justice, Court File No. CV-11-431153-00CP).

“Order” means any order of the Court made in connection with the CCAA Proceeding or this Plan.

“Ordinary Affected Creditor” means a Person with an Ordinary Affected Creditor Claim.

“Ordinary Affected Creditor Claim” means a Claim that is not: an Unaffected Claim; a Noteholder Claim; an Equity Claim; a Subsidiary Intercompany Claim; a Noteholder Class Action Claim; or a Class Action Indemnity Claim (other than a Class Action Indemnity Claim by any of the Third Party Defendants in respect of the Indemnified Noteholder Class Action Claims).

“Other Directors and/or Officers” means any Directors and/or Officers other than the Named Directors and Officers.

“Person” means any individual, sole proprietorship, limited or unlimited liability corporation, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, body corporate, joint venture, trust, pension fund, union, Governmental Entity, and a natural person including in such person’s capacity as trustee, heir, beneficiary, executor, administrator or other legal representative.

“Plan” means this Plan of Compromise and Reorganization filed by SFC pursuant to the CCAA and the CBCA, as such Plan may be amended, supplemented or restated from time to time in accordance with the terms hereof or an Order.

“Plan Implementation Date” means the Business Day on which this Plan becomes effective, which shall be the Business Day on which the Monitor has filed with the Court the certificate contemplated in section 9.2 hereof, or such other date as SFC, the Monitor and the Initial Consenting Noteholders may agree.

“PRC” means the People’s Republic of China.

“Proof of Claim” means the “Proof of Claim” referred to in the Claims Procedure Order, substantially in the form attached to the Claims Procedure Order.

“Pro-Rata” means:

(a)	with respect to any Noteholder in relation to all Noteholders, the proportion of (i) the principal amount of Notes beneficially owned by such Noteholder as of the Distribution Record Date plus the Accrued Interest owing on such Notes as of the Filing Date, in relation to (ii) the aggregate principal amount of all Notes outstanding as of the Distribution Record Date plus the aggregate of all Accrued Interest owing on all Notes as of the Filing Date;

(b)	with respect to any Early Consent Noteholder in relation to all Early Consent Noteholders, the proportion of the principal amount of Early Consent Notes beneficially owned by such Early Consent Noteholder as of the Distribution Record Date in relation to the aggregate principal amount of Early Consent Notes held by all Early Consent Noteholders as of the Distribution Record Date; and

(c)	with respect to any Affected Creditor in relation to all Affected Creditors, the proportion of such Affected Creditor’s Affected Creditor Claim as at any relevant time in relation to the aggregate of all Proven Claims and Unresolved Claims of Affected Creditors as at that time.

“Proven Claim” means an Affected Creditor Claim to the extent that such Affected Creditor Claim is finally determined and valued in accordance with the provisions of the Claims Procedure Order, the Meeting Order or any other Order, as applicable.

“Released Claims” means all of the rights, claims and liabilities of any kind released pursuant to Article 7 hereof.

“Released Parties” means, collectively, those Persons released pursuant to Article 7 hereof, but only to the extent so released, and each such Person is referred to individually as a “Released Party”.

“Required Majority” means a majority in number of Affected Creditors with Proven Claims, and two-thirds in value of the Proven Claims held by such Affected Creditors, in each case who vote (in person or by proxy) on the Plan at the Meeting.

“Remaining Post-Implementation Reserve Amount” has the meaning ascribed thereto in section 5.7(b) hereof.

“Restructuring Claim” means any right or claim of any Person that may be asserted or made in whole or in part against SFC, whether or not asserted or made, in connection with any indebtedness, liability or obligation of any kind arising out of the restructuring, termination, repudiation or disclaimer of any lease, contract, or other agreement or obligation on or after the Filing Date and whether such restructuring, termination, repudiation or disclaimer took place or takes place before or after the date of the Claims Procedure Order.

“Restructuring Transaction” means the transactions contemplated by this Plan (including any Alternative Sale Transaction that occurs pursuant to section 10.1 hereof).

“RSA” means the Restructuring Support Agreement executed as of March 30, 2012 by SFC, the Direct Subsidiaries and the Initial Consenting Noteholders, and subsequently executed or otherwise agreed to by the Early Consent Noteholders, as such Restructuring Support Agreement may be amended, restated and varied from time to time in accordance with its terms.

“Sanction Date” means the date that the Sanction Order is granted by the Court.

“Sanction Order” means the Order of the Court sanctioning and approving this Plan.

“Section 5.1(2) D&O Claim” means any D&O Claim that is not permitted to be compromised pursuant to section 5.1(2) of the CCAA, but only to the extent not so permitted, provided that any D&O Claim that qualifies as a Non-Released D&O Claim or a Continuing Other D&O Claim shall not constitute a Section 5.1(2) D&O Claim.

“SFC” has the meaning ascribed thereto in the recitals.

“SFC Advisors” means Bennett Jones LLP, Appleby Global Group, King & Wood Mallesons and Linklaters LLP, in their respective capacities as legal advisors to SFC, and Houlihan Lokey Howard & Zukin Capital, Inc., in its capacity as financial advisor to SFC.

“SFC Assets” means all of SFC’s right, title and interest in and to all of SFC’s properties, assets and rights of every kind and description (including all restricted and unrestricted cash, contracts, real property, receivables or other debts owed to SFC, Intellectual Property, SFC’s corporate name and all related marks, all of SFC’s ownership interests in the Subsidiaries (including all of the shares of the Direct Subsidiaries and any other Subsidiaries that are directly owned by SFC immediately prior to the Effective Time), all of SFC’s ownership interest in Greenheart and its subsidiaries, all SFC Intercompany Claims and a right to the Remaining Post-Implementation Reserve Amount), other than the Excluded SFC Assets.

“SFC Barbados” means Sino-Forest International (Barbados) Corporation, a wholly-owned subsidiary of SFC established under the laws of Barbados.

“SFC Business” means the business operated by the SFC Companies.

“SFC Continuing Shareholder” means the Litigation Trustee or such other Person as may be agreed to by the Monitor and the Initial Consenting Noteholders.

“SFC Companies” means, collectively, SFC and all of the Subsidiaries, and “SFC Company” means any of them.

“SFC Escrow Co.” means the company to be incorporated as a wholly-owned subsidiary of SFC pursuant to section 6.3 hereof under the laws of the Cayman Islands or such other jurisdiction as agreed to by SFC, the Monitor and the Initial Consenting Noteholders.

“SFC Escrow Co. Share” has the meaning ascribed thereto in section 6.3 hereof.

“SFC Intercompany Claim” means any amount owing to SFC by any Subsidiary or Greenheart and any claim by SFC against any Subsidiary or Greenheart.

“Subsidiaries” means all direct and indirect subsidiaries of SFC, other than (i) Greenheart and its direct and indirect subsidiaries and (ii) SFC Escrow Co., and “Subsidiary” means any one of the Subsidiaries.

“Subsidiary Intercompany Claim” means any Claim by any Subsidiary or Greenheart against SFC.

“Tax” or “Taxes” means any and all federal, provincial, municipal, local and foreign taxes, assessments, reassessments and other governmental charges, duties, impositions and liabilities including for greater certainty taxes based upon or measured by reference to income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all licence, franchise and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions, together with all interest, penalties, fines and additions with respect to such amounts.

“Taxing Authorities” means any one of Her Majesty the Queen, Her Majesty the Queen in right of Canada, Her Majesty the Queen in right of any province or territory of Canada, the Canada Revenue Agency, any similar revenue or taxing authority of Canada and each and every province or territory of Canada and any political subdivision thereof, any similar revenue or taxing authority of the United States, the PRC, Hong Kong or other foreign state and any political subdivision thereof, and any Canadian, United States, Hong Kong, PRC or other government, regulatory authority, government department, agency, commission, bureau, minister, court, tribunal or body or regulation-making entity exercising taxing authority or power, and “Taxing Authority” means any one of the Taxing Authorities.

“Third Party Defendants” means any defendants to the Class Action Claims (present or future) other than SFC, the Subsidiaries, the Named Directors and Officers or the Trustees.

“Transfer Agent” means Computershare Limited (or a subsidiary or affiliate thereof) or such other transfer agent as Newco may appoint, with the prior written consent of the Monitor and the Initial Consenting Noteholders.

“Trustee Claims” means any rights or claims of the Trustees against SFC under the Note Indentures for compensation, fees, expenses, disbursements or advances, including reasonable legal fees and expenses, incurred or made by or on behalf of the Trustees before or after the Plan Implementation Date in connection with the performance of their respective duties under the Note Indentures or this Plan.

“Trustees” means, collectively, The Bank of New York Mellon in its capacity as trustee for the 2013 Notes and the 2016 Notes, and Law Debenture Trust Company of New York in its capacity as trustee for the 2014 Notes and the 2017 Notes, and “Trustee” means either one of them.

“Unaffected Claim” means any:

(a)	Claim secured by any of the Charges (provided that, following the discharge of the Charges on the Plan Implementation Date, such Claims shall be paid from and limited to recovery as against the Administration Charge Reserve or the Directors’ Charge Reserve, as applicable, in accordance with section 4.2(b) hereof);

(b)	Government Priority Claim;

(c)	Employee Priority Claim;

(d)	Lien Claim;

(e)	any other Claim of any employee, former employee, Director or Officer of SFC in respect of wages, vacation pay, bonuses, termination pay, severance pay or other remuneration payable to such Person by SFC;

(f)	Trustee Claims; and

(g)	any trade payables that were incurred by SFC (i) after the Filing Date but before the Plan Implementation Date; and (ii) in compliance with the Initial Order or other Order issued in the CCAA Proceeding.

“Unaffected Claims Reserve” means the cash reserve to be established by SFC on the Plan Implementation Date and maintained by the Monitor, in escrow, for the purpose of paying certain Unaffected Claims in accordance with section 4.2 hereof.

“Unaffected Creditor” means a Person who has an Unaffected Claim, but only in respect of and to the extent of such Unaffected Claim.

“Undeliverable Distribution” has the meaning ascribed thereto in section 5.4.

“Underwriters” means any underwriters of SFC that are named as defendants in the Class Action Claims, including for greater certainty Credit Suisse Securities (Canada), Inc., TD Securities Inc., Dundee Securities Corporation, RBC Dominion Securities Inc., Scotia Capital Inc., CIBC World Markets Inc., Merrill Lynch Canada Inc., Canaccord Financial Ltd., Maison Placements Canada Inc., Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (successor by merger to Banc of America Securities LLC).

“Unresolved Claim” means an Affected Creditor Claim in respect of which a Proof of Claim has been filed in a proper and timely manner in accordance with the Claims Procedure Order but that, as at any applicable time, has not been finally (i) determined to be a Proven Claim or (ii) disallowed in accordance with the Claims Procedure Order, the Meeting Order or any other Order.

“Unresolved Claims Escrow Agent” means SFC Escrow Co. or such other Person as may be agreed by SFC, the Monitor and the Initial Consenting Noteholders.

“Unresolved Claims Reserve” means the reserve of Newco Shares, Newco Notes and Litigation Trust Interests, if any, to be established pursuant to sections 6.4(i)(ii) and 6.4(s) hereof in respect of Unresolved Claims as at the Plan Implementation Date, which reserve shall be held and maintained by the Unresolved Claims Escrow Agent, in escrow, for distribution in accordance with the Plan.

“Website” means the website maintained by the Monitor in respect of the CCAA Proceeding pursuant to the Initial Order at the following web address: http://cfcanada.fticonsulting.com/sfc.

1.2 Certain Rules of Interpretation

For the purposes of the Plan:

(a)	any reference in the Plan to an Order, agreement, contract, instrument, indenture, release, exhibit or other document means such Order, agreement, contract, instrument, indenture, release, exhibit or other document as it may have been or may be validly amended, modified or supplemented;

(b)	the division of the Plan into “articles” and “sections” and the insertion of a table of contents are for convenience of reference only and do not affect the construction or interpretation of the Plan, nor are the descriptive headings of “articles” and “sections” intended as complete or accurate descriptions of the content thereof;

(c)	unless the context otherwise requires, words importing the singular shall include the plural and vice versa, and words importing any gender shall include all genders;

(d)	the words “includes” and “including” and similar terms of inclusion shall not, unless expressly modified by the words “only” or “solely”, be construed as terms of limitation, but rather shall mean “includes but is not limited to” and “including but not limited to”, so that references to included matters shall be regarded as illustrative without being either characterizing or exhaustive;

(e)	unless otherwise specified, all references to time herein and in any document issued pursuant hereto mean local time in Toronto, Ontario and any reference to an event occurring on a Business Day shall mean prior to 5:00 p.m. (Toronto time) on such Business Day;

(f)	unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next succeeding Business Day if the last day of the period is not a Business Day;

(g)

unless otherwise provided, any reference to a statute or other enactment of parliament or a legislature includes all regulations made thereunder, all amendments to or re-enactments of such statute or regulations in force from time to time, and, if applicable, any statute or regulation that supplements or supersedes such statute or regulation; and

(h)	references to a specified “article” or “section” shall, unless something in the subject matter or context is inconsistent therewith, be construed as references to that specified article or section of the Plan, whereas the terms “the Plan”, “hereof”, “herein”, “hereto”, “hereunder” and similar expressions shall be deemed to refer generally to the Plan and not to any particular “article”, “section” or other portion of the Plan and include any documents supplemental hereto.

1.3 Currency

For the purposes of this Plan, all amounts shall be denominated in Canadian dollars and all payments and distributions to be made in cash shall be made in Canadian dollars. Any Claims or other amounts denominated in a foreign currency shall be converted to Canadian dollars at the Reuters closing rate on the Filing Date.

1.4 Successors and Assigns

The Plan shall be binding upon and shall enure to the benefit of the heirs, administrators, executors, legal personal representatives, successors and assigns of any Person named or referred to in the Plan.

1.5 Governing Law

The Plan shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. All questions as to the interpretation of or application of the Plan and all proceedings taken in connection with the Plan and its provisions shall be subject to the jurisdiction of the Court.

ARTICLE 2

PURPOSE AND EFFECT OF THE PLAN

2.1 Purpose

The purpose of the Plan is:

(a)	to effect a full, final and irrevocable compromise, release, discharge, cancellation and bar of all Affected Claims;

(b)	to effect the distribution of the consideration provided for herein in respect of Proven Claims;

(c)	to transfer ownership of the SFC Business to Newco, free and clear of all claims against SFC and certain related claims against the Subsidiaries, so as to enable the SFC Business to continue on a viable, going concern basis; and

(d)	to allow Affected Creditors and Noteholder Class Action Claimants to benefit from contingent value that may be derived from litigation claims to be advanced by the Litigation Trustee.

The Plan is put forward in the expectation that the Persons with an economic interest in SFC, when considered as a whole, will derive a greater benefit from the implementation of the Plan and the continuation of the SFC Business as a going concern than would result from a bankruptcy or liquidation of SFC.

2.2 Claims Affected

The Plan provides for, among other things, the full, final and irrevocable compromise, release, discharge, cancellation and bar of Affected Claims and effectuates the restructuring of SFC. The Plan will become effective at the Effective Time on the Plan Implementation Date, other than such matters occurring on the Equity Cancellation Date (if the Equity Cancellation date does not occur on the Plan Implementation Date) which will occur and be effective on such date, and the Plan shall be binding on and enure to the benefit of SFC, the Subsidiaries, Newco, SFC Escrow Co., any Person having an Affected Claim, the Directors and Officers of SFC and all other Persons named or referred to in, or subject to, the Plan, as and to the extent provided for in the Plan.

2.3 Unaffected Claims against SFC Not Affected

Any amounts properly owing by SFC in respect of Unaffected Claims will be satisfied in accordance with section 4.2 hereof. Consistent with the foregoing, all liabilities of the Released Parties in respect of Unaffected Claims (other than the obligation of SFC to satisfy such Unaffected Claims in accordance with section 4.2 hereof) will be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred pursuant to Article 7 hereof. Nothing in the Plan shall affect SFC’s rights and defences, both legal and equitable, with respect to any Unaffected Claims, including all rights with respect to legal and equitable defences or entitlements to set-offs or recoupments against such Unaffected Claims.

2.4 Insurance

(a)	Subject to the terms of this section 2.4, nothing in this Plan shall prejudice, compromise, release, discharge, cancel, bar or otherwise affect any right, entitlement or claim of any Person against SFC or any Director or Officer, or any insurer, in respect of an Insurance Policy or the proceeds thereof.

(b)

Nothing in this Plan shall prejudice, compromise, release or otherwise affect any right or defence of any such insurer in respect of any such Insurance Policy. Furthermore, nothing in this Plan shall prejudice, compromise, release or otherwise affect (i) any right of subrogation any such insurer may have against any Person, including against any Director or Officer in the event of a determination of fraud against SFC or any Director or Officer in respect of whom such a determination is specifically made, and /or (ii) the ability of such insurer to claim repayment of Defense Costs (as defined in any such policy) from SFC and/or any Director or Officer in the event that the party from whom repayment is sought is not entitled to coverage under the terms and conditions of any such Insurance Policy

(c)	Notwithstanding anything herein (including section 2.4(b) and the releases and injunctions set forth in Article 7 hereof), but subject to section 2.4(d) hereof, all Insured Claims shall be deemed to remain outstanding and are not released following the Plan Implementation Date, but recovery as against SFC and the Named Directors and Officers is limited only to proceeds of Insurance Policies that are available to pay such Insured Claims, either by way of judgment or settlement. SFC and the Directors or Officers shall make all reasonable efforts to meet all obligations under the Insurance Policies. The insurers agree and acknowledge that they shall be obliged to pay any Loss payable pursuant to the terms and conditions of their respective Insurance Policies notwithstanding the releases granted to SFC and the Named Directors and Officers under this Plan, and that they shall not rely on any provisions of the Insurance Policies to argue, or otherwise assert, that such releases excuse them from, or relieve them of, the obligation to pay Loss that otherwise would be payable under the terms of the Insurance Policies. For greater certainty, the insurers agree and consent to a direct right of action against the insurers, or any of them, in favour of any plaintiff who or which has (a) negotiated a settlement of any Claim covered under any of the Insurance Policies, which settlement has been consented to in writing by the insurers or such of them as may be required or (b) obtained a final judgment against one or more of SFC and/or the Directors or Officers which such plaintiff asserts, in whole or in part, represents Loss covered under the Insurance Policies, notwithstanding that such plaintiff is not a named insured under the Insurance Policies and that neither SFC nor the Directors or Officers are parties to such action.

(d)	Notwithstanding anything in this section 2.4, from and after the Plan Implementation Date, any Person having an Insured Claim shall, as against SFC and the Named Directors and Officers, be irrevocably limited to recovery solely from the proceeds of the Insurance Policies paid or payable on behalf of SFC or its Directors or Officers, and Persons with any Insured Claims shall have no right to, and shall not, directly or indirectly, make any claim or seek any recoveries from SFC, any of the Named Directors and Officers, any of the Subsidiaries or Newco, other than enforcing such Person’s rights to be paid from the proceeds of an Insurance Policy by the applicable insurer(s), and this section 2.4(d) may be relied upon and raised or pled by SFC, Newco, any Subsidiary and any Named Director and Officer in defence or estoppel of or to enjoin any claim, action or proceeding brought in contravention of this section

2.5 Claims Procedure Order

For greater certainty, nothing in this Plan revives or restores any right or claim of any kind that is barred or extinguished pursuant to the terms of the Claims Procedure Order, provided that nothing in this Plan, the Claims Procedure Order or any other Order compromises, releases, discharges, cancels or bars any claim against any Person for fraud or criminal conduct, regardless of whether or not any such claim has been asserted to date.

ARTICLE 3

CLASSIFICATION, VOTING AND RELATED MATTERS

3.1 Claims Procedure

The procedure for determining the validity and quantum of the Affected Claims shall be governed by the Claims Procedure Order, the Meeting Order, the CCAA, the Plan and any other Order, as applicable. SFC, the Monitor and any other creditor in respect of its own Claim, shall have the right to seek the assistance of the Court in valuing any Claim, whether for voting or distribution purposes, if required, and to ascertain the result of any vote on the Plan.

3.2 Classification

(a)	The Affected Creditors shall constitute a single class, the “Affected Creditors Class”, for the purposes of considering and voting on the Plan.

(b)	The Equity Claimants shall constitute a single class, separate from the Affected Creditors Class, but shall not, and shall have no right to, attend the Meeting or vote on the Plan in such capacity.

3.3 Unaffected Creditors

No Unaffected Creditor, in respect of an Unaffected Claim, shall:

(a)	be entitled to vote on the Plan;

(b)	be entitled to attend the Meeting; or

(c)	receive any entitlements under this Plan in respect of such Unaffected Creditor’s Unaffected Claims (other than its right to have its Unaffected Claim addressed in accordance with section 4.2 hereof).

3.4 Creditors’ Meeting

The Meeting shall be held in accordance with the Plan, the Meeting Order and any further Order of the Court. The only Persons entitled to attend and vote on the Plan at the Meeting are those specified in the Meeting Order.

3.5 Approval by Creditors

In order to be approved, the Plan must receive the affirmative vote of the Required Majority of the Affected Creditors Class.

ARTICLE 4

DISTRIBUTIONS, PAYMENTS AND TREATMENT OF CLAIMS

4.1 Affected Creditors

All Affected Creditor Claims shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred on the Plan Implementation Date. Each Affected Creditor that has a Proven Claim shall be entitled to receive the following in accordance with the Plan:

(a)	such Affected Creditor’s Pro-Rata number of the Newco Shares to be issued by Newco from the Affected Creditors Equity Sub-Pool in accordance with the Plan;

(b)	such Affected Creditor’s Pro-Rata amount of the Newco Notes to be issued by Newco in accordance with the Plan; and

(c)	such Affected Creditor’s Pro-Rata share of the Litigation Trust Interests to be allocated to the Affected Creditors in accordance with 4.11 hereof and the terms of the Litigation Trust.

From and after the Plan Implementation Date, each Affected Creditor, in such capacity, shall have no rights as against SFC in respect of its Affected Creditor Claim.

4.2 Unaffected Creditors

Each Unaffected Claim that is finally determined as such, as to status and amount, and that is finally determined to be valid and enforceable against SFC, in each case in accordance with the Claims Procedure Order or other Order:

(a)	subject to sections 4.2(b) and 4.4(c) hereof, shall be paid in full from the Unaffected Claims Reserve and limited to recovery against the Unaffected Claims Reserve, and Persons with Unaffected Claims shall have no right to, and shall not, make any claim or seek any recoveries from any Person in respect of Unaffected Claims, other than enforcing such Person’s right against SFC to be paid from the Unaffected Claims Reserve;

(b)	in the case of Claims secured by the Administration Charge or the Directors’ Charge, shall, if billed or invoiced prior to the Plan Implementation Date, be paid prior to the Effective Time and, if billed or invoiced to SFC after the Plan Implementation Date, be paid in the ordinary course from the Administration Charge Reserve (in the case of claims secured by the Administration Charge) or the Directors’ Charge Reserve (in the case of claims secured by the Directors’ Charge), and all Claims secured by the Administration Charge shall be limited to recovery against the Administration Charge Reserve and all Claims secured by the Directors’ Charge shall be limited to recovery against the Directors’ Charge Reserve, and Persons with Claims secured by the Administration Charge or the Directors’ Charge shall have no right to, and shall not, make any claim or seek any recoveries from any Person in respect of such Claims, other than enforcing such Person’s right against the Administration Charge Reserve or the Directors’ Charge Reserve, respectively; and

(c)	in the case of Lien Claims:

(i)	at the election of the Initial Consenting Noteholders, and with the consent of the Monitor, SFC shall satisfy such Lien Claim by the return of the applicable property of SFC that is secured as collateral for such Lien Claim, and the applicable Lien Claimant shall be limited to its recovery against such secured property in respect of such Lien Claim.

(ii)	if the Initial Consenting Noteholders do not elect to satisfy such Lien Claim by the return of the applicable secured property: (A) SFC shall repay the Lien Claim in full in cash on the Plan Implementation Date; and (B) the security held by the applicable Lien Claimant over the property of SFC shall be fully, finally, irrevocably and forever released, discharged, cancelled and barred; and

(iii)	upon the satisfaction of a Lien Claim in accordance with sections 4.2(b) and 4.4(c) hereof, such Lien Claims shall be fully, finally, irrevocably and forever released, discharged, cancelled and barred.

4.3 Early Consent Noteholders

As additional consideration for the compromise, release, discharge, cancellation and bar of the Affected Creditor Claims in respect of its Notes, each Early Consent Noteholder shall receive (in addition to the consideration it is entitled to receive in accordance with section 4.1 hereof) its Pro-Rata number of the Newco Shares to be issued by Newco from the Early Consent Equity Sub-Pool in accordance with the Plan.

4.4 Noteholder Class Action Claimants

(a)	All Noteholder Class Action Claims against SFC, the Subsidiaries or the Named Directors or Officers (other than any Noteholder Class Action Claims against the Named Directors or Officers that are Section 5.1(2) D&O Claims, Conspiracy Claims or Non-Released D&O Claims) shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred without consideration as against all said Persons on the Plan Implementation Date. Subject to section 4.4(c) hereof, Noteholder Class Action Claimants shall not receive any consideration or distributions under the Plan in respect of their Noteholder Class Action Claims. Noteholder Class Action Claimants shall not be entitled to attend or to vote on the Plan at the Meeting in respect of their Noteholder Class Action Claims.

(b)

Notwithstanding anything to the contrary in section 4.4(a), Noteholder Class Action Claims as against the Third Party Defendants (x) are not compromised, discharged, released, cancelled or barred, (y) shall be permitted to continue as against the Third Party Defendants and (z) shall not be limited or restricted by this

Plan in any manner as to quantum or otherwise (including any collection or recovery for such Noteholder Class Action Claims that relates to any liability of the Third Party Defendants for any alleged liability of SFC), provided that:

(i)	in accordance with the releases set forth in Article 7 hereof, the collective aggregate amount of all rights and claims asserted or that may be asserted against the Third Party Defendants in respect of any such Noteholder Class Action Claims for which any such Persons in each case have a valid and enforceable Class Action Indemnity Claim against SFC (the “Indemnified Noteholder Class Action Claims”) shall not exceed, in the aggregate, the Indemnified Noteholder Class Action Limit, and in accordance with section 7.3 hereof, all Persons shall be permanently and forever barred, estopped, stayed and enjoined, on and after the Effective Time, from seeking to enforce any liability in respect of the Indemnified Noteholder Class Action Claims that exceeds the Indemnified Noteholder Class Action Limit; and

(ii)	subject to section 4.4(d), any Class Action Indemnity Claims against SFC by the Third Party Defendants in respect of the Indemnified Noteholder Class Action Claims shall be treated as Affected Creditor Claims against SFC, but only to the extent that any such Class Action Indemnity Claims that are determined to be properly indemnified by SFC, enforceable against SFC and are not barred or extinguished by the Claims Procedure Order, and further provided that the aggregate liability of SFC in respect of all such Class Action Indemnity Claims shall be limited to the lesser of: (A) the actual aggregate liability of the Third Party Defendants pursuant to any final judgment, settlement or other binding resolution in respect of the Indemnified Noteholder Class Action Claims (inclusive of any defence costs incurred by the Third Party Defendants in their defence of the Indemnified Noteholder Class Action Claims to the extent that SFC owes a valid and enforceable indemnification obligation to any such Persons in respect of such defence costs); and (B) the Indemnified Noteholder Class Action Limit.

(c)	Each Noteholder Class Action Claimant shall be entitled to receive its share of the Litigation Trust Interests to be allocated to Noteholder Class Action Claimants in accordance with the terms of the Litigation Trust and section 4.11 hereof, as such Noteholder Class Action Claimant’s share is determined by the applicable Class Action Court.

(d)	Nothing in this Plan impairs, affects or limits in any way the ability of SFC, the Monitor or the Initial Consenting Noteholders to seek or obtain an Order, whether before or after the Plan Implementation Date, directing that Class Action Indemnity Claims in respect of Noteholder Class Action Claims or any other Claims of the Third Party Defendants should receive the same or similar treatment as is afforded to Class Action Indemnity Claims in respect of Equity Claims under the terms of this Plan.

4.5 Equity Claimants

All Equity Claims shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred on the Plan Implementation Date. Equity Claimants shall not receive any consideration or distributions under the Plan and shall not be entitled to vote on the Plan at the Meeting.

4.6 Claims of the Trustees and Noteholders

For purposes of this Plan, all claims filed by the Trustees in respect of the Noteholder Claims (other than any Trustee Claims) shall be treated as provided in section 4.1 and the Trustees and the Noteholders shall have no other entitlements in respect of the guarantees and share pledges that have been provided by the Subsidiaries, or any of them, all of which shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred on the Plan Implementation Date as against the Subsidiaries pursuant to Article 7 hereof.

4.7 Claims of the Third Party Defendants

For purposes of this Plan, all claims filed by the Third Party Defendants against SFC and/or any of its Subsidiaries shall be treated as follows:

(a)	all such claims against the Subsidiaries shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred on the Plan Implementation Date in accordance with Article 7 hereof;

(b)	all such claims against SFC that are Class Action Indemnity Claims in respect of Indemnified Noteholder Class Action Claims shall be treated as set out in section 4.4(b)(ii) hereof;

(c)	all such claims against SFC for indemnification of Defence Costs shall be treated in accordance with section 4.8 hereof; and

(d)	all other claims shall be treated as Equity Claims.

4.8 Defence Costs

All Claims against SFC for indemnification of defence costs incurred by any Person in connection with defending against Shareholder Claims (as defined in the Equity Claims Order), Noteholder Class Action Claims or any other claims of any kind relating to SFC or the Subsidiaries (“Defence Costs”) shall be treated as follows:

(a)	as Equity Claims to the extent they are determined to be Equity Claims under any Order; and

(b)	as Affected Creditor Claims to the extent that they are not determined to be Equity Claims under any Order, provided that:

(i)	if such Defence Costs were incurred in respect of a claim against the applicable Person that has been successfully defended and the Claim for such Defence Costs is otherwise valid and enforceable against SFC, the Claim for such Defence Costs shall be treated as a Proven Claim, provided that if such Claim for Defence Costs is a Class Action Indemnity Claim of a Third Party Defendant against SFC in respect of any Indemnified Noteholder Class Action Claim, such Claim for Defence Costs shall be treated in the manner set forth in section 4.4(b)(ii) hereof;

(ii)	if such Defence Costs were incurred in respect of a claim against the applicable Person that has not been successfully defended or such Defence Costs are determined not to be valid and enforceable against SFC, the Claim for such Defence Costs shall be disallowed and no consideration will be payable in respect thereof under the Plan; and

(iii)	until any such Claim for Defence Costs is determined to be either a Claim within section 4.8(b)(i) or a Claim within section 4.8(b)(ii), such Claim shall be treated as an Unresolved Claim,

provided that nothing in this Plan impairs, affects or limits in any way the ability of SFC, the Monitor or the Initial Consenting Noteholders to seek an Order that Claims against SFC for indemnification of any Defence Costs should receive the same or similar treatment as is afforded to Equity Claims under the terms of this Plan.

4.9 D&O Claims

(a)	All D&O Claims against the Named Directors and Officers (other than Section 5.1(2) D&O Claims, Conspiracy Claims and Non-Released D&O Claims) shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred without consideration on the Plan Implementation Date.

(b)	All D&O Claims against the Other Directors and/or Officers shall not be compromised, released, discharged, cancelled or barred by this Plan and shall be permitted to continue as against the applicable Other Directors and/or Officers (the “Continuing Other D&O Claims”), provided that any Indemnified Noteholder Class Action Claims against the Other Directors and/or Officers shall be limited as described in section 4.4(b)(i) hereof.

(c)	All D&O Indemnity Claims and any other rights or claims for indemnification held by the Named Directors and Officers shall be deemed to have no value and shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred without consideration on the Plan Implementation Date, except that any such D&O Indemnity Claims for Defence Costs shall be treated in accordance with section 4.8 hereof and any claims for indemnification held by the Named Directors and Officers properly the subject of the Directors’ Charge, if any, shall be limited to the Directors’ Charge Reserve.

(d)	All D&O Indemnity Claims and any other rights or claims for indemnification held by the Other Directors and/or Officers shall be deemed to have no value and shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred without consideration on the Plan Implementation Date, except that: (i) any such D&O Indemnity Claims for Defence Costs shall be treated in accordance with section 4.8 hereof; and (ii) any Class Action Indemnity Claim of an Other Director and/or Officer against SFC in respect of the Indemnified Noteholder Class Action Claims shall be treated in the manner set forth in section 4.4(b)(ii) hereof.

(e)	All Section 5.1(2) D&O Claims and all Conspiracy Claims shall not be compromised, released, discharged, cancelled or barred by this Plan, provided that any Section 5.1(2) D&O Claims against Named Directors and Officers and any Conspiracy Claims against Named Directors and Officers shall be limited to recovery from any insurance proceeds payable in respect of such Section 5.1(2) D&O Claims or Conspiracy Claims, as applicable, pursuant to the Insurance Policies, and Persons with any such Section 5.1(2) D&O Claims against Named Directors and Officers or Conspiracy Claims against Named Directors and Officers shall have no right to, and shall not, make any claim or seek any recoveries from any Person (including SFC, any of the Subsidiaries or Newco), other than enforcing such Persons’ rights to be paid from the proceeds of an Insurance Policy by the applicable insurer(s).

(f)	All D&O Claims against the Directors and Officers of SFC or the Subsidiaries for fraud or criminal conduct shall not be compromised, discharged, released, cancelled or barred by this Plan and shall be permitted to continue as against all applicable Directors and Officers (“Non-Released D&O Claims”).

(g)	Notwithstanding anything to the contrary herein, from and after the Plan Implementation Date, a Person may only commence an action for a Non-Released D&O Claim against a Named Director or Officer if such Person has first obtained (i) the consent of the Monitor or (ii) leave of the Court on notice to the applicable Directors and Officers, SFC, the Monitor, the Initial Consenting Noteholders and any applicable insurers. For the avoidance of doubt, the foregoing requirement for the consent of the Monitor or leave of the Court shall not apply to any Non-Released D&O Claim that is asserted against an Other Director and/or Officer.

4.10 Intercompany Claims

All SFC Intercompany Claims (other than those transferred to SFC Barbados pursuant to section 6.4(k) hereof or set-off pursuant to section 6.4(m) hereof) shall be deemed to be assigned by SFC to Newco on the Plan Implementation Date pursuant to section 6.4(n) hereof. Newco shall assume the obligations of SFC to the applicable Subsidiaries and Greenheart in respect of all Subsidiary Intercompany Claims (other than those set-off pursuant to section 6.4(m) hereof) on the Plan Implementation Date pursuant to 6.4(n) hereof. Notwithstanding anything to the contrary herein, Newco shall be liable to the applicable Subsidiaries and Greenheart for such Subsidiary Intercompany Claims and SFC shall be released from such Subsidiary Intercompany

Claims from and after the Plan Implementation Date, and the applicable Subsidiaries and Greenheart shall be liable to Newco for such SFC Intercompany Claims from and after the Plan Implementation Date. For greater certainty, nothing in this Plan affects any rights or claims as between any of the Subsidiaries, Greenheart and Greenheart’s direct and indirect subsidiaries.

4.11 Entitlement to Litigation Trust Interests

(a)	The Litigation Trust Interests to be created in accordance with this Plan and the Litigation Trust shall be allocated as follows:

(i)	the Affected Creditors shall be collectively entitled to 75% of such Litigation Trust Interests; and

(ii)	the Noteholder Class Action Claimants shall be collectively entitled to 25% of such Litigation Trust Interests,

which allocations shall occur at the times and in the manner set forth in section 6.4 hereof and shall be recorded by the Litigation Trustee in its registry of Litigation Trust Interests.

(b)	Notwithstanding anything to the contrary in section 4.11(a) hereof, if any of the Noteholder Class Action Claims against any of the Third Party Defendants are finally resolved (whether by final judgment, settlement or any other binding means of resolution) within two years of the Plan Implementation Date, then the Litigation Trust Interests to which the applicable Noteholder Class Action Claimants would otherwise have been entitled in respect of such Noteholder Class Action Claims pursuant to section 4.11(a)(ii) hereof (based on the amount of such resolved Noteholder Class Action Claims in proportion to all Noteholder Class Action Claims in existence as of the Claims Bar Date) shall be fully, finally, irrevocably and forever cancelled.

4.12 Multiple Affected Claims

On the Plan Implementation Date, any and all liabilities for and guarantees and indemnities of the payment or performance of any Affected Claim, Unaffected Claim, Section 5.1(2) D&O Claim, Conspiracy Claim, Continuing Other D&O Claim or Non-Released D&O Claim by any of the Subsidiaries, and any purported liability for the payment or performance of such Affected Claim, Unaffected Claim, Section 5.1(2) D&O Claim, Conspiracy Claim, Continuing Other D&O Claim or Non-Released D&O Claim by Newco, will be deemed eliminated and cancelled, and no Person shall have any rights whatsoever to pursue or enforce any such liabilities for or guarantees or indemnities of the payment or performance of any such Affected Claim, Unaffected Claim, Section 5.1(2) D&O Claim, Conspiracy Claim, Continuing Other D&O Claim or Non-Released D&O Claim against any Subsidiary or Newco.

4.13 Interest

Subject to section 11.4 hereof, no holder of an Affected Claim shall be entitled to interest accruing on or after the Filing Date.

4.14 Existing Shares

Holders of Existing Shares and Equity Interests shall not receive any consideration or distributions under the Plan in respect thereof and shall not be entitled to vote on the Plan at the Meeting. Unless otherwise agreed between the Monitor, SFC and the Initial Consenting Noteholders, all Existing Shares and Equity Interests shall be fully, finally and irrevocably cancelled in accordance with and at the time specified in section 6.5 hereof.

4.15 Canadian Exempt Plans

If an Affected Creditor is a trust governed by a plan which is exempt from tax under Part I of the Canadian Tax Act (including, for example, a registered retirement savings plan), such Affected Creditor may make arrangements with Newco (if Newco so agrees) and the Litigation Trustee (if the Litigation Trustee so agrees)to have the Newco Shares, Newco Notes and Litigation Trust Interests to which it is entitled under this Plan directed to (or in the case of Litigation Trust Interests, registered in the name of ) an affiliate of such Affected Creditor or the annuitant or controlling person of the governing tax-deferred plan.

ARTICLE 5

DISTRIBUTION MECHANICS

5.1 Letters of Instruction

In order to issue (i) Newco Shares and Newco Notes to Ordinary Affected Creditors and (ii) Newco Shares to Early Consent Noteholders, the following steps will be taken:

(a)	with respect to Ordinary Affected Creditors with Proven Claims or Unresolved Claims:

(i)	on the next Business Day following the Distribution Record Date, the Monitor shall send blank Letters of Instruction by prepaid first class mail, courier, email or facsimile to each such Ordinary Affected Creditor to the address of each such Ordinary Affected Creditor (as specified in the applicable Proof of Claim) as of the Distribution Record Date, or as evidenced by any assignment or transfer in accordance with section 5.10;

(ii)	each such Ordinary Affected Creditor shall deliver to the Monitor a duly completed and executed Letter of Instruction that must be received by the Monitor on or before the date that is seven (7) Business Days after the Distribution Record Date or such other date as the Monitor may determine; and

(iii)	any such Ordinary Affected Creditor that does not return a Letter of Instruction to the Monitor in accordance with section 5.1(a)(ii) shall be deemed to have requested that such Ordinary Affected Creditor’s Newco Shares and Newco Notes be registered or distributed, as applicable, in accordance with the information set out in such Ordinary Affected Creditor’s Proof of Claim; and

(b)	with respect to Early Consent Noteholders:

(i)	on the next Business Day following the Distribution Record Date the Monitor shall send blank Letters of Instruction by prepaid first class mail, courier, email or facsimile to each Early Consent Noteholder to the address of each such Early Consent Noteholder as confirmed by the Monitor on or before the Distribution Record Date;

(ii)	each Early Consent Noteholder shall deliver to the Monitor a duly completed and executed Letter of Instruction that must be received by the Monitor on or before the date that is seven (7) Business Days after the Distribution Record Date or such other date as the Monitor may determine; and

(iii)	any such Early Consent Noteholder that does not return a Letter of Instruction to the Monitor in accordance with section 5.1(b)(ii) shall be deemed to have requested that such Early Consent Noteholder’s Newco Shares be distributed or registered, as applicable, in accordance with information confirmed by the Monitor on or before the Distribution Record Date.

5.2 Distribution Mechanics with respect to Newco Shares and Newco Notes

(a)	To effect distributions of Newco Shares and Newco Notes, the Monitor shall deliver a direction at least two (2) Business Days prior to the Initial Distribution Date to Newco or its agent, as applicable, directing Newco or its agent, as applicable, to issue on such Initial Distribution Date or subsequent Distribution Date:

(i)	in respect of the Ordinary Affected Creditors with Proven Claims:

(A)	the number of Newco Shares that each such Ordinary Affected Creditor is entitled to receive in accordance with section 4.1(a) hereof; and

(B)	the amount of Newco Notes that each such Ordinary Affected Creditor is entitled to receive in accordance with section 4.1(b) hereof,

all of which Newco Shares and Newco Notes shall be issued to such Ordinary Affected Creditors and distributed in accordance with this Article 5;

(ii)	in respect of the Ordinary Affected Creditors with Unresolved Claims:

(A)	the number of Newco Shares that each such Ordinary Affected Creditor would have been entitled to receive in accordance with section 4.1(a) hereof had such Ordinary Affected Creditor’s

Unresolved Claim been a Proven Claim on the Plan Implementation Date; and

(B)	the amount of Newco Notes that each such Ordinary Affected Creditor would have been entitled to receive in accordance with section 4.1(b) hereof had such Ordinary Affected Creditor’s Unresolved Claim been a Proven Claim on the Plan Implementation Date, all of which Newco Shares and Newco Notes shall be issued in the name of the Unresolved Claims Escrow Agent for the benefit of the Persons entitled thereto under the Plan, which Newco Shares and Newco Notes shall comprise part of the Unresolved Claims Reserve and shall be held in escrow by the Unresolved Claims Escrow Agent until released and distributed in accordance with this Article 5;

(iii)	in respect of the Noteholders:

(A)	the number of Newco Shares that the Trustees are collectively required to receive such that, upon distribution to the Noteholders in accordance with this Article 5, each individual Noteholder receives the number of Newco Shares to which it is entitled in accordance with section 4.1(a) hereof; and

(B)	the amount of Newco Notes that the Trustees are collectively required to receive such that, upon distribution to the Noteholders in accordance with this Article 5, each individual Noteholder receives the amount of Newco Notes to which it is entitled in accordance with section 4.1(b) hereof, all of which Newco Shares and Newco Notes shall be issued to such Noteholders and distributed in accordance with this Article 5; and

(iv)	in respect of Early Consent Noteholders, the number of Newco Shares that each such Early Consent Noteholder is entitled to receive in accordance with section 4.3 hereof, all of which Newco Shares shall be issued to such Early Consent Noteholders and distributed in accordance with this Article 5.

The direction delivered by the Monitor in respect of the applicable Ordinary Affected Creditors and Early Consent Noteholders shall: (A) indicate the registration and delivery details of each applicable Ordinary Affected Creditor and Early Consent Noteholder based on the information prescribed in section 5.1; and (B) specify the number of Newco Shares and, in the case of Ordinary Affected Creditors, the amount of Newco Notes to be issued to each such Person on the applicable Distribution Date. The direction delivered by the Monitor in respect of the Noteholders shall: (C) indicate that the registration and delivery details with respect to the number of Newco Shares and amount of Newco Notes to be distributed to each Noteholder will be the same as the registration and delivery details in effect with respect to the Notes held by each Noteholder as of the Distribution Record Date; and (D) specify the number of Newco Shares and the amount of Newco Notes to be issued to each of the Trustees for purposes of satisfying the entitlements of the Noteholders set forth in sections 4.1(a) and 4.1(b) hereof. The direction delivered by the Monitor in respect of the Newco Shares and Newco Notes to be issued in the name of the Unresolved Claims Escrow Agent, for the benefit of the Persons entitled thereto under the Plan, for purposes of the Unresolved Claims Reserve shall specify the number of Newco Shares and the amount of Newco Notes to be issued in the name of the Unresolved Claims Escrow Agent for that purpose.

(b)	If the registers for the Newco Shares and/or Newco Notes are maintained by the Transfer Agent in a direct registration system (without certificates), the Monitor and/or Newco and/or the Unresolved Claims Escrow Agent, as applicable, shall, on the Initial Distribution Date or any subsequent Distribution Date, as applicable:

(i)	instruct the Transfer Agent to record, and the Transfer Agent shall record, in the Direct Registration Account of each applicable Ordinary Affected Creditor and each Early Consent Noteholder the number of Newco Shares and, in the case of Ordinary Affected Creditors, the amount of Newco Notes that are to be distributed to each such Person, and the Monitor and/or Newco and/or the Unresolved Claims Escrow Agent, as applicable, shall send or cause to be sent to each such Ordinary Affected Creditor and Early Consent Noteholder a Direct Registration Transaction Advice based on the delivery information as determined pursuant to section 5.1; and

(ii)	with respect to the distribution of Newco Shares and/or Newco Notes to Noteholders:

(A)	if the Newco Shares and/or Newco Notes are DTC eligible, the Monitor and/or Newco and/or the Unresolved Claims Escrow Agent, as applicable, shall instruct the Transfer Agent to register, and the Transfer Agent shall register, the applicable Newco Shares and/or Newco Notes in the name of DTC (or its nominee) for the benefit of the Noteholders, and the Trustees shall provide their consent to DTC to the distribution of such Newco Shares and Newco Notes to the applicable Noteholders, in the applicable amounts, through the facilities of DTC in accordance with customary practices and procedures; and

(B)

if the Newco Shares and/or Newco Notes are not DTC eligible, the Monitor and/or Newco and/or the Unresolved Claims Escrow Agent, as applicable, shall instruct the Transfer Agent to register the applicable Newco Shares and/or Newco Notes in the Direct Registration Accounts of the applicable Noteholders pursuant to the registration instructions obtained through DTC and the DTC participants (by way of a letter of transmittal process or such other process as agreed by SFC, the Monitor, the Trustees and the Initial Consenting Noteholders), and the Transfer Agent shall (A) register such Newco Shares and/or Newco Notes, in the applicable amounts, in the Direct Registration Accounts of the applicable Noteholders; and (B) send or cause to be sent to each Noteholder a Direct Registration Transaction Advice in accordance with customary practices and procedures; provided that the Transfer Agent shall not be permitted to effect the foregoing registrations without the prior written consent of the Trustees.

(c)	If the registers for the Newco Shares and/or Newco Notes are not maintained by the Transfer Agent in a direct registration system, Newco shall prepare and deliver to the Monitor and/or the Unresolved Claims Escrow Agent, as applicable, and the Monitor and/or the Unresolved Claims Escrow Agent, as applicable, shall promptly thereafter, on the Initial Distribution Date or any subsequent Distribution Date, as applicable:

(i)	deliver to each Ordinary Affected Creditor and each Early Consent Noteholder Newco Share Certificates and, in the case of Ordinary Affected Creditors, Newco Note Certificates representing the applicable number of Newco Shares and the applicable amount of Newco Notes that are to be distributed to each such Person; and

(ii)	with respect to the distribution of Newco Shares and/or Newco Notes to Noteholders:

(A)	if the Newco Shares and/or Newco Notes are DTC eligible, the Monitor and/or Newco and/or the Unresolved Claims Escrow Agent, as applicable, shall distribute to DTC (or its nominee), for the benefit of the Noteholders, Newco Share Certificates and/or Newco Note Certificates representing the aggregate of all Newco Shares and Newco Notes to be distributed to the Noteholders on such Distribution Date, and the Trustees shall provide their consent to DTC to the distribution of such Newco Shares and Newco Notes to the applicable Noteholders, in the applicable amounts, through the facilities of DTC in accordance with customary practices and procedures; and

(B)

if the Newco Shares and/or Newco Notes are not DTC eligible, the Monitor and/or Newco and/or the Unresolved Claims Escrow Agent, as applicable, shall distribute to the applicable Trustees, Newco Share Certificates and/or Newco Note Certificates representing the aggregate of all Newco Shares and/or Newco Notes to be distributed to the Noteholders on such Distribution Date, and the Trustees shall make delivery of such Newco Share Certificates and Newco Note Certificates, in the applicable amounts, directly to the applicable Noteholders pursuant to the delivery instructions obtained through DTC and the DTC participants (by way of a letter of transmittal process or such other process as agreed by SFC, the Monitor, the Trustees and the Initial Consenting Noteholders), all of which shall occur in accordance with customary practices and procedures.

(d)	Upon receipt of and in accordance with written instructions from the Monitor, the Trustees shall instruct DTC to and DTC shall: (i) set up an escrow position representing the respective positions of the Noteholders as of the Distribution Record Date for the purpose of making distributions on the Initial Distribution Date and any subsequent Distribution Dates (the “Distribution Escrow Position”); and (ii) block any further trading of the Notes, effective as of the close of business on the day immediately preceding the Plan Implementation Date, all in accordance with DTC’s customary practices and procedures.

(e)	The Monitor, Newco, the Trustees, SFC, the Named Directors and Officers and the Transfer Agent shall have no liability or obligation in respect of deliveries by DTC (or its nominee) to the DTC participants or the Noteholders pursuant to this Article 5.

5.3 Allocation of Litigation Trust Interests

The Litigation Trustee shall administer the Litigation Trust Claims and the Litigation Funding Amount for the benefit of the Persons that are entitled to the Litigation Trust Interests and shall maintain a registry of such Persons as follows:

(a)	with respect to Affected Creditors:

(i)	the Litigation Trustee shall maintain a record of the amount of Litigation Trust Interests that each Ordinary Affected Creditor is entitled to receive in accordance with sections 4.1(c) and 4.11(a) hereof;

(ii)	the Litigation Trustee shall maintain a record of the aggregate amount of all Litigation Trust Interests to which the Noteholders are collectively entitled in accordance with sections 4.1(c) and 4.11(a) hereof, and if cash is distributed from the Litigation Trust to Persons with Litigation Trust Interests, the amount of such cash that is payable to the Noteholders will be distributed through the Distribution Escrow Position (such that each beneficial Noteholder will receive a percentage of such cash distribution that is equal to its entitlement to Litigation Trust Interests (as set forth in section 4.1(c) hereof) as a percentage of all Litigation Trust Interests); and

(iii)

with respect to any Litigation Trust Interests to be allocated in respect of the Unresolved Claims Reserve, the Litigation Trustee shall record such Litigation Trust Interests in the name of the Unresolved Claims Escrow Agent, for the benefit of the Persons entitled thereto in accordance with this Plan, which shall be held by the Unresolved Claims Escrow Agent in escrow until released and distributed unless and until otherwise directed by the Monitor in accordance with this Plan;

(b)	with respect to the Noteholder Class Action Claimants, the Litigation Trustee shall maintain a record of the aggregate of all Litigation Trust Interests that the Noteholder Class Action Claimants are entitled to receive pursuant to sections 4.4(c) and 4.11(a) hereof, provided that such record shall be maintained in the name of the Noteholder Class Action Representative, to be allocated to individual Noteholder Class Action Claimants in any manner ordered by the applicable Class Action Court, and provided further that if any such Litigation Trust Interests are cancelled in accordance with section 4.11(b) hereof, the Litigation Trustee shall record such cancellation in its registry of Litigation Trust Interests.

5.4 Treatment of Undeliverable Distributions

If any distribution under section 5.2 or section 5.3 of Newco Shares, Newco Notes or Litigation Trust Interests is undeliverable (that is, for greater certainty, that it cannot be properly registered or delivered to the Applicable Affected Creditor because of inadequate or incorrect registration or delivery information or otherwise) (an “Undeliverable Distribution”), it shall be delivered to SFC Escrow Co., which shall hold such Undeliverable Distribution in escrow and administer it in accordance with this section 5.4. No further distributions in respect of an Undeliverable Distribution shall be made unless and until SFC and the Monitor are notified by the applicable Person of its current address and/or registration information, as applicable, at which time the Monitor shall direct SFC Escrow Co. to make all such distributions to such Person, and SFC Escrow Co. shall make all such distributions to such Person. All claims for Undeliverable Distributions must be made on or before the date that is six months following the final Distribution Date, after which date the right to receive distributions under this Plan in respect of such Undeliverable Distributions shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred, without any compensation therefore, notwithstanding any federal, state or provincial laws to the contrary, at which time any such Undeliverable Distributions held by SFC Escrow Co. shall be deemed to have been gifted by the owner of the Undeliverable Distribution to Newco or the Litigation Trust, as applicable, without consideration, and, in the case of Newco Shares, Newco Notes and Litigation Trust Interests, shall be cancelled by Newco and the Litigation Trustee, as applicable. Nothing contained in the Plan shall require SFC, the Monitor, SFC Escrow Co. or any other Person to attempt to locate any owner of an Undeliverable Distribution. No interest is payable in respect of an Undeliverable Distribution. Any distribution under this Plan on account of the Notes, other than any distributions in respect of Litigation Trust Interests, shall be deemed made when delivered to DTC or the applicable Trustee, as applicable, for subsequent distribution to the applicable Noteholders in accordance with section 5.2.

5.5 Procedure for Distributions Regarding Unresolved Claims

(a)	An Affected Creditor that has asserted an Unresolved Claim will not be entitled to receive a distribution under the Plan in respect of such Unresolved Claim or any portion thereof unless and until such Unresolved Claim becomes a Proven Claim.

(b)	Distributions in respect of any Unresolved Claim in existence at the Plan Implementation Date will be held in escrow by the Unresolved Claims Escrow Agent in the Unresolved Claims Reserve until settlement or final determination of the Unresolved Claim in accordance with the Claims Procedure Order, the Meeting Order or this Plan, as applicable.

(c)	To the extent that Unresolved Claims become Proven Claims or are finally disallowed, the Unresolved Claims Escrow Agent shall release from escrow and deliver (or in the case of Litigation Trust Interests, cause to be registered) the following from the Unresolved Claims Reserve (on the next Distribution Date, as determined by the Monitor with the consent of SFC and the Initial Consenting Noteholders):

(i)	in the case of Affected Creditors whose Unresolved Claims are ultimately determined, in whole or in part, to be Proven Claims, the Unresolved Claims Escrow Agent shall release from escrow and deliver to such Affected Creditor that number of Newco Shares, Newco Notes and Litigation Trust Interests (and any income or proceeds therefrom) that such Affected Creditor is entitled to receive in respect of its Proven Claim pursuant to section 4.1 hereof;

(ii)	in the case of Affected Creditors whose Unresolved Claims are ultimately determined, in whole or in part, to be disallowed, the Unresolved Claims Escrow Agent shall release from escrow and deliver to all Affected Creditors with Proven Claims the number of Newco Shares, Newco Notes and Litigation Trust Interests (and any income or proceeds therefrom) that had been reserved in the Unresolved Claims Reserve for such Affected Creditor whose Unresolved Claims has been disallowed, Claims such that, following such delivery, all of the Affected Creditors with Proven Claims have received the amount of Newco Shares, Newco Notes and Litigation Trust Interests that they are entitled to receive pursuant to section 4.1 hereof, which delivery shall be effected in accordance with sections 5.2 and 5.3 hereof.

(d)	As soon as practicable following the date that all Unresolved Claims have been finally resolved and any required distributions contemplated in section 5.5(c) have been made, the Unresolved Claims Escrow Agent shall distribute (or in the case of Litigation Trust Interests, cause to be registered) any Litigation Trust Interests, Newco Shares and Newco Notes (and any income or proceeds therefrom), as applicable, remaining in the Unresolved Claims Reserve to the Affected Creditors with Proven Claims such that after giving effect to such distributions each such Affected Creditor has received the amount of Litigation Trust Interests, Newco Shares and Newco Notes that it is entitled to receive pursuant to section 4.1 hereof.

(e)	During the time that Newco Shares, Newco Notes and/or Litigation Trust Interests are held in escrow in the Unresolved Claims Reserve, any income or proceeds received therefrom or accruing thereon shall be added to the Unresolved Claims Reserve by the Unresolved Claims Escrow Agent and no Person shall have any right to such income or proceeds until such Newco Shares, Newco Notes or Litigation Trust Interests, as applicable, are distributed (or in the case of Litigation Trust Interests, registered) in accordance with section 5.5(c) and 5.5(d) hereof, at which time the recipient thereof shall be entitled to any applicable income or proceeds therefrom.

(f)	The Unresolved Claims Escrow Agent shall have no beneficial interest or right in the Unresolved Claims Reserve. The Unresolved Claims Escrow Agent shall not take any step or action with respect to the Unresolved Claims Reserve or any other matter without the consent or direction of the Monitor or the direction of the Court. The Unresolved Claims Escrow Agent shall forthwith, upon receipt of an Order of the Court or instruction of the Monitor directing the release of any Newco Shares, Newco Notes and/or Litigation Trust Interests from the Unresolved Claims Reserve, comply with any such Order or instruction.

(g)	Nothing in this Plan impairs, affects or limits in any way the ability of SFC, the Monitor or the Initial Consenting Noteholders to seek or obtain an Order, whether before or after the Plan Implementation Date, directing that any Unresolved Claims should be disallowed in whole or in part or that such Unresolved Claims should receive the same or similar treatment as is afforded to Equity Claims under the terms of this Plan.

5.6 Tax Refunds

Any input tax credits or tax refunds received by SFC after the Effective Time shall be paid into the Monitor’s Post-Implementation Reserve and shall be treated in the same manner as cash held in the Monitor’s Post-Implementation Reserve. If any such tax credits or tax refunds become payable to SFC after the final payments from the Monitor’s Post-Implementation Reserve have been made, such input tax credits and tax refunds shall be paid directly by, or on behalf of, SFC to Newco without consideration.

5.7 Final Distributions from Reserves

(a)	If there is any cash remaining in: (i) the Unaffected Claims Reserve on the date that all Unaffected Claims have been finally paid or otherwise discharged; (ii) the Administration Charge Reserve on the date that all Claims secured by the Administration Charge have been finally paid or otherwise discharged; and/ or (iii) the Directors’ Charge Reserve on the date that all claims secured by the Directors’ Charge have been finally paid or otherwise discharged, the Monitor shall, in each case, forthwith transfer all such remaining cash to the Monitor’s Post-Implementation Reserve.

(b)

The Monitor will not terminate the Monitor’s Post-Implementation Reserve prior to the termination of each of the Unaffected Claims Reserve, the Administration Charge Reserve and the Directors’ Charge Reserve. The Monitor may, at any

time, from time to time and at its sole discretion, release amounts from the Monitor’s Post-Implementation Reserve to Newco. Once the Monitor has determined that the cash remaining in the Monitor’s Post-Implementation Reserve is no longer necessary for administering SFC or the Claims Procedure, the Monitor shall forthwith transfer any such remaining cash (the “Remaining Post-Implementation Reserve Amount”) to Newco.

5.8 Other Payments and Distributions

All other payments and distributions to be made pursuant to this Plan shall be made in the manner described in this Plan, the Sanction Order or any other Order, as applicable.

5.9 Note Indentures to Remain in Effect Solely for Purpose of Distributions

Following completion of the steps in the sequence set forth in section 6.4, all debentures, indentures, notes (including the Notes), certificates, agreements, invoices and other instruments evidencing Affected Claims will not entitle any holder thereof to any compensation or participation other than as expressly provided for in the Plan and will be cancelled and will be null and void. Any and all obligations of SFC and the Subsidiaries under and with respect to the Notes, the Note Indentures and any guarantees or indemnities with respect to the Notes or the Note Indentures shall be terminated and cancelled on the Plan Implementation Date and shall not continue beyond the Plan Implementation Date. Notwithstanding the foregoing and anything to the contrary in the Plan, the Note Indentures shall remain in effect solely for the purpose of and only to the extent necessary to allow the Trustees to make distributions to Noteholders on the Initial Distribution Date and, as necessary, each subsequent Distribution Date thereafter, and to maintain all of the rights and protections afforded to the Trustees as against the Noteholders under the applicable Note Indentures, including their lien rights with respect to any distributions under this Plan, until all distributions provided for hereunder have been made to the Noteholders. The obligations of the Trustees under or in respect of this Plan shall be solely as expressly set out herein. Without limiting the generality of the releases, injunctions and other protections afforded to the Trustees under this Plan and the applicable Note Indentures, the Trustees shall have no liability whatsoever to any Person resulting from the due performance of their obligations hereunder, except if such Trustee is adjudged by the express terms of a non-appealable judgment rendered on a final determination on the merits to have committed gross negligence or wilful misconduct in respect of such matter.

5.10 Assignment of Claims for Distribution Purposes

(a) Assignment of Claims by Ordinary Affected Creditors

Subject to any restrictions contained in Applicable Laws, an Ordinary Affected Creditor may transfer or assign the whole of its Affected Claim after the Meeting provided that neither SFC nor Newco nor the Monitor nor the Unresolved Claims Escrow Agent shall be obliged to make distributions to any such transferee or assignee or otherwise deal with such transferee or assignee as an Ordinary Affected Creditor in respect thereof unless and until actual notice of the transfer or assignment, together with satisfactory evidence of such transfer or assignment and such other documentation as SFC and the Monitor may reasonably require, has been received by

SFC and the Monitor on or before the Plan Implementation Date, or such other date as SFC and the Monitor may agree, failing which the original transferor shall have all applicable rights as the “Ordinary Affected Creditor” with respect to such Affected Claim as if no transfer of the Affected Claim had occurred. Thereafter, such transferee or assignee shall, for all purposes in accordance with this Plan, constitute an Ordinary Affected Creditor and shall be bound by any and all notices previously given to the transferor or assignor in respect of such Claim. For greater certainty, SFC shall not recognize partial transfers or assignments of Claims.

(b) Assignment of Notes

Only those Noteholders who have beneficial ownership of one or more Notes as at the Distribution Record Date shall be entitled to receive a distribution under this Plan on the Initial Distribution Date or any Distribution Date. Noteholders who have beneficial ownership of Notes shall not be restricted from transferring or assigning such Notes prior to or after the Distribution Record Date (unless the Distribution Record Date is the Plan Implementation Date), provided that if such transfer or assignment occurs after the Distribution Record Date, neither SFC nor Newco nor the Monitor nor the Unresolved Claims Escrow Agent shall have any obligation to make distributions to any such transferee or assignee of Notes in respect of the Claims associated therewith, or otherwise deal with such transferee or assignee as an Affected Creditor in respect thereof. Noteholders who assign or acquire Notes after the Distribution Record Date shall be wholly responsible for ensuring that Plan distributions in respect of the Claims associated with such Notes are in fact delivered to the assignee, and the Trustees shall have no liability in connection therewith.

5.11 Withholding Rights

SFC, Newco, the Monitor, the Litigation Trustee, the Unresolved Claims Escrow Agent and/or any other Person making a payment contemplated herein shall be entitled to deduct and withhold from any consideration payable to any Person such amounts as it is required to deduct and withhold with respect to such payment under the Canadian Tax Act, the United States Internal Revenue Code of 1986 or any provision of federal, provincial, territorial, state, local or foreign Tax laws, in each case, as amended. To the extent that amounts are so withheld or deducted, such withheld or deducted amounts shall be treated for all purposes hereof as having been paid to the Person in respect of which such withholding was made, provided that such amounts are actually remitted to the appropriate Taxing Authority. To the extent that the amounts so required or permitted to be deducted or withheld from any payment to a Person exceed the cash portion of the consideration otherwise payable to that Person: (i) the payor is authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to enable it to comply with such deduction or withholding requirement or entitlement, and the payor shall notify the applicable Person thereof and remit to such Person any unapplied balance of the net proceeds of such sale; or (ii) if such sale is not reasonably possible, the payor shall not be required to make such excess payment until the Person has directly satisfied any such withholding obligation and provides evidence thereof to the payor.

5.12 Fractional Interests

No fractional interests of Newco Shares or Newco Notes (“Fractional Interests”) will be issued under this Plan. For purposes of calculating the number of Newco Shares and Newco Notes to be issued by Newco pursuant to this Plan, recipients of Newco Shares or Newco Notes will have their entitlements adjusted downwards to the nearest whole number of Newco Shares or Newco Notes, as applicable, to eliminate any such Fractional Interests and no compensation will be given for the Fractional Interest.

5.13 Further Direction of the Court

The Monitor shall, in its sole discretion, be entitled to seek further direction of the Court, including a plan implementation order, with respect to any matter relating to the implementation of the plan including with respect to the distribution mechanics and restructuring transaction as set out in Articles 5 and 6 of this Plan.

ARTICLE 6

RESTRUCTURING TRANSACTION

6.1 Corporate Actions

The adoption, execution, delivery, implementation and consummation of all matters contemplated under the Plan involving corporate action of SFC will occur and be effective as of the Plan Implementation Date, other than such matters occurring on the Equity Cancellation Date which will occur and be effective on such date, and in either case will be authorized and approved under the Plan and by the Court, where appropriate, as part of the Sanction Order, in all respects and for all purposes without any requirement of further action by shareholders, Directors or Officers of SFC. All necessary approvals to take actions shall be deemed to have been obtained from the directors or the shareholders of SFC, as applicable, including the deemed passing by any class of shareholders of any resolution or special resolution and no shareholders’ agreement or agreement between a shareholder and another Person limiting in any way the right to vote shares held by such shareholder or shareholders with respect to any of the steps contemplated by the Plan shall be deemed to be effective and shall have no force and effect, provided that, subject to sections 11.6 and 11.7 hereof, where any matter expressly requires the consent or approval of SFC, the Initial Consenting Noteholders or SFC’s board of directors pursuant to this Plan, such consent or approval shall not be deemed to be given unless actually given.

6.2 Incorporation of Newco

Newco shall be incorporated prior to the Plan Implementation Date. Newco shall be authorized to issue an unlimited number of Newco Shares and shall have no restrictions on the number of its shareholders. At the time that Newco is incorporated, Newco shall issue one Newco Share to the Initial Newco Shareholder, as the sole shareholder of Newco, and the Initial Newco Shareholder shall be deemed to hold the Newco Share for the purpose of facilitating the Restructuring Transaction. For greater certainty, the Initial Newco Shareholder shall not hold such Newco Share as agent of or for the benefit of SFC, and SFC shall have no rights in relation to such Newco Share. Newco shall not carry on any business or issue any other Newco Shares or other securities until the Plan Implementation Date, and then only in accordance with section 6.4 hereof. The Initial Newco Shareholder shall be deemed to have no liability whatsoever for any matter pertaining to its status as the Initial Newco Shareholder, other than its obligations under this Plan to act as the Initial Newco Shareholder.

6.3 Incorporation of SFC Escrow Co.

SFC Escrow Co. shall be incorporated prior to the Plan Implementation Date. SFC Escrow Co. shall be incorporated under the laws of the Cayman Islands, or such other jurisdiction as may be agreed by SFC, the Monitor and the Initial Consenting Noteholders. The sole director of SFC Escrow Co. shall be Codan Services (Cayman) Limited, or such other Person as may be agreed by SFC, the Monitor and the Initial Consenting Noteholders. At the time that SFC Escrow Co. is incorporated, SFC Escrow Co. shall issue one share (the “SFC Escrow Co. Share”) to SFC, as the sole shareholder of SFC Escrow Co. and SFC shall be deemed to hold the SFC Escrow Co. Share for the purpose of facilitating the Restructuring Transaction. SFC Escrow Co. shall have no assets other than any assets that it is required to hold in escrow pursuant to the terms of this Plan, and it shall have no liabilities other than its obligations as set forth in this Plan. SFC Escrow Co. shall not carry on any business or issue any shares or other securities (other than the SFC Escrow Co. Share). The sole business and function of SFC Escrow Co. shall be to perform the obligations of the Unresolved Claims Escrow Agent as set forth in this Plan and to administer Undeliverable Distributions as set forth in section 5.4 of this Plan. SFC Escrow Co. shall not make any sale, distribution, transfer or conveyance of any Newco Shares, Newco Notes or any other assets or property that it holds unless it is directed to do so by an Order of the Court or by a written direction from the Monitor, in which case SFC Escrow Co. shall promptly comply with such Order of the Court or such written direction from the Monitor. SFC shall not sell, transfer or convey the SFC Escrow Co. Share nor effect or cause to be effected any liquidation, dissolution, merger or other corporate reorganization of SFC Escrow Co. unless it is directed to do so by an Order of the Court or by a written direction from the Monitor, in which case SFC shall promptly comply with such Order of the Court or such written direction from the Monitor. SFC Escrow Co. shall not exercise any voting rights (including any right to vote at a meeting of shareholders or creditors held or in any written resolution) in respect of Newco Shares or Newco Notes held in the Unresolved Claims Reserve. SFC Escrow Co. shall not be entitled to receive any compensation for the performance of its obligations under this Plan.

6.4 Plan Implementation Date Transactions

The following steps and compromises and releases to be effected shall occur, and be deemed to have occurred in the following manner and order (sequentially, each step occurring five minutes apart, except that within such order steps (a) to (g) (Cash Payments) shall occur simultaneously and steps (u) to (x) (Releases) shall occur simultaneously) without any further act or formality, on the Plan Implementation Date beginning at the Effective Time (or in such other manner or order or at such other time or times as SFC, the Monitor and the Initial Consenting Noteholders may agree):

Cash Payments and Satisfaction of Lien Claims

(a)	SFC shall pay required funds to the Monitor for the purpose of funding the Unaffected Claims Reserve, and the Monitor shall hold and administer such funds in trust for the purpose of paying the Unaffected Claims pursuant to the Plan.

(b)	SFC shall pay the required funds to the Monitor for the purpose of funding the Administration Charge Reserve, and the Monitor shall hold and administer such funds in trust for the purpose of paying Unaffected Claims secured by Administration Charge.

(c)	SFC shall pay the required funds to the Monitor for the purpose of funding the Directors’ Charge Reserve, and the Monitor shall hold and administer such funds in trust for the purpose of paying the Unaffected Claims secured by the Directors’ Charge.

(d)	SFC shall pay the required funds to the Monitor for the purpose of funding the Monitor’s Post-Implementation Reserve, and the Monitor shall hold and administer such funds in trust for the purpose of administering SFC, as necessary, from and after the Plan Implementation Date.

(e)	SFC shall pay to the Noteholder Advisors and the Initial Consenting Noteholders, as applicable, each such Person’s respective portion of the Expense Reimbursement.

(f)	SFC shall pay all fees and expenses owing to each of the SFC Advisors, the advisors to the current Board of Directors of SFC, Chandler Fraser Keating Limited and Spencer Stuart and SFC or any of the Subsidiaries shall pay all fees and expenses owing to each of Indufor Asia Pacific Limited and Stewart Murray (Singapore) Pte. Ltd.

(g)	The Lien Claims shall be satisfied in accordance with section 4.2(c) hereof.

Transaction Steps

(h)	All accrued and unpaid interest owing on, or in respect of, or as part of, Affected Creditor Claims (including any Accrued Interest on the Notes and any interest accruing on the Notes or any Ordinary Affected Creditor Claim after the Filing Date) shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred for no consideration, and from and after the occurrence of this step, no Person shall have any entitlement to any such accrued and unpaid interest.

(i)	All of the Affected Creditors shall be deemed to assign, transfer and convey to Newco all of their Affected Creditor Claims, and from and after the occurrence of this step, Newco shall be the legal and beneficial owner of all Affected Creditor Claims. In exchange for the assignment, transfer and conveyance of the Affected Creditor Claims to Newco:

(i)	with respect to Affected Creditor Claims that are Proven Claims at the Effective Time:

(A)	Newco shall issue to each applicable Affected Creditor the number of Newco Shares that each such Affected Creditor is entitled to receive in accordance with section 4.1(a) hereof;

(B)	Newco shall issue to each applicable Affected Creditor the amount of Newco Notes that each such Affected Creditor is entitled to receive in accordance with section 4.1(b) hereof;

(C)	Newco shall issue to each of the Early Consent Noteholders the number of Newco Shares that each such Early Consent Noteholder is entitled to receive pursuant to section 4.3 hereof;

(D)	such Affected Creditors shall be entitled to receive the Litigation Trust Interests to be acquired by Newco in section 6.4(r) hereof, following the establishment of the Litigation Trust;

(E)	such Affected Creditors shall be entitled to receive, at the time or times contemplated in sections 5.5(c) and 5.5(d) hereof, the Newco Shares, Newco Notes and Litigation Trust Interests that are subsequently distributed to (or in the case of Litigation Trust Interests registered for the benefit of) Affected Creditors with Proven Claims pursuant to sections 5.5(c) and 5.5(d) hereof (if any), and all such Newco Shares and Newco Notes shall be distributed in the manner described in section 5.2 hereof; and

(ii)	with respect to Affected Creditor Claims that are Unresolved Claims as at the Effective Time, Newco shall issue in the name of the Unresolved Claims Escrow Agent, for the benefit of the Persons entitled thereto under the Plan, the Newco Shares and the Newco Notes that would have been distributed to the applicable Affected Creditors in respect of such Unresolved Claims if such Unresolved Claims had been Proven Claims at the Effective Time; such Newco Shares, Newco Notes and Litigation Trust Interests acquired by Newco in section 6.4(r) and assigned to and registered in the name of the Unresolved Claims Escrow Agent in accordance with section 6.4(s) shall comprise part of the Unresolved Claims Reserve and the Unresolved Claims Escrow Agent shall hold all such Newco Shares, Newco Notes and Litigation Trust Interests in escrow for the benefit of those Persons entitled to receive distributions thereof pursuant to the Plan.

(j)	The initial Newco Share in the capital of Newco held by the Initial Newco Shareholder shall be redeemed and cancelled for no consideration.

(k)	SFC shall be deemed to assign, transfer and convey to SFC Barbados those SFC Intercompany Claims and/or Equity Interests in one or more Direct Subsidiaries as agreed to by SFC and the Initial Consenting Noteholders prior to the Plan Implementation Date (the “Barbados Property”) first in full repayment of the Barbados Loans and second, to the extent the fair market value of the Barbados Property exceeds the amount owing under the Barbados Loans, as a contribution to the capital of SFC Barbados by SFC. Immediately after the time of such assignment, transfer and conveyance, the Barbados Loans shall be considered to be fully paid by SFC and no longer outstanding.

(l)	SFC shall be deemed to assign, transfer and convey to Newco all shares and other Equity Interests (other than the Barbados Property) in the capital of (i) the Direct Subsidiaries and (ii) any other Subsidiaries that are directly owned by SFC immediately prior to the Effective Time, other than SFC Escrow Co. (all such shares and other equity interests being the “Direct Subsidiary Shares”) for a purchase price equal to the fair market value of the Direct Subsidiary Shares and, in consideration therefor, Newco shall be deemed to pay to SFC consideration equal to the fair market value of the Direct Subsidiary Shares, which consideration shall be comprised of a U.S. dollar denominated demand non-interest-bearing promissory note issued to SFC by Newco having a principal amount equal to the fair market value of the Direct Subsidiary Shares (the “Newco Promissory Note 1”). At the time of such assignment, transfer and conveyance, all prior rights that Newco had to acquire the Direct Subsidiary Shares, under the Plan or otherwise, shall cease to be outstanding. For greater certainty, SFC shall not assign, transfer or convey the SFC Escrow Co. Share, and the SFC Escrow Co. Share shall remain the property of SFC.

(m)	If the Initial Consenting Noteholders and SFC agree prior to the Plan Implementation Date, there will be a set-off of any SFC Intercompany Claim so agreed against a Subsidiary Intercompany Claim owing between SFC and the same Subsidiary. In such case, the amounts will be set-off in repayment of both claims to the extent of the lesser of the two amounts, and the excess (if any) shall continue as an SFC Intercompany Claim or a Subsidiary Intercompany Claim, as applicable.

(n)

SFC shall be deemed to assign, transfer and convey to Newco all SFC Intercompany Claims (other than the SFC Intercompany Claims transferred to SFC Barbados in section 6.4(k) hereof or set-off pursuant to section 6.4(m) hereof) for a purchase price equal to the fair market value of such SFC Intercompany Claims and, in consideration therefor, Newco shall be deemed to pay SFC consideration equal to the fair market value of the SFC Intercompany Claims, which consideration shall be comprised of the following: (i) the assumption by Newco of all of SFC’s obligations to the Subsidiaries in respect of Subsidiary Intercompany Claims (other than the Subsidiary Intercompany Claims set-off pursuant to section 6.4(m) hereof); and (ii) if the fair market value of the transferred SFC Intercompany Claims exceeds the fair market value of the assumed Subsidiary Intercompany Claims, Newco shall issue to SFC a U.S. dollar denominated demand non-interest-bearing promissory note having a principal amount equal to such excess (the “Newco Promissory Note 2”).

(o)	SFC shall be deemed to assign, transfer and convey to Newco all other SFC Assets (namely, all SFC Assets other than the Direct Subsidiary Shares and the SFC Intercompany Claims (which shall have already been transferred to Newco in accordance with sections 6.4(l) and 6.4(n) hereof)), for a purchase price equal to the fair market value of such other SFC Assets and, in consideration therefor, Newco shall be deemed to pay to SFC consideration equal to the fair market value of such other SFC Assets, which consideration shall be comprised of a U.S. dollar denominated demand non-interest-bearing promissory note issued to SFC by Newco having a principal amount equal to the fair market value of such other SFC Assets (the “Newco Promissory Note 3”).

(p)	SFC shall establish the Litigation Trust and shall contribute the Litigation Funding Amount to the Litigation Trustee for the benefit of the Litigation Trust. Immediately thereafter, SFC, the Subsidiaries and the Trustees (on behalf of the Noteholders) shall be deemed to convey, transfer and assign to the Litigation Trustee all of their respective rights, title and interest in and to the Litigation Trust Claims. The Litigation Funding Amount and Litigation Trust Claims shall be managed by the Litigation Trustee in accordance with the terms and conditions of the Litigation Trust Agreement.

(q)	The Litigation Trust shall be deemed to be effective from the time that it is established in section 6.4(p) hereof. Initially, all of the Litigation Trust Interests shall be held by SFC. Immediately thereafter, SFC shall assign, convey and transfer a portion of the Litigation Trust Interests to the Noteholder Class Action Claimants in accordance with the allocation set forth in section 4.11 hereof.

(r)	SFC shall settle and discharge the Affected Creditor Claims by assigning Newco Promissory Note 1, Newco Promissory Note 2 and Newco Promissory Note 3 (collectively, the “Newco Promissory Notes”) and the remaining Litigation Trust Interests held by SFC to Newco. Such assignment shall constitute payment, by set-off, of the full principal amount of the Newco Promissory Notes and of a portion of the Affected Creditor Claims equal to the aggregate principal amount of the Newco Promissory Notes and the fair market value of the Litigation Trust Interests so transferred (with such payment being allocated first to the Noteholder Claims and then to the Ordinary Affected Creditor Claims). As a consequence thereof:

(i)	Newco shall be deemed to discharge and release SFC of and from all of SFC’s obligations to Newco in respect of the Affected Creditor Claims, and all of Newco’s rights against SFC of any kind in respect of the Affected Creditor Claims shall thereupon be fully, finally, irrevocably and forever compromised, released, discharged and cancelled; and

(ii)	SFC shall be deemed to discharge and release Newco of and from all of Newco’s obligations to SFC in respect of the Newco Promissory Notes, and the Newco Promissory Notes and all of SFC’s rights against Newco in respect thereof shall thereupon be fully, finally, irrevocably and forever released, discharged and cancelled.

(s)	Newco shall cause a portion of the Litigation Trust Interests it acquired in section 6.4(r) hereof to be assigned to and registered in the name of the Affected Creditors with Proven Claims as contemplated in section 6.4(i), and with respect to any Affected Creditor Claims that are Unresolved Claims as at the Effective Time, the remaining Litigation Trust Interests held by Newco that would have been allocated to the applicable Affected Creditors in respect of such Unresolved Claims if such Unresolved Claims had been Proven Claims at the Effective Time shall be assigned and registered by the Litigation Trustee to the Unresolved Claims Escrow Agent and in the name of the Unresolved Claims Escrow Agent, in escrow for the benefit of Persons entitled thereto, and such Litigation Trust Interests shall comprise part of the Unresolved Claims Reserve. The Litigation Trustee shall record entitlements to the Litigation Trust Interests in the manner set forth in section 5.3.

Cancellation of Instruments and Guarantees

(t)	Subject to section 5.9 hereof, all debentures, indentures, notes, certificates, agreements, invoices, guarantees, pledges and other instruments evidencing Affected Claims, including the Notes and the Note Indentures, will not entitle any holder thereof to any compensation or participation other than as expressly provided for in the Plan and shall be cancelled and will thereupon be null and void. The Trustees shall be directed by the Court and shall be deemed to have released, discharged and cancelled any guarantees, indemnities, Encumbrances or other obligations owing by or in respect of any Subsidiary relating to the Notes or the Note Indentures.

Releases

(u)

Newco shall be deemed to have no liability or obligation of any kind whatsoever for: any Claim (including, notwithstanding anything to the contrary herein, any Unaffected Claim); any Affected Claim (including any Affected Creditor Claim, Equity Claim, D&O Claim, D&O Indemnity Claim and Noteholder Class Action Claim); any Section 5.1(2) D&O Claim; any Conspiracy Claim; any Continuing Other D&O Claim; any Non-Released D&O Claim; any Class Action Claim; any Class Action Indemnity Claim; any right or claim in connection with or liability for the Notes or the Note Indentures; any guarantees, indemnities, share pledges or Encumbrances relating to the Notes or the Note Indentures; any right or claim in connection with or liability for the Existing Shares or other Equity Interests or any other securities of SFC; any rights or claims of the Third Party Defendants relating to SFC or the Subsidiaries; any right or claim in connection with or liability for the RSA, the Plan, the CCAA Proceedings, the Restructuring

Transaction, the Litigation Trust, the business and affairs of SFC and the Subsidiaries (whenever or however conducted), the administration and/or management of SFC and the Subsidiaries, or any public filings, statements, disclosures or press releases relating to SFC; any right or claim in connection with or liability for any guaranty, indemnity or claim for contribution in respect of any of the foregoing; and any Encumbrance in respect of the foregoing, provided only that Newco shall assume SFC’s obligations to the applicable Subsidiaries in respect of the Subsidiary Intercompany Claims pursuant to section 6.4(m) hereof.

(v)	Each of the Charges shall be discharged, released and cancelled.

(w)	The releases and injunctions referred to in Article 7 of the Plan shall become effective in accordance with the Plan.

(x)	Any contract defaults arising as a result of the CCAA Proceedings and/or the implementation of the Plan (including, notwithstanding anything to the contrary herein, any such contract defaults in respect of the Unaffected Claims) shall be deemed to be cured.

6.5 Cancellation of Existing Shares and Equity Interests

Unless otherwise agreed between the Monitor, SFC and the Initial Consenting Noteholders, on the Equity Cancellation Date all Existing Shares and Equity Interests shall be fully, finally and irrevocably cancelled, and the following steps will be implemented pursuant to the Plan as a plan of reorganization under section 191 of the CBCA, to be effected by articles of reorganization to be filed by SFC, subject to the receipt of any required approvals from the Ontario Securities Commission with respect to the trades in securities contemplated by the following:

(a)	SFC will create a new class of common shares to be called Class A common shares that are equivalent to the current Existing Shares except that they carry two votes per share;

(b)	SFC will amend the share conditions of the Existing Shares to provide that they are cancellable for no consideration at such time as determined by the board of directors of SFC;

(c)	prior to the cancellation of the Existing Shares, SFC will issue for nominal consideration one Class A common share of SFC to the SFC Continuing Shareholder;

(d)	SFC will cancel the Existing Shares for no consideration on the Equity Cancellation Date; and

(e)	SFC will apply to Canadian securities regulatory authorities for SFC to cease to be a reporting issuer effective immediately before the Effective Time.

Unless otherwise agreed by SFC, the Monitor and the Initial Consenting Noteholders or as otherwise directed by Order of the Court, SFC shall maintain its corporate existence at all times from and after the Plan Implementation Date until the later of the date: (i) on which SFC Escrow Co. has completed all of its obligations as Unresolved Claims Escrow Agent under this Plan; (ii) on which SFC escrow Co. no longer holds any Undeliverable Distributions delivered to it in accordance with the section 5.4 hereof; and (iii) as determined by the Litigation Trustee.

6.6 Transfers and Vesting Free and Clear

(a)	All of the SFC Assets (including for greater certainty the Direct Subsidiary Shares, the SFC Intercompany Claims and all other SFC Assets assigned, transferred and conveyed to Newco pursuant to section 6.4) shall be deemed to vest absolutely in Newco, free and clear of and from any and all Charges, Claims (including, notwithstanding anything to the contrary herein, any Unaffected Claims), D&O Claims, D&O Indemnity Claims, Section 5.1(2) D&O Claims, Conspiracy Claims, Continuing Other D&O Claims, Non-Released D&O Claims, Affected Claims, Class Action Claims, Class Action Indemnity Claims, claims or rights of any kind in respect of the Notes or the Note Indentures, and any right or claim that is based in whole or in part on facts, underlying transactions, causes of action or events relating to the Restructuring Transaction, the CCAA Proceedings or any of the foregoing, and any guarantees or indemnities with respect to any of the foregoing. Any Encumbrances or claims affecting, attaching to or relating to the SFC Assets in respect of the foregoing shall be deemed to be irrevocably expunged and discharged as against the SFC Assets, and no such Encumbrances or claims shall be pursued or enforceable as against Newco. For greater certainty, with respect to the Subsidiaries, Greenheart and Greenheart’s direct and indirect subsidiaries: (i) the vesting free and clear in Newco and the expunging and discharging that occurs by operation of this paragraph shall only apply to SFC’s ownership interests in the Subsidiaries, Greenheart and Greenheart’s subsidiaries; and (ii) except as provided for in the Plan (including this section 6.6(a) and sections 4.9(g), 6.4(l), 6.4(m) and 6.4(n) hereof and Article 7 hereof) and the Sanction Order, the assets, liabilities, business and property of the Subsidiaries, Greenheart and Greenheart’s direct and indirect subsidiaries shall remain unaffected by the Restructuring Transaction.

(b)

Any issuance, assignment, transfer or conveyance of any securities, interests, rights or claims pursuant to the Plan, including the Newco Shares, the Newco Notes and the Affected Creditor Claims, will be free and clear of and from any and all Charges, Claims (including, notwithstanding anything to the contrary herein, any Unaffected Claims), D&O Claims, D&O Indemnity Claims, Affected Claims, Section 5.1(2) D&O Claims; Conspiracy Claims; Continuing Other D&O Claims, Non-Released D&O Claims; Class Action Claims, Class Action Indemnity Claims, claims or rights of any kind in respect of the Notes or the Note Indentures, and any right or claim that is based in whole or in part on facts, underlying transactions, causes of action or events relating to the Restructuring Transaction, the CCAA Proceedings or any of the foregoing, and any guarantees or indemnities with respect to any of the foregoing. For greater certainty, with respect to the Subsidiaries, Greenheart and Greenheart’s direct and indirect subsidiaries: (i) the vesting free and clear in Newco that occurs by operation of this paragraph shall only apply to SFC’s direct and indirect ownership interests in the Subsidiaries, Greenheart and Greenheart’s direct and indirect subsidiaries; and (ii) except as provided for in the Plan (including section 6.6(a) and sections 4.9(g), 6.4(l), 6.4(m) and 6.4(n) hereof and Article 7 hereof) and the Sanction Order, the assets, liabilities, business and property of the Subsidiaries, Greenheart and Greenheart’s direct and indirect subsidiaries shall remain unaffected by the Restructuring Transaction.

ARTICLE 7

RELEASES

7.1 Plan Releases

Subject to 7.2 hereof, all of the following shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred on the Plan Implementation Date:

(a)	all Affected Claims, including all Affected Creditor Claims, Equity Claims, D&O Claims (other than Section 5.1(2) D&O Claims, Conspiracy Claims, Continuing Other D&O Claims and Non-Released D&O Claims), D&O Indemnity Claims (except as set forth in section 7.1(d) hereof) and Noteholder Class Action Claims (other than the Continuing Noteholder Class Action Claims);

(b)	all Claims of the Ontario Securities Commission or any other Governmental Entity that have or could give rise to a monetary liability, including fines, awards, penalties, costs, claims for reimbursement or other claims having a monetary value;

(c)	all Class Action Claims (including the Noteholder Class Action Claims) against SFC, the Subsidiaries or the Named Directors or Officers of SFC or the Subsidiaries (other than Class Action Claims that are Section 5.1(2) D&O Claims, Conspiracy Claims or Non-Released D&O Claims);

(d)	all Class Action Indemnity Claims (including related D&O Indemnity Claims), other than any Class Action Indemnity Claim by the Third Party Defendants against SFC in respect of the Indemnified Noteholder Class Action Claims (including any D&O Indemnity Claim in that respect), which shall be limited to the Indemnified Noteholder Class Action Limit pursuant to the releases set out in section 7.1(f) hereof and the injunctions set out in section 7.3 hereof;

(e)	any portion or amount of or liability of the Third Party Defendants for the Indemnified Noteholder Class Action Claims (on a collective, aggregate basis in reference to all Indemnified Noteholder Class Action Claims together) that exceeds the Indemnified Noteholder Class Action Limit;

(f)	any portion or amount of, or liability of SFC for, any Class Action Indemnity Claims by the Third Party Defendants against SFC in respect of the Indemnified

Noteholder Class Action Claims to the extent that such Class Action Indemnity Claims exceed the Indemnified Noteholder Class Action Limit;

(g)	any and all demands, claims, actions, causes of action, counterclaims, suits, debts, sums of money, accounts, covenants, damages, judgments, orders, including for injunctive relief or specific performance and compliance orders, expenses, executions, Encumbrances and other recoveries on account of any liability, obligation, demand or cause of action of whatever nature which any Person may be entitled to assert, whether known or unknown, matured or unmatured, direct, indirect or derivative, foreseen or unforeseen, existing or hereafter arising, against Newco, the directors and officers of Newco, the Noteholders, members of the ad hoc committee of Noteholders, the Trustees, the Transfer Agent, the Monitor, FTI Consulting Canada Inc., FTI HK, counsel for the current Directors of SFC, counsel for the Monitor, counsel for the Trustees, the SFC Advisors, the Noteholder Advisors, and each and every member (including members of any committee or governance council), partner or employee of any of the foregoing, for or in connection with or in any way relating to: any Claims (including, notwithstanding anything to the contrary herein, any Unaffected Claims); Affected Claims; Section 5.1(2) D&O Claims; Conspiracy Claims; Continuing Other D&O Claims; Non-Released D&O Claims; Class Action Claims; Class Action Indemnity Claims; any right or claim in connection with or liability for the Notes or the Note Indentures; any guarantees, indemnities, claims for contribution, share pledges or Encumbrances related to the Notes or the Note Indentures; any right or claim in connection with or liability for the Existing Shares, Equity Interests or any other securities of SFC; any rights or claims of the Third Party Defendants relating to SFC or the Subsidiaries;

(h)

any and all demands, claims, actions, causes of action, counterclaims, suits, debts, sums of money, accounts, covenants, damages, judgments, orders, including for injunctive relief or specific performance and compliance orders, expenses, executions, Encumbrances and other recoveries on account of any liability, obligation, demand or cause of action of whatever nature which any Person may be entitled to assert, whether known or unknown, matured or unmatured, direct, indirect or derivative, foreseen or unforeseen, existing or hereafter arising, against Newco, the directors and officers of Newco, the Noteholders, members of the ad hoc committee of Noteholders, the Trustees, the Transfer Agent, the Monitor, FTI Consulting Canada Inc., FTI HK, the Named Directors and Officers, counsel for the current Directors of SFC, counsel for the Monitor, counsel for the Trustees, the SFC Advisors, the Noteholder Advisors, and each and every member (including members of any committee or governance council), partner or employee of any of the foregoing, based in whole or in part on any act, omission, transaction, duty, responsibility, indebtedness, liability, obligation, dealing or other occurrence existing or taking place on or prior to the Plan Implementation Date (or, with respect to actions taken pursuant to the Plan after the Plan Implementation Date, the date of such actions) in any way relating to, arising out of, leading up to, for, or in connection with the CCAA Proceeding, RSA, the Restructuring Transaction, the Plan, any proceedings commenced with respect to or in connection with the Plan, or the transactions contemplated by the RSA and the Plan, including the creation of Newco and the creation, issuance or distribution of the Newco Shares, the Newco Notes, the Litigation Trust or the Litigation Trust Interests, provided that nothing in this paragraph shall release or discharge any of the Persons listed in this paragraph from or in respect of any obligations any of them may have under or in respect of the RSA, the Plan or under or in respect of any of Newco, the Newco Shares, the Newco Notes, the Litigation Trust or the Litigation Trust Interests, as the case may be;

(i)	any and all demands, claims, actions, causes of action, counterclaims, suits, debts, sums of money, accounts, covenants, damages, judgments, orders, including for injunctive relief or specific performance and compliance orders, expenses, executions, Encumbrances and other recoveries on account of any liability, obligation, demand or cause of action of whatever nature which any Person may be entitled to assert, whether known or unknown, matured or unmatured, direct, indirect or derivative, foreseen or unforeseen, existing or hereafter arising, against the Subsidiaries for or in connection with any Claim (including, notwithstanding anything to the contrary herein, any Unaffected Claim); any Affected Claim (including any Affected Creditor Claim, Equity Claim, D&O Claim, D&O Indemnity Claim and Noteholder Class Action Claim); any Section 5.1(2) D&O Claim; any Conspiracy Claim; any Continuing Other D&O Claim; any Non-Released D&O Claim; any Class Action Claim; any Class Action Indemnity Claim; any right or claim in connection with or liability for the Notes or the Note Indentures; any guarantees, indemnities, share pledges or Encumbrances relating to the Notes or the Note Indentures; any right or claim in connection with or liability for the Existing Shares, Equity Interests or any other securities of SFC; any rights or claims of the Third Party Defendants relating to SFC or the Subsidiaries; any right or claim in connection with or liability for the RSA, the Plan, the CCAA Proceedings, the Restructuring Transaction, the Litigation Trust, the business and affairs of SFC and the Subsidiaries (whenever or however conducted), the administration and/or management of SFC and the Subsidiaries, or any public filings, statements, disclosures or press releases relating to SFC; any right or claim in connection with or liability for any indemnification obligation to Directors or Officers of SFC or the Subsidiaries pertaining to SFC, the Notes, the Note Indentures, the Existing Shares, the Equity Interests, any other securities of SFC or any other right, claim or liability for or in connection with the RSA, the Plan, the CCAA Proceedings, the Restructuring Transaction, the Litigation Trust, the business and affairs of SFC (whenever or however conducted), the administration and/or management of SFC, or any public filings, statements, disclosures or press releases relating to SFC; any right or claim in connection with or liability for any guaranty, indemnity or claim for contribution in respect of any of the foregoing; and any Encumbrance in respect of the foregoing; and

(j)	all Subsidiary Intercompany Claims as against SFC (which are assumed by Newco pursuant to the Plan).

7.2 Claims Not Released

Notwithstanding anything to the contrary in section 7.1 hereof, nothing in this Plan shall waive, compromise, release, discharge, cancel or bar any of the following:

(a)	SFC of its obligations under the Plan and the Sanction Order;

(b)	SFC from or in respect of any Unaffected Claims (provided that recourse against SFC in respect of Unaffected Claims shall be limited in the manner set out in section 4.2 hereof);

(c)	any Directors or Officers of SFC or the Subsidiaries from any Non-Released D&O Claims, Conspiracy Claims or any Section 5.1(2) D&O Claims, provided that recourse against the Named Directors or Officers of SFC in respect of any Section 5.1(2) D&O Claims and any Conspiracy Claims shall be limited in the manner set out in section 4.9(e) hereof;

(d)	any Other Directors and/or Officers from any Continuing Other D&O Claims, provided that recourse against the Other Directors and/or Officers in respect of the Indemnified Noteholder Class Action Claims shall be limited in the manner set out in section 4.4(b)(i) hereof;

(e)	the Third Party Defendants from any claim, liability or obligation of whatever nature for or in connection with the Class Action Claims, provided that the maximum aggregate liability of the Third Party Defendants collectively in respect of the Indemnified Noteholder Class Action Claims shall be limited to the Indemnified Noteholder Class Action Limit pursuant to section 4.4(b)(i) hereof and the releases set out in section 7.1(e) hereof and the injunctions set out in section 7.3 hereof;

(f)	Newco from any liability to the applicable Subsidiaries in respect of the Subsidiary Intercompany Claims assumed by Newco pursuant to section 6.4(n) hereof;

(g)	the Subsidiaries from any liability to Newco in respect of the SFC Intercompany Claims conveyed to Newco pursuant to section 6.4(m) hereof;

(h)	SFC of or from any investigations by or non-monetary remedies of the Ontario Securities Commission, provided that, for greater certainty, all monetary rights, claims or remedies of the Ontario Securities Commission against SFC shall be treated as Affected Creditor Claims in the manner described in section 4.1 hereof and released pursuant to section 7.1(b) hereof;

(i)	the Subsidiaries from their respective indemnification obligations (if any) to Directors or Officers of the Subsidiaries that relate to the ordinary course operations of the Subsidiaries and that have no connection with any of the matters listed in section 7.1(g) hereof;

(j)	SFC or the Directors and Officers from any Insured Claims, provided that recovery for Insured Claims shall be irrevocably limited to recovery solely from the proceeds of Insurance Policies paid or payable on behalf of SFC or its Directors and Officers in the manner set forth in section 2.4 hereof;

(k)	insurers from their obligations under insurance policies; and

(l)	any Released Party for fraud or criminal conduct.

7.3 Injunctions

All Persons are permanently and forever barred, estopped, stayed and enjoined, on and after the Effective Time, with respect to any and all Released Claims, from (i) commencing, conducting or continuing in any manner, directly or indirectly, any action, suits, demands or other proceedings of any nature or kind whatsoever (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against the Released Parties; (ii) enforcing, levying, attaching, collecting or otherwise recovering or enforcing by any manner or means, directly or indirectly, any judgment, award, decree or order against the Released Parties or their property; (iii) commencing, conducting or continuing in any manner, directly or indirectly, any action, suits or demands, including without limitation, by way of contribution or indemnity or other relief, in common law, or in equity, breach of trust or breach of fiduciary duty or under the provisions of any statute or regulation, or other proceedings of any nature or kind whatsoever (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against any Person who makes such a claim or might reasonably be expected to make such a claim, in any manner or forum, against one or more of the Released Parties; (iv) creating, perfecting, asserting or otherwise enforcing, directly or indirectly, any lien or encumbrance of any kind against the Released Parties or their property; or (v) taking any actions to interfere with the implementation or consummation of this Plan; provided, however, that the foregoing shall not apply to the enforcement of any obligations under the Plan.

7.4 Timing of Releases and Injunctions

All releases and injunctions set forth in this Article 7 shall become effective on the Plan Implementation Date at the time or times and in the manner set forth in section 6.4 hereof.

7.5 Equity Class Action Claims Against the Third Party Defendants

Notwithstanding anything to the contrary in this Plan, any Class Action Claim against the Third Party Defendants that relates to the purchase, sale or ownership of Existing Shares or Equity Interests: (a) is unaffected by this Plan; (b) is not discharged, released, cancelled or barred pursuant to this Plan; (c) shall be permitted to continue as against the Third Party Defendants; (d) shall not be limited or restricted by this Plan in any manner as to quantum or otherwise (including any collection or recovery for any such Class Action Claim that relates to any liability of the Third Party Defendants for any alleged liability of SFC); and (e) does not constitute an Equity Claim or an Affected Claim under this Plan.

ARTICLE 8

COURT SANCTION

8.1 Application for Sanction Order

If the Plan is approved by the Required Majority, SFC shall apply for the Sanction Order on or before the date set for the hearing of the Sanction Order or such later date as the Court may set.

8.2 Sanction Order

The Sanction Order shall, among other things:

(a)	declare that: (i) the Plan has been approved by the Required Majority in conformity with the CCAA; (ii) the activities of SFC have been in reasonable compliance with the provisions of the CCAA and the Orders of the Court made in this CCAA Proceeding in all respects; (iii) the Court is satisfied that SFC has not done or purported to do anything that is not authorized by the CCAA; and (iv) the Plan and the transactions contemplated thereby are fair and reasonable;

(b)	declare that the Plan and all associated steps, compromises, releases, discharges, cancellations, transactions, arrangements and reorganizations effected thereby are approved, binding and effective as herein set out as of the Plan Implementation Date;

(c)	confirm the amount of each of the Unaffected Claims Reserve, the Administration Charge Reserve, the Directors’ Charge Reserve and the Monitor’s Post-Implementation Reserve;

(d)	declare that, on the Plan Implementation Date, all Affected Claims shall be fully, finally, irrevocably and forever compromised, released, discharged, cancelled and barred, subject only to the right of the applicable Persons to receive the distributions to which they are entitled pursuant to the Plan;

(e)	declare that, on the Plan Implementation Date, the ability of any Person to proceed against SFC or the Subsidiaries in respect of any Released Claims shall be forever discharged and restrained, and all proceedings with respect to, in connection with or relating to any such matter shall be permanently stayed;

(f)	declare that the steps to be taken, the matters that are deemed to occur and the compromises and releases to be effective on the Plan Implementation Date are deemed to occur and be effected in the sequential order contemplated by section 6.4, beginning at the Effective Time;

(g)	declare that, on the Plan Implementation Date, the SFC Assets vest absolutely in Newco in accordance with the terms of section 6.6(a) hereof;

(h)	confirm that the Court was satisfied that: (i) the hearing of the Sanction Order was open to all of the Affected Creditors and all other Persons with an interest in SFC and that such Affected Creditors and other Persons were permitted to be heard at the hearing in respect of the Sanction Order; (ii) prior to the hearing, all of the Affected Creditors and all other Persons on the service list in respect of the CCAA Proceeding were given adequate notice thereof;

(i)	provide that the Court was advised prior to the hearing in respect of the Sanction Order that the Sanction Order will be relied upon by SFC and Newco as an approval of the Plan for the purpose of relying on the exemption from the registration requirements of the United States Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof for the issuance of the Newco Shares, Newco Notes and, to the extent they may be deemed to be securities, the Litigation Trust Interests, and any other securities to be issued pursuant to the Plan;

(j)	declare that all obligations, agreements or leases to which (i) SFC remains a party on the Plan Implementation Date, or (ii) Newco becomes a party as a result of the conveyance of the SFC Assets to Newco on the Plan Implementation Date, shall be and remain in full force and effect, unamended, as at the Plan Implementation Date and no party to any such obligation or agreement shall on or following the Plan Implementation Date, accelerate, terminate, refuse to renew, rescind, refuse to perform or otherwise disclaim or resiliate its obligations thereunder, or enforce or exercise (or purport to enforce or exercise) any right or remedy under or in respect of any such obligation or agreement, by reason:

(i)	of any event which occurred prior to, and not continuing after, the Plan Implementation Date, or which is or continues to be suspended or waived under the Plan, which would have entitled any other party thereto to enforce those rights or remedies;

(ii)	that SFC sought or obtained relief or has taken steps as part of the Plan or under the CCAA;

(iii)	of any default or event of default arising as a result of the financial condition or insolvency of SFC;

(iv)	of the completion of any of the transactions contemplated under the Plan, including the transfer, conveyance and assignment of the SFC Assets to Newco; or

(v)	of any compromises, settlements, restructurings, recapitalizations or reorganizations effected pursuant to the Plan;

(k)	stay the commencing, taking, applying for or issuing or continuing any and all steps or proceedings, including without limitation, administrative hearings and orders, declarations or assessments, commenced, taken or proceeded with or that may be commenced, taken or proceed with to advance any Released Claims;

(l)	declare that in no circumstances will the Monitor have any liability for any of SFC’s tax liability regardless of how or when such liability may have arisen;

(m)	authorize the Monitor to perform its functions and fulfil its obligations under the Plan to facilitate the implementation of the Plan;

(n)	direct and deem the Trustees to release, discharge and cancel any guarantees, indemnities, Encumbrances or other obligations owing by or in respect of any Subsidiary relating to the Notes or the Note Indentures;

(o)	declare that upon completion by the Monitor of its duties in respect of SFC pursuant to the CCAA and the Orders, the Monitor may file with the Court a certificate of Plan Implementation stating that all of its duties in respect of SFC pursuant to the CCAA and the Orders have been completed and thereupon, FTI Consulting Canada Inc. shall be deemed to be discharged from its duties as Monitor and released of all claims relating to its activities as Monitor; and

(p)	declare that, on the Plan Implementation Date, each of the Charges shall be discharged, released and cancelled, and that any obligations secured thereby shall satisfied pursuant to section 4.2(b) hereof, and that from and after the Plan Implementation Date: (i) the Administration Charge Reserve shall stand in place of the Administration Charge as security for the payment of any amounts secured by the Administration Charge and; (ii) the Directors’ Charge Reserve shall stand in place of the Directors’ Charge as security for the payment of any amounts secured by the Directors’ Charge;

(q)	declare that SFC and the Monitor may apply to the Court for advice and direction in respect of any matters arising from or under the Plan;

(r)	declare that, subject to the due performance of its obligations as set forth in the Plan and subject to its compliance with any written directions or instructions of the Monitor and/or directions of the Court in the manner set forth in the Plan, SFC Escrow Co. shall have no liabilities whatsoever arising from the performance of its obligations under the Plan;

(s)	order that releases and injunctions set forth in Article 7 of this Plan are effective on the Plan Implementation Date at the time or times and in the manner set forth in section 6.4 hereof; and

(t)	declare that section 95 to 101 of the BIA shall not apply to any of the transactions implemented pursuant to the Plan.

ARTICLE 9

CONDITIONS PRECEDENT AND IMPLEMENTATION

9.1 Conditions Precedent to Implementation of the Plan

The implementation of the Plan shall be conditional upon satisfaction or waiver of the following conditions prior to or at the Effective Time, each of which is for the benefit of SFC and the Initial Consenting Noteholders and may be waived only by SFC and the Initial Consenting Noteholders collectively; provided, however, that the conditions in sub-paragraphs (g), (h), (y), (ee), (ff), (ll), (kk) and (mm) shall only be for the benefit of the Initial Consenting Noteholders and, if not satisfied on or prior to the Effective Time, may be waived only by the Initial Consenting Noteholders; and provided further that such conditions shall not be enforceable by SFC if any failure to satisfy such conditions results from an action, error, omission by or within the control of SFC and such conditions shall not be enforceable by the Initial Consenting Noteholders if any failure to satisfy such conditions results from an action, error, omission by or within the control of the Initial Consenting Noteholders:

Plan Approval Matters

(a)	the Plan shall have been approved by the Required Majority and the Court, and in each case the Plan shall have been approved in a form consistent with the RSA or otherwise acceptable to SFC and the Initial Consenting Noteholders, each acting reasonably;

(b)	the Sanction Order shall have been made and shall be in full force and effect prior to December 17, 2012 (or such later date as may be consented to by SFC and the Initial Consenting Noteholders), and all applicable appeal periods in respect thereof shall have expired and any appeals therefrom shall have been disposed of by the applicable appellate court;

(c)	the Sanction Order shall be in a form consistent with the Plan or otherwise acceptable to SFC and the Initial Consenting Noteholders, each acting reasonably;

(d)	all filings under Applicable Laws that are required in connection with the Restructuring Transaction shall have been made and any regulatory consents or approvals that are required in connection with the Restructuring Transaction shall have been obtained and, in the case of waiting or suspensory periods, such waiting or suspensory periods shall have expired or been terminated; without limiting the generality of the foregoing, such filings and regulatory consents or approvals include:

(i)	any required filings, consents and approvals of securities regulatory authorities in Canada;

(ii)

a consultation with the Executive of the Hong Kong Securities and Futures Commission that is satisfactory to SFC, the Monitor and the Initial Consenting Noteholders confirming that implementation of the Restructuring Transaction will not result in an obligation arising for

Newco, its shareholders or any Subsidiary to make a mandatory offer to acquire shares of Greenheart;

(iii)	the submission by SFC and each applicable Subsidiary of a Circular 698 tax filing with all appropriate tax authorities in the PRC within the requisite time prior to the Plan Implementation Date, such filings to be in form and substance satisfactory to the Initial Consenting Noteholders; and

(iv)	if notification is necessary or desirable under the Antimonopoly Law of People’s Republic of China and its implementation rules, the submission of all antitrust filings considered necessary or prudent by the Initial Consenting Noteholders and the acceptance and (to the extent required) approval thereof by the competent Chinese authority, each such filing to be in form and substance satisfactory to the Initial Consenting Noteholders;

(e)	there shall not be in effect any preliminary or final decision, order or decree by a Governmental Entity, no application shall have been made to any Governmental Entity, and no action or investigation shall have been announced, threatened or commenced by any Governmental Entity, in consequence of or in connection with the Restructuring Transaction that restrains, impedes or prohibits (or if granted could reasonably be expected to restrain, impede or prohibit) the Restructuring Transaction or any material part thereof or requires or purports to require a variation of the Restructuring Transaction, and SFC shall have provided the Initial Consenting Noteholders with a certificate signed by an officer of SFC, without personal liability on the part of such officer, certifying compliance with this Section 9.1(e) as of the Plan Implementation Date;

Newco Matters

(f)	the organization, incorporating documents, articles, by-laws and other constating documents of Newco (including any shareholders agreement, shareholder rights plan and classes of shares (voting and non-voting)) and any affiliated or related entities formed in connection with the Restructuring Transaction or the Plan, and all definitive legal documentation in connection with all of the foregoing, shall be acceptable to the Initial Consenting Noteholders and in form and in substance reasonably satisfactory to SFC;

(g)	the composition of the board of directors of Newco and the senior management and officers of Newco that will assume office, or that will continue in office, as applicable, on the Plan Implementation Date shall be acceptable to the Initial Consenting Noteholders;

(h)	the terms of employment of the senior management and officers of Newco shall be acceptable to the Initial Consenting Noteholders;

(i)	except as expressly set out in this Plan, Newco shall not have: (i) issued or authorized the issuance of any shares, notes, options, warrants or other securities of any kind, (ii) become subject to any Encumbrance with respect to its assets or property; (iii) become liable to pay any indebtedness or liability of any kind (other than as expressly set out in section 6.4 hereof); or (iv) entered into any Material agreement;

(j)	any securities that are formed in connection with the Plan, including the Newco Shares and the Newco Notes, when issued and delivered pursuant to the Plan, shall be duly authorized, validly issued and fully paid and non-assessable and the issuance and distribution thereof shall be exempt from all prospectus and registration requirements of any applicable securities, corporate or other law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance, notice, policy or other pronouncement having the effect of law applicable in the provinces of Canada;

(k)	Newco shall not be a reporting issuer (or equivalent) in any province of Canada or any other jurisdiction;

(l)	all of the steps, terms, transactions and documents relating to the conveyance of the SFC Assets to Newco in accordance with the Plan shall be in form and in substance acceptable to SFC and the Initial Consenting Noteholders;

(m)	all of the following shall be in form and in substance acceptable to the Initial Consenting Noteholders and reasonably satisfactory to SFC: (i) the Newco Shares; (ii) the Newco Notes (including the aggregate principal amount of the Newco Notes); (iii) any trust indenture or other document governing the terms of the Newco Notes; and (iv) the number of Newco Shares and Newco Notes to be issued in accordance with this Plan;

Plan Matters

(n)	the Indemnified Noteholder Class Action Limit shall be acceptable to SFC, the Monitor and the Initial Consenting Noteholders;

(o)	the aggregate amount of Proven Claims held by Ordinary Affected Creditors shall be acceptable to SFC, the Monitor and the Initial Consenting Noteholders;

(p)	the amount of each of the Unaffected Claims Reserve, the Administration Charge Reserve, the Directors’ Charge Reserve and the Monitor’s Post-Implementation Reserve shall, in each case, be acceptable to SFC, the Monitor and the Initial Consenting Noteholders;

(q)	the Litigation Funding Amount shall be acceptable to SFC, the Monitor and the Initial Consenting Noteholders;

(r)	the amount of each of the following shall be acceptable to SFC, the Monitor and the Initial Consenting Noteholders: (i) the aggregate amount of Lien Claims to be satisfied by the return to the applicable Lien Claimants of the applicable secured property in accordance with section 4.2(c)(i) hereof; and (ii) the aggregate amount of Lien Claims to be repaid in cash on the Plan Implementation Date in accordance with section 4.2(c)(ii) hereof;

(s)	the aggregate amount of Unaffected Claims, and the aggregate amount of the Claims listed in each subparagraph of the definition of “Unaffected Claims” shall, in each case, be acceptable to SFC, the Monitor and the Initial Consenting Noteholders;

(t)	the aggregate amount of Unresolved Claims and the amount of the Unresolved Claims Reserve shall, in each case, be acceptable to SFC, the Monitor and the Initial Consenting Noteholders and shall be confirmed in the Sanction Order;

(u)	Litigation Trust and the Litigation Trust Agreement shall be in form and in substance acceptable to SFC and the Initial Consenting Noteholders, each acting reasonably, and the Litigation Trust shall be established in a jurisdiction that is acceptable to the Initial Consenting Noteholders and SFC, each acting reasonably;

(v)	SFC, the Monitor and the Initial Consenting Noteholders, each acting reasonably, shall be satisfied with the proposed use of proceeds and payments relating to all aspects of the Restructuring Transaction and the Plan, including, without limitation, any change of control payments, consent fees, transaction fees, third party fees or termination or severance payments, in the aggregate of $500,000 or more, payable by SFC or any Subsidiary to any Person (other than a Governmental Entity) in respect of or in connection with the Restructuring Transaction or the Plan, including without limitation, pursuant to any employment agreement or incentive plan of SFC or any Subsidiary;

(w)	SFC, the Monitor and the Initial Consenting Noteholders, each acting reasonably, shall be satisfied with the status and composition of all liabilities, indebtedness and obligations of the Subsidiaries and all releases of the Subsidiaries provided for in the Plan and the Sanction Order shall be binding and effective as of the Plan Implementation Date;

Plan Implementation Date Matters

(x)	the steps required to complete and implement the Plan shall be in form and in substance satisfactory to SFC and the Initial Consenting Noteholders;

(y)	the Noteholders and the Early Consent Noteholders shall receive, on the Plan Implementation Date, all of the consideration to be distributed to them pursuant to the Plan;

(z)

all of the following shall be in form and in substance satisfactory to SFC and the Initial Consenting Noteholders: (i) all materials filed by SFC with the Court or any court of competent jurisdiction in the United States, Canada, Hong Kong, the PRC or any other jurisdiction that relates to the Restructuring Transaction; (ii) the terms of any court-imposed charges on any of the assets, property or undertaking of any of SFC, including without limitation any of the Charges; (iii) the Initial

Order; (iv) the Claims Procedure Order; (v) the Meeting Order; (vi) the Sanction Order; (vii) any other Order granted in connection with the CCAA Proceeding or the Restructuring Transaction by the Court or any other court of competent jurisdiction in Canada, the United States, Hong Kong, the PRC or any other jurisdiction; and (viii) the Plan (as it is approved by the Required Majority and the Sanction Order);

(aa)	any and all court-imposed charges on any assets, property or undertaking of SFC, including the Charges, shall be discharged on the Plan Implementation Date on terms acceptable to the Initial Consenting Noteholders and SFC, each acting reasonably;

(bb)	SFC shall have paid, in full, the Expense Reimbursement and all fees and costs owing to the SFC Advisors on the Plan Implementation Date, and Newco shall have no liability for any fees or expenses due to the SFC Advisors or the Noteholder Advisors either as at or following the Plan Implementation Date;

(cc)	SFC or the Subsidiaries shall have paid, in full all fees owing to each of Chandler Fraser Keating Limited and Spencer Stuart on the Plan Implementation Date, and Newco shall have no liability for any fees or expenses due to either Chandler Fraser Keating Limited and Spencer Stuart as at or following the Plan Implementation Date;

(dd)	SFC shall have paid all Trustee Claims that are outstanding as of the Plan Implementation Date, and the Initial Consenting Noteholders shall be satisfied that SFC has made adequate provision in the Unaffected Claims Reserve for the payment of all Trustee Claims to be incurred by the Trustees after the Plan Implementation Date in connection with the performance of their respective duties under the Note Indentures or this Plan;

(ee)	there shall not exist or have occurred any Material Adverse Effect, and SFC shall have provided the Initial Consenting Noteholders with a certificate signed by an officer of the Company, without any personal liability on the part of such officer, certifying compliance with this section 9.1(ee) as of the Plan Implementation Date;

(ff)	there shall have been no breach of the Noteholder Confidentiality Agreements (as defined in the RSA) by the Company or any of the Sino-Forest Representatives (as defined therein) in respect of the applicable Initial Consenting Noteholder;

(gg)	the Plan Implementation Date shall have occurred no later than January 15, 2013 (or such later date as may be consented to by SFC and the Initial Consenting Noteholders);

RSA Matters

(hh)	all conditions set out in sections 6 and 7 of the RSA shall have been satisfied or waived in accordance with the terms of the RSA;

(ii)	the RSA shall not have been terminated;

Other Matters

(jj)	the organization, incorporating documents, articles, by-laws and other constating documents of SFC Escrow Co. and all definitive legal documentation in connection with SFC Escrow Co., shall be acceptable to the Initial Consenting Noteholders and the Monitor and in form and in substance reasonably satisfactory to SFC;

(kk)	except as expressly set out in this Plan, SFC Escrow Co. shall not have: (i) issued or authorized the issuance of any shares, notes, options, warrants or other securities of any kind, (ii) become subject to any Encumbrance with respect to its assets or property; (iii) acquired any assets or become liable to pay any indebtedness or liability of any kind (other than as expressly set out in this Plan); or (iv) entered into any agreement;

(ll)	the Initial Consenting Noteholders shall have completed due diligence in respect of SFC and the Subsidiaries and the results of such due diligence shall be acceptable to the Initial Consenting Noteholders prior to the date of the hearing of the Sanction Order;

(mm)	if so requested by the Initial Consenting Noteholders, the Sanction Order shall have been recognized and confirmed as binding and effective pursuant to an order of a court of competent jurisdiction in Canada, the United States, and any other jurisdiction requested by the Initial Consenting Noteholders, and all applicable appeal periods in respect of any such recognition order shall have expired and any appeals therefrom shall have been disposed of by the applicable appellate court;

(nn)	all press releases, disclosure documents and definitive agreements in respect of the Restructuring Transaction or the Plan shall be in form and substance satisfactory to SFC and the Initial Consenting Noteholders, each acting reasonably; and

(oo)	Newco and SFC shall have entered into arrangements reasonably satisfactory to SFC and the Initial Consenting Noteholders for ongoing preservation and access to the books and records of SFC and the Subsidiaries in existence as at the Plan Implementation Date, as such access may be reasonably requested by SFC or any Director or Officer in the future in connection with any administrative or legal proceeding, in each such case at the expense of the Person making such request.

9.2 Monitor’s Certificate

Upon delivery of written notice from SFC and Goodmans LLP (on behalf of the Initial Consenting Noteholders) of the satisfaction of the conditions set out in section 9.1, the Monitor shall deliver to Goodmans LLP and SFC a certificate stating that the Plan Implementation Date has occurred and that the Plan and the Sanction Order are effective in accordance with their respective terms. Following the Plan Implementation Date, the Monitor shall file such certificate with the Court.

ARTICLE 10

ALTERNATIVE SALE TRANSACTION

10.1 Alternative Sale Transaction

At any time prior to the Plan Implementation Date (whether prior to or after the granting of the Sanction Order), and subject to the prior written consent of the Initial Consenting Noteholders, SFC may complete a sale of all or substantially all of the SFC Assets on terms that are acceptable to the Initial Consenting Noteholders (an “Alternative Sale Transaction”), provided that such Alternative Sale Transaction has been approved by the Court pursuant to section 36 of the CCAA on notice to the service list. In the event that such an Alternative Sale Transaction is completed, the terms and conditions of this Plan shall continue to apply in all respects, subject to the following:

(a)	The Newco Shares and Newco Notes shall not be distributed in the manner contemplated herein. Instead, the consideration paid or payable to SFC pursuant to the Alternative Sale Transaction (the “Alternative Sale Transaction Consideration”) shall be distributed to the Persons entitled to receive Newco Shares hereunder, and such Persons shall receive the Alternative Sale Transaction Consideration in the same proportions and subject to the same terms and conditions as are applicable to the distribution of Newco Shares hereunder.

(b)	All provisions in this Plan that address Newco shall be deemed to be ineffective to the extent that they address Newco, given that Newco will not be required in connection with an Alternative Sale Transaction.

(c)	All provisions addressing the Newco Notes shall be deemed to be ineffective to the extent such provisions address the Newco Notes, given that the Newco Notes will not be required in connection with an Alternative Sale Transaction.

(d)	All provisions relating to the Newco Shares shall be deemed to address the Alternative Sale Transaction Consideration to the limited extent such provisions address the Newco Shares.

(e)

SFC, with the written consent of the Monitor and the Initial Consenting Noteholders, shall be permitted to make such amendments, modifications and supplements to the terms and conditions of this Plan as are necessary to: (i) facilitate the Alternative Sale Transaction; (ii) cause the Alternative Sale Transaction Consideration to be distributed in the same proportions and subject to the same terms and conditions as are subject to the distribution of Newco Shares hereunder; and (iii) complete the Alternative Sale Transaction and distribute the Alternative Sale Transaction Proceeds in a manner that is tax efficient for SFC and the Affected Creditors with Proven Claims, provided in each case that (y) a copy of such amendments, modifications or supplements is filed with the Court and served upon the service list; and (z) the Monitor is satisfied that such amendments, modifications or supplements do not materially alter the proportionate entitlements of the Affected Creditors, as amongst themselves, to the consideration distributed pursuant to the Plan.

Except for the requirement of obtaining the prior written consent of the Initial Consenting Noteholders with respect to the matters set forth in this section 10.1 and subject to the approval of the Alternative Sale Transaction by the Court pursuant to section 36 of the CCAA (on notice to the service list), once this Plan has been approved by the Required Majority of Affected Creditors, no further meeting, vote or approval of the Affected Creditors shall be required to enable SFC to complete an Alternative Sale Transaction or to amend the Plan in the manner described in this 10.1.

ARTICLE 11

GENERAL

11.1 Binding Effect

On the Plan Implementation Date:

(a)	the Plan will become effective at the Effective Time;

(b)	the Plan shall be final and binding in accordance with its terms for all purposes on all Persons named or referred to in, or subject to, the Plan and their respective heirs, executors, administrators and other legal representatives, successors and assigns;

(c)	each Person named or referred to in, or subject to, the Plan will be deemed to have consented and agreed to all of the provisions of the Plan, in its entirety and shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to implement and carry out the Plan in its entirety.

11.2 Waiver of Defaults

(a)	From and after the Plan Implementation Date, all Persons shall be deemed to have waived any and all defaults of SFC then existing or previously committed by SFC, or caused by SFC, the commencement of the CCAA Proceedings by SFC, any matter pertaining to the CCAA Proceedings, any of the provisions in the Plan or steps contemplated in the Plan, or non-compliance with any covenant, warranty, representation, term, provision, condition or obligation, expressed or implied, in any contract, instrument, credit document, indenture, note, lease, guarantee, agreement for sale or other agreement, written or oral, and any and all amendments or supplements thereto, existing between such Person and SFC, and any and all notices of default and demands for payment or any step or proceeding taken or commenced in connection therewith under any such agreement shall be deemed to have been rescinded and of no further force or effect, provided that nothing shall be deemed to excuse SFC from performing its obligations under the Plan or be a waiver of defaults by SFC under the Plan and the related documents.

(b)	Effective on the Plan Implementation Date, any and all agreements that are assigned to Newco as part of the SFC Assets shall be and remain in full force and effect, unamended, as at the Plan Implementation Date, and no Person shall, following the Plan Implementation Date, accelerate, terminate, rescind, refuse to perform or otherwise repudiate its obligations under, or enforce or exercise any right (including any right of set-off, dilution or other remedy) or make any demand against Newco or any Subsidiary under or in respect of any such agreement with Newco or any Subsidiary, by reason of:

(i)	any event that occurred on or prior to the Plan Implementation Date that would have entitled any Person thereto to enforce those rights or remedies (including defaults or events of default arising as a result of the insolvency of SFC);

(ii)	the fact that SFC commenced or completed the CCAA Proceedings;

(iii)	the implementation of the Plan, or the completion of any of the steps, transactions or things contemplated by the Plan; or

(iv)	any compromises, arrangements, transactions, releases, discharges or injunctions effected pursuant to the Plan or this Order.

11.3 Deeming Provisions

In the Plan, the deeming provisions are not rebuttable and are conclusive and irrevocable.

11.4 Non-Consummation

SFC reserves the right to revoke or withdraw the Plan at any time prior to the Sanction Date, with the consent of the Monitor and the Initial Consenting Noteholders. If SFC so revokes or withdraws the Plan, or if the Sanction Order is not issued or if the Plan Implementation Date does not occur, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan, including the fixing or limiting to an amount certain any Claim, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against SFC or any other Person; (ii) prejudice in any manner the rights of SFC or any other Person in any further proceedings involving SFC; or (iii) constitute an admission of any sort by SFC or any other Person.

11.5 Modification of the Plan

(a)	SFC may, at any time and from time to time, amend, restate, modify and/or supplement the Plan with the consent of the Monitor and the Initial Consenting Noteholders, provided that: any such amendment, restatement, modification or supplement must be contained in a written document that is filed with the Court and:

(i)	if made prior to or at the Meeting: (A) the Monitor, SFC or the Chair (as defined in the Meeting Order) shall communicate the details of any such amendment, restatement, modification and/or supplement to Affected Creditors and other Persons present at the Meeting prior to any vote being taken at the Meeting; (B) SFC shall provide notice to the service list of any such amendment, restatement, modification and/or supplement and shall file a copy thereof with the Court forthwith and in any event prior to the Court hearing in respect of the Sanction Order; and (C) the Monitor shall post an electronic copy of such amendment, restatement, modification and/or supplement on the Website forthwith and in any event prior to the Court hearing in respect of the Sanction Order; and

(ii)	if made following the Meeting: (A) SFC shall provide notice to the service list of any such amendment, restatement, modification and/or supplement and shall file a copy thereof with the Court; (B) the Monitor shall post an electronic copy of such amendment, restatement, modification and/or supplement on the Website; and (C) such amendment, restatement, modification and/or supplement shall require the approval of the Court following notice to the Affected Creditors and the Trustees.

(b)	Notwithstanding section 11.5(a), any amendment, restatement, modification or supplement may be made by SFC: (i) if prior to the Sanction Date, with the consent of the Monitor and the Initial Consenting Noteholders; and (ii) if after the Sanction Date, with the consent of the Monitor and the Initial Consenting Noteholders and upon approval by the Court, provided in each case that it concerns a matter that, in the opinion of SFC, acting reasonably, is of an administrative nature required to better give effect to the implementation of the Plan and the Sanction Order or to cure any errors, omissions or ambiguities and is not materially adverse to the financial or economic interests of the Affected Creditors or the Trustees.

(c)	Any amended, restated, modified or supplementary plan or plans of compromise filed with the Court and, if required by this section, approved by the Court, shall, for all purposes, be and be deemed to be a part of and incorporated in the Plan.

11.6 Actions and Approvals of SFC after Plan Implementation

(a)	From and after the Plan Implementation Date, and for the purpose of this Plan only:

(i)	if SFC does not have the ability or the capacity pursuant to Applicable Law to provide its agreement, waiver, consent or approval to any matter requiring SFC’s agreement, waiver, consent or approval under this Plan, such agreement, waiver consent or approval may be provided by the Monitor; and

(ii)	if SFC does not have the ability or the capacity pursuant to Applicable Law to provide its agreement, waiver, consent or approval to any matter requiring SFC’s agreement, waiver, consent or approval under this Plan, and the Monitor has been discharged pursuant to an Order, such agreement, waiver consent or approval shall be deemed not to be necessary.

11.7 Consent of the Initial Consenting Noteholders

For the purposes of this Plan, any matter requiring the agreement, waiver, consent or approval of the Initial Consenting Noteholders shall be deemed to have been agreed to, waived, consented to or approved by such Initial Consenting Noteholders if such matter is agreed to, waived, consented to or approved in writing by Goodmans LLP, provided that Goodmans LLP expressly confirms in writing (including by way of e-mail) to the applicable Person that it is providing such agreement, consent or waiver on behalf of Initial Consenting Noteholders.

11.8 Claims Not Subject to Compromise

Nothing in this Plan, including section 2.4 hereof, shall prejudice, compromise, release, discharge, cancel, bar or otherwise affect any: (i) Non-Released D&O Claims (except to the extent that such Non-Released D&O Claim is asserted against a Named Director or Officer, in which case section 4.9(g) applies); (ii) Section 5.1(2) D&O Claims or Conspiracy Claims (except that, in accordance with section 4.9(e) hereof, any Section 5.1(2) D&O Claims against Named Directors and Officers and any Conspiracy Claims against Named Directors and Officers shall be limited to recovery from any insurance proceeds payable in respect of such Section 5.1(2) D&O Claims or Conspiracy Claims, as applicable, pursuant to the Insurance Policies, and Persons with any such Section 5.1(2) D&O Claims against Named Directors and Officers or Conspiracy Claims against Named Directors and Officers shall have no right to, and shall not, make any claim or seek any recoveries from any Person, other than enforcing such Persons’ rights to be paid from the proceeds of an Insurance Policy by the applicable insurer(s)); or (iii) any Claims that are not permitted to be compromised under section 19(2) of the CCAA.

11.9 Paramountcy

From and after the Effective Time on the Plan Implementation Date, any conflict between:

(a)	the Plan; and

(b)	the covenants, warranties, representations, terms, conditions, provisions or obligations, expressed or implied, of any contract, mortgage, security agreement, indenture, trust indenture, note, loan agreement, commitment letter, agreement for sale, lease or other agreement, written or oral and any and all amendments or supplements thereto existing between any Person and SFC and/or the Subsidiaries as at the Plan Implementation Date,

will be deemed to be governed by the terms, conditions and provisions of the Plan and the Sanction Order, which shall take precedence and priority.

11.10 Severability of Plan Provisions

If, prior to the Sanction Date, any term or provision of the Plan is held by the Court to be invalid, void or unenforceable, the Court, at the request of SFC and with the consent of the Monitor and the Initial Consenting Noteholders, shall have the power to either (a) sever such term or provision from the balance of the Plan and provide SFC with the option to proceed with the implementation of the balance of the Plan as of and with effect from the Plan Implementation Date, or (b) alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, and provided that SFC proceeds with the implementation of the Plan, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.

11.11 Responsibilities of the Monitor

The Monitor is acting in its capacity as Monitor in the CCAA Proceeding and the Plan with respect to SFC and will not be responsible or liable for any obligations of SFC.

11.12 Different Capacities

Persons who are affected by this Plan may be affected in more than one capacity. Unless expressly provided herein to the contrary, a Person will be entitled to participate hereunder, and will be affected hereunder, in each such capacity. Any action taken by or treatment of a Person in one capacity will not affect such Person in any other capacity, unless expressly agreed by the Person, SFC, the Monitor and the Initial Consenting Noteholders in writing, or unless the Person’s Claims overlap or are otherwise duplicative.

11.13 Notices

Any notice or other communication to be delivered hereunder must be in writing and reference the Plan and may, subject as hereinafter provided, be made or given by personal delivery, ordinary mail or by facsimile or email addressed to the respective parties as follows:

(a)	if to SFC or any Subsidiary:

Sino-Forest Corporation

Room 3815-29 38/F, Sun Hung Kai Centre

30 Harbour Road, Wanchai, Hong Kong

Attention:  Mr. Judson Martin, Executive Vice-Chairman and Chief

  Executive Officer

Fax:	+852-2877-0062

with a copy by email or fax (which shall not be deemed notice) to:

Bennett Jones LLP

One First Canadian Place, Suite 3400

Toronto, ON M5X 1A4

Attention: Kevin J. Zych and Raj S. Sahni

Email:      zychk@bennettjones.com and sahnir@bennettjones.com

Fax:         416-863-1716

(b)	if to the Initial Consenting Noteholders:

c/o Goodmans LLP

Bay Adelaide Centre

333 Bay Street, Suite 3400

Toronto, Ontario M5H 2S7

Attention: Robert Chadwick and Brendan O’Neill

Email:      rchadwick@goodmans.ca and boneill@goodmans.ca

Fax:         416-979-1234

and with a copy by email or fax (which shall not be deemed notice) to:

Hogan Lovells International LLP

11th Floor, One Pacific Place, 88 Queensway

Hong Kong China

Attention: Neil McDonald

Email:      neil.mcdonald@hoganlovells.com

Fax:         852-2219-0222

(c)	if to the Monitor:

FTI Consulting Canada Inc.

TD Waterhouse Tower

79 Wellington Street West

Suite 2010, P.O. Box 104

Toronto, ON M5K 1G8

Attention: Greg Watson

Email:      greg.watson@fticonsulting.com

Fax:         (416) 649-8101

and with a copy by email or fax (which shall not be deemed notice) to:

Gowling Lafleur Henderson LLP

1 First Canadian Place

100 King Street West, Suite 1600

Toronto, Ontario M5X 1G5

Attention:	Derrick Tay
Email:	derrick.tay@gowlings.com
Fax:	(416) 862-7661

or to such other address as any party may from time to time notify the others in accordance with this section. Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent before 5:00 p.m. (Toronto time) on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day.

11.14 Further Assurances

SFC, the Subsidiaries and any other Person named or referred to in the Plan will execute and deliver all such documents and instruments and do all such acts and things as may be necessary or desirable to carry out the full intent and meaning of the Plan and to give effect to the transactions contemplated herein.

DATED as of the 19th day of October, 2012.

SCHEDULE ‘D’

CLAIMS PROCEDURE ORDER

1

Court File No. CV-12-9667-00CL
ONTARIO SUPERIOR COURT OF JUSTICE COMMERCIAL LIST
THE HONOURABLE MR.	)	MONDAY, THE 14th
)
JUSTICE MORAWETZ	)	DAY OF MAY, 2012

IN THE MATTER OF THE COMPANIES’ CREDITORS

ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED

AND IN THE MATTER OF A PLAN OF COMPROMISE AND

ARRANGEMENT OF SINO-FOREST CORPORATION

CLAIMS PROCEDURE ORDER

THIS MOTION, made by Sino-Forest Corporation (the “Applicant”) for an order establishing a claims procedure for the identification and determination of certain claims was heard this day at 330 University Avenue, Toronto, Ontario.

ON READING the Applicants Notice of Motion, the affidavit of W. Judson Martin sworn on May 2, 2012, the Second Report of FTI Consulting Canada Inc. (the “Monitor”) dated April 30, 2012 (the “Monitor’s Second Report”) and the Supplemental Report to the Monitor’s Second Report dated May 12, 2012 (the “Supplemental Report”), and on hearing the submissions of counsel for the Applicant, the Applicant’s directors, the Monitor, the ad hoc committee of Noteholders (the “Ad Hoc Noteholders”), and those other parties present, no one appearing for the other parties served with the Applicant’s Motion Record, although duly served as appears from the affidavit of service, filed:

SERVICE

1. THIS COURT ORDERS that the time for service of the Notice of Motion, the Motion Record, the Monitor’s Second Report and the Supplemental Report is hereby abridged and validated such that this Motion is properly returnable today and hereby dispenses with further service thereof.

DEFINTTIONS AND INTERPRETATION

2. The following terms shall have the following meanings ascribed thereto:

(a)	“2013 and 2016 Trustee” means The Bank of New York Mellon, in its capacity as trustee for the 2013 Notes and the 2016 Notes;

(b)	“2014 and 2017 Trustee” means Law Debenture Trust Company of New York, in its capacity as trustee for the 2014 Notes and the 2017 Notes;

(c)	“2013 Note Indenture” means the indenture dated as of July 23, 2008, by and between the Applicant, the entities listed as subsidiary guarantors thereto, and The Bank of New York Mellon, as trustee, as amended, modified or supplemented;

(d)	“2014 Note Indenture” means the indenture dated as of July 27, 2009 entered into by and between the Applicant, the entities listed as subsidiary guarantors thereto, and Law Debenture Trust Company of New York, as trustee, as amended, modified or supplemented;

(e)	“2016 Note Indenture” means the indenture dated as of December 17, 2009, by and between the Applicant, the entities listed as subsidiary guarantors thereto, and The Bank of New York Mellon, as trustee, as amended, modified or supplemented;

(f)	“2017 Note Indenture” means the indenture dated as of October 21, 2010, by and between the Applicant, the entities listed as subsidiary guarantors thereto, and Law Debenture Trust Company of New York, as trustee, as amended, modified or supplemented;

(g)	“2013 Notes” means the US$345,000,000 of 5.00% Convertible Senior Notes Due 2013 issued pursuant to the 2013 Note Indenture;

(h)	“2014 Notes” means the US$399,517,000 of 10.25% Guaranteed Senior Notes Due 2014 issued pursuant to the 2014 Note Indenture;

(i)	“2016 Notes” means the US$460,000,000 of 4.25% Convertible Senior Notes Due 2016 issued pursuant to the 2016 Note Indenture;

(j)	“2017 Notes” means the US$600,000,000 of 6.25% Guaranteed Senior Notes Due 2017 issued pursuant to the 2017 Note Indenture;

(k)	“Administration Charge” has the meaning given to that term in paragraph 37 of the Initial Order;

(l)	“BIA” means the Bankruptcy and Insolvency Act, R.S.C. 1985, c. B-3, as amended;

(m)	“Business Day” means a day, other than a Saturday or a Sunday, on which banks are generally open for business in Toronto, Ontario;

(n)	“CCAA” means the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C- 36, as amended;

(o)	“CCAA Proceedings” means the proceedings commenced by the Applicant in the Court under Court File

No. CV-12-9667-00CL;

(p)	“CCAA Service List” means the service list in the CCAA Proceedings posted on the Monitor’s Website, as amended from time to time;

(q)	“Claim” means:

(i)

any right or claim of any Person that may be asserted or made in whole or in part against the Applicant, whether or not asserted or made, in connection with any indebtedness, liability or obligation of any kind whatsoever, and any interest accrued thereon or costs payable in respect thereof, including by reason of the commission of a tort (intentional or unintentional), by reason of any breach of contract or other agreement

(oral or written), by reason of any breach of duty (including any legal, statutory, equitable or fiduciary duty) or by reason of any right of ownership of or title to property or assets or right to a trust or deemed trust (statutory, express, implied, resulting, constructive or otherwise), and whether or not any indebtedness, liability or obligation is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, present or future, known or unknown, by guarantee, surety or otherwise, and whether or not any right or claim is executory or anticipatory in nature, including any right or ability of any Person (including Directors and Officers) to advance a claim for contribution or indemnity or otherwise with respect to any matter, action, cause or chose in action, whether existing at present or commenced in the future, which indebtedness, liability or obligation, and any interest accrued thereon or costs payable in respect thereof (A) is based in whole or in part on facts prior to the Filing Date, (B) relates to a time period prior to the Filing Date, or (C) is a right or claim of any kind that would be a claim provable in bankruptcy within the meaning of the BIA had the Applicant become bankrupt on the Filing Date, or an Equity Claim (each a “Prefiling Claim”, and collectively, the “Prefiling Claims”);

(ii)	a Restructuring Claim; and

(iii)	a Secured Claim;

provided, however, that “Claim” shall not include an Excluded Claim, a D&O Claim or a D&O Indemnity Claim;

(r)	“Claimant” means any Person having a Claim, a D&O Claim or a D&O Indemnity Claim and includes the transferee or assignee of a Claim, a D&O Claim or a D&O Indemnity Claim transferred and recognized as a Claimant in accordance with paragraphs 46 and 47 hereof or a trustee, executor, liquidator, receiver, receiver and manager, or other Person acting on behalf of or through such Person;

(s)	“Claimants’ Guide to Completing the D&O Proof of Claim” means the guide to completing the D&O Proof of Claim form, in substantially the form attached as Schedule “E-2” hereto;

(t)	“Claimants’ Guide to Completing the Proof of Claim” means the guide to completing the Proof of Claim form, in substantially the form attached as Schedule “E” hereto;

(u)	“Claims Bar Date” means June 20, 2012;

(v)	“Class” means the National Class and the Quebec Class;

(w)	“Court” means the Ontario Superior Court of Justice (Commercial List);

(x)	“Creditors’ Meeting” means any meeting of creditors called for the purpose of considering and voting in respect of the Plan, if one is filed, to be scheduled pursuant to further order of the Court;

(y)

“D&O Claim” means, other than an Excluded Claim, (i) any right or claim of any Person that may be asserted or made in whole or in part against one or more Directors or Officers that relates to a Claim for which such Directors or Officers are by law liable to pay in their capacity as Directors or Officers, or (ii) any right or claim of any Person that may be asserted or made in whole or in part against one or more Directors or Officers, in that capacity, whether or not asserted or made, in connection with any indebtedness, liability or obligation of any kind whatsoever, and any interest accrued thereon or costs payable in respect thereof, including by reason of the commission of a tort (intentional or unintentional), by reason of any breach of contract or other agreement (oral or written), by reason of any breach of duty (including any legal, statutory, equitable or fiduciary duty) or by reason of any right of ownership of or title to property or assets or right to a trust or deemed trust (statutory, express, implied, resulting, constructive or otherwise), and whether or not any indebtedness, liability or obligation, and any interest accrued thereon or costs payable in respect thereof, is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, present or future, known or unknown, by guarantee, surety or otherwise, and whether or not any right or claim is executory or anticipatory in nature, including any right or ability of any Person to advance a claim for contribution or indemnity from any such Directors or Officers or otherwise with respect to any matter, action, cause or chose in action, whether existing at present or commenced in the future, which indebtedness, liability or obligation, and any interest accrued thereon or costs payable in respect thereof (A) is based in whole or in part on facts prior to the Filing Date, or (B) relates to a time period prior to the Filing Date;

(z)	“D&O Indemnity Claim” means any existing or future right of any Director or Officer against the Applicant which arose or arises as a result of any Person filing a D&O Proof of Claim in respect of such Director or Officer for which such Director or Officer is entitled to be indemnified by the Applicant;

(aa)	“D&O Indemnity Claims Bar Date” has the meaning set forth in paragraph 19 of this Order;

(bb)	“D&O Indemnity Proof of Claim” means the indemnity proof of claim in substantially the form attached as Schedule “F” hereto to be completed and filed by a Director or Officer setting forth its purported D&O Indemnity Claim;

(cc)	“D&O Proof of Claim” means the proof of claim in substantially the form attached as Schedule “D-2” hereto to be completed and filed by a Person setting forth its purported D&O Claim and which shall include all supporting documentation in respect of such purported D&O Claim;

(dd)	“Directors” means anyone who is or was, or may be deemed to be or have been whether by statute, operation of law or otherwise, a director or de facto director of the Applicant;

(ee)	“Directors’ Charge” has the meaning given to that term in paragraph 26 of the Initial Order;

(ff)	“Dispute Notice” means a written notice to the Monitor, in substantially the form attached as Schedule “B” hereto, delivered to the Monitor by a Person who has received a Notice of Revision or Disallowance, of its intention to dispute such Notice of Revision or Disallowance;

(gg)	“Employee Amounts” means all outstanding wages, salaries and employee benefits (including, employee medical, dental, disability, life insurance and similar benefit plans or arrangements, incentive plans, share compensation plans and employee assistance programs and employee or employer contributions in respect of pension and other benefits), vacation pay, commissions, bonuses and other incentive payments, termination and severance payments, and employee expenses and reimbursements, in each case incurred in the ordinary course of business and consistent with existing compensation policies and arrangements;

(hh)	“Equity Claim” has the meaning set forth in Section 2(1) of the CCAA;

(ii)	“Excluded Claim” means:

(i)	any Claims entitled to the benefit of the Administration Charge or the Directors’ Charge, or any further charge as may be ordered by the Court;

(ii)	any Claims of the Subsidiaries against the Applicant;

(iii)	any Claims of employees of the Applicant as at the Filing Date in respect of Employee Amounts;

(iv)	any Post-Filing Claims;

(v)	any Claims of the Ontario Securities Commission; and

(vi)	any D&O Claims in respect of (i) though (v) above;

(jj)	“Filing Date” means March 30, 2012;

(kk)	“Government Authority” means a federal, provincial, territorial, municipal or other government or government department, agency or authority (including a court of law) having jurisdiction over the Applicant;

(ll)	“Initial Order” means the Initial order of the Honourable Mr. Justice Morawetz made March 30, 2012 in the CCAA Proceedings, as amended, restated or varied from time to time;

(mm)	“Known Claimants” means:

(i)	any Persons which, based upon the books and records of the Applicant, was owed monies by the Applicant as of the Filing Date and which monies remain unpaid in whole or in part;

(ii)	any Person who has commenced a legal proceeding in respect of a Claim or D&O Claim or given the Applicant written notice of an intention to commence a legal proceeding or a demand for payment in respect of a Claim or D&O Claim, provided that where a lawyer of record has been listed in connection with any such proceedings, the “Known Claimant” for the purposes of any notice required herein or to be given hereunder shall be, in addition to that Person, its lawyer of record; and

(iii)	any Person who is a party to a lease, contract, or other agreement or obligation of the Applicant which was restructured, terminated, repudiated or disclaimed by the Applicant between the Filing Date and the date of this Order;

(nn)	“Monitor’s Website” has the meaning set forth in paragraph 12(a) of this Order;

(oo)	“National Class” has the meaning given to it in the Fresh As Amended Statement of Claim in the Ontario Class Action;

(pp)	“Note Indenture Trustees” means, collectively, the 2013 and 2016 Trustee and the 2014 and 2017 Trustee;

(qq)	“Notes” means, collectively, the 2013 Notes, the 2014 Notes, the 2016 Notes, and the 2017 Notes;

(rr)	“Noteholder” means a registered or beneficial holder on or after the Filing Date of a Note in that capacity, and, for greater certainty, does not include former registered or beneficial holders of Notes;

(ss)	“Notice of Revision or Disallowance” means a notice, in substantially the form attached as Schedule “A” hereto, advising a Person that the Monitor has revised or disallowed all or part of such Person’s purported Claim, D&O Claim or D&O Indemnity Claim set out in such Person’s Proof of Claim, D&O Proof of Claim or D&O Indemnity Proof of Claim;

(tt)	“Notice to Claimants” means the notice to Claimants for publication in substantially the form attached as Schedule “C” hereto;

(uu)	“Officers” means anyone who is or was, or may be deemed to be or have been, whether by statute, operation of law or otherwise, an officer or de facto officer of the Applicant;

(vv)	“Ontario Class Action: means the action commenced against the Applicant and others in the Ontario Superior Court of Justice, bearing (Toronto) Court File No. CV-11-431153-00CP;

(ww)	“Ontario Plaintiffs” means the Trustees of the Labourers’ Pension Fund of Central and Eastern Canada and the other named Plaintiffs in the Ontario Class Action;

(xx)	“Person” is to be broadly interpreted and includes any individual, firm, corporation, limited or unlimited liability company, general or limited partnership, association, trust, unincorporated organization, joint venture, Government Authority or any agency, regulatory body, officer or instrumentality thereof or any other entity, wherever situate or domiciled, and whether or not having legal status, and whether acting on their own or in a representative capacity;

(yy)	“Plan” means any proposed plan of compromise or arrangement filed in respect of the Applicant pursuant to the CCAA as the same may be amended, supplemented or restated from time to time in accordance with its terms;

(zz)	“Post-Filing Claims” means any claims against the Applicant that arose from the provision of authorized goods and services provided or otherwise incurred on or after the Filing Date in the ordinary course of business, but specifically excluding any Restructuring Claim;

(aaa)	“Proof of Claim” means the proof of claim in substantially the form attached as Schedule “D” hereto to be completed and filed by a Person setting forth its purported Claim and which shall include all supporting documentation in respect of such purported Claim;

(bbb)	“Proof of Claim Document Package” means a document package that includes a copy of the Notice to Claimants, the Proof of Claim form, the D&O Proof of Claim form, the Claimants’ Guide to Completing the Proof of Claim form, the Claimants’ Guide to Completing the D&O Proof of Claim form, and such other materials as the Monitor, in consultation with the Applicant, may consider appropriate or desirable;

(ccc)	“Proven Claim” means the amount and Status of a Claim, D&O Claim or D&O Indemnity Claim of a Claimant as determined in accordance with this Order;

(ddd)	“Quebec Class” has the meaning given to it in the statement of claim in the Quebec Class Action;

(eee)	“Quebec Class Action” means the action commenced against the Applicant and others in the Quebec Superior Court, bearing Court File No. 200-06-000132-111;

(fff)	“Quebec Plaintiffs” means Guining Liu and the other named plaintiffs in the Quebec Class Action;

(ggg)	“Restructuring Claim” means any right or claim of any Person that may be asserted or made in whole or in part against the Applicant, whether or not asserted or made, in connection with any indebtedness, liability or obligation of any kind arising out of the restructuring, termination, repudiation or disclaimer of any lease, contract, or other agreement or obligation on or after the Filing Date and whether such restructuring, termination, repudiation or disclaimer took place or takes place before or after the date of this Order;

(hhh)	“Restructuring Claims Bar Date” means, in respect of a Restructuring Claim, the later of (i) the Claims Bar Date, and (ii) 30 days after a Person is deemed to receive a Proof of Claim Document Package pursuant to paragraph 12(e) hereof.

(iii)	“Secured Claim” means that portion of a Claim that is (i) secured by security validly charging or encumbering property or assets of the Applicant (including statutory and possessor liens that create security interests) up to the value of such collateral, and (ii) duly and properly perfected in accordance with the relevant legislation in the appropriate jurisdiction as of the Filing Date;

(jjj)	“Status” means, with respect to a Claim, D&O Claim or D&O Indemnity Claim, or a purported Claim, D&O Claim or D&O Indemnity Claim, whether such claim is secured or unsecured; and

(kkk)	“Subsidiaries” means all direct and indirect subsidiaries of the Applicant other than Greenheart Group Limited (Bermuda) and its direct and indirect subsidiaries, and “Subsidiary” means any one of the Subsidiaries.

3. THIS COURT ORDERS that all references as to time herein shall mean local time in Toronto, Ontario, Canada, and any reference to an event occurring on a Business Day shall mean prior to 5:00 p.m. on such Business Day unless otherwise indicated herein.

4. THIS COURT ORDERS that all references to the word “including” shall mean “including without limitation”.

5. THIS COURT ORDERS that all references to the singular herein include the plural, the plural include the singular, and any gender includes the other gender.

GENERAL PROVISIONS

6. THIS COURT ORDERS that the Monitor, in consultation with the Applicant, is hereby authorized to use reasonable discretion as to the adequacy of compliance with respect to the manner in which forms delivered hereunder are completed and executed, and may, where it is satisfied that a Claim, a D&O Claim or a D&O Indemnity Claim has been adequately proven, waive strict compliance with the requirements of this Order as to completion and execution of such forms and to request any further documentation from a Person that the Monitor, in consultation with the Applicant, may require in order to enable it to determine the validity of a Claim, a D&O Claim or a D&O Indemnity Claim.

7. THIS COURT ORDERS that if any purported Claim, D&O Claim or D&O Indemnity Claim arose in a currency other than Canadian dollars, then the Person making the purported Claim, D&O Claim or D860 Indemnity Claim shall complete its Proof of Claim, D&O Proof of Claim or D&O Indemnity Proof of Claim, as applicable, indicating the amount of the purported Claim, D&O Claim or D&O Indemnity Claim in such currency, rather than in Canadian dollars or any other currency. The Monitor shall subsequently calculate the amount of such purported Claim, D&O Claim or D&O Indemnity Claim in Canadian Dollars, using the Reuters closing rate on the Filing Date (as found at lattp://www.reuters.comifinance/currencies), without prejudice to a different exchange rate being proposed in any Plan.

8. THIS COURT ORDERS that a Person making a purported Claim, D&O Claim or D&O Indemnity Claim shall complete its Proof of Claim, D&O Proof of Claim or Indemnity Proof of Claim, as applicable, indicating the amount of the purported Claim, D&O Claim or D&O Indemnity Claim without including any interest and penalties that would otherwise accrue after the Filing Date.

9. THIS COURT ORDERS that the form and substance of each of the Notice of Revision or Disallowance, Dispute Notice, Notice to Claimants, the Proof of Claim, the D&O Proof of Claim, the Claimants’ Guide to Completing the Proof of Claim, the Claimants’ Guide to Completing the D&O Proof of Claim, and D&:0 Indemnity Proof of Claim substantially in the forms attached as Schedules “A”, “B”, “C”, “D”, “D-2”, “E”, “E-2” and “F” respectively to this Order are hereby approved. Notwithstanding the foregoing, the Monitor, in consultation with the Applicant, may from time to time make minor non-substantive changes to such forms as the Monitor, in consultation with the Applicant, considers necessary or advisable.

MONITOR’S ROLE

10. THIS COURT ORDERS that the Monitor, in addition to its prescribed rights, duties, responsibilities and obligations under the CCAA and under the Initial Order, is hereby directed and empowered to take such other actions and fulfill such other roles as are authorized by this Order or incidental thereto.

11. THIS COURT ORDERS that (i) in carrying out the terms of this Order, the Monitor shall have all of the protections given to it by the CCAA, the Initial Order, and this Order, or as an officer of the Court, including the stay of proceedings in its favour, (ii) the Monitor shall incur no liability or obligation as a result of the carrying out of the provisions of this Order, (iii) the Monitor shall be entitled to rely on the books and records of the Applicant and any information provided by the Applicant, all without independent investigation, and (iv) the Monitor shall not be liable for any claims or damages resulting from any errors or omissions in such books, records or information.

NOTICE TO CLAIMANTS, DIRECTORS AND OFFICERS

12. THIS COURT ORDERS that:

(a)	the Monitor shall no later than five (5) Business Days following the making of this Order, post a copy of the Proof of Claim Document Package on its website at http://cfcanada.fticonsulting.com/sfc (“Monitor’s Website”);

(b)	the Monitor shall no later than five (5) Business Days following the making of this Order, send on behalf of the Applicant to the Note Indenture Trustees (or to counsel for the Note Indenture Trustees as appears on the CCAA Service List if applicable) a copy of the Proof of Claim Document Package;

(c)

the Monitor shall no later than five (5) Business Days following the making of this Order, send on behalf of the Applicant to each of the Known Claimants a copy of the Proof of Claim Document Package, provided however that the Monitor is not required to send Proof of Claim Document Packages to Noteholders;

(d)	the Monitor shall no later than five (5) Business Days following the making of this Order, cause the Notice to Claimants to be published in (i) The Globe and Mail newspaper (National Edition) on one such day, and (ii) the Wall Street Journal (Global Edition) on one such day;

(e)	with respect to Restructuring Claims arising from the restructuring, termination, repudiation or disclaimer of any lease, contract, or other agreement or obligation, the Monitor shall send to the counterparty(ies) to such lease, contract, or other agreement or obligation a Proof of Claim Document Package no later than five (5) Business Days following the time the Monitor becomes aware of the restructuring, termination, repudiation or disclaimer of any such lease, contract, or other agreement or obligation;

(f)	the Monitor shall, provided such request is received by the Monitor prior to the Claims Bar Date, deliver as soon as reasonably possible following receipt of a request therefor a copy of the Proof of Claim Document Package to any Person requesting such material; and

(g)	the Monitor shall send to any Director of Officer named in a D&O Proof of Claim received by the Claims Bar Date a copy of such D&O Proof of Claim as soon as practicable along with an D&O Indemnity Proof of Claim form, with a copy to counsel for such Directors or Officers.

13. THIS COURT ORDERS that the Applicant shall (i) inform the Monitor of all Known Claimants by providing the Monitor with a list of all Known Claimants and their last known addresses according to the books and records of the Applicant and (ii) provide the Monitor with a list of all Directors and Officers and their last known addresses according to the books and records of the Applicant.

14. THIS COURT ORDERS that, except as otherwise set out in this Order or other orders of the Court, neither the Monitor nor the Applicant is under any obligation to send notice to any Person holding a Claim, a D&O Claim or a D&O Indemnity Claim, and without limitation, neither the Monitor nor the Applicant shall have any obligation to send notice to any Person having a security interest in a Claim, D&O Claim or D&O Indemnity Claim (including the holder of a security interest created by way of a pledge or a security interest created by way of an assignment of a Claim, D&O Claim or D&O Indemnity Claim), and all Persons (including Known Claimants) shall be bound by any notices published pursuant to paragraphs 12(a) and 12(d) of this Order regardless of whether or not they received actual notice, and any steps taken in respect of any Claim, D&O Claim or D&O Indemnity Claim in accordance with this Order.

15. THIS COURT ORDERS that the delivery of a Proof of Claim, D&O Proof of Claim, or D&O Indemnity Proof of Claim by the Monitor to a Person shall not constitute an admission by the Applicant or the Monitor of any liability of the Applicant or any Director of Officer to any Person.

CLAIMS BAR DATES

Claims and D&O Claims

16. THIS COURT ORDERS that (i) Proofs of Claim (but not in respect of any Restructuring Claims) and D&O Proofs of Claim shall be filed with the Monitor on or before the Claims Bar Date, and (ii) Proofs of Claim in respect of Restructuring Claims shall be filed with the Monitor on or before the Restructuring Claims Bar Date. For the avoidance of doubt, a Proof of Claim or D&O Proof of Claim, as applicable, must be filed in respect of every Claim or D&O Claim, regardless of whether or not a legal proceeding in respect of a Claim or D&O Claim was commenced prior to the Filing Date.

17. THIS COURT ORDERS that any Person that does not file a Proof of Claim as provided for herein such that the Proof of Claim is received by the Monitor on or before the Claims Bar Date or the Restructuring Claims Bar Date, as applicable, (a) shall be and is hereby forever barred from making or enforcing such Claim against the Applicant and all such Claims shall be forever extinguished; (b) shall be and is hereby forever barred from making or enforcing such Claim as against any other Person who could claim contribution or indemnity from the Applicant; (c) shall not be entitled to vote such Claim at the Creditors’ Meeting in respect of the Plan or to receive any distribution thereunder in respect of such Claim; and (d) shall not be entitled to any further notice in, and shall not be entitled to participate as a Claimant or creditor in, the CCAA Proceedings in respect of such Claim.

18. THIS COURT ORDERS that any Person that does not file a D&O Proof of Claim as provided for herein such that the D&O Proof of Claim is received by the Monitor on or before the Claims Bar Date (a) shall be and is hereby forever barred from making or enforcing such D&O Claim against any Directors or Officers, and all such D&O Claims shall be forever extinguished; (b) shall be and is hereby forever barred from making or enforcing such D&O Claim as against any other Person who could claim contribution or indemnity from any Directors or Officers; (c) shall not be entitled to vote such D&O Claim at the Creditors’ Meeting or to receive any distribution in respect of such D&O Claim; and (d) shall not be entitled to any further notice in, and shall not be entitled to participate as a Claimant or creditor in, the CCAA Proceedings in respect of such D&O Claim.

D&O Indemnity Claims

19. THIS COURT ORDERS that any Director of Officer wishing to assert a D&O Indemnity Claim shall deliver a D&O Indemnity Proof of Claim to the Monitor so that it is received by no later than fifteen (15) Business Days after the date of receipt of the D&O Proof of Claim by such Director or Officer pursuant to paragraph 12(g) hereof (with respect to each D&O Indemnity Claim, the “D&O Indemnity Claims Bar Date”).

20. THIS COURT ORDERS that any Director of Officer that does not file a D&O Indemnity Proof of Claim as provided for herein such that the D&O Indemnity Proof of Claim is received by the Monitor on or before the D&O Indemnity Claims Bar Date (a) shall be and is hereby forever barred from making or enforcing such D&O Indemnity Claim against the Applicant, and such D&O Indemnity Claim shall be forever extinguished; (b) shall be and is hereby forever barred from making or enforcing such D&O Indemnity Claim as against any other Person who could claim contribution or indemnity from the Applicant; and (c) shall not be entitled to vote such D&O Indemnity Claim at the Creditors’ Meeting or to receive any distribution in respect of such D&O Indemnity Claim.

Excluded Claims

21. THIS COURT ORDERS that Persons with Excluded Claims shall not be required to file a Proof of Claim in this process in respect of such Excluded Claims, unless required to do so by further order of the Court.

PROOFS OF CLAIM

22. THIS COURT ORDERS that (i) each Person shall include any and all Claims it asserts against the Applicant in a single Proof of Claim, provided however that where a Person has taken assignment or transfer of a purported Claim after the Filing Date, that Person shall file a separate Proof of Claim for each such assigned or transferred purported Claim, and (ii) each Person that has or intends to assert a right or claim against one or more Subsidiaries which is based in whole or in part on facts, underlying transactions, causes of action or events relating to a purported Claim made against the Applicant shall so indicate on such Claimant’s Proof of Claim.

23. THIS COURT ORDERS that each Person shall include any and all D&O Claims it asserts against one or more Directors or Officers in a single D&O Proof of Claim, provided however that where a Person has taken assignment or transfer of a purported D&O Claim after the Filing Date, that Person shall file a separate D&O Proof of Claim for each such assigned or transferred purported D&O Claim.

24. THIS COURT ORDERS that the 2013 and 2016 Trustee is authorized and directed to file one Proof of Claim on or before the Claims Bar Date in respect of each of the 2013 Notes and the 2016 Notes, indicating the amount owing on an aggregate basis as at the Filing Date under each of the 2013 Note Indenture and the 2016 Note Indenture.

25. THIS COURT ORDERS that the 2014 and 2017 Trustee is authorized and directed to file one Proof of Claim on or before the Claims Bar Date in respect of each of the 2014 Notes and the 2017 Notes, indicating the amount owing on an aggregate basis as at the Filing Date under each of the 2014 Note Indenture and the 2017 Note Indenture.

26. Notwithstanding any other provisions of this Order, Noteholders are not required to file individual Proofs of Claim in respect of Claims relating solely to the debt evidenced by their Notes. The Monitor may disregard any Proofs of Claim filed by any individual Noteholder claiming the debt evidenced by the Notes, and such Proofs of Claim shall be ineffective for all purposes. The process for determining each individual Noteholder’s Claim for voting and distribution purposes with respect to the Plan and the process for voting on the Plan by Noteholders will be established by further order of the Court.

27. THIS COURT ORDERS that the Ontario Plaintiffs are, collectively, authorized to file, on or before the Claims Bar Date, one Proof of Claim and, if applicable, one D&O Proof of Claim, in respect of the substance of the matters set out in the Ontario Class Action, notwithstanding that leave to make a secondary market liability claim has not be granted and that the National Class has not yet been certified, and that members of the National Class may rely on the one Proof of Claim and/or one D&O Proof of Claim filed by the counsel for the Ontario Plaintiffs and are not required to file individual Proofs of Claim or D&O Proofs of Claim in respect of the Claims forming the subject matter of the Ontario Class Action.

28. THIS COURT ORDERS that the Quebec Plaintiffs are, collectively, authorized to file, on Or before the Claims Bar Date, one Proof of Claim and, if applicable, one D&O Proof of Claim, in respect of the substance of the matters set out in the Quebec Class Action, notwithstanding that leave to make a secondary market liability claim has not be granted and that the Quebec Class has not yet been certified, and that members of the Quebec Class may rely on the one Proof of Claim and/or one D&O Proof of Claim filed by the counsel for the Quebec Plaintiffs and are not required to file individual Proofs of Claim or D&O Proofs of Claim in respect of the Claims forming the subject matter of the Quebec Class Action.

REVIEW OF PROOFS OF CLAIM

29. THIS COURT ORDERS that any Claimant filing a Proof of Claim, D&O Proof of Claim or D&O Indemnity Proof of Claim shall clearly mark as “Confidential” any documents or portions thereof that that Person believes should be treated as confidential.

30. THIS COURT ORDERS that with respect to documents or portions thereof that are marked “Confidential”, the following shall apply:

(a)	any information that is otherwise publicly available shall not be treated as “Confidential” regardless of whether it is marked as such;

(b)	subject to the following, such information will be accessible to and may be reviewed only by the Monitor, the Applicant, any Director or Officer named in the applicable D&O Proof of Claim or D&O Indemnity Proof of Claim and each of their respective counsel, or as otherwise ordered by the Court (“Designated Persons”) or consented to by the Claimant, acting reasonably; and

(c)	any Designated Person may provide Confidential Information to other interested stakeholders (who shall have provided non-disclosure undertakings or agreements) on not less than 3 Business Days’ notice to the Claimant. If such Claimant objects to such disclosure, the Claimant and the relevant Designated Person shall attempt to settle any objection, failing which, either party may seek direction from the Court.

31. THIS COURT ORDERS that the Monitor (in consultation with the Applicant and the Directors and Officers named in the D&O Proof of Claim, as applicable), subject to the terms of this Order, shall review all Proofs of Claim and D&O Proofs of Claim filed, and at any time:

(a)	may request additional information from a purported Claimant;

(b)	may request that a purported Claimant file a revised Proof of Claim or D&O Proof of Claim, as applicable;

(c)	may, with the consent of the Applicant and any Person whose liability may be affected or further order of the Court, attempt to resolve and settle any issue arising in a Proof of Claim or D&O Proof of Claim or in respect of a purported Claim or D&O Claim, provided that if a Director or Officer disputes all or any portion of a purported D&O Claim, then the disputed portion of such purported D&O Claim may not be resolved or settled without such Director or Officer’s consent or further order of the Court;

(d)	may, with the consent of the Applicant and any Person whose liability may be affected or further order of the Court, accept (in whole or in part) the amount and/or Status of any Claim or D&O Claim, provided that if a Director or Officer disputes all or any portion of a purported D&O Claim against such Director or Officer, then the disputed portion of such purported D&O Claim may not be accepted without such Director or Officer’s consent or further order of the Court; and

(e)	may by notice in writing revise or disallow (in whole or in part) the amount and/or Status of any purported Claim or D&O Claim,

32. THIS COURT ORDERS that where a Claim or D&O Claim has been accepted by the Monitor in accordance with this Order, such Claim or D&O Claim shall constitute such Claimant’s Proven Claim. The acceptance of any Claim or D&O Claim or other determination of same in accordance with this Order, in full or in part, shall not constitute an admission of any fact, thing, liability, or quantum or status of any claim by any Person, save and except in the context of the CCAA Proceedings, and, for greater certainty, shall not constitute an admission of any fact, thing, liability, or quantum or status of any claim by any Person as against any Subsidiary.

33. THIS COURT ORDERS that where a purported Claim or D&O Claim is revised or disallowed (in whole or in part, and whether as to amount and/or Status), the Monitor shall deliver to the purported Claimant a Notice of Revision or Disallowance, attaching the form of Dispute Notice.

34. THIS COURT ORDERS that where a purported Claim or D&O Claim has been revised or disallowed (in whole or in part, and whether as to amount and/or as to Status), the revised or disallowed purported Claim or D&O Claim (or revised or disallowed portion thereof) shall not be a Proven Claim until determined otherwise in accordance with the procedures set out in paragraphs 42 to 45 hereof or as otherwise ordered by the Court.

REVIEW OF D&O INDEMNITY PROOFS OF CLAIM

35.THIS COURT ORDERS that the Monitor, subject to the terms of this Order, shall review all D&O Indemnity Proofs of Claim filed, and at any time:

(a)	may request additional information from a Director of Officer;

(b)	may request that a Director or Officer file a revised D&O Indemnity Proof of Claim;

(c)	may attempt to resolve and settle any issue arising in a D&O Indemnity Proof of Claim or in respect of a purported D&O Indemnity Claim;

(d)	may accept (in whole or in part) the amount and/or Status of any D&O Indemnity Claim; and

(e)	may by notice in writing revise or disallow (in whole or in part) the amount and/or Status of any purported D&O Indemnity Claim.

36. THIS COURT ORDERS that where a D&O Indemnity Claim has been accepted by the Monitor in accordance with this Order, such D&O Indemnity Claim shall constitute such Director or Officer’s Proven Claim. The acceptance of any D&O Indemnity Claim or other determination of same in accordance with this Order, in full or in part, shall not constitute an admission of any fact, thing, liability, or quantum or Status of any claim by any Person, save and except in the context of the CCAA Proceedings, and, for greater certainty, shall not constitute an admission of any fact, thing, liability, or quantum or Status of any claim by any Person as against any Subsidiary.

37. THIS COURT ORDERS that where a purported D&O Indemnity Claim is revised or disallowed (in whole or in part, and whether as to amount and/or Status), the Monitor shall deliver to the Director or Officer a Notice of Revision or Disallowance, attaching the form of Dispute Notice.

38. THIS COURT ORDERS that where a purported D&O Indemnity Claim has been revised or disallowed (in whole or in part, and whether as to amount and/or as to Status), the revised or disallowed purported D&O Indemnity Claim (or revised or disallowed portion thereof) shall not be a Proven Claim until determined otherwise in accordance with the procedures set out in paragraphs 42 to 45 hereof or as otherwise ordered by the Court.

39.THIS COURT ORDERS that, notwithstanding anything to the contrary in this Order, in respect of any Claim, D&O Claim or D&O Indemnity Claim that exceeds $1 million, the Monitor and the Applicant shall not accept, admit, settle, resolve, value (for any purpose), revise Or reject such Claim, D&O Claim or D&O Indemnity Claim without Order of the Court.

DISPUTE NOTICE

40. THIS COURT ORDERS that a purported Claimant who intends to dispute a Notice of Revision or Disallowance shall file a Dispute Notice with the Monitor as soon as reasonably possible but in any event such that such Dispute Notice shall be received by the Monitor on the day that is fourteen (14) days after such purported Claimant is deemed to have received the Notice of Revision or Disallowance in accordance with paragraph 50 of this Order. The filing of a Dispute Notice with the Monitor within the fourteen (14) day period specified in this paragraph shall constitute an application to have the amount or Status of such claim determined as set out in paragraphs 42 to 45 of this Order.

41. THIS COURT ORDERS that where a purported Claimant that receives a Notice of Revision or Disallowance fails to file a Dispute Notice with the Monitor within the time period provided therefor in this Order, the amount and Status of such purported Claimant’s purported Claim, D&O Claim or D&O Indemnity Claim, as applicable, shall be deemed to be as set out in the Notice of Revision or Disallowance and such amount and Status, if any, shall constitute such purported Claimant’s Proven Claim, and the balance of such purported Claimant’s purported Claim, D&O Claim, or D&O Indemnity Claim, if any, shall be forever barred and extinguished.

RESOLUTION OF CLAIMS, D&O CLAIMS AND D&O INDEMNITY CLAIMS

42. THIS COURT ORDERS that as soon as practicable after the delivery of the Dispute Notice to the Monitor, the Monitor, in accordance with paragraph 31(c), shall attempt to resolve and settle the purported Claim or D&O Claim with the purported Claimant.

43. THIS COURT ORDERS that as soon as practicable after the delivery of the Dispute Notice in respect of a D&O Indemnity Claim to the Monitor, the Monitor, in accordance with paragraph 35(c), shall attempt to resolve and settle the purported D&O Indemnity Claim with the Director or Officer.

44. THIS COURT ORDERS that in the event that a dispute raised in a Dispute Notice is not settled within a time period or in a manner satisfactory to the Monitor, the Applicant and the applicable Claimant, the Monitor shall seek direction from the Court, on the correct process for resolution of the dispute. Without limitation, the foregoing includes any dispute arising as to whether a Claim is or is not an “equity claim” as defined in the CCAA.

45. THIS COURT ORDERS that any Claims and related D&O Claims and/or D&O Indemnity Claims shall be determined at the same time and in the same proceeding.

NOTICE OF TRANSFEREES

46. THIS COURT ORDERS that neither the Monitor nor the Applicant shall be obligated to send notice to or otherwise deal with a transferee or assignee of a Claim, D&O Claim or D&O Indemnity Claim as the Claimant in respect thereof unless and until (i) actual written notice of transfer or assignment, together with satisfactory evidence of such transfer or assignment, shall have been received by the Monitor and the Applicant, and (ii) the Monitor shall have acknowledged in writing such transfer or assignment, and thereafter such transferee or assignee shall for all purposes hereof constitute the “Claimant” in respect of such Claim, D&O Claim or D&O Indemnity Claim. Any such transferee or assignee of a Claim, D&O Claim or D&O Indemnity Claim, and such Claim, D&O Claim or D&O Indemnity Claim shall be bound by all notices given or steps taken in respect of such Claim, D&O Claim or D&O Indemnity Claim in accordance with this Order prior to the written acknowledgement by the Monitor of such transfer or assignment.

47. THIS COURT ORDERS that if the holder of a Claim, D&O Claim or D&O Indemnity Claim has transferred or assigned the whole of such Claim, D&O Claim or D&O Indemnity Claim to more than one Person or part of such Claim, D&O Claim or D&O Indemnity Claim to another Person or Persons, such transfer or assignment shall not create a separate Claim, D&O

Claim or D&O Indemnity Claim and such Claim, D&O Claim or D&O Indemnity Claim shall continue to constitute and be dealt with as a single Claim, D&O Claim or D&O Indemnity Claim notwithstanding such transfer or assignment, and the Monitor and the Applicant shall in each such case not be bound to acknowledge or recognize any such transfer or assignment and shall be entitled to send notice to and to otherwise deal with such Claim, D&O Claim or D&O Indemnity Claim only as a whole and then only to and with the Person last holding such Claim, D&O Claim or D&O Indemnity Claim in whole as the Claimant in respect of such Claim, D&O Claim or D&O Indemnity Claim. Provided that a transfer or assignment of the Claim, D&O Claim or D&O Indemnity Claim has taken place in accordance with paragraph 46 of this Order and the Monitor has acknowledged in writing such transfer or assignment, the Person last holding such Claim, D&O Claim or D&O Indemnity Claim in whole as the Claimant in respect of such Claim, D&O Claim or D&O Indemnity Claim may by notice in writing to the Monitor direct that subsequent dealings in respect of such Claim, D&O Claim or D&O Indemnity Claim, but only as a whole, shall be with a specified Person and, in such event, such Claimant, transferee or assignee of the Claim, D&O Claim or D&O Indemnity Claim shall be bound by any notices given or steps taken in respect of such Claim, D&O Claim or D&O Indemnity Claim by or with respect to such Person in accordance with this Order.

48. THIS COURT ORDERS that the transferee or assignee of any Claim, D&O Claim or D&O Indemnity Claim (i) shall take the Claim, D&O Claim or D&O Indemnity Claim subject to the rights and obligations of the transferor/assignor of the Claim, D&O Claim or D&O Indemnity Claim, and subject to the rights of the Applicant or Director or Officer against any such transferor or assignor, including any rights of set-off which the Applicant, Director or Officers had against such transferor or assignor, and (ii) cannot use any transferred or assigned Claim, D&O Claim or D&O Indemnity Claim to reduce any amount owing by the transferee or assignee to the Applicant, Director or Officer, whether by way of set off, application, merger, consolidation or otherwise.

DIRECTIONS

49. THIS COURT ORDERS that the Monitor, the Applicant and any Person (but only to the extent such Person may be affected with respect to the issue on which directions are sought) may, at any time, and with such notice as the Court may require, seek directions from the Court with respect to this Order and the claims process set out herein, including the forms attached as Schedules hereto.

SERVICE AND NOTICE

50. THIS COURT ORDERS that the Monitor and the Applicant may, unless otherwise specified by this Order, serve and deliver the Proof of Claim Document Package, and any letters, notices or other documents to Claimants, purported Claimants, Directors or Officers, or other interested Persons, by forwarding true copies thereof by prepaid ordinary mail, courier, personal delivery or electronic or digital transmission to such Persons (with copies to their counsel as appears on the CCAA Service List if applicable) at the address as last shown on the records of the Applicant or set out in such Person’s Proof of Claim, D&O Proof of Claim or D&O Indemnity Proof of Claim. Any such service or notice by courier, personal delivery or electronic or digital transmission shall be deemed to have been received: (i) if sent by ordinary mail, on the third Business Day after mailing within Ontario, the fifth Business Day after mailing within Canada (other than within Ontario), and the tenth Business Day after mailing internationally; (ii) if sent by courier or personal delivery, on the next Business Day following dispatch; and (iii) if delivered by electronic or digital transmission by 6:00 p.m. on a Business Day, on such Business Day, and if delivered after 6:00 p.m. or other than on a Business Day, on the following Business Day. Notwithstanding anything to the contrary in this paragraph 50, Notices of Revision or Disallowance shall be sent only by (i) facsimile to a number that has been provided in writing by the purported Claimant, Director or Officer, or (ii) courier.

51. THIS COURT ORDERS that any notice or other communication (including Proofs of Claim, D&O Proofs of Claims, D&O Indemnity Proofs of Claim and Notices of Dispute) to be given under this Order by any Person to the Monitor shall be in writing in substantially the form, if any, provided for in this Order and will be sufficiently given only if delivered by prepaid registered mail, courier, personal delivery or electronic or digital transmission addressed to:

FTI Consulting Canada Inc.

Court-appointed Monitor of Sino-Forest Corporation

TD Waterhouse Tower

79 Wellington Street West

Suite 2010, P.O. Box 104

Toronto, Ontario M5K 1G8

Attention: Jodi Porepa

Telephone: (416) 649-8094

E-mail: sfc@fticonsulting.com

Any such notice or other communication by a Person shall be deemed received only upon actual receipt thereof during normal business hours on a Business Day, or if delivered outside of a normal business hours, the next Business Day.

52. THIS COURT ORDERS that if during any period during which notices or other communications are being given pursuant to this Order a postal strike or postal work stoppage of general application should occur, such notices or other communications sent by ordinary mail and then not received shall not, absent further Order of the Court, be effective and notices and other communications given hereunder during the course of any such postal strike or work stoppage of general application shall only be effective if given by courier, personal delivery or electronic or digital transmission in accordance with this Order.

53. THIS COURT ORDERS that in the event that this Order is later amended by further order of the Court, the Monitor shall post such further order on the Monitor’s Website and such posting shall constitute adequate notice of such amended claims procedure.

MISCELLANEOUS

54. THIS COURT ORDERS that notwithstanding any other provision of this Order, the solicitation of Proofs of Claim, D&O Proofs of Claim and D&O Indemnity Proofs of Claim and the filing by a Person of any Proof of Claim, D&O Proof of Claim or D&O Indemnity Proof of Claim shall not, for that reason only, grant any Person any standing in the CCAA Proceedings or rights under the Plan.

55. THIS COURT ORDERS that the rights of the Ontario Plaintiffs and the Quebec Plaintiffs granted pursuant to paragraphs 27 and 28 of this Order are limited to filing a single Proof of

Claim and, if applicable, a single D&O Proof in respect of each of the National Class and the Quebec Class in these proceedings, and not for any other purpose. Without limiting the generality of the foregoing, the filing of any Proof of Claim or D&O Proof of Claim by the Ontario Plaintiffs or the Quebec Plaintiffs pursuant to this Order:

(a)	is not an admission or recognition of their right to represent the Class for any other purpose, including with respect to quantification, settlement or voting in these proceedings, the Ontario Class Action or the Quebec Class Action; and

(b)	is without prejudice to the right of the Ontario Plaintiffs and the Quebec Plaintiffs or their counsel to seek an order granting them rights of representation in these proceedings, the Ontario Class Action or the Quebec Class Action.

56. THIS COURT ORDERS that nothing in this Order shall constitute or be deemed to constitute an allocation or assignment of Claims, D&O Claims, D&O Indemnity Claims, or Excluded Claims into particular affected or unaffected classes for the purpose of a Plan and, for greater certainty, the treatment of Claims, D&O Claims, D&O Indemnity Claims, Excluded Claims or any other claims are to be subject to a Plan and the class or classes of creditors for voting and distribution purposes shall be subject to the terms of any proposed Plan or further Order of the Court.

57. THIS COURT ORDERS that nothing in this Order shall prejudice the rights and remedies of any Directors or Officers or other persons under any existing Director and Officers or other insurance policy or prevent or bar any Person from seeking recourse against or payment from the Applicant’s insurance and any Director’s and/or Officer’s liability insurance policy or policies that exist to protect or indemnify the Directors and/or Officers or other persons, whether such recourse or payment is sought directly by the Person asserting a Claim or a D&O Claim from the insurer or derivatively through the Director or Officer or Applicant; provided, however, that nothing in this Order shall create any rights in favour of such Person under any policies of insurance nor shall anything in this Order limit, remove, modify or alter any defence to such claim available to the insurer pursuant to the provisions of any insurance policy or at law.

58.THIS COURT HEREBY REQUESTS the aid and recognition of any court, tribunal, regulatory or administrative body having jurisdiction in Canada, the United States, Barbados, the British Virgin Islands, Cayman Islands, Hong Kong, the People’s Republic of China or in any other foreign jurisdiction, to give effect to this Order and to assist the Applicant, the Monitor and their respective agents in carrying out the terms of this Order. All courts, tribunals, regulatory and administrative bodies are hereby respectfully requested to make such orders and to provide such assistance to the Applicant and to the Monitor, as an officer of the Court, as may be necessary or desirable to give effect to this Order, to grant representative status to the Monitor in any foreign proceeding, or to assist the Applicant and the Monitor and their respective agents in carrying out the terms of this Order.

SCHEDULE “A”

NOTICE OF REVISION OR DISALLOWANCE

For Persons that have asserted Claims against Sino-Forest Corporation,

D&O Claims against the Directors or Officers of Sino-Forest Corporation or D&O

Indemnity Claims against Sino-Forest Corporation

Claim Reference Number:

TO:
(Name of purported claimant)

Defined terms not defined in this Notice of Revision or Disallowance have the meaning ascribed in the Order of the Ontario Superior Court of Justice dated May 8, 2012 (the “Claims Procedure Order”). All dollar values contained herein are in Canadian dollars unless otherwise noted.

Pursuant to 31 of the Claims Procedure Order, the Monitor hereby gives you notice that it has reviewed your Proof of Claim, D&O Proof of Claim or D&O Indemnity Proof of Claim and has revised or disallowed all or part of your purported Claim, D&O Claim or D&O Indemnity Claim, as the case may be. Subject to further dispute by you in accordance with the Claims Procedure Order, your Proven Claim will be as follows:

	Amount as submitted		Amount allowed by Monitor
	(original currency amount)	(in Canadian dollars)	(in Canadian dollars)
A. Prefiling Claim	$	$	$
B. Restructuring Claim	$	$	$
C. Secured Claim	$	$	$
D. D&O Claim	$	$	$
E. D&O Indemnity Claim	$	$	$
F. Total Claim	$	$	$

Reasons for Revision or Disallowance:

SERVICE OF DISPUTE NOTICES

If you intend to dispute this Notice of Revision or Disallowance, you must, no later than 5:00 p.m. (prevailing time in Toronto) on the day that is fourteen (14) days after this Notice of Revision or Disallowance is deemed to have been received by you (in accordance with paragraph 50 of the Claims Procedure Order), deliver a Dispute Notice to the Monitor by registered mail, courier, personal delivery or electronic or digital transmission to the address below. In accordance with the Claims Procedure Order, notices shall be deemed to be received upon actual receipt thereof by the Monitor during normal business hours on a Business Day, or if delivered outside of normal business hours, on the next Business Day. The form of Dispute Notice is enclosed and can also be accessed on the Monitor’s website at http ://cfcanada.fticonsulting.com/sfc.

FTI Consulting Canada Inc.

Court-appointed Monitor of Sino-Forest Corporation

TD Waterhouse Tower

79 Wellington Street West

Suite 2010, P.O. Box 104

Toronto, Ontario M5K 1G8

Attention: Jodi Porepa

Telephone: (416) 649-8094

Email: sfc@fticonsulting.com

IF YOU FAIL TO FILE A DISPUTE NOTICE WITHIN THE PRESCRIBED TIME PERIOD, THIS NOTICE OF REVISION OR DISALLOWANCE WILL BE BINDING UPON YOU.

DATED at Toronto, this            day of         , 2012.

FTI Consulting Canada Inc., solely in its capacity as Court-appointed Monitor of Sino-Forest Corporation and not in its personal or corporate capacity

Per: Greg Watson / Jodi Porepa

SCHEDULE “B”

DISPUTE NOTICE

With respect to Sino-Forest Corporation

Claim Reference Number:

1.	Particulars of Claimant:

Full Legal Name of claimant (include trade name, if different):

  (the “Claimant”)

Full Mailing Address of the Claimant:

Other Contract Information of the Claimant:

Telephone Number:

Email Address:

Facsimile Number:

Attention (Contact Person):

2.	Particulars of original Claimant from whom you acquired the Claim, D&O Claim or D&O Indemnity Claim:

Have you acquired this purported Claim, D&O Claim or D&O Indemnity Claim by assignment?

Yes:   ☐                                 No:   ☐

If yes and if not already provided, attach documents evidencing assignment.

Full Legal Name of original Claimant(s):

3.	Dispute of Revision or Disallowance of Claim, D&O Claim or D&O Indemnity Claim, as the case may be:

For the purposes of the Claims Procedure Order only (and without prejudice to the terms of any plan of arrangement or compromise), claims in a foreign currency will be converted to Canadian dollars at the exchange rates set out in the Claims Procedure Order.

The Claimant hereby disagrees with the value of its Claim, D&O Claim or D&O Indemnity Claim, as the case may be, as set out in the Notice of Revision or Disallowance and asserts a Claim, D&O Claim or D&O Indemnity Claim, as the case may be, as follows:

	Amount allowed by Monitor: (Notice of Revision or Disallowance) (in Canadian dollars)	Amount claimed by Claimant: (in Canadian Dollars)
A. Prefiling Claim	$	$
B. Restructuring Claim	$	$
C. Secured Claim	$	$
D. D&O Claim	$	$
E. D&O Indemnity Claim	$	$
F. Total Claim	$	$

REASON(S) FOR THE DISPUTE:

SERVICE OF DISPUTE NOTICES

If you intend to dispute a Notice of Revision or Disallowance, you must,, by no later than the date that is fourteen (14) days after the Notice of Revision or Disallowance is deemed to have been received by you (in accordance with paragraph 50 of the Claims Procedure Order), deliver to the Monitor this Dispute Notice by registered mail, courier, personal delivery or electronic or digital transmission to the address below. In accordance with the Claims Procedure Order, notices shall be deemed to be received upon actual receipt thereof by the Monitor during normal business hours on a Business Day, or if delivered outside of normal business hours, on the next Business Day.

FTI Consulting Canada Inc.

Court-appointed Monitor of Sino-Forest Corporation

TD Waterhouse Tower

79 Wellington Street West

Suite 2010, P.O. Box 104

Toronto, Ontario M5K 1G8

Attention: Jodi Porepa

Telephone: (416) 649-8094

E-mail: sfc@fticonsulting.com

DATED this day of , 2012.		.

Name of Claimant:

Per:
Witness	Name:
Title:
(please print)

SCHEDULE “C”

NOTICE TO CLAIMANTS

AGAINST SINO-FOREST CORPORATION

(hereinafter referred to as the “Applicant”)

RE:	NOTICE OF CLAIMS PROCEDURE FOR THE APPLICANT PURSUANT TO THE COMPANIES’ CREDITORS ARRANGEMENT ACT (the “CCAA”)

PLEASE TAKE NOTICE that this notice is being published pursuant to an Order of the Superior Court of Justice of Ontario made on May 8, 2012 (the “Claims Procedure Order”). Pursuant to the Claims Procedure Order, Proof of Claim Document Packages will be sent to claimants by mail, on or before May 15, 2012, if those claimants are known to the Applicant. Claimants may also obtain the Claims Procedure Order and a Proof of Claim Document Package from the website of the Monitor at http://cfcanadafticonsulting.com/sfc, or by contacting the Monitor by telephone (416-649-8094).

Proofs of Claim (including D&O Proofs of Claim) must be submitted to the Monitor for any claim against the Applicant, whether unliquidated, contingent or otherwise, or a claim against any current or former officer or director of the Applicant, in each case where the claim (i) arose prior to March 30, 2012, or (ii) arose on or after March 30, 2012 as a result of the restructuring, termination, repudiation or disclaimer of any lease, contract, or other agreement or obligation. Please consult the Proof of Claim Document Package for more details.

Completed Proofs of Claim must be received by the Monitor by 5:00 p.m. (prevailing Eastern Time) on the applicable claims bar date, as set out in the Claims Procedure Order. It is your responsibility to ensure that the Monitor receives your Proof of Claim or D&O Proof of Claim by the applicable claims bar date.

Certain Claimants are exempted from the requirement to file a Proof of Claim. Among those claimants who do not need to file a Proof of Claim are individual noteholders in respect of Claims relating solely to the debt evidenced by their notes and persons whose Claims form the subject matter of the Ontario Class Action or the Quebec Class Action. Please consult the Claims Procedure Order for additional details.

CLAIMS AND D&O CLAIMS WHICH ARE NOT RECEIVED BY THE APPLICABLE CLAIMS BAR DATE WILL BE BARRED AND EXTINGUISHED FOREVER.

DATED at Toronto this — day of —, 2012.

SCHEDULE “D”

PROOF OF CLAIM AGAINST

SINO-FOREST CORPORATION

1. Original Claimant Identification (the “Claimant”)

Legal Name of Claimant		Name of Contact
Address		Title
Phone #
Fax #
City	Prov / State	e-mail
Postal/Zip code

2. Assignee, if claim has been assigned

Full Legal Name of Assignee		Name of Contact
Address		Phone #
Fax #
City	Prov / State	e-mail
Postal/Zip code

3a. Amount of Claim

The Applicant or Director or Officer was and still Is indebted to the Claimant as follows:

Currency	Original Currency	Unsecured	Restructuring	Secured
	Amount	Prefiling Claim	Claim	Claim

		☐	☐	☐

		☐	☐	☐

		☐	☐	☐

		☐	☐	☐

		☐	☐	☐

3b. Claim against Subsidiaries

If you have or intend to make a claim against one or more Subsidiaries which is based in whole or in part on facts, underlying transactions, causes of action or events relating to a claim made against the Applicant above, check the box below, list the Subsidiaries against whom you assert your claim, and provide particulars of your claim against such Subsidiaries,

☐ I/we have a claim against one or more Subsidiary

Name(s) of Subsidiaries	Currency	Original Currency Amount	Amount of Claim

4. Documentation

Provide all particulars of the Claim and supporting documentation, including amount, and description of transactions) or agreement(s), or legal breach(es) giving rise to the Claim.

5. Certification

I hereby certify that

1.	1 am the Claimant, or authorized representative of the Claimant

2.	1 have knowledge of all the circumstances connected with this Claim,

3.	Complete documentation in support of this claim is attached.

Name

Title

Dated at

Signature

this day of 2012

Witness

6. Filing of Claim

This Proof of Claim must be received by the Monitor by no later than 5:00 p.m. (prevailing Eastern Time) on June 20, 2012, by registered mail, courier, personal delivery or electronic or digital transmission at the following address:

FTI Consulting Canada Inc.

Court-appointed Monitor of Sino-Forest Corporation

TD Waterhouse Tower

79 Wellington Street West

Suite 2010, P.O. Box 104

Toronto, Ontario M5K 1G8

Attention: Jodi Porepa

Telephone: (416) 649-8094

E-mail: sfc@fticonsulting.com

An electronic version of this form is available at http://cfcanada.fticonsulting.com/sfc,

SCHEDULE “D-2”

PROOF OF CLAIM AGAINST

DIRECTORS OR OFFICERS OF SINO-FOREST CORPORATION

This form is to be used only by Claimants asserting a claim against any director and/or officers of Sino-Forest Corporation, and NOT for claims against Sino-Forest Corporation itself. For claims against Sino-Forest Corporation, please use the form titled “Proof of Claim Against Sino-Forest Corporation”, which is available on the Monitor’s website at http://cfcanadafticonsulting.com/sfc.

1. Original Claimant Identification (the “Claimant”)

Legal Name of Claimant		Name of Contact
Address		Title
Phone #
City	Prov / State	Fax #
Postal/Zip code		e-mail

2. Assignee, if D&O Claim has been assigned

Full Legal Name of Assignee		Name of Contact
Address		Phone #
Fax #
City	Prov / State	e-mail
Postal/Zip code

3. Amount of D&O Claim

The Director or Officer was and still is indebted to the Claimant as follows:

☐ I/we have a claim against a Director(s) and/or Officer(s)

Name(s) of Director(s) and/or Officer(s)	Currency	Original Currency Amount	Amount of Claim

4. Documentation

Provide all particulars of the D&O Claim and supporting documentation, including amount, and description of transaction(s) or agreement(s), or legal breach(es) giving rise to the D&O Claim.

5. Certification

I hereby certify that

1.	1 am the Claimant, or authorized representative of the Claimant.

2.	I have knowledge of all the circumstances connected with this D&O Claim.

3.	Complete documentation in support of this D&O Claim is attached.

Name

Title

Dated at

Signature

this day of 2012

Witness

6. Filing of D&O Claim

This Proof of Claim must be received by the Monitor by no later than 5:00 p.m. (prevailing Eastern Time) on June 20, 2012, by registered mail, courier, personal delivery or electronic or digital transmission at the following address:

FTI Consulting Canada Inc.

Court-appointed Monitor of Sino-Forest Corporation

TD Waterhouse Tower

79 Wellington Street West

Suite 2010, P.O. Box 104

Toronto, Ontario M5K 1G8

Attention: Jodi Porepa

Telephone: (416) 649-8094

E-mail: sfcgfticonsulting.com

An electronic version of this form Is available at http://cfcanada.fticonsulting.com/sfc

SCHEDULE “E”

GUIDE TO COMPLETING THE PROOF OF CLAIM FOR CLAIMS AGAINST SINO-FOREST-CORPORATION

This Guide has been prepared to assist Claimants in filling out the Proof of Claim with respect to Sino-Forest Corporation (the “Applicant”). If you have any additional questions regarding completion of the Proof of Claim, please consult the Monitor’s website at http://cfcanada.fticonsulting.com/sfc or contact the Monitor, whose contact information is shown below.

Additional copies of the Proof of Claim may be found at the Monitor’s website address noted above.

Please note that this is a guide only, and that in the event of any inconsistency between the terms of this guide and the terms of the Claims Procedure Order made on May 8, 2012 (the “Claims Procedure Order”), the terms of the Claims Procedure Order will govern.

SECTION 1— ORIGINAL CLAIMANT

4. A separate Proof of Claim must be filed by each legal entity or person asserting a claim against the Applicant.

5. The Claimant shall include any and all Claims it asserts against the Applicant in a single Proof of Claim.

6. The full legal name of the Claimant must be provided.

7. If the Claimant operates under a different name, or names, please indicate this in a separate schedule in the supporting documentation.

8. If the Claim has been assigned or transferred to another party, Section 2 must also be completed.

9. Unless the Claim is assigned or transferred., all future correspondence, notices, etc. regarding the Claim will be directed to the address and contact indicated in this section.

10. Certain Claimants are exempted from the requirement to file a Proof of Claim. Among those claimants who do not need to file a Proof of Claim are individual noteholders in respect of Claims relating solely to the debt evidenced by their notes. Please consult the Claims Procedure Order for details with respect to these and other exemptions.

SECTION 2—ASSIGNEE

11. If the Claimant has assigned or otherwise transferred its Claim, then Section 2 must be completed.

12. The full legal name of the Assignee must be provided.

13. If the Assignee operates under a different name, or names, please indicate this in a separate schedule in the supporting documentation.

14. If the Monitor in consultation with the Applicant is satisfied that an assignment or transfer has occurred, all future correspondence, notices, etc. regarding the Claim will be directed to the Assignee at the address and contact indicated in this section.

SECTION 3A—AMOUNT OF CLAIM OF CLAIMANT AGAINST DEBTOR

15. Indicate the amount the Applicant was and still is indebted to the Claimant.

Currency, Original Currency Amount

16. The amount of the Claim must be provided in the currency in which it arose.

17. Indicate the appropriate currency in the Currency column.

18. If the Claim is denominated in multiple currencies, use a separate line to indicate the Claim amount in each such currency. If there are insufficient lines to record these amounts, attach a separate schedule indicating the required information.

19. Claims denominated in a currency other than Canadian dollars will be converted into Canadian dollars in accordance with the Claims Procedure Order.

Unsecured Prefiling Claim

20. Check this box ONLY if the Claim recorded on that line is an unsecured prefiling claim.

Restructuring Claim

21. Check this box ONLY if the amount of the Claim against the Applicant arose out of the restructuring, termination, repudiation or disclaimer of a lease, contract, or other agreement or obligation on or after March 30, 2012.

Secured Claim

Check this box ONLY if the Claim recorded on that line is a secured claim.

SECTION 3B—CLAIM AGAINST SUBSIDIARIES

22. Check this box ONLY if you have or intend to make a claim against one or more Subsidiaries which is based in whole or in part on facts, underlying transactions, causes of action or events relating to a claim made against the Applicant above, and list the Subsidiaries against whom you assert your claim.

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SECTION 4—DOCUMENTATION

23. Attach to the claim form all particulars of the Claim and supporting documentation, including amount, description of transaction(s) or agreement(s) or breach(es) giving rise to the Claim.

SECTION 5—CERTIFICATION

24. The person signing the Proof of Claim should:

(a)	be the Claimant, or authorized representative of the Claimant.

(b)	have knowledge of all the circumstances connected with this Claim.

(c)	have a witness to its certification.

25. By signing and submitting the Proof of Claim, the Claimant is asserting the claim against the Applicant.

SECTION 6—FILING OF CLAIM

26. This Proof of Claim must be received by the Monitor by no later than 5:00 p.m. (prevailing Eastern Time) on June 20, 2012. Proofs of Claim should be sent by prepaid ordinary mail, courier, personal delivery or electronic or digital transmission to the following address:

FTI Consulting Canada Inc.

Court-appointed Monitor of Sino-Forest Corporation

TD Waterhouse Tower

79 Wellington Street West

Suite 2010, P.O. Box 104

Toronto, Ontario M5K 1G8

Attention: Jodi Porepa

Telephone: (416) 649-8094

E-mail: sfc@fticonsulting.com

Failure to file your Proof of Claim so that it is received by the Monitor by 5:00 p.m., on the applicable claims bar date will result in your claim being barred and you will be prevented from making or enforcing a Claim against the Applicant. In addition, you shall not be entitled to further notice in and shall not be entitled to participate as a creditor in these proceedings.

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SCHEDULE “E-2”

GUIDE TO COMPLETING THE PROOF OF CLAIM FOR CLAIMS AGAINST

DIRECTORS OR OFFICERS OF SINO-FOREST-CORPORATION

This Guide has been prepared to assist Claimants in filling out the D&O Proof of Claim against any Directors or Officers of Sino-Forest Corporation (the “Applicant”). If you have any additional questions regarding completion of the Proof of Claim, please consult the Monitor’s website at http://cfcanada.fticonsulting.com/sfc or contact the Monitor, whose contact information is shown below.

The D&O Proof of Claim is to be used only by Claimants asserting a claim against a director and/or officer of Sino-Forest Corporation, and NOT for claims against Sino-Forest Corporation itself. For claims against Sino-Forest Corporation, please use the form titled “Proof of Claim Against Sino-Forest Corporation”, which is available on the Monitor’s website at http://cfcanada.fticonsulting.com/sfc.

Additional copies of the D&O Proof of Claim may be found at the Monitor’s website address noted above.

Please note that this is a guide only, and that in the event of any inconsistency between the terms of this guide and the terms of the Claims Procedure Order made on May 8, 2012 (the “Claims Procedure Order”), the terms of the Claims Procedure Order will govern.

SECTION 1—ORIGINAL CLAIMANT

27. A separate D&O Proof of Claim must be filed by each legal entity or person asserting a claim against any Directors or Officers of the Applicant.

28. The Claimant shall include any and all D&O Claims it asserts in a single D&O Proof of Claim.

29. The full legal name of the Claimant must be provided.

30. If the Claimant operates under a different name, or names, please indicate this in a separate schedule in the supporting documentation.

31. If the D&O Claim has been assigned or transferred to another party, Section 2 must also be completed.

32. Unless the D&O Claim is assigned or transferred, all future correspondence, notices, etc. regarding the D&O Claim will be directed to the address and contact indicated in this section.

SECTION 2—ASSIGNEE

33. If the Claimant has assigned or otherwise transferred its D&O Claim, then Section 2 must be completed.

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34. The full legal name of the Assignee must be provided.

35. If the Assignee operates under a different name, or names, please indicate this in a separate schedule in the supporting documentation.

36. If the Monitor in consultation with the Applicant is satisfied that an assignment or transfer has occurred, all future correspondence, notices, etc. regarding the D&O Claim will be directed to the Assignee at the address and contact indicated in this section.

SECTION 3—AMOUNT OF CLAIM OF CLAIMANT AGAINST DIRECTOR OR OFFICER

37. Indicate the amount the Director or Officer is claimed to be indebted to the Claimant and provide all other request details.

Currency, Original Currency Amount

38. The amount of the D&O Claim must be provided in the currency in which it arose.

39. Indicate the appropriate currency in the Currency column.

40. If the D&O Claim is denominated in multiple currencies, use a separate line to indicate the Claim amount in each such currency. If there are insufficient lines to record these amounts, attach a separate schedule indicating the required information.

41. D&O Claims denominated in a currency other than Canadian dollars will be converted into Canadian dollars in accordance with the Claims Procedure Order.

SECTION 4—DOCUMENTATION

42. Attach to the claim form all particulars of the D&O Claim and supporting documentation, including amount, description of transaction(s) or agreement(s) or breach(es) giving rise to the D&O Claim.

SECTION 5—CERTIFICATION

43. The person signing the D&O Proof of Claim should:

(a) be the Claimant, or authorized representative of the Claimant.

(b) have knowledge of all the circumstances connected with this D&O Claim,

(c) have a witness to its certification.

44. By signing and submitting the D&O Proof of Claim, the Claimant is asserting the claim against the Directors and Officers identified therein.

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SECTION 6—FILING OF CLAIM

45. The D&O Proof of Claim must be received by the Monitor by no later than 5:00 p.m. (prevailing Eastern Time) on June 20, 2012. D&O Proofs of Claim should be sent by prepaid ordinary mail, courier, personal delivery or electronic or digital transmission to the following address:

FTI Consulting Canada Inc.

Court-appointed Monitor of Sino-Forest Corporation

TD Waterhouse Tower

79 Wellington Street West

Suite 2010, P.O. Box 104

Toronto, Ontario M5K 1G8

Attention: Jodi Porepa

Telephone: (416) 649-8094

E-mail: sfc@fticonsulting.com

Failure to file your D&O Proof of Claim so that it is received by the Monitor by 5:00 p.m., on the applicable claims bar date will result in your claim being barred and you will be prevented from making or enforcing a D&O Claim against the any directors or officers of the Applicant. In addition, you shall not be entitled to further notice in and shall not be entitled to participate as a D&O claimant in these proceedings.

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SCHEDULE “F”

D&O INDEMNITY PROOF OF CLAIM

SINO-FOREST CORPORATION

1. Director and /or Officer Particulars (the “Indemnitee”)

Legal Name of Indemintee

Address		Phone #

Fax #

City	Prov / State	e-mail

Postal/Zip code

2. Indemnification Claim

Position(s) Held

Dates Position(s) Held: From	to

Reference Number of Proof of Claim with respect to which this D&O Indemnity Claim is made

Particulars of and basis for D&O Indemnity

Claim

(Provide all particulars of the D&O Indemnity Claim, including all supporting documentation)

3 Filing of Claim

This D&O Indemnity Proof of Claim and supporting documentation are to be returned to the Monitor within ten Business Days of the date of deemed receipt by the Director or Officer of the Proof of Claim by registered mail, courier, personal delivery or electronic or digital transmission at the following address:

FTI Consulting Canada Inc,

Court-appointed Monitor of Sino-Forest Corporation

TD Waterhouse Tower

79 Wellington Street West

Suite 2010, P.O. Box 104

Toronto, Ontario M5K 1GB

Attention: Jodi Porepa

Telephone: (416) 649-8094

E-mail: sfc@fticonsulting.com

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Failure to file your D&O Indemnity Proof of Claim in accordance with the Claims Procedure Order will result in your D&O Indemnity Claim being barred and forever extinguished and you will be prohibited from making or enforcing such D&O Indemnity Claim against the Applicant

Dated at , this day of 2012.

Per:

Name

Signature	(Former Director and/or Officer)

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IN THE MATTER OF THE COMPANIES CREDITORS’ ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED AND IN THE MATTER OF A PLAN OR COMPROMISE OR ARRANGEMENT OF SINO-FOREST CORPORATION

Court File No. CV-12-9667-00CL

ONTARIO SUPERIOR COURT OF JUSTICE (COMMERCIAL LIST) Proceedings commenced in Toronto
ORDER

BENNETT JONES LLP

One First Canadian Place

Suite 3400, P.O. Box 130

Toronto, Ontario

M5X 1A4

Robert W. Staley (LSUC #27115J)

Kevin Zych (LSUC #33129T)

Derek J. Bell (LSUC #43420J)

Jonathan Bell (LSUC #55457P)

Tel: 416-863-1200

Fax: 416-863-1716

Lawyers for the Applicant

Execution Version

RESTRUCTURING SUPPORT AGREEMENT

This Restructuring Support Agreement dated as of March 30, 2012 (the “Agreement Date”) among: (a) Sino-Forest Corporation (the “Company”), (b) each of the subsidiaries of the Company as listed in Schedule A (the “Direct Subsidiaries”), and (c) each of the other signatories hereto, to support agreements in the form hereof or to Joinder Agreements attached hereto as Schedule C (each a “Consenting Noteholder” and collectively the “Consenting Noteholders”), with each Consenting Noteholder being a holder of, and/or investment advisor or manager with investment discretion with respect to holdings in, one or more series of Notes, addresses the principal aspects of the restructuring transaction agreed to by the Company and the Consenting Noteholders as described in Section 1 hereof. The Transaction is to be effected pursuant to a plan of compromise or arrangement under the Companies’ Creditors Arrangement Act (Canada), R.S.C. 1985, c. C-36, as amended (the “CCAA”), and, if determined necessary or advisable by the Company in conjunction with the CCAA Plan, and with the consent of the Advisors, the Canada Business Corporations Act, R.S.C., 1985, c. C-44 (the “CBCA”), in full and final settlement of, among other Claims, all Noteholder Claims (whether directly or pursuant to any guarantee of the Notes provided by any subsidiary of the Company, and any security provided in respect thereof). Capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed thereto in Schedule B. The Consenting Noteholders, the Company and the Direct Subsidiaries are collectively referred to as the “Parties” and each (including each Consenting Noteholder, individually) is a “Party”. This agreement and all schedules to this agreement are collectively referred to herein as the “Agreement”.

1.	Transaction

The principal Transaction Terms (which are subject to the other terms and conditions of this Agreement) are as follows:

Restructuring Transaction:

(a)	Pursuant to the Plan, and subject to Section 1(i) hereof, the Company will implement the Restructuring Transaction, pursuant to which:

(i)	A new company (“Newco”), authorized to issue an unlimited number of common shares and having no restrictions on the number of its shareholders, will be incorporated as a private company in the BVI or the Cayman Islands (or any other jurisdiction acceptable to the Initial Consenting Noteholders, and satisfactory to the Company, acting reasonably) and otherwise organized in a manner acceptable to the Initial Consenting Noteholders, and satisfactory to the Company, acting reasonably;

(ii)

Except as otherwise provided for herein, pursuant to the Plan, the Company shall convey, assign and transfer all of its right, title and interest in and to all of the Company’s properties, assets and rights of every kind and description (including, without limitation, all restricted and unrestricted cash, contracts, real property, receivables or other debt owed to the Company, Intellectual Property, the Company name and all related marks, all of its shares in its subsidiaries (including, without limitation, all of the shares of the Direct Subsidiaries) and all intercompany debt owed to the Company by any of its Subsidiaries), other than the Excluded Assets, to Newco, free and clear of all Claims, options and interests;

(iii)	Pursuant to the Plan, each Noteholder shall receive the following on the Implementation Date of the Restructuring Transaction in full and complete satisfaction of its Noteholder Claims:

(A)	its Pro Rata share of 92.5% of the Newco Shares (subject to any dilution in respect of the New Management Plan); plus

(B)	its Pro Rata share of the Secured Newco Note; plus

(C)	its right to receive the consideration set forth in Section 1(h)(ii)(B) hereof (if any); plus

(D)	if applicable to such Noteholder, the Early Consent Consideration set forth in Section I (b) hereof; and

(iv)	On the Implementation Date, the following consideration shall be placed into trust with the Monitor, for the benefit of the Junior Constituents, to be paid to such Junior Constituents in accordance with their respective legal priorities, subject to payment in full of any prior ranking Junior Constituents:

(A)	the Contingent Value Rights; plus

(B)	the consideration set forth in Section l(h)(ii) hereof (if any).

Early Consent Consideration:

(b)	Each Noteholder (including the Initial Consenting Noteholders) that on or prior to the Consent Date executes (i) this Agreement, (ii) a support agreement in the form hereof or (iii) a Joinder Agreement in the form attached hereto as Schedule C (each a “Consent Date Noteholder”) and provides evidence satisfactory to the Monitor in accordance with Section 2(a) hereof of the Notes held by such Consent Date Noteholder as at the Consent Date shall receive on the Implementation Date, as additional consideration for its Notes, its Pro Rata share of 7.5% of the Newco Shares (the “Early Consent Consideration”).

Other Plan Matters:

(c)

Pursuant to the Plan and the Final Order in respect of the Plan, all Noteholder Claims and Claims of Other Affected Creditors (including Claims of Junior Constituents) with respect to the Company (including, thereby, all class action type claims (whether debt or equity) and related indemnification claims) shall be forever extinguished as against the Company and its Subsidiaries, without any consideration other than as provided for herein.

(d)	Pursuant to the Plan and the Final Order in respect of the Plan, each current or former director or officer of the Company shall be released from any and all claims against them in their capacities as current or former directors or officers of the Company, except that such release shall not apply to or affect any claims that cannot be compromised under section 5.1(2) of the CCAA.

(e)	Pursuant to the Plan, the Other Affected Creditors shall receive: (A) in respect of a Restructuring Transaction, the treatment afforded to the Noteholders pursuant to Sections 1(a)(iii)(A)-1(a)(iii)(C) hereof, or such other treatment as is acceptable to the Initial Consenting Noteholders and any Other Affected Creditor, provided that the aggregate amount of the Claims of the Other Affected Creditors shall not exceed $250,000, without the consent of the Company and the Initial Consenting Noteholders, acting reasonably, and (B) in respect of a Sale Transaction, the treatment set forth in Section 1(k) hereof.

(f)	The Plan may provide that Noteholders and Other Affected Creditors holding claims less than an amount to be agreed between the Company and the Initial Consenting Noteholders, each acting reasonably, or who agree to reduce their claims for distribution purposes to such amount, will be entitled to receive a cash distribution in respect of such amount pursuant to the Plan in lieu of the other consideration such Persons are entitled to receive pursuant to the Plan.

(g)	The Unaffected Claims shall not be impacted by the Plan, provided that the aggregate amount of the Unaffected Claims shall not exceed an amount to be agreed upon between the Company and the Initial Consenting Noteholders, each acting reasonably.

(h)	Pursuant to the Plan, the Litigation Trust will be established on the Implementation Date for the benefit of the Noteholders and the Junior Constituents, as follows:

(i)	The Litigation Trust shall be funded with $20 million in cash (“the “Funding Amount”), which amount shall be funded by the Company into the Litigation Trust on the Implementation Date;

(ii)	To the extent that any proceeds are realized by the Litigation Trust as a result of:

(A)	claims by the Litigation Trust against, or settlements with, Muddy Waters, LLC or any of its affiliates or subsidiaries (collectively, “Muddy Waters”) or any Person acting jointly or in concert with Muddy Waters, then 100% of any and all of such proceeds shall be paid to the Monitor pursuant to Section I(a)(iv) for the benefit of the Junior Constituents only; or

(B)	claims by the Litigation Trust against, or settlements with, any Person other than Muddy Waters or any Person acting jointly or in concert with Muddy Waters, then:

(I)	for the first $25,000,000 of any such proceeds, 100% of such proceeds shall be paid to the Monitor pursuant to Section 1(a)(iv) for the benefit of the Junior Constituents only; and

(II)	for any such proceeds beyond the initial $25,000,000:

i	in the event that the enterprise value of Newco (as determined in accordance with generally accepted principles applied by Chartered Business Valuators or other manner agreed upon between the Company and the Advisors, acting reasonably) (“Newco EV”) is, at the time that any proceeds are so available for distribution from the Litigation Trust, less than the Aggregate Principal Payment Amount plus Accrued Interest up to and including the CCAA Filing Date for all series of Notes, then 30% of any such proceeds shall in each such case be allocated Pro Rata among the Noteholders (up to a maximum of the difference between: (A) the Aggregate Principal Payment Amount plus Accrued Interest and (B) the Newco EV), and 70% of any such proceeds shall be paid to the Monitor pursuant to Section 1(a)(iv) for the benefit of the Junior Constituents; and

ii.	in the event that Newco EV is, at the time that any proceeds are so available for distribution from the Litigation Trust, greater than the Aggregate Principal Payment Amount plus Accrued Interest up to and including the CCAA Filing Date for all series of Notes, then 100% of any such proceeds shall be paid to the Monitor pursuant to Section 1(a)(iv) for the benefit of the Junior Constituents only, and the Noteholders shall not be entitled to receive any distributions from the Litigation Trust.

Alternative Sale Transaction:

(i)	Pursuant to the Sale Process Procedures, the Company shall simultaneously pursue a sale process for all or substantially all of the assets of the Company

(other than the Excluded Assets), and shall consummate a sale of all or substantially all of its assets pursuant to such process, and in lieu of the Restructuring Transaction, provided that any such sale is on terms acceptable to the Company and (i) shall be implemented pursuant to a Plan under the CCAA, and if determined necessary or advisable by the Company, the CBCA, (ii) complies with the terms, conditions and deadlines of the Sale Process Procedures, the Sale Process Order, this Agreement and the Plan, (iii) provides for a cash payment equal to the Aggregate Principal Payment Amount (being, as defined, 85% of the aggregate principal amount of the Notes outstanding as of the CCAA Filing Date, (iv) provides for a cash payment of all Accrued Interest on the Notes up to and including the CCAA Filing Date, and (v) provides for payment of the Expense Reimbursement; or (vi) is otherwise acceptable to the Company and the Initial Consenting Noteholders (any such sale on such terms, being a “Sale Transaction”).

(j)	In the event of a Sale Transaction, each Noteholder shall receive the following on the Implementation Date in full and complete satisfaction of its Noteholder Claims:

(i)	a cash payment equal to all Accrued Interest due in respect of its Notes up to and including the CCAA Filing Date; plus

(ii)	cash payment equal to its Pro Rata share of 82% of the principal amount of its Notes; plus

(iii)	if applicable to such Noteholder, its Pro Rata share of the Early Consent Consideration (which in the case of a Sale Transaction shall be paid in the form of a cash payment to each Consent Date Noteholder in an amount equal to its Pro Rata share of 3% of the principal amount of its Notes). For greater certainty, the total amount payable under Sections 1(j)(ii) and 1(j)(iii) shall in no case exceed the Aggregate Principal Payment Amount

(k)	In the event of a Sale Transaction, on the Implementation Date, in full and complete satisfaction of its Claims, each Other Affected Creditor shall receive the following:

(i)	a cash payment equal to its Pro Rata share of any and all net sale proceeds realized after payment of the amounts set forth in Section 1(j) hereof (“Excess Net Proceeds”), up to an amount not exceeding its proven Claim.

(1)	In the event of a Sale Transaction, on the Implementation Date, the following consideration shall be placed into trust with the Monitor, for the benefit of the Junior Constituents:

(i)	any remaining Excess Net Proceeds after payment of the amounts set forth in Section 1(k); plus

(ii)	the consideration set forth in Section I(h)(ii) hereof (if any),

and/or such other consideration permitted by the Sale Process Procedures.

2.	The Consenting Noteholder’s Representations and Warranties

Each Consenting Noteholder hereby represents and warrants, severally and not jointly, to the Company and the Direct Subsidiaries (and acknowledges that each of the Company and the Direct Subsidiaries are relying upon such representations and warranties) that:

(a)	As of Agreement Date: it (i) either is the sole legal and beneficial owner of the principal amount of Notes disclosed to the Advisors as of such date or has the investment and voting discretion with respect to the principal amount of Notes disclosed to the Advisors as of such date (the amount of Notes disclosed to the Advisors by such Consenting Noteholder as of such dale being the “Relevant Notes”; the accrued and unpaid interest and any other amount that such Consenting Noteholder is entitled to claim pursuant to the Relevant Notes is its “Debt”); (ii) has the power and authority to bind the beneficial owner(s) of such Notes to the terms of this Agreement; (iii) has authorized and instructed the Advisors to advise the Company, in writing, of the aggregate amount of each series of Notes held by the Consenting Noteholders collectively as of the date hereof, and shall cause the Advisors to promptly (and in any event, within five (5) Business Days) notify the Company or its advisors of any change (upon actual knowledge of such change) to the aggregate holdings of Notes held by the Consenting Noteholders, as well as update any writing delivered to the Company in respect thereof; and (iv) has authorized and instructed the Advisors to advise the Monitor, in writing, of the individual principal amount of each series of Notes held by it as of the date hereof, and shall cause the Advisors to promptly (and in any event, within five (5) Business Days) notify the Monitor or its advisors of any change (upon actual knowledge of such change) to the principal amount of Notes held by it, as well as update any writing delivered to the Monitor in respect thereof.

(b)	To the best of its knowledge after due inquiry, there is no proceeding, claim or investigation pending before any court, regulatory body, tribunal, agency, government or legislative body, or threatened against it or any of its properties that, individually or in the aggregate, would reasonably be expected to impair the Consenting Noteholder’s ability to execute and deliver this Agreement and to comply with its terms.

(c)	The Debt held by the Consenting Noteholder is not subject to any liens, charges, encumbrances, obligations or other restrictions that would reasonably be expected to adversely affect its ability to perform its obligations under this Agreement.

(d)	Except as contemplated by this Agreement, the Consenting Noteholder has not deposited any of its Relevant Notes into a voting trust, or granted (or permitted to be granted) any proxies or powers of attorney or attorney in fact, or entered into a voting agreement, understanding or arrangement, with respect to the voting of its Relevant Notes where such trust, grant, agreement, understanding or arrangement would in any manner restrict the ability of the Consenting Noteholder to comply with its obligations under this Agreement.

(e)	It (i) is a sophisticated party with sufficient knowledge and experience to properly evaluate the terms and conditions of this Agreement; (ii) has conducted its own analysis and made its own decision, in the exercise of its independent judgment, to enter into this Agreement; (iii) has obtained such independent advice in this regard as it deemed appropriate; and (iv) has not relied on the analysis or the decision of any Person other than its own members, employees, representatives or independent advisors (it being recognized that the Advisors are not the advisor to any individual holder of the Notes, including any Initial Consenting Noteholder or Consenting Noteholder, on an individual basis).

(f)	The execution, delivery and performance by the Consenting Noteholder of its obligations under this Agreement:

(i)	are within its corporate, partnership, limited partnership or similar power, as applicable;

(ii)	have been duly authorized, by all necessary corporate, partnership, limited partnership or similar action, as applicable, including all necessary consents of the holders of its equity or other participating interests where required; and

(iii)	do not (A) contravene its certificate of incorporation, articles, by-laws, membership agreement, limited partnership agreement or other constating documents, as applicable, (B) violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to it or any of its assets, or (C) conflict with or result in the breach of, or constitute a default under, or require a consent under, any contract material to the Consenting Noteholder.

(g)	This Agreement constitutes a valid and binding obligation of the Consenting Noteholder enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general principles of equity, whether asserted in a proceeding in equity or law.

(h)	it is an accredited investor within the meaning of the rules of the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, and the regulations promulgated thereunder, as modified by The Dodd-Frank Wall Street Reform and Consumer Protection Act.

(i)	It is an “accredited investor”, as such term is defined in National Instrument 45-106 — Prospectus and Registration Exemptions of the Canadian Securities

Administrators (“NI 45-106”) and it was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in NI 45-106.

(j)	It is resident in the jurisdiction indicated on its signature page to this Agreement.

3.	The Company’s and the Direct Subsidiaries’ Representations and Warranties

The Company and each of the Direct Subsidiaries hereby represent and warrant, severally and not jointly, to each Consenting Noteholder (and the Company and each of the Direct Subsidiaries acknowledge that each Consenting Noteholder is relying upon such representations and warranties) that:

(a)	To the best of its knowledge after due inquiry, except as disclosed in the Data Room, there is no proceeding, claim or investigation pending before any court, regulatory body, tribunal, agency, government or legislative body, or threatened against it or any of the Subsidiaries or properties that, individually or in the aggregate, would reasonably be expected to impair the ability of the Company or any of the Direct Subsidiaries to execute and deliver this Agreement and to comply with its terms, or which, if the Transaction was consummated, would result in a Material Adverse Effect.

(b)	The execution, delivery and performance by the Company and each of the Direct Subsidiaries of this Agreement:

(i)	are within its corporate, partnership, limited partnership or similar power, as applicable;

(ii)	have been duly authorized by all necessary corporate, partnership, limited partnership or similar action, as applicable, including all necessary consents of the holders of its equity or other participating interests, where required; and

(iii)	do not (A) contravene its or any of the Subsidiaries’ certificate of incorporation, articles of amalgamation, by-laws or limited partnership agreement or other constating documents, as applicable, (B) violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to it or any of the Subsidiaries, properties or assets, or (C) result in the creation or imposition of any lien or encumbrance upon any of the property of the Company or any of its Subsidiaries.

(c)	This Agreement constitutes a valid and binding obligation of the Company and each of the Direct Subsidiaries enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general principles of equity, whether asserted in a proceeding in equity or law.

(d)	To the knowledge of the Company, neither the Company nor any of its Subsidiaries has any material liability for borrowed money other than pursuant to those banking and other lending agreements that are disclosed in the Data Room.

(e)	Except as disclosed in the Information, the Company has filed with the applicable securities regulators all documents required to be filed by it under Applicable Securities Laws except to the extent that such a failure to file would not be Material.

(f)	Except as disclosed in the Information, no order halting or suspending trading in securities of the Company or prohibiting the sale of such securities has been issued to and is outstanding against the Company, and to the knowledge of the Company, and except as may be related to matters disclosed in the Information, no other investigations or proceedings for such purpose are pending or threatened.

(g)	the Company has delivered or otherwise made available to the Advisors complete copies of all employment agreements for the Executive Officers, all of which are in full force and effect, and there have been no extension, supplements or amendments thereto other than as disclosed in the Data Room.

(h)	The board of directors of the Company has: (i) reviewed the Transaction Terms; (ii) determined, in its business judgment, that the transactions contemplated by the Transaction Terms are in the best interests of the Company; (iii) resolved to recommend approval of this Agreement and the transactions and agreements contemplated hereby to the Noteholders and Other Affected Creditors; and (iv) approved this Agreement and the implementation of the Transaction Terms.

(i)	Other than pursuant to this Agreement and any Joinder thereto, there are no agreements between the Company and any Noteholder with respect to any restructuring or recapitalization matters.

4.	Consenting Noteholders’ Covenants and Consents

Each Consenting Noteholder covenants and agrees as follows:

(a)	Each Consenting Noteholder consents and agrees to the terms and conditions of, and the transactions contemplated by, this Agreement.

(b)	Each Consenting Noteholder agrees to:

(i)	vote (or cause to be voted) all of its Debt in all votes and in each vote in favour of the approval, consent, ratification and adoption of the Plan and the Restructuring Transaction or Sale Transaction contemplated thereby, as the case may be (arid any actions required in furtherance of the foregoing);

(ii)	support the approval of the Plan as promptly as practicable by the Court; and

(iii)	instruct the Advisors to support the making of Initial Order and the Sale Process Order and any other matters relating thereto, and all other motions tiled by the Company in furtherance of the transactions contemplated by this Agreement; provided in each case, that such orders and motions are in form and substance satisfactory to the Advisors and/or the Initial Consenting Noteholders.

(c)	Each Consenting Noteholder agrees not to sell, assign, pledge or hypothecate (except with respect to security generally applying to its investments which does not adversely affect such Consenting Notehol der’s ability to perform its obligations under this Agreement) or otherwise transfer (a “Transfer”), between the Agreement Date and the Termination Date, any Relevant Notes (or any rights or interests in respect thereof, including, but not limited to, the right to vote) held by such Consenting Noteholder, except to a transferee, who (i) is already a Consenting Noteholder if the representations and warranties of such transferee Consenting Noteholder in Section 2 remain true and correct after such Transfer; or (ii) contemporaneously with any such Transfer, agrees to be fully bound as a signatory Consenting Noteholder hereunder in respect of the Notes that are the subject of the Transfer, by executing and delivering to the Company, with a copy to the Advisors, a Joinder Agreement, the form of which is attached hereto as Schedule C. For greater certainty, where the transferee is not already a Consenting Noteholder, such transferee shall be bound by the terms of this Agreement only in respect of the Relevant Notes that are the subject of the Transfer, and not in respect of any other Notes of the transferee. Each Consenting Noteholder hereby agrees to provide the Company and the Advisors with written notice and, in the case of a Transfer pursuant to subparagraph (ii) of this Section 4(c), a fully executed copy of the Joinder Agreement, within three (3) Business Days following any Transfer to a transferee described in (i) or (ii) of this Section 4(c). Any transfer that does not comply with this Section 4(c) shall be void ab initio. For greater certainty, where a Consenting Noteholder assigns all of its Relevant Notes pursuant to this Section 4(c), this Agreement shall continue to be binding upon such Consenting Noteholder with respect to any Notes it subsequently acquires.

(d)	Each Consenting Noteholder agrees, to the extent it effects a Transfer of any of its Relevant Notes in accordance with Section 4(c) hereof after 5:00 p.m. (Toronto time) on the Record Date and is entitled to vote on the adoption and approval of the Transaction and the Plan, to vote all of the Relevant Notes that are the subject of the Transfer on behalf of the transferee in all votes and in each vote in favour of the approval, consent, ratification and adoption of the Transaction and the Plan (and any actions required in furtherance thereof).

(e)	Except as contemplated by this Agreement, each Consenting Noteholder agrees not to deposit any of its Relevant Notes into a voting trust, or grant (or permit to be granted) any proxies or powers of attorney or attorney in fact, or enter into a voting agreement, understanding or arrangement, with respect to the voting of any of its Relevant Notes if such trust, grant, agreement, understanding or arrangement would in any manner restrict the ability of the Consenting Noteholder to comply with its obligations under this Agreement.

(f)	Each Consenting Noteholder agrees that it shall:

(i)	not accelerate or enforce or take any action or initiate any proceeding to accelerate or enforce the payment or repayment of any of its Debt (including for greater certainty any due and unpaid interest on its Relevant Notes), whether against the Company or any Subsidiary or any property of any of them;

(ii)	execute any and all documents and perform any and all commercially reasonable acts required by this Agreement to satisfy its obligations hereunder including any consent, approval or waiver requested by the Company, acting reasonably;

(iii)	forbear from exercising, or directing the Trustee to exercise, any default-related rights, remedies, powers or privileges, or from instituting any enforcement actions or collection actions with respect to any obligations under the Note Indentures, whether against the Company or any Subsidiary or any property of any of them and

(iv)	(A) not object to, delay, impede or take any other action to interfere with the acceptance or implementation of the Transaction; (B) not propose, file, support or vote (or cause to vote) any of its Debt in favour of any alternative offer, restructuring, liquidation, workout or plan of compromise or arrangement or reorganization of or for the Company or any of its Subsidiaries that is inconsistent with the Plan or this Agreement; (C) vote (or cause to vote) any of its Debt against and oppose any proceeding under the CCAA or any other legislation in Canada or elsewhere, or any alternative offer, restructuring, liquidation, workout or plan of compromise or arrangement or reorganization of or for the Company or any of its Subsidiaries, in each case that is inconsistent with the Plan or this Agreement; or (D) not take, or omit to take, any action, directly or indirectly, that is materially inconsistent with, or is intended or is likely to interfere with the consummation of the Transaction, except as and only to the extent required by applicable Law or by any stock exchange rules, by any other regulatory authority having jurisdiction over the Consenting Noteholder or by any court of competent jurisdiction.

The Consenting Noteholders acknowledge and agree that the Subsidiaries are direct beneficiaries of this Section 4(f) and may raise any defense (including, without limitation, any estoppel) or pursue any claim or remedy for any breach of this Section 4(f) or any action taken by any

Noteholder or Trustee in contravention of this Section 4(f).

5.	Company’s and the Direct Subsidiaries’ Covenants and Consents

The Company and each of the Direct Subsidiaries covenants and agrees as follows:

(a)	The Company and each Direct Subsidiary consents and agrees to the terms and conditions of, and the transactions contemplated by, this Agreement.

(b)	Immediately upon this Agreement being executed by the Company and the Direct Subsidiaries and the Initial Consenting Noteholders, the Company will (i) cause to be issued a press release or other public disclosure in form and in substance reasonably acceptable to the Advisors that discloses the material provisions of the Transaction Terms and all such other information as the Company is required to disclose under the terms of the Noleholder Confidentiality Agreements, subject to the terms of Section 9 hereof, and (ii) file a copy of this Agreement on SEDAR, which shall be redacted to remove any information disclosing the identity or holdings of any Noteholders.

(c)	The Company and the Direct Subsidiaries shall pursue the completion of the Transaction in good faith by way of the Plan, in accordance with the Transaction Terms, and in respect of a Restructuring Transaction or a Sale Transaction as the case may be, and shall use commercially reasonable efforts (including recommending to Noteholders and any other Person entitled to vote on the Plan that they vote to approve the Plan and taking all reasonable actions necessary to obtain any regulatory approvals for the Transaction) to achieve the following timeline (which may be amended by the Company with the consent of the Initial Consenting Noteholders or the Advisors, each acting reasonably):

(i)	the initiation of proceedings pursuant to the CCAA (the “CCAA Proceedings”), as evidenced by filing the application seeking the Initial Order and the Sale Process Order with the Court, by no later than March 30, 2012;

(ii)	approval of the Initial Order by the Court by no later than March 30, 2012;

(iii)	approval of the Sale Process Order by the Court by no later than April 5, 2012; and

(iv)	If no Approved Bidders are selected pursuant to the Sale Process Procedure in accordance with the terms thereof:

(A)	filing of the Meeting Order and Plan by no later July 16, 2012;

(B)	meeting of the Noteholders by no later than August 27, 2012;

(C)	sanction of the Plan by the Court by no later than August 31, 2012; and

(D)	implementation of the Plan by no later than the Outside Date.

(d)	The Company shall provide draft copies of all motions or applications and other documents that the Company intends to file with the Court in connection with the Initial Order, the Sale Process Order, the Meeting Order, the Final Order, the Restructuring Transaction, any Sale Transaction, the Plan, and the transactions contemplated by any of the foregoing, to the Advisors at least two (2) Business Days prior to the date when the Company intends to file such documents (except in exigent circumstances where the Company shall provide the documents within such time prior to the filing as is practicable), and such filings shall in each case, when filed, be in form and substance acceptable to the Advisors, acting reasonably.

(e)	Subject to any order of the Court, the Company and the Direct Subsidiaries shall (and shall cause each of the Subsidiaries, as required, to) (i) pursue, support and use commercially reasonable efforts to complete the Transaction in good faith, (ii) do all things that are reasonably necessary and appropriate in furtherance of and to consummate and make effective, the Transaction, including, without limitation, using commercially reasonable efforts to satisfy the conditions precedent set forth in this Agreement, (iii) as soon as practicable following the date hereof, in cooperation with the Initial Consenting Noteholders and the Advisors, make all such filings and seek all such consents, approvals, permits and authorizations with any Governmental Entities or third parties whose consent is required in connection with the Transaction and use commercially reasonable efforts to obtain any and all required regulatory and/or third party approvals for or in connection with the Transaction and (iv) not take any action, directly or indirectly, that is materially inconsistent with, or is intended or is likely to interfere with the consummation of, the Transaction, except as required by applicable Law or by any stock exchange rules, or by any other Governmental Entity having jurisdiction over the Company or any of its Subsidiaries.

(f)	Except as provided for in the Transaction Terms or as otherwise agreed to in writing by the Initial Consenting Noteholders, the Company shall not make any payment or pay any consideration of any nature or kind whatsoever on account of any amounts owing under the Notes.

(g)	Except as contemplated by this Agreement, including pursuant to the Plan, the Company shall not (and shall cause each of the Subsidiaries not to) amend or modify any terms or conditions of the Note Indentures.

(h)	Following a reasonable advance written request (which can be made by way of e-mail and, in terms of reasonable notice, shall in no event require more than five (5) Business Days notice and no less than two (2) Business Days notice) by any of the Advisors or any Initial Consenting Noteholder to any officer, director or employee of the Company or the Subsidiaries, and Allen Chan, with a copy in each case to any of Houlihan Lokey, Bennett Jones or the Chief Executive

Officer, the Company and the Direct Subsidiaries shall (subject, with respect to any confidential information to be provided to an Initial Consenting Noteholder or any of its representatives and affiliates, to the Initial Consenting Noteholder having executed, and its representatives and affiliates being bound by, a confidentiality agreement acceptable to the Company and the Advisors, acting reasonably):

(i)	provide the Initial Consenting Noteholder (or its representatives and affiliates, as the case may be) or the Advisor, as the case may be, with access at reasonable times to the Company’s and its Subsidiaries’ premises, assets, accounts, books and records for use in connection with the Transaction; and

(ii)	make Houlihan Lokey and any other advisor to the Company or the Subsidiaries, the officers, directors and employees of the Company and the Subsidiaries, and Allen Chan, available at reasonable times and places for any discussions with the Initial Consenting Noteholder (or its representatives and affiliates, as the case may be) or the Advisor, as the case may be.

(i)	The Company shall assist the Initial Consenting Noteholders in their search for and selection of directors for the board of directors of Newco to be formed in connection with the Restructuring Transaction, and for any new senior management of Newco, to be put in place on the Implementation Date, including by establishing a search committee appointed by the Initial Consenting Noteholders, hiring a search firm chosen by the Initial Consenting Noteholders and paying all costs and expenses in respect of the search and selection process, including all reasonable costs associated with the search firm and all reasonable and documented out-of-pocket fees and expenses incurred by any Initial Consenting Noteholder in connection with such search and selection process.

(j)	The Company shall, within thirty (30) days following the date of this Agreement, provide the Advisors with a detailed budget (including any financial retainers provided to its advisors) reflecting the Company’s current best estimate of (i) the costs of completing the Transaction, including any material fees anticipated to be payable in connection with the Transaction (to professionals, employees, officers, directors, third parties or otherwise on the Implementation Date or otherwise) and (ii) the anticipated fees of the professional advisors to the Company (including, but not limited to, their legal advisors, auditors, and the Board of Directors’ counsel and financial advisors) for all matters being addressed by such professionals, which shall include general descriptions of the work being or to be performed by each of these professionals (the “Restructuring Budget”). The Company shall update the Restructuring Budget on a monthly basis to reflect any changes in the Company’s current best estimate of the costs of completing the Transaction, and to report on the actual amount of each such professional’s fees for the preceding month.

(k)	The Company shall pay the reasonable and documented fees of the Advisors and Conyers, Dill & Pearman LLP pursuant to their respective engagement letters with the Company within ten (10) Business Days following the receipt of any invoice from any such party.

(l)	The Company shall keep the Advisors reasonably informed regarding any material discussions with any Person (other than the legal and financial advisors to the Company, the Initial Consenting Noteholders and their legal and financial advisors) with respect to the Transaction and shall provide the Advisors with an opportunity for a representative of the Advisors or the Initial Consenting Noteholders (subject to confidentiality restrictions) to participate in such material discussions. Notwithstanding the foregoing, with respect to a Sale Transaction, the Company may provide such information and opportunities as and to the extent set out in the Sale Process Procedures.

(m)	Except to the extent they are to be continued pursuant to and in compliance with the Sale Process Procedures, the Company and the Direct Subsidiaries shall, and shall cause its Representatives and the Subsidiaries to, immediately terminate any existing solicitations, discussions or negotiations with any Person (other than the Initial Consenting Noteholders and their legal and financial advisors) that has made, indicated any interest in or may reasonably be expected to propose, any other transaction. The Company and the Direct Subsidiaries agree not to (and shall cause each of the Subsidiaries not to) release any party from any standstill covenant to which it is a party, or amend, waive or modify in any way any such standstill covenant.

(n)	Other than through and in accordance with the Sale Process Procedures, the Company and the Direct Subsidiaries shall not (and shall cause each of the Subsidiaries not to), directly or indirectly through any Representative or any of the Subsidiaries: (i) solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing information or entering into any agreement) any inquiries or proposals regarding any transaction that is an alternative to the Transaction (an “Other Transaction”); (ii) participate in any substantive discussions or negotiations with any person (other than the Initial Consenting Noteholders and the Advisors) regarding any Other Transaction; (iii) accept, approve, endorse or recommend or propose publicly to accept, approve, endorse or recommend any Other Transaction; or (iv) enter into, or publicly propose to enter into, any agreement in respect of any Other Transaction; provided, however, that notwithstanding anything to the contrary in this Section 5(n), the Company may, after consulting with the Advisors, consider an Other Transaction if:

(i)	the Company and each of the Direct Subsidiaries is in compliance, in all material respects, with all terms and conditions of this Agreement; and

(ii)	(A) such Other Transaction is based on a proposal received from an arm’s length third party that none of the Company or any Subsidiary has,

directly or indirectly through any Representative, solicited, initiated, knowingly facilitated or knowingly encouraged; and

(B)	such Other Transaction provides for either:

(I) the repayment in full in cash of the principal amount of the Notes, all Accrued Interest and the Expense Reimbursement on closing of the Other Transaction; or

(II) is determined by the Company and its advisors to be financially superior for the Noteholders and can be implemented through a plan of arrangement with the support of the Initial Consenting Noteholders provided for greater certainty that nothing in this Section 5(n) shall prohibit or restrict in any way the Company’s rights under the Sale Procedure Process to solicit, discuss and negotiate a potential Sale Transaction with any other Person, all in each case in accordance with the terms of the Sale Process Procedures.

(o)	Except in respect of an Other Transaction that is obtained through and in accordance with the Sale Process Procedures, (i) the Company shall promptly (and in any event within 24 hours following receipt by any of the Companies) notify the Advisors, at first orally and thereafter in writing, of any proposal in respect of any Other Transaction, in each case received after the Agreement Date, of which it or any of its Representatives are or become aware, or any amendments to such proposal in respect of any Other Transaction, any request for discussions or negotiations, or any request for non-public information relating to the Company or any of its Subsidiaries in connection with such Other Transaction or for access to the books or records of any the Company or any of its Subsidiaries by any Person that informs the Company or any of its Subsidiaries that it is considering making, or has made, a proposal with respect to any Other Transaction and any amendment thereto; and the Company shall promptly provide to the Advisors a description of the material terms and conditions of any such proposed Other Transaction or request; (ii) the Company the Direct Subsidiaries shall not, and shall cause its Representatives and the Subsidiaries not to, participate in any discussions with any Person that has delivered a proposal in respect of any Other Transaction, without providing reasonable notice to the Advisors and an opportunity for the Advisors or the Initial Consenting Noteholders to participate in any such discussions; and (iii) the Company shall keep the Advisors informed of any material change to the material terms of any such proposed Other Transaction.

(p)	The Company and the Direct Subsidiaries shall not and shall cause the Subsidiaries not to materially increase compensation or severance entitlements or other benefits payable to directors, officers or employees, or pay any bonuses whatsoever, other than as required by law, or pursuant to the terms of existing incentive plans or employment contracts, true and complete copies of which have been delivered or otherwise made available to the Advisors prior to the date hereof. Other than those outlined in the Data Room, there shall be no change of control payments paid by the Company or any of its Subsidiaries under any employment agreement, incentive plan or any other Material agreements as a result of the Transaction.

(q)	The Company and the Direct Subsidiaries shall not and shall cause each of the Subsidiaries not to amalgamate, merge or consolidate with, or sell all or substantially all of its assets to, one or more other Persons, or enter into any other transaction of similar effect under the laws of any jurisdiction, or change the nature of its business or the corporate or capital structure, except as contemplated by this Agreement or with the consent of the Advisors.

(r)	The Company and the Direct Subsidiaries shall not and shall cause each of the Subsidiaries not to (i) prepay, redeem prior to maturity, defease, repurchase or make other prepayments in respect of any indebtedness other than payments permitted or as required hereby, (ii) directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any indebtedness of any kind whatsoever (except for indebtedness that is incurred in the Ordinary Course which is in compliance with the covenants set out in the Note Indentures), (iii) create, incur, assume or otherwise cause or suffer to exist or become effective any lien, charge, mortgage, hypothec or security interest of any kind whatsoever on, over or against any of its assets or property (except for any lien, charge, mortgage, hypothec or security interest that is incurred in the Ordinary Course and that is not Material); (iv) issue, grant, sell, pledge or otherwise encumber or agree to issue, grant, sell, pledge or otherwise encumber any securities of the Company, the Direct Subsidiaries or any of the other Subsidiaries, or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, securities of the Company, the Direct Subsidiaries or any of the other Subsidiaries, except in the Ordinary Course which is in compliance with the covenants set out in the Note Indentures; or (v) enter into any new secured or unsecured lending or credit facilities of any kind, without the consent of the Advisors except to replace existing lending or credit facilities and provided that the aggregate amount of such facilities does not exceed the aggregate amount of the Company’s lending and credit facilities as at the date hereof; provided, however, that nothing in this Section 5(r) shall preclude any Subsidiary organized under the laws of the PRC from obtaining additional lending or credit facilities if doing so is determined to be in the Ordinary Course of such Subsidiary and, provided further, that the Advisors are informed of, and consent to, any such lending or credit facilities.

(s)	Other than as contemplated and permitted by this Agreement, the Company and the Direct Subsidiaries shall not and shall cause each of the Subsidiaries not to, outside of the Ordinary Course, sell, transfer, lease, license or otherwise dispose of all or any part of its property, assets or undertaking (including, without limitation, by way of any loan transaction) with a value of over US$10,000,000 at any one time or in any series of transactions aggregating over US$30,000,000 (whether voluntarily or involuntarily) during the term of this Agreement, except on terms acceptable to the Initial Consenting Noteholders or the Advisors, acting reasonably.

(t)	The Company and the Direct Subsidiaries shall and shall cause each of the Subsidiaries to (i) operate its business in the Ordinary Course and in a manner that is intended to preserve or enhance the value of such Person, to the extent possible having regard to such Person’s financial condition, and (ii) shall not enter into any Material agreement outside the Ordinary Course, except as contemplated by this Agreement and the Sale Process Procedures and except with respect to any other transactions or potential transactions disclosed to the Advisors prior to the execution of this Agreement or with the prior written consent of the Initial Consenting Noteholders or the Advisors, which consent shall not be unreasonably withheld.

(u)	The Company and the Direct Subsidiaries shall use reasonable commercial efforts, and shall cause the Subsidiaries to use reasonable commercial efforts, to maintain appropriate insurance coverage in amounts and on terms that are customary in the industry of the Company and its Subsidiaries, provided that such insurance is available on reasonable commercial terms.

(v)	Except as may be provided for as part of the Transaction Terms, the Company and the Direct Subsidiaries shall not, and shall cause the Subsidiaries not to, directly or indirectly, declare, make or pay any dividend, charge, fee or other distribution, whether by way of cash or other consideration, to or with respect to any of its issued and outstanding shares (or any rights issued in respect thereof), provided that (x) the foregoing shall not limit the ability of any Restricted Subsidiary to pay dividends or make other distributions on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary to the extent that such limitation would violate provisions of the Note Indentures, and (y) the Company and its Subsidiaries shall be entitled to engage in intercompany transactions that are in the Ordinary Course or that are necessary and appropriate to preserve the value of the business or to carry out the repatriation of onshore cash referenced in subsection 5(x) below.

(w)	The Company shall, from and after the date hereof, cause its subsidiaries to maintain a minimum aggregate cash balance (outside of Canada) of the aggregate of: (i) US$125,000,000 (ii) the amount by which cash received (net of associated expenses) from the sale of Thai redwood timber exceeds US$46,000,000 less (iii) the amount by which cash received (net of associated expenses) from the sale of Thai redwood timber is less than US$46,000,000.

(x)	Subject to the other terms and conditions of this Agreement, the Company and its management shall identify, implement and monitor both short-term and long-term liquidity generating initiatives and all reasonable steps to monetize assets for the repayment of the indebtedness of the Company and its Subsidiaries. In this regard, and subject to the need of the Company and its Subsidiaries to prioritize efforts relating to the orderly management of its PRC tax affairs and the reorganization of the ownership structure of its BVI purchased plantations, and the other terms and conditions of this Agreement, the Company and its management shall take all reasonable steps (including but not limited to seeking all necessary SAFE and other regulatory approvals) to repatriate to the Company or its offshore Subsidiaries in a timely manner all onshore cash in excess of the projected onshore operating requirements of the Company and its Subsidiaries.

(y)	The Company shall produce a rolling 90-day cash flow forecast and shall discuss the receipts and disbursements for same with the Advisors, and shall consult with the Advisors regarding the matters referenced in subsections (w), (x) and (z) on no less than a bi-weekly basis.

(z)	The Company shall keep the Advisors reasonably informed regarding any material discussions with any Person (other than legal and financial advisors to the Company) with respect to any material transactions concerning the Company and its Subsidiaries and shall provide the Advisors with an opportunity for a representative of the Advisors or of the Initial Consenting Noteholders (subject to any confidentially restrictions) to participate in such material discussions.

(aa)	The Company shall keep the Advisors reasonably informed regarding any material discussions with the Ontario Securities Commission or the Royal Canadian Mounted Police concerning the Company or the Subsidiaries, or any director or officer thereof.

(bb)	The Company shall forthwith expand its engagement of FTI Consulting (Hong Kong) Ltd. (“FTI HK”) and shall instruct FTI HK (to: (i) attend at the premises of its Subsidiaries in Hong Kong and the PRC (including its Sino-Wood and Sino-Panel divisions) to monitor and report on operations, cash management functions (including the collection and disbursement of cash in such operations); and (ii) provide such information and reports as may be requested by the Company, the Monitor or any of the Advisors, acting reasonably (provided that all such information shall be subject to the confidentiality agreements and undertakings executed by the parties and any such information provided by FTI HK to the Advisors or the Monitor shall be made available to the Company).

(cc)	In the event that, after having received information and/or reports from FTI HK pursuant to Section 5(bb), the Initial Consenting Noteholders are not satisfied with the operations and management of the Company’s Subsidiaries, the Initial Consenting Noteholders shall have the right to notify the Company that, in their view, additional operational, management or other expertise is required in respect of the Subsidiaries (or any of them), and to require the appointment within thirty (30) days of one or more Persons having such expertise, the identity of which shall be acceptable to the Company and the Initial Consenting Noteholders.

(dd)	Any new additions to the board of directors of the Company shall be acceptable to the Initial Consenting Noteholders.

(ee)	The Company shall cause its BVI Subsidiaries to carry out commercially reasonable and prudent procedures with respect to the screening and evaluating of new timber contracts (including, without limitation, with respect to the identity and creditworthiness of the contractual counterparties, and also verification of legal chain of title, plantation rights certificates, and valuation, as the case may be) through its BVI /AI structure (the “BVI Structure”) (as distinct from its Wholly Foreign-Owned Entity Structure), which procedures shall be periodically reviewed and discussed with the Advisors (the “BVI Timber Diligence Procedures”).

(ff)	The Company shall cause its BVI Subsidiaries not to invest funds held by its AIs in the BVI Structure in new timber contracts for the BVI entities except in accordance with the BVI Timber Diligence Procedures, or in a manner otherwise acceptable to the Advisors.

(gg)	The Company and its Subsidiaries shall not directly or indirectly enter into any contract for the sale or purchase of timber (including with any AI or supplier) through the BVI Structure with a value of more than US$5,000,000 at any one time or for any series of transactions aggregating over US$10,000,000 without the consent of the advisors.

(hh)	The Company and its Subsidiaries shall make commercially reasonable efforts to collect all accounts receivable (including all accounts receivable payable by any AI) in the BVI Structure; and shall keep the Advisors informed of their efforts and status regarding same.

6.	Conditions Precedent to Noteholder’s Support Obligations

(a)	Subject to Section 6(b), the obligation of the Consenting Noteholder to vote in favour of the Plan pursuant to Section 4(b)(i) shall be subject to the reasonable satisfaction of the following conditions prior to the Voting Deadline, each of which, if not satisfied prior to the Voting Deadline, can only be waived by the Initial Consenting Noteholders:

(i)	the Initial Order, the Sale Process Order, the Meeting Order, the Plan and the proposed Final Order in respect of the Plan, and all other material filings by or on behalf of the Companies, or Orders entered by the Court, in the CCAA Proceedings to date, shall have been filed, and the Orders shall have been entered, in form and substance acceptable to the Advisors, acting reasonably;

(ii)	the terms and conditions of the Plan shall be consistent with this Agreement or otherwise acceptable to the Initial Consenting Noteholders, acting reasonably (including, without limitation, all terms and conditions of the Litigation Trust and the Contingent Value Rights);

(iii)	the Initial Consenting Noteholders shall be satisfied with the results of due diligence concerning the Company, its Subsidiaries and their businesses;

(iv)	the Company and each of the Direct Subsidiaries shall have complied in all material respects with each covenant in this Agreement that is to be performed on or before the date that is three (3) Business Days prior to the Voting Deadline, including without limitation, by having complied with the timeline set forth in Section 5(c) hereof (as the same may have been amended with the consent of the Initial Consenting Noteholders or the Advisors, acting reasonably), and the Company shall have provided the Advisors with a certificate signed by an officer of the Company certifying compliance with this Section 6(iv) as of the date that is three (3) Business Days prior to the Voting Deadline;

(v)	the Restructuring Budget shall be in form and substance acceptable to the Initial Consenting Noteholders, acting reasonably;

(vi)	there shall have been no appointment of any new senior executive officers of the Company or any of its Subsidiaries or members of the board of directors of the Company, or any chief restructuring officer of the Company, unless such appointment, including its terms, was on terms satisfactory to the Initial Consenting Noteholders, acting reasonably;

(vii)	the composition of the board of directors of Newco and the senior management and officers of Newco to be appointed on the Implementation Date shall be acceptable to the Initial Consenting Noteholders;

(viii)	the terms of any New Management Plan shall be acceptable to the Initial Consenting Noteholders;

(ix)	the representations and warranties of the Company and the Direct Subsidiaries set forth in this Agreement shall be true and correct in all respects without regard to any materiality or Material Adverse Effect qualifications contained in them as of the date that is three (3) Business Days prior to the Voting Deadline with the same force and effect as if made at and as of such date (except to the extent such representations and warranties are by their terms given as of a specified date, in which case such representations and warranties shall be true and correct in all respects as of such date), in each case except (A) as such representations and warranties may be affected by the occurrence of events or transactions contemplated by this Agreement, and (B) where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and the Company shall have provided the Advisors with a certificate signed by an officer of the Company certifying compliance with this Section 6(a)(ix) as of the date that is three (3) Business Days prior to the Voting Deadline;

(x)	there shall not exist or have occurred any Material Adverse Effect, and the Company shall have provided the Advisors with a certificate signed by an officer of the Company certifying compliance with this Section 6(x) as of the date that is three (3) Business Days prior to the Voting Deadline;

(xi)	there shall not be in effect any preliminary or final decision, order or decree by a Governmental Entity, and no action shall have been announced, threatened or commenced by any Governmental Entity in consequence of or in connection with the Transaction that restrains or impedes, or prohibits (or if granted could reasonably be expected to restrain, impede or inhibit) the Transaction or any material part thereof or requires or purports to require a material variation of the Transaction, and the Company shall have provided the Advisors with a certificate signed by an officer of the Company certifying compliance with this Section 6(a)(xi) as of the date that is three (3) Business Days prior to the Voting Deadline; and

(xii)	there shall have been no breach of the Noteholder Confidentiality Agreements by the Company or any of the Sino-Forest Representatives (as defined therein) in respect of that Consenting Noteholder.

(b)	Notwithstanding Section 6(a), if the Company has, in compliance with the Sale Process Procedures, entered into a definitive agreement with respect to a Sale Transaction prior to the Voting Deadline, the obligation of the Consenting Noteholder to vote in favour of the Plan in respect of such Sale Transaction pursuant to Section 4(b)(i) shall be subject to the reasonable satisfaction of only the conditions precedent set forth in Sections 6(a)(i), 6(a)(ii), 6(a)(iv), 6(a)(xi) and 6(a)(xii) prior to the Voting Deadline, which, if not satisfied prior to the Voting Deadline, can only be waived by the Initial Consenting Noteholders.

7.	Conditions Precedent to Restructuring

(a)	Subject to Section 7(b), the Transaction shall be subject to the reasonable satisfaction of the following conditions prior to or at the time on which the Transaction is implemented (the “Effective Time”), each of which, if not satisfied on or prior to the Effective Date, can only be waived by the Initial Consenting Noteholders; provided, however that (A) the conditions in sub-clauses 7(a)(i) to 7(a)(iii), 7(a)(v) to 7(a)(viii), 7(a)(xi) and 7(a)(xvii) below shall also be for the benefit of the Company and (B) if not satisfied on or prior to the Effective Time, can only be waived by both the Company and the Initial Consenting Noteholders:

(i)	(v) the Plan shall have been approved by the applicable stakeholders of the Company as and to the extent required by the Court or otherwise, any such requirement being acceptable to the Company and the Initial Consenting Noteholders, each acting reasonably; (w) the Plan shall have been approved by the Court and the Final Order shall be in full force and effect prior to August 31, 2012 in respect of a Restructuring Transaction, and prior to the Outside Date in respect of a Sale Transaction; (x) the Plan shall have been approved by the applicable stakeholders and the Court in a form consistent with this Agreement or otherwise acceptable to the Company and the Initial Consenting Noteholders, each acting reasonably; (y) the Final Order shall have been entered by the Court in a form consistent with this Agreement or otherwise acceptable to the Company and the Initial Consenting Noteholders, each acting reasonably; and (z) the Implementation Date shall have occurred no later than the Outside Date;

(ii)	all press releases, disclosure documents and definitive agreements in respect of the Transaction shall be in a form and substance satisfactory to the Company and the Initial Consenting Noteholders, each acting reasonably;

(iii)	the new memorandum and articles of association, by-laws and other constating documents of Newco (including, without limitation, any shareholders agreement, shareholder rights plan, classes of shares (voting and non-voting)) or any affiliated or related entities to be formed in connection with the Transaction, as applicable, and all definitive legal documentation in connection with all of the foregoing shall be acceptable to the Initial Consenting Noteholders and in form and substance reasonably satisfactory to the Company;

(iv)	the composition of the board of directors of Newco and the senior management and officers of Newco shall have been put in place on the Implementation Date and shall be acceptable to the Initial Consenting Noteholders;

(v)	the terms of the New Management Plan, together with the terms of employment for the senior executive officers of Newco, shall have been put in place on the Implementation Date and shall be acceptable to the Initial Consenting Noteholders, and reasonably satisfactory to the Company;

(vi)	the terms of the Litigation Trust and the Contingent Value Rights shall be satisfactory to the Company and the Initial Consenting Noteholders, each acting reasonably;

(vii)	all Material filings under applicable Laws that are required in connection with the Transaction shall have been made and any Material regulatory consents or approvals that are required in connection with the Transaction shall have been obtained (including, without limitation, any required consent(s) of the Ontario Securities Commission) and, in the case of waiting or suspensory periods, such waiting or suspensory periods shall have expired or been terminated;

(viii)	there shall not be in effect any preliminary or final decision, order or decree by a Governmental Entity, and no action shall have been announced, threatened or commenced by any Governmental Entity, in consequence of or in connection with the Transaction that restrains or impedes, or prohibits (or if granted could reasonably be expected to restrain, impede or inhibit) the Transaction or any material part thereof or requires or purports to require a material variation of the Transaction and the Company shall have provided the Consenting Noteholders with a certificate signed by an officer of the Company certifying compliance with this Section 7(a)(viii) as at the Effective Time;

(ix)	the representations and warranties of the Company and the Direct Subsidiaries set forth in this Agreement shall he true and correct in all respects without regard to any materiality or Material Adverse Effect qualifications contained in them as of the Effective Time with the same force and effect as if made at and as of such date (except to the extent such representations and warranties are by their terms given as of a specified date, in which case such representations and warranties shall be true and correct in all respects as of such date), in each case except (A) as such representations and warranties may be affected by the occurrence of events or transactions contemplated by this Agreement, and (B) where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and the Company shall have provided the Consenting Noteholders with a certificate signed by an officer of the Company certifying compliance with this Section 7(a)(ix) as at the Effective Time;

(x)	there shall not exist or have occurred any Material Adverse Effect, and the Company shall have provided the Consenting Noteholders with a certificate signed by an officer of the Company certifying compliance with this Section 7(a)(x) as at the Effective Time;

(xi)	all securities of the Company, Newco and any affiliated or related entities that are formed in connection with the Transaction, when issued and delivered, shall be duly authorized, validly issued and fully paid and non-assessable and the issuance thereof shall be exempt from all prospectus and registration requirements and resale restrictions of applicable Securities Legislation;

(xii)	the Noteholders shall have received the consideration described in the Transaction Terms on the Implementation Date;

(xiii)	in the case of a Restructuring Transaction all Existing Shares, Equity Interests, including all existing options, warrants, deferred share units and restricted share units held by current directors and officers or other third parties, and all Equity Claims shall have been cancelled or extinguished or otherwise dealt with to the satisfaction of the Initial Consenting Noteholders, acting reasonably to ensure that no rights in respect thereof attach to the assets and property conveyed to Newco pursuant to the Restructuring Transaction;

(xiv)	the Initial Consenting Noteholders, acting reasonably, shall be satisfied with the use of proceeds and payments relating to all aspects of the Transaction, including, without limitation, any change of control payments, consent fees, transaction fees or third party fees, in the aggregate of $500,000 or more, payable by the Company or any Subsidiary to any Person (other than a Governmental Entity) in respect of or in connection with the Transaction, including without limitation, pursuant to any employment agreement or incentive plan of the Company or any Subsidiary;

(xv)	the Company shall have paid the Expense Reimbursement in full on the Implementation Date, and Newco shall have no liability for any fees or expenses due to the Company’s legal, financial or advisors either as at or following the Implementation Date;

(xvi)	the Company and the Direct Subsidiaries shall have complied in all material respects with each covenant in this Agreement that is to be performed on or before the Effective Time, and the Company shall have provided the Consenting Noteholders with a certificate signed by an officer of the Company certifying compliance with this Section 7(a)(xvi) as at the Effective Time; and

(xvii)	any Sale Transaction shall be on terms and conditions consistent with this Agreement or otherwise acceptable to the Company and the Initial Consenting Noteholders, each acting reasonably.

(b)	Notwithstanding Section 7(a), if the Company has, in compliance with the Sale Process Procedures, entered into a definitive agreement with respect to a Sale Transaction, such Sale Transaction shall be subject to the reasonable satisfaction of only the conditions in Sections 7(a)(i), 7(a)(ii), 7(a)(vii), 7(a)(viii), 7(a)(xii), 7(a)(xv), 7(a)(xvi) and 7(a)(xvii), prior to or at the Effective Time, each of which, if not satisfied on or prior to the Effective Date, can only be waived by the Initial Consenting Noteholders; provided, however that (A) the condition in Sections 7(a)(i), 7(a)(vii), 7(a)(viii) and 7(a)(xvii) shall also be for the benefit of the Company and (B) if not satisfied on or prior to the Effective Time, can only be waived by both the Company and the Initial Consenting Noteholders.

8.	Conditions Precedent to Company’s Obligations

The obligations of the Company under this Agreement shall be subject to the reasonable satisfaction of the following conditions, each of which, if not satisfied, can only be waived by the Company:

(a)	the Consenting Noteholders shall have complied in all material respects with each of their covenants in this Agreement that is to be performed on or before the Implementation Date; and

(b)	the representations and warranties of the Consenting Noteholders set forth in this Agreement shall be true and correct in all material respects without regard to any materiality qualifications contained in them as of the Implementation Date with the same force and effect as if made at and as of such time, except that representations and warranties that are given as of a specified date shall be true and correct in all material respects as of such date.

9.	Press Releases and Public Disclosure Concerning Transaction

(a)	No press release or other public disclosure concerning the transactions contemplated herein shall be made by the Company or any of its Representatives or Subsidiaries without the prior consent of the Advisors (such consent not to be unreasonably withheld) except as, and only to the extent that, the disclosure is required (as determined by the Company) by applicable Law or by any stock exchange rules on which its securities or those of any of its affiliates are traded, by any other regulatory authority having jurisdiction over the Company or any Direct Subsidiary, or by any court of competent jurisdiction; provided, however, that the Company shall provide the Advisors with a copy of such disclosure in advance of any release and an opportunity to consult with the Company as to the contents, and to provide comments thereon, and provided further that any such disclosure shall in all cases also comply with the terms and conditions set forth in Section 16 hereof and in any of the applicable Noteholder Confidentiality Agreements.

(b)	Notwithstanding the foregoing and subject to Section 16 hereof, no information with respect to the principal amount of Notes or the number of Common Shares held or managed by any individual Consenting Noteholder or the identity of any individual Consenting Noteholder shall be disclosed by the Company or any of its Representatives or Subsidiaries in any press release or other public disclosure concerning the transactions contemplated herein.

(c)

No press release or other public disclosure concerning the transactions contemplated herein shall be made by any Consenting Noteholder without the prior consent of the Company (such consent not to be unreasonably withheld) except as, and only to the extent that, the disclosure is required (as determined by the Consenting Noteholder) by applicable Law or by any stock exchange rules on which its securities or those of any of its affiliates are traded, by any other regulatory authority having jurisdiction over the Consenting Noteholder, or by any court of competent jurisdiction; provided, however, that the Consenting Noteholder shall provide the Company with a copy of such disclosure in advance of any release and an opportunity to consult with the Consenting Noteholder as to the contents, and to provide comments thereon, and provided further that any such disclosure shall also comply with the terms of any applicable Noteholder Confidentiality Agreement.

(d)	To the extent that there is a conflict between the provisions of this Section 9 and a Noteholder Confidentiality Agreement, the provisions of the Noteholder Confidentiality Agreement shall govern.

10.	Further Assurances

Each Party shall do all such things in its control, take all such actions as are commercially reasonable, deliver to the other Parties such further information and documents and execute and deliver to the other Parties such further instruments and agreements as another Party shall reasonably request to consummate or confirm the transactions provided for in this Agreement, to accomplish the purpose of this Agreement or to assure to the other Party the benefits of this Agreement.

11.	Consenting Noteholders’ Termination Events

This Agreement may be terminated by the delivery to the Company and the Advisors of a written notice in accordance with Section 17(q) hereof by Initial Consenting Noteholders holding at least 66 2/3% of the aggregate principal amount of Relevant Notes held by the Initial Consenting Noteholders collectively, in the exercise of their sole discretion, or in the case of Sections 11(j) and (k) by, but only in respect of, any Initial Consenting Noteholder individually, upon the occurrence and, if applicable, continuation uncured (where such event is curable) for three (3) Business Days after receipt of such notice of any of the following events:

(a)	failure by the Company to comply with any of the deadlines set forth in Section 5(c) hereof (including if the Implementation Date has not occurred by the Outside Date), as the same may have been amended with the consent of the Initial Consenting Noteholders or the Advisors;

(b)	failure by the Company or any of the Direct Subsidiaries to comply in all material respects with, or default by the Company or any of the Direct Subsidiaries in the performance or observance of, any material term, condition, covenant or agreement set forth in this Agreement, which, if capable of being cured, is not cured within five (5) Business Days after the receipt of written notice of such failure or default;

(c)	failure by the Company or any of the Direct Subsidiaries to comply with or satisfy any condition precedent set forth in Section 6 or 7 of this Agreement;

(d)	if any representation, warranty or other statement of the Company or any of the Direct Subsidiaries made or deemed to be made in this Agreement shall prove untrue in any respect as of the date when made, except where the failure of such representations and warranties or other statements to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(e)	the issuance of any preliminary or final decision, order or decree by a Governmental Entity, the making of an application to any Governmental Entity, or commencement of an action by any Governmental Entity, in consequence of or in connection with the Transaction, in each case which restrains, impedes or prohibits the Transaction or any material part thereof or requires or purports to require a material variation of the Transaction;

(f)	the CCAA Proceedings are dismissed, terminated, or stayed or the Company whether voluntarily or involuntarily, commences or undergoes a receivership, liquidation, bankruptcy, debt enforcement proceeding or a proceeding under the CCAA, the Bankruptcy and Insolvency Act (Canada) or Winding-Up and Restructuring Act (Canada), or under any foreign insolvency law, or any of the Subsidiaries become subject to voluntary or involuntary liquidation proceedings, unless any such event occurs with the prior written consent of the Initial Consenting Noteholders;

(g)	the appointment of a receiver, interim receiver, receiver and manager, trustee in bankruptcy, liquidator or administrator in respect of the Company, or any of its Subsidiaries, unless such event occurs with the prior written consent of the Initial Consenting Noteholders;

(h)	the amendment, modification or filing of a pleading by the Company, or any of its Subsidiaries, seeking to amend or modify this Agreement, any of the Transaction Terms, the Initial Order, the Sale Process Order, the Sale Process Procedures, the Plan, or any other document related to any of the foregoing or otherwise filed in the CCAA Proceedings, in a manner not acceptable to the Initial Consenting Noteholders, acting reasonably;

(i)	if there are any new additions to the board of directors of the Company that are not acceptable to the Initial Consenting Noteholders;

(j)	if the Company and the Initial Consenting Noteholders cannot agree on the Person(s) to be appointed by the Company or any of its Subsidiaries pursuant to Section 5(cc) hereof; or

(k)	if the Company fails to comply with its obligations under Section 5(h).

12.	Companies’ Termination Events

(a)	This Agreement may be terminated by the delivery to the Consenting Noteholders (with a copy to the Advisors) of a written notice in accordance with Section 17(q) by the Company, in the exercise of its sole discretion, upon the occurrence and continuation of any of the following events:

(i)

the issuance of any preliminary or final decision, order or decree by a Governmental Entity, the making of an application to any Governmental Entity, or commencement of an action by any Governmental Entity, in consequence of or in connection with the Transaction, in each case which restrains, impedes or prohibits the Transaction or any material part thereof or requires or purports to require a material variation of the Transaction; or

(ii)	if the Implementation Date has not occurred on or before the Outside Date;

(b)	This Agreement may be terminated as to a breaching Consenting Noteholder (the “Breaching Noteholder”) only, by delivery to such Breaching Noteholder of a written notice in accordance with Section 17(q) by the Company, in the exercise of its sole discretion and provided that the Company is not in default hereunder, upon the occurrence and continuation uncured (where such event is curable) for three Business Days after the receipt of such notice, of any of the following events:

(i)	failure by the Breaching Noteholder to comply in all material respects with, or default by the Breaching Noteholder in the performance or observance of, any material term, condition, covenant or agreement set forth in this Agreement which is not cured within five (5) Business Days after the receipt of written notice of such failure or default; or

(ii)	if any representation, warranty or other statement of the Breaching Noteholder made or deemed to be made in this Agreement shall prove untrue in any material respect as of the date when made,

and the Breaching Noteholder shall thereupon no longer be a Consenting Noteholder.

13.	Mutual Termination

This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual agreement among (a) the Company, (b) the Direct Subsidiaries and (c) Initial Consenting Noteholders holding at least 66 2/3% of the aggregate principal amount of Relevant Notes held by the Initial Consenting Noteholders collectively.

14.	Effect of Termination

(a)	Upon termination of this Agreement pursuant to Sections 11(a) to 11(i) Section 12(a) or Section 13 hereof, this Agreement shall be of no further force and effect and each Party hereto shall be automatically and simultaneously released from its commitments, undertakings, and agreements under or related to this Agreement, except for the rights, agreements, commitments and obligations under Sections 9(b), 14, 16 and 17, all of which shall survive the termination, and each Party shall have the rights and remedies that it would have had it not entered into this Agreement and shall, subject to the CCAA Proceedings and the terms of any Court orders made therein, be entitled to take all actions, whether with respect to the Transaction or otherwise, that it would have been entitled to take had it not entered into this Agreement.

(b)	Upon termination of this Agreement by the Company and the Direct Subsidiaries with respect to a Breaching Noteholder under Section 12(b), or by an Objecting Noteholder under Section 17(o), or by an individual Initial Consenting Noteholder under Section 11(j) or 11(k) (an “Individual Noteholder”) this Agreement shall be of no further force or effect with respect to such Breaching Noteholder, Objecting Noteholder or Individual Noteholder, as applicable, and all rights, obligations, commitments, undertakings, and agreements under or related to this Agreement of or in respect of such Breaching Noteholder, Objecting Noteholder or Individual Noteholder, as applicable, shall be of no further force or effect, except for the rights and obligations under Sections 9(b), 14, 16 and 17, all of which shall survive such termination, and each of the Company, the Direct Subsidiaries and such Breaching Noteholder, Objecting Noteholder or Individual Noteholder, as applicable, shall have the rights and remedies that it would have had it not entered into this Agreement and shall, subject to the CCAA Proceedings and the terms of any Court orders made therein, be entitled to take all actions, whether with respect to the Transaction or otherwise, that it would have been entitled to take had it not entered into this Agreement.

(c)	Upon the occurrence of any termination of this Agreement, any and all consents, votes or support tendered prior to such termination by (i) the Consenting Noteholders in the case of termination pursuant to Section 11, Section 12(a) or Section 13 hereof, (ii) the Breaching Noteholder(s) in the case of a termination pursuant to Section 12(b), (iii) the Objecting Noteholder(s) in the case of termination pursuant to Section 17(o), or (iv) the Individual Noteholder in the case of termination pursuant to Section 11(j) or 11(k) shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Transaction, this Agreement, the CCAA Proceedings or otherwise.

15.	Termination Upon the Implementation Date

This Agreement shall terminate automatically without any further required action or notice on the Implementation Date (immediately following the Effective Time). The Company shall pay the Expense Reimbursement on the Implementation Date (prior to the Effective Time). For greater certainty, the representations, warranties and covenants herein shall not survive and shall be of no further force or effect from and after the Implementation Date, provided that the rights, agreements, commitments and obligations under Sections 9(b), 16 and 17 shall survive the Implementation Date.

16.	Confidentiality

The Company and each Direct Subsidiary agree, on its own behalf and on behalf of its Representatives and Subsidiaries, to maintain the confidentiality of the identity and, to the extent known, specific holdings of each Consenting Noteholder; provided, however, that such information may be disclosed: (a) to the Company’s directors, trustees, executives, officers, auditors, and employees and financial and legal advisors or other agents (collectively referred to herein as the “Representatives” and individually as a “Representative”) and provided further that each such Representative is informed of and agrees to abide by, this confidentiality provision; and (b) to Persons in response to, and to the extent required by, (i) any subpoena, or other legal process, including, without limitation, by the Court or applicable rules, regulations or procedures of the Court, (ii) any Governmental Entity, or (iii) applicable Law; provided that, if the Company or its Representatives are required to disclose the identity or the specific holdings of a Consenting Noteholder in the manner set out in the preceding sentence, the Company shall provide such Consenting Noteholder with prompt written notice of any such requirement so that such Consenting Noteholder may (at the Consenting Noteholder’s expense) seek a protective order or other appropriate remedy or waiver of compliance with the provisions of this Agreement; and provided further, however, that each Consenting Noteholder agrees, (c) to the existence and factual details of this Agreement (other than the identity and, to the extent known, specific holdings of, any Consenting Noteholder) being set out in any public disclosure, including, without limitation, press releases and court materials, produced by the Company in connection with the Transaction and in accordance with this Agreement and the terms of any applicable Noteholder Confidentiality Agreement; and (d) to this Agreement being filed and/or available for inspection by the public to the extent required by law, and in any case in accordance with this Agreement and the terms of any Noteholder Confidentiality Agreement.

17.	Miscellaneous

(a)	Notwithstanding anything herein to the contrary, this Agreement applies only to each Consenting Noteholder’s Debt and to each Consenting Noteholder solely with respect to its legal and/or beneficial ownership of, or its investment and voting discretion over its Debt (and not, for greater certainty, to any other securities, loans or obligations that may be held, acquired or sold by such Consenting Noteholder or any client of such Consenting Noteholder whose funds or accounts are managed by such Consenting Noteholder) and, without limiting the generality of the foregoing, shall not apply to:

(i)	any securities, loans or other obligations (including the Notes) that may be held, acquired or sold by, or any activities, services or businesses conducted or provided by, any group or business unit within or affiliate of a Consenting Noteholder (A) that has not been involved in and is not acting at the direction of or with knowledge of the affairs of the Company and/or its Subsidiaries provided by any Person involved in the Transaction discussions or (B) is on the other side of an information firewall with respect to the officers, partners and employees of such Consenting Noteholder who have been working on the Transaction and is not acting at the direction of or with knowledge of the affairs of the Company and/or its Subsidiaries provided by any officers, partners and employees of such Consenting Noteholder who have been working on the Transaction;

(ii)	any securities, loans or other obligations that may be beneficially owned by clients of a Consenting Noteholder, including accounts or funds managed by the Consenting Noteholder, that are not Notes or Debt; or

(iii)	any securities, loans or other obligations (including Notes) that may be beneficially owned by clients of a Consenting Noteholder that are not managed or administered by the Consenting Noteholder.

(b)	Subject to Section 4 hereof with respect to Consenting Noteholders’ Relevant Notes and Dcbt and to the provisions of any applicable Noteholder Confidentiality Agreement, nothing in this Agreement is intended to preclude any of the Consenting Noteholders from engaging in any securities transactions.

(c)	This Agreement shall in no way be construed to preclude any Consenting Noteholder from acquiring additional Notes (“Additional Notes”). If a Consenting Noteholder acquires Additional Notes after the date hereof, the Consenting Noteholder shall be bound by the terms of this Agreement in respect of such Additional Notes, and such Additional Notes shall constitute Relevant Notes for purposes of this Agreement.

(d)	At any time, a Noteholder that is not a Consenting Noteholder may agree with the Company and the Direct Subsidiaries to become a Party to this Agreement by executing and delivering to the Company, with a copy to the Advisors, a Joinder Ageement substantially in the form of Schedule C.

(e)	The headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

(f)	Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

(g)	Unless otherwise specifically indicated, all sums of money referred to in this Agreement are expressed in lawful money of the United States.

(h)	This Agreement, the Noteholder Confidentiality Agreements and any other agreements contemplated by or entered into pursuant to this Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereof.

(i)	The agreements, representations and obligations of the Company and the Direct Subsidiaries are, in all respects, several and not joint and several. The Company and the Direct Subsidiaries acknowledge and agree that any waiver or consent that the Consenting Noteholders may make on or after the date hereof has been made by the Consenting Noteholders in reliance upon, and in consideration for, the covenants, agreements, representations and warranties of the Company and the Direct Subsidiaries hereunder.

(j)	The agreements, representations and obligations of the Consenting Noteholders under this Agreement are, in all respects, several (in proportion to the percentage of the aggregate principal amount of Notes represented by a Consenting Noteholder’s Relevant Notes) and not joint and several. Each Consenting Noteholder acknowledges and agrees that any waiver or consent that the Company may make on or after the date hereof has been made by the Company in reliance upon, and in consideration for, the covenants, agreements, representations and warranties of the Consenting Noteholders hereunder.

(k)	Any Person signing this Agreement in a representative capacity (i) represents and warrants that he/she is authorized to sign this Agreement on behalf of the Party he/she represents and that his/her signature upon this Agreement will bind the represented Party to the terms hereof, and (ii) acknowledges that the other Parties hereto have relied upon such representation and warranty.

(l)	Except as otherwise expressly provided herein, for the purposes of this Agreement, any matter requiring the agreement, waiver, consent or approval under this Agreement of (i) the Consenting Noteholders shall require the agreement, waiver, consent or approval of Consenting Noteholders representing at least a majority of the aggregate principal amount of Relevant Notes held by the Consenting Noteholders, and for (ii) the Initial Consenting Noteholders shall require the agreement, waiver, consent or approval of Initial Consenting Noteholders representing at least 66 2/3% of the aggregate principal amount of Relevant Notes held by the Initial Consenting Noteholders. The Company shall be entitled to rely on written confirmation from the Advisors that the Consenting Noteholders or the Initial Consenting Noteholders, as applicable, representing at least the foregoing aggregate principal amount of Relevant Notes held by the Consenting Noteholders or the Initial Consenting Noteholders, as applicable, have agreed, waived, consented to or approved a particular matter.

(m)	Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes have agreed, approved or consented to any amendment, waiver or consent to be given under this Agreement or under any documents related thereto, or have directed the taking of any action provided herein or in any of the documents related thereto to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes, Notes directly or indirectly owned by the Company or any of its Subsidiaries shall be deemed not to be outstanding.

(n)	This Agreement may be modified, amended or supplemented as to any matter by an instrument in writing signed by the Company, the Direct Subsidiaries and Initial Consenting Noteholders (as determined in accordance with Section 17(l)).

(o)	Notwithstanding anything to the contrary herein, if this Agreement is amended, modified or supplemented or any matter herein is approved, consented to or waived: (i) in a manner that materially adversely affects the consideration to be provided to the Noteholders as set forth in Section 1 hereof to be provided to Noteholders; (ii) or that limits an Individual Noteholder’s ability to exercise the termination rights set forth in Sections 11(i) and 11(k) hereof; or (iii) such that the Outside Date is extended beyond November 30, 2012, then any Consenting Noteholder that objects to any such amendment, modification, supplement, approval, consent or waiver may terminate its obligations under this Agreement upon five (5) Business Days’ written notice to the other Parties hereto (each, an “Objecting Noteholder”) and shall thereupon no longer be a Consenting Noteholder. For greater certainty, an Objecting Noteholder shall not be entitled to receive any consideration provided to Consent Date Noteholders hereunder.

(p)	Time is of the essence in the performance of the Parties’ respective obligations. Any date, time or period referred to in this Agreement shall be of the essence, except to the extent to which the Parties agree in writing to vary any date, time or period, in which event the varied date, time or period shall be of the essence.

(q)	All notices and other communications which may be or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by facsimile transmission, in each case addressed to the particular Party:

(i)	if to the Company or any Direct Subsidiary:

Sino-Forest Corporation

Room 3815-29 18/F, Sun Hung Kai Centre

30 Harbour Road, Wanchai, Hong Kong

Attention:     Mr. Judson Martin, Executive Vice-Chairman and Chief

                      Executive Officer

Fax:               +852-2877-0062;

with a copy by email or fax (which shall not be deemed notice) to:

Bennett Jones LLP

One First Canadian Place, Suite 3400

Toronto, ON M5X 1A4

Attention:     Kevin J. Zych and Raj S. Sahni

Email:           zychk@bennettjones.com and sahnir@bennettjones.com

Fax:               416-863-1716

(ii)	if to the Consenting Noteholders, at the address set forth for each Consenting Noteholder beside its signature hereto;

with a copy by email or fax (which shall not be deemed notice) to:

Goodmans LLP

Bay Adelaide Centre

333 Bay Street, Suite 3400

Toronto, Ontario M5H 2S7

Attention:     Robert Chadwick and Brendan O’Neill

Email:           rchadwick@goodmans.ca and boneill@goodmans.ca

Facsimile:     416-979-1234

and with a copy by email or fax (which shall not be deemed notice) to:

Hogan Lovells LLP

11th Floor, One Pacific Place, 88 Queensway

Hong Kong China

Attention:     Neil McDonald

Email:           neil.mcdonald@hoganlovells.com

Facsimile:     852-2219-0222

or at such other address of which any Party may, from time to time, advise the other Parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or transmission thereof.

(r)	If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(s)	This Agreement shall be binding upon and enure to the benefit of the Parties hereto and each of their respective successors, assigns, heirs and personal representatives, provided that no Party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other Parties hereto, except that each Consenting Noteholder is permitted to assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement as set forth in Section 4(c).

(t)	This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to principles of conflicts of law. Each Party submits to the jurisdiction of the courts of the Province of Ontario in any action or proceeding arising out of or relating to this Agreement.

(n)	The Parties waive any right to trial by jury in any proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, present or future, and whether sounding in contract, tort or otherwise. Any Party may file a copy of this provision with any court as written evidence of the knowing, voluntary and bargained for agreement between the Parties irrevocably to waive trial by jury, and that any proceeding whatsoever between them relating to this Agreement or any of the transactions contemplated by this Agreement shall instead be tried by a judge or judges sitting without a jury.

(v)	No director, officer or employee of the Company or any of its Subsidiaries or any of their legal, financial or other advisors shall have any personal liability to any of the Consenting Noteholders under this Agreement. No director, officer or employee of any of the Consenting Noteholders or any of the Advisors shall have any personal liability to the Company or any of its Subsidiaries under this Agreement.

(w)	It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach including, without limitation, an order of the Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

(x)	All rights, powers, and remedies provided under this Agreement or otherwise in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

(y)	No condition in this Agreement shall be enforceable by a Party if any failure to satisfy such condition results from an action, error or omissions by or within the control of such Party.

(z)	Where any representation or warranty of the Company and the Direct Subsidiaries contained in this Agreement is expressly qualified by reference to the knowledge of the Company, it refers to the actual knowledge, after due inquiry, of the Executive Vice Chairman and Chief Executive Officer and the Chief Financial Officer of the Company, and does not include the knowledge or awareness of any other individual or any constructive, implied or imputed knowledge.

(aa)	Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties, and no other person or entity shall be a third-party beneficiary hereof.

(bb)	This Agreement may be signed in counterparts, each of which, when taken together, shall be deemed an original. Execution of this Agreement is effective if a signature is delivered by facsimile transmission or electronic (e.g., pdf) transmission.

[Remainder of this page intentionally left blank; next page is signature page]

Signature Page to Restructuring Support Agreement

This Agreement has been agreed and accepted on the date first written above.

SINO-FOREST CORPORATION

By:	(signed) Judson Martin
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

SINO-PANEL HOLDINGS LIMITED

By:	(signed) Judson Martin
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

SINO-GLOBAL HOLDINGS INC.

By:	(signed) Judson Martin
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

SINO-PANEL CORPORATION

By:	(signed) Judson Martin
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

Signature Page to Restructuring Support Agreement

SINO-WOOD PARTNERS, LIMITED

By:	(signed) Judson Martin
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

SINO-CAPITAL GLOBAL INC.

By:	(signed) Judson Martin
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

SINO-FOREST INTERNATIONAL (BARBADOS) CORPORATION

By:	(signed) Judson Martin
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

Signature Page to Restructuring Support Agreement

SINO-FOREST RESOURCES INC.

By:	(signed) Judson Martin
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

Signature Page to Restructuring Support Agreement

STRICTLY CONFIDENTIAL

Name of Consenting Noteholder:	[Redacted]

	Per:	[Redacted]
Name: [Redacted]
Title: [Redacted]

Jurisdiction of residence for legal
purposes: [Redacted]

Email: [Redacted]

Address: [Redacted]

STRICTLY CONFIDENTIAL

SCHEDULE A

DIRECT SUBSIDIARIES

Sino-Panel Holdings Limited

Sino-Global Holdings Inc.

Sino-Panel Corporation

Sino-Wood Partners, Limited

Sino-Capital Global Inc.

Sino-Forest International (Barbados) Corporation)

Sino-Forest Resources Inc. [Preferred shares held by SFC]

SCHEDULE B

DEFINITIONS

Definition	Section or Page Number
“Additional Notes”	Section 17(c)
“Agreement”	Page 1 (1st paragraph)
“Agreement Date”	Page 1 (1st paragraph)
“Breaching Noteholder”	Section 12(b)
“BVI Timber Diligence Procedures”	Section 5(ee)
“CBCA”	Page 1 (1st paragraph)
“CCAA”	Page 1 (1st paragraph)
“CCAA Proceedings”	Section 5(c)(i)
“Company”	Page 1 (1st paragraph)
“Consent Date Noteholder”	Section 1(b)
“Consenting Noteholder(s)”	Page 1 (1st paragraph)
“Debt”	Section 2(a)
“Early Consent Consideration”	Section 1(b)
“Effective Time”	Section 7
“Excess Net Proceeds”	Section 1(k)(i)
“FTI HK”	Section 55(bb)
“Funding Amount”	Section 1(h)(i)
“Individual Noteholder”	Section 14(b)
“Muddy Waters”	Section 1(h)(ii)(A)
“Newco”	Section 1(a)(i)
“Newco EV”	Section 1(h)(ii)(B)(II)

Definition	Section or Page Number
“NI 45-106”	Section 2(i)
“Objecting Noteholder”	Section 17(o)
“Party” or “Parties”	Page 1 (1st paragraph)
“Relevant Notes”	Section 2(a)
“Representative(s)”	Section 16
“Restructuring Budget”	Section 5(j)
“Sale Transaction”	Section 1(i)
“Transfer”	Section 4(c)

In addition, the following terms used in this Agreement shall have the following meanings:

“2013 Note Indenture” means the indenture dated as of July 23, 2008, by and between the Company: the entities listed as subsidiary guarantors thereto, and The Bank of New York Mellon, as trustee, as amended, modified or supplemented prior to the date hereof.

“2014 Note Indenture” means the indenture dated as of July 27, 2009 entered into by and between the Company, the subsidiary guarantors thereto, and Law Debenture Trust Company of New York, as trustee, as amended, modified or supplemented prior to the date hereof.

“2016 Note Indentures” means the indenture dated as of December 17, 2009, by and between the Company, the entities listed as subsidiary guarantors thereto, and The Bank of New York Mellon, as trustee, as amended, modified or supplemented prior to the date hereof

“2017 Note Indenture” means the indenture dated as of October 21, 2010, by and between the Company. the subsidiary guarantors thereto, and Law Debenture Trust Company of New York, as trustee, as amended, modified or supplemented prior to the date hereof.

“2013 Notes” means the US$345,000,000 of 5.00% Convertible Senior Notes Due 2013 issued pursuant to the 2013 Note Indenture.

“2014 Notes” means the US$399,517,000 of 10.25% Guaranteed Senior Notes Due 2014 issued pursuant to the 2014 Note Indenture.

“2016 Notes” means the US$460,000,000 of 4.25% Convertible Senior Notes Due 2016 issued pursuant to the 2016 Note Indenture.

“2017 Notes” means the US$600,000,000 of 6.25% Guaranteed Senior Notes Due 2017 issued pursuant to the 2017 Note Indenture.

“2013 and 2016 Trustee” means The Bank of New York Mellon, in its capacity as trustee for the 2013 Notes and the 2016 Notes.

“2014 and 2017 Trustee” means Law Debenture Trust Company of New York, in its capacity as trustee for the 2014 Notes and the 2017 Notes.

“Accrued Interest” means, in respect of any series of Notes, all accrued and unpaid interest on the Notes, at the regular rates provided therefor pursuant Note Indentures, up to and including the CCAA Filing Date.

“Advisors” means Goodmans and Hogan Lovells, in their capacity as legal advisors to the Initial Consenting Noteholders, and Moelis, in its capacity as financial advisor to the Initial Consenting Noteholders.

“Aggregate Principal Payment Amount” means 85% of the aggregate principal amount of all Notes outstanding as at the CCAA Filing Date.

“AIs” means the authorized intermediaries of the Company and/or any of its Subsidiaries.

“Applicable Securities Laws” means all applicable securities, corporate and other laws, rules, regulations, notices and policies in the Provinces of Canada.

“Business Day” means each day other than a Saturday or Sunday or a statutory or civic holiday that banks are open for business in Toronto, Ontario.

“BVI” means the British Virgin Islands.

“Capital Stock” shall have the meaning given to the term in the Note Indentures, as applicable.

“CCAA Filing Date” means the date on which the Initial Order is granted by the Court in respect of the Company pursuant to the CCAA.

“Claim” means any right or claim of any Person against the Company in any capacity, whether or not asserted, in connection with any indebtedness, liability or obligation of any kind whatsoever of the Company, and any interest accrued thereon or costs payable in respect thereof, whether at law or in equity, including arising by reason of the commission of a tort (intentional or unintentional), any breach of duty (including any legal, statutory, equitable or fiduciary duty), any right of ownership of or title to property or assets or to a trust, constructive trust or deemed trust (statutory, express, implied, resulting, or otherwise) against any property or assets, any taxes and together with any security enforcement costs or legal costs associated with any such claim, whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, perfected, unperfected, present, future, known or unknown, by guarantee, by surety, by warranty, or otherwise, and whether or not such right is executory or anticipatory in nature, including any claim arising from or caused by the termination, disclaimer, resiliation, assignment or repudiation by the Company of any contract, lease or other agreement, whether written or oral, any claim made or asserted against the Company through any affiliate, subsidiary, associated or related person, or any right or ability of any Person to advance a claim for an accounting, reconciliation, contribution, indemnity, restitution or otherwise with respect to any matter, grievance, action (including any class action or proceeding before an administrative tribunal), cause or chose in action, whether existing at present or commenced in the future, and includes, without limitation (i) any other claims of any kind that, if unsecured, would have been claims provable in bankruptcy within the meaning of the Bankruptcy and Insolvency Act, R.S.C. 1985, c. B-3 had the Company become bankrupt on the CCAA Filing Date, including any other claims arising from or caused by, directly or indirectly, the implementation of, or any action taken pursuant to, the Initial Order or the CC AA Proceedings, and (ii) Equity Claims.

“Common Shares” means the common shares in the capital of the Company.

“Companies” means, collectively, the Company and all of the Subsidiaries.

“Consent Date” means May 15, 2012.

“Contingent Value Rights” means the rights to be issued by Newco to a trustee on behalf of the Junior Constituents pursuant to the Restructuring Transaction and the Plan, pursuant to which the Junior Constituents will receive the right to receive 15% of any amounts realized in excess of $1.8 billion plus Accrued Interest up to and including the CCAA Filing Date upon a Newco “liquidity event” that occurs, or is deemed to occur, within 7 years of the implementation Date, which rights shall not be transferable. In lieu of paying any cash amount that may be due to the Junior Constituents in respect of the Contingent Value Rights, Newco shall be entitled to elect to pay in securities of Newco (or the form of consideration being paid to the shareholders of Newco in connection with the Newco “liquidity event”). The definitive terms of the Contingent Value Rights, including the definition of a Newco “liquidity event” shall be determined by the Company and the Initial Consenting Noteholders, acting reasonably.

“Court” means the Ontario Superior Court of Justice, Commercial List.

“Creditor” means any Person having a Claim and includes, without limitation, the transferee or assignee of a Claim or a trustee, liquidator, receiver, receiver and manager, or other Person acting on behalf of such Person.

“Data Room” means the virtual data room maintained by the Company through the facilities of Merrill Corporation, as of March 29, 2012, as the same may be supplemented after the Agreement Date on notice to the Advisors.

“Equity Claim” has the meaning set forth in section 2(1) of the CCAA.

“Equity Interest” has the meaning set forth in section 2(1) of the CCAA.

“Excluded Assets” means cash equal to, and for purposes of the Funding Amount, the rights of the Company to be transferred to the Litigation Trust and any other assets and rights of the Company that are not transferred to Newco as determined by the Company and the Initial Consenting Noteholders and identified in the Plan.

“Executive Officers” means Judson Martin, Kai Kit Poon, David J. Horsley, Chen Hua, Zhao Wei Mao, Thomas M. Maradin, Xu Ni, Alfred Hung and George Ho.

“Existing Shares” means the Common Shares of the Company issued and outstanding at any applicable time prior to the Effective Time.

“Expense Reimbursement” the reasonable and documented fees and expenses of the Advisors and Conyers, Dill & Pearman LLP, pursuant to their respective engagement letters with the Company. and other advisors as may be agreed to by the Company.

“Final Order” means the order of the Court approving the Plan, which shall be in form and substance satisfactory to the Company and the Initial Consenting Noteholders, each acting reasonably, and as the same may be amended by the Court or with the consent of the Company and the Initial Consenting Noteholders, each acting reasonably.

“GAAP” means generally accepted accounting principles as applied in Canada.

“Goodmans” means Goodmans LLP.

“Governmental Entity” means any government, regulatory authority, governmental department, agency, commission, bureau, official, minister, Crown corporation, court, board, tribunal or dispute settlement panel or other law, rule or regulation-making organization or entity: (a) having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or (b) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power.

“Hogan Lovells” means Hogan Lovells LLP.

“Implementation Date” means the date on which the Transaction is implemented.

“Information” means information set forth or incorporated in the Companies’ public disclosure documents filed with the applicable securities regulators under the Securities Legislation, as applicable, since December 31, 2009.

“Initial Consenting Noteholders” means the Consenting Noteholders who executed this Agreement on the date written on the first page of this Agreement.

“Initial Order” means the initial order of the Court to be entered in the CCAA Proceedings, which shall be in form and substance satisfactory to the Company and the Initial Consenting Noteholders, each acting reasonably, and as the same may be amended by the Court or with the consent of the Company and the Initial Consenting Noteholders, each acting reasonably.

“Intellectual Property” means: (i) Canadian and non-Canadian patents, and applications for either including divisional and continuation patents; (ii) registered and unregistered trade-marks, logos and other indicia of origin, pending trade-mark registration applications, and proposed use application or similar reservations of marks, and all goodwill associated therewith; (iii) registered and unregistered copyrights, including all copyright in and to computer software programs, and applications for and registration of such copyright (including all copyright in and to the Companies’ websites); (iv) world wide web addresses and internet domain names, applications and reservations for world wide web addresses and internet domain names, uniform resource locators and the corresponding internet sites; (v) industrial designs; and (vi) trade secrets and proprietary information not otherwise listed in (i) through (v) above, including all inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), confidential information, technical data, customer lists, corporate and business names. trade names, trade dress, brand names, know-how, formulae, methods (whether or not patentable), designs, processes, procedures, technology, business methods, source codes, object codes, computer software programs (in either source code or object code form), databases, data collections and other proprietary information or material of any type, and all derivatives, improvements and refinements thereof, howsoever recorded, or unrecorded.

“Junior Constituent” means any Person holding a Claim (including an Equity Claim) or right against the Company which is, either pursuant to any contract or otherwise pursuant to any applicable law (including, without limitation, the CCAA) subordinate in priority to the Noteholder Claims or otherwise not entitled to any distribution pursuant to the Plan until the Noteholder Claims have been paid in full, but only in respect of such Claim or right of such Person.

“Law” or “Laws” means any law, statute, order, decree, consent decree, judgment, rule regulation, ordinance or other pronouncement having the effect of law whether in Canada, the United States, Hong Kong, the PRC, or any other country, or any domestic or foreign state, county, province, city or other political subdivision or of any Governmental Entity.

“Litigation Trust” means the litigation trust to be established pursuant to the Plan pursuant to which all claims of the Company and its Subsidiaries against any Person shall be transferred on the Implementation Date, the terms and conditions of which (including without limitation, as to the selection of counsel, the trustee, governance, the allocation of funding among claims to be pursued, and provisions prohibiting claims over or any liability against the Company, its Subsidiaries, Newco or its subsidiaries) shall be satisfactory to the Company and the Initial Consenting Noteholders, acting reasonably.

“Material” means a fact, circumstance, change, effect, matter, action, condition, event, occurrence or development that, individually or in the aggregate, is, or would reasonably be expected to be, material to the business, affairs, results of operations or financial condition of the Companies (taken as a whole).

“Material Adverse Effect” means a fact, event, change, occurrence, circumstance or condition that, individually or together with any other event, change or occurrence, has or would reasonably be expected to have a material adverse impact on the assets, condition (financial or otherwise), business, liabilities, obligations (whether absolute, accrued, conditional or otherwise) or operations of the Companies (taken as a whole); provided, however, that a Material Adverse Effect shall not include and shall be deemed to exclude the impact of any fact, event, change, occurrence, circumstance or condition resulting from or relating to: (A) changes in Laws of general applicability or interpretations thereof by courts or Governmental Entities or regulatory authorities, which changes do not have a Material disproportionate effect on the Companies (taken as a whole), (B) any change in the forestry industry generally, which does not have a Material disproportionate effect on the Companies (taken as a whole) (relative to other industry participants operating primarily in the PRC), (C) actions and omissions of any of the Companies required pursuant to this Agreement or taken with the prior written consent of the Initial Consenting Noteholders, (D) the effects of compliance with this Agreement, including on the operating performance of the Companies, (E) the negotiation, execution, delivery, performance, consummation, potential consummation or public announcement of this Agreement or the transactions contemplated by this Agreement, (F) any change in U.S. or Canadian interest rates or currency exchange rates unless such change has a Material disproportionate effect on the Companies (taken as a whole), and (G) general political, economic or financial conditions in Canada, the United States, Hong Kong or the PRC, which changes do not have a Material disproportionate effect on the Companies (taken as a whole).

“Meeting Order” means the Order of the Court establishing the procedures for voting on the Plan, which shall be in form and substance satisfactory to the Company and the Initial Consenting Noteholders, each acting reasonably, and as the same may be amended by the Court or with the consent of the Company and the Initial Consenting Noteholders, each acting reasonably.

“Moelis” means, collectively, Moelis & Company LLC and Moelis and Company Asia Limited, in their capacity as financial advisor to the Initial Consenting Noteholders.

“Monitor” means the monitor to be appointed by the Court pursuant to the Initial Order.

“New Management Plan” means the new management incentive plan and director compensation plan in respect of Newco, on terms and conditions acceptable to the Initial Consenting Noteholders.

“Newco Shares” means the common shares of Newco that are issued and outstanding as of the Effective Time.

“Note indentures” means collectively the 2013 Note Indenture, the 2014 Note Indenture, the 2016 Note Indenture, and the 2017 Note Indenture.

“Noteholder Claim” means any Claim of any Person (including, without limitation, any current or former Noteholder or trustee, agent or intermediary) in respect of or in relation to the Notes, including without limitation, all principal, Accrued Interest and any other amounts payable pursuant to the Notes, the Note Indentures and any agreement or instrument pursuant or ancillary thereto (including any security or pledge in respect thereof), and any claims or rights of any Person against any Subsidiary under, pursuant to or in respect of any guarantee, indemnity or similar agreement in respect of the Notes.

“Noteholder Confidentiality Agreements” means, collectively, any and all the confidentiality and non-disclosure agreements that have been entered into and are binding upon a Consenting Noteholder and the Company.

“Noteholders” means, collectively, the holders of the Notes, and “Noteholder” means any individual holder of any of the Notes.

“Notes” means, collectively, the 2013 Notes, the 2014 Notes, the 2016 Notes, and the 2017 Notes.

“Ordinary Course” means, with respect to an action taken or to be taken by the Company, or any of its Subsidiaries, that such action is consistent with the past practices of the Company, or the particular Subsidiary or Subsidiaries, as applicable, and was taken or is to be taken in the ordinary course of the normal day-to-day operations of the Company, or those particular Subsidiaries or Subsidiary, as applicable.

“Other Affected Creditors” means any Creditor (for greater certainty, not including Junior Constituents) other than. (i) a Creditor who has a Noteholder Claim, but only in respect of and to the extent of such Noteholder Claim, or (ii) a Creditor who has an Unaffected Claim, but only in respect of and to the extent of such Unaffected Claim.

“Outside Date” means November 30, 2012, as the same may be amended with the consent of the Initial Consenting Noteholders.

“Person” means any individual, sole proprietorship, limited or unlimited liability corporation, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, body corporate, joint venture, trust, pension fund, union, Governmental Entity, and a natural person including in such person’s capacity as trustee, heir, beneficiary, executor, administrator or other legal representative.

“Plan” means the plan of compromise or arrangement to be filed by the Company under the CCAA and, if determined necessary or advisable by the Company in conjunction with the CCAA Plan, and with the consent of the Advisors, the Canada Business Corporations Act for purposes of implementing the Restructuring Transaction or the Sale Transaction, as the case may be and in each case in accordance with the Transaction Terms, and as the same may be amended by the Court or with the consent of the Company and the Initial Consenting Noteholders, each acting reasonably.

“PRC” means the People’s Republic of China.

“Pro Rata” means, unless otherwise defined in the Agreement, (i) in the case of a Noteholder, the principal amount of Notes held by such Noteholder as of the Record Date in relation to the aggregate principal amount of Notes held by all Noteholders as of the Record Date, and (ii) in the in the case of a Consent Date Noteholder, the principal amount of Notes held by such Consent Date Noteholder as of the Record Date in relation to the aggregate principal amount of Notes held by all Consent Date Noteholders as of the Record Date.

“Record Date” means the record date for Noteholder Claims and Claims of Other Affected Creditors to be established in the CCAA Proceedings, which date shall be acceptable to the Company and the Initial Consenting Noteholders, each acting reasonably.

“Restricted Subsidiary” shall have the meaning given to the term in the Note Indentures, as applicable.

“Restructuring Transaction” means the restructuring transaction described by Section 1(a) hereof pursuant to which the restructuring of the Company is to be effectuated pursuant to, and in accordance with, the Plan and this Agreement.

“SAFE” means State Administration of Foreign Exchange (China).

“Sale Process Order” means the order of the Court approving the Sale Process Procedures, substantially in the form appended as Schedule D hereto, which shall be in form and substance satisfactory to the Company and the Initial Consenting Noteholders, each acting reasonably, and as the same may be amended by the Court or with the consent of the Company and the Initial Consenting Noteholders, each acting reasonably.

“Sale Process Procedures” means the sale and investor solicitation procedures for the sale of all or substantially all of the assets of the Company appended to the Sale Process Order as Schedule “A” which shall in form and substance be satisfactory to the Initial Consenting Noteholders, acting reasonably, and as the same may be amended by the Court or with the consent of the Company and the Initial Consenting Noteholders.

“Secured Newco Note” means that certain secured note (or other debt instrument) to be issued by Newco on the Implementation Date under an indenture (or other similar instrument), on terms and conditions acceptable to the Initial Consenting Noteholders, and in form and substance satisfactory to the Company, and as the same may be amended in accordance with its terms.

“Securities Legislation” means all applicable Laws, regulations, rules, policies or instruments of any securities commission, stock exchange or like body in Canada, the United States, Hong Kong or the PRC.

“Subsidiaries” means all direct and indirect subsidiaries of the Company (including the Direct Subsidiaries and the subsidiaries thereof), except for Greenheart Group Limited and its subsidiaries.

“Termination Date” means the date on which this Agreement is terminated in accordance with the provisions hereof.

“Transaction” means the Restructuring Transaction or the Sale Transaction, as the case may be.

“Transaction Terms” means the terms set out in Section 1 of this Agreement.

“Trustee” means each of the 2014 and 2017 Trustee and the 2013 and 2016 Trustee.

“Unaffected Claims” means (i) any Claims of any employee, officer or director of the Company in respect of any wages, vacation pay, bonuses or other remuneration payable to such Person by the Company; (ii) any Claims in respect of which a Charge is granted pursuant to the Initial Order; (iii) any Claim required to be paid in priority to Noteholder Claims, including in accordance with section 6(3), (5) or (6) of the CCAA; and (iv) any Claim, other than a Noteholder Claim, which is secured by a lien or encumbrance on the property of the Company, which lien is valid, perfected and enforceable pursuant to applicable law, to the extent of and limited to the value of such property.

“Voting Deadline” means the date on which votes are due in respect of the Plan, as established by the Meeting Order to be entered in the CCAA proceedings, as the same may be amended by Order of the Court or with the consent of the Company and the Initial Consenting Noteholders, each acting reasonably.

SCHEDULE C

JOINDER AGREEMENT

This Joinder to the Support Agreement (this “Joinder Agreement”) is made as of         , 2012, by and among                     (the “Consenting Party”), the Company (as defined below) and the Direct Subsidiaries (as defined therein) in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, reference is made to a certain Support Agreement dated as of March 30, 2012 by and among the Initial Consenting Noteholders (as defined therein), the Direct Subsidiaries (as defined therein) and Sino-Forest Corporation (thc “Company”), as amended, modified, supplemented or restated and in effect from time to time, the “Support Agreement”). All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Support Agreement;

WHEREAS, the Consenting Party desires to become a party to, and to be bound by the terms of, the Support Agreement; and

WHEREAS, pursuant to the terms of the Support Agreement, in order for the Consenting Party to become party to the Support Agreement, the Consenting Party is required to execute this Joinder Agreement;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Joinder and Assumption of Obligations

Effective as of the date of this Joinder Agreement, the Consenting Party hereby acknowledges that the Consenting Party has received and reviewed a copy of the Support Agreement, and hereby:

(a)	acknowledges and agrees to:

(i)	join in the execution of, and become a party to, the Support Agreement as a Consenting Noteholder thereunder, as indicated with its signature below;

(ii)	subject to subsection (iii) below, be bound by all agreements of the Consenting Noteholders under the Support Agreement with the same force and effect as if such Consenting Party was a signatory to the Support Agreement and was expressly named as a party therein; and

(iii)	assume all rights and interests and perform all applicable duties and obligations of the Consenting Noteholders under the Support Agreement other than those expressed therein to be solely the rights, interests, duties and obligations of the Initial Consenting Noteholders; and

(b)	confirms each representation and warranty of the Consenting Noteholders under the Support Agreement with the same force and effect as if such Consenting Party was a signatory to the Support Agreement and was expressly named as a party therein.

2.	Binding Effect

Except as specifically amended by this Joinder Agreement, all of the terms and conditions of the Support Agreement shall remain in full force and effect as in effect prior to the date hereof.

3.	Miscellaneous

(a)	This Joinder Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. Delivery of an executed signature page of this Joinder Agreement by email or facsimile transmission will be effective as delivery of a manually executed counterpart hereof.

(b)	This Joinder Agreement expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)	Any determination that any provision of this Joinder Agreement or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Joinder Agreement.

(d)	This Joinder Agreement shall be governed by, construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein (excluding any conflict of laws rule or principle which might refer such construction to the laws of another jurisdiction) and all actions or proceedings arising out of or relating to this Joinder Agreement shall be heard and determined exclusively in the courts of the Province of Ontario.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first written above.

STRICTLY CONFIDENTIAL

Name of Consenting Noteholder:

Per:
Name:
Title:

Jurisdiction of residence for legal purposes:

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Securities subject to this Support Agreement	6.25% Notes	10.25% Notes	4.25% Notes	5% Notes
Original Face Amount of Notes on [•], 2012

STRICTLY CONFIDENTIAL

STRICTLY CONFIDENTIAL

Accepted and agreed to as of the date first above written.

SINO-FOREST CORPORATION

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SINO-PANEL HOLDINGS LIMITED

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SINO-GLOBAL HOLDINGS INC.

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SINO-PANEL CORPORATION

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SINO-WOOD PARTNERS, LIMITED

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SINO-CAPITAL GLOBAL INC.

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SINO-FOREST INTERNATIONAL (BARBADOS) CORPORATION

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SINO-FOREST RESOURCES INC.

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SCHEDULE D

FORM OF SALE PROCESS ORDER

Court File No.

ONTARIO

SUPERIOR COURT OF JUSTICE

COMMERCIAL LIST

THE HONOURABLE MR.	)	FRIDAY, THE 30th
)
JUSTICE MORAWETZ	)	DAY OF MARCH, 2012

IN THE MATTER OF THE COMPANIES’ CREDITORS

ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED

AND IN THE MATTER OF A PLAN OF COMPROMISE OR

ARRANGEMENT OF SINO-FOREST CORPORATION

SALE PROCESS ORDER

THIS APPLICATION, made by Sino-Forest Corporation (the “Applicant”), pursuant to the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended (the “CCAA”) was heard this day at 330 University Avenue, Toronto, Ontario.

ON READING the affidavit of W. Judson Martin sworn March 30, 2012 and the Exhibits thereto and the Pre-Filing Report of the Proposed Monitor, FTI Consulting Canada Inc. (“FTI”), and on hearing the submissions of counsel for the Applicant, the Applicant’s board of directors, FTI, the Ad Hoc Noteholders, and no one else appearing for any other party,

DEFINED TERMS

1. THIS COURT ORDERS that unless otherwise defined in this Order, all capitalized terms used in this Order shall have the meanings ascribed to such terms in the Initial Order granted in these proceedings on March 30, 2012.

SERVICE

2. THIS COURT ORDERS that the time for service of the Notice of Application and the Application Record is hereby abridged and validated so that this Application is properly returnable today and hereby dispenses with further service thereof.

SALE PROCESS

3. THIS COURT ORDERS AND DIRECTS that sale process procedures substantially in the form attached hereto as Schedule “A”, together with all schedules, appendices and exhibits thereto (collectively, the “Sale Process Procedures”), are hereby approved and the Applicant, the Monitor and the Financial Advisor are authorized and directed to perform each of their obligations thereunder and to do all things reasonably necessary to perform their obligations thereunder.

4. THIS COURT ORDERS that each of the Monitor and the Financial Advisor, and their respective affiliates, partners, directors, employees, agents and controlling persons shall have no liability with respect to any and all losses, claims, damages or liabilities, of any nature or kind, to any person in connection with or as a result of the Sale Process Procedures, except to the extent such losses, claims, damages or liabilities result from the gross negligence or wilful misconduct of the Monitor or the Financial Advisor, as applicable, in performing its obligations under the Sale Process Procedures (as determined by this Court).

GENERAL

5. THIS COURT ORDERS that the Applicant and the Monitor may from time to time apply to this Court for advice and directions with respect to any matter relating to this Order and the Sale Process Procedures and their powers and duties in relation thereto.

2

6. THIS COURT ORDERS that each of the Applicant and the Monitor be at liberty and are hereby authorized and empowered to apply to any court, tribunal, regulatory or administrative body, wherever located, for the recognition of this Order and for assistance in carrying out the terms of this Order.

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Schedule “A”

SING-FOREST CORPORATION

Sale Process Procedures

On March 30, 2012, Sino-Forest Corporation (“SFC”) obtained an initial order (the “Initial Order”) under the Companies’ Creditors Arrangement Act (“CCAA”) from the Ontario Superior Court of Justice (Commercial List) (the “Court”).

On March 30, 2012, SFC also obtained a sale process order (the “Sale Process Order”) under the CCAA from the Court approving the sale solicitation process (the “Sale Process”) and the procedures to be followed with respect to the Sale Process set forth herein (the “Sale Process Procedures”) to determine whether a Successful Bid (as defined herein) can be obtained.

Set forth below are the Sale Process Procedures to be followed with respect to the Sale Process to be undertaken to seek a Successful Bid, and if there is a Successful Bid, to complete the transactions contemplated by the Successful Bid.

All dollar amounts expressed herein, unless otherwise noted, are in United States currency. Unless otherwise indicated herein any event that occurs on a day that is not a Business Day shall be deemed to occur on the next Business Day. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed thereto in Schedule “A”.

Solicitation Process

(1) The Sale Process Procedures set forth herein describe, among other things, (a) the Assets available for sale, (b) the manner in which prospective bidders may gain access to or continue to have access to due diligence materials concerning SFC, the Assets, and the SFC Business, (c) the manner in which bidders and bids become Qualified Bidders and Qualified Bids, respectively, (d) the receipt and negotiation of bids received, (e) the ultimate selection of a Successful Bidder, and (f) the approval thereof by the Court (collectively, the “Solicitation Process”).

(2) SFC, in consultation with the Financial Advisor, and with oversight by the Monitor, shall conduct the Sale Process Procedures and the Solicitation Process as outlined herein. Certain stages of the Sale Process Procedures may be conducted by SFC simultaneously to the preparation, solicitation or confirmation of a CCAA Plan by SFC. In addition, the closing of any sale may involve additional intermediate steps or transactions to facilitate consummation of such sale, including additional Court filings. If there is disagreement or clarification required as to the interpretation or application of these Sale Process Procedures, the Court will have jurisdiction to hear such matter and provide advice and directions, upon application of the Monitor, SFC or the Initial Consenting Noteholders with a hearing on no less than three (3) Business Days notice.

CCAA Plan

(3) The sale of the Assets to the Successful Bidder, if any, will be completed pursuant to a plan of compromise and arrangement pursuant to the CCAA, such plan to be in form and substance acceptable to SFC and the Initial Consenting Noteholders (the “CCAA Plan”).

“As Is, Where Is”

(4) The sale of the Assets will be on an “as is, where is” basis and without surviving representations or warranties of any kind, nature, or description by the Financial Advisor, the Monitor, SFC or any of their respective agents, estates, advisors, professionals or otherwise, except to the extent set forth in a definitive purchase agreement with a Successful Bidder.

Free Of Any And All Claims And Interests

(5) The sale of the Assets to the Successful Bidder, if any, will result in all of the rights, title and interests of SFC in and to the Assets to be acquired being transferred free and clear of all pledges, liens, security interests, encumbrances, claims, charges, options, and interests thereon and there against (collectively, the “Claims and Interests”) pursuant to an approval and vesting order made by the Court. Contemporaneously with such approval and vesting order being made, all such Claims and Interests shall attach to the net proceeds of the sale of such property (without prejudice to any claims or causes of action regarding the priority, validity or enforceability thereof), except to the extent otherwise set forth in the relevant definitive purchase agreement with a Successful Bidder.

Publication Notice

(6) Within seven (7) days of the date the Sale Process Order is granted, (i) the Monitor shall cause a notice of the Sale Process to be published in The Globe and Mail and The Wall Street Journal, which notice shall be in substantially similar form as attached hereto as Schedule “B”; and (ii) SEC shall issue a press release regarding the Sale Process through Canada Newswire, designating dissemination in Canada and major financial centers in the United States.

(7) [Intentionally deleted]

Solicitation of Interest

(8) As soon as reasonably practicable after the granting of the Sale Process Order, SFC, in consultation with the Financial Advisor and the Monitor, will prepare (if not already prepared) an initial offering summary (the “Teaser Letter”) notifying prospective purchasers of the Assets (both strategic and financial parties (including existing shareholders and noteholders of SFC and parties proposed by the Noteholder Advisors)) of the existence of the Solicitation Process and inviting prospective purchasers to express their interest in making an offer for the Assets.

Participation Requirements

(9) Unless otherwise ordered by the Court, or otherwise determined by SFC (in consultation with the Monitor), in order to participate in the Solicitation Process, each interested person (a “Potential Bidder”) must deliver to the Financial Advisor with a copy to the Monitor and the other parties listed on Schedule “C” at the addresses specified in Schedule “C” (by email), prior to the distribution of any confidential information by the Financial Advisor to a Potential Bidder, the following documents (the “Participation Materials”):

(a)	an executed Confidentiality Agreement;

(b)	a specific indication of anticipated sources of capital for the Potential Bidder and, if requested by SFC, in consultation with the Monitor and the Financial Advisor, preliminary evidence of the availability of such capital, or such other form of financial disclosure and credit support or enhancement that will allow SFC, in consultation with the Monitor and the Financial Advisor, to make, in its reasonable business judgment, a determination as to the Potential Bidder’s financial and other capabilities to consummate an acquisition of the Assets; and

(c)	a letter setting forth the identity of the Potential Bidder, the contact information for such Potential Bidder and, if requested by SFC, in consultation with the Monitor and the Financial Advisor, full disclosure of the direct and indirect owners of the Potential Bidder and their principals.

(10) If it is determined by SFC, after consultation with the Monitor and the Financial Advisor, that a Potential Bidder (i) has bona fide interest in an acquisition of the Assets; (ii) has the financial capability to consummate such a transaction based on such Potential Bidder’s financial information; and (iii) has provided all of the Participation Materials, such Potential Bidder will be deemed a “Phase 1 Qualified Bidder”. The Financial Advisor will promptly notify the Potential Bidder of such determination, and will inform the Noteholder Advisors of any such determination with respect to a Potential Bidder.

(11) The determination as to whether a Potential Bidder is a Phase 1 Qualified Bidder will be made as promptly as practicable after a Potential Bidder delivers all of the Participation Materials.

(12) If there is no Phase l Qualified Bidder by the end of Phase 1, SFC shall, in consultation with the Monitor, the Financial Advisor and the Noteholder Advisors, (a) forthwith terminate the Sale Process; and (b) as soon as reasonably practicable take such steps (including bringing motions, holding meetings of creditors, etc.) as may be necessary to complete the Restructuring Transaction.

(13) If the Sale Process has been terminated as provided in section 12, the Financial Advisor shall notify each Potential Bidder that submitted Participation Materials that the Sale Process has been terminated.

Confidential Information Memorandum and Due Diligence for Phase 1 Qualified Bidders

(14) The Confidential Information Memorandum will be made available by the Financial Advisor to Phase 1 Qualified Bidders as soon as practicable after the determination that such party is a Phase 1 Qualified Bidder.

(15) During Phase 1, SFC shall afford each Phase 1 Qualified Bidder (including, for greater certainty, its potential lenders or financiers and its financial and legal advisors, provided however, that such persons have also signed a Confidentiality Agreement (or are representatives for whom the relevant Phase 1 Qualified Bidder is responsible under its Confidentiality Agreement)) access to such due diligence materials and information relating to the Assets and the SFC Business as SFC, in its reasonable business judgment, in consultation with the Monitor and the Financial Advisor, deems appropriate, and which may include discussions with the Financial Advisor and SFC’s legal advisors. Unless otherwise determined by SFC, in consultation with the Monitor and the Financial Advisor, Phase 1 Qualified Bidders will not be provided access to the Data Room.

(16) The Monitor, the Financial Advisor and SFC make no representation or warranty as to the information in the materials provided, except, in the case of SFC, to the extent contemplated under any definitive purchase agreement with a Successful Bidder. A copy of the Confidential Information Memorandum shall be provided to the Noteholder Advisors pursuant to their confidentiality agreements with SFC.

Phase 1

Seeking Letters of Intent by the Phase 1 Qualified Bidders

(17) For the period following the date of the Sale Process Order until the Phase 1 Bid Deadline (as defined below) (“Phase 1”), SFC and the Financial Advisor, under the supervision of the Monitor, will solicit non-binding letters of intent from Phase 1 Qualified Bidder to acquire the Assets from SFC pursuant to a CCAA Plan (each, a “Letter of Intent”).

(18) A Phase 1 Qualified Bidder that desires to continue to participate in the Solicitation Process shall deliver written copies of a Letter of Intent to SFC through the Financial Advisor with a copy to the Monitor and the other parties listed on Schedule “C” at the addresses specified in Schedule “C” (by email) so as to be received by all such parties not later than 5:00 p.m. (Toronto time) on June 28, 2012 (the “Phase 1 Bid Deadline”).

Qualified Letters of Intent

(19) A Letter of Intent will be considered a Qualified Letter of Intent only if it is submitted on or before the Phase 1 Bid Deadline by a Phase 1 Qualified Bidder and contains the following information (a “Qualified Letter of Intent”):

(a)	a statement that the Phase 1 Qualified Bidder is offering to acquire the Assets from SFC pursuant to a CCAA Plan for consideration not less than the Qualified Consideration (a “Sale Proposal”);

(b)	a specific indication of (i) the purchase price range expressed in United States dollars (including details of liabilities to be assumed by the Phase 1 Qualified Bidder and the projected net proceeds to be received by SFC on closing); (ii) the structure and financing of the transaction (including, but not limited to, the sources of financing for the purchase price, preliminary evidence of the availability of such financing and the steps necessary and associated timing to obtain the financing and consummate the proposed transaction and any related contingencies, as applicable); (iii) an outline of the Phase 1 Qualified Bidder’s plans for the SFC Business for the first 12 months after completion of the transaction; (iv) the Phase 1 Qualified Bidder’s expectations regarding the continued employment of the employees of the direct and indirect subsidiaries of SFC; (v) the general terms of any new agreements or arrangements to be entered into with any current or former employees of SFC and its direct and indirect subsidiaries; (vi) any anticipated corporate, shareholder, internal, regulatory or other approvals required to close the transaction and the anticipated time frame and any anticipated impediments for obtaining such approvals; (vii) a description of any additional due diligence required or desired to be conducted during Phase 2; (viii) any conditions to closing that the Phase 1 Qualified Bidder may wish to impose; and (ix) any other terms or conditions of the Sale Proposal which the Phase 1 Qualified Bidder believes are material to the transaction; and

(c)	such other information reasonably requested by SFC, in consultation with the Monitor and the Financial Advisor.

(20) SFC, in consultation with the Monitor and the Financial Advisor, will assess each such Letter of Intent received by the Phase 1 Bid Deadline, if any, and determine whether it is a Qualified Letter of Intent. Such determination will be made as promptly as practicable but no later than seven (7) Business Days after the receipt of any such Letter of Intent. For the purpose of such consultations and assessments, SFC, the Financial Advisor and/or the Monitor may seek clarification from any Phase 1 Qualified Bidder with respect to the terms of such Letter of Intent.

(21) Notwithstanding section 19, in respect of any non-compliant Letter of Intent, SFC may, in consultation with the Monitor and the Financial Advisor, waive compliance with any one or more of the requirements specified herein and deem such non-compliant Letter of Intent to be a Qualified Letter of Intent; provided that, SFC shall not, without the consent of the Monitor and the Initial Consenting Noteholders, waive the requirement that the consideration offered by the Phase 1 Qualified Bidder must be not less than the Qualified Consideration. A Phase 1 Qualified Bidder shall only be deemed a “Qualified Bidder” if it submits a Qualified Letter of Intent.

(22) If SFC (a) has received one or more Qualified Letters of Intent prior to the Phase 1 Bid Deadline; and (b) in consultation with the Monitor and the Financial Advisor, determines that there is a reasonable prospect of obtaining a Qualified Bid, the Sale Process will continue until the Phase 2 Bid Deadline in accordance with these Sale Process Procedures (“Phase 2”).

(23) Subject to the terms of the Sale Process Order, SFC shall, in consultation with the Monitor, the Financial Advisor and the Noteholder Advisors, terminate the Sale Process at the end of Phase 1 if:

(a)	no Qualified Letter of Intent was received by SFC by the Phase 1 Bid Deadline;

(b)	SFC, in consultation with the Monitor and the Financial Advisor, determines that there is no reasonable prospect that any Qualified Letter of Intent received will result in a Qualified Bid that is likely to be consummated; or

(c)	SFC, in consultation with the Monitor and the Financial Advisor, determines that continuing with the Sale Process is not in the best interests of SFC.

(24) If the Sale Process is terminated by SFC in accordance with section 23, or pursuant to an order of the Court, SFC shall, as soon as reasonably practicable, take such steps (including bringing motions, holding meetings of creditors, etc.) as may be necessary to complete the Restructuring Transaction

(25) If the Sale Process has been terminated as provided in section 23, the Financial Advisor shall notify each Phase I Qualified Bidder that submitted a Letter of Intent that the Sale Process has been terminated.

Phase 2

Seeking Qualified Bids by Qualified Bidders

(26) A Qualified Bidder wishing to continue to participate in the Solicitation Process must deliver written copies of a Qualified Bid to SFC through the Financial Advisor with a copy to the Monitor and the other parties listed on Schedule “C” at the addresses specified in Schedule “C” (by email) so as to be received by all such parties not later than 5:00 pm (Toronto time) on September 26, 2012 (the “Phase 2 Bid Deadline”).

(27) During Phase 2, SFC shall afford each Qualified Bidder (including, for greater certainty, its potential lenders or financiers and its financial and legal advisors, provided, however, that such persons have also signed a Confidentiality Agreement (or are representatives for whom the relevant Qualified Bidder is responsible under its Confidentiality Agreement)) access to such due diligence materials and information relating to the Assets and the SFC Business as SFC, in its reasonable business judgment, in consultation with the Monitor and the Financial Advisor, deems appropriate, including, as appropriate, meetings with senior management of SFC, access to the Data Room and site tours.

(28) The Monitor, the Financial Advisor and SFC make no representation or warranty as to the information in the materials provided, except, in the case of SFC, to the extent contemplated under any definitive purchase agreement with a Successful Bidder.

Qualified Bids

(29) SFC shall make available to each Qualified Bidder a form of purchase agreement developed by SFC in consultation with the Monitor and the Financial Advisor (the “Form of Purchase Agreement”) no later than 20 days after the Phase 1 Bid Deadline.

(30) A bid submitted by a Qualified Bidder will be considered a Qualified Bid only if it complies with all of the following (a “Qualified Bid”):

(a)	it includes a letter stating that the Qualified Bidder’s bid is irrevocable until the earlier of (x) the approval by the Court of the Successful Bid by the Successful Bidder and (y) the Outside Date, provided that if such Qualified Bidder is selected as the Successful Bidder, its offer shall remain irrevocable until the earlier of (i) the closing of the sale of the Assets to the Successful Bidder and (ii) the Outside Date;

(b)	it includes a duly authorized and executed purchase agreement substantially in the form of the Form of Purchase Agreement, including the purchase price, expressed in United States dollars, the net proceeds to be paid to SFC on closing, together with all exhibits and schedules thereto, and such ancillary agreements as may be required by the Qualified Bidder with all exhibits and schedules thereto as well as copies of such materials marked to show those amendments and modifications to the Form of Purchase Agreement and such ancillary agreements;

(c)	it provides for the acquisition of the Assets from SFC pursuant to a CCAA Plan for consideration not less than the Qualified Consideration;

(d)	it includes written evidence of a firm, irrevocable commitment for all required funding and/or financing to consummate the proposed transaction, including the sources and uses of capital, or other evidence satisfactory to SFC, in consultation with the Monitor and the Financial Advisor that will allow SFC, in consultation with the Monitor and the Financial Advisor, to make a reasonable determination as to the Qualified Bidder’s financial and other capabilities to consummate the transaction contemplated by the bid;

(e)	it is not conditioned on (i) the outcome of unperformed due diligence by or on behalf of the Qualified Bidder and/or (ii) obtaining any financing or capital;

(f)	it outlines any anticipated regulatory and other approvals required to close the transaction and the anticipated time frame and any anticipated impediments for obtaining such approvals;

(g)	it provides a timeline to closing that is no later than the Outside Date, with critical milestones;

(h)	it fully discloses the identity of each entity that is bidding or that will be sponsoring, participating or beneficially interested in the bid, and the complete terms of any such sponsorship, participation or beneficial interest;

(i)	it includes an acknowledgement and representation that the Qualified Bidder (i) has relied solely upon its own independent review, investigation and/or inspection of the documents andior the assets to be acquired and liabilities to be assumed in making its bid; (ii) did not rely upon any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express or implied (by operation of law or otherwise), regarding the Assets to be acquired or liabilities to be assumed or the completeness of any information provided in connection therewith, except as expressly stated in the purchase agreement; (iii) is a sophisticated party capable of making its own assessments in respect of making its bid; and (iv) has had the benefit of independent legal advice in connection with its bid,

(j)	it includes evidence, in form and substance reasonably satisfactory to SFC, in consultation with the Monitor and the Financial Advisor, of authorization and approval from the Qualified Bidder’s board of directors (or comparable governing body) with respect to the submission, execution, delivery and closing of the transaction contemplated by the bid;

(k)	it is accompanied by a deposit in the form of a wire transfer (to a bank account specified by the Monitor), or such other form acceptable to SFC and the Monitor, payable to the order of the Monitor, in trust, of US$10 million (or any other currency acceptable to the Monitor) to be held and dealt with in accordance with these Sale Process Procedures (the “Deposit”);

(l)	if the Qualified Bidder is an entity newly formed for the purpose of the transaction or otherwise has limited net assets and/or operating history, the bid shall contain an equity or debt commitment letter from the parent entity or sponsor, which is satisfactory to SFC, in consultation with the Monitor and the Financial Advisor;

(m)	it contains any other information reasonably requested by SFC, in consultation with the Monitor and the Financial Advisor; and

(n)	it is received by the Phase 2 Bid Deadline and otherwise in accordance with section 26; provided, however, that SFC reserves the right following the Phase 2 Bid Deadline to conduct negotiations with each Qualified Bidder with respect to the terms and provisions of a bid and any qualifications or modifications that SFC, in consultation with the Monitor and the Financial Advisor, may seek in order for such bid to be classified as a Qualified Bid.

(31) Notwithstanding section 30, in respect of any non-compliant bid, SFC may, with the consent of the Monitor, waive compliance with any one or more of the requirements specified herein; provided, however, if such consent is not obtained, SFC may seek authority from the Court to waive compliance with any one or more of the requirements specified herein, provided that, in no circumstances shall the requirements in Sections (30)(a) (only with respect to the requirement that if such Qualified Bidder is selected as the Successful Bidder, its offer shall remain irrevocable until the earlier of (i) the closing of the sale of the Assets to the Successful Bidder and (ii) the Outside Date), (30)(c), (30)(d), (30)(g), (30)(k) and (30)(n) be waived, without the consent of the Monitor and the Initial Consenting Noteholders.

(32) SFC will, in consultation with the Monitor, the Financial Advisor and the Noteholder Advisors, review each bid received by the Phase 2 Bid Deadline, if any, as set forth herein, and determine whether it is a Qualified Bid. Such determination will be made as promptly as practicable but no later than seven (7) Business Days after the receipt of any such bid.

No Qualified Bids

(33) If at any point during the Sale Process, SFC determines, in consultation with the Monitor, the Financial Advisor and the Noteholder Advisors, that a Qualified Bid will not be obtained by the Phase 2 Bid Deadline, SFC shall (a) forthwith terminate the Sale Process; and (b) as soon as reasonably practicable take such steps (including bringing motions, holding meetings of creditors, etc.) as may be necessary to complete the Restructuring Transaction.

(34) If the Sale Process has been terminated as provided in section 33, the Financial Advisor shall notify each Qualified Bidder that the Sale Process has been terminated .

Evaluation and Selection of Successful Bid

(35) Evaluation criteria with respect to a Qualified Bid may include, but are not limited to items such as: (a) the purchase price (including assumed liabilities and other obligations to be performed or assumed by the bidder) and the net cash proceeds provided by such bid; (b) the claims likely to be created by such bid in relation to other bids; (c) the counterparties to, and the parties beneficially interested in, the transaction; (d) the proposed revisions to the Form of Purchase Agreement and the terms of the transaction documents (any such revisions to be acceptable to SFC in consultation with the Monitor and the Financial Advisor); (e) other factors affecting the speed, certainty and value of the transaction (including any regulatory or other approvals required to close the transaction); (f) the bidder’s plans for the SFC Business for the first 12 months after completion of the transaction; (g) the bidder’s expectations regarding the continued employment of the employees of the direct and indirect subsidiaries of SFC; (b) the terms of any new agreements or arrangements to be entered into with any current or former employees of the SFC and its direct and indirect subsidiaries; and (i) the likelihood and timing of consummating the transaction.

(36) If one or more Qualified Bids is received, SFC will, after consultation with the Monitor and the Financial Advisor, identify the highest or otherwise most favourable Qualified Bid (the “Selected Superior Offer”) by October 5, 2012. SFC shall then finalize a definitive agreement in respect of the Selected Superior Offer by October 17, 2012, conditional upon approval of the Court, a vote of affected creditors (if not already obtained) and on the Selected Superior Offer closing on or before the Outside Date.

(37) Once a definitive agreement has been finalized and settled in respect of the Selected Superior Offer and approved by order of the Court in accordance with the provisions hereof, the Selected Superior Offer shall be the “Successful Bid” hereunder and the Qualified Bidder who made the Selected Superior Offer shall be the “Successful Bidder” hereunder.

(38) All Qualified Bids (other than the Successful Bid) shall be deemed rejected by SFC on and as of the date of approval of the Successful Bid by order of the Court.

(39) Notwithstanding anything contained herein, SFC, in consultation with the Monitor, the Financial Advisor and the Noteholder Advisors, may terminate the Sale Process at any time and may reject one or more Qualified Bids, if SFC, in consultation with the Monitor and the Financial Advisor, determines that the Sale Process or any such Qualified Bid is not in the best interests of SFC.

(40) If the Sale Process is terminated by SFC in accordance with section 39, SFC shall as soon as reasonably practicable take such steps (including bringing motions, holding meetings of creditors, etc.) as may be necessary to complete the Restructuring Transaction.

(41) If the Sale Process has been terminated as provided in section 39, the Financial Advisor shall notify each Qualified Bidder that the Sale Process has been terminated.

Approval Motion

(42) The hearing to, among other things, (a) approve the Successful Bid; (b) authorize SFC’s entering into of agreements with respect to the Successful Bid; and (c) authorize SFC’s completing the transaction contemplated thereby including, without limitation, seeking an order directing that a meeting of creditors of SFC be held to consider the CCAA Plan to implement the Successful Bid (the “Approval Motion”) will be held on a date to be scheduled by the Court upon application by SFC. Subject to SFC’s covenants under the Support Agreement, the Approval Motion may be adjourned or rescheduled by SFC with the consent of the Monitor, without further notice by an announcement of the adjourned date at the Approval Motion. If the Successful Bid is not, or, in the reasonable determination of SFC, in consultation with the Monitor and the Financial Advisor, is not likely to be, consummated on or before Outside Date, then SFC shall, and any other party in interest may, seek direction from the Court in regard to the Sale Process, after notice and a hearing, subject to the respective rights of SFC and all parties in interest, including the Initial Consenting Noteholders, to be heard regarding such relief.

(43) If following approval of the Successful Bid by the Court, the Successful Bidder fails to consummate the transaction for any reason, SFC shall as soon as reasonably practicable after such failure take such steps (including bringing motions, holding meetings of creditors, etc.) as may be necessary to complete the Restructuring Transaction.

Deposits

(44) All Deposits shall be retained by the Monitor and invested in an interest bearing (if available) trust account. If there is a Successful Bid, the Deposit (plus any accrued interest) paid by the Successful Bidder whose bid is approved at the Approval Motion shall be non-refundable and applied to the purchase price to be paid by the Successful Bidder upon closing of the approved transaction. The Deposits (plus any accrued interest) of Qualified Bidders not selected as the Successful Bidder shall be returned to such bidders within five (5) Business Days of the date upon which the Successful Bid is approved by the Court. If there is no Successful Bid, all Deposits (plus any accrued interest) shall be returned to the bidders within five (5) Business Days of the date upon which the Sale Process is terminated in accordance with these Sale Process Procedures.

(45) If a Successful Bidder breaches its obligations to close the transaction subsequent to the approval by the Court of the Successful Bid, it shall forfeit the Deposit, provided however, that the forfeit of such Deposit shall be in addition to, and not in lieu of, any other rights in law or equity that SFC has against such breaching entity.

Approvals

(46) For greater certainty, the approvals required pursuant to the terms hereof are in addition to, and not in substitution for, any other approvals required by the CCAA or any other statute or as otherwise required at law in order to implement the Successful Bid.

Amendments/Extensions of Time

(47) There shall be no amendments to this Sale Process, including, for greater certainty the process and procedures set out herein, without the prior written consent of the Monitor and the Initial Consenting Noteholders unless otherwise ordered by the Court upon application and appropriate notice, including to the Initial Consenting Noteholders, the Noteholder Advisors and each of the parties listed in Schedule “C”. Dates or deadlines set forth herein may be amended or extended by SFC with the prior written consent of the Monitor and the Initial Consenting Noteholders, unless otherwise ordered by the Court upon application and appropriate notice, including to the Initial Consenting Noteholders, the Noteholder Advisors and each of the parties listed in Schedule “C”. Notwithstanding the foregoing, SFC may, in consultation with the Monitor and the Financial Advisor, decrease the length of time of Phase 1, and increase or decrease the length of time of Phase 2; provided that in no case shall the number of days in Phases 1 and 2 exceed 180 days in the aggregate.

Consultation

(48) SFC will keep the Noteholder Advisors generally informed regarding the status of the Sale Process and, if determined advisable by SFC in its discretion, may, in consultation with the Monitor and the Financial Advisor, provide the Noteholder Advisors with an opportunity for the Noteholder Advisors to participate in material discussions with interested parties in relation to the Sale Process.

Initial Consenting Noteholder Consent

(49) For the purposes of these Sale Process Procedures, any matter requiring agreement, waiver, consent or approval of the consent of the Initial Consenting Noteholders shall require the agreement, waiver, consent or approval, as the case may be, of Initial Consenting Noteholders representing at least 66 2/3% of the aggregate principal amount of Notes held by the Initial Consenting Noteholders. SFC shall be entitled to rely on written confirmation from the Noteholder Advisors that the Initial Consenting Noteholders representing at least the foregoing percentage of the aggregate principal amount of Notes held by the Initial Consenting Noteholders have agreed, waived, consented to or approved a particular matter.

Further Orders

(50) At any time during the Sales Process, SFC or the Monitor may, following consultation with the Financial Advisor and the Noteholder Advisors, and upon notice to the Initial Consenting Noteholders, the Noteholder Advisors and each of the parties listed in Schedule “C”, apply to the Court for advice and directions with respect to the discharge of their respective powers and duties hereunder following a hearing. For greater certainty, nothing herein provides any Qualified Bidder with any rights other than as expressly set forth herein.

SCHEDULE “A”

DEFINED TERMS

In these Sale Process Procedures:

“Approval Motion” has the meaning ascribed thereto in section 42;

“Assets” means all of SFC’s right, title and interest in and to its properties, assets and rights of every kind and description (including, without limitation, all restricted and unrestricted cash, contracts, real property, receivables or other debt owed to SFC, intellectual property, the SFC name and all related marks, all of its shares in its subsidiaries (including, without limitation, all of the shares of the Direct Subsidiaries) and all intercompany debt owed to SFC, hy any of its subsidiaries), other than the Excluded Assets;

“Business Day” means a day (other than a Saturday or Sunday) on which banks are generally open for business in Toronto, Ontario and Hong Kong, Special Administrative Region of the People’s Republic of China;

“CCAA” has the meaning ascribed thereto in the recitals to these Sale Process Procedures;

“CCAA Plan” has the meaning ascribed thereto in section 3;

“Claims and Interest” has the meaning ascribed thereto in section 5;

“Confidential Information Memorandum” means the memorandum relating to the SFC Business and the opportunity to acquire the Assets to be distributed to Phase 1 Qualified Bidders as part of the Sale Process;

“Confidentiality Agreement” means an executed confidentiality agreement in favor of SFC, in form and substance satisfactory to the Monitor, the Financial Advisor and SFC, which shall inure to the benefit of SFC and any purchaser of the Assets (including a purchaser pursuant to the Restructuring Transaction);

“Consenting Noteholders” has the meaning ascribed thereto in the Support Agreement;

“Court” has the meaning ascribed thereto in the recitals to these Sale Process Procedures;

“Data Room” means the virtual data room maintained by SFC through the facilities of Merrill Corporation.

“Deposit” has the meaning ascribed thereto in section 30(k);

“Direct Subsidiaries” means Sino-Panel Holdings Limited, Sino-Global Holdings Inc., Sino-Panel Corporation, Sino-Wood Partners, Sino-Capital Global Inc., Sino-Forest International (Barbados) Corporation and Sino-Forest Resources Inc. (BVI);

“Excluded Assets” means cash equal to $20 million, the claims of SFC to be transferred to the Litigation Trust and any other assets and rights of SFC that are not transferred to the Successful Bidder pursuant to the Successful Bid as determined by SFC and the Successful Bidder and identified in the CCAA Plan;

“Financial Advisor” means Houlihan Lokey;

“Form of Purchase Agreement” has the meaning ascribed thereto in section 29;

“Initial Consenting Noteholders” has the meaning ascribed thereto in the Support Agreement;

“Initial Order” has the meaning ascribed thereto in the recitals to these Sale Process Procedures;

“Letter of Intent” has the meaning ascribed thereto in section 17;

“Litigation Trust” means the litigation trust to be established pursuant to the CCAA Plan pursuant to which all claims of SFC and its subsidiaries against any Person shall be transferred on the implementation date of the CCAA Plan.

“Meeting Order” means the order of the Court establishing the procedures for voting on the CCAA Plan, which shall be in form and substance satisfactory to SFC and the Noteholder Advisors, each acting reasonably, as such order may be amended at any time prior to the time the sale transaction that forms part of a Successful Bid is implemented with the consent of SFC and the Noteholder Advisors.

“Monitor” means FTI Consulting Canada Inc., in its capacity as monitor pursuant to the Initial Order and not in its personal or corporate capacity;

“NI 51-102” has the meaning ascribed thereto in section 7;

“Noteholder Advisors” means Goodmans LLP, Hogan Lovells LLP, Moelis & Company LLC and Moelis & Company Asia Limited, in their capacity as advisors to the Initial Consenting Noteholders;

“Notes” means the 5% Convertible Senior Notes due 2013 issued by SFC, the 10.25% Guaranteed Senior Notes due 2014 issued by SFC, the 4.25% Convertible Senior Notes due 2016 issued by SFC and the 6.25% Guaranteed Senior Notes due 2017 issued by SFC;

“Outside Date” means November 30, 2012, as the same may be amended with the consent of the Initial Consenting Noteholders.

“Participation Materials” has the meaning ascribed thereto in section 9;

“Person” means any individual, sole proprietorship, limited or unlimited liability corporation, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, body corporate, joint venture, trust, pension fund, union, governmental entity, and a natural person including in such person’s capacity as trustee, heir, beneficiary, executor, administrator or other legal representative;

“Phase 1” has the meaning ascribed thereto in section 17;

“Phase 1 Bid Deadline” has the meaning ascribed thereto in section 18;

“Phase 1 Qualified Bidder” has the meaning ascribed thereto in section 10;

“Phase 2” has the meaning ascribed thereto in section 22;

“Phase 2 Bid Deadline” has the meaning ascribed thereto in section 26;

“Potential Bidder” has the meaning ascribed thereto in section 9;

“Qualified Bid” has the meaning ascribed thereto in section 30;

“Qualified Bidder” has the meaning ascribed thereto in section 21;

“Qualified Consideration” means cash consideration payable to SFC (or such other form of consideration as may be acceptable to SFC and the Initial Consenting Noteholders) in an amount equal to 85% of the aggregate principal amount of the Notes, plus all accrued and unpaid interest on Notes, at the regular rates provided therefor pursuant to the Note indentures, up to and including March 30, 2012;

“Qualified Letter of Intent” has the meaning ascribed thereto in section 19;

“Restructuring Transaction” means the restructuring transaction contemplated by the Support Agreement in the event a Successful Bid is not obtained and/or SFC does not consummate the sale transaction;

“Sale Process” has the meaning ascribed thereto in the recitals to these Sale Process Procedures;

“Sale Process Order” has the meaning ascribed thereto in the recitals to these Sale Process Procedures;

“Sale Process Procedures” has the meaning ascribed thereto the recitals to these Sale Process Procedures;

“Sale Proposal” has the meaning ascribed thereto in section 19(a);

“Selected Superior Offer” has the meaning ascribed thereto in section 36;

“SFC” has the meaning ascribed thereto in the recitals to these Sale Process Procedures;

“SFC Business” means the business carried on by SFC and its direct and indirect subsidiaries;

“Solicitation Process” has the meaning ascribed thereto in section 1;

“Successful Bid” has the meaning ascribed thereto in section 37;

“Successful Bidder” has the meaning ascribed thereto in section 37;

“Support Agreement” means the support agreement dated March 30, 2012, between SFC and the Initial Consenting Noteholders and the other Consenting Noteholders, as amended from time to time;

“Teaser Letter” has the meaning ascribed thereto in section 8; and

“Voting Deadline” means the deadline for voting on the CCAA Plan, as established by the Meeting Order.

SCHEDULE “B”

FORM OF NOTICE OF SALE PROCESS

TAKE NOTICE THAT pursuant to an order (the “Order”) of the Ontario Superior Court of Justice (the “Court”) issued on March 30, 2012 under the Companies’ Creditors Arrangement Act, Sino-Forest Corporation obtained Court approval to conduct a sale solicitation process (the “Sale Process”).

Pursuant to the Sale Process, Sino-Forest Corporation’s financial advisor, Houlihan Lokey, is soliciting proposals from prospective strategic and financial parties to acquire substantially all of the property, assets and business of Sino-Forest Corporation and its subsidiaries, other than certain excluded assets. Sino-Forest Corporation is a leading commercial forest plantation operator in China. Its principal businesses include the ownership and management of tree plantations, the sale of standing timber and wood logs, and the complementary manufacturing of downstream engineered-wood products.

Interested parties can obtain additional information by contacting Houlihan Lokey at:

Houlihan Lokey

Attention: David Putnam

Telephone: +852.3551.2300

Email: dputnam@hl.com

SCHEDULE “C”

NOTICE PARTIES

1.	Sino-Forest Corporation

Room 3815-29 38/F, Sun Hung Kai Centre

30 Harbour Road, Wanchai, Hong Kong

Attention: Mr. Judson Martin, Chief Executive Officer

Email: latson-martin@sinoforest.com

2.	Houlihan Lokey

2101 Two Exchange Square, 8 Connaught Place

Central, Hong Kong

Attention: David Putnam

Email: dputnam@hl.com

3.	Bennett Jones LLP

One First Canadian Place, Suite 3400, P.O. Box 130

Toronto, Ontario M5X 1A4

Attention: Kevin J. Zych and Raj S. Sahni

Email: zychk@bennettjones.com and sahnir@bennettjones.com

4.	FTI Consulting Canada Inc.

TD Waterhouse Tower

79 Wellington Street West, Suite 2010, P.O. Box, 104

Toronto, Ontario M5K 1G8

Attention: Greg Watson

Email: greg.watson@fticonsulting.com

FIRST AMENDMENT TO THE RESTRUCTURING SUPPORT AGREEMENT

This First Amendment (this “First Amendment”) dated as of August 14, 2012, among (a) Sino-Forest Corporation (the “Company”), (b) each of the subsidiaries of the Company as listed in Schedule A (the “Direct Subsidiaries”), and (c) each of the Initial Consenting Noteholders signatories hereto, amends the Restructuring Support Agreement dated as of March 30, 2012, among the Company, the Direct Subsidiaries and the Consenting Noteholders party thereto (the “RSA”) to the extent, and on the terms and conditions, set forth herein. The Initial Consenting Noteholders, the Company and the Direct Subsidiaries are collectively referred to in this First Amendment as the “Parties” and each (including each Initial Consenting Noteholder, individually) is a “Party”.

WHEREAS the Company, the Direct Subsidiaries and the Initial Consenting Noteholders are party to the RSA, pursuant to which the Initial Consenting Noteholders agreed to support a Restructuring Transaction that is to be effected pursuant to a plan of compromise or reorganization under the Companies’ Creditors Arrangement Act (Canada), R.S.C. 1985, c. C-36, as amended (the “CCAA”) and the Canada Business Corporations Act, R.S.C. 1985, c. C-44;

AND WHEREAS the Company commenced proceedings under the CCAA on March 30, 2012 (the “CCAA Proceedings”) and intends to file the Plan pursuant to the terms of the RSA;

AND WHEREAS the version of the Plan to be filed with the Court is appended hereto as Appendix A (the “Plan”);

AND WHEREAS the Parties wish to make certain amendments to the RSA in accordance with the terms thereof and in connection with the Plan to be filed in the CCAA Proceedings;

AND WHEREAS capitalized terms used but not otherwise defined in this First Amendment shall have the meanings ascribed to them in the RSA or the Plan;

AND WHEREAS all paragraphs referenced herein are to the RSA unless stated otherwise.

NOW THEREFORE, for good and valuable consideration, the receipt of which are hereby acknowledged, the Parties hereby amend the RSA as follows:

1.	Amendments

(a) Section 1(a)(iii)(A) of the RSA is hereby amended by deleting the words “(subject to any dilution in respect of the New Management Plan)”.

(b) Section 1(a)(iii)(C) of the RSA is hereby amended by deleting the words “(if any)” and by deleting the reference to “Section 1(h)(ii)(B)” and replacing it with a reference to “Section 1(h)(ii)(A)”.

(c) Section 1(a)(iv) of the RSA is hereby deleted in its entirety.

(d) Section 1(b) of the RSA is hereby deleted in its entirety and replaced with the following:

“(b) Each Noteholder (including the Initial Consenting Noteholders) that, (i) (A) as confirmed by the Monitor on June 12, 2012, executed (I) this Agreement, (2) a support agreement with SFC and the Direct Subsidiaries in the form hereof or (3) a Joinder Agreement in the form attached hereto as Schedule C; (B) provided evidence satisfactory to the Monitor in accordance with Section 2(a) hereof of the Notes held by such Noteholder as at the Consent Date (the “Early Consent Notes”), as such list of Noteholders and Notes held has been verified and is maintained by the Monitor on a confidential basis; and (C) continues to hold such Early Consent Notes as at the Distribution Record Date; or (ii) (A) has acquired Early Consent Notes; (B) has signed the necessary transfer and joinder documentation as required by this Agreement and has otherwise acquired such Early Consent Notes in compliance with this Agreement; and (C) continues to hold such Early Consent Notes as at the Distribution Record Date (as defined in the Plan) (each a “Consent Date Noteholder”), shall receive on the Implementation Date, as additional consideration for its Notes, its Pro Rata share of 7.5% of the Newco Shares (the “Early Consent Consideration”).”

(e) Section 1(c) of the RSA is hereby amended by deleting the word “herein” and replacing it with the words “in the Plan”.

(f) Section 1(d) of the RSA is hereby deleted in its entirety and replaced with the following:

“(d) Pursuant to the Plan and the Final Order in respect of the Plan:

(i) each of the Named Directors and Officers (as defined in the Plan) shall be released from any and all claims against them in their capacities as current or former directors or officers of the Company, except that such release shall not apply to or affect: (A) any claims that cannot be compromised under section 5.1(2) of the CCAA, which claims shall be limited to recovery against any insurance proceeds payable in respect of such claims pursuant to insurance policies held by the Company or its Subsidiaries; or (B) any claims for fraud or criminal conduct.

(ii) none of the Other Directors and Officers (as defined in the Plan) shall be released from claims against them, provided that any Indemnified Noteholder Class Action Claims (as defined in the Plan) against the Other Directors and Officers shall be limited, collectively with any Indemnified Noteholder Class Action Claims against the Company, to the Indemnified Noteholder Class Action Limit (as defined in the Plan).”

(g) Section 1(e) of the RSA is hereby amended by deleting the words “provided that the aggregate amount of the Claims of the Other Affected Creditors shall not exceed $250,000, without the consent of the Company and the Initial Consenting Noteholders, acting reasonably,”.

(h) Section 1(h) of the RSA is hereby deleted in its entirety and replaced with the following:

“(h) Pursuant to the Plan, the Litigation Trust will be established on the Implementation Date for the benefit of the Affected Creditors (as defined in the Plan) and the Noteholder Class Action Claimants (as defined in the Plan), as follows:

(i) The Litigation Trust shall be funded with a cash amount acceptable to the Company, the Monitor and the Initial Consenting Noteholders (the “Funding Amount”) to be paid by the Company to the Litigation Trustee (as defined in the Plan) for the purposes of funding the Litigation Trust on the Implementation Date;

(ii) The Litigation Trust Interests (as defined in the Plan) to be created in accordance with the Plan and the Litigation Trust shall be allocated as follows:

(A) the Affected Creditors shall be collectively entitled to 75% of such Litigation Tnist Interests; and

(B) the Noteholder Class Action Claimants shall be collectively entitled to 25% of such Litigation Tnist Interests;

(iii) Notwithstanding anything to the contrary in section 1(h)(ii) hereof, if any of the Noteholder Class Action Claims against the Third Party Defendants (as defined in the Plan) are finally resolved (whether by final judgment, settlement or any other binding means of resolution) within two years of the Implementation Date, then the Litigation Trust Interests to which the applicable Noteholder Class Action Claimants would otherwise have been entitled to in respect of such Noteholder Class Action Claims pursuant to section 1(h)(ii)(B) hereof, shall instead be allocated Pro-Rata to the Affected Creditors.”

(i) Section 1(1) of the RSA is hereby deleted in its entirety.

(j) Section 5(c)(iv)(A) is hereby amended by deleting the words “July 16, 2012” and replacing them with the words “August 14, 2012”.

(k) Section 5(c)(iv)(B) is hereby amended by deleting the words “August 27, 2012” and replacing them with the words “October 5, 2012”.

(l) Section 5(c)(iv)(C) is hereby amended by deleting the words “August 31, 2012” and replacing them with the words “October 12, 2012”.

(m) Section 6(a)(ii) of the RSA is hereby amended by deleting the words “and the Contingent Value Rights”.

(n) Section 7(a)(i) of the RSA is hereby amended by deleting the words “August 31, 2012” and replacing them with the words by “October 12, 2012.

(o) Section 7(a)(v) of the RSA is hereby deleted in its entirety and replaced with the following:

“(v) the terms of employment of the senior management and officers of Newco shall be acceptable to the Initial Consenting Noteholders;”

(p) Section 7(a)(vi) of the RSA is hereby amended by deleting the words “and the Contingent Value Rights”.

(q) Schedule B to the RSA is hereby amended by deleting from the table of definitions reference to the following definitions: “Muddy Waters” and “Newco EV”.

(r) Schedule B to the RSA is hereby amended by deleting the definitions of: “Contingent Value Rights” and “Junior Constituent” in their entirety.

(s) Schedule B to the RSA is hereby amended by deleting the definition of “Litigation Trust” in its entirety and replacing it with the following:

“Litigation Trust” shall have the meaning ascribed to the term “Litigation Trust” in the Plan.

(t) Schedule B to the RSA is hereby amended by deleting the definition of “Noteholder Claim” in its entirety and replacing it with the following:

“Noteholder Claim” shall have the meaning ascribed to the term “Noteholder Claim” in the Plan.

(u) Schedule B to the RSA is hereby amended by deleting the definition of “Other Affected Creditors” in its entirety and replacing it with the following:

“Other Affected Creditor” shall have the meaning ascribed to the term “Ordinary Affected Creditor” in the Plan.

(v) Schedule B to the RSA is hereby amended by deleting the definition of “Pro Rata” in its entirety and replacing it with the following:

“Pro-Rata” shall have the meaning ascribed to the term “Pro-Rata” in the Plan.

(w) Schedule B to the RSA is hereby amended by deleting the definition of “Unaffected Claims” in its entirety and replacing it with the following

“Unaffected Claims” shall have the meaning ascribed to the term “Unaffected Claims” in the Plan.

2. Company Representations and Warranties. The Company and each of the Direct Subsidiaries hereby represent and warrant, severally and not jointly, to each Initial Consenting Noteholder (and the Company and each of the Direct Subsidiaries acknowledge that each Initial Consenting Noteholder is relying upon such representations and warranties) that:

(a) The execution, delivery and performance by the Company and each of the Direct Subsidiaries of this First Amendment:

(i) are within its corporate, partnership, limited partnership or similar power, as applicable;

(ii) have been duly authorized by all necessary corporate, partnership, limited partnership or similar action, as applicable, including all necessary consents of the holders of its equity or other participating interests, where required; and

(iii) do not (A) contravene its or any of the Subsidiaries’ certificate of incorporation, articles of amalgamation, by-laws or limited partnership agreement or other constating documents, as applicable, (B) violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to it or any of the Subsidiaries, properties or assets, or (C) result in the creation or imposition of any lien or encumbrance upon any of the property of the Company or any of its Subsidiaries.

(b) This First Amendment constitutes a valid and binding obligation of the Company and each of the Direct Subsidiaries enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general principles of equity, whether asserted in a proceeding in equity or law.

(c) The board of directors of the Company has: (i) reviewed this First Amendment; (ii) determined, in its business judgment, that the transactions contemplated by this First Amendment are in the best interests of the Company; and (iii) approved this First Amendment.

3. Initial Consenting Holder Representations and Warranties. Each Initial Consenting Noteholder hereby represents and warrants, severally and not jointly, to the Company arid the Direct Subsidiaries (and acknowledges that each of the Company arid the Direct Subsidiaries are relying upon such representations and warranties) that:

(a) The execution, delivery and performance by the Initial Consenting Noteholder of its obligations under this First Amendment:

(i) are within its corporate, partnership, limited partnership or similar power, as applicable;

(ii) have been duly authorized, by all necessary corporate, partnership, limited partnership or similar action, as applicable, including all necessary consents of the holders of its equity or other participating interests where required; and

(iii) do not (A) contravene its certificate of incorporation, articles, by-laws, membership agreement, limited partnership agreement or other constating documents, as applicable, (B) violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to it or any of its assets, or (C) conflict with or result in the breach of, or constitute a default under, or require a consent under, any contract material to the Initial Consenting Noteholder.

(b) This First Amendment constitutes a valid and binding obligation of the Initial Consenting Noteholder enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general principles of equity, whether asserted in a proceeding in equity or law.

4. Full Force and Effect. The RSA shall not be amended or otherwise modified by this First Amendment except as set forth in Section 1 of this First Amendment. Except as amended by this First Amendment, the RSA shall continue to be and shall remain in full force and effect in accordance with its terms. All references to the “Agreement”, “herein”, “hereof’, “hereunder” or words of similar import in the RSA shall be deemed to include the RSA as amended by this First Amendment. In the case of a conflict between the provisions contained in the text of the RSA (as amended hereby) and the Plan, the provisions of the Plan shall govern.

5. Reservation of Rights. Nothing contained in this First Amendment constitutes a waiver of any Default that may heretofore or hereafter occur or have occurred and be continuing under the RSA. Except as expressly provided herein, the execution and delivery of this First Amendment does not: (i) extend the terms of the RSA; (ii) give rise to any obligation on the part of any Party to extend, modify, alter, amend or waive any term or condition of RSA or otherwise prejudice any rights or remedies which any Party now has or may have in the future; or (iii) give rise to any defences, setoffs, reductions or counterclaims to any Party right to enforce, exercise and enjoy the benefits of their respective rights and remedies under the RSA.

6. Effectiveness. The Company shall disclose the existence of this First Amendment to the Court in its motion materials in respect of the Meeting Order. This First Amendment shall become effective immediately on the date that the Meeting Order is granted by the Court.

7. Miscellaneous.

(a) The headings of the Sections of this First Amendment have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

(b) Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

(c) This First Amendment shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to principles of conflicts of law. Each Party submits to the jurisdiction of the courts of the Province of Ontario in any action or proceeding arising out of or relating to this First Amendment.

(d) This First Amendment may be signed in counterparts, each of which, when taken together, shall be deemed an original. Execution of this First Amendment is effective if a signature is delivered by facsimile transmission or electronic (e.g., pdf) transmission.

[Remainder of this page intentionally left blank; signature pages follow)

Signature Page to First Amendment to the Restructuring Support Agreement

This First Amendment has been agreed and accepted on the date first written above.

SINO-FOREST CORPORATION

By:	(signed) Judson Martin
Name: Judson Martin Title: Authorized Signatory

By:
Name:
Title:

SINO-PANEL HOLDINGS LIMITED

By:	(signed) Judson Martin
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

SINO-GLOBAL HOLDINGS INC.

By:	(signed) Judson Martin
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

SINO-PANEL CORPORATION

By:	(signed) Judson Martin
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

Signature Page to First Amendment to the Restructuring Support Agreement

SINO-WOOD PARTNERS, LIMITED

By:	(signed) Judson Martin
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

SINO-CAPITAL GLOBAL INC.

By:	(signed) Judson Martin
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

SINO-FOREST INTERNATIONAL (BARBADOS) CORPORATION

By:	(signed) Judson Martin
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

Signature Page to First Amendment to the Restructuring Support Agreement

SINO-FOREST RESOURCES INC.

By:	(signed) Judson Martin
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

Signature Page to First Amendment to the Restructuring Support Agreement

STRICTLY CONFIDENTIAL

Name of Initial Consenting Noteholder:	[REDACTED]

	Per:	[REDACTED]
Name: [Redacted]
Title: [Redacted]

STRICTLY CONFIDENTIAL

Execution Copy

SECOND AMENDMENT TO THE RESTRUCTURING SUPPORT AGREEMENT

This Second Amendment (this “Second Amendment”) dated as of October 19, 2012, among (a) Sino-Forest Corporation (the “Company”), (b) each of the subsidiaries of the Company as listed in Schedule A (the “Direct Subsidiaries”), and (c) each of the Initial Consenting Noteholders signatories hereto, amends the Restructuring Support Agreement dated as of March 30, 2012, among the Company, the Direct Subsidiaries and the Consenting Noteholders party thereto, as amended by the First Amendment to the Restructuring Support Agreement dated August 14, 2012, and as may be further amended from time to time (the “RSA”) to the extent, and on the terms and conditions, set forth herein. The Initial Consenting Noteholders, the Company and the Direct Subsidiaries are collectively referred to in this Second Amendment as the “Parties” and each (including each Initial Consenting Noteholder, individually) is a “Party”.

WHEREAS the Company, the Direct Subsidiaries and the Initial Consenting Noteholders are party to the RSA, pursuant to which the Initial Consenting Noteholders agreed to support a Restructuring Transaction that is to be effected pursuant to a plan of compromise or reorganization under the Companies’ Creditors Arrangement Act (Canada), R.S.C. 1985, c. C-36, as amended (the “CCAA”) and the Canada Business Corporations Act, R.S.C. 1985, c. C-44 (the “CBCA”);

AND WHEREAS the Company commenced proceedings under the CCAA on March 30, 2012, filed a Plan of Compromise and Reorganization pursuant to the CCAA and the CBCA concerning, affecting and involving the Company (as such Plan may be amended, restated or varied from time to time, the “Plan”) pursuant to the terms of the RSA on August 14, 2012, and filed a revised Plan on August 27, 2012;

AND WHEREAS the Ontario Superior Court of Justice (Commercial List) (the “Court”) granted a Plan Filing and Meeting Order (as such Order may be amended, restated or varied from time to time, the “Meeting Order”) pursuant to which, among other things, the Company was authorized to file the Plan;

AND WHEREAS the Plan was further amended as of October 19, 2012 (a copy of which is appended hereto as Appendix A) in accordance with the terms thereof and the terms of the Meeting Order;

AND WHEREAS the Parties wish to make certain amendments to the RSA in accordance with the terms thereof and in connection with the amended Plan;

AND WHEREAS capitalized terms used but not otherwise defined in this Second Amendment shall have the meanings ascribed to them in the RSA or the Plan;

AND WHEREAS all paragraphs referenced herein are to the RSA unless stated otherwise.

NOW THEREFORE, for good and valuable consideration, the receipt of which are hereby acknowledged, the Parties hereby amend the RSA as follows:

1. Amendments

(a) Section 1(a) of the RSA is hereby amended by inserting the words “and Section 1(1)” after the words “subject to Section 1(i)”.

(b) Section 1(a)(ii) of the RSA is hereby amended by inserting the words “, but excluding its shares in SFC Escrow Co. (as defined in the Plan)” after the words “including, without limitation, all of the shares of the Direct Subsidiaries”.

(c) Section 1(c) of the RSA is hereby amended by deleting the words “(including Claims of Junior Constituents)”.

(d) Section 1 of the RSA is hereby amended by inserting new Sections 1(l) and 1(m) as follows:

“(1) Pursuant to the Plan, at any time prior to the Plan Implementation Date (as defined in the Plan), whether prior to or after the granting of the Sanction Order (as defined in the Plan), and subject to the prior written consent of the Initial Consenting Noteholders, the Company may complete a sale of all or substantially all of the SFC Assets (as defined in the Plan) on teens that are acceptable to the Initial Consenting Noteholders (an “Alternative Sale Transaction”), provided that such Alternative Sale Transaction has been approved by the Court pursuant to section 36 of the CCAA on notice to the service list.

(m) In the event of an Alternative Sale Transaction, the consideration paid or payable to the Company pursuant to the Alternative Sale Transaction (the “Alternative Sale Transaction Consideration”) will be distributed to the Persons entitled to receive Newco Shares under the Plan, and such Persons shall receive the Alternative Sale Transaction Consideration in the same proportions and subject to the same terms and conditions as are applicable to the distribution of Newco Shares under the Plan.”

(e) Section 4(b)(i) of the RSA is hereby amended by inserting the words “or Alternative Sale Transaction” after the words “the Restructuring Transaction or Sale Transaction”.

(f) Section 5(c) of the RSA is hereby amended by inserting the words “or an Alternative Sale Transaction” after the words “in respect of a Restructuring Transaction or a Sale Transaction”.

(g) Section 5(c)(iv)(B) of the RSA is hereby amended by deleting the words “October 5, 2012” and replacing them with the words “November 29, 2012”.

(h) Section S(c)(iv)(C) of the RSA is hereby amended by deleting the words “October 12, 2012” and replacing them with the words “December 17, 2012”.

(i) Section 5(d) of the RSA is hereby amended by inserting the words “any Alternative Sale Transaction” after the words “any Sale Transaction”.

(j) Section 5(n) of the RSA is hereby amended by inserting the words “or with the written consent of the Initial Consenting Noteholders and pursuant to Section 1(l) hereof’ after the words “in accordance with the Sale Process Procedures”.

(k) Section 6 of the RSA is hereby amended by inserting new Section 6(c) as follows:

“The obligations of the Consenting Noteholders under this Agreement (including, without limitation, the obligation to vote in favour of the Plan) shall be conditional upon the Initial Consenting Noteholders being satisfied with the scope of the releases set out in Section 7.1(h) of the Plan in respect of the advisors to SFC (including the SFC Advisors) and the advisors to the current board of directors of SFC.”

(l) Section 7(a)(i) of the RSA is hereby amended by deleting the words “October 12, 2012” and replacing them with the words by “December 17, 2012”, and by adding the words “or an Alternative Sale Transaction” after the words “in respect of a Restructuring Transaction”.

(m) Section 17(o) of the RSA is hereby amended by deleting “November 30, 2012” as the Outside Date and replacing it with January 15, 2013.

(n) Schedule B to the RSA is hereby amended by adding the following defined terms to the table of definitions:

Alternative Sale Transaction	Section 1(1)
Alternative Sale Transaction Consideration	Section 1(m)

(o) Schedule B to the RSA is hereby amended by deleting the definition of “Expense Reimbursement” in its entirety and replacing it with the following:

“Expense Reimbursement” means the aggregate amount of (i) the reasonable and documented fees and expenses of the Advisors, and Conyers, Dill & Pearman LLP in its capacity as legal advisor to the Initial Consenting Noteholders, pursuant to their respective engagement letters with the Company, and other advisors as may be agreed to by the Company and the Initial Consenting Noteholders and (ii) the reasonable fees and expenses of the Initial Consenting Noteholders incurred in connection with the negotiation and development of the RSA and the Plan, including in each case an estimated amount for any such fees and expenses expected to be incurred in connection with the implementation of the Plan, including in the case of (ii) above, an aggregate work fee of up to $5 million (which work fee may, at the request of the Monitor, be paid by any of the Subsidiaries instead of the Company).

(p) Schedule B to the RSA is hereby amended by adding the words “or the Alternative Sale Transaction” after the words “or the Sale Transaction” in the definition of “Transaction”

(q) Schedule B to the RSA is hereby amended by deleting the words “November 30, 2012” and replacing them with the words “January 15, 2013” in the definition of “Outside Date”.

2. Company Representations and Warranties. The Company and each of the Direct Subsidiaries hereby represent and warrant, severally and not jointly, to each Initial Consenting Noteholder (and the Company and each of the Direct Subsidiaries acknowledge that each Initial Consenting Noteholder is relying upon such representations and warranties) that:

(a) The execution, delivery and performance by the Company and each of the Direct Subsidiaries of this Second Amendment:

(i) are within its corporate, partnership, limited partnership or similar power, as applicable;

(ii) have been duly authorized by all necessary corporate, partnership, limited partnership or similar action, as applicable, including all necessary consents of the holders of its equity or other participating interests, where required; and

(iii) do not (A) contravene its or any of the Subsidiaries’ certificate of incorporation, articles of amalgamation, by-laws or limited partnership agreement or other constating documents, as applicable, (B) violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to it or any of the Subsidiaries, properties or assets, or (C) result in the creation or imposition of any lien or encumbrance upon any of the property of the Company or any of its Subsidiaries.

(b) This Second Amendment constitutes a valid and binding obligation of the Company and each of the Direct Subsidiaries enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general principles of equity, whether asserted in a proceeding in equity or law.

(c) The board of directors of the Company has: (i) reviewed this Second Amendment; (ii) determined, in its business judgment, that the transactions contemplated by this Second Amendment are in the best interests of the Company; and (iii) approved this Second Amendment.

3. Initial Consenting Holder Representations and Warranties. Each Initial Consenting Noteholder hereby represents and warrants, severally and not jointly, to the Company and the Direct Subsidiaries (and acknowledges that each of the Company and the Direct Subsidiaries are relying upon such representations and warranties) that:

(a) The execution, delivery and performance by the Initial Consenting Noteholder of its obligations under this Second Amendment:

(i) are within its corporate, partnership, limited partnership or similar power, as applicable;

(ii) have been duly authorized, by all necessary corporate, partnership, limited partnership or similar action, as applicable, including all necessary consents of the holders of its equity or other participating interests where required; and

(iii) do not (A) contravene its certificate of incorporation, articles, by-laws, membership agreement, limited partnership agreement or other constating documents, as applicable, (B) violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to it or any of its assets, or (C) conflict with or result in the breach of, or constitute a default under, or require a consent under, any contract material to the Initial Consenting Noteholder.

(b) This Second Amendment constitutes a valid and binding obligation of the Initial Consenting Noteholder enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general principles of equity, whether asserted in a proceeding in equity or law.

4. Full Force and Effect. The RSA shall not be amended or otherwise modified by this Second Amendment except as set forth in Section 1 of this Second Amendment. Except as amended by this Second Amendment, the RSA shall continue to be and shall remain in full force and effect in accordance with its terms, and the Parties hereto hereby ratify and confirm the RSA in all respects, as amended hereby. All references to the “Agreement”, “herein”, “hereof’, “hereunder” or words of similar import in the RSA shall be deemed to include the RSA as amended by this Second Amendment. In the case of a conflict between the provisions contained in the text of the RSA (as amended hereby) and the Plan, the provisions of the Plan shall govern.

5. Reservation of Rights. Nothing contained in this Second Amendment constitutes a waiver of any Default that may heretofore or hereafter occur or have occurred and be continuing under the RSA. Except as expressly provided herein, the execution and delivery of this Second Amendment does not: (i) extend the terms of the RSA; (ii) give rise to any obligation on the part of any Party to extend, modify, alter, amend or waive any term or condition of RSA or otherwise prejudice any rights or remedies which any Party now has or may have in the future; or (iii) give rise to any defences, setoffs, reductions or counterclaims to any Party right to enforce, exercise and enjoy the benefits of their respective rights and remedies under the RSA.

6. Miscellaneous

(a) The headings of the Sections of this Second Amendment have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

(b) Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

(c) This Second Amendment shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to principles of conflicts of law. Each Party submits to the jurisdiction of the courts of the Province of Ontario in any action or proceeding arising out of or relating to this Second Amendment.

(d) This Second Amendment may be signed in counterparts, each of which, when taken together, shall be deemed an original. Execution of this Second Amendment is effective if a signature is delivered by facsimile transmission or electronic (e.g., pdf) transmission.

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Execution Copy

Signature Page to Second Amendment to the Restructuring Support Agreement

This Second Amendment has been agreed and accepted on the date first written above.

SINO-FOREST CORPORATION

By:	(signed) Judson Martin
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

SINO-PANEL HOLDINGS LIMITED

By:	(signed) Judson Martin
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

SINO-GLOBAL HOLDINGS INC.

By:	(signed) Judson Martin
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

SINO-PANEL CORPORATION

By:	(signed) Judson Martin
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

Execution Copy

Signature Page to Second Amendment to the Restructuring Support Agreement

SINO-WOOD PARTNERS, LIMITED

By:	(signed) Judson Martin
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

SINO-CAPITAL GLOBAL INC.

By:	(signed) Judson Martin)
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

SINO-FOREST INTERNATIONAL (BARBADOS) CORPORATION

By:	(signed) Judson Martin
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

Execution Copy

Signature Page to Second Amendment to the Restructuring Support Agreement

SINO-FOREST RESOURCES INC.

By:	(signed) Judson Martin
Name: Judson Martin
Title: Authorized Signatory

By:
Name:
Title:

Execution Copy

Signature Page to Second Amendment to the Restructuring Support Agreement

STRICTLY CONFIDENTIAL

Name of Initial Consenting Noteholder:	[REDACTED]

	Per:	[REDACTED]
Name: [Redacted]
Title: [Redacted]

STRICTLY CONFIDENTIAL